As filed with the Securities and Exchange Commission on March 18, 2022
Registration
No. 333-254931

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form
S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Invesco Real Estate Income Trust Inc.
(Exact Name of Registrant as Specified in Governing Instruments)

2001 Ross Avenue
Suite 3400
Dallas, Texas 75201
(972)
715-7400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Invesco Advisers, Inc.
R. Scott Dennis
2001 Ross Avenue
Suite 3400
Dallas, Texas 75201
(972)
715-7400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:
Jason W. Goode
Alston & Bird LLP
1201 W. Peachtree Street NW
Atlanta, GA 30309
(404) 881-7000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 1 consists of the following:

1.	The Registrant’s final form of Prospectus dated May 14, 2021 (the “Prospectus”);

2.	Supplement No. 1 dated March 18 , 2022 to the Prospectus (“Supplement No. 1”), included herewith, which will be delivered as an unattached document along with the Prospectus;

3.	Part II, included herewith; and

4.	Signatures, included herewith.

Invesco Real Estate Income Trust Inc.
Maximum Offering of $3,000,000,000

Invesco Real Estate Income Trust Inc. invests primarily in stabilized, income-oriented commercial real estate in the United States. To a lesser extent, we also invest in real estate-related securities to provide a source of liquidity for our share repurchase plan, cash management and other purposes. We are externally managed by our adviser, Invesco Advisers, Inc. (the “Adviser”). The Adviser is an indirect, wholly-owned subsidiary of our sponsor, Invesco Ltd., a leading global investment manager (“Invesco”), and the registered investment adviser for Invesco Real Estate, the real estate investment center of Invesco. The Adviser utilizes the personnel and global resources of Invesco Real Estate to provide investment management services to us. We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2020. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended.
We are offering on a continuous basis up to $3,000,000,000 in shares of our common stock, consisting of up to $2,400,000,000 in shares in our primary offering and up to $600,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of five classes of shares of our common stock, Class T shares, Class S shares, Class D shares, Class I shares and Class E shares, with a dollar value up to the maximum offering amount. The share classes have different upfront selling commissions and dealer manager fees, and different ongoing stockholder servicing fees. The purchase price per share for each class of our common stock will vary and will generally equal our prior month’s net asset value (“NAV”) per share for such class, as determined monthly, plus any applicable upfront selling commissions and dealer manager fees. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. This is a “best efforts” offering, which means that Invesco Distributors, Inc., the dealer manager for this offering (the “Dealer Manager”), will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 30 for risks to consider before buying our shares, including:

•	We have limited prior operating history, and there is no assurance that we will achieve our investment objectives.

•	We have made limited investments to date and you will not have the opportunity to evaluate our future investments before we make them.
•
Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan will provide stockholders with the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any month. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•	We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayments under our assets, borrowings, or offering proceeds, and we have no limits on the amounts we may pay from such sources.

•	The purchase price and repurchase price for shares of our common stock are generally based on our prior month’s NAV (subject to material changes as described above) and are not based on any public trading market. While there will be quarterly independent appraisals of our properties, the appraisal of properties is inherently subjective, and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.

•	We have no employees and are dependent on the Adviser to conduct our operations. The Adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other Invesco Accounts (as defined herein), the allocation of time of its investment professionals and the substantial fees that we will pay to the Adviser.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital on an ongoing basis, our ability to achieve our investment objectives could be adversely affected.

•	There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

•	We do not own the Invesco name, but we are permitted to use it as part of our corporate name pursuant to a trademark license agreement with an affiliate of Invesco. Use of the name by other parties or the termination of our trademark license agreement may harm our business.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete, or determined whether the offering can be sold in compliance with existing or future suitability or conduct standards, including the Regulation Best Interest standard, to any or all purchasers. Any representation to the contrary is a criminal offense.
The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering inconsistent with those that appear in this prospectus.

	Price to the Public (1)	Upfront Selling Commissions (2)	Dealer Manager Fees (2)	Proceeds to Us, Before Expenses (3)
Maximum Offering (4)	$2,400,000,000	$37,238,524	$2,318,840	$2,360,442,636
Class T Shares, $0.01 par value per Share	$28.5199	$.8267	$.1378	$27.5554
Class S Shares, $0.01 par value per Share	$28.5199	$.9644	—	$27.5554
Class D Shares, $0.01 par value per Share	$27.9687	$.4133	—	$27.5554
Class I Shares, $0.01 par value per Share	$27.5554	—	—	$27.5554
Class E Shares, $0.01 par value per Share	$27.5554	—	—	$27.5554
Maximum Distribution Reinvestment Plan (4)	$600,000,000	—	—	$600,000,000

(1)
The price per share shown in the table for each of our classes of common stock for subscriptions accepted as of May 1, 2021 is $27.5554, which is equal to our NAV per share as of March 31, 2021, plus applicable upfront selling commissions and dealer manager fees. Shares of each class of our common stock will be issued on a monthly basis at a price per share generally equal to the prior month’s NAV per share for such class, which we refer to herein as the “transaction price,” plus applicable upfront selling commissions and dealer manager fees.

(2)
The table assumes that all shares are sold in the primary offering, with 20% of the gross offering proceeds from the sale of each of our Class T, Class S, Class D, Class I and Class E shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class T shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price, however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. For Class S shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.5% of the transaction price and no dealer manager fees. For Class D shares sold in the primary offering, investors will pay upfront selling commissions of up to 1.5% of the transaction price and no dealer manager fees. For Class I and Class E shares sold in the primary offering, investors will not pay upfront selling commissions or dealer manager fees. We will also pay the following selling commissions over time as stockholder servicing fees to the dealer manager, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation: (a) for Class T shares only, an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S shares only, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. No stockholder servicing fees will be paid with respect to the Class I shares or Class E shares. The total amount that will be paid over time for other underwriting compensation depends on the average length of tim
e
for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will also pay or reimburse certain organization and offering expenses, including, subject to FINRA limitations on underwriting compensation, certain wholesaling expenses. See “Plan of Distribution,” “Estimated Use of Proceeds” and “Compensation.”

(3)	Proceeds are calculated before deducting stockholder servicing fees or organization and offering expenses payable by us, which are paid over time.
(4)	We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.

The date of this prospectus is May 14, 2021

SUITABILITY STANDARDS
Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares repurchased through our share repurchase plan, although we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any month in our discretion. You should not purchase shares of our common stock if you need to sell them in the near future. The minimum initial investment in shares of our common stock that we will accept for shares of our Class T, Class S, Class D or Class E common stock is $2,500. The minimum initial investment in shares of our common stock that we will accept for shares of our Class I common stock is $1,000,000, unless waived by the Dealer Manager.
In consideration of these factors, we require that a purchaser of shares of our common stock have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.
For purposes of determining whether you satisfy the standards above, your net worth is calculated excluding the value of your home, home furnishings and automobiles. For the purposes of these suitability standards, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
Certain broker-dealers selling shares in this offering may impose greater suitability standards than the minimum income and net worth standards described herein. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in this offering may impose greater suitability standards for their customers than the suitability standards described herein.
Alabama Investors
. Purchasers residing in Alabama may not invest more than 10% of their liquid net worth in us or other affiliated public, non-listed REITs.
California Investors
. Purchasers residing in California may not invest more than 10% of their liquid net worth in us.
Idaho Investors
. Purchasers residing in Idaho must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a net worth of $300,000 (excluding the value of a purchaser’s home, furnishings and automobiles). Additionally, an Idaho investor’s total investment in us may not exceed 10% of their liquid net worth.
Iowa Investors
. Purchasers residing in Iowa must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a net worth of $300,000 (excluding the value of a purchaser’s home, furnishings, and automobiles). In addition, the aggregate investment in this offering by a purchaser residing in Iowa may not exceed 10% of their liquid net worth.
Kansas Investors
. It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth.
Kentucky Investors
. Purchasers residing in Kentucky may not invest, in the aggregate, more than 10% of their liquid net worth in us or other affiliated public, non-listed REITs.
Maine Investors
. The Maine Office of Securities recommends that a Maine investor’s aggregate investment in us and similar direct participation investments not exceed 10% of the investor’s liquid net worth.
Massachusetts Investors
. Purchasers residing in Massachusetts must limit their aggregate investment in us and other illiquid direct participation programs to not more than 10% of their liquid net worth.
Nebraska Investors
. Purchasers residing in Nebraska must have either (a) an annual gross income of at least $70,000 and a net worth of at least $70,000, or (b) a net worth of at least $250,000. In addition, investors who are not accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, must limit

i

their aggregate investment in us and in the securities of other non-publicly traded programs to 10% of their net worth.
New Jersey Investors
. Purchasers residing in New Jersey must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For purposes of New Jersey’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings and automobiles, minus total liability) that consists of cash, cash equivalents and readily marketable securities. In addition, an investment in us, our affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of their liquid net worth.
North Dakota Investors
. Purchasers residing in North Dakota must have a net worth of at least ten times their investment in us.
Ohio Investors
. Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in us and in any other non-traded investment program. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) comprised of cash, cash equivalents and readily marketable securities.
Oregon Investors
. Purchasers residing in Oregon may not invest more than 10% of their liquid net worth in us.
Pennsylvania Investors
. Purchasers residing in Pennsylvania may not invest more than 10% of their net worth in us.
Puerto Rico Investors
. Purchasers residing in Puerto Rico may not invest more than 10% of their liquid net worth in us and in other public, non-listed REITs. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.
Tennessee Investors
. Purchasers residing in Tennessee may not invest more than 10% of their liquid net worth (exclusive of home, home furnishings and automobiles) in us.
Vermont Investors
. Purchasers residing in Vermont who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not purchase an amount in this offering that exceeds 10% of their liquid net worth. For purposes of Vermont’s suitability standard, “liquid net worth” is defined as total assets (not including home, home furnishings or automobiles) minus total liabilities.
Our sponsor and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, our sponsor and the Dealer Manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person placing shares on your behalf will rely on relevant information provided by you, including at least your age, investment objectives, investment experience, income, net worth, financial situation, and other investments, to determine that you:

•	meet the minimum income and net worth standards established in your state;

•	are or will be in a financial position appropriate to enable you to realize the potential benefits described in the prospectus;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•
have an apparent understanding of (i) the fundamental risks of the investment, (ii) the risk that you may lose your entire investment, (iii) the limited liquidity of our common stock, and (iv) the restrictions on transferability of our common stock.

Participating broker-dealers are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.
On June 5, 2019, the SEC adopted Regulation Best Interest, which establishes a new enhanced standard of conduct for broker-dealers and associated persons of broker-dealers when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. When making such a recommendation to a retail customer, a broker-dealer and its associated persons must act in such customer’s best interest at the time the recommendation is made, without placing their financial or other interest ahead of the retail customer’s interests. This general obligation under Regulation Best Interest can be satisfied by a broker-dealer’s compliance with four specified component obligations: (i) providing certain required disclosure before or at the time of the recommendation, about the recommendation and the relationship between the broker-dealer and the retail customer (including a customer relationship summary on Form CRS); (ii) exercising reasonable diligence, care, and skill in making the recommendation; (iii) establishing, maintaining, and enforcing written policies and procedures reasonably designed to address conflicts of interest; and (iv) establishing, maintaining, and enforcing written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest. This standard imposed by Regulation Best Interest different than the quantitative suitability standards we require for an investment in our shares and the current suitability standard applied by FINRA, a self-regulatory organization for broker-dealers. In addition to Regulation Best Interest, certain states, including Massachusetts, have adopted or may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states. In comparison to the standards of Regulation Best Interest, the Massachusetts fiduciary standard, for example, requires broker-dealers to adhere to the duties of utmost care and loyalty to customers. The Massachusetts standard requires a broker-dealer to make recommendations without regard to the financial or any other interest of any party other than the retail customer, and that broker-dealers must make all reasonably practicable efforts to avoid conflicts of interest, eliminate conflicts that cannot reasonably be avoided, and mitigate conflicts that cannot reasonably be avoided or eliminated. In addition to Regulation Best Interest and state fiduciary standards of care, broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains information regarding this offering and our company. Regulation Best Interest became effective on June 30, 2020. The impact of Regulation Best Interest and state fiduciary standards on broker-dealers participating in our offering cannot be determined at this time as little administrative or case law exists under Regulation Best Interest and state fiduciary standards and the full scope of their applicability is uncertain.
By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that all investors meet our suitability standards. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
The words “we,” “us,” “our” and the “Company” refer to Invesco Real Estate Income Trust Inc., a Maryland corporation, together with its consolidated subsidiaries, including Invesco REIT Operating Partnership LP (the “Operating Partnership”), a Delaware limited partnership of which we are the general partner, unless the context requires otherwise.
Unless otherwise noted, numerical information relating to Invesco and its affiliates is approximate, is as of December 31, 2020, and includes activities of public and private portfolio companies owned by funds advised by affiliates of Invesco.
Any citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that do not relate to supporting the related statements made herein are not part of this prospectus and should not be relied upon.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate, and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.
You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

v

PROSPECTUS SUMMARY
This prospectus summary highlights certain information contained elsewhere in this prospectus. This is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

Q:	What is Invesco Real Estate Income Trust Inc.?

A:
We are a Maryland corporation formed on October 5, 2018. We are externally managed by the Adviser, Invesco Advisers, Inc. The Adviser is an indirect, wholly-owned subsidiary of Invesco and the registered investment adviser for Invesco Real Estate. As of December 31, 2020, we had total assets of $162.8 million.

Q:	What is Invesco Real Estate?

A:
Invesco Real Estate is the real estate investment center of Invesco, a global investment manager with $1.3 trillion in assets under management as of December 31, 2020. Invesco Real Estate is one of the largest real estate investment managers in the world, with $82.8 billion in assets under management as of December 31, 2020. Invesco Real Estate was established in 1983 and, over its
38-year
history, has expanded to 589 employees operating across 21 offices in 16 countries worldwide. Invesco Real Estate offers private and public real estate strategies across the entire risk-return spectrum, including debt and equity structures.

The Adviser will utilize the personnel and global resources of Invesco Real Estate to provide investment management services to us pursuant to the Advisory Agreement between us and the Adviser (the “Advisory Agreement”). The Adviser will source, evaluate and monitor our investments and make decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. See “Management—The Adviser and Invesco Real Estate” and “Management—The Advisory Agreement.”

Q:	What are your investment objectives?

A:	Our investment objectives are as follows:

•	to provide stockholders with stable, current income in the form of monthly distributions;

•	to protect invested capital;

•	to generate growth in NAV through disciplined investment selection and hands-on, proactive management; and

•	to create portfolio diversification by investing across markets and real property types.
We cannot assure you that we will achieve our investment objectives. See “Risk Factors.”

Q:	What is your investment strategy?

A:
Our investment strategy is to invest primarily in stabilized, income-oriented commercial real estate in the United States. To a lesser extent, we will also invest in real estate-related securities to provide current income and a source of liquidity for our share repurchase plan, cash management and other purposes. See “Investment Objectives and Strategies.”

Invesco Real Estate has long-standing and extensive relationships throughout the real estate industry. We will directly benefit from Invesco Real Estate’s ability to transact in scale with speed and certainty.

Q:	What types of properties do you acquire?

A:
Our investments in stabilized, income-oriented commercial real estate focus on a range of asset types, including, but not limited to, multifamily, industrial, retail and office as well as healthcare, student housing, hotels, senior living, data centers and self-storage. See “Investment Objectives and Strategies.” Although our portfolio will principally be comprised of properties located in the United States, we may selectively diversify our portfolio on a global basis through investments in properties located outside of the United States and in real estate-related securities in which the underlying properties are located outside the United States. See “Investment Objectives and Strategies.”

Q:	Do you currently own any investments?

A:	Yes. See “Investment Portfolio” for a detailed discussion of our current investments.

Q:	Do you currently have any shares outstanding?

A:
Yes. As of the date hereof, there were 6,246,661 Class N shares issued and outstanding. We are conducting a private offering of up to $400,000,000 in Class N shares of our common stock, which we refer to as the “private offering.” We are offering shares of our common stock for sale in the private offering only to persons that are “accredited investors,” as that term is defined under the Securities Act and Regulation D promulgated thereunder. Massachusetts Mutual Life Insurance Company (“MassMutual”) has agreed to purchase up to $200 million in Class N shares in the private offering at one or more additional closings held prior to September 28, 2021 (the
12-month
anniversary of MassMutual’s initial purchase of Class N shares). MassMutual has a material financial interest in and the right to designate a member of the board of directors of our sponsor, Invesco. See “Description of Capital Stock—Private Offering of Class N Shares.” As of the date hereof we have received aggregate gross offering proceeds of approximately $164.3 million from the sale of Class N shares in the private offering. We are not offering Class N shares in this offering.

Q:	What competitive strengths does the Adviser offer?

A:	We believe our long-term success in executing our investment strategy will be driven by Invesco Real Estate’s competitive strengths, which include:

•
Investment performance and client relationships form the foundation of Invesco Real Estate’s business.
Invesco Real Estate has a
38-year
track record managing capital for some of the largest institutional investors in the world.
Invesco Real Estate’s
sole business is investment management and serving as a fiduciary to its clients. Invesco Real Estate is passionate about its people and fostering a unified corporate culture that delivers results through creativity and honest collaboration.

•
Invesco Real Estate is a global business powered by local expertise and execution.
Real estate is a local business and that is how Invesco Real Estate has structured itself. Invesco Real Estate manages $82.8 billion in real estate assets with 21 offices in 16 countries around the globe as of December 31, 2020. Invesco Real Estate’s investment professionals are immersed in their respective markets. This bottom-up
approach, combined with a dedicated
in-house
research team, creates an informational advantage in the manner in which Invesco Real Estate acquires and manages properties.

•
Our company represents the continuation of Invesco Real Estate’s investment track record.
Invesco Real Estate made its first investment in 1983 and has been acquiring real estate similar to the real estate that we intend to acquire for the last 38 years. Although we have limited prior operating history, our intended investment objectives of stable, current income, capital protection and long-term value appreciation are already in practice within Invesco Real Estate.

•
Invesco Real Estate boasts a talented, experienced team executing across a stable platform.
We intend to leverage the resources of Invesco Real Estate globally. Invesco Real Estate’s global senior management team comprises approximately 66 managing directors with an average tenure of 15 years at Invesco Real Estate and 27 years in the real estate industry. Invesco Real Estate’s U.S. acquisitions and asset management professionals bring an average experience of 6 years at Invesco Real Estate and 15 years in the real estate industry.

•
Real time, proprietary data enhances Invesco Real Estate’s investment acumen and decision-making.
In the United States alone, Invesco Real Estate owns approximately 487 properties comprising 127 million square feet, and each year Invesco Real Estate typically buys and sells approximately $7.4 billion of real estate investments globally (excluding securities). Invesco Real Estate’s portfolio and significant transaction activity supplies a repository of data, which is carefully mined and analyzed for feedback into its investment process.

•
Breadth of capabilities provides for investment agility and an all-in-one
approach.
We intend to create income and appreciation for our stockholders over the long-term and through the inevitable market cycles. Invesco Real Estate’s capabilities span the entire risk-return spectrum, including debt and equity investments. Furthermore, the resources necessary to execute our investment strategy are already in-house
at Invesco Real Estate: direct investment; real estate-related securities; asset management; capital markets; and research. Having all disciplines under one roof will help facilitate a cohesive strategy and streamlined execution.

For more information regarding the Adviser and Invesco Real Estate’s investment management business, see “Management—The Adviser and Invesco Real Estate” and “Investment Objectives and Strategies—Potential Competitive Strengths.”

Q:	How do you identify investment opportunities and make decisions on whether to acquire properties?

A:	The Invesco Real Estate personnel who perform investment management services for us identify and make investment decisions regarding potential investment opportunities.
The Invesco Real Estate platform is organized regionally so as to identify opportunities and transact at a local level. Invesco Real Estate’s sourcing effort is a combination of this bottom-up
knowledge paired with macro views and analysis supplied and updated by its internal research and investment strategy groups.
In addition to its
in-house
capabilities, Invesco Real Estate has developed a network of relationships with real estate owners, financial institutions, operating partners, senior business executives and government officials. These relationships provide valuable market knowledge and form a critical component of Invesco Real Estate’s investment-sourcing network.
Once an investment opportunity is identified and under serious consideration, Invesco Real Estate has an established system for vetting and closing each transaction, primarily consisting of thorough due diligence and review and approval by Invesco Real Estate’s Investment Committee.
The Adviser is not required to seek the approval of our board of directors prior to making investments on our behalf so long as such investments are within investment guidelines approved by our board of directors.
For additional discussion, see “Investment Objectives and Strategies.”

Q:	Why do you invest in real estate-related securities in addition to real properties?

A:
We believe that our investments in real estate-related securities will help maintain liquidity to satisfy any stock repurchases we choose to make in any month and manage cash before investing subscription proceeds into properties while also seeking attractive investment return. Additionally, our real estate-related securities strategy is designed to generate current income.

We expect that the properties underlying our real estate-related securities portfolio will primarily be located in the United States, although we also intend to seek diversification in our real estate-related securities portfolio through investments in which the underlying properties are located outside the United States. We expect that, during our early operational stages, any indirect investments in real estate-related securities in which the underlying properties are located outside the United States will primarily consist of investments in income-oriented real estate funds managed by the Adviser or its affiliates that invest in commercial real estate and real estate-related securities across the globe and throughout the real estate capital structure (collectively, the “International Affiliated Funds”). In addition, our real estate-related securities portfolio may include investments in real estate funds managed by the Adviser or its affiliates that invest primarily in stabilized, income-oriented commercial real estate located in the United State
s
and real estate-related securities (collectively, the “Domestic Affiliated Funds,” and together with the International Affiliated Funds, the “Affiliated Funds”). The value of our investments in Affiliated Funds will be excluded from our NAV and the net asset value of the Operating Partnership for purposes of calculating the management fee we will pay to the Adviser. See “Compensation.”
Our real estate-related securities investments will focus on non-distressed
public and private real estate-related equity and debt securities, including, but not limited to, commercial mortgage-backed securities (“CMBS”), mortgage loans, mezzanine and other forms of debt, mezzanine and preferred equity and the common stock of publicly-traded REITs.
See “Investment Objectives and Strategies” for a more detailed discussion of all of the types of investments we may make.

Q:	What is a real estate investment trust, or REIT?

A:	We intend to elect to be taxed as a REIT beginning with our taxable year ended December 31, 2020. In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	offers the benefits of a real estate portfolio under professional management;

•
satisfies the various requirements of the Internal Revenue Code of 1986, as amended (the “Code”), including a requirement to distribute to stockholders at least 90% of its REIT taxable income each year; and

•
is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (
i.e
., taxation at both the corporate and stockholder levels) that generally results from investments in a C corporation.

Q:	What is a non-exchange traded, perpetual-life REIT?

A:
A
non-exchange
traded REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share. In our perpetual-life structure, the investor may request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any month in our discretion. While we may consider a liquidity event at any time in the future, we are not obligated by our charter or otherwise to effect a liquidity event at any time.

Q:	How are the interests of Invesco and the Adviser aligned with the interests of investors in this offering?

A:
In contrast with sponsors of most public,
non-exchange-traded
REITs that invest only a relatively small amount in shares of common stock of the REIT, Invesco’s affiliate, Invesco Realty, Inc., has agreed to purchase an aggregate of $20,000,000 in Class N shares in our private offering prior to or upon September 28, 2021, the twelve month anniversary of the first closing in our private offering of Class N shares. We will not pay selling commissions or dealer manager fees in connection with the sale of such Class N shares to Invesco Realty, Inc. Invesco Realty, Inc. may not submit the Class N shares it purchases for repurchase pursuant to our share repurchase plan until the third anniversary of their purchase, and any such repurchase request may be accepted only after all requests from unaffiliated stockholders have been fulfilled. As of the date hereof, Invesco Realty, Inc. has purchased 553,690 shares of our Class N common stock for an aggregate purchase price of $14.6 million. Following the commencement of this offering, Invesco or its affiliate must continue to hold at least $200,000 in shares of our common stock for so long as Invesco or any affiliate thereof serves as our external adviser. In addition, the management fees that we pay the Adviser to source our investments and manage our operations are based on our NAV and the returns we generate for our stockholders in the form of distributions and appreciation in our NAV per share.

Q:	Will you use leverage?

A:
Yes, we use and expect to continue to use leverage. Our target leverage ratio after we have raised substantial offering proceeds and acquired a broad portfolio of real estate investments is approximately 50% to 60%. We calculate our “leverage ratio” by dividing (1) the sum of our consolidated property-level debt, entity-level debt, and allocation of debt from Affiliated Funds in which we may invest, net of cash and restricted cash, by (2) the asset value of our real estate investments and equity in our real estate-related securities portfolio (in each case measured using the greater of fair market value and cost of gross real estate), including our net investment in unconsolidated investments. The leverage ratio calculation does not include (i) indebtedness incurred in connection with funding a deposit in advance of the closing of an investment, (ii) indebtedness incurred as other working capital advances, (iii) indebtedness on our real estate securities investments, or (iv) the pro rata share of debt within our unconsolidated investments. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio.

Our charter prohibits us from borrowing more than 300% of our net assets, which approximates borrowing 75% of the cost of our investments. We may exceed this limit if a majority of our independent directors approves each borrowing in excess of the limit and we disclose the justification for doing so to our stockholders.
Financing a portion of the purchase price of our assets will allow us to broaden our portfolio by increasing the funds available for investment. Financing a portion, which may be substantial, of the purchase price is not free from risk. Using debt requires us to pay interest and principal, referred to as “debt service,” all of which decrease the amount of cash available for distribution to our stockholders or other purposes. We may also be unable to refinance the debt at maturity on favorable or equivalent terms, if at all, exposing us to the potential risk of loss with respect to assets pledged as collateral for loans. Certain of our debt may be floating rate and the effective interest rates on such debt will increase when the relevant interest benchmark (
e.g.
, LIBOR or a comparable or successor rate) increases.
For a discussion of the risks associated with our use of leverage, see “Risk Factors—Risks Related To Debt Financing.”

Q:	Does your investment strategy overlap with the objectives or strategies of any of Invesco’s affiliates, and do any Invesco affiliates receive priority with respect to certain investments?

A:
We expect there to be sufficient investment opportunities for us within our investment guidelines because of the scale of the real estate market. There will, however, be overlap of real property and real estate-related securities investment opportunities with certain Other Invesco Accounts that are actively investing and similar overlap with future Other Invesco Accounts. This overlap will from time to time create conflicts of interest, which the Adviser and its affiliates will seek to manage in a fair and equitable manner in their sole discretion in accordance with Invesco Real Estate’s prevailing procedures. These procedures provide for a rotation of opportunities among us and the eligible Other Invesco Accounts managed by Invesco Real Estate, subject to certain exceptions in Invesco Real Estate’s allocation policies and procedures with respect to (i) clearly defined and agreed-upon strategic or geographically focused assemblage strategies, (ii) a priority for value-add opportunities for Invesco Real Estate’s closed-end fund series and (iii) a priority for real estate-related debt origination opportunities for Invesco Real Estate’s discretionary debt funds.

As discussed above, with respect to Other Invesco Accounts managed by Invesco Real Estate with investment objectives or strategies that overlap with ours but that do not have priority over us, investment opportunities will be allocated on a rotational basis among us and one or more such Other Invesco Accounts in accordance with Invesco Real Estate’s prevailing procedures on a basis that the Adviser and its affiliates believe to be fair and equitable in their sole discretion, subject to the following general considerations: (1) any applicable investment objectives of ours and such Other Invesco Accounts (which, for us, includes our primary objective of providing current income in the form of regular, stable cash distributions to achieve an attractive distribution yield); (2) the sourcing and timing of the transaction; (3) the size and nature of the investment; (4) the relative amounts of capital available for investment by us and such Other Invesco Accounts; (5) the sector, geography/location, expected return profile, expected distribution rates, anticipated cash flows, expected stability or volatility of cash flows, leverage profile, risk profile, and other features of the applicable investment opportunity and its impact on portfolio concentration and diversification; (6) in the case of securities, avoiding allocation that could result in de minimis or odd-lot
investments; (7) any structural and operational differences between us and such Other Invesco Accounts and any applicable investment limitations (including, without limitation, exposure limits, hedging limits and diversification considerations) of us and such Other Invesco Accounts, investment limitations, parameters or contractual provisions of ours and such Other Invesco Accounts; (8) the eligibility of us and such Other Invesco Accounts to make such investment under applicable laws; (9) any other applicable tax, accounting, legal, regulatory compliance or operational considerations deemed relevant by the Adviser and its affiliates (including, without limitation, maintaining our qualification as a REIT and our status as a non-investment
company exempt from the Investment Company Act) (
e.g.
, joint venture investments between us and an Other Invesco Account must be on the same terms and satisfy the restrictions of all participants, such as lowest leverage targeted by any participant); and (10) any other requirements contained in the corporate governance documents of us and such Other Invesco Accounts and any other considerations deemed relevant by the Adviser, Invesco and their affiliates in good faith. Our board of directors (including our independent directors) has the duty to ensure that the allocation methodology described above is applied fairly to us.
“Other Invesco Accounts” means collective investment funds, REITs, vehicles, separately managed accounts, products or other similar arrangements sponsored, advised, or managed by Invesco or one of its affiliates, including the Affiliated Funds, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, seed funds, co-investment
vehicles and other entities formed in connection with Invesco or its affiliates side-by-side
or additional general partner investments with respect thereto).

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:
Yes. We have acquired properties through joint ventures, including joint ventures with affiliates of the Adviser, and may in the future acquire properties through additional joint ventures. Any joint venture with an affiliate of the Adviser must be approved by a majority of our directors (including a majority of our independent directors) as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other affiliate joint venture partners. In certain cases, we may not control the management of joint ventures in which we invest, but we may have the right to approve major decisions of the joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment
company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Invesco Accounts managed by Invesco Real Estate.

Q:	How is an investment in shares of your common stock different from exchange-traded REITs?

A:	An investment in shares of our common stock generally differs from an investment in shares of REITs that are listed for trading on a stock exchange in a number of ways, including:

•
Shares of exchange-traded REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. We use the estimated value of our real estate assets and liabilities to determine our NAV and the price of shares in this offering rather than the trading market. NAV is not a measure used under generally accepted accounting principles in the U.S. (“GAAP”) and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class of our common stock and how our real properties, debt and real estate-related securities will be valued.

•
An investment in shares of our common stock has limited or no liquidity. While we expect to provide limited liquidity through our share repurchase plan, there are significant limitations on our share repurchase plan and our share repurchase plan may be modified or suspended at any time. In contrast, an investment in an exchange-traded REIT is a liquid investment, as shares of an exchange-traded REIT can be sold on an exchange at any time.

•
Listed REITs are often self-managed, whereas our investment operations are managed by the Adviser, which is an affiliate of Invesco Real Estate. We have no employees and depend on the Adviser to conduct our operations. The Adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other Invesco Accounts, the allocation of time of its investment professionals and the substantial management fees that we will pay to the Adviser. See “Conflicts of Interests” for more information regarding the conflicts of interest arising out of our relationship with Invesco, the Adviser and its affiliates.

•
Unlike the offering of a listed REIT, this offering has been registered in every state in which we are offering and selling shares. As a result, we include certain limits in our governing documents that are not typically provided for in the governing documents of a listed REIT. For example, our charter limits the fees we may pay to the Adviser and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, the Adviser and its affiliates. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, stockholder meetings, related party transactions, stockholder approvals, and voting rights. Although we expect to follow many of these same governance guidelines, there is no requirement that we do so.

•
Listed REITs may be reasonable alternatives to an investment in our common stock and may be less costly and less complex with fewer or different risks than an investment in our common stock. Transactions for listed securities often involve nominal or no commissions.

Q:	For whom may an investment in shares of your common stock be appropriate?

A:	An investment in shares of our common stock may be appropriate for you if you:

•	meet the investor suitability standards described above under “Suitability Standards;”

•	wish to utilize Invesco Real Estate’s institutional experience and platform;

•	seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-oriented portfolio of U.S. real estate and real estate-related securities;

•	seek to receive current income through regular distribution payments;

•	wish to obtain the potential benefit of long-term capital appreciation; and

•	are able to hold your shares as a long-term investment and do not need liquidity from your investment in the near future.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need the ability to sell their shares in the future since we are not obligated to repurchase any of our shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any month in our discretion, and the opportunity to have your shares repurchased under our share repurchase plan may not always be available. See “Share Repurchases—Repurchase Limitations.”

Q:	How do you structure the ownership and operation of your assets?

A:
We own, and plan to continue to own, all or substantially all our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership, and Invesco REIT Special Limited Partner L.L.C. (the “Special Limited Partner”), a wholly-owned indirect subsidiary of Invesco, owns a special limited partner interest in the Operating Partnership. In addition, each of the Adviser and the Special Limited Partner may elect to receive units in the Operating Partnership in lieu of cash for its management fee and performance participation interest, respectively. See “Compensation.” The Adviser and the Special Limited Partner may require that the Operating Partnership redeem such units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such Operating Partnership units will be repurchased for shares of our common stock. The use of the Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes. The following chart shows our current ownership structure and our relationship with Invesco, the Adviser, the Dealer Manager and the Special Limited Partner.

(1)
Certain wholly-owned subsidiaries of Invesco Ltd. and Invesco Advisers, Inc. have been omitted. We pay the Adviser various fees and expense reimbursements pursuant to the Advisory Agreement. See “Compensation.”

(2)	We pay the Dealer Manager selling commissions and other compensation pursuant to the Dealer Manager Agreement. See “Compensation.”
(3)	The Special Limited Partner holds a performance participation interest in the Operating Partnership that entitles it to receive certain allocations from the Operating Partnership. See “Compensation.”

Q:	Are there any risks involved in buying your shares of common stock?

A:
Investing in shares of our common stock involves a high degree of risk and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. If we are unable to effectively manage the impact of the risks inherent in our business, we may not meet our investment objectives and, therefore, you should purchase our shares only if you can afford a complete loss of your investment. The principal risks relating to an investment in shares of our common stock include those summarized below.

•	We have limited prior operating history and there is no assurance that we will achieve our investment objectives.

•	We have made a limited number of investments to date and you will not have the opportunity to evaluate our future investments before we make them.

•
Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan will provide stockholders with the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any month. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•
We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings, or offering proceeds (including from sales of shares or Operating Partnership units), and we have no limits on the amounts we may pay from such sources.

•
The purchase and repurchase price for shares of our common stock will generally be based on our prior month’s NAV and will not be based on any public trading market. While there will be independent valuations of our properties quarterly, the valuation of properties is inherently subjective and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.

•
We have no employees and depend on the Adviser to conduct our operations. The Adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other Invesco Accounts, the allocation of time of its investment professionals and the substantial management fees that we will pay to the Adviser.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital on an ongoing basis, our ability to achieve our investment objectives could be adversely affected.

•	Principal and interest payments on any borrowings will reduce the amount of funds available for distribution or investment in additional real estate assets.

•	There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

•
We do not own the Invesco name, but we are permitted to use it as part of our corporate name pursuant to a trademark license agreement with an affiliate of Invesco. Use of the name by other parties or the termination of our trademark license agreement may harm our business.

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

•
Events or conditions beyond our control, including outbreaks of contagious disease such as the global pandemic of the novel coronavirus that causes the disease known as coronavirus disease 2019 (“COVID-19”), may have an adverse impact on our NAV, results of operations and cash flows and our ability to source investments, obtain financing, fund distributions and satisfy repurchase requests.

For additional discussion, see “Risk Factors.”

Q:	What is the role of your board of directors?

A:
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have seven directors, four of whom have been determined to be independent of us, the Adviser, Invesco and their affiliates. Our independent directors are responsible for reviewing the performance of the Adviser and approving the compensation paid to the Adviser and its affiliates. Our directors are elected annually by our stockholders. The names and biographical information of our directors are provided under “Management—Directors and Executive Officers.”

Q:	What are the differences among the Class T, Class S, Class D, Class I and Class E shares of common stock being offered?

A:
We are offering to the public five classes of shares of our common stock, Class T shares, Class S shares, Class D shares, Class I shares and Class E shares. We are not offering Class N shares in this offering. The differences among the share classes relate to upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees, as well as asset management fees. No upfront selling commissions or dealer manager fees or stockholder servicing fees are paid with respect to Class I shares or Class E shares. Annual stockholder servicing fees are paid with respect to Class T shares, Class S shares and Class D shares. Eligibility to receive the stockholder servicing fee is conditioned upon a broker-dealer providing certain services with respect to Class T shares, Class S shares or Class D shares, including assistance with recordkeeping, answering investor inquiries, helping investors understand their investments and assistance with share repurchase requests. We pay the Adviser a monthly management fee equal to 1.0% per annum of NAV for our Class T shares, Class S shares, Class D shares and Class I shares (but not our Class E shares). See “Description of Capital Stock” and “Plan of Distribution” for further discussion of the differences among our Class T shares, Class S shares, Class D shares, Class I shares and Class E shares.

Assuming a constant net asset value per share of $25.00 and assuming applicable stockholder servicing fees are paid until the 8.75% of gross proceeds limit described in “Compensation—Stockholder Servicing Fee” is reached, we expect that a one-time
investment in 1,000 shares of each class of our shares (representing an aggregate net asset value of $25,000 for each class) would be subject to the following upfront selling commissions, dealer manager fees and stockholder servicing fees:

	Upfront Selling Commissions	Dealer Manager Fees	Annual Stockholder Servicing Fees	Maximum Stockholder Servicing Fees Over Life of Investment (Length of Time)	Total (Length of Time)
Class T	$750	$125	$212.5	$1,389 (7 years)	$2,264 (7 years)
Class S	$875	$0	$212.5	$1,389 (7 years)	$2,264 (7 years)
Class D	$375	$0	$62.5	$1,845 (30 years)	$2,220 (30 years)
Class I	$0	$0	$0	$0	$0
Class E	$0	$0	$0	$0	$0
Class T shares and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based
programs, also known

as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of the Adviser, Invesco or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class E shares are generally available for purchase in this offering (1) by our executive officers and directors and their immediate family members, (2) officers and employees of the Adviser and (3) Other Invesco Accounts. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.
Certain participating broker-dealers may offer volume discounts, which would reduce upfront selling commissions and would therefore increase the length of time required for aggregate selling commissions, dealer manager fees and stockholder servicing fee to reach the limit of 8.75% of gross proceeds. In the case of Class T shares sold through certain participating broker-dealers, a lower limit than 8.75% of gross proceeds may be used, as set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer. See “—What fees do you pay to the Adviser and its affiliates?” and “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.”
If you are eligible to purchase multiple classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares and the upfront selling commissions, dealer manager fees and stockholder servicing fees attributable to the Class T, Class S and Class D shares. If you are eligible to purchase all five classes of shares, then you should consider that Class I shares and Class E shares have no upfront selling commissions, dealer manager fees or stockholder servicing fees, which will reduce the NAV or distributions of the other share classes, provided that most investors will not be eligible for Class E shares. However, Class I shares and Class E shares will not receive stockholder services, and there is a $1,000,000 minimum investment with respect to Class I shares. If you are eligible to purchase Class T, Class S and Class D shares but not Class I shares or Class E shares, you should consider that Class D shares have lower upfront selling commissions, no upfront dealer manager fees and lower annual stockholder servicing fees. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase and all costs and expenses associated with your potential investment.

Q:	What is the per share purchase price?

A:
Each class of shares will be sold at the then-current transaction price, which will vary and will generally equal the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. The transaction price for each class of shares of our common stock for subscriptions accepted as of May 1, 2021 is $27.5554 per share, which is equal to our NAV per share as of March 31, 2021.

Although the offering price for shares of our common stock is generally based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a transaction price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because stockholder servicing fees differ among the share classes.

Q:	How is your NAV per share calculated?

A:
Our NAV is calculated monthly based on the net asset values of our investments (including securities investments), the addition of any other assets (such as cash on hand) and the deduction of any other liabilities. Capright Property Advisors, LLC (“Capright”)
and
Chatham Financial Corp. (“Chatham”), each a third-party valuation firm, have each been selected by the Adviser and approved by our board of directors, including a majority of our independent directors, to serve as our independent valuation advisors. Capright provides quarterly appraisals of our real properties and Chatham values the property-level debt which encumbers our real properties and our entity-level debt.

Our NAV per share is calculated by an affiliate of State Street Bank and Trust Company (“State Street”), a third-party firm that provides us with certain administrative and accounting services, and such calculation is reviewed and confirmed by the Adviser. If an event becomes known to the Adviser (including through communication with our independent valuation advisors) that, in the opinion of the Adviser, is likely to have any material impact on previously provided estimated values of the affected properties, property-level debt or entity-level debt, the Adviser will notify the applicable independent valuation advisor. If in the opinion of the applicable independent valuation advisor, such event is likely to have an impact on a previously provided valuation, the applicable independent valuation advisor will recommend valuation adjustments that will be incorporated into our monthly NAV calculation. Once the independent valuation advisors have communicated the adjusted value estimate to the Adviser, the Adviser will cause such adjusted value to be included in our monthly NAV calculation. The Adviser is ultimately responsible for the determination of our NAV.
NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class and how our real properties, debt and real estate-related securities will be valued.

Q:	Is there any minimum investment required?

A:
The minimum initial investment in Class T, Class S, Class D or Class E shares of our common stock is $2,500, and the minimum subsequent investment in such shares is $500 per transaction. The minimum initial investment in Class I shares of our common stock is $1,000,000, and the minimum subsequent investment in such shares is $500 per transaction, unless such minimums are waived by the Dealer Manager. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. In addition, we may elect to accept smaller investments in our discretion.

Q:	What is a “best efforts” offering?

A:
This offering of shares of our common stock is being conducted on a “best efforts” basis. A “best efforts” offering means that the Dealer Manager and the participating broker-dealers are only required to use their best efforts to sell shares of our common stock. When shares are offered to the public on a “best efforts” basis, no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee that any minimum number of shares will be sold.

Q:	What is the expected term of this offering?

A:
We have registered $2,400,000,000 in shares of our common stock, in any combination of Class T shares, Class S shares, Class D shares, Class I shares and Class E shares to be sold in our primary offering and up to

$600,000,000 in shares to be sold pursuant to our distribution reinvestment plan. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and applicable state laws.
We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all. Our board of directors may elect to terminate this offering at any time.

Q:	When may I make purchases of shares of your common stock and at what price?

A:
Subscriptions to purchase shares of our common stock may be made on an ongoing basis, provided that investors may only purchase shares pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price). To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and payment of the full purchase price of our shares being subscribed for, at least five business days prior to the first calendar day of the immediately following month (unless waived by the Dealer Manager). Each class of shares will be sold at the then-current transaction price, which will vary and will generally equal the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. We may offer shares based on a transaction price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. See “How to Subscribe” for more details.

For example, if you wish to subscribe for shares of our common stock in January, your subscription request must be received in good order at least five business days before February 1st. Generally, the offering price for such a hypothetical purchase would equal the NAV per share of the applicable class as of the last calendar day of December, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription would be effective on February 1st. See “How to Subscribe.”

Q:	When will the transaction price be available?

A:
Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each class as of the last calendar day of such month, which will generally be the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time. We will disclose the transaction price for each month when available on our website at www
.
inreit
.
com
, via our toll-free telephone line at
833-834-4924
and in prospectus supplements filed with the SEC.

Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website, call our toll-free telephone line or check our filings with the SEC prior to the time your subscription is accepted. However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the next month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted. See “How to Subscribe.”

Q:	When will my subscription be accepted?

A:
Completed subscription requests will not be accepted by us before the later of (1) two business days before the first calendar day of each month and (2) three business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at www
.
inreit
.
com
and our toll-free telephone line at
833-834-4924
and filing a prospectus supplement with the SEC
(or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares. See “How to Subscribe.”

Q:	May I withdraw my subscription request once I have made it?

A:
Yes. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly via our toll-free, automated telephone line,
833-834-4924.

Q:	Will I receive distributions and how often?

A:
We have declared, and intend to continue to declare, monthly distributions as authorized by our board of directors (or a committee of the board of directors) and have paid, and intend to continue to pay such distributions to stockholders of record on a monthly basis. We commenced paying distributions in December 2020 and have paid distributions each subsequent month. Any distributions we make are at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date.

Our board of directors’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To qualify as a REIT, we generally are required to pay aggregate annual dividends to our stockholders equal to at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gains. See “Description of Capital Stock—Distribution Policy” and “U.S. Federal Income Tax Considerations.”
The per share amount of distributions on Class T, Class S, Class D, Class I and Class E shares generally differ because of different class-specific stockholder servicing fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class T and Class S shares will be lower than Class D shares, and Class D shares will be lower than Class I shares and Class E shares, because we are required to pay higher ongoing stockholder servicing fees with respect to the Class T and Class S shares (compared to Class D shares, Class I shares and Class E shares) and we are required to pay higher ongoing stockholder servicing fees with respect to Class D shares (compared to Class I shares and Class E shares).
There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings, or offering proceeds (including from sales of our common stock or Operating Partnership units), and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in shares of our common stock or units of the Operating Partnership and the Special Limited Partner elects to receive distributions on its performance participation interest in units of the Operating Partnership, and how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related securities portfolio.

Funding distributions from the sales of or repayment under assets, borrowings, or proceeds of this offering will result in us having less funds available to acquire investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. See “Description of Capital Stock—Distribution Policy.”

Q:	Will the distributions I receive be taxable as ordinary income?

A:
The federal income tax treatment of distributions that you receive, including cash distributions that are reinvested pursuant to our distribution reinvestment plan, depends upon (i) the extent to which they are paid from our current or accumulated earnings and profits and, accordingly, treated as dividends, and (ii) whether any portion of such distribution is designated as “qualified dividend income” or capital gain dividends, both of which are taxable at capital gains rates that do not exceed 20% for non-corporate stockholders.

Dividends received from REITs generally are not eligible to be taxed at the capital gains rates applicable to individuals for “qualified dividend income” from C corporations (
i.e.
, corporations generally subject to U.S. federal corporate income tax). However, under the income tax legislation commonly referred to as the “Tax Cuts and Jobs Act”, commencing with taxable years beginning on or after January 1, 2018 and continuing through 2025, non-corporate U.S. taxpayers may be entitled to claim a deduction in determining their taxable income of up to 20% of “qualified REIT dividends” (dividends other than capital gain dividends and dividends designated by us as qualified dividend income), which temporarily reduces the effective tax rate on such dividends.
We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets or, in certain circumstances, as qualified dividend income. A portion of your distributions may be considered return of capital for U.S. federal income tax purposes to the extent they are not treated as paid from our current or accumulated earnings and profits. Amounts considered a return of capital generally will not be subject to tax but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are repurchased, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. In particular,
non-U.S.
investors should consult their tax advisors regarding potential withholding taxes on distributions that you receive. See “U.S. Federal Income Tax Considerations.”

Q:	May I reinvest my cash distributions in additional shares?

A:
Yes. We have adopted a distribution reinvestment plan whereby stockholders will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash, provided, that clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan and stockholders which are residents of certain states that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to participate in our distribution reinvestment plan.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the transaction price for such shares on the date that the distribution is payable. Stockholders will not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan; however, all outstanding Class T, Class S and Class D shares, including those purchased under our distribution reinvestment plan, will be subject to an ongoing stockholder servicing fee. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us. See “Description of Capital Stock—

Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions you may receive from us. For the complete terms of the distribution reinvestment plan, see Appendix B to this prospectus.
You will be treated for federal income tax purposes as if you received a distribution (taxable as described in the Q&A immediately above) in an amount equal to the value of the additional shares of our common stock that you receive, so that you may have a tax liability that you will have to fund from other sources.

Q:	Can I request that my shares be repurchased?

A:
Yes. We have adopted a share repurchase plan whereby our stockholders may request, on a monthly basis, that we repurchase all or any portion of their shares of any class, subject to the terms and conditions of the share repurchase plan. We will not be obligated to repurchase any shares pursuant to the share repurchase plan and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any month in our discretion. In addition, our ability to fulfill repurchase requests will be subject to a number of limitations. As a result, share repurchases may not be available each month. Under our share repurchase plan, to the extent we choose to repurchase shares in any month, we will only repurchase shares as of the opening of the last calendar day of that month (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date, except that shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price (an “Early Repurchase Deduction”). The one-year
holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may only be waived in the case of repurchase requests arising from the death, qualified disability or divorce of the holder. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will generally be made within three business days of the Repurchase Date. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan. An investor may withdraw its repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

The aggregate amount of share repurchases is limited to no more than 2% of our aggregate NAV per month (measured using the aggregate NAV as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV as of the end of the immediately preceding three months). In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.
We expect the vast majority of our assets to consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy repurchase requests. In order to provide liquidity for share repurchases, we intend to, subject to any limitations and requirements relating to our intention to qualify as a REIT, generally maintain under normal circumstances an allocation to securities, cash, cash equivalents and other short-term investments of up to 20% of our assets. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings, or offering proceeds (including from sales of shares of our common stock or Operating Partnership units), and we have no limits on the amounts we may pay from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on our company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of our company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests.
For additional discussion of our share repurchase plan, see “Share Repurchases.”

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide or make available to you periodic updates on the performance of your investment with us, including:

•	three quarterly financial reports and investor statements;

•	an annual report;

•
in the case of certain U.S. stockholders, an annual Internal Revenue Service (“IRS”) Form
1099-DIV
or IRS Form
1099-B,
if required, and, in the case of
non-U.S.
stockholders, an annual IRS Form
1042-S;

•	confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs); and

•
a quarterly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.

Depending on legal requirements, we may post this information on our website,
www.inreit.com,
or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Reports that we file with the SEC will also be available on the SEC’s website at
www.sec.gov
.
Our monthly NAV per share for each class will be posted on our website and made available via our toll-free telephone number promptly after it has become available.

Q:	What fees do you pay to the Adviser and its affiliates?

A:	We pay the Adviser, the Special Limited Partner, the Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us.
We do not intend to pay the Adviser or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is an affiliate of the Adviser) or development, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse the Adviser and its affiliates for out-of-pocket
and other expenses related to the foregoing activities to the extent such expenses are paid by the Adviser and its affiliates.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees— The Dealer Manager	The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is	The actual amount will depend on the number of Class T, Class S and Class D shares sold and the transaction price of each Class T share, Class S share and Class D share. Aggregate upfront selling commissions will equal approximately $37.2 million if we sell the maximum amount in our primary offering, and aggregate dealer manager fees will equal

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or Class E shares or shares of any class sold pursuant to our distribution reinvestment plan.
approximately $2.3 million if we sell the maximum amount in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), that 20%, 20% and 20% of our offering proceeds are from the sale of each of Class T, Class S and Class D shares, respectively, and that the transaction prices of our Class T shares, Class S shares and Class D shares remain constant at $25.00.

Stockholder Servicing Fees— The Dealer Manager
Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker- dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

•  with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum of the aggregate NAV of our outstanding Class T shares, however, with respect to Class T shares sold through certain participating broker- dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will
Actual amounts depend upon the per share NAV of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such shares are purchased. For Class T shares, the stockholder servicing fees will equal approximately $3.9 million per annum if we sell the maximum amount. For Class S shares, the stockholder servicing fees will equal approximately $3.9 million per annum if we sell the maximum amount. For Class D shares, the stockholder servicing fees will equal approximately $1.2 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 20% of our offering proceeds are from the sale of Class T shares, 20% of our offering proceeds are from the sale of Class S shares and 20% of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class T shares, Class S shares and Class D shares remains constant at $25.00 and none of our stockholders

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

always equal 0.85% per annum of the NAV of such shares;

•  with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•  with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We do not pay a stockholder servicing fee with respect to our outstanding Class I shares or Class E shares.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees are calculated based on our NAV for our Class T, Class S and Class D shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit participate in our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares) (collectively, the “Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such share (the “Share Conversion”). Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) or Class S share over approximately seven years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $25.00 per share.

In addition, we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (1) a listing of Class I shares, (2) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash or securities listed on a national securities exchange, or (3) the date following the completion of the primary

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions and dealer manager fees, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—Underwriting Compensation—Stockholder Servicing Fees—Class T, Class S and Class D Shares.”

Organization and Offering Expense Reimbursement— The Adviser (1)
The Adviser has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions and dealer manager fees and stockholder servicing fees) through the earlier of (1) the date that our aggregate NAV is at least $1.0 billion and (2) December 31, 2022. We will reimburse the Adviser for all of the foregoing advanced expenses ratably over the 60 months following the earlier of (1) the date that our aggregate NAV is at least $1.0 billion and (2) December 31, 2022.

After the earlier of (1) the date that our aggregate NAV is at least $1.0 billion and (2) December 31, 2022, we will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when
We estimate our organization and offering expenses in connection with this offering to be approximately $20.23 million if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Adviser has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

Investment Activities

Acquisition Expense Reimbursement — The Adviser	We do not intend to pay the Adviser any acquisition, financing or other similar fees in connection with making investments. We will, however, reimburse the Adviser for out-of-pocket
	expenses incurred in connection with the selection and acquisition of properties and real estate-related securities, whether or not such investments are acquired, and make payments to third parties or certain of the Adviser’s affiliates in connection with making investments as described in “—Operational Activities—Fees from Other Services” below.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Activities

Management Fee— The Adviser
We pay the Adviser a management fee equal to 1.0% of NAV for our Class T shares, Class S shares, Class D shares and Class I shares, per annum payable monthly. We will not pay the Adviser a management fee with respect to Class E shares. Commencing ten years after we commence our private offering of Class N shares, we will pay the Adviser a management fee equal to 1.0% of NAV for our Class N shares per annum.

Additionally, to the extent that the Operating Partnership issues Operating Partnership units to parties other than us or the Adviser, the Operating Partnership will pay the Adviser a monthly management fee equal to 1.0% of the NAV of the Operating Partnership attributable to Class T, Class S, Class D
Actual amounts of the management fee depend upon our aggregate NAV.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

and Class I units of the Operating Partnership not held by us or the Adviser per annum. The Operating Partnership will not pay the Adviser a management fee with respect to any Class E units of the Operating Partnership. Commencing ten years after we commence our private offering, the Operating Partnership will pay the Adviser a management fee equal to 1.0% of the NAV of the Operating Partnership attributable to Class N units of the Operating Partnership not held by us or the Adviser per annum. We refer to these fees payable by our company and by the Operating Partnership collectively as the “management fee.”

Notwithstanding the foregoing, the value of our investments in Affiliated Funds will be excluded from our NAV and the NAV of the Operating Partnership for purposes of calculating the management fee.

The management fee may be paid, at the Adviser’s election, in cash, shares of our Class I common stock, or Class I units of the Operating Partnership.

To the extent that the Adviser elects to receive any portion of its management fee in shares of our common stock or units of the Operating Partnership, we may repurchase such shares or units of the Operating Partnership from the Adviser at a later date, at a price per share or unit, as applicable, equal to the NAV per share as of the date of repurchase. Shares of our common stock and units of the Operating Partnership obtained by the Adviser in lieu of cash payment of the management fee will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. The Operating Partnership will repurchase any such Operating Partnership units for cash unless our board of directors determines that any such repurchase for cash would

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

be prohibited by applicable law or our charter, in which case such Operating Partnership units will be repurchased for shares of our common stock with an equivalent aggregate NAV.

The Adviser will have the option of exchanging any Class I shares of our common stock it obtains in lieu of cash payment of the management fee for an equivalent aggregate NAV amount of Class T, Class S or Class D shares of our common stock.

Performance Participation Allocation— The Special Limited Partner
So long as the Advisory Agreement has not been terminated (including by means of non-renewal),
the Special Limited Partner holds a performance participation interest in the Operating Partnership that entitles it to receive allocations from the Operating Partnership equal to (1) with respect to Class T, Class S, Class D and Class I Operating Partnership units, 12.5% of the Total Return, subject to a 6.0% Hurdle Amount and a High Water Mark, with a
Catch-Up
(each term as defined herein), and (2) with respect to Class N Operating Partnership units, 10.0% of the Class N Total Return, subject to a 7.0% Class N Hurdle Amount and a Class N High Water Mark, with a
Catch-Up
(each term as defined herein). Such allocations will be made annually and accrue monthly commencing with the sixth full calendar month following the first closing of our private offering of Class N shares.

For a detailed explanation of how the foregoing performance participation allocations are calculated, see “Summary of The Operating Partnership Agreement—Special Limited Partner Interest.”
Actual amounts of the performance participation depend upon the Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Operating Expense Reimbursement —The Adviser	In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Adviser for	Actual amounts of out-of-pocket expenses paid by the Adviser that we reimburse are dependent upon actual

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

out-of-pocket
costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, and (2) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated
	person. The Adviser has agreed to advance all of our operating expenses on our behalf through the earlier of (1) the date that our aggregate NAV is at least $500 million and (2) December 31, 2021. We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following the earlier of (1) the date that our aggregate NAV is at least $500 million and (2) December 31, 2021. See “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements.”	expenses incurred and, therefore, cannot be determined at this time.

Fees from Other Services— Affiliates of the Adviser	The Adviser or the Adviser’s affiliates may from time to time provide services to us relating to our investments or our operations that would otherwise be performed by third parties. Such services may include accounting and audit services, account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, transaction support services (which may consist of assembling relevant	Actual amounts depend on to what extent affiliates of the Adviser are actually engaged to perform such services.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

information with respect to investment acquisitions and dispositions, conducting financial and market analyses, coordinating closing and post-closing procedures, coordinating of design and development works, coordinating with brokers, lawyers, accountants and other advisors, assisting with due diligence, site visits and other services), transaction consulting services and other similar operational matters. In such event, we will reimburse the Adviser or the Adviser’s affiliate, as applicable, the cost of performing such services (including employment costs and related expenses allocable thereto, as reasonably determined by the Adviser based on time expended by the employees who render such services), provided that such reimbursements will not exceed the amount that would be payable by us if such services were provided by a third party on an arms-length basis.

Any amounts paid to the Adviser or the Adviser’s affiliates for any such services will not reduce the management fee. Any such arrangements will be approved by our board of directors, including the independent directors, to the extent required by our charter.

(1)
As of December 31, 2020, we had incurred approximately $2.1 million in organization and offering costs in connection with our private offering. The Adviser agreed to reimburse us to the extent that the organization and offering expenses that we incur with respect to the private offering exceed 15% of our gross proceeds from the private offering. The Adviser and its affiliates have also incurred offering expenses of $1.6 million and organization costs of approximately $200,000 on our behalf in connection with this public offering.

In calculating our management fee, we use our NAV before giving effect to accruals for the management fee, performance participation allocation, stockholder servicing fees or distributions payable on our shares. In calculating our stockholder servicing fee, we use our NAV before giving effect to accruals for the stockholder servicing fee or distributions payable on our shares.
Commencing with the first four full fiscal quarters after the quarter in which we make our first investment, we will not reimburse the Adviser for any amount by which Total Operating Expenses (as defined below) during the four preceding fiscal quarters exceeds the greater of (a) 2.0% of our Average Invested Assets (as defined below) and (b) 25.0% of our Net Income (as defined below). This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring
factors as they deem sufficient, a

higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:

•
“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under GAAP, including the management fee and the performance participation, but excluding: (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (2) property-level expenses incurred at each property, (3) interest payments, (4) taxes, (5)
non-cash
expenditures such as depreciation, amortization and bad debt reserves, (6) incentive fees paid in compliance with our charter, (7) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (8) real estate commissions on the sale of property and (9) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

•
“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash
reserves, computed by taking the average of such values at the end of each month during such period.

•
“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash
charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash
reserves.

See “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements.”

Q:	Are there any limitations on the level of ownership of your common stock?

A:
Our charter contains restrictions on the number of shares of our common stock any one person or group may own. Specifically, our charter will not permit any person or group to own more than 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.9% limits would not be effective without an exemption from these limits (applied prospectively or retroactively) by our board of directors. These limits may be further reduced if our board of directors waives these limits for certain holders. See “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Code and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares. See “Risk Factors—Risks Related to This Offering and Our Organizational Structure” for additional discussion regarding restrictions on share ownership.

Q:	Are there any ERISA considerations in connection with an investment in shares of your common stock?

A:
The section of this prospectus captioned “Certain ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged
retirement plans. The Code contains similar provisions applicable to individual retirement accounts (“IRAs”) and certain other benefit plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing the IRA, plan or other account; (2) whether the investment satisfies the fiduciary requirements associated with the IRA, plan or other account; (3) whether the investment will generate unrelated business taxable income to the IRA, plan or other account; (4) whether there is sufficient liquidity for that investment under the IRA, plan or other account; (5) the need to value the assets of the IRA, plan or other account annually or more frequently; and (6) whether the investment would constitute a non-exempt
prohibited transaction under applicable law. See “Risk Factors—Retirement Plan Risks” and “Certain ERISA Considerations.”

Q:	Are there any Investment Company Act of 1940 considerations?

A:
We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). We expect that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Sections 3(a)(1)(A) or 3(a)(1)(C) of the Investment Company Act.

If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on an exception from the definition of investment company provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.”
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act” and “Investment Objectives and Strategies—Investment Company Act Considerations.”

Q:	What is the impact of being an “emerging growth company”?

A:
We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding
stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding
stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

•
disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. We have elected to opt out of this transition period and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging
growth companies. This election is irrevocable.
We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1.07 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1.07 billion in non-convertible
debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule
12b-2
under the Exchange Act.
We do not believe that being an emerging growth company will have a significant impact on our business or this offering. As stated above, we have elected to opt out of the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under
Section 12b-2
of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be for so long as shares of our common stock are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for the salaries, bonuses, benefits and severance payments for any persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

Q:	When will I get my detailed tax information?

A:	In the case of certain U.S. stockholders, we expect your IRS Form 1099-DIV tax information, if required, to be mailed by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial adviser or our transfer agent:
DST Systems, Inc.
PO Box 219349
Kansas City, MO 64121-9349
Overnight Address:
DST Systems, Inc.
430 W 7th St. Suite 219349
Kansas City, MO 64105
Toll Free Number:
844-702-1299

RISK FACTORS
An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects and forward-looking statements.
Risks Related to This Offering and Our Organizational Structure
We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.
We have a limited operating history and may not be able to achieve our investment objectives. We cannot assure you that the past experiences of the Adviser and its affiliates will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a REIT with a substantial operating history.
We have held our current investments for only a short period of time and you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.
We have held our current investments for a limited period of time and we are not able to provide you with any information relating to any future investments that we may make. Because we have not held our current investments for a long period of time, it may be difficult for you to evaluate our success in achieving our investment objectives. We will seek to invest substantially all of the future net offering proceeds from this offering and our private offering of Class N shares, after the payment of fees and expenses, in the acquisition of, or investment in interests in, investments identified by the Adviser. However, because you will be unable to evaluate the economic merit of our future investments before we make them, you will have to rely entirely on the ability of the Adviser to select suitable and successful investment opportunities. Furthermore, the Adviser has broad discretion in selecting the types of properties we will invest in and the tenants of those properties. We may be subject to similar risks in relation to investments made by entities in which we acquire an interest but do not control, such as the Affiliated Funds. These factors increase the risk that your investment in our common stock may not generate returns comparable to other real estate investment alternatives.
The Adviser manages our portfolio pursuant to broad investment guidelines and generally is not required to seek the approval of our board of directors for each investment, financing or asset allocation decision it makes, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.
Our board of directors approved broad investment guidelines that delegate to the Adviser the authority to execute acquisitions and dispositions of real estate properties and real estate-related securities on our behalf, in each case so long as such investments are consistent with the investment guidelines and our charter. There can be no assurance that the Adviser will be successful in applying any strategy or discretionary approach to our investment activities. Our board of directors reviews our investment guidelines on an annual basis (or more often as it deems appropriate) and reviews our investment portfolio periodically. The prior approval of our board of directors or a committee of independent directors will be required only as set forth in our charter (including for transactions with affiliates of the Adviser) or for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors rely primarily on information provided to them by the Adviser. Furthermore, transactions entered into on our behalf by the Adviser may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.

If we are unable to raise substantial additional funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.
This offering is being made on a “best efforts” basis, meaning that the Dealer Manager and participating broker-dealers are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to create a diversified portfolio of investments. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. Moreover, the potential impact of any single asset’s performance on the overall performance of our portfolio increases. Further, we expect to have certain fixed operating expenses, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions to you.
Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in this offering, which would harm our ability to achieve our investment objectives.
As of June 30, 2020, broker-dealers must comply with Regulation Best Interest, which, among other requirements, establishes a new standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The impact of Regulation Best Interest on broker-dealers participating in this offering cannot be determined at this time, and it may negatively impact whether broker-dealers and associated persons recommend this offering to certain retail customers. If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to create a diversified portfolio of investments and achieve our investment objectives.
There is no public trading market for shares of our common stock and therefore your ability to dispose of your shares will likely be limited to repurchase by us. Your ability to have your shares repurchased through our share repurchase plan is limited, and if you do sell your shares to us, you may receive less than the price you paid.
There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares. We have adopted a share repurchase plan whereby our stockholders may request, on a monthly basis, that we repurchase all or any portion of their shares, subject to the terms and conditions of the share repurchase plan. We will repurchase shares of each class at a price equal to the transaction price of the shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share for each class) and not based on the price at which you initially purchased your shares. Subject to limited exceptions, shares repurchased within one year of the date of issuance will be repurchased at 95% of the applicable transaction price. As a result, you may receive less than the price you paid for your shares if you sell them to us pursuant to our share repurchase plan.
We may choose to repurchase fewer shares than have been requested in any month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or to fund the repurchase of shares held by MassMutual pursuant to the contractual share redemption rights we have granted MassMutual or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the total amount of shares that we will repurchase pursuant to our share repurchase program is limited, in any calendar month, to no more than 2% of our aggregate NAV (measured using the aggregate NAV as of the end of the immediately preceding month) and, in any calendar quarter, to no more than 5% of our aggregate NAV (measured using the average aggregate NAV at the end of the immediately preceding three months). Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Our board may determine that it is in our best interests and the interest of our stockholders to suspend the share repurchase plan as a result of regulatory changes, our becoming aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased, a lack of available funds, a determination that repurchase requests are having an adverse effect on our operations or other factors. Upon a suspension of our share repurchase plan, our board of directors will consider at least quarterly whether the continued suspension of our share repurchase plan remains in our best interest and the best interest of our stockholders. However, our board of directors is not required to authorize the recommencement of our share repurchase plan within any specified period of time. If the full amount of all shares requested to be repurchased in any given month are not repurchased, funds will be allocated pro rata based on the total number of shares being repurchased and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.
The vast majority of our assets consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in our best interests as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Because we are not required to authorize the recommencement of the share repurchase plan within any specified period of time, we may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. For additional discussion of the terms of our share repurchase plan, see “Share Repurchases.”
The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.
We will not establish a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this prospectus. We have a limited track record and may not generate sufficient income to make distributions to our stockholders. Our board of directors (or a committee of our board of directors) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:

•	the limited size of our portfolio in the early stages of our development;

•	our inability to invest the proceeds from sales of our shares on a timely basis in income-producing properties;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

•	defaults in our investment portfolio or decreases in the value of our investments.
As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment. As discussed below, we may fund distributions to our stockholders from sources other than cash flow from operations.

We may pay distributions from sources other than our cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.
We may not generate sufficient cash flow from operations to fully fund distributions to our stockholders, particularly during the early stages of our operations. Therefore, particularly in the earlier part of this offering, we may fund distributions to our stockholders from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings, or offering proceeds (including from sales of our common stock or Operating Partnership units). The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in shares of our common stock or units of the Operating Partnership and the Special Limited Partner elects to receive distributions on its performance participation interest in units of the Operating Partnership, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related securities portfolio. Funding distributions from the sales of or repayment under our assets, borrowings, or proceeds of this offering will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.
To the extent we borrow funds to pay distributions, we would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.
We may also defer operating expenses or pay expenses (including the fees of the Adviser or distributions to the Special Limited Partner) with shares of our common stock or Operating Partnership units in order to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely affect our operations and reduce the future return on your investment. The payment of expenses in shares of our common stock or with Operating Partnership units will dilute your ownership interest in our portfolio of assets. There is no guarantee any of our operating expenses will be deferred and the Adviser and Special Limited Partner are under no obligation to receive future fees or distributions in shares of our common stock or Operating Partnership units and may elect to receive such amounts in cash.
Payments to the Adviser or the Special Limited Partner in the form of common stock or Operating Partnership units they elect to receive in lieu of fees or distributions will dilute future cash available for distribution to our stockholders.
The Adviser or the Special Limited Partner may choose to receive shares of our common stock or Operating Partnership units in lieu of certain fees or distributions. The holders of all Operating Partnership units are entitled to receive cash from operations pro rata with the distributions being paid to us and such distributions to the holders of the Operating Partnership units will reduce the cash available for distribution to us and to our stockholders. Furthermore, under certain circumstances the Operating Partnership units held by the Adviser or the Special Limited Partner are required to be repurchased, in cash at the holder’s election, and there may not be sufficient cash to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, offering proceeds or other sources to make the payment, which will reduce cash available for distribution to you or for investment in our operations. Repurchases of our shares of common stock or Operating

Partnership units from the Adviser paid to the Adviser as a management fee are not subject to the monthly and quarterly volume limitations or the Early Repurchase Deduction, and such sales receive priority over other shares being put for repurchase during such period. Repurchases of our shares of common stock or Operating Partnership units from the Special Limited Partner distributed to the Special Limited Partner with respect to its performance participation interest are not subject to the Early Repurchase Deduction, but, in the case of shares of our common stock, such repurchases are subject to the monthly and quarterly volume limitations and do not receive priority over other shares being put for repurchase during such period.
Purchases and repurchases of shares are not made based on the current NAV per share.
Generally, our offering price per share and the price at which we make repurchases of shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share as of the date on which you make your subscription request or repurchase request may be significantly different than the offering price you pay or the repurchase price you receive. In addition, we may offer and repurchase shares based on a transaction price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. In such cases, the offering price and repurchase price will not equal our NAV per share as of any time.
Valuations and appraisals of our real properties and real estate-related securities are estimates of fair value and may not necessarily correspond to realizable value.
For the purposes of calculating our monthly NAV, our properties will generally initially be valued at cost, which we expect to represent fair value at that time. Thereafter, valuations of properties will be determined by Capright, one of our independent valuation advisors, based on appraisals of each of our properties on a quarterly basis in accordance with valuation guidelines approved by our board of directors. Our property-level and entity-level debt will be valued quarterly by Chatham, one of our independent valuation advisors. Our investments in other real estate-related assets will be valued quarterly or monthly, as applicable, at fair market value by the Adviser. See “Net Asset Value Calculation and Valuation Guidelines.” The valuations of our real properties will be based on asset and portfolio level information provided by the Adviser, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real estate property, which information will not be independently verified by Capright. In addition, our investments in certain real estate-related securities, while a component of NAV, will be valued by the Adviser, based on market quotations or at fair value, and will not be reviewed by our independent valuation advisors or appraised.
Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and real estate-related securities will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Adviser and our independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. There will be no retroactive adjustment in the valuation of such assets, the offering price of our shares of common stock, the price we paid to repurchase shares of our common stock or
NAV-based
fees we paid to the Adviser and the Dealer Manager to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan will generally be based on our prior month’s NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.
Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.
We anticipate that the quarterly appraisals of our properties will be conducted on a rolling basis, such that properties may be appraised at different times but each property would be appraised at least quarterly. When these appraisals are reflected in our NAV calculations, there may be a material change in our NAV per share amounts for each class of our common stock from those previously reported. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new quarterly appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect the new appraisal or actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.
It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.
The Adviser’s determination of our monthly NAV per share will be based in part on appraisals of each of our properties provided quarterly by Capright, one of our independent valuation advisors, in accordance with valuation guidelines approved by our board of directors. As a result, our published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal. The Adviser will review appraisal reports and monitor our properties and property-level and entity-level debt, and is responsible for notifying the independent valuation advisors of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the existing valuations, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our properties or liabilities between valuations, or to obtain quickly complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, and material changes in the lending markets may cause the value of property-level or entity-level debt to change, yet obtaining sufficient relevant information after the occurrence has come to light or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor of either stockholders who repurchase their shares, stockholders who buy new shares, or existing stockholders.
NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.
The methods used by the Adviser and State Street to calculate our NAV, including the components used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We will calculate and publish NAV solely for purposes of establishing the price at which we sell and repurchase shares of our common stock, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with GAAP. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets. You should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Net Asset Value Calculation and Valuation Guidelines.”
Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase shares of our common stock and the amount of the Adviser’s management fee and the Special Limited Partner’s performance participation interest. The Adviser has implemented certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, the Adviser, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which shares of our common stock were sold or repurchased or on the amount of the Adviser’s management fee or the Special Limited Partner’s performance participation interest, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to the Adviser’s policies and procedures, making adjustments to prior NAV calculations. You should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Net Asset Value Calculation and Valuation Guidelines.”
We face risks associated with the deployment of our capital.
In light of the nature of our continuous offering and our investment strategy and the need to be able to deploy capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying and purchasing suitable investments on attractive terms, there could be a delay between the time we receive net proceeds from this offering and the time we invest such net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our stockholders that may be invested in money market accounts or other similar temporary investments.
In the event we are unable to find suitable investments, such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely invest the net proceeds of this offering or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.
Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a “control premium” for his or her shares.
Corporations organized under Maryland law with a class of registered securities and at least three independent directors are permitted to elect to be subject, by a charter or bylaw provision or a resolution of its board of directors and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:

•	staggering the board of directors into three classes;

•	requiring a two-thirds vote of stockholders to remove directors;

•	providing that only the board of directors can fix the size of the board;

•
providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	providing for a majority requirement for the calling by stockholders of a stockholder-requested special meeting of stockholders.
These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ shares. Pursuant to our charter we have elected, once we are eligible to make such an election, that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through other provisions in our charter and bylaws, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions described above, but our charter does not prohibit our board of directors from opting into any of these provisions in the future (to the extent we are eligible at such time to do so).
Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” (which is defined as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock and (2) an affiliate or associate of ours who, at any time within the two-year
period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding stock) or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. A person is not an interested stockholder if our board of directors approved in advance the transaction by which he would otherwise have become an interested stockholder. In approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by our board of directors. After the five-year period ends, any merger or other business combination with the interested stockholder or any affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

•
two-thirds
of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority voting provisions do not apply if, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combination involving us and any person, including Invesco and the Adviser, from the provisions of this law, provided that such business combination is first approved by our board of directors.
Our charter permits our board of directors to cause us to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.
Our board of directors is permitted, subject to certain restrictions set forth in our charter, to authorize the issuance of shares of preferred stock without stockholder approval. Further, our board of directors may classify or reclassify any unissued shares of common or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock. Our board of directors has designated 125 shares of our authorized preferred stock as 12.5% Series A Redeemable Cumulative Preferred Stock. See “Description of Capital Stock—Preferred Stock.”
Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”
The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds
of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply: (1) to shares acquired in a merger, consolidation or statutory share exchange if the Maryland corporation is a party to the transaction; or (2) to acquisitions approved or exempted by the charter or bylaws of the Maryland corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see “Certain Provisions of Maryland Corporate Law and Our Charter and Bylaws—Control Share Acquisition.”
Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.
Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter generally limits the personal liability of our directors and officers for monetary damages subject to the limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 (the “NASAA REIT Guidelines”) and Maryland law. Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, the Adviser or any of our or the Adviser’s affiliates for any liability or loss suffered by them or hold our directors, the Adviser or any of our or the Adviser’s affiliates harmless for any liability or loss suffered by us, unless they have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent
directors, the Adviser and its affiliates, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers, the Adviser and Other Agents.”
Maryland law and our organizational documents limit our stockholders’ ability to amend our charter or dissolve us without the approval of our board of directors.
We are required to comply with the Maryland General Corporation Law, which provides that any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, our stockholders may vote to authorize the amendment of our charter or the dissolution of our company, but only after such action has been declared advisable by our board of directors. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders will be those that have been declared advisable by our board of directors and also require approval by our stockholders.
Your interest in us will be diluted if we issue additional shares, and your interest in our assets will also be diluted if the Operating Partnership issues additional units.
Holders of shares of our common stock will not have preemptive rights to any shares of stock that we issue in the future. Our charter authorizes us to issue up to 3,700,000,000 shares of capital stock, of which 3,600,000,000 shares are classified as common stock, of which 600,000,000 shares are classified as Class T shares, 600,000,000 shares are classified as Class S shares, 600,000,000 shares are classified as Class D shares, 600,000,000 shares are classified as Class I shares, 600,000,000 shares are classified as Class E shares and 600,000,000 shares are classified as Class N shares, and 100,000,000 shares are classified as preferred stock of which 125 shares are designated as 12.5% Series A Redeemable Cumulative Preferred Stock. In addition, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares of our common stock in this offering or future private or public offerings; (2) issue shares of our common stock or units in the Operating Partnership in private offerings; (3) issue shares of our common stock or units in the Operating Partnership upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares of our common stock or units in the Operating Partnership to the Adviser or the Special Limited Partner, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or the performance participation allocation; (5) issue shares of our common stock or units in the Operating Partnership to sellers of properties we acquire, or (6) issue equity incentive compensation to the senior executive officers of affiliated service providers or to third parties as satisfaction of obligations under incentive compensation arrangements. To the extent we issue additional shares of common stock after you purchase shares of our common stock in this offering, your percentage ownership interest in us will be diluted. Because we hold all of our assets through the Operating Partnership, to the extent we issue additional units of the Operating Partnership after you purchase shares of our common stock in this offering, your percentage ownership interest in our assets will be diluted. Subject to limitations contained in our charter, we may issue, or cause to be issued, limited partnership units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Because certain classes of the units of the Operating Partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between the Operating Partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons, our stockholders may experience substantial dilution in their percentage ownership of our shares or their interests in the underlying assets held by the Operating Partnership. Operating Partnership units may have different and preferential rights to the claims of common units of the Operating Partnership which correspond to the common stock held by our stockholders. Certain units in the Operating Partnership may have different and preferential rights to the terms of the common Operating Partnership units which correspond to the common stock held by our stockholders.

Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders.
Our directors and officers have duties to our company and our stockholders under Maryland law and our charter in connection with their management of the company. At the same time, we, as general partner, have fiduciary duties under Delaware law to the Operating Partnership and to the limited partners in connection with the management of the Operating Partnership. Our duties as general partner of the Operating Partnership and its partners may come into conflict with the duties of our directors and officers to our company and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of the Operating Partnership provides that, for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners may be resolved in favor of our stockholders.
Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees will not be liable or accountable to the Operating Partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, the Operating Partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of the Operating Partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.
The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.
Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.
Economic events affecting the economy, such as the general negative performance of the real estate sector, could cause our stockholders to seek to sell their shares to us pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.
We intend to conduct our operations so that neither we, nor the Operating Partnership nor the subsidiaries of the Operating Partnership are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company. See “Investment Objectives and Strategies—Investment Company Act Considerations”
A change in the value of any of our assets could negatively affect our ability to maintain our exception from the definition of investment company under the Investment Company Act. To maintain compliance with the applicable exception from the definition of investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forgo opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
If we were required to register as an investment company, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could impose a receiver to take control of and liquidate our company.
We depend on the Adviser to develop appropriate systems and procedures to control operational risk.
Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in our operations may cause us to suffer financial losses, the disruption of our business, liability to third parties, regulatory intervention or damage to our reputation. We rely heavily on our financial, accounting and other data processing systems. The ability of our systems to accommodate transactions could also constrain our ability to properly manage our portfolio. Generally, the Adviser will not be liable for losses incurred due to the occurrence of any such errors.
We are subject to the risk that our trading orders may not be executed in a timely and efficient manner due to various circumstances, including, without limitation, systems failure or human error. As a result, we could be unable to achieve the market position selected by the Adviser or might incur a loss in liquidating our positions. Since some of the markets in which we effect transactions may be over-the-counter
or interdealer markets, the participants in such markets are typically not subject to credit evaluation or regulatory oversight comparable to which members of exchange-based markets are subject. We are also exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions, thereby causing us to suffer a loss.
Other disruptive events, including, but not limited to, natural disasters and public health crises such as the COVID-19 pandemic, may adversely affect our ability to conduct our operations. Such adverse effects may include the inability of the Adviser’s employees, or the employees of its affiliates and other service providers, to perform their responsibilities as a result of any such event. Such disruptions to our operations could have a significant impact on our financial condition.
Operational risks, including the risk of cyberattacks, may disrupt our businesses, result in losses or limit our growth.
We rely heavily on our and Invesco’s financial, accounting, treasury, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks which may continue to increase in sophistication and frequency in the future. Attacks on Invesco and its portfolio companies’ and service providers’ systems could involve, and in some instances have in the past involved, attempts that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our stockholders, destroy data or disable, degrade or sabotage our systems, including through the introduction of computer viruses and other malicious code.
Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. Invesco and its affiliates and their portfolio entities’ and service providers’ information and technology systems may be vulnerable to damage or interruption from cyber security breaches, computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyberattacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. There has been an increase in the frequency and sophistication of the cyber and security threats Invesco faces, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target Invesco because Invesco holds a significant amount of confidential and sensitive information about its investors, its portfolio companies and potential investments. As a result, Invesco may face a heightened risk of a security breach or disruption with respect to this information. If successful, these types of attacks on Invesco’s network or other systems could have a material adverse effect on our business and results of operations, due to, among other things, the loss of investor or proprietary data, interruptions or delays in the operation of our business and damage to our reputation. There can be no assurance that measures Invesco takes to ensure the integrity of its systems will provide protection, especially because cyberattack techniques used change frequently or are not recognized until successful.
Although Invesco has implemented, and portfolio entities and service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Invesco does not control the cyber security plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to Invesco, us or a portfolio entity, each of which could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in our, Invesco’s, its affiliates’ or our portfolio entities’ operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to stockholders, material nonpublic information and the intellectual property and trade secrets and other sensitive information in the possession of Invesco or portfolio entities. We, Invesco or a portfolio company/entity could be required to make a significant investment to remedy the effects of any such failures, harm to their reputations, legal claims that they and their respective affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity and other events that may affect their business and financial performance.
In addition, Invesco operates in businesses that are highly dependent on information systems and technology. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which Invesco operates have laws and regulations relating to data privacy, cybersecurity and protection of personal information, including the General Data Protection Regulation in the European Union that went into effect in May 2018. Some jurisdictions have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. Breaches in security could potentially jeopardize Invesco, its employees’ or our investors’ or counterparties’ confidential and other information processed and stored in, and transmitted through Invesco’s computer systems and networks, or otherwise cause interruptions or malfunctions in its, its employees’, our investors’, our counterparties’ or third parties’ operations, which could result in significant losses, increased costs, disruption of Invesco’s business, liability to our investors and other counterparties, regulatory intervention or reputational damage. Furthermore, if Invesco fails to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause our investors to lose confidence in the effectiveness of our or Invesco’s security measures.
Finally, we will depend on Invesco’s headquarters in Atlanta, Georgia, its offices in Dallas, Texas, where Invesco Real Estate’s headquarters are located, and certain other offices located elsewhere, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting Invesco’s offices, could have a material adverse impact on our ability to continue to operate our business without interruption. Invesco’s disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.
We are not required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we are not required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold stockholder advisory votes on executive compensation.
Once we are no longer an emerging growth company, so long as our shares of common stock are not traded on a securities exchange, we will be deemed to be a
“non-accelerated
filer” under the Exchange Act, and as a
non-accelerated
filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for salaries, bonuses, benefits and severance payments for any persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not have any executive compensation, making the exemptions listed in (5) and (6) above generally inapplicable.
We cannot predict if investors will find our common stock less attractive because we choose to rely on any of the exemptions discussed above.
As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to opt out of this transition period and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging
growth companies. This election is irrevocable.
Risks Related to Investments in Real Estate
Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.
We will be subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or capital market conditions;

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market or metropolitan area, which could result in rising vacancy rates or decreasing market rental rates;

•	vacancies, fluctuations in the average occupancy and room rates for hotel properties or inability to lease space on favorable terms;

•	increased competition for properties targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	increases in interest rates and lack of availability of financing;

•
events or conditions beyond our control, including natural disasters, extreme weather conditions, climate change-related risks (including climate-related transition risks and acute and chronic physical risks), acts of terrorism, war and outbreaks of contagious disease such the ongoing COVID-19 pandemic; and

•
changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, limitations on rental rates, and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to stockholders.
The global pandemic of a novel strain of coronavirus which causes the disease known as COVID-19 is expected to adversely affect our financial condition and operating results.
Since the first quarter of 2020, the global outbreak of
COVID-19
has spread to over 100 countries, including the United States, and every state in the United States. The World Health Organization has designated
COVID-19
as a pandemic, and numerous countries, including the United States, have declared national emergencies with respect to
COVID-19.
The global impact of the outbreak has been widespread and many countries have reacted by instituting quarantines and restrictions on travel, closing financial markets or restricting trading, and limiting operations of non-essential
businesses. Such actions have created disruption in global supply chains, and are adversely impacting many industries. The outbreak is expected to have a continued adverse impact on economic and market conditions and has triggered a global economic slowdown.
The
COVID-19
pandemic may have an adverse impact on our NAV, results of operations, cash flows and fundraising, and may have an adverse impact on our ability to source new investments, obtain financing, fund distributions to stockholders and satisfy repurchase requests, among other factors. Although many or all facets of our business have been or could be impacted by
COVID-19,
we currently believe the following impacts to be among the most material to us:

•
We are subject to risks related to increases in rent defaults, rent deferral or rent forgiveness and decreases in rent collection. We may be required to grant some of our tenants rent deferral. While it is expected that any deferred rent will generally be paid back over a pre-determined
period, there is no guarantee we will be able to recover any deferred rent. We will continue to recognize rental revenue for such tenants, as permitted by applicable accounting guidance, while also considering any necessary bad debt reserves. As a result of
COVID-19,
we may also experience a decline in our average rent collection rates, which will negatively impact our cash flow. We may not be able to promptly lease properties that are vacant or become vacant because a tenant defaults or decides not to renew its lease, resulting in reduced occupancy at our properties, and the rental rates or other terms under new leases may be less favorable than the terms of the current lease. Such events would have a negative impact on our cash flows, operating results and NAV and on our ability to fund distributions to stockholders and satisfy repurchase requests.

•
Our medical office and industrial properties are subject to increased risks from rent default, rent deferral or rent forgiveness for tenants adversely impacted by the pandemic, including tenants that have materially reduced operations. These impacts may result in reduced occupancy at our medical office and industrial properties.

•
Our multifamily properties face an increased risk of tenant defaults as disruptions in the labor market, resulting in record rates of unemployment, have made it more difficult for some tenants to meet their rent obligations and for us to retain tenants at current rental rates. We may also, for economic or regulatory reasons, defer or forgive rent for certain tenants of our multifamily properties. In particular, certain state and local requirements have temporarily stayed any eviction proceedings. When these temporary stays expire, we may face increased rent defaults, deferrals or forgiveness. Furthermore, it may be difficult for us to find new tenants during the pandemic as potential residents are unwilling or unable to move.

•
Real estate transaction activity has generally slowed as market participants addressed the impact of
COVID-19
on the real estate markets. The pandemic may continue to make it difficult for us to fully deploy our capital in the manner we would under normal market conditions.

The immediately preceding outcomes are those we consider to be most material as a result of the
COVID-19
pandemic. We may also experience other negative impacts to our business as a result of the pandemic that could exacerbate other risks described in this prospectus, including:

•	suspensions of or limitations on the operations of certain property types and increased rent defaults, rent deferrals or rent forgiveness to tenants;

•
operational impacts on our business and our third-party advisors, service providers, vendors and counterparties, including operating partners, property managers, our independent valuation advisor, our transfer agent, third-party appraisal firms that provide appraisals of our properties, our lenders and other providers of financing, brokers and other counterparties that we purchase and sell assets to and from, derivative counterparties, and legal and diligence professionals that we rely on for acquiring our investments;

•
limitations on our ability to ensure business continuity in the event our, or our third-party advisors’ and service providers’, continuity of operations plan is not effective or improperly implemented or deployed during a disruption;

•	the availability of key personnel of the Adviser and our service providers as they face changed circumstances and potential illness during the pandemic;

•	difficulty in valuing our assets;

•	limitations on our ability to raise new capital in this offering;

•	limitations on our ability to make distributions to our stockholders due to material adverse impacts on our cash flows from operations or liquidity; and

•
limitations on our ability to satisfy all repurchase requests, including in the event that we lack readily available funds to meet repurchase requests or we need to maintain liquidity for our operations.

The COVID-19 pandemic is a continually evolving situation that presents significant uncertainty and risk with respect to our financial condition and results of operations. The extent to which the COVID-19 pandemic impacts our financial condition and results of operations will depend on future developments that are highly uncertain, including the extent of the pandemic, the geographic regions most severely impacted by the pandemic, the recovery time of the disrupted supply chains and industries, and the effectiveness of the measures taken on an international, national and local level to contain or mitigate the pandemic, including the development and effective distribution of vaccines and additional therapeutic treatments. As a result, we cannot estimate the impact of the pandemic on our near- or longer-term financial condition or operational results with reasonable certainty.
Our success is dependent on general market and economic conditions.
The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments. Invesco’s financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on Invesco’s businesses and operations (including the Adviser).
A depression, recession or slowdown in the U.S. real estate market or one or more regional real estate markets, and to a lesser extent, the global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We would also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our capital structure or our investments’ capital structures.
Market disruptions in a single country could cause a worsening of conditions on a regional and even global level, and economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could result in problems in one country adversely affecting regional and even global economic conditions and markets.
The outbreak and spread of infectious diseases, such as COVID-19, together with the restrictions on travel and other measures imposed in response thereto, have had a negative impact on the economy and business activity globally, and thereby could adversely affect the performance of our investments. Furthermore, the rapid development of epidemics could preclude prediction as to their ultimate adverse impact on economic and market conditions, and, as a result, present material uncertainty and risk with respect to the performance of our investments. These epidemics could have particularly adverse impacts on certain industries, such as the hospitality and leisure industries, and may also have particular negative effects on certain regions in which we own investments.
Our portfolio is currently concentrated in a limited number of industries and investments, and may in the future be concentrated in a limited number of industries, geographies or investments.
Our portfolio may be heavily concentrated at any time in only a limited number of industries, geographies or investments, and, as a consequence, our aggregate return may be substantially affected by the unfavorable performance of even a single investment. To the extent that our investments are concentrated in a particular type of asset or geography, our portfolio may become more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular type of asset or geography. The degree to which our portfolio is concentrated in a limited number of industries, geographies or investments may be increased if we are not able to raise significant capital in this offering. For investments that the Adviser intends to finance (directly or by selling assets), there is a risk that such financing may not be completed, which could result in us holding a larger percentage of our assets in a single investment and asset type than desired. Investors have no assurance as to the degree of diversification in our investments, either by geographic region or asset type.
We may change our investment and operational policies without stockholder consent.
Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this prospectus. Our board of directors also approved broad investment guidelines with which we must comply, but these guidelines provide the Adviser with broad discretion and can be changed by our board of directors. A change in our investment strategies may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition.
We may have difficulty selling our properties, which may limit our flexibility and ability to pay distributions.
Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our properties on favorable terms. This may limit our ability to change our portfolio quickly in response to adverse changes in the performance of any such property or economic or market trends. In addition, U.S. federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our results of operations and financial condition.
We face risks associated with property acquisitions.
We intend to acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to complete an acquisition after making a non-refundable deposit or guarantee and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

•	acquired properties may fail to perform as expected;

•
acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.
In addition, while we intend to invest primarily in stabilized income-oriented real estate, we may also acquire assets that require some amount of capital investment in order to be renovated or repositioned. These investments are generally subject to higher risk of loss than investments in stabilized real estate and there is no guarantee that any renovation or repositioning will be successful, or that the actual costs will not be greater than our estimates.
The sale and disposition of real properties carry certain litigation risks at the property level that may reduce our profitability and the return on your investment.
The acquisition, ownership and disposition of real properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by us in relation to activities that took place prior to our acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of our efforts to maximize sale proceeds. Similarly, successful buyers may later sue us under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.
Competition for investment opportunities may reduce our profitability and the return on your investment.
We face competition from various entities for investment opportunities in properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, other programs sponsored by the Adviser and its affiliates, particularly those with investment strategies that overlap with ours, may seek investment opportunities under Invesco Real Estate’s prevailing policies and procedures. Many of these entities may have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could have a material impact on the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. The lack of available debt on reasonable terms or at all could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, over the past several years, a number of real estate funds and publicly traded and non-exchange
traded REITs have been

formed and others have been consolidated (and many such existing funds have grown in size) for the purpose of investing in real estate or real estate-related assets. Additional real estate funds, vehicles and REITs with similar investment objectives are expected to be formed in the future by other unrelated parties and further consolidations may occur (resulting in larger funds and vehicles). Consequently, it is expected that competition for appropriate investment opportunities would reduce the number of investment opportunities available to us and adversely affect the terms, including price, upon which investments can be made. This competition may cause us to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, and in such case our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.
We may make a substantial amount of joint venture investments, including with Invesco affiliates. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.
We have, and may again in the future,
co-invest
with Invesco affiliates, including Other Invesco Accounts, or third parties in partnerships or other entities that own real estate properties. We may acquire non-controlling
interests in joint ventures. Even if we have some control in a joint venture, we would not be able to exercise sole decision-making authority. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner would have full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with joint venture partners might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our joint venture partners.
In addition, in connection with any investments in which we participate alongside any Other Invesco Accounts, the Adviser may decline to exercise, or delegate to a third party, certain control, foreclosure and similar governance rights relating to such shared investments for legal, tax, regulatory or other reasons. There is no guarantee that we will be able to co-invest
with any Other Invesco Account.
We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment
company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Invesco Accounts.
If we have a right of first refusal to buy out a joint venture partner, we may be unable to finance such a buy-out
if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a joint venture partner subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. In some joint ventures we may be obligated to buy all or a portion of our joint venture partner’s interest in connection with a crystallization event, and we may be unable to finance such a buy-out
when such crystallization event occurs, which may result in interest or other penalties accruing on the purchase price. If we buy our joint venture partner’s interest we will have increased exposure in the underlying investment. The price we use to buy our joint venture partner’s interest or sell our interest is typically determined by negotiations between us and our joint venture partner and there is no assurance that such price will be representative of the value of the underlying property or equal to our then-current valuation of our interest in the joint venture that is used to calculate our NAV. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our joint venture partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with Invesco affiliates may also entail further conflicts of interest. Joint venture partners may receive ongoing fees in connection with providing service to the joint venture or its properties, including promote fees, beyond their equity investment, which would reduce the amount of our economic interest.
Some additional risks and conflicts related to our joint venture investments (including joint venture investments with Invesco affiliates) include:

•
the joint venture partner may have economic or other interests that are inconsistent with our interests, including interests relating to the financing, management, operation, leasing or sale of the assets purchased by such joint venture;

•
our joint venture partners may receive ongoing fees from our joint ventures, including promote payments and potential buyouts of their equity investments, all of which may reduce amounts otherwise payable to us;

•	tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner may cause it to want to take actions contrary to our interests;

•	the joint venture partner may have joint control of the joint venture even in cases where its economic stake in the joint venture is significantly less than ours;

•
under the joint venture arrangement, it is possible that neither we nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition. In addition, depending on the governance structure of such joint venture partner, decisions of such vehicle may be subject to approval by individuals who are independent of Invesco;

•
under the joint venture arrangement, we and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, we may be forced to sell our investment in the joint venture, or buy the joint venture partner’s share of the joint venture at a time when it would not otherwise be in our best interest to do so;

•
our participation in investments in which a joint venture partner participates will be less than what our participation would have been had such joint venture partner not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of our participation in such investments may decrease over time; and

•
under the joint venture arrangement, we and the joint venture partner could each have preemptive rights in respect of future issuances by the joint venture, which could limit a joint venture’s ability to attract new third-party capital;

•
under the joint venture arrangement, we and the joint venture partner could be subject to lock-ups, which could prevent us from disposing of our interests in the joint venture at a time we determine to be advantageous; and

•
the joint venture partner could have a right of first offer, tag-along rights, drag-along rights, consent rights or other similar rights in respect of any transfers of the ownership interests in the joint venture to third parties, which could have the effect of making such transfers more complicated or limiting or delaying us from selling our interest in the applicable investment.

Furthermore, we may have conflicting fiduciary obligations if we acquire properties with our affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length
negotiations of the type normally conducted between unrelated parties.
Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.
We may acquire multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in our owning investments in geographically dispersed markets, placing additional demands on the Adviser in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, or if the seller imposes a lock-out
period on subsequent sale, we may be required to operate or attempt to dispose of these properties (if not subject to a lock-out
period). We also may be required to accumulate a large amount of cash to fund such acquisitions. We would expect the returns that we earn on such cash to be less than the returns on investments in real property. Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on our portfolio.
In the event we obtain options to acquire properties, we may lose the amount paid for such options whether or not the underlying property is purchased.
We may obtain options to acquire certain properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our stockholders.
In our due diligence review of potential investments, we may rely on third-party consultants and advisors and representations made by sellers of potential portfolio properties, and we may not identify all relevant facts that may be necessary or helpful in evaluating potential investments.
Before making investments, due diligence will typically be conducted in a manner that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental, social, governance, real property and legal issues. Outside consultants, legal advisors, appraisers, accountants, investment banks and other third parties, including affiliates of the Adviser or Invesco, may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the Adviser’s reduced control of the functions that are outsourced. Where affiliates of Invesco are utilized, the Adviser’s management fee will not be offset for the fees paid or expenses reimbursed to such affiliates. In addition, if the Adviser is unable to timely engage third-party providers, the ability to evaluate and acquire more complex targets could be adversely affected. In the due diligence process and making an assessment regarding a potential investment, the Adviser will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation carried out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk management procedures described in this prospectus, will achieve their desired effect, and potential investors should regard an investment in us as being speculative and having a high degree of risk.
We will rely on property managers to operate our properties and leasing agents to lease vacancies in our properties.
The Adviser intends to hire property managers to manage our properties and leasing agents to lease vacancies in our properties. The property managers will have significant decision-making authority with respect to the management of our properties. We will be particularly dependent on property managers of any hospitality and leisure properties we invest in. Our ability to direct and control how our properties are managed on a day-to-day
basis may be limited because we engage other parties to perform this function. Thus, the success of our business may depend in large part on the ability of our property managers to manage the day-to-day
operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by, or problems in our relationship with, our property managers or leasing agents could adversely impact the operation and profitability of our properties.

We will depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain properties may decrease our ability to lease vacated space.
We expect that rental income from real property will, directly or indirectly, constitute a significant portion of our income. Delays in collecting accounts receivable from tenants could adversely affect our cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing loans we may own. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases may adversely affect our operations and our ability to pay distributions.
Generally, under U.S. bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court for an additional 90 days. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy
arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.
Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.
We may be unable to renew leases as leases expire.
We may not be able to lease properties that are vacant or become vacant because a tenant decides not to renew its lease or by the continued default of a tenant under its lease. In addition, certain of the properties we acquire may have some level of vacancy at the time of acquisition. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant after we acquire them. Even if a tenant renews its lease or we enter into a lease with a new tenant, the terms of the new lease may be less favorable than the terms of the old lease. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the property’s leases. If we are unable to promptly renew or enter into new leases, or if the rental rates are lower than expected, our results of operations and financial condition will be adversely affected. For example, following the termination or expiration of a tenant’s lease there may be a period of time before we will begin receiving rental payments under a replacement lease. During that period, we will continue to bear fixed expenses such as interest, real estate taxes, maintenance, security, repairs and other operating expenses. In addition, declining economic conditions may impair our ability to attract replacement tenants and achieve rental rates equal to or greater than the rents paid under previous leases. Increased competition for tenants may require us to make capital improvements to properties which would not have otherwise been planned. Any unbudgeted capital improvements that we undertake may divert cash that would otherwise be available for distributions or for satisfying repurchase requests. Ultimately, to the extent that we are unable to renew leases or re-let
space as leases expire, decreased cash flow from tenants will result, which could adversely impact our operating results.
We may be required to expend funds to correct defects or to make improvements before a tenant can be found for a property at an attractive lease rate or an investment in a property can be sold. No assurance can be given that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lock-out
provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed on that property. These factors and others that could impede our ability to respond to adverse changes in the performance of our properties could significantly affect our financial condition and operating results.
Our properties will face significant competition.
We may face significant competition from owners, operators and developers of properties. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. If one of our properties were to lose an anchor tenant, this could impact the leases of other tenants, who may be able to modify or terminate their leases as a result.
Our properties may be leased at below-market rates under long-term leases.
We may seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are generally included. In addition, where appropriate, we will seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. These leases may allow tenants to renew the lease with pre-defined
rate increases. If we do not accurately judge the potential for increases in market rental rates, or if our negotiated increases provide for a discount to then-current market rental rates (in exchange for lower volatility), we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, we may be unable to terminate those leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.
We will depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.
Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators or other replacements for the reduced or interrupted utilities, which also could be insufficient to fully operate our facilities and could result in our inability to provide services.
We may experience material losses or damage related to our properties and such losses may not be covered by insurance.
We may experience material losses related to our properties arising from natural disasters, such as extreme weather events, climate change, and acts of God, vandalism or other crime, faulty construction or accidents, fire, war, acts of terrorism outbreaks of infectious disease or other catastrophes. We plan to carry insurance covering our properties under policies the Adviser deems appropriate. The Adviser will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments
and policy limits that may not be sufficient to cover losses. In general, losses related to terrorism are becoming harder and more expensive to insure against. Most insurers are excluding terrorism coverage from their all-risk
policies. In some cases, the insurers are offering significantly limited coverage against terrorist acts for additional premiums, which can greatly increase the total costs of casualty insurance for a property. A similar dynamic has been unfolding with respect to certain weather and fire events, with insurers excluding certain investments that have high risk of weather, earthquake or fire events. As the effects of climate change increase, we expect the frequency and impact of weather and climate related events and conditions could increase as well. As a result, not all investments may be insured against terrorism, weather or fire. If we or one or more of our tenants experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.
We could become subject to liability for environmental violations, regardless of whether we caused such violations.
We could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances, and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up
costs incurred.
In addition, third parties may sue the owner or manager of a property for damages based on personal injury, natural resources, or property damage or for other costs, including investigation and clean-up
costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land or by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition.
Our costs associated with complying with the Americans with Disabilities Act of 1990 (the “ADA”) may affect cash available for distributions.
Any domestic properties we acquire will generally be subject to the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We may not acquire properties that comply with the ADA or we may not be able to allocate the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA in all cases.

The properties we acquire will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.
Any properties we acquire will be subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Some of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we will be ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable (or not obligated) to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we will generally be responsible for property taxes related to any vacant space. If we purchase residential properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.
Certain of our investments are in the form of ground leases, which provide limited rights to the underlying property.
We may invest from time to time in real estate properties that are subject to ground leases. As a lessee under a ground lease, we may be exposed to the possibility of losing the property upon termination, or an earlier breach by us, of the ground lease, which may adversely impact our investment performance. Furthermore, ground leases generally provide for certain provisions that limit the ability to sell certain properties subject to the lease. In order to assign or transfer rights and obligations under certain ground leases, we will generally need to obtain consent of the landlord of such property, which, in turn, could adversely impact the price realized from any such sale.
Certain properties may require permits or licenses.
A license, approval or permit may be required to acquire certain investments and their direct or indirect holding companies (or registration may be required before an acquisition can be completed). There can be no guarantee of when and if such a license, approval or permit will be obtained or if the registration will be effected.
Certain properties may require an expedited transaction, which may result in limited information being available about the property prior to its acquisition.
Investment analyses and decisions by the Adviser may be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of making an investment decision may be limited, and the Adviser may not have access to detailed information regarding the investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting an investment property. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment, and we may make investments which we would not have made if more extensive due diligence had been undertaken.
We face risks in effecting operating improvements.
In some cases, the success of an investment will depend, in part, on our ability to restructure and effect improvements in the operations of a property. The activity of identifying and implementing restructuring programs and operating improvements at property entails a high degree of uncertainty. There can be no assurance that we will be able to successfully identify and implement such restructuring programs and improvements.
In certain cases, financings for our properties may be recourse to us.
Generally, commercial real estate financings are structured as non-recourse
to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into
so-called
“recourse carveout” guarantees to protect the lender against certain bad-faith
or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “bad boy” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor, for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower. It is expected that the financing arrangements with respect to our investments generally will require “bad boy” guarantees from us or the Operating Partnership and in the event that such a guarantee is called, our assets could be adversely affected. Moreover, our “bad boy” guarantees could apply to actions of the joint venture partners associated with our investments. While the Adviser expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to us under such guarantees. We may provide “bad boy” guarantees on behalf of Other Invesco Accounts investing alongside us and as such guarantees are not for borrowed money, they will typically not be included under our leverage limitations.
We face legal risks when making investments.
Investments are usually governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher than for other investments. In addition, it is not uncommon for investments to be exposed to a variety of other legal risks. These can include, but are not limited to, environmental issues, land expropriation and other property-related claims, industrial action and legal action from special interest groups.
We could be negatively impacted by the condition of Fannie Mae or Freddie Mac and by changes in government support for multifamily housing.
Fannie Mae and Freddie Mac are a major source of financing for multifamily real estate in the United States. We may utilize loan programs sponsored by these entities as a key source of capital to finance our growth and our operations. In September 2008, the U.S. government increased its control of Fannie Mae and Freddie Mac and placed both companies into a government conservatorship under the Federal Housing Finance Agency. In December 2009, the U.S. Treasury increased its financial support for these conservatorships. In February 2011, the Obama administration released its blueprint for winding down Fannie Mae and Freddie Mac and for reforming the system of housing finance. Since that time, members of Congress have introduced and Congressional committees have considered a substantial number of bills that include comprehensive or incremental approaches to winding down Fannie Mae and Freddie Mac or changing their purposes, businesses or operations. A decision by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for multifamily housing more generally may adversely affect interest rates, capital availability, development of multifamily communities and the value of multifamily assets and, as a result, may adversely affect our future growth and operations. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of multifamily assets, which could impair the value of a significant portion of multifamily communities. Specifically, the potential for a decrease in liquidity made available to the multifamily sector by Fannie Mae and Freddie Mac could:

•	make it more difficult for us to secure new takeout financing for any multifamily development projects we acquire;

•	hinder our ability to refinance any completed multifamily assets;

•	decrease the amount of available liquidity and credit that could be used to broaden our portfolio through the acquisition of multifamily assets; and

•	require us to obtain other sources of debt capital with potentially different terms.

Short-term multifamily community leases associated with any multifamily residential properties we acquire may expose us to the effects of declining market rent and could adversely impact our ability to make cash distributions to you.
We expect that, to the extent that we invest in any multifamily residential properties, substantially all of our multifamily community leases will be on a short-term basis. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.
Increased levels of unemployment could adversely affect the occupancy and rental rates of any multifamily residential properties we acquire.
To the extent that we invest in any multifamily residential properties, increased levels of unemployment in multifamily markets could significantly decrease occupancy and rental rates at such properties. In times of increasing unemployment, multifamily occupancy and rental rates have historically been adversely affected by:

•	oversupply or reduced demand for apartment homes;

•	rental residents deciding to share rental units and therefore rent fewer units;

•	potential residents moving back into family homes or delaying leaving family homes;

•	a reduced demand for higher-rent units;

•	a decline in household formation;

•	persons enrolled in college delaying leaving college or choosing to proceed to or return to graduate school in the absence of available employment;

•	rent control or rent stabilization laws, or other laws regulating housing, that could prevent us from raising rents sufficiently to offset increases in operating costs;

•	the inability or unwillingness of residents to pay rent increases; and

•	increased collection losses.
These factors generally have contributed to lower rental rates. To the extent that we invest in any multifamily residential properties, our results of operations, financial condition and ability to make distributions to you may be adversely affected if these factors do not improve or worsen.
If any credit market disruptions or economic slowdowns occur, any investments in multifamily residential properties may face increased competition from single-family homes and condominiums for rent, which could limit our ability to retain residents, lease apartment units or increase or maintain rents.
Any multifamily communities in which we invest may compete with numerous housing alternatives in attracting residents, including single-family homes and condominiums available for rent. Such competitive housing alternatives may become more prevalent in a particular area in the event of any tightening of mortgage lending underwriting criteria, homeowner foreclosures, declines in single-family home and condominium sales or lack of available credit. The number of single-family homes and condominiums for rent in a particular area could limit our ability to retain residents, lease apartment units or increase or maintain rents.
Any multifamily residential properties in which we invest must comply with the Fair Housing Amendment of 1988.
Any multifamily residential properties in which we invest domestically will be required to comply with the Fair Housing Amendment Act of 1988 (“FHAA”), which requires that multifamily communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and the ADA, and an increasing number of substantial enforcement actions and private lawsuits have been brought against multifamily communities to ensure compliance with these requirements. Noncompliance with the FHAA and the ADA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.
The hospitality or leisure industry is seasonal.
The hospitality or leisure industry is seasonal in nature. Seasonal slowdown is generally in the third quarter and, to a lesser extent, in the fourth quarter of each year. As a result of the seasonality of the hospitality or leisure industry, there will likely be quarterly fluctuations in results of operations of any hospitality or leisure properties that we may own. In addition, any such properties that we may own may be adversely affected by factors outside our control, such as extreme weather conditions or natural disasters, terrorist attacks or alerts, outbreaks of contagious diseases, airline strikes, economic factors and other considerations affecting travel.
The hospitality or leisure market is highly competitive and generally subject to greater volatility than our other market segments.
The hospitality or leisure business is highly competitive and influenced by factors such as general and local economic conditions, location, room rates, quality, service levels, reputation and reservation systems, among many other factors. There are many competitors in this market, and these competitors may have substantially greater marketing and financial resources than those available to us. Competition also comes from non-traditional
hospitality sources, such as home-sharing platforms. This competition, along with other factors, such as over-building in the hospitality or leisure industry and certain deterrents to traveling, may increase the number of rooms available and may decrease the average occupancy and room rates of any hospitality or leisure properties that we may acquire. The demand for rooms at any hospitality or leisure properties that we may acquire will change much more rapidly than the demand for space at other properties that we acquire. This volatility in room demand and occupancy rates could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to stockholders. In addition, widespread outbreaks of contagious disease, such as the COVID-19 pandemic, can have a significant adverse effect on the hospitality industry, which will increase the potential negative impact such outbreaks may have on any hospitality properties that we acquire and our financial condition and results of operations.
Our retail tenants will face competition from numerous retail channels.
Retailers leasing any retail properties we may acquire will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.
Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.
We may acquire retail properties. Retail properties, like other properties, are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.
Leases with retail properties’ tenants may restrict us from
re-leasing
space.
Most leases with retail tenants contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants in a particular retail property.
We may be adversely affected by trends in the office real estate industry.
Our portfolio currently includes an interest in a portfolio of medical office buildings, or “MOBs”, and we may acquire additional MOBs or other types of office properties. Some businesses are rapidly evolving to make employee telecommuting, flexible work schedules, open workplaces and teleconferencing increasingly common. These practices enable businesses to reduce their space requirements. A continuation of the movement towards these practices could over time erode the overall demand for office space and, in turn, place downward pressure on occupancy, rental rates and property valuations, each of which could have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our stockholders.
The hospitals on or near whose campuses our MOBs are located and their affiliated health systems could fail to remain competitive or financially viable, which could adversely impact their ability to attract physicians and other healthcare-related tenants to our MOBs.
Our portfolio currently includes our interest in a portfolio of MOBs, and we may acquire additional MOBs in the future. Our MOB operations generally depend on the competitiveness and financial viability of the hospitals on or near whose campuses our MOBs are located and their ability to attract physicians and other healthcare-related tenants to our MOBs. The viability of these hospitals, in turn, depends on factors such as the quality and mix of healthcare services provided, competition for patients, physicians and physician groups, demographic trends in the surrounding community, market position and growth potential, as well as the ability of the affiliated health systems to provide economies of scale and access to capital. If a hospital on or near whose campus one of our MOBs is located fails or becomes unable to meet its financial obligations, and if an affiliated health system is unable to support that hospital, the hospital may be unable to compete successfully or could be forced to close or relocate, which could adversely impact its ability to attract physicians and other healthcare-related clients. To the extent that we rely on proximity to and affiliations with hospitals to create leasing demand in our MOBs, our MOB operating results could be materially and adversely affected by a hospital’s inability to remain competitive or financially viable, or to attract physicians, physician groups and other healthcare-related tenants.
The impacts of climate-related initiatives at the U.S. federal and state levels remain uncertain at this time but could result in increased operating costs.
Government authorities and various interest groups are promoting laws and regulations that could limit greenhouse gas, or GHG, emissions due to concerns over contributions to climate change. The United States Environmental Protection Agency, or EPA, has moved to regulate GHG emissions from large stationary sources, including electricity producers, and mobile sources, through fuel efficiency and other requirements, using its existing authority under the Clean Air Act. Moreover, certain state and regional programs are being implemented to require reductions in GHG emissions. Any additional taxation or regulation of energy use, including as a result of (i) the regulations that EPA has proposed or may propose in the future, (ii) state programs and regulations, or (iii) renewed GHG legislative efforts by future Congresses, could result in increased operating costs that we may not be able to effectively pass on to our tenants. In addition, any increased regulation of GHG emissions could impose substantial costs on our industrial tenants. These costs include, for example, an increase in the cost of the fuel and other energy purchased by our industrial tenants and capital costs associated with updating or replacing their trucks earlier than planned. Any such increased costs could impact the financial condition of our industrial tenants and their ability to meet their lease obligations and to lease or re-lease our properties.
Industrial tenants may be adversely affected by a decline in manufacturing activity in the United States.
To the extent that we acquire industrial properties, fluctuations in manufacturing activity in the United States may adversely affect our industrial tenants and therefore the demand for and profitability of our industrial properties. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers, thereby reducing the profitability of our industrial tenants and the demand for and profitability of our industrial properties.
We could be negatively impacted by increased competition, decreased demand and restrictive zoning ordinances in the manufactured housing markets in which we invest.
We may invest in manufactured housing properties. The manufactured housing industry is generally subject to many of the same national and regional economic and demographic factors that affect the housing industry generally. These factors, including shortage of consumer financing, public perception, consumer confidence, inflation, regional population and employment trends, availability of and cost of alternative housing, weather conditions and general economic conditions, tend to impact manufactured homes to a greater degree than traditional residential homes. To the extent we invest in manufactured housing properties, our operating results may be adversely affected by: (1) competition from other available manufactured housing sites or available land for the placement of manufactured homes outside of established communities and alternative forms of housing (such as apartment buildings and site built single-family homes) and (2) local real estate market conditions such as the oversupply of manufactured housing sites or a reduction in demand for manufactured housing sites in an area. In addition, the inability to secure zoning permits from local authorities may pose the most significant barrier to entry for developing new manufactured housing sites.
Manufactured home loans may be subject to greater credit risk.
We may hold loans secured by manufactured homes, which generally have higher delinquency and default rates than standard residential mortgage loans due to various factors, including, among other things, the manner in which borrowers have handled previous credit, the absence or limited extent of borrowers’ prior credit histories, limited financial resources, frequent changes in or loss of employment and changes in borrowers’ personal or domestic situations that affect their ability to repay loans. Any substantial economic slowdown could increase delinquencies, defaults, repossessions and foreclosures with respect to manufactured homes. Also, the value of manufactured homes may depreciate over time, which can negatively impact the manufactured home industry and lead to increased defaults and delinquencies and lower recovery rates upon default.
A decrease in enrollment at the colleges or universities at which our student housing properties are located could adversely affect our financial results.
We may invest in student housing properties. University enrollment can be affected by a number of factors including, but not limited to, the current macroeconomic environment, students’ ability to afford tuition or the availability of student loans, competition for international students, the impact of visa requirements for international students, higher demand for distance education, and budget constraints that could limit a college or university’s ability to attract and retain students. If a college or university’s enrollment were to significantly decline as a result of these or other factors, our ability to achieve our leasing targets and thus our student housing properties’ financial performance could be adversely affected.

The current trend for seniors to delay moving to senior living communities until they require greater care could have a material adverse effect on our business, financial condition and results of operations.
We may invest in senior living properties. Seniors have been increasingly delaying their moves to senior living properties until they require greater care. Further, rehabilitation therapy and other services are increasingly being provided to seniors on an outpatient basis or in seniors’ personal residences in response to market demand and government regulation, which may increase the trend for seniors to delay moving to senior living properties. Such delays may cause decreases in occupancy rates and increases in resident turnover rates at any senior living properties we acquire. Moreover, older aged persons may have greater care needs and require higher acuity services, which may increase the cost of business of tenants and managers, expose tenants and managers to additional liability or result in lost business and shorter stays at senior living properties. These trends may negatively impact the occupancy rates, revenues and cash flows at any senior living properties we acquire.
If we are unable to promptly
re-let
units at self-storage properties or if the rates upon such
re-letting
are significantly lower than expected, our business and results of operations would be adversely affected.
We may invest in self-storage properties. Any self-storage properties we acquire will derive revenues principally from rents received from customers who rent units at the self-storage properties under month-to-month
leases. Any delay in
re-letting
cubes as vacancies arise or lower than expected rental rates upon re-letting
would reduce the revenues from our self-storage properties and adversely affect our operating results.
Technological innovations may disrupt the markets and sectors in which we operate and subject us to increased competition or negatively impact the tenants of our properties and the value of our properties.
Current trends in the real estate market and the sectors in which we invest generally have been toward disrupting the industry with technological innovation, and multiple young companies have been successful in capitalizing on this trend toward disruption. In this period of rapid technological and commercial innovation, new businesses and approaches may be created that could affect us, tenants of our properties or our investments or alter the market practices that help frame our strategy. For example, the value of hospitality properties is affected by competition from the non-traditional
hospitality sector (such as short-term rental services), while office properties are affected by competition from shared office spaces (including co-working
environments) and new retail and supply chain sources. Any of these new approaches could damage our investments, significantly disrupt the market in which we operate and subject us to increased competition, which could materially and adversely affect our business, financial condition and results of investments.
Investments in properties or other real estate–related assets outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.
Revenues generated from any properties or other real estate-related assets we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore, any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to the U.S. dollar may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity. Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT. Furthermore, while we have the capacity, but not the obligation, to utilize certain foreign exchange hedging instruments, there is no guarantee that this will be successful in mitigating foreign currency risks and in-turn
may introduce additional risks and expenses linked to option premiums and mark-to-market
costs.

We will be subject to additional risks from
non-U.S.
investments.
We may invest in real estate properties located outside of the United States and real estate-related securities issued in, or backed by real estate in, countries outside the United States.
Non-U.S.
real estate-related investments involve certain factors not typically associated with investing in real estate-related investments in the U.S., including risks relating to (1) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various
non-U.S.
currencies in which such investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (2) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (3) differences between U.S. and
non-U.S.
real estate markets, including potential price volatility in and relative illiquidity of some
non-U.S.
markets; (4) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and differences in government supervision and regulation; (5) certain economic, social and political risks, including potential exchange-control regulations, potential restrictions on
non-U.S.
investment and repatriation of capital, the risks associated with political, economic or social instability, including the risk of sovereign defaults, regulatory change, and the possibility of expropriation or confiscatory taxation or the imposition of withholding or other taxes on dividends, interest, capital gains, other income or gross sale or disposition proceeds, and adverse economic and political developments; (6) high rates of inflation, together with governmental measures to curb inflation, (7) the possible imposition of
non-U.S.
taxes on income and gains and gross sales or other proceeds recognized with respect to such investments; (8) differing and potentially less well-developed or well-tested corporate laws regarding stakeholder rights, creditors’ rights (including the rights of secured parties), fiduciary duties and the protection of investors; (9) different laws and regulations, including differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (10) political hostility to investments by foreign investors; and (11) less publicly available information. Furthermore, while we may have the capacity, but not the obligation, to mitigate such additional risks, including through the utilization of certain foreign exchange hedging instruments, there is no guarantee that we will be successful in mitigating such risks and in turn may introduce additional risks and expenses linked to such efforts.
General Risks Related to Investments in Real Estate-Related Securities
Investments in real estate-related securities are subject to risks including various creditor risks and early redemption features which may materially adversely affect our results of operations and financial condition.
The debt securities and other interests in which we may invest may include secured or unsecured debt at various levels of an issuer’s capital structure. The debt securities in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Debt securities are also subject to other creditor risks, including (1) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws,
(2) so-called
lender liability claims by the issuer of the obligation and (3) environmental liabilities that may arise with respect to collateral securing the obligations. Our investments may be subject to early redemption features, refinancing options, pre-payment
options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.
Our debt investments will face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.
During periods of declining interest rates, the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem a debt security if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. In addition, the market price of our investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities.
Reinvestment risk could affect the price for our shares or their overall returns.
Reinvestment risk is the risk that income from our portfolio will decline if we invest the proceeds from matured, traded or called securities at market interest rates that are below our securities portfolio’s current earnings rate. A decline in income could affect the market price for our shares or their overall returns.
Debt-oriented real estate investments face a number of general market-related risks that can affect the creditworthiness of issuers, and modifications to certain loan structures and market terms make it more difficult to monitor and evaluate investments.
We will invest in real estate-related debt investments. Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact our performance by making it more difficult for issuers to satisfy their debt payment obligations, increasing the default risk applicable to issuers, or making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of issuers or real estate collateral relating to our investments and may include economic or market fluctuations, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area (as a result, for instance, of overbuilding), fluctuations in real estate fundamentals (including average occupancy, operating income and room rates for hotel properties), the financial resources of tenants, changes in availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks, natural disasters, political events, trade barriers, currency exchange controls, changes in government regulations (such as rent control), changes in real property tax rates and operating expenses, changes in interest rates, changes in the availability of debt financing or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, negative developments in the economy or political climate that depress travel activity, environmental liabilities, contingent liabilities on disposition of assets, acts of God, terrorist attacks, war, demand or real estate values generally and other factors that are beyond the control of the Adviser. There can be no assurance that there will be a ready market for the resale of investments because investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us. The value of securities of companies which service the real estate business sector may also be affected by such risks.
The Adviser cannot predict whether economic conditions generally, and the conditions for real estate debt investing in particular, will deteriorate in the future. Declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our investment activities. In addition, market conditions relating to real estate debt investments have evolved since the financial crisis, which has resulted in a modification to certain loan structures or market terms. For example, it has become increasingly difficult for real estate debt investors in certain circumstances to receive full transparency with respect to underlying investments because transactions are often effectuated on an indirect basis through pools or conduit vehicles rather than directly with the borrower. Any such changes in loan structures or market terms may make it more difficult for us to monitor and evaluate investments.

The operating and financial risks of issuers and the underlying default risk across capital structures may adversely affect our results of operations and financial condition.
Our securities investments will involve credit or default risk, which is the risk that an issuer or borrower will be unable to make principal and interest payments on its outstanding debt when due. The risk of default and losses on real estate-related debt instruments will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the commercial real estate market in general, an issuer’s equity and the financial circumstances of the issuer, as well as general economic conditions. Such default risk will be heightened to the extent we make relatively junior investments in an issuer’s capital structure since such investments are structurally subordinate to more senior tranches in such issuer’s capital structure, and our overall returns would be adversely affected to the extent one or more issuers is unable to meet its debt payment obligations when due. To the extent we hold an equity or “mezzanine” interest in any issuer that is unable to meet its debt payment obligations, such equity or mezzanine interest could become subordinated to the rights of such issuer’s creditors in a bankruptcy. See “—We may invest in subordinated debt, which is subject to greater credit risk than senior debt” below. Furthermore, the financial performance of one or more issuers could deteriorate as a result of, among other things, adverse developments in their businesses, changes in the competitive environment or an economic downturn. As a result, underlying properties or issuers that we expected to be stable may operate, or expect to operate, at a loss or have significant fluctuations in ongoing operating results, may otherwise have a weak financial condition or be experiencing financial distress and subject our investments to additional risk of loss and default.
We may invest in high yield securities which are generally subject to more risk than higher rated securities.
Debt securities that are, at the time of purchase, rated below investment grade (below Baa by Moody’s and below BBB by S&P and Fitch), an equivalent rating assigned by another nationally recognized statistical rating organization or unrated but judged by the Adviser to be of comparable quality, are commonly referred to as “high yield” securities. Investments in high yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk, including the possibility of issuer default and bankruptcy. High yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Debt securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. In addition, analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality securities.
High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of an issuer to make principal and interest payments on its debt obligations. If an issuer of high yield securities defaults, in addition to risking non-payment
of all or a portion of interest and principal, we may incur additional expenses to seek recovery. The market prices of high yield securities structured as zero-coupon,
step-up
or
payment-in-kind
securities will normally be affected to a greater extent by interest rate changes, and therefore tend to be more volatile than the prices of securities that pay interest currently and in cash.
The secondary market on which high yield securities are traded may be less liquid than the market for investment grade securities. Less liquidity in the secondary trading market could adversely affect the price at which we could sell a high yield security, and could adversely affect the NAV of our shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly-traded market. When secondary markets for high yield securities are less liquid than the market for investment grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly and we may have greater difficulty selling our portfolio securities. We will be more dependent on the Adviser’s research and analysis when investing in high yield securities.
Some of our securities investments may become distressed, which securities would have a high risk of default and may be illiquid.
While it is generally anticipated that our real estate-related investments will focus primarily on investments in non-distressed
real estate-related interests (based on our belief that there is not a low likelihood of repayment), our investments may become distressed following our acquisition thereof. During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and asked prices may be greater than normally expected. Investment in the securities of financially troubled issuers and operationally troubled issuers involves a high degree of credit and market risk. There is no assurance that the Adviser will correctly evaluate the value of the assets collateralizing such investments or the prospects for a successful reorganization or similar action.
These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy or other similar administrative proceedings. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, be exposed to certain additional potential liabilities that may exceed the value of our original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment or may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transactions under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize on collateral for loan positions we held, or may adversely affect the economic terms and priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.
Certain risks associated with CMBS may adversely affect our results of operations and financial condition.
We may invest a portion of our assets in pools or tranches of CMBS. The collateral underlying CMBS generally consists of commercial mortgages on real property that has a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels. CMBS have been issued in a variety of issuances, with varying structures including senior and subordinated classes. The commercial mortgages underlying CMBS generally face the risks described below in “—We may invest in commercial mortgage loans which are non-recourse
in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.”
Concentrated CMBS investments may pose specific risks beyond the control of the Adviser that may adversely affect our results of operations and financial condition.
Default risks with respect to CMBS investments may be further pronounced in the case of single-issuer CMBS or CMBS secured by a small or less diverse collateral pool. At any one time, a portfolio of CMBS may be backed by commercial mortgage loans disproportionately secured by properties in only a few states, regions or foreign countries. As a result, such investments may be more susceptible to geographic risks relating to such areas, including adverse economic conditions, declining home values, adverse events affecting industries located in such areas and other factors beyond the control of the Adviser relative to investments in multi-issuer CMBS or a pool of mortgage loans having more diverse property locations.
The quality of the CMBS is dependent on the credit quality and selection of the mortgages for each issuance.
CMBS are also affected by the quality of the credit extended. As a result, the quality of the CMBS is dependent upon the selection of the commercial mortgages for each issuance and the cash flow generated by the commercial real estate assets, as well as the relative diversification of the collateral pool underlying such CMBS and other factors such as adverse selection within a particular tranche or issuance.
We may utilize
non-recourse
securitizations of certain of our CMBS investments, which may expose us to risks that could result in losses.
We may seek to utilize
non-recourse
securitizations of certain of our CMBS investments to the extent consistent with REIT and 1940 Act requirements. This would likely involve us creating a special-purpose vehicle, contributing a pool of our assets to the entity, and selling interests in the entity on a non-recourse
basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment-grade loan pools). We would expect to retain all or a portion of the equity in the securitized pool of loans or investments. Prior to any such financing, we may use short-term facilities to finance the acquisition of securities until a sufficient quantity of securities had been accumulated, at which time we would refinance these facilities through a securitization, such as a CMBS, or issuance of collateralized loan obligations (“CLOs”), or the private placement of loan participations or other long-term financing. If we were to employ this strategy, we would be subject to the risk that we would not be able to acquire, during the period that our short-term facilities are available, a sufficient amount of eligible securities to maximize the efficiency of a CMBS, CLO or private placement issuance. We also would be subject to the risk that we would not be able to obtain short-term credit facilities or would not be able to renew any short-term credit facilities after they expire should we find it necessary to extend our short-term credit facilities to allow more time to seek and acquire the necessary eligible securities for a long-term financing. The inability to consummate securitizations of our portfolio to finance our loans and investments on a long-term basis could require us to seek other forms of potentially less attractive financing or to liquidate assets at an inopportune time or price, which could adversely affect our performance and our ability to grow our business. Moreover, conditions in the capital markets, including volatility and disruption in the capital and credit markets, may not permit a non-recourse
securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. We may also suffer losses if the value of the mortgage loans we acquire declines prior to securitization. Declines in the value of a mortgage loan can be due to, among other things, changes in interest rates and changes in the credit quality of the loan. In addition, transaction costs incurred in executing transactions impact any liability that we may incur, or may be required to reserve for, in connection with executing a transaction can cause a loss to us. To the extent that we incur a loss executing or participating in future securitizations for the reasons described above or for other reasons, it could materially and adversely impact our business and financial condition.
In addition, the securitization of investments in our portfolio might magnify our exposure to losses because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. The inability to securitize our portfolio may hurt our performance and our ability to grow our business. At the same time, the securitization of our loans or investments might expose us to losses, as the residual loans or investments in which we do not sell interests will tend to be riskier and more likely to generate losses. Moreover, the Dodd-Frank Act contains a risk retention requirement for all asset-backed securities, which requires both public and private securitizers to retain not less than 5% of the credit risk of the assets collateralizing any asset-backed security issuance. Significant restrictions exist, and additional restrictions may be added in the future, regarding who may hold risk retention interests, the structure of the entities that hold risk retention interests and when and how such risk retention interests may be transferred. Therefore such risk retention interests will generally be illiquid. As a result of the risk retention requirements, we may be required to purchase and retain certain interests in a securitization into which we sell mortgage loans or when we act as issuer, may be required to sell certain interests in a securitization at prices below levels that such interests have historically yielded or may be required to enter into certain arrangements related to risk retention that we have not historically been required to enter into and, accordingly, the risk retention rules may increase our potential liabilities and reduce our potential profits in connection with securitization of mortgage loans. It is likely, therefore, that these risk retention rules will increase the administrative and operational costs of asset securitizations.
We may find it necessary or desirable to foreclose on certain of the loans or CMBS we may acquire, and the foreclosure process may be lengthy and expensive.
We may find it necessary or desirable to foreclose on certain of the loans or CMBS we may acquire, and the foreclosure process may be lengthy and expensive. The protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests may not be adequate. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out
of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy or its equivalent, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value, and in the event of any such foreclosure or other similar real estate owned-proceeding, we would also become the subject to the various risks associated with direct ownership of real estate, including environmental liabilities. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net proceeds and, thus, increase the loss.
There are certain risks associated with the insolvency of obligations backing mortgage-backed securities and other investments.
The real estate loans backing the mortgage-backed securities (“MBS”) and other investments we may make may be subject to various laws enacted in the jurisdiction or state of the borrower for the protection of creditors. If an unpaid creditor files a lawsuit seeking payment, the court may invalidate all or part of the borrower’s debt as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower in satisfaction of such indebtedness, based on certain tests for borrower insolvency and other facts and circumstances, which may vary by jurisdiction. There can be no assurance as to what standard a court would apply in order to determine whether the borrower was “insolvent” after giving effect to the incurrence of the indebtedness constituting the mortgage backing the MBS and other investments, or that regardless of the method of valuation, a court would not determine that the borrower was “insolvent” after giving effect to such incurrence. In addition, in the event of the insolvency of a borrower, payments made on such mortgage loans could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year and one day) before insolvency.
There are certain risks associated with MBS interest shortfalls.
Our MBS investments may be subject to interest shortfalls due to interest collected from the underlying loans not being sufficient to pay accrued interest to all of the MBS. Interest shortfalls to the MBS trust will occur when the servicer does not advance full interest payments on defaulted loans. The servicer in a MBS trust is required to advance monthly principal and interest payments due on a delinquent loan. Once a loan is delinquent for a period of time (generally 60 days), the servicer is required to obtain a new appraisal to determine the value of the property securing the loan. The servicer is only required to advance interest based on the lesser of the loan amount or 90%, generally, of the appraised value. Interest shortfalls occur when 90%, generally, of the appraised value is less than the loan amount and the servicer does not advance interest on the full loan amount. The resulting interest shortfalls impact interest payments on the most junior class in the trust first. As interest shortfalls increase, more senior classes may be impacted. Over time, senior classes may be reimbursed for accumulated shortfalls if the delinquent loans are resolved, but there is no guarantee that shortfalls will be collected. Interest shortfalls to the MBS trust may also occur as a result of accumulated advances and expenses on defaulted loans. When a defaulted loan or foreclosed property is liquidated, the servicer will be reimbursed for accumulated advances and expenses prior to payments to MBS bond holders. If proceeds are insufficient to reimburse the servicer or if a defaulted loan is modified and not foreclosed, the servicer is able to make a claim on interest payments that is senior to the bond holders to cover accumulated advances and expenses. If the claim is greater than interest collected on the loans, interest shortfalls could impact one or more bond classes in a MBS trust until the servicer’s claim is satisfied.
We may acquire MBS affiliated with Invesco.
We may acquire MBS whereby mortgages underlying the MBS were issued by, properties underlying the mortgages in the MBS are owned by, or the MBS is serviced by Invesco, Other Invesco Accounts or their affiliates. While we will be acquiring such MBS from third parties on terms already negotiated by and agreed with third parties and will forgo all non-economic
rights (including voting rights) in such MBS as long as the affiliation persists, which we believe should mostly mitigate any conflicts of interest, there is no assurance that such procedures will adequately address all of the conflicts of interest that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. While the mortgage loans underlying such MBS are generally made in advance of any issuance of the MBS, our investment, or the expectation of our investment, in such an MBS may have the potential to affect the pricing terms of underlying mortgage loans for properties owned by Other Invesco Accounts. To the extent that any of our executives are also executives of Invesco, the same personnel may determine the price and terms for the investments for both us and these entities and there can be no assurance that any procedural protections, such as obtaining market prices or other reliable indicators of fair value, will prevent the consideration we pay for these investments from exceeding their fair value or ensure that we receive terms for a particular investment opportunity that are as favorable as those available from an independent third party.
Our CMBS investments face risks associated with extensions that may adversely affect our results of operations and financial condition.
Our CMBS and other investments may be subject to extension, resulting in the term of the securities being longer than expected. Extensions are affected by a number of factors, including the general availability of financing in the market, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial circumstances of the borrower, fluctuations in the business operated by the borrower on the mortgaged property, competition, general economic conditions and other factors. Such extensions may also be made without the Adviser’s consent.
There are certain risks associated with the servicers of commercial real estate loans underlying CMBS and other investments.
The exercise of remedies and successful realization of liquidation proceeds relating to commercial real estate loans underlying CMBS and other investments may be highly dependent on the performance of the servicer or special servicer. The servicer may not be appropriately staffed or compensated to immediately address issues or concerns with the underlying loans. Such servicers may exit the business and need to be replaced, which could have a negative impact on the portfolio due to lack of focus during a transition. Special servicers frequently are affiliated with investors who have purchased the most subordinate bond classes, and certain servicing actions, such as a loan extension instead of forcing a borrower pay off, may benefit the subordinate bond classes more so than the senior bonds. While servicers are obligated to service the portfolio subject to a servicing standard and maximize the present value of the loans for all bond classes, servicers with an affiliate investment in the CMBS or other investments may have a conflict of interest. There may be a limited number of special servicers available, particularly those which do not have conflicts of interest. In addition, to the extent any such servicers fail to effectively perform their obligations pursuant to the applicable servicing agreements, such failure may adversely affect our investments.
We may invest in commercial mortgage loans which are
non-recourse
in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.
We may invest from time to time in commercial mortgage loans, including mezzanine loans and
B-notes,
which are secured by multifamily, commercial or other properties and are subject to risks of delinquency and foreclosure and risks of loss. Commercial real estate loans are generally not fully amortizing, which means that they may have a significant principal balance or balloon payment due on maturity. Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, as well as other factors such as the value of the property, the level of prevailing mortgage rates, the borrower’s equity in the property and the financial condition and operating history of the property and the borrower. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan secured by an income-producing property will depend upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Furthermore, we may not have the same access to information in connection with investments in commercial mortgage loans, either when investigating a potential investment or after making an investment, as compared to publicly traded securities.
Commercial mortgage loans are usually
non-recourse
in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invest increase, the performance of our investments related thereto may be adversely affected. Default rates and losses on commercial mortgage loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgage properties are located, the borrower’s equity in the mortgage property, the financial circumstances of the borrower, tenant mix and tenant bankruptcies, property management decisions, including with respect to capital improvements, property location and condition, competition from other properties offering the same or similar services, environmental conditions, real estate tax rates, tax credits and other operating expenses, governmental rules, regulations and fiscal policies, acts of God, terrorism, social unrest and civil disturbances. A continued decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults and potentially foreclosures. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial mortgage loan. The overall level of commercial mortgage loan defaults remains significant, and market values of the underlying commercial real estate remain distressed in many cases. It has also become increasingly difficult for lenders to dispose of foreclosed commercial real estate without incurring substantial investment losses, ultimately leading to a decline in the value of such investments.
In the event of any default under a mortgage or real estate loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or real estate loan, which could have a material adverse effect on our profitability. In the event of the bankruptcy of a mortgage or real estate loan borrower, the mortgage or real estate loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage or real estate loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession
to the extent the lien is unenforceable under state law. Additionally, in the event of a default under any senior debt, the junior or subordinate lender generally forecloses on the equity, purchases the senior debt or negotiates a forbearance or restructuring arrangement with the senior lender in order to preserve its collateral.
We may invest in structured products or similar products that may include structural and legal risks.
We may invest from time to time in structured products. These investments may include debt securities issued by a private investment fund that invests, on a leveraged basis, in bank loans, high yield debt or other asset groups, certificates issued by a structured investment vehicle that holds pools of commercial mortgage loans, as well as MBS credit default swaps (
e.g
., CMBX). We may also invest in credit risk transfer notes that, while not structured products, face similar risks as structured products because they are debt securities issued by governmental agencies but their value depends in part on a pool of mortgage loans. Our investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged, and other structural and legal risks related thereto. Many structured products contain covenants designed to protect the providers of debt financing to such structured products. A failure to satisfy those covenants could result in the untimely liquidation of the structured product and a complete loss of our investment therein. In addition, if the particular structured product is invested in a security in which we are also invested, this would tend to increase our overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis. The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those assets. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuer of such asset or nullified under applicable law.
We will face risks related to our investments in collateralized debt obligations.
We may invest in collateralized debt obligations (“CDOs”). CDOs include, among other things, CLOs and other similarly structured securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge a management fee and administrative expenses. For CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CLO trust typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. The risks of an investment in a CDO depend largely on the type of the collateral and the class of the CDO in which we invest.
Normally, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, certain investments in CDOs may be characterized as illiquid securities and volatility in CLO and CDO trading markets may cause the value of these investments to decline. Moreover, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses. Also, with respect to the CLOs and CDOs in which we may invest, control over the related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificate holder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. We may acquire classes of CLOs or CDOs for which we may not have the right to appoint the directing certificate holder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of those loans, the related special servicer or collateral manager may take actions that could adversely affect our interests. In addition to the risks associated with debt instruments (
e.g.,
interest rate risk and credit risk), CDOs carry additional risks including, but not limited to: (1) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (2) the quality of the collateral may decline in value or default; (iii) the possibility that we may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.
We may invest in subordinated debt, which is subject to greater credit risk than senior debt.
We may invest in debt instruments, including junior tranches of CMBS and “mezzanine” or junior mortgage loans (
e.g
.,
B-Notes),
that are subordinated in an issuer’s capital structure. To the extent we invest in subordinated debt of an issuer’s capital structure or subordinated CMBS bonds, such investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of any senior creditors and, to the extent applicable, contractual inter-creditor or participation agreement provisions.
Investments in subordinated debt involve greater credit risk of default than the senior classes of the issue or series. Subordinated tranches of CMBS or other investments absorb losses from default before other more senior tranches of CMBS to which it is subordinate are put at risk. As a result, to the extent we invest in subordinate debt instruments (including CMBS), we would potentially receive payments or interest distributions after, and must bear the effects of losses or defaults on the senior debt (including underlying mortgage loans, senior mezzanine debt or senior CMBS bonds) before, the holders of other more senior tranches of debt instruments with respect to such issuer.
We will face risks related to our investments in mezzanine loans.
Although not secured by the underlying real estate, mezzanine loans are also subject to risk of subordination and share certain characteristics of subordinate loan interests described above. As with commercial mortgage loans, repayment of a mezzanine loan is dependent on the successful operation of the underlying commercial properties and, therefore, is subject to similar considerations and risks. Mezzanine loans may also be affected by the successful operation of other properties, but mezzanine loans are not secured by interests in the underlying commercial properties.
B-notes
and A/B structures may pose additional risks that may adversely affect our results of operations and financial condition.
We may invest in
B-notes,
which investments are subordinate to the
A-note
portion of the same loan (which we would not expect to hold). In addition to the risks described above, certain additional risks apply to
B-note
investments, including those described herein. The
B-note
portion of a loan is typically small relative to the overall loan, and is in the first loss position. As a means to protect against the holder of the
A-note
from taking certain actions or, receiving certain benefits to the detriment of the holder of the
B-note,
the holder of the
B-note
often (but not always) has the right to purchase the
A-note
from its holder. If available, this right may not be meaningful to us. For example, we may not have the capital available to protect our
B-note
interest or purchasing the
A-note
may alter our overall portfolio and risk/return profile to the detriment of our stockholders.
We may invest in real estate-related equity, which is subordinate to any indebtedness, but involves different rights.
We may invest from time to time in
non-controlling
equity positions and other real estate-related interests. Preferred equity investments are subordinate to any indebtedness, but senior to the owners’ common equity.

Preferred equity investments typically pay a dividend rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effectuate a change of control with respect to the ownership of the property.
We may invest in equity of other REITs and other real estate-related companies, which subjects us to certain risks including those risks associated with an investment in our own common stock.
We may invest in equity securities of REITs and other real estate-related companies that are subject to the risks of the real estate market and securities market.
REITs are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in financing a limited number of projects. REITs may be subject to management fees and other expenses, and so when we invest in REITs we will bear our proportionate share of the costs of the REITs’ operations. Investing in REITs and real estate-related companies involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REIT to distribute income may be adversely affected by several factors, including the risks described herein that relate to an investment in our common stock. REITs depend generally on their ability to generate cash flow to make distributions to stockholders, and certain REITs have self-liquidation provisions by which mortgages held may be paid in full and distributions of capital returns may be made at any time. In addition, distributions received by us from REITs may consist of dividends, capital gains or return of capital. Generally, dividends received by us from REIT shares and distributed to our stockholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income. In addition, the performance of a REIT may be affected by changes in the tax laws or by its failure to qualify for tax-free
pass-through of income.
A REIT may impose limits on how much of its securities any one investor may own. These ownership limitations may result in an investor being unable to purchase (or otherwise obtain economic exposure to) the desired amounts of certain REITs. In some circumstances, we may seek and obtain a waiver from a REIT to exceed the REIT’s ownership limitations without being subject to the adverse consequences of exceeding such limit were a waiver not obtained, provided that we comply with the provisions of the waiver.
REITs (especially mortgage REITs) are subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT.
Investing in certain REITs and real estate-related companies, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs and real estate-related companies may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities.
Certain of our investments may have additional capital requirements.
Certain of our investments, including those that may be in a development phase, if any, are expected to require additional financing to satisfy their working capital requirements or development strategies. The amount of such additional financing needed will depend upon the maturity and objectives of the particular asset, which may be an unfavorable price at such time. Each round of financing (whether from us or other investors) is typically intended to provide enough capital to reach the next major milestone in an asset’s life-cycle. If the funds provided are not sufficient, additional capital may be required to be raised at a price unfavorable to the existing investors, including us. In addition, we may make additional debt and equity investments or exercise warrants, options, convertible securities or other rights that were acquired in the initial investment in such portfolio company in order to preserve our proportionate ownership when a subsequent financing is planned, or to protect our investment when such portfolio company’s performance does not meet expectations. The availability of capital is generally a function of capital market conditions that are beyond the control of us or any portfolio company. There can be no assurance that we or any portfolio company will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from any source. Failure to provide sufficient additional capital with respect to an investment could adversely affect our performance.
We will face “spread widening” risk related to our investment in securities.
For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the market spreads of the securities in which we invest may increase substantially, causing the securities prices to fall. It may not be possible to predict, or to hedge against, such “spread widening” risk. In addition, mark-to-market
accounting of our investments will have an interim effect on the reported value prior to realization of an investment.
We will face risks associated with hedging transactions.
Subject to REIT qualification requirements and compliance with any applicable exemption from being regulated as a commodity pool operator, we may utilize derivative and other hedging instruments for limited risk management purposes, the use of which is a highly specialized activity that may entail greater than ordinary investment risks. Any such derivatives and other hedging transactions may not be effective in mitigating risk in all market conditions or against all types of risk (including unidentified or unanticipated risks), thereby resulting in losses to us. Engaging in derivatives and other hedging transactions may result in a poorer overall performance for us than if we had not engaged in any such transaction, and the Adviser may not be able to effectively hedge against, or accurately anticipate, certain risks that may adversely affect our investment portfolio. In addition, our investment portfolio will always be exposed to certain risks that cannot be fully or effectively hedged, such as credit risk relating both to particular securities and counterparties as well as interest rate risks. See “—We may invest in derivatives, which involve numerous risks” below.
We may invest in derivatives, which involve numerous risks.
Subject to REIT qualification requirements and compliance with any applicable exemption from being regulated as a commodity pool operator, we may enter into derivatives transactions including, but not limited to options contracts, futures contracts, options on futures contracts, forward contracts and interest rate swaps for limited hedging purposes. Our use of derivative instruments may be particularly speculative and involves investment risks and transaction costs to which we would not be subject absent the use of these instruments, and use of derivatives generally involves leverage in the sense that the investment exposure created by the derivatives may be significantly greater than our initial investment in the derivative. Leverage magnifies investment, market and certain other risks. Thus, the use of derivatives may result in losses in excess of principal and greater than if they had not been used. The ability to successfully use derivative investments depends on the ability of the Adviser. The skills needed to employ derivatives strategies are different from those needed to select portfolio investments and, in connection with such strategies, the Adviser must make predictions with respect to market conditions, liquidity, market values, interest rates or other applicable factors, which may be inaccurate. The use of derivative investments may require us to sell or purchase portfolio investments at inopportune times or for prices below or above the current market values, may limit the amount of appreciation we can realize on an investment or may cause us to hold a security that we might otherwise want to sell. We will also be subject to credit risk with respect to the counterparties to our derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or another third party in the case of over-the-counter
instruments). In addition, the use of derivatives will be subject to additional unique risks associated with such instruments including a lack of sufficient asset correlation, heightened volatility in reference to interest rates or prices of reference instruments and duration/term mismatch, each of which may create additional risk of loss.

Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements that could materially adversely affect our business, results of operations and financial condition.
Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in our operations necessary to maintain our ability to rely upon an applicable exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit investing in interests that may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have a material adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.
We may make open market purchases or invest in publicly traded securities.
We have the ability to invest in securities that are publicly traded and are, therefore, subject to the risks inherent in investing in public securities. When investing in public securities, we may be unable to obtain financial covenants or other contractual rights, including management rights that it might otherwise be able to obtain in making privately negotiated investments. Moreover, we may not have the same access to information in connection with investments in public securities, either when investigating a potential investment or after making an investment, as compared to privately negotiated investments. Furthermore, we may be limited in our ability to make investments, and to sell existing investments, in public securities because Invesco may be deemed to have material, non-public
information regarding the issuers of those securities or as a result of other internal policies. The inability to sell public securities in these circumstances could materially adversely affect the investment results. In addition, an investment may be sold by us to a public company where the consideration received is a combination of cash and stock of the public company, which may, depending on the securities laws of the relevant jurisdiction, be subject to lock-up
periods.
We may incur contingent liabilities in connection with the disposition of investments.
In connection with the disposition of an investment, we may be required to make certain representations about the business, financial affairs and other aspects (such as environmental, property, tax, insurance and litigation) of such investment typical of those made in connection with the sale of a business or other investment comparable to the investment being sold. We may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate or with respect to certain potential liabilities. These arrangements may result in the incurrence of contingent liabilities for which the Adviser may establish reserves or escrow accounts.
Political changes may affect the real estate-related securities markets and our investments.
The current regulatory environment in the United States may be impacted by future legislative developments, such as amendments to key provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The U.S. Department of the Treasury has issued a series of recommendations in several reports for streamlining banking regulation and changing key features of the Dodd-Frank Act and other measures taken by regulators following the 2008 financial crisis.
The recently completed presidential, congressional and other elections create uncertainty with respect to legal, tax and regulatory regimes in which we and our investments, as well as the Adviser and its affiliates, will operate. Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the investment management industry, tax law, immigration policy or government entitlement programs could have a material adverse impact on us and our investments.

The lack of liquidity in our securities investments may adversely affect our business.
There can be no assurance that there will be a ready market for the resale of our real estate-related securities investments because such investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us, particularly for certain of our loan investments. The credit markets, including the CMBS market, have periodically experienced decreased liquidity on the primary and secondary markets during periods of market volatility. Such market conditions could re-occur
and would impact the valuations of our investments and impair our ability to sell such investments if we were required to liquidate all or a portion of our investments quickly. Additionally, certain of our securities investments may be subject to holding period and other restrictions that limit our ability to sell such investments.
Risks Related to Debt Financing
We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.
The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. Under our charter, we have a limitation that precludes us from borrowing in excess of 300% of our net assets, which approximates borrowing 75% of the cost of our investments (unless a majority of our independent directors approves any borrowing in excess of the limit and we disclose the justification for doing so to our stockholders), but such restriction does not restrict the amount of indebtedness we may incur with respect to any single investment. Our target leverage ratio after we have raised substantial offering proceeds and acquired a broad portfolio of real estate investments is approximately 50% to 60%. We calculate our “leverage ratio” by dividing (1) the sum of our consolidated property-level debt, entity-level debt, and allocation of debt from Affiliated Funds in which we may invest, net of cash and restricted cash, by (2) the asset value of our real estate investments and equity in our real estate-related securities portfolio (in each case measured using the greater of fair market value and cost of gross real estate), including our net investment in unconsolidated investments. See “Investment Objectives and Strategies—Borrowing Policies.” The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. Our investments will be impaired by a smaller decline in the value of the properties than is the case where properties are owned with a proportionately smaller amount of debt.
We may incur or increase our mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate properties acquired and may borrow under mortgages on properties after they are acquired. Depending on the level of leverage and decline in value, if mortgage payments are not made when due, one or more of the properties may be lost (and our investment therein rendered valueless) as a result of foreclosure by the mortgagee(s). A foreclosure may also have substantial adverse tax consequences for us.
Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such credit facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable. We may also rely on short-term financing that would be especially exposed to changes in availability.
Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides us with the advantages of leverage, but exposes us to greater market risks and higher current expenses.

If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.
We have a revolving line of credit with a financial institution that is secured by certain of our assets and we may seek to obtain additional lines of credit in an effort to provide for a ready source of liquidity for any business purpose, including to fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flow or net proceeds from this offering. There can be no assurances that we will be able to borrow under or maintain our existing line of credit or obtain additional lines of credit on financially reasonable terms. In addition, we may not be able to obtain lines of credit of an appropriate size for our business. If we borrow under a line of credit to fund repurchases of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from this offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness. In connection with a line of credit, distributions may be subordinated to payments required in connection with any indebtedness contemplated thereby.
Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.
Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates could increase our interest costs, which could reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.
We may use repurchase agreements to finance our securities investments, which may expose us to risks that could result in losses.
We may use repurchase agreements as a form of leverage to finance our securities investments, and the proceeds from repurchase agreements generally will be invested in additional securities. There is a risk that the market value of the securities acquired from the proceeds received in connection with a repurchase agreement may decline below the price of the securities underlying the repurchase agreement that we have sold but remain obligated to repurchase. Repurchase agreements also involve the risk that the counterparty liquidates the securities we delivered to it under the repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. In addition, there is a risk that the market value of the securities we retain may decline. If the buyer of securities under a repurchase agreement were to file for bankruptcy or experiences insolvency, we may be adversely affected. Furthermore, our counterparty may require us to provide additional margin in the form of cash, securities or other forms of collateral under the terms of the derivative contract. Also, in entering into repurchase agreements, we bear the risk of loss to the extent that the proceeds of the repurchase agreement are less than the value of the underlying securities. In addition, the interest costs associated with repurchase agreements transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.
Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service any future indebtedness that we may incur.
Volatility in the global credit markets could make it more difficult for financial sponsors like Invesco to obtain favorable financing for investments. A widening of credit spreads, coupled with the extreme volatility of the global debt markets and a rise in interest rates, dramatically reduce investor demand for high yield debt and senior bank debt, which in turn could lead some investment banks and other lenders to be unwilling to finance new investments or to only offer committed financing for these investments on unattractive terms. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. Loan documents may also require lender approval of certain actions and as a result of the lender’s failure to grant such approval, we may not be able to take a course of action we deem most profitable. These or other limitations may adversely affect our flexibility and our ability to make distributions to you and the value of your investment.
If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.
Some of our financing arrangements may require us to make a
lump-sum
or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.
Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.
Subject to any limitations required to qualify as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.
We may encounter adverse changes in the credit markets.
Any adverse changes in the global credit markets could make it more difficult for us to obtain favorable financing. Our ability to generate attractive investment returns for our stockholders will be adversely affected to the extent we are unable to obtain favorable financing terms. If we are unable to obtain favorable financing terms, we may not be able to adequately leverage our portfolio, may face increased financing expenses or may face increased restrictions on our investment activities, any of which would negatively impact our performance.

Risks Related to our Relationship with the Adviser and the Dealer Manager
We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.
Our success is dependent upon our relationship with, and the performance of, the Adviser in the acquisition and management of our real estate portfolio, and our corporate operations. The Adviser may suffer or become distracted by adverse financial or operational problems in connection with Invesco’s business and activities unrelated to us and over which we have no control. Should the Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.
The termination or replacement of the Adviser could trigger a repayment event under our mortgage loans for some of our properties and the credit agreement governing any of our lines of credit.
Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of the Adviser an event requiring the immediate repayment of the full outstanding balance of the loan. The termination or replacement of the Adviser could trigger repayment of outstanding amounts under the credit agreements governing the lines of credit that we may obtain. If a repayment event occurs with respect to any of our properties, our results of operations and financial condition may be adversely affected.
The Adviser’s inability to retain the services of key real estate professionals could hurt our performance.
Our success depends to a significant degree upon the contributions of certain key real estate professionals employed by the Adviser, each of whom would be difficult to replace. There is ever-increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisors, investment managers, real estate investment companies, real estate investment trusts and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us or the Adviser, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Adviser have employment agreements with these key real estate professionals and they may not remain associated with us or the Adviser. If any of these persons were to cease their association with us or the Adviser, our operating results could suffer. Our future success depends, in large part, upon the Adviser’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If the Adviser loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.
The success of this offering is dependent, in part, on the ability of the Dealer Manager to retain key employees and to successfully build and maintain a network of licensed broker-dealers.
The success of this offering and our ability to implement our business strategy is dependent upon the ability of our Dealer Manager to retain key employees and to build and maintain a network of licensed securities broker-dealers and other agents. If the Dealer Manager is unable to retain qualified employees or build and maintain a sufficient network of participating broker-dealers to distribute shares of our common stock in this offering, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. In addition, the Dealer Manager currently serves and may serve as dealer manager for other issuers. As a result, the Dealer Manager may experience conflicts of interest in allocating its time between this offering and such other issuers, which could adversely affect our ability to raise adequate proceeds through this offering and implement our investment strategy. Further, the participating broker-dealers retained by the Dealer Manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their clients.

You will not have the benefit of an independent due diligence review in connection with this offering and, if a conflict of interest arises between us and Invesco, we may incur additional fees and expenses.
Because the Adviser and the Dealer Manager are affiliates of Invesco, you will not have the benefit of an independent due diligence review and investigation of the type performed by an unaffiliated, independent underwriter and its counsel in connection with a securities offering. If any situation arises in which our interests are in conflict with those of the Adviser, the Dealer Manager or its affiliates, and we are required to retain independent counsel, we will incur additional fees and expenses.
The fees we pay in connection with this offering and the agreements entered into with the Adviser and the Dealer Manager were not determined on an arm’s-length
basis and therefore may not be on the same terms we could achieve from a third party.
The compensation paid to the Adviser, Dealer Manager and other affiliates of Invesco for services they provide us was not determined on an arm’s-length
basis. All service agreements, contracts or arrangements between or among Invesco and its affiliates, including the Adviser and us, were not negotiated at arm’s-length.
Such agreements include the Advisory Agreement, the Operating Partnership’s partnership agreement, our dealer manager agreement with the Dealer Manager (the “Dealer Manager Agreement”), and any property-related corporate services and other agreements we may enter into with affiliates of the Adviser from time to time.
We do not own the Invesco name, but we may use it as part of our corporate name pursuant to a trademark sublicense agreement with an affiliate of Invesco. Use of the “Invesco” name by other parties or the termination of our trademark sublicense agreement may harm our business.
We have entered into a trademark sublicense agreement with the Adviser, as the sub-licensor,
pursuant to which it has granted us a revocable, royalty-free, non-exclusive,
non-transferable
right and license to use the “Invesco” name as part of our corporate name in connection with activities associated with being a real estate investment trust. Under the sublicense agreement, we have a right to use this name for so long as the Adviser serves as our adviser and the trademark license agreement between Adviser and Invesco Holding Company Limited (“IHCL”) is not terminated. IHCL and its affiliates will retain the right to continue using the “Invesco” name. We will further be unable to preclude IHCL from licensing or transferring the ownership of the “Invesco” name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of IHCL or others. Furthermore, in the event that the trademark sublicense agreement is terminated, we will be required to, among other things, change our name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.
Risks Related to Conflicts of Interest
Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.
Various potential and actual conflicts of interest will arise as a result of our overall investment activities and the overall investment activities of Invesco, the Dealer Manager, the Adviser and their affiliates. The following risk factors enumerate certain but not all potential conflicts of interest that should be carefully evaluated before making an investment in us. Invesco may in the future engage in further activities that may result in additional conflicts of interest not addressed below. If any matter arises that we and our affiliates (including the Adviser) determine in our good faith judgment constitutes an actual conflict of interest, we and our affiliates (including the Adviser) may take such action as we determine in good faith may be necessary or appropriate to ameliorate the conflict. Transactions between us and Invesco or its affiliates will require approval by our board of directors, including a majority of our independent directors. There can be no assurance that our board of directors or Invesco will identify or resolve all conflicts of interest in a manner that is favorable to us.

The Adviser faces a conflict of interest because the fees it receives for services performed are based in part on our NAV, which the Adviser is ultimately responsible for determining.
The Adviser is paid a management fee for its services based on our NAV, which is calculated by State Street, based on valuations provided by the Adviser. In addition, the distributions to be received by the Special Limited Partner with respect to its performance participation interest in the Operating Partnership will be based in part upon the Operating Partnership’s net assets (which is a component of our NAV). The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and, therefore, our NAV may not correspond to realizable value upon a sale of those assets. The Adviser may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares of our common stock may be worth less than the purchase price or more than the repurchase price.
The Adviser’s management fee and the Special Limited Partner’s performance participation interest may not create proper incentives or may induce the Adviser and its affiliates to make certain investments, including speculative investments, which increase the risk of our real estate portfolio.
We pay the Adviser a management fee regardless of the performance of our portfolio. The Adviser’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We may be required to pay the Adviser a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.
The existence of the Special Limited Partner’s performance participation interest in the Operating Partnership, which is based on our total distributions plus the change in NAV per share, may create an incentive for the Adviser to make riskier or more speculative investments on our behalf than it would otherwise make in the absence of such performance-based compensation. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the performance participation interest may receive distributions based on unrealized gains in certain assets at the time of such distributions and such gains may not be realized when those assets are eventually disposed of.
Because the management fee and performance participation are based on our NAV, the Adviser may also be motivated to accelerate acquisitions in order to increase NAV or, similarly, delay or curtail repurchases to maintain a higher NAV, which would, in each case, increase amounts payable to the Adviser and the Special Limited Partner.
Invesco personnel work on other projects and conflicts may arise in the allocation of personnel between us and other projects.
The Adviser and its affiliates devote such time as they deem necessary to conduct our business affairs in an appropriate manner. However, a core group of real estate professionals devote such time as is reasonably necessary to our activities and also to the activities of numerous other Invesco investment vehicles and any successor funds thereto (and their respective investments) and their related entities (which may include separate accounts, dedicated managed accounts or investment funds formed for specific geographical areas or investments). Consequently, conflicts are expected to arise in the allocation of personnel, and we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. The Adviser and its affiliates are not restricted from entering into other investment advisory relationships or from engaging in other business activities.

Certain principals and employees may be involved in and have a greater financial interest in the performance of Other Invesco Accounts, and such activities may create conflicts of interest in making investment decisions on our behalf.
Certain of the principals and employees of the Adviser or the Dealer Manager may be subject to a variety of conflicts of interest relating to their responsibilities to us and the management of our business and the distribution of our common stock in this and any subsequent offerings of our stock. Such individuals may serve in an advisory capacity to Other Invesco Accounts or other investment vehicles, as members of an investment or advisory committee or a board of directors (or similar such capacity) for one or more investment funds, corporations, foundations or other organizations, and may participate in the distribution of the securities of other issuers, including those that have investment objectives similar to ours. Such positions may create a conflict between the services and advice provided to such entities and the responsibilities owed to us. The Other Invesco Accounts or other investment funds in which such individuals may become involved may have investment objectives that overlap with ours. Furthermore, certain principals and employees of the Adviser or the Dealer Manager may have a greater financial interest in the performance of such other funds or accounts than our performance.
Certain Other Invesco Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.
Through Other Invesco Accounts, Invesco currently invests and plans to continue to invest third-party capital in a wide variety of investment opportunities in the United States and globally. There will be overlap of real property and real estate-related securities investment opportunities with certain Other Invesco Accounts that are actively investing and similar overlap with future Other Invesco Accounts. See “—Invesco may raise or manage Other Invesco Accounts which could result in the reallocation of Invesco personnel and the direction of potential investments to such Other Invesco Accounts” below. This overlap will from time to time create conflicts of interest, which the Adviser and its affiliates will seek to manage in a fair and equitable manner in their sole discretion in accordance with Invesco Real Estate’s prevailing procedures. These procedures provide for a rotation of opportunities among us and the eligible Other Invesco Accounts managed by Invesco Real Estate, subject to certain exceptions in Invesco Real Estate’s allocation policies and procedures with respect to (i) clearly defined and agreed-upon strategic or geographically focused assemblage strategies, (ii) a priority for value add opportunities for Invesco Real Estate’s closed-end fund series and (iii) a priority for real estate-related debt origination opportunities for Invesco Real Estate’s discretionary debt funds.
As discussed above, with respect to Other Invesco Accounts managed by Invesco Real Estate with investment objectives or strategies that overlap with ours but that do not have priority over us, investment opportunities will be allocated on a rotational basis among us and one or more Other Invesco Accounts in accordance with Invesco Real Estate’s prevailing procedures on a basis that the Adviser and its affiliates believe to be fair and equitable in their sole discretion, subject to the following general considerations: (1) any applicable investment objectives of ours and such Other Invesco Accounts (which, for us, includes our primary objective of providing current income in the form of regular, stable cash distributions to achieve an attractive distribution yield); (2) the sourcing and timing of the transaction; (3) the size and nature of the investment; (4) the relative amounts of capital available for investment by us and such Other Invesco Accounts; (5) the sector, geography/location, expected return profile, expected distribution rates, anticipated cash flows, expected stability or volatility of cash flows, leverage profile, risk profile, and other features of the applicable investment opportunity and its impact on portfolio concentration and diversification; (6) in the case of securities, avoiding allocation that could result in de minimis or odd-lot
investments; (7) any structural and operational differences between us and such Other Invesco Accounts and any applicable investment limitations (including, without limitation, exposure limits, hedging limits and diversification considerations) of us and such Other Invesco Accounts, investment limitations, parameters or contractual provisions of ours and such Other Invesco Accounts; (8) the eligibility of us and such Other Invesco Accounts to make such investment under applicable laws; (9) any other applicable tax, accounting, legal, regulatory compliance or operational considerations deemed relevant by the Adviser and its affiliates (including, without limitation, maintaining our qualification as a REIT and our status as a non-investment

company exempt from the Investment Company Act) (e.g., joint venture investments between us and an Other Invesco Account must be on the same terms and satisfy the restrictions of all participants, such as lowest leverage targeted by any participant); and (10) any other requirements contained in the corporate governance documents of us and such Other Invesco Accounts and any other considerations deemed relevant by the Adviser, Invesco and their affiliates in good faith. Our board of directors (including our independent directors) has the duty to ensure that the allocation methodology described above is applied fairly to us.
The portfolio strategies employed by the Adviser or its affiliates in managing the Other Invesco Accounts could conflict with the strategies employed by the Adviser in managing our business and may adversely affect the marketability, exit strategy, prices and availability of the properties, securities and instruments in which we invest. The Adviser or its affiliates may also give advice to the Other Invesco Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same or similar to ours.
The amount of performance-based compensation charged or management fees paid by us may be less than or exceed the amount of performance-based compensation charged or management fees paid by Other Invesco Accounts. Such variation may create an incentive for Invesco to allocate a greater percentage of an investment opportunity to us or such Other Invesco Accounts, as the case may be.
We may
co-invest
with Invesco affiliates and such investments are at times in different parts of the capital structure of an issuer and may otherwise involve conflicts of interest. When we hold investments in which Other Invesco Accounts have a different principal investment, conflicts of interest arise between us and Other Invesco Accounts, and the Adviser may take actions that are adverse to us.
We may
co-invest
with Other Invesco Accounts in investments that are suitable for both us and such Other Invesco Accounts. We or the Other Invesco Accounts make and hold investments at different levels of an issuer’s capital structure, which includes us making investments directly or indirectly relating to portfolio entities of Other Invesco Accounts and vice versa. To the extent we hold interests that are different (including with respect to their relative seniority) than those held by such Other Invesco Accounts, the Adviser and its affiliates will be presented with conflicts of interest. Other Invesco Accounts may also participate from time to time in a separate tranche of a financing with respect to an issuer/borrower in which we have an interest or otherwise in different classes of such issuer’s securities. If we make or have an investment in a property in which an Other Invesco Account has a mezzanine or other debt investment, Invesco may have conflicting loyalties between its duties to us and to other affiliates. In that regard, actions may be taken for the Other Invesco Accounts that are adverse to us, including with respect to the timing and manner of sale and actions taken in circumstances of financial duress. Furthermore, we may participate in investments related to the financing or refinancing of loan investments or portfolios held or proposed to be acquired by certain Other Invesco Accounts. While our participation in connection with any such investments and transactions are expected to be negotiated by third parties on market prices, such investments and transactions will give rise to potential or actual conflicts of interest.
There can be no assurance that any conflict will be resolved in our favor. Conflicts can also be expected to arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by the other affiliates participating in the transaction. In addition, it is anticipated that in a bankruptcy proceeding our interest will likely be subordinated or otherwise adversely affected by virtue of such Other Invesco Accounts’ involvement and actions relating to such investment. For example, in circumstances where we hold a junior mezzanine interest in an issuer, holders of more senior classes of debt issued by such entity (which may include Other Invesco Accounts) may take actions for their benefit (particularly in circumstances where such issuer faces financial difficulty or distress) that further subordinate or adversely impact the value of our investment in such issuer.
In connection with negotiating loans, bank or securitization financings in respect of our real estate-related transactions, Invesco will generally obtain the right to participate on its own behalf (or on behalf of vehicles it manages) in a portion of the financings with respect to such Invesco-sponsored transactions (including transactions where the underlying collateral includes property owned by Other Invesco Accounts) upon a set of terms already negotiated and agreed of third parties. We do not believe that this arrangement has an effect on the overall terms and conditions negotiated with the arrangers of such senior loans other than as described in the preceding sentence. If we make or have an investment in a property in which an Other Invesco Account has a mezzanine or other debt investment, or vice versa, Invesco may have conflicting loyalties between its duties to us and to other affiliates. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. Because of the affiliation with Invesco, the Adviser may have a greater incentive to invest in Invesco-sponsored financings (as compared to real estate-related financings sponsored by other real estate firms or financial sponsors).
We may enter into joint ventures and other shared assets which will involve risks and conflicts of interests.
We and any Other Invesco Accounts may invest in shared assets typically through the formation of joint ventures that we and such fund control equally. Such joint venture investments will involve risks and conflicts of interests. See “—Risks Related Investments in Real Estate—We may make a substantial amount of joint venture investments, including with Invesco affiliates. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.”
Invesco may structure certain investments such that Invesco will face conflicting fiduciary duties to us and certain debt funds.
It is expected that Invesco will structure certain investments such that one or more mezzanine or other investment funds, structured vehicles or other collective investment vehicles primarily investing in senior secured loans, distressed debt, subordinated debt, high yield securities, CMBS and other similar debt instruments managed by affiliates of Invesco (collectively, “Debt Funds”) are offered the opportunity to participate in the debt tranche of an investment allocated to us. The Adviser and its affiliates owe fiduciary duties to the Debt Funds as well as to us. If the Debt Funds purchase high yield securities or other debt instruments related to a property or real estate company that we hold an investment in (or if we make or have an investment in or, through the purchase of debt obligations become a lender to, a company or property in which a Debt Fund or an Other Invesco Account or another Invesco real estate fund or vehicle has a mezzanine or other debt investment), the Adviser and its affiliates will face a conflict of interest in respect of the advice given to, or the decisions made with regard to, the Debt Funds, such Other Invesco Accounts and us (
e.g.
, with respect to the terms of such high yield securities or other debt instruments, the enforcement of covenants, the terms of recapitalizations and the resolution of workouts or bankruptcies).
Invesco may raise or manage Other Invesco Accounts, which could result in the reallocation of Invesco personnel and the direction of potential investments to such Other Invesco Accounts.
Invesco, the Adviser and their affiliates reserve the right to raise or manage Other Invesco Accounts, including opportunistic and stabilized and substantially stabilized real estate funds or separate accounts, dedicated managed accounts, investments suitable for lower risk, lower return funds or higher risk, higher return funds, real estate debt obligation and trading investment vehicles, real estate funds primarily making investments globally, in a particular region outside of the U.S., or in a single sector of the real estate investment space (
e.g
., office, industrial, retail or multifamily) or making
non-controlling
investments in public and private debt and equity securities or investment funds that may have the same or similar investment objectives or guidelines as us or investments, including those raised by us and one or more managed accounts (or other similar arrangements structured through an entity) for the benefit of one or more specific investors (or related group of investors) which, in each case, may have investment objectives or guidelines that overlap with ours. See “—Certain Other Invesco Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.” In particular, we expect that there will be overlap of real property and real estate-related securities investment opportunities with certain Other Invesco Accounts that are actively investing and similar overlap with future Other Invesco

Accounts. The closing of an Other Invesco Account could result in the reallocation of Invesco personnel, including reallocation of existing real estate professionals, to such Other Invesco Account. In addition, potential investments that may be suitable for us may be directed toward such Other Invesco Account.
Invesco’s potential involvement in financing a third party’s purchase of assets from us could lead to potential or actual conflicts of interest.
We may from time to time dispose of all or a portion of an investment by way of a third-party purchaser’s bid where Invesco, the Adviser or one or more Other Invesco Accounts is providing financing as part of such bid or acquisition of the investment or underlying assets thereof. This may include the circumstance where Invesco or one or more Other Invesco Accounts is making commitments to provide financing at or prior to the time such third-party purchaser commits to purchase such investments or assets from us. Such involvement of Invesco or one or more Other Invesco Accounts as such a provider of debt financing in connection with the potential acquisition of portfolio investments by third parties from us may give rise to potential or actual conflicts of interest.
Disputes between Invesco and our joint venture partners who have pre-existing
investments with Invesco may affect our investments relating thereto.
Some of the third-party operators and joint-venture partners with which the Adviser may elect to co-invest
our capital may have
pre-existing
investments with Invesco. The terms of these preexisting investments may differ from the terms upon which we invest with such operators and partners. To the extent a dispute arises between Invesco and such operators and partners, our investments relating thereto may be affected.
The Adviser may face conflicts of interests in choosing our service providers and certain service providers may provide services to the Dealer Manager, the Adviser or Invesco on more favorable terms than those payable by us.
Certain advisors and other service providers or their affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, title agents, property managers and investment or commercial banking firms) that provide goods or services to us, Invesco or certain entities in which we have an investment may also provide goods or services to or have business, personal, financial or other relationships with Invesco and its other businesses. Such advisors and service providers referred to above may be investors in us, affiliates of the Dealer Manager or the Adviser, sources of financing and investment opportunities or co-investors
or commercial counterparties or entities in which Invesco or Other Invesco Accounts have an investment, and payments by us may indirectly benefit Invesco or such Other Invesco Accounts. In addition, certain employees of Invesco may have family members or relatives employed by such advisors and service providers. The Adviser or its affiliates may also provide administrative and other services to us. These relationships may influence us, Invesco or the Adviser in deciding whether to select or recommend such a service provider to perform services for us or a portfolio property (the cost of which will generally be borne directly or indirectly by us or such portfolio property, as applicable).
Notwithstanding the foregoing, transactions relating to us that require the use of a service provider will generally be allocated to service providers on the basis of best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the Adviser believes to be of benefit to us. Advisors and service providers, or their affiliates, often charge different rates or have different arrangements for different types of services. With respect to service providers, for example, the fee for a given type of work may vary depending on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by us are different from those used by Invesco, the Adviser or its affiliates may pay different amounts or rates than those paid by us.

We are subject to conflicts of interest related to tenants.
Certain properties owned by us or an Other Invesco Account may be leased out to tenants that are affiliates of Invesco, including but not limited to Other Invesco Accounts or their respective portfolio companies, which would give rise to a conflict of interest. In such events, the Adviser will endeavor to ensure that such conflicts are resolved in a fair and equitable manner, subject to applicable oversight of the board of directors.
The personnel of the Dealer Manager and the Adviser may trade in securities for their own accounts, subject to restrictions applicable to Invesco personnel.
The officers, directors, members, managers and employees of the Dealer Manager and the Adviser may trade in securities for their own accounts, subject to restrictions and reporting requirements as may be required by law and Invesco policies, or otherwise determined from time to time by the Dealer Manager or the Adviser.
We expect to have a diverse stockholder group and the interests of our stockholders may conflict with one another and may conflict with the interests of investors in other vehicles that we co-invest
with.
Our stockholders may have conflicting investment, tax and other interests with respect to their investments in us and with respect to the interests of investors in other investment vehicles managed or advised by the Adviser or its affiliates that may participate in the same investments as us. The conflicting interests of individual stockholders with respect to other stockholders and relative to investors in other investment vehicles may relate to or arise from, among other things, the nature of investments made by us and such other vehicles, the structuring or the acquisition of investments and the timing of disposition of investments and such other vehicles. As a consequence, conflicts of interest may arise in connection with decisions made by the Adviser, including with respect to the nature or structuring of investments, which may be more beneficial for one stockholder than for another stockholder, especially with respect to stockholders’ individual tax situations. In addition, we may make investments that may have a negative impact on related investments made by the stockholders in separate transactions. In selecting and structuring investments appropriate for us, the Adviser considers the investment and tax objectives of us (including our qualification as a REIT) and our stockholders (and those of investors in other investment vehicles managed or advised by the Adviser or its affiliate) as a whole, not the investment, tax or other objectives of any stockholders individually.
We may be subject to additional potential conflicts of interests as a consequence of Invesco’s status as a public company.
As a consequence of Invesco’s status as a public company, our officers, directors, members, managers and employees and those of the Adviser may take into account certain considerations and other factors in connection with the management of the business and affairs of our company and our affiliates that would not necessarily be taken into account if Invesco were not a public company.
Risks Related to our REIT Status and Certain Other Tax Items
If we do not qualify to be taxed as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.
We expect to operate so as to qualify to be taxed as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•
we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct dividends paid to stockholders in computing taxable income and being subject to federal and applicable state and local income tax on our taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;

•
unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and therefore, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and

•	we generally would not be eligible to re-elect to be taxed as a REIT for the subsequent four full taxable years.
We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of our common stock.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. The 2017 tax reform legislation commonly referred to as the Tax Cuts and Jobs Act has resulted in fundamental changes to the Code, with many of the changes applicable to individuals applying only through December 31, 2025. The IRS has issued significant guidance under the Tax Cuts and Jobs Act, but guidance on additional issues, and possible technical corrections legislation may adversely affect us or our stockholders. Federal legislation intended to ameliorate the economic impact of the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), makes technical corrections to, or modifies on a temporary basis, certain of the provisions of the Tax Cuts and Jobs Act. In addition, further changes to the tax laws, unrelated to the Tax Cuts and Jobs Act, are possible.
Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT.
We cannot assure you that the Tax Cuts and Jobs Act, the CARES Act or any future changes will not adversely affect the taxation of our stockholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of these legislative changes on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.
To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.
To qualify as a REIT, we generally must distribute annually to our stockholders dividends equal to a minimum of 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to regular corporate income taxes on any undistributed REIT taxable income, including undistributed net capital gain, each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which dividends paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our share repurchase plan generally will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales. These options could increase our costs or reduce our equity.

Compliance with REIT requirements may cause us to forgo otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.
To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.
Compliance with REIT requirements may force us to liquidate or restructure otherwise attractive investments.
To qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets, government securities and securities of our taxable REIT subsidiaries) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of more than any one issuer (other than securities that qualify for the straight-debt safe harbor) unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Code. Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of our assets (other than government securities, qualified real estate assets and securities of our taxable REIT subsidiaries) can consist of the securities of any one issuer, and no more than 20% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions in order to avoid losing our REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and maintain our qualification as a REIT, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.
Our charter does not permit any person or group to own more than 9.9% of our outstanding common stock or of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.9% limits would not be effective without an exemption from these limits by our board of directors.
For us to qualify as a REIT under the Code, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year other than the first taxable year in which we are taxed as a REIT. For the purpose of assisting our qualification as a REIT for U.S. federal income tax purposes, our charter prohibits beneficial or constructive ownership by any person or group of more than a certain percentage, which is expected to be 9.9%, by value or by number of shares, whichever is more restrictive, of the outstanding shares of our common stock or of our capital stock of all classes or series, which we refer to as the “Ownership Limit.” The constructive ownership rules under the Code and our charter are complex and may cause shares of the outstanding common stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.9% of our outstanding common stock or our capital stock by a person could cause another person to be treated as owning in excess of 9.9% of our outstanding common stock or our capital stock, respectively, and thus violate the Ownership Limits. There can be no assurance that our board of directors, as permitted in the charter, will not decrease these Ownership Limits in the future. Any attempt to own or transfer shares of our common stock or capital stock in excess of the Ownership Limits without the consent of our board of directors will result either in the shares in excess of the limit being transferred by operation of our charter to a charitable trust, and the person who attempted to acquire such excess shares not having any rights in such excess shares, or in the transfer being void.

The Ownership Limits may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our common stock (and even if such change in control would not reasonably jeopardize our REIT status). Any exemptions to the Ownership Limits granted in the future may limit our board of directors’ power to increase the Ownership Limits or grant further exemptions.
Non-U.S.
holders may be required to file U.S. federal income tax returns and pay U.S. federal income tax upon their receipt of certain distributions from us or upon their disposition of shares of our common stock.
In addition to any potential withholding tax on ordinary dividends, a
non-U.S.
holder (as such term is defined below under “U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of Our Common Stock”), other than a “qualified shareholder” or a “qualified foreign pension fund,” as each is defined in Section 897 of the Code, that disposes of a “United States real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution from a REIT that is attributable to gains from such a disposition, is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from (or, in the case of a distribution, to the extent attributable to gains from) such disposition. FIRPTA gains must be reported on U.S. federal income tax returns and are subject to tax at regular U.S. federal income tax rates. Such tax does not apply, however, to gain on the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by
non-U.S.
persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a
non-U.S.
holder on certain dispositions of shares of our common stock would be subject to tax under FIRPTA, unless (1) our shares of common stock were regularly traded on an established securities market and (2) the
non-U.S.
holder did not, at any time during a specified testing period, hold more than 10% of our common stock. We do not expect our shares to be regularly traded on an established securities market. Furthermore, even if we are domestically controlled, distributions by us that are attributable to gains from dispositions of USRPIs will be subject to tax under FIRPTA and special withholding rules unless the conditions in clauses (1) and (2) of the immediately preceding sentence are satisfied, subject to certain exceptions. See “U.S. Federal Income Tax Considerations—Taxation of
Non-U.S.
Holders of Our Common Stock—Sales of Our Common Stock.”
Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.
Non-U.S.
investments may subject us to various
non-U.S.
tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure
non-U.S.
investments in a manner that enables us to satisfy the REIT qualification requirements. Even if we maintain our status as a REIT, entities through which we hold investments in assets located outside the United States may be subject to income taxation by jurisdictions in which such assets are located or in which our subsidiaries that hold interests in such assets are located. Any such taxes could adversely affect our business, results of operations, cash flows or financial condition, and our cash available for distribution to our stockholders will be reduced by any such foreign income taxes.
We may incur tax liabilities that would reduce our cash available for distribution to you.
Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. If we were to fail either gross income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect), we would be subject to tax on the income that does not meet the gross income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax we paid. However, stockholders that are tax-exempt,
such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our domestic taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.
Restrictions on the deduction of all of our interest expense could prevent us from satisfying the REIT distribution requirements and avoiding the incurrence of income or excise taxes.
Rules enacted as part of the Tax Cuts and Jobs Act may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct interest expense. Under amended Section 163(j) of the Code, the deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” The CARES Act increases the 30% limitation to 50% for taxable years beginning in 2019 or 2020. A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business
income and expense, business interest income and business interest expense, net operating losses, any deductions for “qualified business income,” and, in taxable years beginning before January 1, 2022, any deductions for depreciation, amortization or depletion. A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The rules for business interest expense will apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased, as will our REIT distribution requirements and the amounts we need to distribute to avoid incurring income and excise taxes.
Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.
Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to qualify as a REIT. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests and in the best interests of our stockholders. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.
You may have current tax liability on distributions you elect to reinvest in our common stock.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free
return of capital. Therefore, unless you are a
tax-exempt
entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

We may choose to pay dividends in a combination of cash and shares of our common stock, in which case stockholders may be required to pay income taxes in excess of the cash dividends they receive.
We may choose to pay dividends in a combination of cash and shares of our common stock. Under IRS Revenue Procedures 2017-45 and 2020-19, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% (10% for dividends declared on or after April 1, 2020 and on or before December 31, 2020) of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits). As a result, U.S. stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends they receive. In the case of non-U.S. stockholders, we generally will be required to withhold tax with respect to the entire dividend, which withholding tax may exceed the amount of cash such non-U.S. stockholder would otherwise receive.
Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.
Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate
U.S. stockholders is 20%. Dividends payable by REITs, however, are not eligible for the reduced rate except to the extent designated as capital gain dividends or qualified dividend income. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate
investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT
corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock. However, for taxable years through the taxable year ending December 31, 2025, non-corporate U.S. taxpayers may be entitled to claim a deduction in determining their taxable income of up to 20% of “qualified REIT dividends” (dividends not designated as capital gain dividends or qualified dividend income), subject to certain limitations. See “U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of Our Common Stock—Distributions Generally.” You are urged to consult with your tax advisor regarding the effect of this change on your effective tax rate with respect to REIT dividends.
The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.
We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and gross income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.
Our taxable REIT subsidiaries are subject to special rules that may result in increased taxes.
We may conduct certain activities or invest in assets through one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. Other than some activities relating to hotel and health care properties, a taxable REIT subsidiary may generally engage in any business, including the provision of services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation.
No more than 20% of the value of our total assets may consist of stock or securities of one or more taxable REIT subsidiaries. This requirement limits the extent to which we can conduct our activities through taxable REIT subsidiaries. The values of some of our assets, including assets that we hold through taxable REIT subsidiaries, may not be subject to precise determination, and values are subject to change in the future. Furthermore, if a REIT lends money to a taxable REIT subsidiary, the taxable REIT subsidiary may be unable to deduct all or a portion of the interest paid to the REIT, which could increase the tax liability of the taxable REIT subsidiary. In addition, as a REIT, we must pay a 100% penalty tax on certain payments that we receive if the economic arrangements between us and any of our taxable REIT subsidiaries are not comparable to similar arrangements between unrelated parties. We intend to structure transactions with any taxable REIT subsidiary on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above; however, the IRS may successfully assert that the economic arrangements of any of our inter-company transactions are not comparable to similar arrangements between unrelated parties.
If the Operating Partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.
If the IRS were to successfully challenge the status of the Operating Partnership as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that the Operating Partnership could make to us. This would also result in our failing to qualify as a REIT and becoming subject to a corporate-level tax on our income, which would substantially reduce our cash available to pay distributions and the yield on your investment.
Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.
The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from hedging transactions will be excluded from gross income for purposes of the 75% and 95% REIT gross income tests if: (1) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets, (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (C) hedges a position entered into pursuant to clause (A) or (B) after the extinguishment of such liability or disposition of the asset producing such income; and (2) such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income
for purposes of both the 75% and 95% gross income tests. See “U.S. Federal Income Tax Considerations—Gross Income Tests” and “—Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities because our taxable REIT subsidiary would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our taxable REIT subsidiary will generally not provide any tax benefit, except for being carried forward against future taxable income in the taxable REIT subsidiary.
The “taxable mortgage pool” rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.
Securitizations could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a REIT, so long as we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders
that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. Because we hold substantially all of our assets through the Operating Partnership, which is treated as a partnership for U.S. federal income tax purposes, the foregoing rules would not apply if the Operating Partnership was, or owned an equity interest in, a taxable mortgage pool, and any such taxable mortgage pool would be treated as a corporation for U.S. federal income tax purposes and could prevent us from qualifying as a REIT. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.
Retirement Plan Risks
If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to civil penalties.
There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs, or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:

•
the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code; the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	the investment will not impair the liquidity of the trust, plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.
Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt
prohibited transaction under Title I of ERISA or Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.
If our assets at any time are deemed to constitute “plan assets” under ERISA, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.
Stockholders subject to ERISA should consult their own advisors as to the effect of ERISA on an investment in the shares. As discussed under “Certain ERISA Considerations,” if our assets are deemed to constitute “plan assets” of stockholders that are Covered Plans (as defined below) (1) certain transactions that we might enter into in the ordinary course of our business might have to be rescinded and may give rise to certain excise taxes and fiduciary liability under Title I of ERISA or Section 4975 of the Code; (2) our management, as well as various providers of fiduciary or other services to us (including the Adviser), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise parties in interest or disqualified persons for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code; and (3) the fiduciaries of stockholders that are Covered Plans would not be protected from
“co-fiduciary
liability” resulting from our decisions and could be in violation of certain ERISA requirements.

Accordingly, prospective investors that are (1) “employee benefit plans” (within the meaning of Section 3(3) of ERISA), which are subject to Title I of ERISA; (2) “plans” defined in Section 4975 of the Code, which are subject to Section 4975 of the Code (including “Keogh” plans and “individual retirement accounts”); or (3) entities whose underlying assets are deemed to include plan assets within the meaning of Section 3(42) of ERISA and the regulations thereunder (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by “benefit plan investors”) (each such plan, account and entity described in clauses (1), (2) and (3) we refer to as “Covered Plans”) should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common stock to any Covered Plan is in no respect a representation by us or any other person associated with the offering of our shares of common stock that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

ESTIMATED USE OF PROCEEDS
The following tables present information about the net proceeds raised in this offering for each class of our common stock being offered in this offering, assuming that we sell the maximum primary offering amount of $2,400,000,000 and no shares under our distribution reinvestment plan. The tables assume that 20% of our gross offering proceeds are from the sale of Class T shares, 20% of our gross offering proceeds are from the sale of Class S shares, 20% of our gross offering proceeds are from the sale of Class D shares, 20% of our gross offering proceeds are from the sale of Class I shares and 20% of our gross offering proceeds are from the sale of Class E shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner within the investment guidelines approved by our board of directors, who serve as fiduciaries to our stockholders.
The actual amount of upfront selling commissions and dealer manager fees, however, will vary from the estimated amounts shown because (a) our Class T, Class S and Class D shares are sold at a price that varies monthly generally based on our prior month’s NAV per share for that class of shares and actual upfront selling commissions and dealer manager fees per Class T, Class S and Class D share are a percentage of the transaction price and (b) the upfront selling commission and dealer manager fees may be reduced in connection with certain categories of sales of Class T, Class S and Class D shares. Any reduction in upfront selling commissions and dealer manager fees will be accompanied by a corresponding reduction in the Class T, Class S and Class D per share purchase price to the applicable stockholder but will not affect the amounts available to us for investment. Because amounts in these tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.
We intend to use the net proceeds from this offering to (1) make investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into and (3) fund repurchases under our share repurchase plan. Generally, our policy will be to pay distributions from cash flow from operations.
However, subject to Maryland law and the discretion of our board of directors, particularly in the earlier part of this offering, we may choose to use cash flows from the sale of or repayment under our assets, borrowings, or offering proceeds (including from sales of Operating Partnership units), or other sources to fund distributions to our stockholders. We may use an unlimited amount of offering proceeds to fund the payment of distributions.
The following table presents information regarding the use of proceeds raised in this offering with respect to Class T shares.

	Maximum Offering of $480,000,000 in Class T Shares
Gross Proceeds	$480,000,000	100%
Less:
Upfront Selling Commissions and Dealer Manager Fees (1)	$16,231,881	3.38%
Organization and Offering Expenses (2)	$4,046,100	0.84%

Net Proceeds Available for Investment	$459,722,019	95.78%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class S shares.

	Maximum Offering of $480,000,000 in Class S Shares
Gross Proceeds	$480,000,000	100%
Less:
Upfront Selling Commissions (1)	$16,231,881	3.38%
Organization and Offering Expenses (2)	$4,046,100	0.84%

Net Proceeds Available for Investment	$459,722,019	95.78%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class D shares.

	Maximum Offering of $480,000,000 in Class D Shares
Gross Proceeds	$480,000,000	100%
Less:
Upfront Selling Commissions (1)	$7,093,603	1.48%
Organization and Offering Expenses (2)	$4,046,100	0.84%

Net Proceeds Available for Investment	$468,860,297	97.68%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares.

	Maximum Offering of $480,000,000 in Class I Shares
Gross Proceeds	$480,000,000	100%
Less:
Upfront Selling Commissions (1)	—	—
Organization and Offering Expenses (2)	$4,046,100	0.84%

Net Proceeds Available for Investment	$475,953,900	99.16%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class E shares.

	Maximum Offering of $480,000,000 in Class E Shares
Gross Proceeds	$480,000,000	100%
Less:
Upfront Selling Commissions (1)	—	—
Organization and Offering Expenses (2)	$4,046,100	0.84%

Net Proceeds Available for Investment	$475,953,900	99.16%

(1)
For Class T shares, includes upfront selling commissions of 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. For Class S shares, includes upfront selling commissions of 3.5% of the transaction price. For Class D shares, includes upfront selling commissions of 1.5% of the transaction price. Amounts presented in the tables are less than 3.5% and 1.5%, as applicable, of gross proceeds because aggregate upfront selling commissions and dealer manager fees are calculated as 3.5% and 1.5%, as applicable, of the transaction price (which excludes upfront selling commissions and dealer manager fees), which means that upfront selling commissions and dealer manager fees expressed as a percentage of the total investment (including upfront selling commissions and dealer manager fees) are less than 3.5% and 1.5%, as applicable. We will also pay the following selling commissions over time as stockholder servicing fees to the dealer manager, subject to FINRA limitations on underwriting compensation: (a) for Class T shares only, an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S shares only, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. The total amount that will be paid over time for stockholder servicing fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments and is not expected to be paid from offering proceeds. For purposes of our financial reporting in accordance with GAAP, aggregate upfront selling commissions, dealer manager fees and stockholder servicing fees (up to the limit of 8.75% of gross proceeds) will be accrued in full at the commencement of the offering. See “Plan of Distribution—Underwriting Compensation—Selling Commissions and Dealer Manager Fees” and “Compensation—Stockholder Servicing Fees.”
(2)
The Adviser has agreed to advance all of our organization and offering expenses on our behalf (excluding upfront selling commissions and dealer manager fees and stockholder servicing fees) through the earlier of (1) the date that our aggregate NAV is at least $1.0 billion and (2) December 31, 2022. We will reimburse the Adviser for all of the foregoing advanced expenses ratably over the 60 months following the earlier of (a) the date that our aggregate NAV is at least $1.0 billion and (b) December 31, 2022. We will reimburse the Adviser for any subsequent organization and offering expenses that it incurs on our behalf as and when incurred. For purposes of our financial reporting in accordance with GAAP, organization and offering expenses will be accrued in full at the commencement of the offering. The organization and offering expense numbers shown above represent our estimates of expenses to be incurred by us in connection with this offering and include estimated wholesaling expenses reimbursable by us. See “Compensation—Organization and Offering Expense Reimbursement” for examples of the types of organization and offering expenses we may incur.

In the aggregate, underwriting compensation from all sources, including upfront selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

INVESTMENT OBJECTIVES AND STRATEGIES
Investment Objectives
Our investment objectives are as follows:

•	to provide our stockholders with stable, current income in the form of monthly distributions;

•	to protect invested capital;

•	to generate growth in NAV through disciplined investment selection and hands-on, proactive management; and

•	to create portfolio diversification by investing across markets and real property types.
We cannot assure you that we will achieve our investment objectives. See “Risk Factors.”
Investment Strategy
Our investment strategy is to invest primarily in stabilized, income-oriented commercial real estate in the United States. To a lesser extent, we will also invest in real estate-related securities to provide current income and a source of liquidity for our share repurchase plan, cash management and other purposes.
Invesco Real Estate has long-standing and extensive relationships throughout the real estate industry. We will directly benefit from Invesco Real Estate’s ability to transact in scale with speed and certainty.
Potential Competitive Strengths
We believe our most significant competitive strength is our affiliation with Invesco Real Estate, the real estate investment center of Invesco, a global investment manager with $1.3 trillion in assets under management as of December 31, 2020. Invesco Real Estate is one of the largest real estate investment managers in the world, with $82.8 billion in assets under management as of December 31, 2020. Invesco Real Estate was established in 1983 and, over its
38-year
history, has expanded to 589 employees operating across 21 offices in 16 countries worldwide. Invesco Real Estate offers private and public real estate strategies across the entire risk-return spectrum, including debt and equity structures.
We believe our long-term success in executing our investment strategy will be supported by Invesco Real Estate’s competitive strengths, which include:

•
Investment performance and client relationships form the foundation of Invesco Real Estate’s business.
Invesco Real Estate has a
38-year
track record managing capital for some of the largest institutional investors in the world. Invesco Real Estate’s sole business is investment management and serving as a fiduciary to its clients. Invesco Real Estate is passionate about its people and fostering a unified corporate culture that delivers results through creativity and honest collaboration.

•
Invesco Real Estate is a global business powered by local expertise and execution.
Real estate is a local business and that is how Invesco Real Estate has structured itself. Invesco Real Estate manages $82.8 billion in real estate assets with 21 offices in 16 countries around the globe as of December 31, 2020. Invesco Real Estate’s investment professionals are immersed in their respective markets. This bottom-up
approach, combined with a dedicated
in-house
research team, creates an informational advantage in the manner in which Invesco Real Estate acquires and manages properties.

•
Our company represents the continuation of Invesco Real Estate’s investment track record.
Invesco Real Estate made its first investment in 1983 and has been acquiring real estate similar to the real estate that we intend to acquire for the last 38 years. Although we may have a limited operating history, our intended investment objectives of stable, current income, capital protection and long-term value appreciation are already in practice within Invesco Real Estate.

•
Invesco Real Estate boasts a talented, experienced team executing across a stable platform.
We intend to leverage the resources of Invesco Real Estate globally. Invesco Real Estate’s global senior management team comprises approximately 66 managing directors with an average tenure of 15 years at Invesco Real Estate and 27 years in the real estate industry. Invesco Real Estate’s U.S. acquisitions and asset management professionals bring an average experience of 6 years at Invesco Real Estate and 15 years in the real estate industry, respectively. Invesco Real Estate personnel will perform investment management services for us pursuant to the Advisory Agreement.

•
Real time, proprietary data enhances Invesco Real Estate’s investment acumen and decision-making.
In the United States alone, Invesco Real Estate owns approximately 487 properties comprising 127 million square feet, and each year Invesco Real Estate typically buys and sell approximately $7.4 billion of direct real estate investments globally (excluding securities). Invesco Real Estate’s portfolio and significant transaction activity supplies a repository of data, which is mined and analyzed for feedback into its investment process.

•
Breadth of capabilities provides for investment agility and an all-in-one
approach.
We intend to create income and appreciation for our stockholders over the long-term and through the inevitable market cycles. Changing investment environments require a three-dimensional approach, and Invesco Real Estate’s capabilities span the entire risk-return spectrum, including debt and equity investments. Furthermore, the resources necessary to execute our investment strategy are already in-house
at Invesco Real Estate: direct investment; real estate securities; asset management; capital markets; and research. Having all disciplines under one roof will help facilitate a cohesive strategy and streamlined execution.

Investment Guidelines and Portfolio Allocation Targets
Our board of directors, including our independent directors, reviews our investment portfolio quarterly or more frequently as it deems appropriate. In addition, our board of directors has adopted investment guidelines which set forth, among other things, guidelines for investing in our targeted property types and certain investment policies restricting certain types of investments which we describe in more detail below. Our board of directors, including our independent directors, will review the investment guidelines on an annual basis or more frequently as it deems appropriate. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors. Our board of directors may revise our investment guidelines without the approval of our stockholders. However, our board of directors may not amend our charter, including any investment restrictions that are provided in our charter and described under “—Charter-Imposed Investment Limitations” below, without the concurrence of holders of a majority of the outstanding shares entitled to vote, except for amendments specifically permitted to be made without stockholder approval under Maryland law that do not adversely affect the rights, preferences and privileges of our stockholders.
Our investment guidelines delegate to the Adviser authority to execute acquisitions and dispositions of investments in properties and real estate-related securities, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of directors and do not violate any of the investment limitations set forth in our charter. As discussed below in “—Investments in Properties,” the investment committee of Invesco Real Estate (“Investment Committee”) will be responsible for approving all property acquisitions and dispositions on behalf of the Adviser. Our board of directors will at all times have oversight over our investments and may change from time to time the scope of authority delegated to the Adviser with respect to acquisition and disposition transactions. In addition, under our investment guidelines our board of directors is required to approve any acquisition of a single property or group of related properties requiring a net equity investment that exceeds the greater of (1) $250 million or (2) if our NAV exceeds $1 billion, 25% of our total NAV at the time of acquisition. The amount of net equity investment includes anticipated financing, which may not be in place at the time of acquisition. A majority of our board of directors will periodically determine that the consideration paid for property we acquire will ordinarily be based on the fair market value of the property. If a majority of our independent directors determines, or if the property is acquired from the Adviser, a director, Invesco or any of their affiliates, such fair market value shall be determined by a qualified independent appraiser selected by our independent directors.
Following our
ramp-up
period, as further described below, we will seek to invest:

•	at least 80% of our assets in properties; and

•	up to 20% of our assets in real estate-related securities.
We do not expect to be able to achieve these allocations during the period prior to the time that we have raised substantial offering proceeds and acquired a broad portfolio of real estate investments, which we refer to in this prospectus as the
“ramp-up
period.” During the
ramp-up
period, we will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. Following the end of the ramp-up
period, we believe that the size of our portfolio of investments should be sufficient for the Adviser to adhere more closely to our allocation targets, although we cannot predict how long our ramp-up
period will last and cannot provide assurances that we will be able to raise sufficient offering proceeds to accomplish this objective. Notwithstanding the foregoing, the actual percentage of our portfolio that is invested in each investment type may deviate from the target levels set forth above due to a variety of factors, including a large inflow of capital over a short period of time, the Adviser’s assessment of the relative attractiveness of investment opportunities, an increase in anticipated cash requirements or repurchase requests and any limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes.
Investments in Properties
We intend to invest primarily in stabilized, income-oriented commercial real estate in the United States. Although our portfolio will principally be comprised of properties located in the United States, once our portfolio has achieved sufficient scale we may selectively diversify our portfolio on a global basis through investments in properties located outside of the United States.
In addition to stabilized properties, we may also acquire assets that require some amount of capital investment in order to be renovated or repositioned. We generally will limit investment in new developments on a standalone basis, but may consider development that is ancillary to an overall investment.
We will invest in a broad range of properties including, but not limited to, multifamily, industrial, retail and office as well as healthcare, student housing, hotels, senior living, data centers, and self-storage.
We do not designate specific geography or sector allocations for the portfolio. Rather, we intend to invest in regions or asset classes where we see the best opportunities that support our investment objectives.
Identification and Approval of Investments
The Invesco Real Estate personnel who perform investment management services for us pursuant to the Advisory Agreement will identify and make investment decisions regarding potential investment opportunities.
Each year Invesco Real Estate typically buys and sells approximately $7.4 billion of real estate globally, in addition to real estate-related securities. The Invesco Real Estate platform is organized regionally so as to identify opportunities and transact at an informed, local level. Invesco Real Estate’s sourcing effort is a combination of this bottom-up
knowledge paired with macro views and analysis supplied and updated by our internal research and investment strategy groups.
In addition to its
in-house
capabilities, Invesco Real Estate has developed a network of relationships with real estate owners, financial institutions, operating partners, senior business executives and government officials.

These relationships provide valuable market knowledge and form a critical component of Invesco Real Estate’s investment-sourcing network.
Once an investment opportunity has been identified, Invesco Real Estate has an established system for vetting and closing each transaction, primarily consisting of thorough due diligence and the Investment Committee approval process. Due diligence covers all aspects of underwriting/valuation, physical, legal and environmental assessment, and all requisite documentation. Invesco Real Estate has dedicated departments that coordinate with the transaction and asset management teams to ensure the diligence is comprehensive. The findings of due diligence allow for a proper risk-return discussion at the Investment Committee level, and there are certain risks (
e.g.
, open-ended litigation and environmental risk) that Invesco Real Estate is generally not willing to accept.

Invesco Real Estate’s Investment Committee meets weekly to discuss investment opportunities currently in the pipeline. Prior to an investment opportunity being presented to the Investment Committee for approval, the investment opportunity undergoes a formalized screening process to determine the suitability of the investment opportunity, along with the investment’s major attributes and risk factors. Prior to significant due diligence being undertaken with respect to an investment opportunity, the investment opportunity must be approved at a preliminary meeting of the Investment Committee. Following the approval of an investment opportunity at the preliminary meeting of the Investment Committee, the bulk of the due diligence with respect to such investment opportunity will take place. Following completion of all due diligence, the investment opportunity is presented to the Investment Committee for final approval. The Investment Committee’s final approval of an investment opportunity requires the unanimous approval of the members of the Investment Committee. The Investment Committee is comprised of senior Invesco Real Estate professionals from various real estate disciplines. For a discussion of the experience of the members of the Investment Committee, see “Management—The Adviser and Invesco Real Estate—Investment Committee.”
Ownership Interests
The Operating Partnership or one or more subsidiary entities controlled by the Operating Partnership will acquire properties on our behalf. In many cases, we will acquire the entire equity ownership interest in properties and exercise control over such properties. However, we may also enter into joint ventures, general partnerships, co-tenancies
and other participation arrangements with other investors, including affiliates of the Adviser, to acquire properties. We generally will acquire fee simple interests for the properties (in which we own both the land and the buildings improvements) but will also invest in leased fee and leasehold interests if we believe the investment is consistent with our investment strategy and objectives.
Joint Ventures and Other
Co-Ownership
Arrangements
We may enter into joint ventures, partnerships,
tenant-in-common
investments or other
co-ownership
arrangements with entities affiliated with the Adviser as well as third parties for the acquisition or improvement of properties for the purpose of broadening our portfolio of assets. In many cases, we may not control the management or the affairs of the joint venture. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders. In determining whether to invest in a particular joint venture, the Adviser will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.
The terms of any particular joint venture will be established on a case-by-case
basis considering all relevant facts, including the nature and attributes of the potential joint venture partner, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest in the venture. Other factors we will consider include: (1) our ability to manage and control the joint venture; (2) our ability to exit the joint venture; and (3) our ability to control transfers of interests held by other partners to the venture. Our interests may not be totally aligned with those of our partner. See “Risks Related to This Offering and Our Organizational Structure.”
In the event that a joint venture partner elects to sell a property held by such a joint venture, we may not have sufficient funds to exercise any right of first refusal or other purchase right that we may have. Entering into joint ventures with other Invesco-sponsored programs will result in certain conflicts of interest. See “Risk Factors—Risks Related to Conflicts of Interest” and “Conflicts of Interest—Joint Ventures with Affiliates of the Adviser.”
We may enter into joint ventures with Invesco, the Adviser, one or more of our directors or any of their affiliates, including other Invesco-sponsored programs, for the acquisition of properties only if a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other affiliate joint venture partners.
Due Diligence
The Invesco Real Estate personnel who perform investment management services for us pursuant to the Advisory Agreement will conduct due diligence on each property that the Adviser proposes to purchase on our behalf, including these four primary types:

•
Financial Due Diligence.
A preliminary review of each opportunity is conducted in order to screen the attractiveness of each transaction. The preliminary review is followed by an initial financial projection based on macro- and micro-economic analyses. Projection assumptions generally are developed from analysis of historical operating performance, discussions with local real estate contacts or sector experts and a review of published sources and data from Invesco’s other portfolios. If the Invesco Real Estate personnel who perform investment management services for us pursuant to the Advisory Agreement deem appropriate, further due diligence will be conducted, as described below, to confirm the initial financial review. Such Invesco Real Estate personnel will forecast expected cash flows and analyze various scenarios and exit strategies utilizing Invesco Real Estate proprietary models and the financial information received. We believe that Invesco Real Estate’s approach to the analysis of potential investment opportunities will provide us with a competitive advantage.

•
Books and Records.
Third-party accounting consultants will be used as necessary to review relevant books and records (for example, comparing rent rolls to leases for office buildings), confirm cash flow information provided by the seller and conduct other similar types of analysis.

•
Physical Due Diligence.
This primarily will involve an analysis of environmental and engineering matters by third-party consultants. Conclusions will be incorporated from environmental/engineering reports into the financial projection analysis. Additionally, the Invesco Real Estate personnel who perform investment management services for us pursuant to the Advisory Agreement will investigate each potential investment and comparable properties to assess relative market position, functionality and obsolescence. Invesco Real Estate has in-house
engineering professionals who manage and review the independent analysis conducted by the various third parties.

•
Legal and Tax Due Diligence.
The Invesco Real Estate personnel who perform investment management services for us pursuant to the Advisory Agreement will work closely with outside counsel to review, diligence and negotiate applicable legal and property specific documents pertaining to an investment (
e.g
., loan documents, leases, management agreements, purchase contracts, etc.). Additionally, these Invesco Real Estate professionals will work with internal and external tax advisors to structure investments in an efficient manner.

Issuing Securities for Property
Subject to limitations contained in our charter, we may issue, or cause to be issued, shares of our stock or limited partnership units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Our existing stockholders will have no preemptive rights to purchase any such shares of our stock or limited partnership units in the Operating Partnership, and any such issuance might cause a dilution of a stockholder’s initial investment. We may enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at specified times. Although we may enter into such transactions, we do not currently intend to do so.
Property Management
We intend to engage third-party property managers to manage our properties and provide local leasing expertise. The terms of the management agreements we enter into with third-party property managers will vary based upon a number of factors, including the type of property under management, the services being provided and the market in which the property is located. We intend to actively seek attractive fee structures for property management services through a competitive bidding process, however in markets where we have existing relationships with third-party property managers competitive bidding may not occur for each individual asset. We believe that the use of third-party property managers helps reduce potential conflicts of interest that may arise in executing exit strategies for properties and helps align property disposition decisions with our investment objectives. We anticipate that third-party property managers may also serve as sources for potential investment opportunities.
Exit Strategies
Our investment strategy is not reliant on prompt sale of the properties we acquire, and we anticipate that we will hold most properties for at least five years. One of our primary considerations in evaluating any potential investment opportunity is the likely exit strategy. When determining whether to sell a particular asset, the Invesco Real Estate personnel who perform investment management services for us pursuant to the Advisory Agreement will take the following steps:

•	Evaluate whether the asset is in the appropriate condition for a successful sale;

•	Monitor the markets to identify favorable conditions for asset sales; and

•	Assess the returns from each investment to determine whether the expected sale price exceeds the net present value of the Adviser’s projected cash flows of the property.
We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate favorable cash-on-cash
returns and drive long-term cash flow and NAV growth.
Generally, we will reinvest proceeds from the sale, financing or disposition of properties in a manner consistent with our investment strategy, although we may be required to distribute such proceeds to the stockholders in order to comply with REIT requirements. The Investment Committee will approve all property dispositions on behalf of the Adviser.
Investments in Real Estate-Related Securities
General
Our real estate-related securities investments will focus on non-distressed
public and private real estate-related debt and equity securities, including, but not limited to, CMBS, corporate bonds, mortgage loans, mezzanine and other forms of debt, mezzanine and preferred equity and the common stock of publicly-traded REITs. We do not intend to make loans to other persons. Although our real estate-related securities portfolio will principally be comprised of securities in which the underlying properties are located in the United States, we may selectively diversify our portfolio on a global basis through real estate-related securities in which the underlying properties are located outside the United States. We expect that, during our early operational stages, any indirect investments in real estate-related securities in which the underlying properties are located outside the United States will primarily consist of investments in the International Affiliated Funds. We believe that owning indirect interests in the properties owned by the International Affiliated Funds will result in a more diversified and stable portfolio of real estate investments for our stockholders in the short and medium term.
We may invest in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale. We may also invest in real estate-related derivatives that have real estate-related securities as reference assets. See “—Derivative Instruments and Hedging Activities.”
The Operating Partnership or one or more subsidiary entities controlled by the Operating Partnership will acquire real estate-related securities on our behalf.
Real Estate-Related Debt Securities
As part of our real estate-related investment strategy, we invest in CMBS. CMBS may include multi-issuer CMBS, single-issuer CMBS, re-remics
and “rake bonds,” in each case, relating to real estate-related companies or assets. In a typical multi-issuer CMBS issuance, one or more mortgage loans of varying size, asset type (including, but not limited to, office, retail, multifamily, hospitality, industrial and single-family rental), and geography are pooled and transferred to a trust. The trust then issues a series of bonds that vary in duration, payment priority and yield. Then rating agencies assign credit ratings to the various bond classes ranging from investment grade to below investment grade.
We may also invest in loans, which may include commercial mortgage loans, bank loans, mezzanine loans and other interests relating to real estate. Commercial mortgage loans are typically secured by single-family, multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower.
Mezzanine loans that we invest in may take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than mortgage lending because the investment may become unsecured as a result of foreclosure by the senior lender.
Although our investments in real estate-related debt securities will be primarily in CMBS and other debt investments (based on our belief that there is not a low likelihood of repayment), we may nonetheless invest in instruments of any credit quality at various levels of an issuer’s capital structure. Debt securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal and are commonly referred to as “high yield” securities. Securities rated Caa or below by Moody’s and CCC or below by S&P and Fitch are considered vulnerable to nonpayment and their issuers to be dependent on favorable business, financial and economic conditions to meet their financial commitments. Securities rated below Caa/CCC may include obligations already in default. Debt securities in the lowest investment grade category will likely possess speculative characteristics. Additionally, some of our investments may be structured as investments in real estate debt securities or loans but are intended to provide us with returns based on the performance of the related real estate. As such, these debt securities or loans may have risks that are similar to that which a real estate equity investment would possess.

Equity Securities
We may invest in equity securities of REITs and other real estate-related companies, including common stock and preferred equity securities. These investments will be subject to the risks of the real estate market and securities market. Investing in certain REITs and real estate-related companies, which often have small market capitalizations, may involve the same risks as investing in other small capitalization companies. REITs and real estate-related companies may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities.
We may only invest in equity securities if a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.
Investments in Affiliated Funds
Our investments in real estate-related securities may include investments in the Affiliated Funds. The Affiliated Funds are real estate funds managed by the Adviser or its affiliates that invest primarily in stabilized, income-oriented commercial real estate and real estate-related securities. The Domestic Affiliated Funds invest in properties located throughout the United States and the International Funds invest primarily in properties located in Europe and the Asia-Pacific region.
Our investments in the Affiliated Funds will enable us to invest side-by-side
with a number of institutional investors into a diversified portfolio of high quality and stabilized commercial real estate with good fundamentals (
i.e
., core real estate) located in the United States and around the world. Since the scale of capital required to acquire a diversified portfolio of these types of properties on a global basis and across sectors is substantial, we believe that owning indirect interests in the properties owned by the Affiliated Funds will result in a more diversified and stable portfolio of real estate investments for our stockholders in the short and medium term. The ownership interests we acquire in the Affiliated Funds will generally be treated in the same way as investments by other investors in the Affiliated Funds. The value of our investments in Affiliated Funds will be excluded from our NAV and the net asset value of the Operating Partnership for purposes of calculating the management fee we will pay to the Adviser. See “Compensation.”
Investment Process for Real Estate-Related Securities
The Invesco Real Estate personnel who perform investment management services for us pursuant to the Advisory Agreement will evaluate real estate-related securities based primarily on the relative attractiveness of income with a secondary consideration for the potential for capital appreciation. When constructing our portfolio of real estate-related securities, Invesco Real Estate personnel will conduct fundamental real estate analysis, which includes an evaluation of factors such as property market cycle analysis, property evaluation, management and structure review. Next, the securities will be evaluated and ranked according to relative value using earnings data and other fundamental variables. This analysis generally favors those companies with characteristics such as attractive relative yields and attractive valuations relative to peer investment alternatives. After ranking the attractiveness of each security, Invesco Real Estate personnel will seek to create a portfolio of real estate-related securities that is designed to offer optimum risk/return characteristics consistent with investment objectives. Only securities that pass the equity and debt fundamental real estate analysis screen will be candidates for investment.
Derivative Instruments and Hedging Activities
Subject to maintaining our status as a REIT and compliance with any applicable exemption from being regulated as a commodity pool operator, we may use derivatives for limited hedging purposes. Our principal investments in derivative instruments may include options contracts, futures contracts, options on futures contracts, forward contracts, and interest rate swaps. See “Risk Factors—We may invest in derivatives, which involve numerous risks.”

Cash, Cash Equivalents and Other Short-Term Investments
We intend to hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT:

•
money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest- bearing time deposits and credit rated corporate debt securities);

•	U.S. government or government agency securities; and

•	Credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations, and bank loans.
Other Investments
We may, but do not presently intend to, make investments other than as described above. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code. We do not intend to underwrite securities of other issuers.
Borrowing Policies
We use financial leverage to provide additional funds to support our investment activities. This allows us to make more investments than would otherwise be possible, resulting in a broader portfolio. Subject to the limitation on indebtedness in our charter described below, our target leverage ratio after the ramp-up period is approximately 50% to 60%. We calculate our “leverage ratio” by dividing (1) the sum of our consolidated property-level debt, entity-level debt, and allocation of debt from Affiliated Funds in which we may invest, net of cash and restricted cash, by (2) the asset value of our real estate investments and equity in our real estate-related securities portfolio (in each case measured using the greater of fair market value and cost of gross real estate), including our net investment in unconsolidated investments. Our leverage ratio calculation does not include (i) indebtedness incurred in connection with funding a deposit in advance of the closing of an investment, (ii) indebtedness incurred as other working capital advances, (iii) indebtedness on our real estate securities investments, or (iv) the pro rata share of debt within our unconsolidated investments. Further, the refinancing of any amount of existing indebtedness will not be deemed to constitute incurrence of new indebtedness for purposes of the leverage ratio calculation so long as no additional amount of net indebtedness is incurred in connection therewith (excluding the amount of transaction expenses associated with such refinancing).
Our real estate-related securities portfolio may have embedded leverage, including through the use of repurchase agreements and derivatives, including, but not limited to, options contracts, futures contracts, options on futures contracts, forward contracts and interest rate swaps. During times of increased investment and capital market activity, but subject to the limitation on indebtedness for money borrowed in our charter described below, we may employ greater leverage in order to quickly build a broader portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured property-level or entity-level debt. An example of property-level debt is a mortgage loan secured by an individual property or portfolio of properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of entity-level debt is a line of credit obtained by us or the Operating Partnership. We currently have a revolving line of credit from a financial institution. We may decide to seek to obtain additional lines of credit under which we would reserve borrowing capacity. Borrowings under the line of credit or any future lines of credit may be used not only to repurchase shares of our common stock, but also to fund acquisitions or for any other corporate purpose.
Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock generally will cause our leverage as a percentage of our net assets, or our leverage ratio, to decrease, at least temporarily. Significant outflows of equity as a result of repurchases of shares of our common stock generally will cause our leverage ratio to increase, at least temporarily. Our leverage ratio will also increase or decrease with decreases or increases, respectively, in the value of our portfolio. If we borrow under a line of credit to fund repurchases of shares of our common stock or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.
Our board of directors reviews our aggregate borrowings at least quarterly. In connection with such review, our board of directors may determine to modify our target leverage ratio in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors. We may exceed our targeted leverage ratio at times if the Adviser deems it advisable for us. For example, if we fund a repurchase under a line of credit, we will consider actual borrowings when determining whether we are at our leverage ratio target, but not unused borrowing capacity. If, therefore, we are at a leverage ratio of approximately 50% to 60% and we borrow additional amounts under a line of credit, or if the value of our portfolio decreases, our leverage ratio could exceed 50% to 60%. In the event that our leverage ratio exceeds our target, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our target.
There is no limit on the amount we may borrow or the number of mortgages we may place with respect to any individual property or portfolio. However, under our charter we may not incur indebtedness for money borrowed in an amount exceeding 300% of the cost of our net assets, which approximates borrowing 75% of the cost of our investments. This limitation includes indebtedness for money borrowed with respect to our securities portfolio. “Net assets” is defined as our total assets other than intangibles valued at cost (prior to deducting depreciation, reserves for bad debts and other non-cash
reserves) less total liabilities. However, we may borrow in excess of this amount if such excess is approved by a majority of our independent directors, and disclosed to stockholders in our next quarterly report, along with justification for such excess.
Our charter prohibits us from obtaining loans from any of our directors, Invesco or any of their affiliates, unless approved by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and on terms and conditions not less favorable than comparable loans between unaffiliated parties under the same circumstances.
Temporary Strategies
During the
ramp-up
period or during periods in which the Adviser determines that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our investment strategy. During these periods, subject to compliance with the Investment Company Act, we may deviate from our target allocations and invest less than 80% of our assets in properties or greater than 20% of our assets in real estate-related securities, or invest all or any portion of our assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities;
non-U.S.
government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that the Adviser considers consistent with this strategy. It is impossible to predict when, or for how long, the Adviser will use these alternative strategies. There can be no assurance that such strategies will be successful.
Charter-Imposed Investment Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds.

•	We will not make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

•
We will not invest in commodities or commodity futures contracts (which term does not include derivatives related to non-commodity
investments, including futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets, mortgages and real estate-related securities).

•	We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•
We will not make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property except for mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which a mortgage loan transaction is with the Adviser, Invesco, any of our directors or any of their affiliates, the appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by our common stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage.

•
We will not make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria.

•	We will not make or invest in mortgage loans that are subordinate to any lien or other indebtedness or equity interest of any of our directors, Invesco, the Adviser or any of our affiliates.

•
We will not issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our share repurchase plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, (3) equity securities on a deferred payment basis or under similar arrangements or (4) options or warrants to the directors, Invesco, the Adviser, or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to persons other than the directors, Invesco, the Adviser, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant.

•	We will not engage in the business of underwriting or the agency distribution of securities issued by other persons.

•
We will not acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling
interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system.

•
We will not acquire equity securities unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable.

•
Following the 18-month anniversary of the commencement of this offering, we may not invest more than 30% of our total assets in a single real estate asset or in the securities of a single issuer (provided, for the avoidance of doubt, that no joint venture will be deemed an “issuer” for purposes of the foregoing).

In addition, our charter includes various other investment limitations in connection with transactions with affiliated entities or persons. Our charter also includes restrictions on roll-up
transactions, which are described under “Description of Capital Stock—Restrictions on
Roll-Up
Transactions.”
Investment Company Act Considerations
We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
under Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest. We anticipate that our assets generally will be held in our wholly and majority-owned subsidiaries, each formed to hold a particular asset. A smaller portion of our assets are anticipated to be real estate-related securities.
We intend to conduct our operations so that we and most of our wholly and majority-owned subsidiaries will not exceed the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most, if not all, of our wholly-owned and majority-owned subsidiaries will not be relying on exceptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.
In addition, we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment
company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.
We will determine whether an entity is a majority-owned subsidiary of our company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.
If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on an exception from the definition of investment company provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exception, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).
We will classify our assets for purposes of our 3(c)(5)(C) exception based upon no-action
positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action
positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action
positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify
our assets for purposes of the Investment Company Act. If we are required to re-classify
our assets, we may no longer be in compliance with the exception from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.
For purposes of determining whether we satisfy the 55%/25% test, based on the no-action
letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly-owned subsidiaries or controlled subsidiaries as qualifying assets. In addition, based on no-action
letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment
company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Invesco Accounts. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.
Qualifying for an exception from the definition of investment company under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling
equity interests in real estate companies or in assets not related to real estate, however, we and our subsidiaries may invest in such securities to a certain extent.
Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exception from the definition of investment company under the Investment Company Act.
A change in the value of any of our assets could negatively affect our ability to maintain our exception from the definition of investment company under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exception, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forgo opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provide more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exception (Release No.
IC-29778)
in which it contemplated the possibility of issuing new rules or providing new interpretations of the exception that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

INVESTMENT PORTFOLIO
As of the date hereof our portfolio consists of the investments described below.
Medical Office Portfolio
We own an indirect 42.5% ownership interest in a 1,030,397 square foot portfolio of 20 separate medical office buildings located throughout the United States (the “
Sunbelt Medical Office Portfolio
”). We acquired our interest in the Sunbelt Medical Office Portfolio for an aggregate cash investment of $86.4 million.
We hold our interest in the Sunbelt Medical Office Portfolio through a 50% ownership interest in a joint venture between the Operating Partnership and Invesco U.S. Income Fund, L.P., an affiliate of Invesco (the “
Invesco JV
”). The Invesco JV holds an 85% ownership interest in a joint venture (the “
Holding Company
”) with Welltower, Inc., the prior owner of the Medical Office Properties and an unaffiliated third party (“
Welltower
”). The Holding Company acquired the Sunbelt Medical Office Portfolio from Welltower in three separate closings on September 29, 2020, December 23, 2020 and February 4, 2021.
The table below sets forth certain summary information regarding the Sunbelt Medical Office Portfolio.

Property	Location	Ownership Interest	Use	Total Square Feet	Occupancy Rate
Bethesda Health City	Boynton Beach, FL	42.50%	Medical Office	133,473	97.70%
Broward Coral Springs I	Coral Springs, FL	42.50%	Medical Office	45,299	98.34%
Broward Coral Springs II	Coral Springs, FL	42.50%	Medical Office	45,298	87.76%
Centura Castle Rock	Castle Rock, CO	42.50%	Medical Office	57,550	100.00%
Congress II	Palm Springs, FL	42.50%	Medical Office	26,849	87.95%
Dignity Glendale	Glendale, CA	42.50%	Medical Office	57,600	88.01%
FMC-Brandon	Brandon, FL	42.50%	Medical Office	23,577	100.00%
FMC-Land O’Lakes	Land O’ Lakes, FL	42.50%	Medical Office	58,663	100.00%
FMC-Land O’Lakes II	Land O’ Lakes, FL	42.50%	Medical Office	26,688	100.00%
FMC-Tampa II	Tampa, FL	42.50%	Medical Office	24,434	100.00%
FMC-Zephyrhills II	Zephryllis, FL	42.50%	Medical Office	81,251	100.00%
Physicians Plaza	Franklin, TN	42.50%	Medical Office	51,720	98.79%
PMC Dallas	Dallas, TX	42.50%	Medical Office	93,118	94.73%
Prestonwood	Plano, TX	42.50%	Medical Office	59,403	80.04%
Southpointe	Plantation, FL	42.50%	Medical Office	47,020	96.61%
Tenet Lakewood	Lakewood, CA	42.50%	Medical Office	36,480	97.44%
Tenet Stone Oak	San Antonio, TX	42.50%	Medical Office	32,416	82.76%
Tenet Stone Oak II	San Antonio, TX	42.50%	Medical Office	33,236	100.00%
Tenet West Boynton	Boynton Beach, FL	42.50%	Medical Office	37,704	100.00%
Tenet Westover Hills Baptist	San Antonio, TX	42.50%	Medical Office	58,618	100.00%
The table below sets forth the average occupancy rate, expressed as a percentage of total gross leasable area, and the average effective annual base rent per leased square foot for the Sunbelt Medical Office Portfolio for each of the last five years.

As of December 31,	Weighted Average Occupancy Rate (1)	Average Effective Annual Base Rent per Leased Square Foot (1)(2)
2016	89.18%	$26.61
2017	87.93%	$27.56
2018	92.08%	$27.76
2019	93.59%	$28.41
2020	94.44%	$28.73

(1)
Weighted average occupancy rate and average effective annual base rent per leased square foot for each year presented includes only those properties in the Sunbelt Medical Office Portfolio that were owned by Welltower during the respective year.

(2)
Average effective annual base rent per leased square foot is determined from the annualized December base rent per square foot of the applicable year and excludes tenant recoveries, straight-line rent and above-below market lease amortization.

The following table sets forth certain information with respect to the expiration of leases currently in place at the Sunbelt Medical Office Portfolio.

Year	Number of Expiring Leases	Annualized Base Rent Expiring (1)	% of Total Annualized Base Rent Expiring (1)	Total Square Feet Expiring	% of Total Square Feet Expiring
2021	38	$2,853,765	10%	102,595	11%
2022	33	$2,010,879	7%	70,505	7%
2023	40	$2,731,346	10%	103,183	10%
2024	34	$3,283,762	12%	129,051	13%
2025	14	$912,647	3%	40,355	4%
2026	12	$3,152,808	12%	95,325	10%
2027	12	$2,029,720	8%	66,548	7%
2028	17	$3,019,337	11%	81,520	8%
2029	7	$929,764	3%	32,671	3%
2030	5	$883,613	3%	27,938	3%
Remaining	17	$5,792,859	21%	234,712	24%
Total	229	$27,600,500	100%	984,403	100%

(1)
Annualized base rent represents the annualized monthly base rent of executed leases which were in effect as of December 31, 2020. Such amounts exclude tenant recoveries, straight-line rent and above-below market lease amortization.

The following table sets forth certain information regarding the tenant that occupies 10% or more of the aggregate square footage of the Sunbelt Medical Office Portfolio.

Tenant	Square Feet	% of Total Square Feet		Annualized Base Rent (1)	Lease Expiration Date (2)	Lease Renewal Options	Lease Termination Options	Principal Nature of Business
Florida Medical Clinic PA	214,613	20	% (3)	$5,596,223	1/13/2038	Two five-year options	None	Multi-specialty healthcare clinic

(1)
Annualized base rent represents the annualized monthly base rent of the executed lease in effect as of December 31, 2020. Such amount excludes tenant recoveries, straight-line rent and above-below market lease amortization.

(2)	For tenants with multiple leases, expiration date represents weighted average lease expiration date.
(3)
For the period from September 29, 2020, the date of the initial closing of the Sunbelt Medical Office Portfolio through December 31, 2020, Base Rental Revenue from Florida Medical Clinic PA represented 31% of the Base Rental Revenue for the Holding Company.

Real estate taxes assessed on the Sunbelt Medical Office Portfolio for the most recent fiscal year were approximately $4.8 million. The amount of real estate taxes assessed was equal to the assessed value of the Sunbelt Medical Office Portfolio multiplied by an average tax rate of 2.04%.
13034 Excelsior
On December 15, 2020, we acquired a 53,527 square foot cold storage warehouse (the “
Excelsior Warehouse
”) for a cash purchase price of $18.6 million. We did not incur or assume any debt in connection with the acquisition of the Excelsior Warehouse. The table below sets forth certain summary information regarding the Excelsior Warehouse.

Property	Location	Ownership Interest	Use	Total Square Feet	Occupancy Rate
13034 Excelsior	Norwalk, CA	100%	Cold Storage	53,527	100%
The Excelsior Warehouse is 100% leased to a single tenant. The table below sets forth information regarding the lease terms.

Tenant	Square Feet	% of Total Square Feet	Annualized Base Rent (1)	Lease Expiration Date	Lease Renewal Options	Lease Termination Options	Principal Nature of Business
Cargill Meat Solutions Corporation	53,527	100%	$860,714	10/31/2030	One seven-year option	None	Food distribution

(1)	Annualized base rent represents the annualized monthly base rent as of December 31, 2020. Such amount excludes tenant recoveries, straight-line rent and above-below market lease amortization.
Real estate taxes assessed on the Excelsior Warehouse for the most recent fiscal year were approximately $147,000. The amount of real estate taxes assessed was equal to the assessed value of the Excelsior Warehouse multiplied by an average tax rate of 1.13%.
San Simeon Apartments
On December 15, 2020, we acquired
an indirect 51.3% ownership interest in a
511,060 square foot,
431-unit,
multifamily property (the “
San Simeon Apartments
”) for an initial purchase price of $13.8 million and a total commitment of $24.4 million. We did not incur or assume any debt in connection with the acquisition of the San Simeon Apartments. The table below sets forth certain summary information regarding the San Simeon Apartments.

Property	Location	Ownership Interest	Use	Total Square Feet	Occupancy Rate
San Simeon Apartments	Houston, TX	51.30%	Multifamily	511,060	93%
Real estate taxes assessed on the San Simeon Apartments for the most recent fiscal year were approximately $2.5 million. The amount of real estate taxes assessed was equal to the assessed value of the San Simeon Apartments multiplied by an average tax rate of 2.40%.

5201 Industry
On December 23, 2020, we acquired a 40,480 square foot cold storage warehouse (the “
Industry Warehouse
”) for a cash purchase price of $12.5 million. We did not incur or assume any debt in connection with the acquisition of the Industry Warehouse. The table below sets forth certain summary information regarding the Industry Warehouse.

Property	Location	Ownership Interest	Use	Total Square Feet	Occupancy Rate
5201 Industry	Pico Rivera, CA	100%	Cold Storage	40,480	100%
The Industry Warehouse is 100% leased to a single tenant. The table below sets forth information regarding the lease terms.

Tenant	Square Feet	% of Total Square Feet	Annualized Base Rent (1)	Lease Expiration Date	Lease Renewal Options	Lease Termination Options	Principal Nature of Business
American Meat Companies	40,480	100%	$679,875	4/30/2035	Two five-year options	None	Food processing and distribution

(1)	Annualized base rent represents the annualized monthly base rent as of December 31, 2020. Such amount excludes tenant recoveries, straight-line rent and above-below market lease amortization.
Real estate taxes assessed on the Industry Warehouse for the most recent fiscal year were approximately $56,300. The amount of real estate taxes assessed was equal to the assessed value of the Industry Warehouse multiplied by an average tax rate of 1.21%.
9805 Willows
On December 30, 2020, we acquired an 80,980 square foot lab / office building (the “
Willows Facility
”) for a cash purchase price of $35.7 million. We did not incur or assume any debt in connection with the acquisition of the Willows Facility. The table below sets forth certain summary information regarding the Willows Facility.

Property	Location	Ownership Interest	Use	Total Square Feet	Occupancy Rate
9805 Willows	Redmond, WA	100%	Lab / Office	80,980	100%
The Willows Facility is 100% leased to a single tenant. The table below sets forth information regarding the lease terms.

Tenant	Square Feet	% of Total Square Feet	Annualized Base Rent (1)	Lease Expiration Date	Lease Renewal Options	Lease Termination Options		Principal Nature of Business
Facebook, Inc.	80,980	100%	$1,943,520	3/31/2029	Two five-year options	Yes	(2)	R&D Labs and Office

(1)	Annualized base rent represents the annualized monthly base rent as of December 31, 2020. Such amount excludes tenant recoveries, straight-line rent and above-below market lease amortization.
(2)	One-time right in September 2027.
Real estate taxes assessed on the Willows Facility for the most recent fiscal year were approximately $161,400. The amount of real estate taxes assessed was equal to the assessed value of the Willows Facility multiplied by an average tax rate of 0.92%.

Cortona at Forest Park
On January 27, 2021, we acquired a 222,908 square foot,
278-unit,
multifamily property (the “
Cortona Apartments
”) for a cash purchase price of $71.1 million. We did not incur or assume any debt in connection with the acquisition of the Cortona Apartments. The table below sets forth certain summary information regarding the Cortona Apartments.

Property	Location	Ownership Interest	Use	Total Square Feet	Occupancy Rate
Cortona at Forest Park	St. Louis, MO	100%	Multifamily	222,908	96%
Real estate taxes assessed on the Cortona Apartments for the most recent fiscal year were approximately $49,000. The amount of real estate taxes assessed was equal to the assessed value of the Cortona Apartments multiplied by an average tax rate of 3.15%.
We believe that all of our properties are adequately covered by insurance and are suitable for their intended purposes. The San Simeon Apartments are currently undergoing a renovation program to upgrade unit interiors and general amenities and make certain property exterior improvements for a total cost of approximately $11.4 million. Other than as disclosed above with respect to the Sun Simeon Apartments, we are not aware any plans for any material renovations, improvements or development with respect to any of our properties. All of our properties face competition from similarly situated properties in and around their respective submarkets.
Real Estate-Related Securities Portfolio
As of December 31, 2020, we have invested approximately $877,000 in real estate-related securities, comprised of CMBS and bonds and preferred stock of REITs and real estate-related companies.

MANAGEMENT
Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained the Adviser to manage the acquisition and dispositions of our investments, subject to the board of directors’ supervision.
Our board of directors has seven members, four of whom are independent directors, as defined by our charter. Our charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with Invesco or the Adviser. A director is deemed to be associated with Invesco or the Adviser if he or she owns any interest (other than an interest in us or an immaterial interest in an affiliate of us) in, is employed by, is an officer or director of, or has any material business or professional relationship with Invesco, the Adviser or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Invesco or advised by the Adviser.
Our charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director. Our board of directors may change the number of our directors, provided that the total number may not be more than 15 or less than three.
Our charter requires that each of our directors must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our charter also requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. Our charter and bylaws have been ratified by our board of directors, including a majority of our independent directors.
Each director will serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of holders of a majority of all the shares entitled to vote generally in the election of directors. The notice of a special meeting called to remove a director must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.
Section 3-804(c)
of the MGCL provides that, once we have a class of our stock registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”) (and satisfy certain other requirements), we may elect in our charter that any vacancy created by an increase in the number of directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Pursuant to our charter we have, at such time as we become eligible to do so, made the election permitted under
Section 3-804(c)
of the MGCL. Until such time as we become subject to
Section 3-804(c)
of the MGCL, any vacancy on our board for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum, any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire board of directors, and any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. Our charter also provides that, notwithstanding the foregoing, independent directors will nominate replacements for vacancies among the independent directors’ positions (if any remaining directors are independent directors).
Our board of directors will generally meet quarterly or more frequently if necessary, in addition to meetings of any committees of the board of directors described below. Our directors are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their fiduciary responsibilities, our directors will rely heavily on the Adviser and on information provided by the Adviser. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and the Adviser. Our board of directors is empowered to fix the compensation (if any) of all officers and approve the payment of compensation to directors for services rendered to us.
Our board of directors has adopted written policies on investments and borrowings, the general terms of which are set forth in this prospectus. The board of directors may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Our board of directors, including a majority of our independent directors, will review our investment policies with sufficient frequency, and at least annually, to determine that they are in the best interest of our stockholders.
Directors and Executive Officers
Our directors and executive officers are set forth below.

Name	Age	Position
R. Scott Dennis	62	Director and Chairperson of the Board, President and Chief Executive Officer
R. Lee Phegley, Jr.	52	Chief Financial Officer and Treasurer
Beth A. Zayicek	40	Director and Chief Operating Officer
Paul S. Michaels	60	Director
R. David Kelly	57	Lead Independent Director
James H. Forson	54	Independent Director
Paul E. Rowsey	66	Independent Director
Ray Nixon	68	Independent Director
R. Scott Dennis.
Mr. Dennis has served as our President and Chief Executive Officer and as Chairperson of our board of directors since January 2019. Mr. Dennis has been with Invesco Real Estate for more than 29 years. He has served as Chief Executive Officer of Invesco Real Estate since March 2011, and as Chief Executive Officer of Invesco Private Markets since July 2019. He is responsible for the day-to-day strategy execution and management of Invesco Real Estate’s global real estate business and Invesco’s other private markets platforms. Prior to becoming Chief Executive Officer of Invesco Real Estate, Mr. Dennis served as co-head of Invesco Real Estate’s North American group and head of its U.S. acquisitions team from 1992 to 2008. Prior to joining Invesco Real Estate, Mr. Dennis served in the investment banking group at Bankers Trust Company from 1984 to 1989, where he was responsible for structuring equity and debt investments on behalf of Bankers Trust Company and its clients. Additionally, Mr. Dennis was with Trammell Crow Company from 1989 to 1992, where he was responsible for investments on behalf of the company’s opportunity funds. He has been directly involved in over $70 billion of real estate investments. Mr. Dennis earned a B.B.A. in Finance and Real Estate from The University of Texas at Austin. Mr. Dennis is a valuable member of our board of directors because of his experience overseeing the operations and growth of Invesco Real Estate and his significant investment experience.
R. Lee Phegley, Jr.
Mr. Phegley has served as our Chief Financial Officer and Treasurer since January 2019. Mr. Phegley is a Managing Director of Invesco Ltd. with business unit CFO responsibilities for the Digital Ventures unit and the Investments unit which includes Invesco Private Markets. In addition, Mr. Phegley has served as the Chief Financial Officer for Invesco Mortgage Capital Inc., a New York Stock Exchange-traded mortgage REIT managed by the Adviser, since May 2014. Since joining Invesco in 2006, Mr. Phegley has global responsibility for financial reporting for Invesco Real Estate’s private real estate portfolios. Prior to joining Invesco, Mr. Phegley was a Director and responsible for Private Equity Accounting at Archon Group LP from 2004 to 2006. Prior to 2004, Mr. Phegley served as a Senior Manager at KPMG LLP for two years and Arthur

Andersen LLP for seven years managing audit engagements for public and private clients. Mr. Phegley is a Certified Public Accountant. Mr. Phegley earned a B.A. in Business from Baylor University and an M.S. in Accountancy from the University of Houston.
Beth A. Zayicek.
Ms. Zayicek has served as our Chief Operating Officer and as one of our directors since January 2019. Ms. Zayicek has served Invesco Real Estate since 2008 and currently is a Managing Director and the Chief Operating Officer of Invesco Private Markets. She is a member of Invesco Real Estate’s Global Executive Committee and Asia Investment Committee. Ms. Zayicek previously served as Invesco Real Estate’s Chief Administrative Officer from 2016 to 2018 and senior director of investment analytics from 2013 to 2016. She has also served on Invesco Real Estate’s portfolio management and acquisition teams and as a member of its North American Investment Committee. Ms. Zayicek has served as a director of Invesco Mortgage Capital Inc. since February 2021. Prior to joining Invesco Real Estate, Ms. Zayicek served as a member of the corporate and investment banking analyst program and real estate private equity group at KeyBank. Ms. Zayicek also previously served as the director of capital markets at DDR Corp. Ms. Zayicek earned a B.S. in Management with a concentration in Finance from Case Western Reserve University. Ms. Zayicek is a valuable member of our board of directors because of her management experience, investment expertise and history with Invesco Real Estate.
Paul S. Michaels.
Mr. Michaels has served as one of our directors since January 2019. Mr. Michaels has over 37 years of real estate experience including both debt and equity transactions in industrial, multifamily, retail and office properties. Mr. Michaels was employed by Invesco Real Estate from its inception in 1983 to his retirement in March 2020. Mr. Michaels has served as Invesco Real Estate’s Director of North American Direct Real Estate since 2008. Mr. Michaels served as Chairperson of Invesco Real Estate’s Investment Committee from 2008 to 2019. Mr. Michaels also served as Director of U.S. Portfolio Management from 1991 to 2008. Mr. Michaels earned a B.B.A. in Finance and Real Estate from the University of Texas at Austin. Mr. Michaels is a valuable member of our board of directors because of his extensive real estate investment experience and history with Invesco Real Estate.
R. David Kelly.
Mr. Kelly has served as one of our independent directors since January 2019 and as our lead independent director since December 2020. Mr. Kelly has 35 years of investment experience, including serving both public companies and private companies in the financial advisory, real estate development and operating company sectors. Mr. Kelly has served as the Chief Executive Officer and Chairman of the board of directors of Croesus and Company, a real estate investment and advisory firm, since 2014. Since 2017, Mr. Kelly has also served as lead director of TCW Direct Lending VII LLC, a registered business development company which provides private capital to middle market companies operating in a broad range of industries. Mr. Kelly is the founder and managing partner of StraightLine Realty Partners, LLC, an alternative investment platform with investments in real estate, financial services and venture capital which Mr. Kelly founded in 2010. Mr. Kelly served as a trustee and Chairman of the Teacher’s Retirement System of Texas from 2007 to 2017. Mr. Kelly also served as Chairman of the Texas Public Finance Authority from 2002 to 2006 as a gubernatorial appointee. Mr. Kelly earned a B.A. in Economics from Harvard University and an M.B.A. from Stanford University. Mr. Kelly is a valuable member of our board of directors because of his prior service as a director and his experience as an executive officer, including in the financial advisory and real estate investment fields.
James H. Forson.
Mr. Forson has served as one of our independent directors since January 2019. Mr. Forson currently serves as Senior Vice President, Finance for
7-Eleven,
Inc. Prior to joining
7-Eleven,
Inc. in 2019, Mr. Forson served as Executive Vice President and Chief Financial Officer of La Quinta Holdings Inc., a publicly-traded owner, operator, and franchisor of midscale select-service hotels, from 2016 to 2018. Prior to that role, Mr. Forson served La Quinta Holdings Inc. as Senior Vice President, Chief Accounting Officer and Treasurer from 2013 to 2016, and Vice President and Controller from 2010 to 2012. Prior to joining La Quinta in 2010, Mr. Forson held various client-serving audit and internal finance and operations roles with global accounting and consulting firms Arthur Andersen LLP, Ernst & Young LLP, and Grant Thornton LLP.

Mr. Forson has served as an independent director for the American Council on Exercise since January 2019. Mr. Forson earned a B.S. in Commerce from the University of Virginia’s McIntire School of Commerce and is a Certified Public Accountant in Texas. Mr. Forson is a valuable member of our board of directors because of his senior executive experience and extensive experience with accounting and financial reporting matters.
Paul E. Rowsey.
Mr. Rowsey has served as one of our independent directors since January 2019. Mr. Rowsey served as the Executive Chairman of JLB Partners LLC, a privately-held real estate operating and development company, from 2018 to 2021. Mr. Rowsey served as Chief Executive Officer of Compatriot Capital, Inc., a privately-held diversified real estate investment company, from 2011 to 2017. Since 2000, Mr. Rowsey has served as Chairman, managing partner, and co-founder
of E2M Partners, LLC, a privately-held real estate investment management company. Mr. Rowsey served as president of Rosewood Property Company, a privately-held real estate operating and development company, from 1987 to 2000. Mr. Rowsey served as a partner at Property Company of America, a privately-held real estate operating and development company, from 1984 to 1987. Mr. Rowsey was an attorney at Hewitt, Johnson, Swanson & Barbee from 1980 to 1984. Mr. Rowsey has served as
Non-Executive
Chairman of the Board, Chair of the Nominating and Governance Committee, Lead Director, and member of the Audit, Finance and Compensation Committees of Valaris plc (f/k/a Ensco plc), a London-based company engaged in offshore contract drilling, since 2000. Mr. Rowsey served as
Non-Executive
Director, Chairman of the Executive Compensation Committee, member of the Audit Committee, and Chairman of a number of Special Committees of Crescent Real Estate Equities Company, a diversified real estate investment trust sold to Morgan Stanley Real Estate Fund, Inc. in 2007, from 1994 to 2007. Mr. Rowsey has served on the Executive Committee, Compensation Committee, and as
Non-Executive
Director of KDC Holdings LLC, a commercial real estate development and investment company, since 2008. Mr. Rowsey has served as
Non-Executive
Director of Powdr Corporation, an Alpine skiing and outdoor adventure company, since 2006. Mr. Rowsey served as Lead Director of JLB Partners LLC, a multi-family development and investment company, from 2012 to 2018. Mr. Rowsey served as
Non-Executive
Director and Lead Director of Village Green Holding LLC, a multi-family development and management company, from 2011 to 2017. Mr. Rowsey served as the
Non-Executive
Director and on the Compensation Committee of AMC, Inc., a diversified real estate and wholesale market investment operating company, from 1995 to 2005. Mr. Rowsey earned a B.A. in History and Management Science from Duke University and a J.D. from Southern Methodist School of Law. Mr. Rowsey is a valuable member of our board of directors because of his experience as a director and executive officer for public and private companies and real estate investment and development companies, and his expertise in legal matters.
Ray Nixon.
Mr. Nixon has served as one of our independent directors since January 2019. Mr. Nixon has over 40 years of industry experience. Mr. Nixon served as the Executive Director and Portfolio Manager at the $80 billion investment firm Barrow, Hanley, Mewhinney & Strauss, LLC from 1994 until his retirement in June 2019. Mr. Nixon served as a member of Smith Barney, Inc.’s Investment Policy Committee and as the firm’s lead institutional stockbroker for the Southwest from 1979 to 1994. Mr. Nixon chairs the Texas Health Resources Investment Committee, which oversees a $6.7 billion fund. Mr. Nixon is a Trustee of the UT Southwestern Foundation and is a member of the investment committee. Mr. Nixon is a member of the board of directors of the $59 billion endowment for the University of Texas and Texas A&M University. Mr. Nixon previously served as a research analyst for the Teacher Retirement System of Texas. Mr. Nixon earned a B.A. and an M.B.A. from the University of Texas at Austin. Mr. Nixon is a valuable member of our board of directors because of his extensive investment industry experience, prior service as a director and successful leadership through multiple economic cycles.
The individuals who serve as our executive officers have certain responsibilities arising from Maryland law, our charter and our bylaws. These responsibilities include executing contracts and other instruments in our name and on our behalf and such other responsibilities as may be prescribed by our board of directors from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their responsibilities, but they are not required to devote all of their time to us.

Additional Officers

Name	Age	Position
Christopher B. Fischer	44	Secretary and General Counsel
Jennifer B. Palmer	37	Controller
Jason W. Geer	51	Vice President – Transaction Services
Michael C. Kirby	59	Vice President – Asset Management
T. Gregory Kraus	63	Vice President – Transactions
Chase A. Bolding	36	Portfolio Manager
Christopher B. Fischer.
Mr. Fischer has served as our Secretary and General Counsel since October 2018. Mr. Fischer has served as Assistant General Counsel in Invesco’s legal department since 2019, where his primary responsibility is supporting Invesco Real Estate. Mr. Fischer has also advised within Invesco on matters relating to proxy voting and shareholder engagement. Prior to joining Invesco in 2011, Mr. Fischer was an associate at the law firms of Jones Day and Mayer Brown from 2004 to 2011, specializing in private fund formation and the regulation of investment advisers. Mr. Fischer earned a B.A. in Political Science from Sewanee—The University of the South and an M.A. in International Affairs and a J.D. from American University.
Jennifer B. Palmer
. Ms. Palmer has served as our Controller since January 2019. Ms. Palmer has served as a Controller at Invesco Real Estate since 2015 and is responsible for oversight and reporting for multiple separate accounts of assets under management. Ms. Palmer served as an Assistant Controller at Invesco Real Estate from 2012 to 2015. Prior to joining Invesco Real Estate in 2012, Ms. Palmer served as an auditor at KPMG for three years. Ms. Palmer also served as a senior accountant with American Home Mortgage Servicing, Inc. for three years. Ms. Palmer is a Certified Public Accountant. Ms. Palmer earned a B.B.A. in Accounting and Finance and a M.S. in Accounting from the University of Oklahoma.
Jason W. Geer
.
Mr. Geer has served as our Vice President—Transaction Services since January 2019. Mr. Geer has over 30 years of real estate experience including debt and equity transactions for industrial, multifamily, retail and office properties. Mr. Geer has served as Invesco Real Estate’s Head of Transaction Services since 2019. Mr. Geer has served as a member of the Invesco Real Estate Investment Committee from 2005 to 2020 and currently sits on both the Credit Investment Committee and Financing Committee. Prior to his current role, Mr. Geer served as Head of Dispositions and Financing for 15 years. He also held the role as Director of Underwriting and spent three years as a dispositions officer. Mr. Geer has developed and implemented many of the financial modeling tools utilized by the Underwriting and Valuations groups. Prior to joining Invesco Real Estate in 1998, Mr. Geer served as a financial analyst for KeyBank and Jacobson-Berger Capital Group (Prudential). Mr. Geer earned a B.B.A. in Real Estate and Finance from Southern Methodist University.
Michael C. Kirby, CPM
®
.
Mr. Kirby has served as our Vice President—Asset Management since January 2019. Mr. Kirby has over 30 years of real estate experience. Mr. Kirby has served as Invesco Real Estate’s Director of U.S. Asset Management since 1998. Mr. Kirby has served as a member Invesco Real Estate’s North American Executive Committee since 2003. Mr. Kirby has served as a member of the Invesco Real Estate Investment Committee since 1998 and currently chairs the Investment Committee. Prior to joining Invesco Real Estate in 1993, Mr. Kirby held various positions in commercial real estate management. Mr. Kirby is a Certified Property Manager (CPM
®
) and has served on the Executive Council of the Dallas Chapter of the Institute of Real Estate Management (IREM). Mr. Kirby earned a B.S. in Civil Engineering from the University of Texas at Austin.
T. Gregory Kraus
. Mr. Kraus has served as our Vice President—Transactions since January 2019 and is a member of the Invesco Real Estate Income Trust Inc. Steering Committee. Mr. Kraus has over 35 years of real estate experience. Mr. Kraus has served as Invesco Real Estate’s Director of Transactions since 2021. Mr. Kraus has served on the Invesco Real Estate Investment Committee since 2008, the North American Executive Committee since 2003, and the Direct Management Committee since 2008. Prior to joining Invesco Real Estate in 2000, Mr. Kraus held various positions with the Harberg-Masinter Company, Crescent Real Estate Equities

Company, the L&B Group and its predecessor company Lehndorff USA, Ltd., Hall Financial Group and Southland Financial Corporation. Mr. Kraus earned a B.B.A. from Southern Methodist University.
Chase A. Bolding
.
Mr. Bolding has served as our Portfolio Manager since July 2019.
Mr. Bolding joined Invesco Real Estate in 2010 as an Associate in the Structured Investments Group and has been a Senior Director and Portfolio Manager since 2019. His primary responsibilities in the Structured Investment Group entailed the sourcing and structuring of non-core
investments throughout the United States and Europe, and the overall management and execution of opportunistic strategies. Mr. Bolding’s investment capabilities include debt, equity and hybrid structures. Prior to joining Invesco Real Estate, Mr. Bolding worked for Greenfield Partners, a real estate private equity fund headquartered in Connecticut from 2007 to 2010. Mr. Bolding earned a B.A. in Economics from The University of Texas at Austin and holds the Chartered Financial Analyst
®
(CFA
®
) designation.
Committees of the Board of Directors
Our entire board of directors is responsible for supervising our business. However, pursuant to our charter, our board of directors may delegate some of its powers to one or more committees as deemed appropriate by the board of directors, provided that each committee consists of at least a majority of independent directors. Members of each committee are appointed by our board of directors.
Audit Committee.
Our board of directors has established an audit committee, which consists of Messrs. Forson, Kelly,
Rowsey, and
Nixon.
Mr. Forson serves as the chairperson of the audit committee and qualifies as an “audit committee financial expert” as that term is defined by the SEC. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. The audit committee assists the board of directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.
In addition, the audit committee selects the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The audit committee also approves the audit and non-audit
services provided by the independent public accountants and the fees we pay for these services.
The board of directors has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The audit committee oversees the review and handling of any complaints submitted pursuant to such procedures and of any whistleblower complaints.
Corporate Governance
Code of Conduct.
We have adopted a Code of Conduct that applies to all of our directors, officers and employees (if any), and to all of the officers and employees of the Adviser deemed to be within the scope of the Code of Conduct in light of the services they provide, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions while they are performing services for us. Our Code of Conduct, as it relates to those also covered by Invesco’s code of conduct, operates in conjunction with, and in addition to, Invesco’s code of conduct. Our Code of Conduct is designed to comply with SEC regulations relating to codes of conduct and ethics.

Corporate Governance Guidelines.
We have also adopted corporate governance guidelines to advance the functioning of our board of directors, the audit committee and any other committees of our board of directors and to set forth our board of directors’ expectations as to how it and they should perform its and their respective functions.
Compensation of Directors
We will compensate each of our independent directors with an annual retainer of $75,000, plus an additional retainer of $10,000 to the chairperson of our audit committee. We intend to pay this compensation in quarterly installments, with 75% of each such quarterly installment paid in cash and the remaining 25% of each installment paid in grants of shares of our Class E common stock based on the then-current per share transaction price of our Class E shares at the time of grant. Stock grants will vest immediately upon the date of grant. We do not intend to pay our directors additional fees for attending board meetings, but we intend to reimburse each of our directors for actual and reasonable out-of-pocket
expenses incurred in attending board and committee meetings (including, but not limited to, the cost of airfare, hotel and food). Our directors who are affiliated with Invesco or the Adviser will not receive additional compensation for serving on the board of directors or committees thereof. The shares of stock granted to our independent directors are granted pursuant to the terms and conditions of our equity incentive plan, which has been adopted by our board of directors and approved by our stockholders. We will exchange all shares of Class N common stock held by our directors and by employees of our Adviser into shares of our Class E common stock upon the commencement of this offering.
Executive Compensation
We are externally managed and do not have any employees. Our executive officers are employees of the Adviser or one or more of its affiliates. Our Advisory Agreement provides that the Adviser is responsible for managing our investment activities. As a result, our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Adviser or its affiliates. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers; we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers; our executive officers have not received any nonqualified deferred compensation; and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.
Although we do not pay our executive officers any cash compensation, we pay the Adviser the fees described under the heading “—The Advisory Agreement.”
The Adviser and Invesco Real Estate
We are externally managed by our Adviser, Invesco Advisers, Inc. The Adviser is an indirect, wholly-owned subsidiary of Invesco, and the registered investment adviser for Invesco Real Estate.
Invesco Real Estate is the real estate investment center of Invesco, a global investment manager with $1.3 trillion in assets under management as of December 31, 2020. Invesco Real Estate is one of the largest real estate investment managers in the world, with $82.8 billion in assets under management as of December 31, 2020. Invesco Real Estate was established in 1983 and, over its
38-year
history, has expanded to 589 employees operating across 21 offices in 16 countries worldwide. Invesco Real Estate offers private and public real estate strategies across the entire risk-return spectrum, including debt and equity structures.

The Adviser will utilize the personnel and global resources of Invesco Real Estate to provide investment management services to us pursuant to the Advisory Agreement. The Adviser has contractual and fiduciary responsibilities to us pursuant to the Advisory Agreement and our stockholders and is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We or the Adviser may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support.
Invesco Real Estate Investment Committee
As discussed in “Investment Objectives and Strategies,” our investment guidelines delegate to the Adviser authority to execute acquisitions and dispositions of investments in properties and real estate-related securities, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of directors and do not violate any of the investment limitations set forth in our charter. The Investment Committee of Invesco Real Estate is responsible for approving all acquisitions and dispositions of properties on behalf of the Adviser. The Investment Committee is comprised of senior Invesco Real Estate professionals from various real estate disciplines. The members of the Investment Committee and their respective positions with Invesco Real Estate are as follows:

Name	Position
William C. Grubbs, Jr. (Chair)	Managing Director, Chief Investment Officer, North America
Peter Feinberg	Managing Director, Portfolio Manager
Jay P. Hurley	Managing Director, Portfolio Manager – Value-Add Funds
Michael C. Kirby	Managing Director, Director of U.S. Asset Management
T. Gregory Kraus	Managing Director, Director of Transactions
Stephanie Holder	Senior Director, Dispositions Officer
Kevin Pirozzoli	Managing Director
Teresa Zien	Managing Director
For information concerning the background of Messrs. Kirby and Kraus, see “—Directors and Executive Officers” and “—Additional Officers” above. Information concerning the background of the remainder of the individuals named in the chart above is set forth below.
William C. Grubbs, Jr.
Mr. Grubbs has 32 years of real estate experience. Mr. Grubbs is a Managing Director and Chief Investment Officer, North America for Invesco Real Estate, with responsibility for fund management for the U.S. direct real estate group. In this role, he serves as the lead portfolio manager for Invesco’s U.S. Core strategy. In addition, Mr. Grubbs has served as a member of the Investment Committee since 2008 and as the Chairperson of the Investment Committee since 2019. Prior to joining Invesco Real Estate in 2005, Mr. Grubbs served with the investment firm of Bailard, Biehl & Kaiser (BB&K), (San Francisco Bay Area), where he directed BB&K’s real estate investment program for six years. While at BB&K, Mr. Grubbs served as the President and Chief Operating Officer of the BB&K Real Estate Investment Trust, Inc. (BB&K REIT), an
open-end
commingled private real estate equity fund with a value-added acquisition strategy. Prior to joining BB&K, Mr. Grubbs held various positions in real estate development, portfolio management and finance with Prudential located in San Francisco, worked for Deloitte & Touche LLP as an associate consultant, and served on the staff of U.S. Senator William Armstrong (Colorado). Mr. Grubbs is a member of Pension Real Estate Association (PREA) and a full member of the Urban Land Institute. Mr. Grubbs earned a B.S. from Colorado State University and an M.B.A. from the University of Michigan.
Peter Feinberg
. Mr. Feinberg has served as Invesco Real Estate’s Portfolio Manager, managing several funds and separate account portfolios, and as a member of its Investment Committee and Investment Strategy Group since joining Invesco Real Estate in 2010. Prior to joining Invesco, Mr. Feinberg held various positions at

RREEF for 21 years, including as Head of Portfolio Management and Head of Dispositions in the Americas and as an Acquisitions Officer, as well as serving on its Management and Investment Committees. Prior to RREEF, Mr. Feinberg served as a Senior Tax Consultant with KPMG Peat Marwick. Mr. Feinberg earned a B.A. from Dartmouth College and an M.B.A. from the Stern School of Business at New York University.
Jay P. Hurley
. Mr. Hurley has over 30 years of real estate transactional and portfolio management experience encompassing a broad range of product types and investment strategies. Mr. Hurley has served as Invesco Real Estate’s Portfolio Manager for U.S.
closed-end
value-added strategies since 2005. Mr. Hurley has served as
co-chair
of Invesco Real Estate’s Investment Strategy Group since 2017, a member of the Investment Committee since 2000, and a member of the North American Direct Executive Committee since 2012. Mr. Hurley served as Invesco Real Estate’s Director of Dispositions and Director of Underwriting from 2001 to 2005. Mr. Hurley served as a member of Invesco Real Estate’s Acquisition Group from 1995 to 2000, where he originated both wholly-owned core investments and structured value-add transactions nationally. Prior to joining Invesco Real Estate in 1995, Mr. Hurley served in production positions with both Amstar Group, LLC (private equity) and Citicorp Real Estate, Inc. (syndicated debt). Mr. Hurley is a full member of the Urban Land Institute (ULI). Mr. Hurley earned a B.S. in Civil Engineering from the University of Texas at Austin and an M.B.A. from Southern Methodist University.
Stephanie Holder
. Ms. Holder has served as the Head of Dispositions and Financing for Invesco Real Estate since 2019 and currently is as a member of Invesco’s Investment Committee. Ms. Holder has served as a member of the Dispositions Group from 2009 to 2019, previously focused on the sales process of assets within Invesco Real Estate’s portfolio. Ms. Holder served in Invesco Real Estate’s Acquisitions Group from 2008 to 2009. Prior to joining Invesco Real Estate in 2008, Ms. Holder served as an analyst for Lincoln Property Company, where she worked on the Invesco account, valuing existing Invesco assets managed by Lincoln Property Company. Ms. Holder earned a B.B.A. in Real Estate Finance and an M.B.A. from Southern Methodist University.
Kevin Pirozzoli
. Mr. Pirozzoli has served as Invesco Real Estate’s Managing Director of Asset Management and Regional Investment Manager for Invesco Real Estate’s West Coast region since October 2018. Mr. Pirozzoli served as Invesco Real Estate’s investment manager since March 2012, covering the Bay Area and Pacific Northwest markets. Prior to joining Invesco Real Estate in 2012, Mr. Pirozzoli served as an asset manager at Morgan Stanley Real Estate, where he managed over nine million square feet of commercial real estate along the West Coast on behalf of their core, opportunistic and separate account platforms. Prior to Morgan Stanley Real Estate, Mr. Pirozzoli served as a market research analyst with BT Commercial Real Estate, where he oversaw research responsibilities in the North Bay. Mr. Pirozzoli earned a B.A. in Economics from University of California at Davis.
Teresa Zien
. Ms. Zien has served as Invesco Real Estate’s Managing Director since 2017, overseeing the capital markets activities for the Invesco Real Estate Structured Investments group. Prior to joining Invesco Real Estate in 2017, Ms. Zien served as the Chief Operating Officer of Colony Mortgage Capital, LLC, where she oversaw the day-to-day operations of the business. Prior to Colony, Ms. Zien served as a Director in the asset finance- commercial real estate group of Credit Suisse, where she oversaw all U.S. CMBS securitizations and commercial real estate warehouse facilities. Prior to Credit Suisse, Ms. Zien served as a Director at Citigroup in the CMBS and real estate finance group. Ms. Zien earned a B.S. from the University of Pennsylvania and holds the Chartered Financial Analyst
®
(CFA
®
) designation.
Invesco Real Estate Income Trust Inc. Steering Committee
The Invesco Real Estate Income Trust Inc. steering committee is comprised of senior Invesco Real Estate professionals. The Steering Committee provides advice in the development and implementation of our strategic plan, including risk-return targets, use of leverage, sector and asset allocation factors, geographic diversification considerations and other investment process and policy matters, subject in each case to the authority reserved to our board of directors pursuant to our charter and the specific roles and responsibilities of our Adviser and the Invesco Real Estate Investment Committee. The Steering Committee will meet at least annually and as needed for major strategic decisions.

The members of the Steering Committee and their respective positions with Invesco Real Estate are as follows:

Name	Position
T. Gregory Kraus (Chair)	Managing Director, Director of Transactions
R. Scott Dennis	Managing Director and Chief Executive Officer
R. Lee Phegley, Jr.	Managing Director and Chief Financial Officer
Beth A. Zayicek	Managing Director and Chief Operating Officer
Bert J. Crouch	Managing Director, Head of North America
Peter Feinberg	Managing Director, Portfolio Manager
Joe V. Rodriguez, Jr.	Managing Director, Head of Global Real Estate Securities
Chase A. Bolding	Senior Director, Portfolio Manager
Perry Chudnoff	Senior Director, Asset Management, Regional Investment Manager
Daniel Kubiak	Senior Director, Portfolio Manager
Gregory T. Gore	Client Portfolio Manager and Head of Private Markets Specialists - U.S. Retail
For information concerning the background of Mr. Kraus, Dennis, Phegley, Feinberg, and Bolding and Ms. Zayicek, see “—Directors and Executive Officers,” “—Additional Officers” and “The Adviser and Invesco Real Estate—Invesco Real Estate Investment Committee”
above. Information concerning the background of the remainder of the individuals named in the chart above is set forth below.
Bert J. Crouch
.
Mr. Crouch joined Invesco Real Estate in 2009. Mr. Crouch has served as Head of North America, since January 2020. From 2010 through January 2020, Mr. Crouch served as Portfolio Manager, focusing on the strategic, transactional, financing and fundraising sides of both opportunistic investments and credit originations related to commercial and multifamily real estate across the United States and Europe. Mr. Crouch has also served as a member of Invesco Real Estate’s Investment Committee and Investment Strategy Group.
Prior to joining Invesco Real Estate, Mr. Crouch served as the Director of Acquisitions for Presidio Investments, a wholly-owned subsidiary of Hunt Realty Investments, where he was responsible for leading the execution of Presidio’s investment strategy focused on the acquisition of secondary commercial mortgages and investments in public real estate securities. Mr. Crouch has also served in Wells Fargo’s Real Estate Merchant Banking Group, originating and acquiring highly structured commercial mortgage products.
Mr. Crouch earned a B.B.A. in Finance from the McCombs School of Business at the University of Texas at Austin.
Joe V. Rodriguez, Jr.
Mr. Rodriguez serves as Invesco Real Estate’s Managing Director and Co-Chief Investment Officer, Head of Listed Real Estate Securities, with duties including fundamental and securities research on real asset securities. Mr. Rodriguez began his investment career in 1983 and joined Invesco Real Estate in 1990. Prior to joining Invesco Real Estate, Mr. Rodriguez has served on the editorial board for the National Association of Real Estate Investment Trusts and he is a member of the National Association of Business Economists and the American Real Estate Society. Mr. Rodriguez served as a past member of the Business Advisory Board for the Hankamer School of Business at Baylor University. Mr. Rodriguez has published for the Institute for Fiduciary Education and Real Estate Finance and was a contributing author to
Real Estate Investment Trusts: Structure, Analysis and Strategy
, a book published by McGraw Hill. Mr. Rodriguez has been featured as an industry specialist in both print and television media, including CNBC and Bloomberg News. Mr. Rodriguez earned a B.B.A. in Economics and Finance and an M.B.A. from Baylor University.
Perry Chudnoff
. Mr. Chudnoff joined Invesco Real Estate as a Transaction Analyst in 2010, supporting the Northeast Acquisitions team, and since 2016 has served as the Regional Investment Manager, leading the Asset Management team for the East Region. Prior to joining Invesco Real Estate, Mr. Chudnoff was employed by AION Partners, a real estate private equity firm in New York City, where he focused on underwriting new equity investments and served as an asset manager on several properties in the firm’s portfolio. Mr. Chudnoff also served as a member of JPMorgan’s Commercial Mortgage Backed Securities group in Los Angeles, where he assisted in the origination of fixed and floating-rate mortgages backed by various property types including multifamily, retail, office, industrial, hotel, self-storage and manufactured housing. Mr. Chudnoff earned a B.B.A. from Emory University’s Goizueta Business School and an M.B.A. from the UCLA Anderson School of Management.
Daniel Kubiak
. Mr. Kubiak joined Invesco Real Estate in 2003 and has served as Portfolio Manager of Invesco Real Estate’s U.S. Income Strategy since 2013. Mr. Kubiak served as Associate Portfolio Manager of commingled core and value-add
real estate strategies from 2008 to 2012. Mr. Kubiak served as Disposition Officer, helping lead asset sale transactions of varying property types across the country from 2006 to 2008. Mr. Kubiak served as senior underwriter, working on core and value-add
investments within the Invesco Real Estate acquisitions group from 2003 to 2006. Prior to joining Invesco Real Estate, Mr. Kubiak served as Senior Financial Analyst for JPI’s Student Housing Development group, where he was responsible for new multifamily developments in college markets nationwide. Mr. Kubiak also served in the Development Group at Camden Property Trust and worked in the commercial real estate department as a Lending Officer at Amegy Bank of Texas. Mr. Kubiak earned a B.B.A. in Finance from the University of Texas at Austin and an M.B.A. in Finance and Real Estate from Southern Methodist University.
Gregory T. Gore
. Mr. Gore joined Invesco Real Estate as a Client Portfolio Manager and the Head of Private Markets Specialists in 2020. He is responsible for leading the team of private markets specialists. The team’s primary responsibilities are to engage with broader Invesco distribution and grow Invesco Real Estate’s presence in the financial intermediary channel. Prior to joining Invesco, Mr. Gore was Senior Vice President and Head of North America Intermediary Distribution at Heitman, LLC where he was responsible for leading the firm’s strategy within the financial intermediary channel including Private Equity, Debt and Securities. Prior to that, Mr. Gore was Managing Director, Director of Intermediary Distribution at LaSalle Investment Management. Mr. Gore began his career at Putnam Investments. Mr. Gore holds the Chartered Financial Analyst® (CFA®) designation and holds Series 6, 7, 24, 63, 65 and 79 licenses. Mr. Gore earned a B.A. in Political Science from the University of Tennessee, Knoxville.
The Advisory Agreement
Our board of directors at all times has oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company and the Operating Partnership. Pursuant to the Advisory Agreement, our board of directors has delegated to the Adviser the authority to source, evaluate and monitor our investments and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, strategies, guidelines, policies and limitations, subject to oversight by our board of directors. The Adviser utilizes the personnel and global resources of Invesco Real Estate to provide investment management services to us pursuant to the Advisory Agreement, and we believe that Invesco Real Estate currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement. Set forth below is a summary of certain terms of the Advisory Agreement. For the complete terms of the Advisory Agreement, we refer you to the Advisory Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
Services
Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:

•
serving as an advisor to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;

•
sourcing, evaluating and monitoring our and Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and Operating Partnership’s assets, in accordance with our investment objectives, strategies, guidelines, policies and limitations, subject to oversight by our board of directors;

•
with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•	providing us with portfolio management and other related services;

•	serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and

•	engaging and supervising, on our and Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.
The above summary is provided to illustrate the material functions which the Adviser will perform for us and it is not intended to include all of the services which may be provided to us by the Adviser or third parties.
Term and Termination Rights
The current term of the Advisory Agreement expires on the earlier of the first anniversary of the commencement of this offering and December 31, 2021, subject to renewals by our board of directors for an unlimited number of successive one-year
periods. Our independent directors will evaluate the performance of the Adviser before renewing the Advisory Agreement. The Advisory Agreement may be terminated:

•	immediately by us (1) for “cause,” or (2) upon the bankruptcy of the Adviser;

•	immediately by the Adviser upon a change of control (as defined in the Advisory Agreement) of our company or the Operating Partnership;

•	upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

•	upon 60 days’ written notice by the Adviser.
“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Adviser under the Advisory Agreement.
In the event the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated management fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Adviser will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function.
Management Fee, Performance Participation and Expense Reimbursements
Management Fee.
As compensation for its services provided pursuant to the Advisory Agreement, we pay the Adviser a management fee equal to 1.0% of NAV for our Class T shares, Class S shares, Class D shares and Class I shares per annum payable monthly. We will not pay a management fee with respect to the Class E shares issued in this offering. Commencing ten years after we commence our private offering of Class N shares, we will pay the Adviser a management fee equal to 1.0% of NAV for our Class N shares per annum.
Additionally, to the extent that the Operating Partnership issues Operating Partnership units to parties other than us or the Adviser, the Operating Partnership will pay the Adviser a management fee equal to 1.0% of the NAV of the Operating Partnership attributable to Class T, Class S, Class D and Class I units of the Operating Partnership not held by us or the Adviser per annum. The Operating Partnership will not pay the Adviser a management fee with respect to any Class E units of the Operating Partnership. Commencing ten years after we commence our private offering of Class N shares, the Operating Partnership will pay the Adviser a monthly management fee equal to 1.0% of the NAV of the Operating Partnership attributable to Class N units of the Operating Partnership not held by us or the Adviser per annum.

In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation allocation, stockholder servicing fees or distributions payable on our shares. Notwithstanding the foregoing, the value of our investments in Affiliated Funds will be excluded from our NAV and the NAV of the Operating Partnership for purposes of calculating the management fees.
The Adviser may elect to receive its management fee in cash, shares of our Class I common stock or Class I units of the Operating Partnership. See “Compensation—Management Fee.”
Performance Participation.
So
long as the Advisory Agreement has not been terminated, the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from the Operating Partnership equal to (1) with respect to all Operating Partnership units other than Class N Operating Partnership units and Class E Operating Partnership units, 12.5% of the Total Return, subject to a 6.0% Hurdle Amount and a High Water Mark, with a
Catch-Up,
and (2) with respect to Class N Operating Partnership units, 10.0% of the Class N Total Return, subject to a 7.0% Class N Hurdle Amount and a Class N High Water Mark, with a
Catch-Up
(each of the foregoing terms as defined under “Summary of The Operating Partnership Agreement—Special Limited Partner Interest”).
Organization and Offering Expense Reimbursement
. The Adviser has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding selling commissions, dealer manager fees and stockholder servicing fees) through the earlier of (1) the date that our aggregate NAV is at least $1.0 billion and (2) December 31, 2022. We will reimburse the Adviser for all of the foregoing advanced expenses ratably over the 60 months following the earlier of (1) the date that our aggregate NAV is at least $1.0 billion and (2) December 31, 2022. Pursuant to the Advisory Agreement, the cumulative selling commissions, dealer manager fees, stockholder servicing fees and other organization and offering expenses paid by us in connection with this offering may not exceed 15% of gross proceeds from the sale of shares of our common stock in this offering.
Operating Expense Reimbursement
. The Adviser has agreed to advance all of our operating expenses (excluding the organizational and offering expenses discussed above) on our behalf through the earlier of (i) the date that our aggregate NAV is at least $500 million and (ii) December 31, 2021. We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following the earlier of (a) the date that our aggregate NAV is at least $500 million and (b) December 31, 2021, subject to the limitations described below under “—Reimbursement by the Adviser.”
After the earlier of (1) the date that our aggregate NAV is at least $500 million and (2) December 31, 2021, we will reimburse the Adviser, subject to the limitations described below under “—Reimbursement by the Adviser,” for all costs and expenses of the Adviser and its affiliates incurred on our behalf (excluding the organizational and offering expenses discussed above), provided that the Adviser will be solely responsible for any expenses related to any personnel of the Adviser who provide investment advisory services to us pursuant to the Advisory Agreement (including each of our executive officers and any directors who are also directors, officers or employees of the Adviser or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Without limiting the generality of the foregoing, such costs and expenses eligible for reimbursement include, without limitation, (1) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (2) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated
person, (3) expenses in connection with the selection and acquisition of properties and real estate-related
securities, whether or not such investments are acquired, (4) the compensation and expenses of our directors, (5) expenses relating to compliance-related matters and regulatory filings relating to our activities (including, without limitation, expenses relating to the preparation and filing of Form ADV, any reports to be filed with the CFTC, and any other reports, disclosures, or other regulatory filings of the Adviser and its affiliates relating to our activities (including our pro rata share of the costs of the Adviser and its affiliates of regulatory expenses that relate to us and Other Invesco Accounts)), and (6) all fees, costs and expenses of non-investment
advisory services rendered to us by the Adviser or its affiliates in accordance with terms of the Advisory Agreement, including, without limitation, salaries and the cost of employee benefit plans and insurance with respect to personnel of the Adviser.
Reimbursement by the Adviser.
Commencing with the first four full fiscal quarters after the quarter in which we make our first investment, the Adviser will reimburse us for any expenses that cause our Total Operating Expenses in any four consecutive fiscal quarters to exceed the greater of: (1) 2% of our Average Invested Assets and (2) 25% of our Net Income. Notwithstanding the foregoing, to the extent that our Total Operating Expenses exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, the Adviser would not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will include such information in our next quarterly report on Form
10-Q
or in a current report on Form
8-K
filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review at least annually the total fees and expense reimbursements for operating expenses paid to the Adviser and the Special Limited Partner to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors.
Independent Directors’ Review of Compensation.
Our independent directors will evaluate at least annually whether the compensation that we contract to pay to the Adviser is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of the Adviser and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation will be based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to the Adviser in relation to the size, composition and performance of our investments;

•	the success of the Adviser in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

•	additional revenues realized by the Adviser and its affiliates through their advisory relationship with us (including the performance participation allocation paid to the Special Limited Partner);

•	the quality and extent of the services and advice furnished by the Adviser;

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by the Adviser for its own account.
Limited Liability and Indemnification of Directors, Officers, the Adviser and Other Agents
Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and other agents subject to the limitations of the NASAA REIT Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
In addition to the above limitations of the MGCL, our charter provides that our directors, the Adviser and any of our or the Adviser’s affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•
in the case of affiliated directors, the Adviser or any of our or the Adviser’s affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.
In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
Our charter also provides that we may not provide indemnification to a director, the Adviser or any of our or the Adviser’s affiliates for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or

•
a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, the Adviser and any of our or the Adviser’s affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•
the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•
the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances. For the complete terms of our charter, we refer you to our charter, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
The SEC and certain state regulators take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.
The Operating Partnership must also indemnify us and our directors and officers and other persons we may designate against damages and other liabilities in our capacity as general partner of the Operating Partnership.
Legal Proceedings
Neither we nor the Adviser is currently involved in any material litigation. As a registered investment advisor, the Adviser may be examined periodically by the SEC.

COMPENSATION
We pay the Adviser, the Special Limited Partner, the Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us.
We do not intend to pay the Adviser or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is an affiliate of the Adviser) or development, or adopt a long-term incentive plan, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse the Adviser and its affiliates for out-of-pocket
and other expenses related to the foregoing activities to the extent such expenses are paid by the Adviser.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees— The Dealer Manager (1)(2)
The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or Class E shares or shares of any class sold pursuant to our distribution reinvestment plan.
The actual amount will depend on the number of Class T, Class S and Class D shares sold and the transaction price of each Class T share, Class S share and Class D share. Aggregate upfront selling commissions will equal approximately $37.2 million if we sell the maximum amount in our primary offering, and aggregate dealer manager fees will equal approximately $2.3 million if we sell the maximum amount in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), that 20%, 20% and 20% of our offering proceeds are from the sale of each of Class T, Class S and Class D shares, respectively, and that the transaction prices of our Class T shares, Class S shares and Class D shares remain constant at $25.00.

Stockholder Servicing Fees— The Dealer Manager (2)(3)	Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-	Actual amounts depend upon the per share NAV of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such shares are purchased. For Class T

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

•  with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum of the aggregate NAV of our outstanding Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

•  with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•  with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We do not pay a stockholder servicing fee with respect to our outstanding Class I shares or Class E shares.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees are calculated based on our NAV for our Class T, Class S and Class D shares, they shares, the stockholder servicing fees will equal approximately $3.9 million per annum if we sell the maximum amount. For Class S shares, the stockholder servicing fees will equal approximately $3.9 million per annum if we sell the maximum amount. For Class D shares, the stockholder servicing fees will equal approximately $1.2 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 20% of our offering proceeds are from the sale of Class T shares, 20% of our offering proceeds are from the sale of Class S shares and 20% of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class T shares, Class S shares and Class D shares remains constant at $25.00 and none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares) (collectively, the “Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such share (the “Share Conversion”). Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) or Class S share over approximately seven years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $25.00 per share.

In addition, we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (1) a listing of Class I shares, (2) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash or securities listed on a national securities exchange, or (3) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions and dealer manager fees, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—Underwriting Compensation—Stockholder Servicing Fees—Class T, Class S and Class D Shares.”

Organization and Offering Expense Reimbursement— The Adviser (4)	The Adviser has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and	We estimate our organization and offering expenses in connection with this offering to be approximately $20.23 million if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions and dealer manager fees and stockholder servicing fees) through the earlier of (1) the date that our aggregate NAV is at least $1.0 billion and (2) December 31, 2022. We will reimburse the Adviser for all of the foregoing advanced expenses ratably over the 60 months following the earlier of (1) the date that our aggregate NAV is at least $1.0 billion and (2) December 31, 2022.

After the earlier of (1) the date that our aggregate NAV is at least $1.0 billion and (2) December 31, 2022, we will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Adviser has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

Investment Activities

Acquisition Expense Reimbursement — The Adviser (5)	We do not intend to pay the Adviser any acquisition, financing or other similar fees in connection with making investments. We will, however, reimburse the Adviser for out-of-pocket
	expenses incurred in connection with the selection and acquisition of properties and real estate-related securities, whether or not such investments are acquired, and make payments to third parties or certain of the Adviser’s affiliates in connection with making investments as described in “—Operational Activities—Fees from Other Services” below.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Operational Activities

Management Fee— The Adviser (6)
We pay the Adviser a management fee equal to 1.0% of NAV for our Class T shares, Class S shares, Class D shares and Class I shares, per annum payable monthly. We will not pay the Adviser a management fee with respect to Class E shares. Commencing ten years after we commence our private offering of Class N shares, we will pay the Adviser a management fee equal to 1.0% of NAV for our Class N shares per annum.

Additionally, to the extent that the Operating Partnership issues Operating Partnership units to parties other than us or the Adviser, the Operating Partnership will pay the Adviser a monthly management fee equal to 1.0% of the NAV of the Operating Partnership attributable to Class T, Class S, Class D and Class I units of the Operating Partnership not held by us or the Adviser per annum. The Operating Partnership will not pay the Adviser a management fee with respect to any Class E units of the Operating Partnership. Commencing ten years after we commence our private offering of Class N shares, the Operating Partnership will pay the Adviser a management fee equal to 1.0% of the NAV of the Operating Partnership attributable to Class N units of the Operating Partnership not held by us or the Adviser per annum. We refer to these fees payable by our company and by the Operating Partnership collectively as the “management fee.”

Notwithstanding the foregoing, the value of our investments in Affiliated Funds will be excluded from our NAV and the NAV of the Operating Partnership for purposes of calculating the management fee.

The management fee may be paid, at the Adviser’s election, in cash, shares of our Class I common stock, or Class I units of the Operating Partnership.
Actual amounts of the management fee depend upon our aggregate NAV.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

To the extent that the Adviser elects to receive any portion of its management fee in shares of our common stock or units of the Operating Partnership, we may repurchase such shares or units of the Operating Partnership from the Adviser at a later date, at a price per share or unit, as applicable, equal to the NAV per share of the applicable class as of the date of repurchase. Shares of our common stock and units of the Operating Partnership obtained by the Adviser in lieu of cash payment of the management fee will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. The Operating Partnership will repurchase any such Operating Partnership units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such Operating Partnership units will be repurchased for shares of our common stock with an equivalent aggregate NAV.

The Adviser will have the option of exchanging any Class I shares of our common stock it obtains in lieu of cash payment of the management fee for an equivalent aggregate NAV amount of Class T, Class S or Class D shares of our common stock.

Performance Participation Allocation — The Special Limited Partner	So long as the Advisory Agreement has not been terminated (including by means of non-renewal),
the Special Limited Partner holds a performance participation interest in the Operating Partnership that entitles it to receive allocations from the Operating Partnership equal to (1) with respect to Class T, Class S, Class D and Class I Operating Partnership units, 12.5% of the Total Return, subject to a 6.0% Hurdle Amount and a High Water Mark, with a
Catch-Up
	(each term as defined herein), and (2) with respect to Class N Operating Partnership units, 10.0% of the Class N Total Return, subject to a	Actual amounts of the performance participation depend upon the Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

7.0% Class N Hurdle Amount and a Class N High Water Mark, with a
Catch-Up
(each term as defined herein). Such allocations will be made annually and accrue monthly commencing with the sixth full calendar month following the first closing of our private offering of Class N shares.

For a detailed explanation of how the foregoing performance participation allocations are calculated, see “Summary of The Operating Partnership Agreement—Special Limited Partner Interest.”

Operating Expense Reimbursement —The Adviser	In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Adviser for out-of-pocket
costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, and (2) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated
	person. The Adviser has agreed to advance all of our operating expenses on our behalf through the earlier of (1) the date that our aggregate NAV is at least $500 million and (2) December 31, 2021. We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following the earlier of (1) the date that our aggregate NAV is at least $500 million and (2) December 31, 2021. See “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements.”	Actual amounts of out-of-pocket expenses paid by the Adviser that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Fees from Other Services— Affiliates of the Adviser	The Adviser or the Adviser’s affiliates may from time to time provide services to us relating to our investments or our operations that would otherwise be performed by third parties. Such services may include accounting and audit services, account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, transaction support services (which may consist of assembling relevant information with respect to investment acquisitions and dispositions, conducting financial and market analyses, coordinating closing and post-closing procedures, coordinating of design and development works, coordinating with brokers, lawyers, accountants and other advisors, assisting with due diligence, site visits and other services), transaction consulting services and other similar operational matters. In such event, we will reimburse the Adviser or the Adviser’s affiliate, as applicable, the cost of performing such services (including employment costs and related expenses allocable thereto, as reasonably determined by the Adviser based on time expended by the employees who render such services), provided that such reimbursements will not exceed the amount that would be payable by us if such services were provided by a third party on an arms-length basis. Any amounts paid to the Adviser or the Adviser’s affiliates for any such services will not reduce the management fee. Any such arrangements will be approved by our board of directors, including the independent directors, to the extent required by our charter.	Actual amounts depend on to what extent affiliates of the Adviser are actually engaged to perform such services.

(1)
Upfront selling commissions and dealer manager fees for sales of Class T, Class S and Class D shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Selling Commissions and Dealer Manager Fees.”

(2)
We will cease paying stockholder servicing fees at the date following the completion of the primary portion of this offering at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from our primary offering (
i.e
., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of our primary offering.

(3)	In calculating our stockholder servicing fee, we will use our NAV before giving effect to accruals for the stockholder servicing fee or distributions payable on our shares.
(4)
Includes expenses incurred in connection with our organization, our private offering of Class N shares and this offering, including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals. Under no circumstances may our total organization and offering expenses (including upfront selling commissions, dealer manager fees, stockholder servicing fees and due diligence expenses) in connection with this offering exceed 15% of the gross proceeds from this offering. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Adviser has agreed to reimburse us to the extent that the organization and offering expenses exceed 15% of our gross proceeds from the applicable offering.

(5)
We will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, transaction support services, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket
acquisition expenses may be paid or reimbursed to the Adviser or its affiliates. Acquisition expenses, together with any acquisition fees for a particular real estate-related asset, must be reasonable and will in no event exceed 6% of the gross purchase price of the property, or in the case of a mortgage loan, 6% of the funds advanced.

(6)
In calculating our management fee, we will use our NAV and the NAV of the Operating Partnership before giving effect to accruals for the management fee, performance participation allocation, stockholder servicing fees or distributions payable on our shares.

Commencing with the first four full fiscal quarters after the quarter in which we make our first investment, we will not reimburse the Adviser for any amount by which Total Operating Expenses (as defined below) during the four preceding fiscal quarters exceeds the greater of (1) 2.0% of our Average Invested Assets (as defined below) and (2) 25.0% of our Net Income (as defined below). This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring
factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:

•
“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including the management fee and the performance participation, but excluding: (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (2) property-level expenses incurred at each property, (3) interest payments, (4) taxes, (5)
non-cash
expenditures such as depreciation, amortization and bad debt reserves, (6) incentive fees paid in compliance with our charter, (7) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (8) real estate commissions on the sale of property and (9) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

•
“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash
reserves, computed by taking the average of such values at the end of each month during such period.

•
“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash
charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash
reserves.

See “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements.”

CONFLICTS OF INTEREST
The Adviser’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. However, pursuant to the Advisory Agreement, the Adviser and its personnel are required to devote sufficient time and effort to discharge their responsibilities to us. We may be required to pay the Adviser a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.
In addition, the Special Limited Partner has the ability to earn distributions on its performance participation interest each year based on the total return of the Operating Partnership, which may create an incentive for the Adviser to invest in assets with higher yield potential, which are generally riskier or more speculative, or sell an asset prematurely for a gain, in an effort to increase short-term net income and thereby increase the distributions on performance participation interest to which the Special Limited Partner is entitled. If our interests and those of the Adviser are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition.
We may be subject to conflicts of interest from time to time arising out of our relationship with Invesco, the Adviser and its affiliates. Invesco has designated three directors to serve on our board of directors (one of whom serves as an executive). The chairperson of our board of directors and our chief executive officer, chief financial officer and our other officers are also employees of Invesco or one or more of its affiliates. There is no guarantee that the policies and procedures adopted by us, the terms of our charter, the terms and conditions of the Advisory Agreement or the policies and procedures adopted by the Adviser, Invesco and their affiliates, will enable us to identify, adequately address or mitigate every conflict of interest that may arise. We do not have any formal conflict of interest mitigation policies, aside from the various provisions related to related party transactions set forth in our charter. Transactions between us and the Adviser or its affiliates will be subject to approval by a majority of our independent directors.
See “Risk Factors—Risks Related to Conflicts of Interest” and our organizational chart set forth in “Prospectus Summary—Q: How will you structure the ownership and operation of your assets?”
Some examples of conflicts of interest that may arise by virtue of our relationship with Invesco and the Adviser and their affiliates include:

•
Broad and Wide-Ranging Activities
.
Invesco, the Adviser and their affiliates engage in a broad spectrum of activities, including a broad range of activities relating to investments in the real estate industry, and have invested or committed billions of dollars in capital through various investment funds, managed accounts and other vehicles affiliated with Invesco. In the ordinary course of their business activities, Invesco, the Adviser and their affiliates may engage in activities where the interests of certain divisions of Invesco and its affiliates, including the Adviser, or the interests of their clients, may conflict with the interests of our stockholders. Certain of these divisions and entities affiliated with the Adviser and its affiliates have or may have investment objectives or guidelines similar to our investment guidelines and therefore may compete with us. In particular, Invesco Real Estate invests in a broad range of real properties and real estate-related debt investments on behalf of numerous investment funds, managed accounts and other vehicles.

•
Invesco’s Policies and Procedures
.
Specified policies and procedures implemented by Invesco and its affiliates, including the Adviser, which seek to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce Invesco’s and its affiliates’ ability to pursue attractive investment opportunities. Because Invesco has many different businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. For example, Invesco may come into possession of material non-public
information with respect to companies that are Invesco’s and its affiliates’ advisory clients in which the Adviser may be considering making an investment. As a consequence, that information, which could be of benefit to the Adviser, might become restricted to those other businesses and otherwise be unavailable to the Adviser, and could also restrict the Adviser’s activities. Additionally, the terms of confidentiality or other agreements with or related to companies in which any investment vehicle of Invesco has or has considered making an investment or which is otherwise an advisory client of Invesco and its affiliates may restrict or otherwise limit the ability of Invesco or its affiliates, including the Adviser, to engage in businesses or activities competitive with such companies.

•
Allocation of Investment Opportunities
.
We expect there to be sufficient investment opportunities for us within our investment guidelines because of the scale of the real estate market. However, certain inherent conflicts of interest arise from the fact that Invesco and its affiliates, including the Adviser (pursuant to the Advisory Agreement), will provide investment management and other services both to us and to other persons or entities, whether or not the investment objectives or strategies of any such other persons or entities are similar to ours, including, without limitation, the sponsoring, closing and managing of Other Invesco Accounts. In particular, there will be overlap of real property and real estate-related securities investment opportunities with certain Other Invesco Accounts that are actively investing and similar overlap with future Other Invesco Accounts. This overlap will from time to time create conflicts of interest, which the Adviser and its affiliates will seek to manage in a fair and equitable manner in their sole discretion in accordance with Invesco Real Estate’s prevailing procedures. These procedures provide for a rotation of opportunities among us and the eligible Other Invesco Accounts managed by Invesco Real Estate, subject to certain exceptions in Invesco Real Estate’s allocation policies and procedures with respect to (i) clearly defined and agreed-upon strategic or geographically focused assemblage strategies, (ii) a priority for value-add opportunities for Invesco Real Estate’s closed-end fund series and (iii) a priority for real estate-related debt origination opportunities for Invesco Real Estate’s discretionary debt funds.

As discussed above, with respect to Other Invesco Accounts managed by Invesco Real Estate with investment objectives or strategies that overlap with ours but that do not have priority over us, investment opportunities will be allocated on a rotational basis among us and one or more such Other Invesco Accounts in accordance with Invesco Real Estate’s prevailing procedures on a basis that the Adviser and its affiliates believe to be fair and equitable in their sole discretion, subject to the following general considerations: (1) any applicable investment objectives of ours and such Other Invesco Accounts (which, for us, includes our primary objective of providing current income in the form of regular, stable cash distributions to achieve an attractive distribution yield); (2) the sourcing and timing of the transaction; (3) the size and nature of the investment; (4) the relative amounts of capital available for investment by us and such Other Invesco Accounts; (5) the sector, geography/location, expected return profile, expected distribution rates, anticipated cash flows, expected stability or volatility of cash flows, leverage profile, risk profile, and other features of the applicable investment opportunity and its impact on portfolio concentration and diversification; (6) in the case of securities, avoiding allocation that could result in de minimis or odd-lot
investments; (7) any structural and operational differences between us and such Other Invesco Accounts and any applicable investment limitations (including, without limitation, exposure limits, hedging limits and diversification considerations) of us and such Other Invesco Accounts, investment limitations, parameters or contractual provisions of ours and such Other Invesco Accounts; (8) the eligibility of us and such Other Invesco Accounts to make such investment under applicable laws; (9) any other applicable tax, accounting, legal, regulatory compliance or operational considerations deemed relevant by the Adviser and its affiliates (including, without limitation, maintaining our qualification as a REIT and our status as a non-investment
company exempt from the Investment Company Act) (
e.g.
, joint venture investments between us and an Other Invesco Account must be on the same terms and satisfy the restrictions of all participants, such as lowest leverage targeted by any participant); and (10) any other requirements contained in the corporate governance documents of us and such Other Invesco Accounts and any other considerations deemed relevant by the Adviser, Invesco and their affiliates in good faith. Our board of directors (including our independent directors) has the duty to ensure that the allocation methodology described above is applied fairly to us.

While the Adviser will seek to manage potential conflicts of interest in a fair and equitable manner as required pursuant to our charter and the Advisory Agreement, the portfolio strategies employed by the Adviser, Invesco or their affiliates in managing the Other Invesco Accounts could conflict with the strategies employed by the Adviser in managing our business and may adversely affect the marketability, exit strategy, prices and availability of the properties, securities and instruments in which we invest. The Adviser, Invesco or their affiliates may also give advice to the Other Invesco Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same or similar to ours.

•
Minority Investments of Other Invesco Accounts
.
Certain Other Invesco Accounts may also make minority investments in third-party investment managers or their investment vehicles with which we may engage in various transactions from time to time, including purchases or sales of assets or borrowing or lending transactions. Although these third-party investees may not be deemed to be affiliates of Invesco due to the limited voting rights or other terms of the investments made by such Other Invesco Accounts, such Other Invesco Accounts would have an indirect economic interest in any transactions between us and such third-party investees. Our stockholders will not share in any of the economic interest of such Other Invesco Accounts in such transactions. There can be no assurance that any conflict will be resolved in our favor and Invesco may be required to take action where it will have conflicting loyalties between its duties to us and to Other Invesco Accounts, which may adversely impact us.

•
Pursuit of Differing Strategies
.
At times, the investment professionals employed by the Adviser or its affiliates and other investment vehicles affiliated with the Adviser or Invesco may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds or investment vehicles for which he or she exercises investment responsibility, or may decide that certain of the accounts, clients, entities, funds or investment vehicles should take differing positions with respect to a particular security. In these cases, the investment professionals may place separate transactions for one or more accounts, clients, entities, funds or investment vehicles which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other accounts, clients, entities, funds or investment vehicles. For example, an investment professional may determine that it would be in the interest of another account to sell a security that we hold long, potentially resulting in a decrease in the market value of the security held by us.

•
Variation in Financial and Other Benefits
.
A conflict of interest arises where the financial or other benefits available to the Adviser or its affiliates differ among the accounts, clients, entities, funds or investment vehicles that it manages. If the amount or structure of the management fee, the Special Limited Partner’s performance participation interest or the Adviser’s or its affiliates’ compensation differs among accounts, clients, entities, funds or investment vehicles (such as where certain funds or accounts pay higher base management fees, incentive fees, performance-based management fees or other fees), the Adviser might be motivated to help certain accounts, clients, entities, funds or investment vehicles over others. Similarly, the desire to maintain assets under management or to enhance the Adviser’s performance record or to derive other rewards, financial or otherwise, could influence the Adviser or its affiliates in affording preferential treatment to those accounts, clients, entities, funds or investment vehicles that could most significantly benefit the Adviser or its affiliates. The Adviser may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor such accounts, clients, entities, funds or investment vehicles. Additionally, the Adviser or its affiliates might be motivated to favor accounts, clients, entities, funds or investment vehicles in which it has an ownership interest or in which Invesco or its affiliates have ownership interests. Conversely, if an investment professional at the Adviser or its affiliates does not personally hold an investment in the fund but holds investments in other Invesco affiliated vehicles, such investment professional’s conflicts of interest with respect to us may be more acute.

•
Advisory, Underwriting and Other Relationships
.
Invesco will be under no obligation to decline any engagements or investments in order to make an investment opportunity available to us. In connection with its investment advisory and other businesses, Invesco may come into possession of information that limits its ability to engage in potential transactions. Our activities may be constrained as a result of the inability of Invesco personnel to use such information. For example, employees of Invesco not serving as employees of the Adviser or its affiliates may be prohibited by law or contract from sharing information with Invesco Real Estate. We may be forced to sell or hold existing investments as a result of investment advisory or other relationships that Invesco may have or transactions or investments Invesco and its affiliates may make or have made. Additionally, there may be circumstances in which one or more individuals associated with Invesco will be precluded from providing services to the Adviser because of certain confidential information available to those individuals or to other parts of Invesco. In addition, in connection with selling investments by way of a public offering, an Invesco broker-dealer may act as the managing underwriter or a member of the underwriting syndicate on a firm commitment basis and purchase securities on that basis. Invesco may retain any commissions, remuneration, or other profits and receive compensation from such underwriting activities, which have the potential to create conflicts of interest. Invesco may also participate in underwriting syndicates from time to time with respect to us or portfolio companies of Other Invesco Accounts, or may otherwise be involved in the private placement of debt or equity securities issued by us or such portfolio companies, or otherwise in arranging financings with respect thereto. Subject to applicable law, Invesco may receive underwriting fees, placement commissions, or other compensation with respect to such activities, which will not be shared with us or our stockholders. Where Invesco serves as underwriter with respect to a portfolio company’s securities, we or the applicable Other Invesco Account holding such securities may be subject to a
“lock-up”
period following the offering under applicable regulations during which time our ability to sell any securities that we continue to hold is restricted. This may prejudice our ability to dispose of such securities at an opportune time.

•
Service Providers
.
Certain of our service providers (including lenders, brokers, attorneys, investment banking firms and property managers) may be sources of investment opportunities, counterparties therein or advisors with respect thereto. This may influence the Adviser in deciding whether to select such a service provider. In addition, in instances where multiple Invesco businesses may be exploring a potential individual investment, certain of these service providers may choose to be engaged by other Invesco affiliates rather than us.

•
Material,
Non-Public
Information
.
We, directly or through Invesco, the Adviser or certain of their respective affiliates may come into possession of material non-public
information with respect to an issuer in which we have invested or may invest. Should this occur, the Adviser may be restricted from buying or selling securities, derivatives or loans of the issuer on our behalf until such time as the information becomes public or is no longer deemed material. Disclosure of such information to the personnel responsible for management of our business may be on a need-to-know
basis only, and we may not be free to act upon any such information. Therefore, we or the Adviser may not have access to material non-public
information in the possession of Invesco which might be relevant to an investment decision to be made by the Adviser on our behalf, and the Adviser may initiate a transaction or purchase or sell an investment which, if such information had been known to it, may not have been undertaken. Due to these restrictions, the Adviser may not be able to initiate a transaction on our behalf that it otherwise might have initiated and may not be able to purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect our operations.

•
Possible Future Activities
.
The Adviser and its affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Advisory Agreement, the Adviser and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Adviser, Invesco and their affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities.

•
Investments in Affiliated Funds
.
Our investments in real estate-related securities may include investments in the International Affiliated Funds and the Domestic Affiliated Funds (which we collectively refer to as the Affiliated Funds), which are real estate funds managed by affiliates of Invesco Real Estate. The Adviser and its affiliates that manage, advise or are otherwise affiliated with the Affiliated Funds face potential conflicts of interest with respect to our investments in the Affiliated Funds. Any investments we make in the Affiliated Funds will be conducted in accordance with, and subject to, our charter (including the requirement that such transactions be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as being fair and reasonable and on terms no less favorable than those available from unaffiliated third parties), the terms and conditions of the Advisory Agreement and the investment guidelines adopted by our board of directors. In addition, the value of our investments in Affiliated Funds will be excluded from our NAV and the net asset value of the Operating Partnership for purposes of calculating the management fee we will pay to the Adviser.

•
Transactions with Other Invesco Accounts and Other Affiliates
.
From time to time, we may enter into purchase and sale transactions and joint ventures with Other Invesco Accounts. Such transactions and joint ventures may present the appearance that our assets are being used to benefit the Other Invesco Accounts (which, in turn, could benefit the Adviser through additional fees or incentive income) to our financial detriment. Such transactions will be conducted in accordance with, and subject to, our charter (including the requirement that such transaction be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as being fair and reasonable and on terms no less favorable than those available from unaffiliated third parties), and the terms and conditions of the Advisory Agreement. These requirements will also apply to transactions with Invesco, any of our directors or any affiliates thereof.

•
Other Affiliate Transactions
.
In connection with investments in which we participate alongside Other Invesco Accounts, we may from time to time share certain rights with such Other Invesco Accounts relating to such investments for legal, tax, regulatory or other similar reasons, including, in certain instances, certain control-related rights with respect to jointly held investments. When making any decisions related to such investments, there may be conflicting interests. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by Invesco or its other affiliates. Further conflicts could arise once we and Invesco or its affiliates have made our respective investments. For example, if we enter into a joint venture with an Other Invesco Account, our interests and the interests of such Other Invesco Account may conflict, for example when one joint venture partner seeks to sell the property in the joint venture but the other joint venture partner does not. In such situations, the ability of the Adviser to recommend actions in our best interests might be impaired.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES
We calculate NAV per share for each class of shares being offered in this offering monthly. Our NAV for each class of our shares of common stock is based on the net asset values of our investments (including real estate-related securities), the addition of any other assets (such as cash on hand) and the deduction of any liabilities, including the allocation/accrual of any performance participation to the Special Limited Partner, and will also include the deduction of any stockholder servicing fees specifically applicable to such class of shares, in all cases as described below.
Valuation Guidelines
Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by the Adviser and our independent valuation advisors in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length
transaction between a willing buyer and a willing seller in possession of all material information about our investments.
The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.
Our Independent Valuation Advisors
One fundamental element of the valuation process, the valuation of our real properties and the debt encumbering our real properties, is performed by our independent valuation advisors, Caprigh
t
and Chatham, each of which is a valuation firm selected by the Adviser and approved by our board of directors, including a majority of our independent directors. Capright will value our real properties and Chatham will value the property-level debt which encumbers our real properties and our entity-level debt. Capright and Chatham are engaged in the business of rendering opinions regarding the value of commercial real properties and real estate-related debt and are not affiliated with us or the Adviser.
The compensation we pay to our independent valuation advisors is based on the number of real properties we own and the number of property-level and entity-level debt instruments that encumber our real properties and is not based on the estimated values of these investments and debt. The Adviser, with the approval of our board of directors, including a majority of our independent directors, may engage additional independent valuation advisors in the future as our portfolio grows and diversifies. While our independent valuation advisors are responsible for providing the valuations described above, our independent valuation advisors are not responsible for, and do not calculate, our NAV. The Adviser is ultimately responsible for the determination of our NAV.

Our independent valuation advisors may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of directors, including a majority of our independent directors. We will promptly disclose any changes to the identity or role of the independent valuation advisors to our stockholders in reports we publicly file with the SEC. Our independent valuation advisors will discharge their respective responsibilities in accordance with our valuation guidelines.
Our board of directors will not be involved in the periodic valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of shares will be calculated monthly by State Street, and such calculation will be reviewed and confirmed by the Adviser. Pursuant to our valuation services agreements with our independent valuation advisors, the Adviser receives quarterly appraisal and valuation reports from our independent valuation advisors. Using these reports, the Adviser renders a final combined valuation of our real property and real estate-related assets and liabilities in order for State Street to calculate our NAV per share for each class of shares.
We have agreed to pay fees to our independent valuation advisors upon their delivery to us of their valuation reports. We have also agreed to indemnify our independent valuation advisors against certain liabilities arising out of these engagements. The compensation we pay to our independent valuation advisors will not be based on the estimated values of our properties or other assets.
Our independent valuation advisors are expected to continue to provide real estate appraisal and real estate valuation advisory services to Invesco and its affiliates and have received, and are expected to continue to receive, fees in connection with such services. Our independent valuation advisors and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for Invesco and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the independent valuation advisors as certified in the applicable appraisal or valuation report.
Valuation of Investments
Wholly-Owned Properties
At the beginning of each calendar year, the Adviser will develop a valuation plan with the objective of having each of our wholly-owned properties valued quarterly by an appraisal, except for newly acquired properties as described below. Capright, one of our independent valuation advisors, will rely in part on property-level information provided by the Adviser, including (1) historical and projected operating revenues and expenses of the property, (2) lease agreements with respect to the property and (3) information regarding recent or planned capital expenditures. Appraisals of our properties will be performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, the real estate appraisal industry standards created by The Appraisal Foundation. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). Capright will generally perform the appraisals, but in its discretion, may engage other independent valuation firms to provide appraisals of certain of our properties. Any appraisal provided by a firm other than Capright will be performed in accordance with our valuation guidelines and will not be incorporated into the calculation of our NAV until Capright has confirmed the reasonableness of such appraisal.
Newly acquired, wholly-owned properties will initially be valued at cost, which is expected to represent fair value at that time. Generally, acquisition costs and expenses will initially be capitalized and reflected as a component of cost. Each property will be appraised within the first two full months after acquisition and no less than quarterly thereafter. Development assets, if any, will be valued at cost plus capital expenditures and join the annual appraisal cycle during the development stage when determined by the Adviser, but no later than completion. Acquisition costs and expenses incurred in connection with the acquisition of multiple wholly-

owned properties that are not directly related to any single wholly-owned property generally will be allocated among the applicable wholly-owned properties pro rata based on relative values for purposes of the initial valuation at cost. Properties purchased as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset.
Each individual appraisal report for our properties (discussed further below) is addressed solely to our company. Capright’s appraisal reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and do not constitute a recommendation to any person to purchase or sell shares of our common stock. In preparing its appraisal reports, Capright will not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.
Property appraisals are reported on a free and clear basis (for example, with no mortgage), irrespective of any property-level financing that may be in place. The primary methodology used to value properties is the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that may also be used to value properties include sales comparison and cost approaches. Because the appraisals performed by Capright involve subjective judgments, the fair value of our properties, which is included in our NAV, may not reflect the liquidation value or net realizable value of our properties.
Properties Held through Joint Ventures
Properties held through joint ventures generally will be valued in a manner that is consistent with the guidelines described above for wholly-owned properties. Once the value of a property held by the joint venture is determined by an independent appraisal and the Adviser determines the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture is then determined by applying the distribution provisions of the applicable joint venture agreements to the value of the underlying property held by the joint venture.
Valuation of Property-Level and Entity-Level Debt
Chatham, one of our independent valuation advisors, will prepare quarterly valuations of the fair value of the property-level debt encumbering our real properties and our entity-level debt, which will be used in calculating our NAV. All debt will be valued using widely accepted methodologies specific to each type of debt. Newly incurred debt will initially be valued at par, which is expected to represent fair value at that time. All property-level or entity-level debt will be valued within the first two full months after closing and no less than quarterly thereafter. For additional information regarding the valuation of our debt and other liabilities, see “—Liabilities” below.
Each valuation report prepared by Chatham is addressed solely to our company. Chatham’s valuation reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and do not constitute a recommendation to any person to purchase or sell shares of our common stock. In preparing its reports, Chatham will not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.
Interim Valuations
If an event becomes known to the Adviser (including through communication with our independent valuation advisors) that, in the opinion of the Adviser, is likely to have any material impact on previously provided estimated values of the affected properties, property-level debt or entity-level debt, the Adviser will notify the applicable independent valuation advisor. If, in the opinion of the applicable independent valuation advisor, such event is likely to have an impact on any previously provided valuations, the independent valuation advisor will recommend valuation adjustments that will be incorporated into our NAV calculation. For example, an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or capital market event may cause the value of a wholly-owned property to change materially, and material changes in the lending markets may cause the value of property-level or entity-level debt to change. Once the applicable independent valuation advisor has communicated the adjusted value estimate to the Adviser, the Adviser will cause such adjusted value to be included in our monthly NAV calculation.
Any such adjustments will be estimates of the market impact of material events to the existing valuations, based on assumptions and judgments that may or may not prove to be correct and may also be based on limited information readily available at that time. In general, we expect that any adjustments to existing valuations will be performed as soon as possible after a determination by the Adviser that a material change has occurred and the financial effects of such change are quantifiable by the applicable independent valuation advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our NAV. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are repurchased or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.
Valuation of Real Estate-Related Assets
Our investments in real estate-related assets will focus on
non-distressed
public and private real estate-related equity and debt securities, including, but not limited to, CMBS, mortgage loans, mezzanine and other forms of debt, mezzanine and preferred equity and the common stock of publicly-traded REITs. In general, real estate-related assets are valued by the Adviser according to the procedures specified below upon acquisition and then quarterly, or in the case of liquid securities, monthly, thereafter. Interim valuations of real estate-related assets that generally are valued quarterly may be performed if the Adviser believes the value of the applicable asset may have changed materially since the most recent valuation. In addition, our board of directors may retain additional independent valuation firms to assist with the valuation of our real estate-related assets.
Publicly Traded Real Estate-Related Assets
Publicly traded debt and equity real estate-related assets and derivatives that are not restricted as to salability or transferability will generally be valued by the Adviser monthly on the basis of publicly available market quotations or at fair value determined in accordance with GAAP. The Adviser may adjust the value of publicly traded debt and equity real estate-related assets and derivatives that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration is given to the nature and length of such restriction and the relative volatility of the market price of the security.
Private Real Estate-Related Assets
Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will initially be valued by the Adviser at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and thereafter will be revalued quarterly at fair value. In evaluating the fair value of our interests in certain commingled investment vehicles (such as the Affiliated Funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private real estate-related assets.
Mortgage Loans, Participations in Mortgage Loans and Mezzanine Loans
Individual investments in mortgages, mortgage participations and mezzanine loans will initially be valued by the Adviser at our acquisition cost and thereafter may be revalued by the Adviser quarterly.
Revaluations of

mortgages reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private mortgage loans.
Valuation of Liquid
Non-Real
Estate-Related Assets
Liquid
non-real
estate-related assets include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real
estate-related assets will be valued monthly by the Adviser.
Liabilities
Our liabilities include the fees payable to the Adviser and the Dealer Manager, accounts payable, accrued operating expenses, property-level debt, any entity-level debt and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Other than property-level or entity-level debt, we include the cost basis of our liabilities as part of NAV, which approximates fair value. These carrying amounts are meant to reasonably approximate fair value due to the liquid and short-term nature of the instruments. We include as part of NAV the fair value of our property-level debt and our entity-level debt, which will be valued no less than quarterly by Chatham, one of our independent valuation advisors, based on market factors. We will allocate the financing costs and expenses incurred in connection with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan. Liabilities allocable to a specific class of shares are only included in the NAV calculation for that class. For non-recourse,
property-level mortgages that exceed the value of the underlying property, we will assume a value of zero for purposes of the property and the mortgage in the determination of NAV. For purposes of calculating our NAV, the organization and offering expenses paid by the Adviser through the earlier of (1) the date that our aggregate NAV is at least $1.0 billion and (2) December 31, 2022 will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Adviser for such costs. For purposes of calculating our NAV, the operating expenses paid by the Adviser on our behalf through the earlier of (i) the date that our aggregate NAV is at least $500 million and (ii) December 31, 2021 will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Adviser for such costs. For purposes of calculating our NAV, stockholder servicing fees will be recognized as a liability and reflected in our NAV as and when the stockholder servicing fees become payable. The Adviser’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be reviewed by our independent valuation advisors or appraised.
Review of and Changes to Our Valuation Guidelines
Our independent valuation advisors will review our valuation guidelines and methodologies with the Adviser and our board of directors at least annually. From time to time, our board of directors, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. Any changes to our valuation guidelines require the approval of our board of directors, including a majority of our independent directors.
NAV and NAV per Share Calculation
We are offering to the public five classes of shares of our common stock: Class T shares, Class S shares, Class D shares, Class I shares and Class E shares. Our NAV for each of these share classes will be calculated by State Street. Our board of directors, including a majority of our independent directors, may replace State Street with another party, including the Adviser, if it is deemed appropriate to do so. The Adviser is responsible for reviewing and confirming our NAV and overseeing the process around the calculation of our NAV, in each case, as performed by State Street.
Each class will have an undivided interest in our assets and liabilities, other than class-specific stockholder servicing fees and management fees. In accordance with the valuation guidelines, State Street will calculate our NAV per share for each class as of the last calendar day of each month using a process that reflects several components (each as described above), including the estimated fair value of (1) each of our real properties based in part upon individual appraisal reports provided periodically by Capright, (2) our real estate-related securities for which third-party market quotes are available, (3) our other real estate-related securities, if any, (4) our property-level and entity-level debt based in part upon individual valuation reports provided periodically by Chatham, and (5) our other assets and liabilities. Because stockholder servicing fees allocable to a specific class of shares will only be included in the NAV calculation for that class, the NAV per share for our share classes may differ. Operating Partnership units will be valued in the same fashion. Our valuation procedures include the following methodology to determine the monthly NAV of the Operating Partnership and the units. The Operating Partnership has classes of units that are each economically equivalent to our corresponding classes of shares. Accordingly, on the last day of each month, the NAV per Operating Partnership unit of such units equals the NAV per share of the corresponding class. To the extent the Operating Partnership has classes of units that do not correspond to a class of our shares, such units will be valued in a manner consistent with these guidelines. The NAV of the Operating Partnership on the last day of each month equals the sum of the NAVs of each outstanding Operating Partnership unit on such day.
The NAV for each class of shares will be based on the net asset values of our investments (including real estate-related securities), the addition of any other assets (such as cash on hand), and the deduction of any liabilities (including the allocation/accrual of any performance participation to the Special Limited Partner and the deduction of any stockholder servicing fees specifically applicable to such class of shares). At the end of each month, before taking into consideration repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first calendar day of such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month. Changes in our monthly NAV includes, without limitation, accruals of our net portfolio income, interest expense, the management fee, any accrued performance participation, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV also includes material non-recurring
events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. On an ongoing basis, the Adviser will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.
The Adviser has agreed to advance all of our organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and stockholder servicing fees) through the earlier of (1) the date that our aggregate NAV is at least $1.0 billion and (2) December 31, 2022. We will reimburse the Adviser for all of the foregoing advanced expenses ratably over the 60 months following the earlier of (1) the date that our aggregate NAV is at least $1.0 billion and (2) December 31, 2022. For purposes of calculating our NAV, the organization and offering expenses paid by the Adviser through the earlier of (1) the date that our aggregate NAV is at least $1.0 billion and (2) December 31, 2022 will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Adviser for these costs.
The Adviser has agreed to advance all of our operating expenses on our behalf through the earlier of (1) the date that our aggregate NAV is at least $500 million and (2) December 31, 2021. We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following the earlier of (1) the date that our aggregate NAV is at least $500 million and (2) December 31, 2021. For purposes of calculating our NAV, the operating expenses paid by the Adviser on our behalf through the earlier of (1) the date that our aggregate NAV is at least $500 million and (2) December 31, 2021 will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Adviser for such costs.
Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities, State Street incorporates any class-specific adjustments to our NAV, including additional issuances and repurchases of our common stock and accruals of class-specific stockholder servicing fees. For each applicable class of shares, the stockholder servicing fee is calculated as a percentage of the aggregate NAV for such class of shares. The declaration of distributions will reduce the NAV for each class of our common stock in an amount equal to the accrual of our liability to pay any such distribution to our stockholders of record of each class. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.
The combination of the NAV of each class of our outstanding common stock will equal the aggregate net asset value of our assets, which will consist almost entirely of the value of our interest in the Operating Partnership, less our liabilities, including liabilities related to class-specific stockholder servicing fees and management fees. The value of our interest in the Operating Partnership is equal to the excess of the aggregate NAV of the Operating Partnership over the portion thereof that would be distributed to any limited partners other than us if the Operating Partnership were liquidated. The aggregate NAV of the Operating Partnership is the excess of the value of the Operating Partnership’s assets (including the fair value of its properties, real estate-related securities, cash and other investments) over its liabilities (including the fair value of its debt, any declared and accrued unpaid distributions, any accrued performance participation allocation and the expenses attributable to its operations). The Adviser calculates the fair value of the assets and liabilities of the Operating Partnership as directed by our valuation guidelines based upon values received from various sources, as described in more detail above.
Relationship between NAV and Our Transaction Price
The transaction price will generally equal our prior month’s NAV per share for that share class. The transaction price will be the price at which we repurchase our shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares in this offering. Although the transaction price will generally be based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share as of the date on which your purchase or repurchase occurs.
In addition, we may offer shares based on a transaction price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time.
Our transaction price will be made publicly available by posting it on our website at
www.inreit.com
and filing a prospectus supplement with the SEC, which in certain cases will be delivered directly to subscribers. Please see the “How to Subscribe” section of this prospectus for additional information on how we communicate a change in our transaction price and the timing of when we accept subscription requests.
Limits on the Calculation of Our NAV per Share
The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of our properties

(and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate properties (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor of stockholders whose shares are repurchased, existing stockholders or new purchasers of our shares, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV). See “Risk Factors—Valuations and appraisals of our properties and real estate-related securities are estimates of fair value and may not necessarily correspond to realizable value,” “—Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month” and “—It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.”
Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Adviser’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Adviser must notify our board of directors at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of directors may suspend the offering or our share repurchase plan if it determines that the calculation of NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs (
e.g.
, selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our NAV per share is not derived from the market pricing information of open-end
real estate funds listed on stock exchanges.
Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:

•	a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;

•
a stockholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	shares of our common stock would trade at their NAV per share on a national securities exchange;

•	a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares; or

•	the NAV per share would equate to a market price of an open-ended real estate fund.

March 31, 2021 NAV Per Share
NAV per share is calculated in accordance with the valuation guidelines that have been approved by our board of directors. The Advisor is ultimately responsible for determining our NAV.
Our total NAV presented in the following tables includes the NAV of our Class N common stockholders as well as partnership interests of the Operating Partnership held by parties other than our company. We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. The following table provides a breakdown of the major components of our NAV as of March 31, 2021 ($ and shares in thousands):

Components of NAV	March 31, 2021
Investments in real estate	$138,600
Investments in real estate-related securities	4,867
Investments in unconsolidated entities	106,619
Cash and cash equivalents	1,575
Restricted cash	750
Other assets	1,461
Revolving credit facility	(80,000)
Other liabilities	(1,593)
Accrued Performance Participation Allocation	(182)

Net Asset Value	$172,097

Number of outstanding shares/units	6,246

The following table provides a breakdown of our total NAV and NAV per share/unit as of March 31, 2021 ($ and shares/units in thousands, expect per share/unit data):

NAV Per Share/Unit	Class N Shares	Third- party Operating Partnership Units
Net asset value	$172,097	—
Number of outstanding shares/units	6,246	—
NAV per share/unit as of March 31, 2021	$27.5554	—
As of March 31, 2021, all outstanding shares of our common stock were Class N shares. We will disclose the NAV per share for each outstanding class of our common stock in future periods once shares of such class are outstanding.
Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the March 31, 2021 valuations, based on property types.

Property Type	Discount Rate	Exit Capitalization Rate
Healthcare	6.1%	5.6%
Office	6.8%	5.8%
Multifamily	6.0%	5.3%
Industrial	6.1%	5.4%

These assumptions are determined by Capright and reviewed by the Adviser. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Healthcare Investment Values	Office Investment Values	Multifamily Investment Values	Industrial Investment Values
Discount Rate	0.25% decrease	+2.0%	+2.2%	+2.0%	+1.9%
(weighted average)	0.25% increase	(1.9%)	(2.0%)	(1.8%)	(1.9%)
Exit Capitalization Rate	0.25% decrease	+2.9%	+3.4%	+3.1%	+3.2%
(weighted average)	0.25% increase	(2.7%)	(2.8%)	(2.8%)	(2.9%)
Historical NAV Per Share
The following table presents our historical monthly NAV per share for our Class N common stock.

Date	Class N Shares
September 30, 2020	$24.9503
October 31, 2020	$25.1650
November 30, 2020	$26.9694
December 31, 2020	$26.9342
January 31, 2021	$26.9927
February 28, 2021	$27.4484
March 31, 2021	$27.5554

Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this prospectus. In addition to historical data, this discussion contains forward-looking statements about our business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those in this discussion as a result of various factors, including but not limited to those discussed under “Risk Factors.”
Overview
We are a Maryland corporation formed on October 5, 2018. We invest primarily in stabilized, income-oriented commercial real estate in the United States in accordance with the investment objectives and strategies described elsewhere in this prospectus. We are externally managed by the Adviser. We own, and expect to continue to own, all or substantially all of our assets through the Operating Partnership, of which we are the sole general partner. We intend to qualify as a REIT for federal income tax purposes. We operated in four reportable segments during the year ended December 31, 2020: healthcare properties, industrial properties, office properties and multifamily properties.
Our board of directors will at all times have ultimate oversight and policy-making authority over us, including responsibility for governance, financial controls, compliance and disclosure. However, under our Advisory Agreement, we have delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.
We intend to contribute the net proceeds from this offering that are not used or retained to pay the fees and expenses attributable to our operations to the Operating Partnership in exchange for a corresponding number of Class T, Class S, Class D, Class I and Class E Operating Partnership units. The Operating Partnership will use the net offering proceeds received from us to make investments in accordance with our investment strategy and policies. We will use the net offering proceeds only for the purposes set forth in this prospectus and in the manner approved by our board of directors, the members of which serve as fiduciaries to our stockholders. See “Estimated Use of Proceeds.”
Other than as disclosed herein, we have not entered into any arrangements to acquire any investments with the net proceeds from this offering or from the sale of our Class N shares in our private offering. The number and type of investments that we acquire will depend upon real estate market conditions, the amount of proceeds we raise in this offering and our private offering of Class N shares and other circumstances existing at the time we are acquiring such assets.
We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate-related securities, other than those referred to in this prospectus.
Initial Public Offering
On May 14, 2021, our Registration Statement on Form S-11 with respect to this offering was declared effective by the SEC. We have registered with the SEC a public offering of up to $3.0 billion in shares of common stock, consisting of up to $2.4 billion in shares in our primary offering and up to $600 million in shares under our distribution reinvestment plan. We are offering to sell any combination of five classes of shares of our common stock in this offering: Class T shares, Class S shares, Class D shares, Class I shares and Class E shares, with a dollar value up to the maximum offering amount. The share classes have different upfront selling commissions and dealer manager fees and different ongoing stockholder servicing fees. The purchase price per share for each class of our common stock sold in this offering will vary and will generally equal our prior month’s NAV per share for such class, as determined monthly, plus any applicable upfront selling commissions and dealer manager fees.
Private Offering of Class N Shares
We are conducting a private offering of up to $400 million in Class N shares of our common stock. We are offering Class N shares in the private offering only to persons that are “accredited investors,” as that term is defined under the Securities Act and Regulation D promulgated thereunder. As of the date hereof, we have raised aggregate gross offering proceeds of approximately $164.3 million from the sale of Class N shares in the private offering.
As of the date of this prospectus, MassMutual has purchased 5,536,905 Class N shares for an aggregate purchase price of $145.8 million. We may require MassMutual to purchase up to an additional $54.2 million in Class N shares (for an aggregate purchase price of up to $200 million) at one or more additional closings held prior to September 28, 2021. In addition, Invesco Realty, Inc., has purchased 553,691 Class N shares for an aggregate purchase price of $14.6 million and members of our board of directors and employees of the Adviser or its affiliates have purchased an aggregate of 149,032 Class N shares for an aggregate purchase price of $4.0 million. We have aggregate investor commitments to purchase an additional $90.2 million of Class N common shares, including MassMutual’s commitment of $54.2 million, a commitment from affiliates of our sponsor of $6.0 million and a $30 million commitment from Invesco Realty, Inc. that collateralizes our Revolving Credit Facility (as defined in “Liquidity and Capital Resources” below). We may be required to call capital under this $30 million commitment to repay outstanding obligations under our Revolving Credit Facility in the event of default, and this commitment is not available to fund our operating or investing activities. For additional information, see “Description of Capital Stock—Class N Shares—Private Offering of Class N Shares.” See Note 8 — “Revolving Credit Facility” and Note 17 — “Subsequent Events” to our consolidated financial statements for a discussion of our borrowing arrangements.
For a discussion of our investment objectives and strategies and a detailed description of our investments in real property, unconsolidated real estate entities and real estate-related securities as of the dates of this prospectus see “Investment Portfolio.”
Factors Affecting Our Operating Results
Our results of operations are affected by a number of factors and depend on the rental income we generate from the properties that we acquire, the timing of lease expirations, operating expenses, income or loss from unconsolidated entities, general market conditions, and the competitive environment for real estate assets.
Rental Property Operating Results
We generate rental property income primarily from rental revenue received by the properties that we acquire. The amount of rental revenue depends upon a number of factors, including our ability to enter into leases with increasing or market value rents for the properties that we acquire, and rent collection, which primarily relates to each future tenant’s financial condition and ability to make rent payments to us on time. Rental property operating expenses include real estate taxes, property insurance, repairs and maintenance, property management fees, utilities and other costs associated with owning real estate.
General and Administrative
Our operating expenses include general and administrative expenses, including legal, accounting, and other expenses related to corporate governance, public reporting and compliance with the various provisions of securities laws. Increases or decreases in our operating expenses will impact our overall financial performance.

Income (Loss) From Unconsolidated Real Estate Entities, Net
We have two investments in unconsolidated real estate entities that are accounted for using the equity method of accounting. Our income or loss from these investments is reported in our consolidated income statement as income (loss) from unconsolidated real estate entities, net.
Market Conditions
The COVID-19 pandemic has slowed global economic activity, caused significant volatility in financial markets and negatively impacted most commercial real estate property types. The responses of many countries, including the United States, to the pandemic have included mandatory quarantines, restrictions on business activities, including construction activities, restrictions on group gatherings, restrictions on travel and mandatory closures. These actions are creating disruption in the global economy and supply chains and adversely impacting many industries, including owners of real estate. Moreover, there is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. economy and consumer confidence. Occupier demand and property valuations are dependent on a variety of macroeconomic factors, such as employment levels, interest rates, changes in stock market valuations, rent levels and availability of competing space. The extent to which COVID-19 impacts our results will depend on future developments, many of which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the implementation of vaccines to combat and eventually bring an end to the COVID-19 pandemic. Business disruption resulting from the COVID-19 pandemic could negatively impact our tenants’ ability to pay rent, our ability to lease vacant space, and our ability to complete development and redevelopment projects. These consequences, in turn, could materially impact our results of operations.
Competitive Environment
We face competition from a diverse mix of market participants, including but not limited to, other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. Competition from others may diminish our opportunities to acquire a desired investment on favorable terms or at all. In addition, the competition we face may put pressure on us to reduce the rental rates for the properties that we acquire below those that we expect to charge, which would adversely affect our financial results.
Proposed Changes to London Interbank Offered Rate (
“
LIBOR
”
)
In 2017, the U.K. Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of the LIBOR benchmark after 2021. This announcement indicates that the continuation of LIBOR will not be guaranteed after 2021. The Alternative Reference Rates Committee (“ARRC”), which was convened by the Federal Reserve Board and the New York Fed to help ensure a successful transition from LIBOR, has proposed that the Secured Overnight Financing Rate (“SOFR”) is the rate that represents best practice as the alternative to LIBOR for use in derivatives and other financial contracts that are currently indexed to LIBOR. ARRC has proposed a paced market transition plan to SOFR from LIBOR, and organizations are currently working on industry wide and company specific transition plans as it relates to derivatives and cash markets exposed to LIBOR. Further, on November 30, 2020, ICE Benchmark Administration (“IBA”), the administrator of LIBOR, released a consultation on its intention to cease the publication of the one week and two month U.S. Dollar (“USD”)-LIBOR settings immediately following the LIBOR publication on December 31, 2021, and the five remaining USD-LIBOR settings (overnight and one, three, six and twelve months) immediately following the LIBOR publication on June 30, 2023.
SOFR is an overnight rate unlike LIBOR which is a forward-looking term rate, making SOFR an inexact replacement for LIBOR. There is currently no perfect way to create robust, forward-looking, SOFR term rates. Market participants are still considering how various types of financial instruments and securitization vehicles should react to a discontinuation of LIBOR. It is possible that not all of our assets and liabilities will transition away from LIBOR at the same time or to the same alternative reference rate, in each case increasing the difficulty of hedging. Switching existing financial instruments and hedging transactions from LIBOR to SOFR requires calculations of a spread. Industry organizations are attempting to structure the spread calculation in an objective manner, but there is no assurance that all asset types or securitization vehicles will use the same spread. We and other market participants have less experience understanding and modeling SOFR-based assets and liabilities than LIBOR-based assets and liabilities, increasing the difficulty of investing, hedging, and risk management.
We have contracts that are indexed to LIBOR and are monitoring this activity and evaluating the related risks. However, it is not possible to predict the effect of any of these developments, and any future initiatives to regulate, reform or change the manner of administration of LIBOR could result in adverse consequences related to contracts that are indexed to LIBOR.
In October 2019, the IRS and Treasury proposed regulations that are expected to provide taxpayers relief from adverse impacts resulting from the transition away from LIBOR to an alternative reference rate. The proposed regulations make clear that a change in the reference rate (and associated alterations to payment terms) of a financial instrument is generally not considered a taxable event, provided the fair value of the modified instrument is substantially equivalent to the fair value of the unmodified instrument.
The Financial Accounting Standards Board has also issued accounting guidance that provides optional expedients and exceptions to contracts, hedging relationships and other transactions impacted by LIBOR transition if certain criteria are met.
Qualification as a REIT
We intend to elect to be taxed as a REIT, for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2020. We believe that we have been organized and will operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest. Many of the requirements for taxation as a REIT are highly technical and complex. We will monitor the business and transactions that may potentially impact our REIT status. As a REIT, we will not be subject to federal income tax with respect to the portion of our income that meets certain criteria and is distributed annually to stockholders. However, if we were to fail to meet these requirements, we could be subject to federal income tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which we fail to qualify as a REIT. We would also be disqualified for the four taxable years following the year during which REIT qualification was lost unless we were entitled to relief under specific statutory provisions.
2020 Highlights
Operating Results

•	Secured aggregate commitments to purchase $222.0 million in Class N shares in our private offering and raised net proceeds of $92.3 million from the sale of Class N shares in our private offering.

•	Entered into a $75 million revolving credit facility.

•	Declared Class N common stock distributions of $0.265 per share.

•
Generated year-to-date total return through December 31, 2020 of 8.8% for our Class N shares. Total return is calculated as the change in NAV per share during the respective periods plus any distributions per share declared in the period and assumes any distributions are reinvested in accordance with our distribution reinvestment plan.

Investments

•
Acquired one office and two industrial properties in three separate transactions for a total purchase price of $66.8 million. The acquisitions are consistent with our strategy of acquiring income-producing commercial real estate assets in growth markets across the United States.

•	Acquired a 42.5% indirect interest in 18 of the 20 medical office buildings comprising the Sunbelt Medical Office Portfolio for $77.2 million.

•	Acquired a preferred membership interest in a limited liability company that owns a multifamily property for an initial purchase price of $13.8 million.

•	Invested in real estate-related securities with a fair value of approximately $877,000 as of December 31, 2020.
Subsequent to December 31, 2020, we acquired one multifamily property for $71.1 million and a 42.5% indirect interest in the final two medical office buildings comprising the Sunbelt Medical Office Portfolio for $9.2 million. We also repaid our existing credit facility and entered into the Revolving Credit Facility. See Note 8 — “Revolving Credit Facility” and Note 17 — “Subsequent Events” to our consolidated financial statements for a discussion of our borrowing arrangements.
The following table provides information regarding our portfolio of real properties as of the date of this prospectus:

Segment and Investment	Number of Properties	Location(s)	Acquisition Date(s)	Ownership Interest	Purchase Price (in thousands)	Square Feet	Occupancy
Healthcare:
Sunbelt Medical Office Portfolio (1)	20	CA, FL, TN, TX, CO	September 2020/ December 2020/ February 2021	42.5%	$86,414	1,030,397	96%

Total Healthcare	20				86,414	1,030,397

Industrial:
Excelsior Warehouse	1	Norwalk, CA	December 2020	100%	18,594	53,527	100%
Industry Warehouse	1	Pico Rivera, CA	December 2020	100%	12,483	40,480	100%

Total Industrial	2				31,077	94,007

Office:
Willows Facility	1	Redmond, WA	December 2020	100%	35,729	80,980	100%

Total Office	1				35,729	80,980

Multifamily:
Cortona Apartments	1	St. Louis, MO	January 2021	100%	71,083	222,908	96%
San Simeon Apartments (2)	1	Houston, TX	December 2020	51.3%	13,789	511,060	93%

Total Multifamily	2				84,872	733,968

Total Investment Properties	25				$238,092	1,939,352

(1)
We hold our interest in the Sunbelt Medical Office Portfolio through a 50% ownership interest in the Invesco JV, a joint venture between the Operating Partnership and Invesco U.S. Income Fund, L.P., an

affiliate of Invesco. The Invesco JV holds an 85% ownership interest in a joint venture with Welltower, Inc., the prior owner of the Sunbelt Medical Office Portfolio. We account for our investment using the equity method of accounting. The dates of acquisition and aggregate purchase price in the table above reflect the dates of our investments and the total amount of our investment in the Invesco JV.

(2)
We have an investment, structured as a preferred membership interest, in a limited liability company that owns a multifamily property. We account for our investment in the San Simeon Apartments using the equity method of accounting. The acquisition date and purchase price in the table above reflect the date and amount of our equity investment in the limited liability company that owns the San Simeon Apartments. Purchase price represents our initial equity investment into the limited liability company and includes an interest reserve held in restricted cash of $750,000.

Results of Operations
We commenced real estate operations in September 2020. Accordingly, our results of operations for the years ended December 31, 2020 and 2019 are not comparable. We expect revenues and expenses to increase during the year ending December 31, 2021 because we will have a full year of operations in 2021 and expect to continue making additional investments.
The following table sets forth the results of our operations ($ in thousands):

	For the Year Ended December 31, 2020	For the Period October 28, 2019 (date of initial capitalization) through December 31, 2019
Revenues
Rental revenue	$36	$—

Total revenues	36	—

Expenses
Rental property operating	15	—
General and administrative	2,911	—
Depreciation and amortization	37	—

Total expenses	2,963	—

Other income (expense), net
Income (loss) from unconsolidated real estate entities, net	(120)	—
Income from real estate-related securities	8	—
Interest income	1	—
Interest expense	(288)	—

Total other income (expense), net	(399)	—

Net loss attributable to Invesco Real Estate Income Trust Inc.	(3,326)	$—
Dividends to preferred stockholders	(1)	—

Net loss attributable to common stockholders	$(3,327)	$—

Rental Revenue, Rental Property Operating Expenses and Depreciation and Amortization
In December 2020, we acquired one office and two industrial buildings in three separate transactions. We determined that each of these transactions were asset acquisitions. Each of the buildings that we acquired had a single tenant, and we assumed these single tenant leases when we acquired the buildings. We began to recognize rental revenue, rental property operating expenses and depreciation and amortization on these properties on the date of our acquisition. Our rental revenue primarily consists of fixed contractual base rent from our tenants and is recognized on a straight-line basis over the non-cancelable terms of the related leases. Our rental property operating expenses generally include the costs of ownership of real estate, including insurance, utilities, real estate taxes and repair and maintenance expense.
When we invest in a real estate transaction that we determine is an asset acquisition, we assess the fair value of acquired tangible and intangible assets and liabilities. We then allocate our purchase price to the acquired assets and assumed liabilities. Our depreciation and amortization expense is determined by the amounts that we allocate to the assets that we acquire and the liabilities that we assume as well as by the useful lives that we assign to these assets and liabilities. For additional information on our estimated useful lives by asset class, see Note 2 — “Summary of Significant Accounting Policies” to our consolidated financial statements.
General and Administrative Expenses
During the year ended December 31, 2020, our general and administrative expenses were approximately $2.9 million and consisted primarily of accounting, audit and tax fees, legal fees, other professional services fees and directors expenses. General and administrative expenses also include $1.2 million of organizational costs incurred in connection with our formation. See Note 2 — “Summary of Significant Accounting Policies” to our consolidated financial statements for further details on the accounting treatment of organization and offering costs.
Income (Loss) from Unconsolidated Real Estate Entities, Net
During the year ended December 31, 2020, our net loss from unconsolidated real estate entities totaled approximately $120,000 on two investments. We recorded a net loss of approximately $199,000 on our investment in a real estate joint venture that owns the Sunbelt Medical Office Portfolio primarily because our proportionate share of depreciation and amortization on these properties exceeded our proportionate share of operating income from these properties. We recorded net income of approximately $79,000 on our preferred membership interest investment in the limited liability company that owns the San Simeon Apartments as this investment has a current pay rate of 6.0% and a preferred accrued return of 4.0%.
Income from Real Estate-Related Securities
For the year ended December 31, 2020, we earned income from real estate-related securities of approximately $8,000 that consisted of interest income of approximately $4,000 and unrealized gains of approximately $4,000.
Interest Income
For the year ended December 31, 2020, we earned interest income of approximately $1,000 from deposits held in escrow for real estate acquisitions.
Interest Expense
For the year ended December 31, 2020, we incurred interest expense of approximately $288,000 that primarily consists of amortization of deferred financing costs of approximately $165,000 and interest expense of approximately $123,000 on loans outstanding under the Credit Facility. See “Liquidity and Capital Resources” below as well as Note 8 — “Revolving Credit Facility” and Note 17 — “Subsequent Events” to our consolidated financial statements for a discussion of our borrowing arrangements.

Liquidity and Capital Resources
Our primary needs for liquidity and capital resources are to fund our investments, to make distributions to our stockholders, to repurchase shares of our common stock under our share repurchase plan, to pay our offering costs and operating fees and expenses and to pay interest on our borrowings. We will obtain the funds required to purchase investments and conduct our operations from the net proceeds of our private offering of Class N shares, this offering and any future offerings we may conduct, from secured and unsecured borrowings from banks and other lenders and from any undistributed funds from operations. Generally, cash needs for items other than asset acquisitions are met from operations, and cash needs for asset acquisitions are funded by our private offering of Class N shares, this offering and debt financings. However, there may be a delay between the sale of our shares and our purchase of assets that could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations.
Our target leverage ratio after we have raised substantial offering proceeds and acquired a broad portfolio of real estate investments is approximately 50% to 60%. We calculate our “leverage ratio” by dividing (1) the sum of our consolidated property-level debt, entity-level debt, and allocation of debt from Affiliated Funds in which we may invest, net of cash and restricted cash, by (2) the asset value of our real estate investments and equity in our real estate-related securities portfolio (in each case measured using the greater of fair market value and cost of gross real estate), including our investments in unconsolidated real estate entities. Our leverage ratio calculation does not include (i) indebtedness incurred in connection with funding a deposit in advance of the closing of an investment, (ii) indebtedness incurred as other working capital advances, (iii) indebtedness on our real estate securities investments, or (iv) the pro rata share of debt within our unconsolidated investments. Our charter prohibits us from borrowing more than 300% of our net assets, which approximates borrowing 75% of the cost of our investments. We may exceed this limit if a majority of our independent directors approves each borrowing in excess of the limit and we disclose the justification for doing so to our stockholders.
If we are unable to raise substantial funds in this offering we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.
Our offering and operating fees and expenses include, among other things, the management fee we pay to the Adviser, the performance participation allocation that the Operating Partnership will pay to the Special Limited Partner, stockholder servicing fees we will pay to the Dealer Manager, legal, audit and valuation expenses, federal and state filing fees, printing expenses, administrative fees, transfer agent fees, marketing and distribution expenses and fees related to acquiring, financing, appraising and managing our properties. The Adviser and its affiliates provide us with our management team, including our officers and appropriate support personnel. The Adviser or the Adviser’s affiliates may provide us services that would otherwise by performed by third parties. In such event, we will reimburse the Adviser or the Adviser’s affiliate the cost of performing such services provided that such reimbursements will not exceed the amount that would be payable if such services were provided by a third party in an arms-length transaction. The Adviser has agreed to advance all of our operating expenses on our behalf through the earlier of (1) the date that our NAV reaches $500 million and (2) December 31, 2021. We will reimburse the Adviser for our advanced operating expenses ratably over the 60 months following the earlier of (1) the date that our NAV reaches $500 million and (2) December 31, 2021. We will reimburse the Adviser for any subsequent offering expenses as incurred. As of December 31, 2020, the Adviser has advanced $2.2 million of general and administrative expenses on our behalf.

The Adviser has agreed to advance all of our organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees) through the earlier of (1) the date that our NAV reaches $1.0 billion and (2) December 31, 2022. We will reimburse the Adviser for all of our advanced expenses ratably over the 60 months following the earlier of (1) the date that our NAV reaches $1.0 billion and (2) December 31, 2022. We will reimburse the Adviser for any subsequent organization and offering expenses as incurred. As of December 31, 2020, the Adviser had incurred approximately $2.1 million of organization and offering expenses on our behalf in connection with the private offering of our Class N shares that are recorded as a component of Due to affiliates on our consolidated balance sheet. The Adviser and its affiliates have also incurred offering expenses of $1.6 million and organization costs of approximately $200,000 on our behalf in connection with this public offering. We have not recorded organization and offering expenses related to this public offering in our consolidated financial statements as of December 31, 2020 because these expenses did not become our obligation until the commencement of this offering.
On September 23, 2020, the Operating Partnership entered into a $75 million revolving credit facility (the “Credit Facility”) with Bank of America, N.A. (“Bank of America”). The Credit Facility was secured by stockholder capital commitments of $127.5 million at December 31, 2020. As of December 31, 2020, the Operating Partnership had $67.7 million in outstanding loans under the Credit Facility and a total available commitment of $7.3 million. The weighted average interest rate on loans outstanding under the Credit Facility was 2.0% as of December 31, 2020. We repaid the outstanding balance of and terminated the Credit Facility on February 8, 2021.
On January 22, 2021, the Operating Partnership entered into a new $100 million revolving credit facility (the “Revolving Credit Facility”) with Bank of America. The Revolving Credit Facility is secured by a $30 million capital commitment from Invesco Realty Inc. This commitment is not available to fund our operating or investing activities. We may be required to call capital under this commitment to repay outstanding obligations under the Revolving Credit Facility in the event of default. The Revolving Credit Facility matures on January 20, 2023 with the option to extend the maturity date to January 22, 2024.
The maximum aggregate principal amount of outstanding loans under the Revolving Credit Facility is $100 million, provided that the Operating Partnership may increase the maximum aggregate principal amount of outstanding loans to up to $150 million in accordance with the terms of the Revolving Credit Facility. Borrowings under the Revolving Credit Facility bear interest, at the Operating Partnership’s option, at a rate equal to the Eurodollar rate, the LIBOR or a base rate, where the base rate is the highest of (1) federal funds rate plus 0.5%, (2) the rate of interest as publicly announced by Bank of America as its “prime rate” or (3) the Eurodollar rate plus 1.0%, in each case, plus an applicable margin that is based on our leverage ratio. Upon the termination of the use of LIBOR, borrowings under the Revolving Credit Facility will bear interest at the SOFR plus a related spread adjustment that has been selected or recommended by the relevant governmental body. We are not able to predict when LIBOR may be eliminated or discontinued.
In addition, the Operating Partnership is required to pay a quarterly commitment fee with respect to the unused portion of the Revolving Credit Facility at a rate per annum of 0.20% when usage is greater than 50% and a rate per annum of 0.25% when usage is less than or equal to 50%. As of the date of this prospectus, we have borrowed $80 million on the Revolving Credit Facility.
Other potential future sources of capital include incremental secured or unsecured financings from banks or other lenders and proceeds from the sale of assets. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not yet identified any sources for these types of financings.
We intend to elect to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2020. To qualify as a REIT, we are required to, among other things, distribute as dividends at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders and meet certain tests regarding the nature of our income and assets.

At December 31, 2020, we had cash and cash equivalents of approximately $3.0 million and restricted cash of $750,000. Our restricted cash consists of an interest reserve that we are contractually required to maintain on deposit under the terms of our preferred membership interest in the limited liability company that owns the San Simeon Apartments.
As of December 31, 2020, we had a commitment to invest $9.2 million in a real estate joint venture to fund the acquisition of the final two medical office buildings in the Sunbelt Medical Office Portfolio. We funded our commitment on February 4, 2021. In addition, we hold a preferred membership interest in an unconsolidated limited liability company that owns the San Simeon Apartments and have committed to fund improvements to the San Simeon Apartments. Under the terms of our limited liability agreement, we are required to fund these commitments as requested through December 31, 2023. As of December 31, 2020, our undrawn capital commitment was $10.6 million.
We have committed to fund up to $3.5 million of tenant leasehold improvements at our Willows Facility through December 31, 2021.
We believe that our current level of cash and borrowing capacity under our Revolving Credit Facility, together with expected future cash flows from the private offering of our Class N shares, this public offering and future operations, will be sufficient to meet the needs of our existing operations and planned requirements for the foreseeable future.
Cash Flows
The following table provides a breakdown of the net change in our cash and cash equivalents and restricted cash ($ in thousands):

	For the Year Ended December 31, 2020	For the Period October 28, 2019 (date of initial capitalization) through December 31, 2019
Cash flows provided by operating activities	$560	$—
Cash flows used in investing activities	(156,995)	—
Cash flows provided by financing activities	159,953	200

Net increase in cash and cash equivalents and restricted cash	$3,518	$200

Operating Activities
— Net cash provided by operating activities of $0.6 million for the year ended December 31, 2020, consists of our net loss of $3.3 million adjusted for non-cash items and changes in assets and liabilities. The change in our assets and liabilities is primarily due to the timing of cash receipts and cash payments, including amounts we owe our affiliates. We commenced operations in September 2020; accordingly, net cash provided by operating activities does not reflect a full year of operations.
Investing Activities
— We used net cash of $157 million during the year ended December 31, 2020, primarily to make investments of $157.8 million in unconsolidated real estate entities, real estate and real-estate related securities. Cash used to fund these investments was partially offset by cash distributions from unconsolidated real estate entities of approximately $829,000.
Financing Activities
— Our financing activities provided net cash of $160 million for the year ended December 31, 2020. Our primary sources of cash from financing activities were net proceeds from the issuance of our common stock of $93.1 million and net proceeds from borrowings under the Credit Facility of $67.1 million.

Subsequent to December 31, 2020, we issued 2,635,926 Class N shares in our private offering of Class N shares for $71.1 million, including 2,289,448 shares sold to MassMutual for $61.7 million. Subsequent to December 31, 2020, Invesco Realty, Inc. purchased 228,945 Class N shares for $6.2 million and members of our board of directors and employees of the Adviser or its affiliates purchased 117,533 shares for $3.2 million. The shares sold to MassMutual subsequent to December 31, 2020 will be classified as redeemable common stock as described in Note 10 — “Redeemable Common Stock” to our consolidated financial statements.
Critical Accounting Policies
Below is a discussion of our critical accounting policies. We consider these policies critical because they involve significant judgments and assumptions and require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. Our accounting policies have been established to conform with GAAP. The preparation of the financial statements in accordance with GAAP requires us to use judgments in the application of such policies. These judgments will affect our reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.
Principles of Consolidation and Variable Interest Entities
We consolidate entities in which we have a controlling financial interest. In determining whether we have a controlling financial interest in a partially owned entity, we consider whether the entity is a variable interest entity (“VIE”) and whether we are the primary beneficiary. We are the primary beneficiary of a VIE when we have both the power to direct the most significant activities impacting the economic performance of the VIE and the obligation to absorb losses or receive benefits significant to the VIE.
We apply the equity method of accounting if we have significant influence over an entity, typically when we hold 20% or more of the voting common stock (or equivalent) of an investee but do not have a controlling financial interest. In certain circumstances, such as with investments in limited liability companies or limited partnerships, we apply the equity method of accounting when we own as little as three to five percent.
We have an investment in a limited liability company that is structured as preferred membership interest, and our equity interest is structured to receive a fixed return. Accordingly, we do not participate in any economic upside or downside of the limited liability company. Further, because there is a mandatory redemption feature associated with our preferred membership interest, our future involvement with the limited liability company is limited. We have concluded that the limited liability company is a VIE and that we are not the primary beneficiary because we do not have the power to direct the activities of the VIE that most significantly impact its economic performance. Our economic risk with respect to our investment is limited to our equity ownership and any uncollected distributions.
Purchase Price Allocation of Acquired Real Estate
We generally account for the acquisition of real estate as an asset acquisition which requires that we assess the fair value of acquired tangible and intangible assets and liabilities (including land, buildings, tenant improvements, above-market and below-market leases, acquired in-place leases, other identified intangible assets and assumed liabilities) and allocate the purchase price to the acquired assets and assumed liabilities. The cost of the acquisition is then allocated to the assets acquired and liabilities assumed based on their relative estimated fair values. We assess relative fair value based on estimated cash flow projections that utilize discount and/or capitalization rates that we deem appropriate, as well as other available market information. We estimate future cash flows based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions.

The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. We also consider an allocation of purchase price to acquired intangibles, including acquired in-place leases that may have a customer relationship intangible value, including but not limited to the nature and extent of the existing relationship with the tenants, the tenants’ credit quality and expectations of lease renewals.
We record acquired above-market and below-market leases at their fair values (using a discount rate that reflects the risks associated with the leases acquired) equal to the difference between (1) the contractual amounts to be paid under each in-place lease and (2) management’s estimate of fair market lease rates for each corresponding in-place lease, measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases. Other intangible assets acquired include amounts for in-place lease values that are based on our evaluation of the specific characteristics of each tenant’s lease. Factors to be considered include estimates of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. When estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, depending on local market conditions. When estimating costs to execute similar leases, we consider leasing commissions, legal and other related expenses.
Impairment of Investments in Real Estate
We review our real estate properties for indicators of impairment each quarter or when there is an event or change in circumstances that indicates an impaired value. We assess recoverability based on the estimated undiscounted future cash flows expected to be generated from the operation and eventual disposition of our properties over the period we expect to hold the properties. Our estimate of undiscounted future cash flows includes, but is not limited to, factors such as market conditions, rental prices, hold period and occupancy levels. These assumptions could differ materially from actual results. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value of our investment, we recognize an impairment loss. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value, or fair value, less cost to sell, if classified as held for sale. If we change our strategy or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized, and such loss could be material to our results. If we determine that an impairment has occurred, we reduce the affected assets to their fair value or fair value, less cost to sell if classified as held for sale.
Impairment of Investments in Unconsolidated Real Estate Entities
We evaluate the carrying amount of our investment in an unconsolidated real estate entity for potential indicators of impairment if the carrying amount of our investment exceeds its fair value. We record an impairment charge when we determine an impairment is other-than-temporary. To determine whether impairment is other-than-temporary, we consider whether we have the ability and intent to hold the investment until the carrying amount is fully recovered. The evaluation of an investment in an unconsolidated real estate entity for potential impairment can require us to exercise significant judgment.
Rental Revenue and Collectability
We recognize rental revenue on our leases based on a number of factors, including the initial determination that the contract is or contains a lease. Generally, all of our contracts are, or contain leases, and therefore revenue is recognized when the lessee takes possession of or controls the physical use of the leased assets. In most instances this occurs on the lease commencement date. At the inception of a new lease, including new leases that arise from amendments, we assess the terms and conditions of the lease to determine the proper lease classification.
A lease is classified as an operating lease if none of the following criteria are met: (i) ownership transfers to the lessee at the end of the lease term, (ii) the lessee has a purchase option that is reasonably expected to be exercised, (iii) the lease term is for a major part of the economic life of the leased property, (iv) the present value of the future lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the leased property, and (v) the leased property is of such a specialized nature that it is expected to have no future alternative use to us at the end of the lease term. If one or more of these criteria are met, the lease will generally be classified as a sales-type lease, unless the lease contains a residual value guarantee from a third party other than the lessee, in which case it would be classified as a direct financing lease under certain circumstances.
Rental revenue primarily consists of fixed contractual base rent arising from tenant leases at our industrial and office properties under operating leases. Revenue under operating leases that are deemed probable of collection, is recognized as revenue on a straight-line basis over the non-cancelable term of the related leases. For leases that have fixed and measurable rent escalations, the difference between such rental income earned and the cash rent due under the provisions of the lease is recorded in the consolidated balance sheets. For leases that are deemed not probable of collection, revenue is recorded as the lesser of (i) the amount which would be recognized on a straight-line basis or (ii) cash that has been received from the tenant, with any tenant and deferred rent receivable balances charged as a direct write-off against rental income in the period of the change in the collectability determination. Our estimate of collectability includes, but is not limited to, factors such as the tenant’s payment history, financial condition, industry, and geographic area. These estimates could differ materially from actual results.
Pending Accounting Pronouncements
See Note 2 — “Summary of Significant Accounting Policies” to our consolidated financial statements for a discussion of pending accounting pronouncements.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements that are reasonably likely to have a material current or future effect on our financial condition, revenues or results of operations, liquidity, capital expenditures or capital resources other than those described in the table below.
Contractual Obligations
The following table aggregates our contractual obligations and commitments with payments due subsequent to December 31, 2020 ($ in thousands):

Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Credit Facility (1)	$67,700	$67,700	$—	$—	$—
Interest expense on Credit Facility (1)	983	983	—	—	—
Capital commitment to real estate joint venture (2)	9,220	9,220	—	—	—
Commitment to fund property improvements (3)	10,645	5,118	5,378	149	—
Tenant improvement allowance (4)	3,501	3,501	—	—	—

Total	$92,049	$86,522	$5,378	$149	$—

(1)
Interest expense on the Credit Facility is calculated based on principal outstanding of $67.7 million at the weighted-average interest rate of 2.0% at December 31, 2020 through the maturity date of September 22, 2021. On January 28, 2021 and February 3, 2021, we paid $52.0 million and $15.7 million, respectively, to repay our Credit Facility. The Credit Facility was terminated on February 8, 2021. See Note 8 — “Revolving Credit Facility” and Note 17 — “Subsequent Events” to our consolidated financial statements for a discussion of our current borrowing arrangements.

(2)
We have invested in a real estate joint venture that is structured as a partnership. As of December 31, 2020, we had a commitment to invest $9.2 million in the partnership to fund the acquisition of the final two medical office buildings in the Sunbelt Medical Office Portfolio. We funded our commitment on February 4, 2021. See Note 4 — “Investments in Unconsolidated Real Estate Entities,” Note 14 — “Commitments and Contingencies” and Note 17 — “Subsequent Events” to our consolidated financial statements for a discussion of our investment in the joint venture and our capital commitment.

(3)
We hold a preferred membership interest in the unconsolidated limited liability company that owns the San Simeon Apartments and have committed to fund an additional $10.6 million to the San Simeon Apartments. Under the terms of the limited liability company agreement, we are required to fund our commitment as requested through December 31, 2023. We have attributed the total undrawn capital commitment based on the capital expenditure budget for the property. See Note 4 — “Investments in Unconsolidated Real Estate Entities” and Note 14 — “Commitments and Contingencies” to our consolidated financial statements for a discussion of our preferred membership interest and capital commitment.

(4)	We have committed to fund up to $3.5 million of tenant leasehold improvements at our Willows Facility through December 31, 2021.
The Adviser has advanced $2.2 million of general and administrative expenses and $2.1 million of organization and offering expenses on our behalf with respect to the private offering of our Class N shares as of December 31, 2020. We will reimburse the Adviser for such advanced operating expenses ratably over the 60 months following the earlier of (1) the date that our NAV reaches $500 million and (2) December 31, 2021. We will reimburse the Adviser for all such advanced private offering organization and offering expenses ratably over the 60 months following the earlier of (1) the date that our NAV reaches $1.0 billion and (2) December 31, 2022. We have excluded the amounts due to the Adviser from the table above as these obligations do not have fixed and determinable payments.
Quantitative and Qualitative Disclosures about Market Risk
The primary components of our market risk are related to interest rates, credit and real estate values. While we do not seek to avoid risk completely, we believe that risk can be quantified from historical experience, and we seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.
For additional discussion of market risk associated with the COVID-19 pandemic, see “Risk Factors.”
Interest Rate Risk
Interest rate risk is highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. We are subject to interest rate risk in connection with the Credit Facility and our investments in real estate securities. We are also subject to interest rate risk through our investments in unconsolidated real estate entities that have been financed with floating rate debt. We seek to manage our exposure to interest rate risk by utilizing a combination of fixed- and floating-rate financing with staggered maturity dates. Additionally, we may hedge our interest rate risk by using derivative contracts to fix or cap the interest expense on a portion of our floating-rate debt. We did not have any derivatives as of December 31, 2020.
As of December 31, 2020, we had borrowed $67.7 million under the Credit Facility. The interest rate on the Credit Facility is indexed to one-month U.S. Dollar denominated LIBOR (“Reference Rate”) with a 0.50% floor on the Reference Rate. As of December 31, 2020, a 10% increase in the Reference Rate would have no effect on our interest expense because the Reference Rate would still be below the 0.50% floor.
We have invested a portion of our portfolio in fixed rate real estate debt securities and intend to invest in both fixed and floating rate real estate debt securities in the future. On floating-rate securities, our net income will increase or decrease depending on interest rate movements. Additionally, interest rate movement can impact the valuation of debt securities depending on various aspects of the instrument, including, but not limited to, the credit rating, duration and structure of the interest rate payments.
Credit Risk
We are exposed to credit risk with respect to the tenants that occupy properties we own. To mitigate this risk, we undertake a credit evaluation of major tenants prior to making an investment. This analysis includes extensive due diligence of a potential tenant’s creditworthiness and business, as well as an assessment of the strategic importance of the property to the tenant’s core business operations.
Additionally, we are exposed to credit risk in the real estate-related debt investments that we make with respect to a borrower’s ability to make required interest and principal payments on scheduled due dates. We manage this risk by conducting a credit analysis prior to making an investment and by actively monitoring our portfolio and the underlying credit quality, including subordination and diversification of our real estate-related debt portfolio. In addition, we re-evaluate the credit risk inherent in our investments on a regular basis under fundamental considerations such as gross domestic product, unemployment, interest rates, retail sales, store closing/openings, corporate earnings, housing inventory, affordability and regional home price trends.
Finally, we may be exposed to counterparty credit risk under the terms of a derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.
Real Estate Market Value Risk
Commercial property values are subject to volatility and may be adversely affected by a number of factors, including but not limited to: national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes.

PRIOR PERFORMANCE
The information presented in this section presents the historical experience of real estate investment programs (excluding separately managed accounts and co-investment
accounts unless otherwise noted) sponsored in the last ten years by Invesco and its affiliates, which we refer to as
“
prior programs
.
”
Our structure and investment strategy are different from these prior programs and our performance will depend on factors that may not be applicable to or affect the performance of these other prior programs. Further, the vast majority of the prior programs discussed in this section were conducted through privately-held entities that were not subject to all of the laws and regulations that will apply to us as a publicly offered REIT. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in the prior programs
.
The Prior Performance Tables included in this prospectus, beginning on page
A-1,
include further information regarding certain prior programs. References herein to Invesco include its affiliates.
Capital Raising
Invesco has prior programs that invest primarily in real property and programs that invest primarily in real estate-related debt.
During the
ten-year
period ended December 31, 2020, Invesco sponsored 41 prior programs. Of these prior programs, one is a public REIT listed on the New York Stock Exchange (“NYSE”) focused on investing in and managing residential and commercial mortgage-backed securities and other mortgage related assets, and 40 are private programs that invest in real property and real estate-related debt. Invesco also raised capital for numerous separately managed accounts and co-investment
accounts during this period. In the aggregate, Invesco raised approximately $23.5 billion from approximately 590 investors from its private prior programs during this period. Additionally, Invesco raised approximately $3 billion from its public prior program during this period. The public prior programs sponsored by Invesco and its affiliates do not include a date or time period in its offering materials at which the program might be liquidated.
Please see “Appendix A: Prior Performance Tables—Table I” for more detailed information about fund raising for certain prior Invesco real estate programs during the three-year period ended December 31, 2020.
Investments
During the
ten-year
period ended December 31, 2020, prior programs made investments in over 550 real estate properties with an aggregate investment amount of approximately $24.7 billion. Invesco’s prior public program does not have any investments in real property. The table below provides details about the location and aggregate dollar amount of these properties.

	Property Investments
Location	Number	Cost*
		(In thousands)
United States	368	$12,639,388
Europe	130	7,601,063
Asia Pacific	59	4,467,154

	557	$24,707,605

(*)	Represents the programs’ equity investments.

The following table sets forth a breakdown of the aggregate investments in real property (based on the dollar amount of investments) made by prior programs, categorized by property type, as of December 31, 2020.

Type of Property	Total (*)
Office	42%
Residential (including multi-family)	23%
Industrial	15%
Retail	13%
Leisure and Hospitality	3%
Other	4%

Total	100%

(*)	Approximately 18% of total properties were development properties requiring construction.
Sales and Dispositions
Approximately 510 investments in real property and portfolio companies have been disposed of by prior programs during the ten-year
period ended December 31, 2020. The aggregate net sales proceeds from such dispositions was approximately $12.2 billion and the aggregate original cost was approximately $9.0 billion.
Please see “Appendix A: Prior Performance Tables—Table III” for information about the operating results of certain prior programs, the offerings of which are open or closed in the five years ended December 31, 2020.
Investment Objectives
We consider a prior program to have an investment objective similar to that of our real estate portfolio if the program seeks steady income and potential capital appreciation by investing primarily in stabilized or substantially stabilized real estate. Approximately 63% of the aggregate funds raised during the ten-year period ended December 31, 2020 from investors by all of the prior programs were invested in prior programs with investment objectives similar to that of our real estate portfolio.
The aggregate cost of the underlying properties of the prior programs with similar investment objectives is about 78% of the total aggregate cost incurred by all of the prior programs during the ten-year
period ended December 31, 2020. During the
ten-year
period ended December 31, 2020, 223 investments in real property have been disposed of by prior programs with similar investment objectives to ours. The aggregate net sales proceeds of such properties was approximately $6.0 billion and the aggregate original cost was approximately $4.8 billion.
Prior Program Summary
Invesco sponsored and managed 41 prior programs that invest primarily in real property and real estate-related debt (including related parallel funds and alternative investment vehicles and excluding separately managed accounts and co-investment
accounts) that were in their investment or operational phases during the ten-year
period ended December 31, 2020. Two of the prior programs, Invesco Mortgage Capital, Inc. and Invesco Commercial Mortgage Income Fund, L.P., invest primarily in mortgages and mortgage-related securities, while the remaining prior programs invest primarily in real estate. As noted under “—Investment Objectives,” not all of these prior programs have investment objectives similar to ours.

The table below sets forth summary information regarding the prior programs as of December 31, 2020.

Fund	Primary Location of Investments	Fund Launch Date	Fundraising Close Date	Funds Raised
Invesco Mortgage Capital, Inc.	United States	June 2008	Public	$3,726,723,389
Invesco Core Real Estate - U.S.A., L.P.	United States	September 2004	Open-Ended	$9,517,138,679
Invesco U.S. Income Fund, L.P.	United States	November 2013	Open-Ended	$1,232,079,302
Invesco Commercial Mortgage Income Fund, L.P.	United States	September 2017	Open-Ended	$1,631,200,000
Invesco Real Estate Fund I, L.P.	United States	April 2003	April 2004	$319,287,525
Invesco Real Estate Fund II, L.P.	United States	May 2007	June 2008	$453,159,500
Invesco Real Estate Fund III, L.P.	United States	December 2011	June 2013	$340,000,000
Invesco U.S. Value-Add Fund IV, L.P.	United States	April 2015	February 2016	$755,000,000
Invesco U.S. Value-Add Fund V, L.P.	United States	July 2017	January 2019	$880,800,000
Invesco Mortgage Recovery Master Fund, L.P.	United States	September 2009	March 2010	$1,465,550,000
Invesco Mortgage Recovery Fund II L.P.	United States and Europe	October 2014	April 2016	$334,018,854
Invesco Strategic Opportunities III, L.P.	United States and Europe	June 2018	August 2019	$499,700,000
Invesco Real Estate – European Fund FCP-SIF	Europe	November 2008	Open-Ended	€4,035,810,146
Invesco Real Estate - European Living Fund FCP – RAIF	Europe	November 2020	Open-Ended	€138,000,000
Invesco Real Estate – UK Residential Fund SCSp	Europe	December 2016	Open-Ended	€494,250,000
Invesco Real Estate Finance Fund (GBP), SLP	Europe	October 2020	Raising Capital	€213,300,000
Invesco Real Estate – European Value Add Fund SCSp	Europe	October 2015	July 2017	€327,000,000
Invesco Real Estate – European Value Add Fund II SCSp	Europe	February 2019	Raising Capital	€553,770,000
Invesco Real Estate – European Hotel Fund FCP-RAIF	Europe	June 2017	Open-Ended	€636,700,000
Invesco Real Estate European Hotel Real Estate Fund SICAV	Europe	December 2007	August 2010	€350,000,000
Invesco Real Estate – European Hotel Real Estate Fund II FCP-SIF	Europe	February 2011	September 2013	€206,500,000
IRE Wohnprojekte Deutschland REV (1)	Europe	June 2013	September 2015	€135,000,000
Invesco Real Estate – UK III Fund FCP-SIF	Europe	August 2010	August 2010	€100,000,000
VV Immobilien & Co. Zentral Europa KG	Europe	October 1998	April 1999	€75,159,906
Central European Real Property S.L.	Europe	November 2004	November 2005	€205,031,612
Invesco Property Income Trust Limited	Europe	September 2004	December 2016	£157,000,000
IVZ Immobilien Verwaltungs GmbH & Co. Südeuropa KG	Europe	February 2000	April 2004	€150,003,980
European Property Fonds (2)	Europe	October 2000	September 2002	€135,708,591

172

Fund	Primary Location of Investments	Fund Launch Date	Fundraising Close Date	Funds Raised
Invesco Immobilien Fonds FCP-SIF – Invesco MEAG US Immobilien Fonds IV	United States	July 2010	April 2012	$170,847,573
VV Immobilien GmbH & Co. US City KG	United States	October 1998	October 1998	€178,177,985
VV Immobilien GmbH & Co. United States KG	United States	January 1996	January 1996	€65,343,102
HVH Immobilien- und Beteiligungs GmbH (LP)	Europe	April 2002	April 2002	€143,002,000
Invesco Real Estate Asia Fund, FCP-SIF	Asia Pacific	February 2014	Raising Capital	$2,245,889,795
Invesco Asia Real Estate Fund I L.P	Asia Pacific	October 2008	March 2010	$113,000,000
Invesco Asian Real Estate Partners II, L.P	Asia Pacific	September 2007	September 2008	¥42,737,975,951
Invesco Asian Real Estate Partners II (USD ), L.P	Asia Pacific	September 2007	September 2008	$295,215,431
Invesco Asia Real Estate Fund III , L.P	Asia Pacific	August 2015	Raising Capital	$160,000,000
Invesco Real Estate Asia Fund IV, L.P	Asia Pacific	November 2019	Raising Capital	$600,000,000
Invesco Office J-REIT, Inc	Asia Pacific	June 2014	Open-Ended	¥111,347,459,000
Invesco Japan Real Estate Value Added II Yugen Kaisha	Asia Pacific	March 2005	August 2005	¥30,000,000,000
Invesco Japan Real Estate VA III Yugen Kaisha	Asia Pacific	November 2006	November 2006	¥52,631,578,947

(1)	IRE Wohnprojekte Deutschland REV does not have a separate legal entity and is managed by Institutional Investment—Partners GmBH as Alternative Investment Fund Manager.
(2)	European Property Fonds does not have a separate legal entity and is managed by BNP Paribas REIM Germany GmbH as Alternative Investment Fund Manager.
Material Adverse Developments on Prior Programs
Invesco has invested in real estate over the past 38 years through various economic cycles, including the global financial crisis. Adverse business developments in the prior programs described above were generally the result of broader economic distress (
e.g
., the global financial crisis, periods of increased volatility) or other factors that are immaterial to investors in this offering (
e.g.
,
ground-up
construction, distress in international markets where we are not expected to invest). Specific instances of such temporary adverse developments are discussed below.
During the global financial crisis of 2008 and 2009, the U.S. and international markets experienced high volatility, significant declines in real estate values, severe disruptions in the credit and capital markets and deteriorated property operating fundamentals. As a result, valuations of certain of the prior programs during this period were reduced. While such real estate programs were formed primarily to make opportunistic real estate investments, and have different investment objectives than ours, virtually the entire real estate industry globally, including such programs, suffered during the financial crisis.
Additionally, the prior programs have from time to time realized losses on certain investments, had tenants file for protection from creditors under the bankruptcy code, tenants vacate facilities prior to or at the end of, or cease operations during, a lease term, and litigation with tenants involving lease defaults and sales of properties. These developments caused a reduction in cash flow and an increase in administrative expenses during certain periods.

Invesco Real Estate Fund I, LP (IREF I) raised $319 million of investor equity and commenced investing in 2005. See “Appendix A: Prior Performance Tables—Table IV” for information about IREF I’s annualized return on investment. IREF I’s overall return included realized losses on four investments within our investment strategy that the fund acquired from 2005 through 2007. The four investments incurred total realized losses of $53 million.
Invesco Real Estate Fund II, LP (IREF II) raised $453 million of investor equity and commenced investing in 2007. See “Appendix A: Prior Performance Tables—Table IV” for information about IREF II’s annualized return on investment. IREF II’s overall return included realized losses on five investments within our investment strategy that the fund acquired in 2007 and 2008. The five investments incurred total realized losses of $67 million.
Invesco Real Estate Fund III, LP (“IREF III”) raised $344 million of investor equity and commenced investing in 2012. See “Appendix A: Performance Tables – Table IV” for more information about IREF III’s annualized return on investment. IREF III’s overall return included realized losses on one investment within our investment strategy that the fund acquired in 2012. The one investment incurred total realized losses of $4 million.
Upon written request, you may obtain, without charge, a copy of the most recent Form
10-K
annual report filed with the SEC by any public program described above. We will provide exhibits to each such filing upon payment of a reasonable fee for copying and mailing expenses. These reports and exhibits, as well as other reports required to be filed with the SEC, are also available at the SEC’s website at www.sec.gov.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of May 1, 2021, information regarding the number and percentage of shares owned by each director, our named executive officers, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the persons named below is in care of our principal executive offices at 2001 Ross Avenue, Suite 3400, Dallas Texas 75201.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Directors and Named Executive Officers:
R. Scott Dennis (1)	7,449	*
R. Lee Phegley, Jr.	—	*
Paul S. Michaels (2)	27,685	*
Beth A. Zayicek	3,725	*
James H. Forson	4,587	*
R. David Kelly (3)	4,404	*
Paul E. Rowsey	15,426	*
J. Ray Nixon	8,341	*
All current executive officers and directors as a group (8 persons)	71,617	1%
Beneficial Owner of More Than 5% of Outstanding Shares
Massachusetts Mutual Life Insurance Company	5,536,905	89%
Invesco Realty, Inc.	553,690	9%

*	Represents less than 1%.
(1)	Shares are owned by Dennis Family Partners, Ltd., a limited partnership which is indirectly owned by R. Scott Dennis and his wife and controlled by R. Scott Dennis.
(2)	Shares are owned by P&L Michaels Investments LLC, a limited liability company which is owned and controlled by Paul S. Michaels and his wife.
(3)	Includes 2,820 shares held by the Ralph David Kelly Revocable Trust, of which R. David Kelly is the grantor and trustee.

DESCRIPTION OF CAPITAL STOCK
We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement upon request. See the “Where You Can Find More Information” section below.
Under our charter, we have authority to issue a total of 3,700,000,000 shares of capital stock. Of the total shares of stock authorized, 3,600,000,000 shares are classified as common stock with a par value of $0.01 per share, 600,000,000 of which are classified as Class T shares, 600,000,000 of which are classified as Class S shares, 600,000,000 of which are classified as Class D shares, 600,000,000 of which are classified as Class I shares, 600,000,000 of which are classified as Class E shares, and 600,000,000 of which are classified as Class N shares, and 100,000,000 shares are classified as preferred stock with a par value $0.01 per share, of which 125 shares are designated as 12.5% Series A Redeemable Cumulative Preferred Stock. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
Common Stock
Subject to the restrictions on ownership and transfer of stock set forth in our charter and except as may otherwise be specified in our charter, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. The holders of common stock vote together as a single class on all actions to be taken by the stockholders; provided, however, that with respect to (1) any amendment of our charter that would materially and adversely affect the rights, preferences and privileges of only a particular class of common stock, (2) any matter submitted to stockholders that relates solely to a particular class of common stock or (3) any matter submitted to stockholders in which the interests of a particular class of common stock differ from the interests of all other classes of common stock, only the affirmative vote of the holders of a majority of such affected class of common stock, with no other class of common stock voting except such affected class of common stock voting as a separate class, will be required.
Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restriction on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors (or a committee of the board of directors) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable.
Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of stock that we issue.
Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any new class or series of shares of stock.
We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.
Class T Shares
Each Class T share issued in the primary offering is subject to an upfront selling commission of up to 3.0%, and an upfront dealer manager fee of 0.5%, of the transaction price of each Class T share sold in the offering on the date of the purchase, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.
We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares. For each Class T share, this stockholder servicing fee consists of an advisor stockholder servicing fee and a dealer stockholder servicing fee. We expect that generally the advisor stockholder servicing fee will equal 0.65% per annum and the dealer stockholder servicing fee will equal 0.20% per annum, of the aggregate NAV for each Class T share. However, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
The upfront selling commission and dealer manager fee are each not payable in respect of any Class T shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the stockholder servicing fee payable with respect to all our outstanding Class T shares.
We will cease paying the stockholder servicing fee with respect to any Class T share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class T share will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) over approximately seven years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $25.00 per share.
Class S Shares
Each Class S share issued in the primary offering is subject to an upfront selling commission of up to 3.5% of the transaction price of each Class S share sold in the offering on the date of the purchase. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers. No upfront dealer manager fees are paid for sales of any Class S shares.

We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
The upfront selling commission is not payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the stockholder servicing fee payable with respect to all our outstanding Class S shares.
We will cease paying the stockholder servicing fee with respect to any Class S share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class S share will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share over approximately seven years from the date of purchase, assuming payment of the full upfront selling commissions, opting out of the distribution reinvestment plan and a constant NAV of $25.00 per share.
Class D Shares
Each Class D share issued in the primary offering is subject to an upfront selling commission of up to 1.5% of the transaction price of each Class D share sold in the offering on the date of the purchase. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers. No upfront dealer manager fees are paid for sales of any Class D shares.
We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
The upfront selling commission is not payable in respect of any Class D shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the stockholder servicing fee payable with respect to all our outstanding Class D shares.
Class D shares are generally available for purchase in this offering only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.
We will cease paying the stockholder servicing fee with respect to any Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class D share will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class D share over approximately 30 years from the date of purchase, assuming opting out of the distribution reinvestment plan and a constant NAV of $25.00 per share.
Class I Shares
No upfront selling commissions or dealer manager fees or stockholder servicing fees are paid for sales of any Class I shares.
Class I shares are generally available for purchase in this offering only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of the Adviser, Invesco or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (6) other categories of investors that we name in an amendment or supplement to this prospectus.
Class E Shares
No upfront selling commissions or dealer manager fees or stockholder servicing fees are paid for sales of any Class E shares.
Class E shares are generally available for purchase in this offering by (1) our executive officers and directors and their immediate family members, (2) officers and employees of the Adviser and (3) Other Invesco Accounts.
Class N Shares
As of the date hereof, there were 6,246,661 Class N shares issued and outstanding, all of which were issued as described below. No Class N shares are being sold in this offering. We will not pay any stockholder servicing fees with respect to our Class N shares and we will not begin paying our Adviser a management fee with respect to our Class N shares until January, 2030, the ten-year anniversary of the commencement of our private offering of Class N shares. See “Compensation.” Holders of Class N shares are entitled to receive distributions at the same rate applicable to other classes of our common stock, except with regard to deductions based on class-specific fees and expenses. Holders of the Class N shares are entitled to the same voting rights as holders of other classes of our common stock. Upon the commencement of this offering, we will exchange any shares of Class N common stock held by our directors and by employees of our Adviser into shares of our Class E common stock.
Private Offering of Class N Shares
We are conducting a private offering of up to $400,000,000 in Class N shares of our common stock. We are offering shares of our common stock for sale in the private offering only to persons that are “accredited investors,” as that term is defined under the Securities Act and Regulation D promulgated thereunder. Our Class N shares were initially sold at a price per Class N share of $25.00. Thereafter, they have been, and will continue to be, sold at a price per Class N share equal to our NAV per Class N share. As of the date hereof we have received aggregate gross offering proceeds of approximately $164.3 million from the sale of Class N shares in the private offering.

As of the date hereof we have sold Class N shares in the private offering as follows:

•
MassMutual has purchased 5,536,905 Class N shares, for an aggregate purchase price of $145.7 million. We may require MassMutual to purchase up to an additional $54.3 million in Class N shares (for an aggregate purchase price of up to $200 million) at one or more additional closings held prior to September 28, 2021 (the
12-month
anniversary of MassMutual’s initial purchase of Class N shares). As discussed below, we have agreed to grant MassMutual certain registration and repurchase rights in connection with the Class N shares it purchases. MassMutual has a material financial interest in and the right to designate a member of the board of directors of our sponsor, Invesco.

•
Invesco Realty, Inc., an affiliate of Invesco, has purchased 553,690 Class N shares, for an aggregate purchase price of $14.6 million. We may require Invesco Realty, Inc. to purchase up to an additional $5.4 million in Class N shares (for an aggregate purchase price of up to $20 million) at one or more additional closings held prior to September 28, 2021.

•	Five of our directors have purchased an aggregate of 53,834 Class N shares for an aggregate purchase price of $1.4 million

•	Certain employees of the Adviser or its affiliates have purchased an aggregate of 95,211 Class N shares for an aggregate purchase price of $2.6 million
MassMutual Registration Rights
We have entered into an exchange and registration rights agreement with MassMutual (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, after September 28, 2025, the fifth anniversary of the initial sale of Class N shares to MassMutual, MassMutual may require us to exchange all or a portion of its Class N shares for shares of our common stock of any of the classes being sold in this offering, and file with the SEC, and maintain the effectiveness of (for no longer than three years), one or more registration statements registering the offer and sale of the new shares issued in such exchanges. MassMutual’s rights under the Registration Rights Agreement will terminate at any time that its aggregate shares of our common stock have an aggregate NAV per share of less than $20 million. We will have no obligation to assist MassMutual in the marketing or distribution of any shares registered for sale pursuant to the Registration Rights Agreement. We will pay all costs and expenses related to the performance of our obligations under the Registration Rights Agreement up to a maximum of $1.0 million.
MassMutual Repurchase Rights
The Class N shares acquired by MassMutual and any other shares of our common stock held by MassMutual (collectively, “MassMutual Shares”) will not be eligible for repurchase by us until the earlier to occur of (i) the third anniversary of the date we commence this public offering, and (ii) the date that our aggregate NAV is at least $1.5 billion. Following such period, we will repurchase MassMutual Shares upon written request of MassMutual on a monthly basis at a price per share equal to the NAV per share for the class of shares being repurchased as of the last day of the immediately preceding month. The repurchase price of MassMutual Shares may never be less than the applicable NAV per share for the month immediately preceding the month in which the repurchase occurs.
The aggregate amount (based upon aggregate repurchase price) of MassMutual Shares that we are required to repurchase in any month will be limited to no more than the lesser of (i) 15% of the net proceeds to us from the sale of shares of common stock in this offering to persons other than MassMutual and its affiliates in the month immediately preceding the month in which MassMutual’s repurchase request is timely submitted, and (ii) 1.5% of our aggregate NAV as of the last day of the month immediately preceding the month in which MassMutual’s repurchase request is timely submitted.
MassMutual Shares are not eligible for repurchase pursuant to our share repurchase plan, as described elsewhere in this prospectus.

Other Terms of Common Stock
If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such shares would exceed the applicable limit as described in the “—Class T Shares,” “—Class S Shares” and “—Class D Shares” sections above, each Class T share, Class S share, Class D share, Class E share and Class N share held in a stockholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share on the earliest of (1) a listing of Class I shares, (2) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash or securities listed on a national securities exchange, or (3) after termination of the primary portion of the offering in which such Class T shares, Class S shares, Class D shares, Class E shares or Class N shares were sold, the end of the month in which we, with the assistance of the Dealer Manager, determine that all underwriting compensation from all sources in connection with the offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds of the primary portion of the offering. In addition, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share, Class D share, Class E share and Class N share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.
Preferred Stock
Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock. However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held share. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Other than the issuance of the 12.5% Series A Redeemable Cumulative Preferred Stock described below, our board of directors has no present plans to issue any preferred stock but may do so at any time in the future without stockholder approval.
On September 1, 2020, we filed Articles Supplementary to our charter, which set forth the rights, preferences and privileges of our 12.5% Series A Redeemable Cumulative Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”). On November 20, 2020, we issued 125 shares of Series A Preferred Stock in a private placement for the purpose of satisfying the requirement that we have at least 100 stockholders in order to qualify as a REIT for our taxable year ended December 31, 2020. There are currently 125 shares of Series A Preferred Stock issued and outstanding.
Holders of the Series A Preferred Stock are entitled to a cumulative preferred dividend, payable semiannually, in an amount equal to 12.5% per annum of the $500 purchase price per share of Series A Preferred Stock, plus any accrued and unpaid dividends. In the event of our voluntary or involuntary dissolution, liquidation or winding up, the holders of shares of Series A Preferred Stock are entitled to receive, pro rata in cash out of our assets legally available therefor, before any distributions of our assets may be made to the holders of shares of our common stock, an amount per share of Series A Preferred Stock equal to the $500 initial purchase price plus any accrued and unpaid dividends on such share.
The Series A Preferred Stock are redeemable in whole or in part by us at any time. The redemption price for any share of Series A Preferred Stock redeemed by us will be equal to the initial $500 purchase price of the redeemed share plus any accrued and unpaid dividends on such share and, if such redemption occurs on or prior to December 31, 2022, a $50 per share redemption premium.
Holders of shares of Series A Preferred Stock are not entitled to vote such shares on any matter submitted to our stockholders for a vote, except that the consent of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be required for (a) our authorization or issuance of any equity security senior to or on parity with the Series A Preferred Stock, (b) any reclassification of the Series A Preferred Stock, or (c) certain amendments to our charter, including the terms of the Series A Preferred Stock, that would materially and adversely affects the rights, preferences or powers of the Series A Preferred Stock.
Shares of Series A Preferred Stock are not convertible or exchangeable into any other securities and are subject to significant limitations on transfer.
Meetings and Special Voting Requirements
An annual meeting of the stockholders will be held each year, upon reasonable notice to our stockholders, but no sooner than 30 days after delivery of our annual report to stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors or our chief executive officer, president or chairperson of the board of directors and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request stating the purpose of any such special meeting, our secretary shall provide a written notice to our stockholders within 10 days of receipt of such written request, stating the purpose of the meeting and setting a meeting date not less than 15 nor more than 60 days after the distribution of such notice. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.
Under the MGCL and our charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange, (4) sale or other disposition of all or substantially all of our assets (other than in the ordinary course of business), and (5) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in the MGCL or our charter, the vote of stockholders holding a majority of the outstanding shares of our stock entitled to vote is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Without limitation of the foregoing, pursuant to Section 3-104 of the MGCL, our board of directors may mortgage, pledge or create any other security interest in any or all of our assets, and transfer all or substantially all of our assets to a wholly-owned subsidiary, whether or not in the ordinary course of business, without stockholder approval. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of a majority of the shares of stock entitled to vote generally in the election of directors.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number and number of shares of stock owned by each stockholder and will be sent within 10 days of our receipt of the request. The stockholder list shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our corporate offices upon the request of a stockholder. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point
type). A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The purposes for which a stockholder may request a copy of the stockholder list include, but are not limited to, matters relating to stockholders’ voting rights, the exercise of stockholder rights under federal proxy laws and any other proper purpose. If the Adviser or our board of directors neglects or refuses to exhibit, produce or mail a copy of our stockholder list as requested, the Adviser or our board of directors, as the case may be, shall be liable to any stockholder requesting our stockholder list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of our stockholder list, and for actual damages suffered by any such stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of our stockholder list is to secure such list or other information for the purpose of selling our stockholder list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to such stockholder’s interest in us. The remedies provided by our charter to stockholders requesting copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.
In addition to the foregoing, once our common stock has been registered under the Exchange Act and we are subject to the SEC’s proxy rules, stockholders will have rights under Rule
14a-7
under the Exchange Act, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.
Furthermore, pursuant to our charter, any stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because our stockholders are entitled to inspect only those corporate records that stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow corporate stockholders to inspect and copy. Requests to inspect or copy our corporate records must be made in writing to: Invesco Real Estate Income Trust Inc., 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.
Restrictions on Ownership and Transfer
Our charter contains restrictions on the number of shares of our stock that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding stock of all classes or series unless they receive an exemption from our board of directors.

Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as it may determine or our charter may require. Our board of directors has granted MassMutual a waiver from the stock ownership limits set forth in our charter with respect to the $200 million aggregate amount of Class N shares that MassMutual may purchase from us in our private offering. Our charter provides for, and our board of directors may grant, limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.
Our charter further prohibits any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.
Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.
If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.
All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.
Every owner of more than 5% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of directors, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any subsequent transferee to whom you transfer any of your shares of our stock must also comply with the suitability standards we have established for our stockholders. See “Suitability Standards.”
Distribution Policy
We have declared, and intend to continue to declare, monthly distributions as authorized by our board of directors and to pay such distributions on a monthly basis and have paid, and intend to continue to pay, such distributions on a monthly basis. We commenced paying distributions in December 2020 and have paid distributions each month since such date. To date all distributions paid have been on our outstanding shares of Class N common stock. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date. In connection with a distribution to our stockholders, our board of directors approves a monthly distribution for a certain dollar amount per share for each class of our common stock.
Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on Class T, Class S, Class D, Class I and Class E shares will likely differ because of different class-specific stockholder servicing fees that are deducted from the gross distributions for each share class. We expect to use the “record share” method of determining the per share amount of distributions on shares of each class of our common stock, although our board of directors may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common stock will be increased by the sum of all class-specific stockholder servicing fees for such period. Such amount will be divided by the number of shares of our common stock outstanding on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific stockholder servicing fees allocable to such class.
We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute annually to our stockholders dividends equal to at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. See “U.S. Federal Income Tax Considerations—Taxation of REITs in General—Requirements for Qualification as a REIT” and “U.S. Federal Income Tax Considerations—Annual Distribution Requirements Applicable to REITs.” Generally, income we distribute to stockholders will not be taxable to us under the Code if we qualify to be taxed as a REIT.
Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the REIT distribution requirement. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law.
There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings, or offering proceeds (including from sales of our common stock or Operating Partnership units), and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in shares of our common stock and the Special Limited Partner elects to receive distributions on its performance participation interest in units of the Operating Partnership, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related securities portfolio. Funding distributions from the sales of or repayment under our assets, borrowings, or proceeds of this offering will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We believe the likelihood that we pay distributions from sources other than cash flow from operations will be higher in the early stages of the offering.
Under the MGCL, our board of directors may delegate to a committee of directors the power to fix the amount and other terms of a distribution. In addition, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.
Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind
distributions, and
(c) in-kind
distributions are made only to those stockholders that accept such offer. Our stockholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan. Holders of shares of our common stock will have the cash distributions attributable to the shares they own automatically reinvested in additional shares unless they elect not to participate in our distribution reinvestment plan;
provided, however,
that clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan and stockholders which are residents of certain states that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to participate in our distribution reinvestment plan.
Any cash distributions attributable to the shares of our common stock owned by participants in the distribution reinvestment plan will be immediately reinvested in additional shares of the same class on behalf of the participants on the business day such distribution would have been paid to such stockholder;
provided, however
, that participants in the distribution reinvestment plan that hold Class N shares will have all cash distributions attributable to such Class N shares reinvested in Class I shares (in lieu of the purchase of additional Class N shares). See “U.S. Federal Income Tax Considerations” for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.
The purchase price for shares of our common stock purchased pursuant to the distribution reinvestment plan will be equal to the transaction price for the applicable class of shares at the time the distribution is payable. Stockholders will not pay upfront selling commissions or dealer manager fees when purchasing shares of our common stock pursuant to the distribution reinvestment plan. The stockholder servicing fees with respect to our Class T shares, Class S shares and Class D shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares purchased in this offering.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A stockholder’s participation in the distribution reinvestment plan will be terminated to the extent that a reinvestment of such stockholder’s distributions would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.
Account Statements
Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares of our common stock purchased during the quarter, (3) the per share purchase price for such shares and (4) the total number of shares of our common stock purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year will be provided to each applicable participant.

Restrictions on
Roll-Up
Transactions
In accordance with our charter, in connection with any proposed transaction considered a
“Roll-up
Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the
Roll-up
Transaction, an appraisal of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up
entity, the appraisal shall be filed with the SEC and the states. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed
Roll-up
Transaction. The appraisal will assume an orderly liquidation of assets over a
12-month
period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed
Roll-up
Transaction.
A
“Roll-up
Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a
“Roll-up
Entity,” that would be created or would survive after the successful completion of such transaction. The term
Roll-up
Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•
a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to the Adviser; or our investment objectives.

In connection with a proposed
Roll-up
Transaction, the person sponsoring the
Roll-up
Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

•	accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed
Roll-up:

•
that would result in the common stockholders having democracy rights in a
Roll-up
Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares of stock by any purchaser of the securities of the
Roll-up
Entity, except to the minimum extent necessary to preserve the tax status of the
Roll-up
Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the
Roll-up
Entity on the basis of the number of shares of stock held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the “—Meetings and Special Voting Requirements” section above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
The following description of the terms of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.
Business Combinations
Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year
period prior to the date in question, was the beneficial owner, directly or indirectly, of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds
of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock.
The MGCL permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds
of the votes

entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.
Pursuant to our charter we have elected, once we are eligible to make such an election, that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions of Subtitle 8.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws.
Tender Offers
Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If a person makes a tender offer that does not comply with such provisions, we may elect to grant tendering stockholders a rescission right with respect to their tendered shares. In addition, the non-complying
offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.
Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws
The business combination provisions and the control share acquisition provisions of Maryland law, the provision of our charter electing to be subject to a provision of Subtitle 8, the advance notice provisions of our bylaws and the restrictions upon the ownership and transfer of our stock included in our charter could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

SUMMARY OF THE OPERATING PARTNERSHIP AGREEMENT
We have summarized the material terms and provisions of the Limited Partnership Agreement of Invesco REIT Operating Partnership LP, which we refer to as the “partnership agreement.”
Management of the Operating Partnership
Invesco REIT Operating Partnership LP was formed on October 5, 2018 to acquire and hold assets on our behalf.
We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.
We are and expect to continue to be the sole general partner of the Operating Partnership. As of the date of this prospectus, the only limited partners of the Operating Partnership are us, in our capacity as limited partner, and Invesco REIT Special Limited Partner L.L.C., the Special Limited Partner and an affiliate of Invesco.
As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. However, pursuant to the Advisory Agreement, we have delegated to the Adviser authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.
The Special Limited Partner has expressly acknowledged and any future limited partners of the Operating Partnership will expressly acknowledge that we, as general partner, are acting on behalf of the Operating Partnership, ourselves and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our stockholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners may be resolved in favor of our stockholders. We are not liable under the partnership agreement to the Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.
The partnership agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “U.S. Federal Income Tax Considerations.”
Capital Contributions
We intend to contribute the net proceeds from this offering, after payment of fees and expenses attributable to our offering and operations, to the Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with this offering and our operations.
If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to a different management fee and repurchase limitations if our board of directors concludes in good faith that such admittance is in our best interest.
Limited Partnership Units Generally
Limited partnership units represent an interest as a limited partner in the Operating Partnership. The Operating Partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners or our stockholders. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.
Limited partners of any class do not have the right to participate in the management of the Operating Partnership. Limited partners of any class who do not participate in the management of the Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the Operating Partnership agreement.
Partnership interests in the Operating Partnership, other than the special limited partner interest and general partner interest, are currently divided into six classes of units: (1) Class T units; (2) Class S units; (3) Class D units; (4) Class I units; (5) Class E units and (6) Class N units.
Class T Units, Class S Units, Class D Units, Class I Units, Class E Units and Class N Units
In general, the Class T units, Class S units, Class D units, Class I units, Class E units and Class N units are intended to correspond on a one-for-one
basis with our Class T shares, Class S shares, Class D shares, Class I shares, Class E shares and Class N shares. When we receive proceeds from the sale of shares of our common stock in this offering, or from the sale of shares of any other class of our common stock subsequent to this offering, we will contribute such proceeds to the Operating Partnership and in return receive Operating Partnership units that correspond to the class of our shares sold. We are not offering our shares of Class N common stock in this offering, however, we will issue additional Class N shares during this offering, and therefore we will receive additional Class N units during this offering.
In general, each Class T unit, Class S unit, Class D unit, Class I unit, Class E unit and Class N unit will share in distributions from the Operating Partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion.
Upon the Operating Partnership’s liquidation, Class T units, Class S units, Class D units, Class E units and Class N will automatically convert to Class I units, in each case in proportion to the NAV per unit of each class, and the resulting Class I units will share on a unit-by-unit
basis in the assets of the Operating Partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest. In addition, a portion of the items of income, gain, loss and deduction of the Operating Partnership for U.S. federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by the Operating Partnership.

For each Class T unit, Class S unit, Class D unit, Class I unit, Class E unit or Class N unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of Operating Partnership units will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional Operating Partnership units without our consent as general partner.
The Adviser may elect to receive its management fee in cash, shares of our Class I common stock or Class I units of the Operating Partnership. Distributions on the Special Limited Partner’s performance participation allocation may be payable in cash or Class I units at the election of the Special Limited Partner. See “—Special Limited Partner Interest” below.
For holders other than us, the Adviser or the Special Limited Partner, after owning an Operating Partnership unit for one year, Operating Partnership unit holders generally may, subject to certain restrictions, exchange Operating Partnership units for a corresponding number of shares of our common stock. The Special Limited Partner may exchange Class N units or Class I units for a corresponding number of Class N shares or Class I shares, respectively, at any time. See “Description of Capital Stock—Registration Rights.”
Special Limited Partner Interest
So long as the Advisory Agreement has not been terminated (including by means of non-renewal),
the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive allocations from the Operating Partnership equal to (1) with respect to all classes of Operating Partnership units other than Class N units and Class E units, 12.5% of the Total Return, subject to a 6% Hurdle Amount and a High Water Mark, with a
Catch-Up
(each term as defined below) (the “Performance Participation”), and (2) with respect to Class N Operating Partnership units, 10% of the Class N Total Return, subject to a 7% Class N Hurdle Amount and a Class N High Water Mark, with a
Catch-Up
(each term as defined below) (the “Class N Performance Participation”). Such allocations will be made annually and will accrue monthly commencing with the sixth full calendar month following the first closing of our private offering of Class N shares.
Performance Participation
With respect to Class T units, Class S units, Class D units and Class I units, the Special Limited Partner will be allocated a Performance Participation in an amount equal to:

•
First
, if the Total Return for the applicable period exceeds the sum of (1) the Hurdle Amount for that period and (2) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a
“Catch-Up”);
and

•	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.
“Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(1)	all distributions accrued or paid (without duplication) on the Operating Partnership units outstanding at the end of such period since the beginning of the then-current calendar year, plus

(2)
the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Operating Partnership units, (y) any allocation/accrual to the Performance Participation and (z) applicable stockholder servicing fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 6% annualized internal rate of return on the NAV of the Operating Partnership units (other than Class N units and Class E units) outstanding at the beginning of the then-current calendar year and all Operating Partnership units (other than Class N units and Class E units) issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Operating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Operating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Performance Participation and applicable stockholder servicing fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Operating Partnership units repurchased during such period, which units will be subject to the Performance Participation upon repurchase as described below.
Except as described below in regards to Loss Carryforward Amounts, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Operating Partnership units (other than Class N units and Class E units) repurchased during such year, which units will be subject to the Performance Participation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Participation. This is referred to as a “High Water Mark.”
The following example illustrates how we would calculate the Performance Participation at the end of the year based on the assumptions set forth in rows A through E of the table below. All amounts are with respect to Class T, Class S, Class D and Class I units outstanding at the end of the year. Actual results may differ materially from the following example.

A.	Beginning NAV	$15,000,000,000
B.	Loss Carryforward Amount	—
C.	Net proceeds from new issuances	—
D.	Distributions accrued or paid (without duplication)	$600,000,000
E.	Change in NAV required to meet the Hurdle Amount (1)	$300,000,000
F.	Hurdle Amount (1) (D plus E)	$900,000,000
G.	Actual change in NAV	$750,000,000
H.	Total Return prior to Performance Participation (D plus G)	$1,350,000,000
I.	Excess Profits (H minus the sum of B and F)	$450,000,000
J.	Performance Participation (2) is equal to 12.5% of Total Return (H) because the Total Return exceeds the Hurdle Rate (F) plus Loss Carryforward Amount (B) with enough Excess Profits (I) to achieve the full Catch-Up	$168,800,000

(1)
Amounts rounded to the nearest $100,000. The Hurdle Amount for any period is that amount that results in a 6% annualized internal rate of return on the NAV of such units outstanding at the end of the period. An internal rate of return reflects the timing and amount of all distributions accrued or paid (without duplication) and any issuances of such units during the period. Internal rate of return is a metric used in business and asset management to measure the profitability of an investment, and is calculated according to a standard formula that determines the total return provided by gains on an investment over time. We believe our fee structure described herein, including the requirement that a minimum internal rate of return be achieved before the Adviser is entitled to any performance allocation, aligns the interests of our stockholders with the Adviser in a manner that is typically offered to institutional investors.

(2)
The Performance Participation is counted towards the Total Operating Expenses for purposes of the 2%/25% Guidelines as of the end of the applicable year, and if such Total Operating Expenses exceed the 2%/25% Guidelines as of such applicable year, then either (i) the our board of directors must make a finding that the excess is justified, or (ii) the Adviser must pay us back the amount of the excess.

Class N Performance Participation
With respect to Class N Operating Partnership units only, the Special Limited Partner will be allocated a Class N Performance Participation in an amount equal to:

•
First
, if the Class N Total Return for the applicable period exceeds the sum of (1) the Class N Hurdle Amount for that period and (2) the Class N Loss Carryforward Amount (any such excess, “Class N Excess Profits”), 50% of such Class N Excess Profits until the total amount allocated to the Special Limited Partner equals 10% of the sum of (x) the Class N Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a
“Catch-Up”);
and

•	Second, to the extent there are remaining Class N Excess Profits, 10% of such remaining Class N Excess Profits.
“Class N Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(1)	all distributions accrued or paid (without duplication) on the Class N Operating Partnership units outstanding at the end of such period since the beginning of the then-current calendar year, plus

(2)
the change in aggregate NAV of such Class N units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Class N Operating Partnership units, (y) any allocation/accrual to the Class N Performance Participation and (z) applicable stockholder servicing fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Class N Total Return will (1) include any appreciation or depreciation in the NAV of units issued during the then-current calendar year but (2) exclude the proceeds from the initial issuance of such units.
“Class N Hurdle Amount” for any period during a calendar year means that amount that results in a 7% annualized internal rate of return on the NAV of the Class N Operating Partnership units outstanding at the beginning of the then-current calendar year and all Class N Operating Partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Class N Operating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Class N Operating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Class N Performance Participation and applicable stockholder servicing fee expenses, provided that the calculation of the Class N Hurdle Amount for any period will exclude any Class N Operating Partnership units repurchased during such period, which units will be subject to the Class N Performance Participation upon repurchase as described below.
Except as described below in regards to Class N Loss Carryforward Amounts, any amount by which Class N Total Return falls below the Class N Hurdle Amount will not be carried forward to subsequent periods.
“Class N Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Class N Total Return and decrease by any positive annual Class N Total Return, provided that the Class N Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Class N Loss Carryforward Amount will exclude the Class N Total Return related to any Class N Operating Partnership units repurchased during such year, which units will be subject to the Class N

Performance Participation upon repurchase as described below. The effect of the Class N Loss Carryforward Amount is that the recoupment of past annual Class N Total Return losses will offset the positive annual Class N Total Return for purposes of the calculation of the Class N Performance Participation. This is referred to as a “Class N High Water Mark.”
The Class N Performance Participation will be calculated in the same manner as set forth in the illustrative example of the calculation of the Performance Participation above.
The Special Limited Partner will also be allocated a Performance Participation or Class N Performance Participation, as applicable, with respect to all Operating Partnership units that are repurchased at the end of any month (in connection with repurchases of our shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such Performance Participation or Class N Performance Participation.
Distributions on the Class N Performance Participation may be payable in cash or Class I units at the election of the Special Limited Partner. Distributions on the Performance Participation may be payable in cash or Class I units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Operating Partnership units, the Special Limited Partner may request the Operating Partnership to repurchase such units from the Special Limited Partner at a later date. Any such repurchase requests will not be subject to the Early Repurchase Deduction but will be subject to the same repurchase limits that exist under our share repurchase plan. The Operating Partnership will repurchase any such Operating Partnership units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such Operating Partnership units will be repurchased for shares of our common stock with an equivalent aggregate NAV.
The NAV of the Operating Partnership calculated on the last trading day of a calendar year shall be the amount against which changes in NAV is measured during the subsequent calendar year. In any partial calendar year of our operations, the Performance Participation or Class N Performance Participation, as applicable, will be prorated for the portion of the calendar year.
The measurement of the foregoing net assets change is also subject to adjustment by our board of directors to account for any unit dividend, unit split, recapitalization or any other similar change in the Operating Partnership’s capital structure or any distributions made after the commencement of this offering that the board of directors deems to be a return of capital (if such changes are not already reflected in the Operating Partnership’s net assets). The Special Limited Partner will not be obligated to return any portion of Performance Participation or Class N Performance Participation paid based on our subsequent performance.
Changes in the Operating Partnership’s NAV per unit of each class will generally correspond to changes in our NAV per share of the corresponding class of our common stock. Distributions with respect to the Performance Participation and Class N Performance Participation are calculated from the Operating Partnership’s Total Return and Class N Total Return, respectively, over a calendar year. As a result, the Special Limited Partner may be entitled to receive compensation under the Performance Participation or Class N Performance Participation for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. Similarly, stockholders whose shares are repurchased during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated Performance Participation or Class N Performance Participation at such time, even if no Performance Participation or Class N Performance Participation are ultimately payable to the Special Limited Partner at the end of such calendar year.
In the event the Advisory Agreement is terminated, the Special Limited Partner will be allocated any accrued Performance Participation or Class N Performance Participation with respect to all Operating Partnership units as of the date of such termination.

Issuance of Additional Limited Partnership Interests
As sole general partner of the Operating Partnership, we will have the ability to cause the Operating Partnership to issue additional limited partnership interests (including Operating Partnership units), preferred partnership interests or convertible securities.
The Operating Partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests (including Operating Partnership units) on a tax-free
basis. Being able to offer an owner the opportunity to defer taxation of gain until the owner disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.
In addition, investing in the Operating Partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.
Transferability of Interests
Without the consent of a majority in interest of the limited partners of the Operating Partnership, other than interests held by us, we may not voluntarily withdraw as the general partner of the Operating Partnership, engage in any merger, consolidation or other business combination or transfer our general partnership interest in the Operating Partnership (except to a wholly-owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners of the Operating Partnership receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership.
With certain exceptions, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.
Exculpation
We, as general partner, will not be liable to the Operating Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.
Indemnification
The partnership agreement provides for the indemnification of us, as general partner, by the Operating Partnership for liabilities we incur in dealings with third parties on behalf of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC and certain state regulators, such indemnification is contrary to public policy and therefore unenforceable.
Tax Matters
As the Operating Partnership’s general partner, we have the authority to make tax elections under the Code on the Operating Partnership’s behalf. We are also the Operating Partnership’s partnership representative, with authority to represent the Operating Partnership in any federal income tax audits.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes certain material U.S. federal income tax considerations relating to the ownership of our common stock as of the date hereof by U.S. holders and
non-U.S.
holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt
entities (except as described in “—Taxation of
Tax-Exempt
Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market
method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or U.S. holders of common stock whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.
The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.
Tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law on December 22, 2017 and made significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The IRS has issued significant guidance under the Tax Cuts and Jobs Act, but guidance on additional issues, and possible technical corrections legislation may adversely affect us or our stockholders. The CARES Act makes technical corrections to, or modifies on a temporary basis, certain of the provisions of the Tax Cuts and Jobs Act, and it is possible that additional such legislation may be enacted in the future. In addition, further changes to the tax laws, unrelated to the Tax Cuts and Jobs Act, are possible.
This summary of certain material federal income tax considerations is for general information purposes only and is not tax advice. You are advised to consult your tax advisor regarding the federal, state, local and
non-U.S.
tax consequences of the purchase, ownership and disposition of our common stock.
Our Taxation as a REIT
We intend to elect to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2020. We believe that we have been organized and will operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest.
In connection with this offering, Alston & Bird LLP has rendered an opinion that, commencing with our first taxable year in which we make an election to be taxed as a REIT, we will be organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware that the opinion of Alston & Bird LLP is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business and is not be binding upon the IRS or any court. In addition, the opinion of Alston & Bird LLP is based on U.S. federal income tax law governing qualification as a REIT in effect as of the date thereof, which is subject to change either prospectively or retroactively. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”
Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation (
i.e.
, a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our stockholders, is taxed only at the stockholder level.
If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•
We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•
If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax unless we qualify for certain exceptions.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable corporate income tax rate.

•
If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•
If (1) we fail to satisfy the asset tests discussed below (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (2) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (3) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate income tax rate.

•
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,
we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•
We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•
If we acquire any assets from a
non-REIT
C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT
C corporation with respect to that corporation’s
“built-in
gain” in its assets.
Built-in
gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury Regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in
gain asset acquired in a carryover basis transaction from a
non-REIT
C corporation unless and until we dispose of that
built-in
gain asset during the
5-year
period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in
gain.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.
Requirements for Qualification as a REIT.
The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)
of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests described below regarding the nature of its income and assets.
Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to be taxed as a REIT is made. We believe that we will achieve and maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.
If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (
i.e.
, the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.
Ownership of Partnership Interests.
In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.
Disregarded Subsidiaries.
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the gross income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.
In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”
Taxable REIT Subsidiaries.
A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.
Income earned by a taxable REIT subsidiary is not attributable to the REIT for purposes of the REIT gross income tests, and the assets of a taxable REIT subsidiary are not attributable to the REIT for purposes of the REIT asset tests. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income. This income can affect our gross income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the gross income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.
We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest and redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated

as a result of services furnished by our taxable REIT subsidiary. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length
negotiations. Redetermined TRS service income generally means the additional gross income a taxable REIT subsidiary would recognize if it were paid an arm’s length fee for services provided to, or on behalf of, us.
Gross Income Tests
To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•
amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (1) to make loans secured by mortgages on real property or on interests in real property or (2) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•
interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year
period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (1) dividends, (2) interest and (3) gain from the sale or disposition of stock or securities, which need not have any relation to real property.
If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Taxation of REITs in General.”
Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains and income with respect to certain hedging transactions will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends.
We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Our dividend income from the ownership of stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
Interest.
The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (1) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (2) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. However, if the value of personal property securing the loan exceeds 15% of the value of all property securing the loan and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.
We expect that the CMBS and residential mortgage-backed securities (“RMBS”) in which we invest generally will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit (“REMIC”) for U.S. federal income tax purposes and that all interest income from such CMBS and RMBS will be qualifying income for the 95% gross income test. In the case of CMBS and RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS and RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.
Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.
Hedging Transactions.
We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury Regulations, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any property which generates such income or gain) which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (3) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.
We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.
Fee Income.
Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. We may choose to conduct fee-generating
activities in a taxable REIT subsidiary so that such fees will not be included for purposes of the gross income tests.
Rents from Real Property.
Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless (1) the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (
i.e
., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock) or (2) the tenant is a subsidiary and special rules applicable to lodging or health care properties apply. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive any income if certain requirements are satisfied. We may also own an interest in a taxable REIT subsidiary that provides non-customary
services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are
non-customary
with respect to a property, if the greater of (1) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (2) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary
services are not treated as rent for purposes of the REIT gross income tests.
We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” who is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard. In granting waivers to our Ownership Limits, we believe that we have procedures to enable us to identify and avoid leasing our properties to related party tenants.
Prohibited Transactions Tax.
A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.
Foreclosure Property.
Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•
that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.
However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession
and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.
Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•
on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

•
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate income tax rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.
Phantom Income.
Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.
We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.
The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt
exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.
Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de
minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.
In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.
As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”
Asset Tests
At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items (including certain receivables);

•	government securities;

•
investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year
period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

•
regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

•
Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•
Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

•
Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

•	Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.
Notwithstanding the general rule, as noted above, that for purposes of the gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage
debt that is issued by another REIT that is not a publicly offered REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below).

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).
In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental
entity, (5) any security (including debt securities) issued by another REIT and (6) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.
Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT
C corporations for which we do not make a taxable REIT subsidiary election.
We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (2) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of

1% of the REIT’s total assets and $10,000,000 and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
Annual Distribution Requirements Applicable to REITs
To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•
the sum of (1) 90% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain and (2) 90% of our net income after tax, if any, from foreclosure property; minus

•
the excess of the sum of specified items of
non-cash
income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend in January of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we pay dividends equal to at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate income tax rates.
To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) generally will not affect the character, in the hands of our stockholders, of any dividends that actually are made as ordinary dividends or capital gains dividends, and (2) cannot be passed through or used by our stockholders.
If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our capital gain net income for such year and (3) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.
Although several types of
non-cash
income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash
income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.
We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (1) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.
We intend to make timely distributions sufficient to satisfy the REIT distribution requirement. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock). Under IRS Revenue
Procedures 2017-45
and 2020-19, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% (10% for dividends declared on or after April 1, 2020 and on or before December 31, 2020) of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).
If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
The Tax Cuts and Jobs Act contains provisions that may change the way that we calculate our REIT taxable income and that our subsidiaries calculate their taxable income. Under the Tax Cuts and Jobs Act, we may have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. Additionally, the Tax Cuts and Jobs Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. This limitation could apply to the Operating Partnership and our other subsidiaries. The CARES Act increases the 30% limitation to 50% for taxable years beginning in 2019 or 2020 and permits an entity to elect to use its 2019 adjusted taxable income to calculate the applicable limitation for its 2020 taxable year. Unless a partner elects otherwise, 50% of its share of a partnership’s “excess business interest” for its 2019 taxable year will be treated as paid by the partner in its 2020 taxable year and will not be subject to any limitation. Treasury Regulations define interest expansively to cover various amounts not otherwise treated as interest. This limitation does not apply to an “electing real property trade or business.” One consequence of electing to be an “electing real property trade or business” is that the accelerated expensing rules under the Tax Cuts and Jobs Act will not apply to certain property used in an electing real property trade or business. Finally, under amendments made by the Tax Cuts and Jobs Act to Section 172 of the Code, our deduction for any net operating loss carryforwards arising from losses we incur in taxable years beginning after December 31, 2017 is limited to 80% of our annual REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may not be carried back, but may be carried forward indefinitely. The CARES Act repeals the 80% limitation for our taxable years that began before January 1, 2021.

Like-Kind Exchanges
We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Penalty Tax for
Non-Arm’s
Length Transactions with TRSs
Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’-length negotiations.
Record Keeping Requirements
We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from certain of our stockholders designed to disclose the actual ownership of our outstanding common stock.
Failure to Qualify
If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset tests, we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.
If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income as a corporation. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders, and any dividends that we distribute will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends as “qualified dividend income.” Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.
Tax Aspects of the Operating Partnership and any Subsidiary Partnerships
General.
Substantially all of our assets will be held through the Operating Partnership. In addition, the Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax except as discussed below under “—Entity Classification.” Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company.
Entity Classification.
Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. If the Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay corporate income tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and income tests. In addition, a change in the tax status of the Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that the Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.
Under the rules for U.S. federal income tax audits of partnerships, such as the Operating Partnership or any subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes, audits are conducted at the entity level. Unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the Operating Partnership or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will make such an election for any given adjustment. Many issues and the overall effect of these new rules on us are uncertain.
Allocations of Income, Gain, Loss and Deduction.
A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation may be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations with Respect to the Properties.
Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax
difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
The Operating Partnership’s partnership agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax
differences. Any
book-tax
differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury Regulations as chosen by the general partner under the partnership agreement.
Taxation of U.S. Holders of Our Common Stock
U.S. Holder.
As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A
“non-U.S.
holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).
Distributions Generally.
As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT
C corporations to certain
non-corporate
U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends- received deduction with respect to these distributions. For taxable years beginning before January 1, 2026, non-corporate U.S. holders generally may deduct up to 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income.
Distributions from REITs that are treated as dividends but are not designated as qualified dividend income or capital gain dividends (“qualified REIT dividends”) are treated as ordinary income. Under the Tax Cuts and Jobs Act, non-corporate
taxpayers are entitled to a deduction of up to 20% of their qualified REIT dividends. The amount of the deduction may be up to 20% of the amount of the non-corporate
U.S. shareholder’s aggregate qualified dividend income, but may be less than 20% of the amount of qualified REIT dividends if the U.S. shareholder has losses from publicly traded partnerships or the U.S. shareholder’s taxable income, not taking into account net capital gain, is less than the amount of the U.S. shareholder’s qualified REIT dividends. In addition,

Treasury Regulations under section 199A of the Code impose a minimum holding period for the 20% deduction that was not set forth in the Code. Under the Treasury Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. shareholder (1) must have held the share for more than 45 days during the
91-day
period beginning on the date which is 45 days before the date on which such share becomes ex-dividend
with respect to such dividend and (2) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale.
Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.
Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend in January of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free
return of capital as taxable dividends.
Capital Gain Dividends.
We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form
1099-DIV.
Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.
Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (1) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (2) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury Regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately. Alternatively, we could pay tax on such long-term capital gain and not adopt the credit regime discussed therein.
We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.
Qualified Dividend Income.
Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in
gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in
gain).
Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.
Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.
In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the
121-day
period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.
Other Tax Considerations.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.
Sales of Our Common Stock.
Upon any taxable sale or other disposition of our common stock (except pursuant to a repurchase by us, as described below), a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common stock for tax purposes.
Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.
Repurchases of Our Common Stock.
A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (1) results in a complete termination of the holder’s interest in our common stock, (2) results in a substantially disproportionate redemption with respect to the holder, or (3) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.
A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.
Passive Activity Losses, Excess Business Losses and Investment Interest Limitation.
Dividends that we distribute and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Similarly, for taxable years beginning after December 31, 2020 but before January 1, 2026, non-corporate
U.S. holders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.
Medicare Tax.
Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and income from dividends paid on common stock. U.S. holders are urged to consult their own tax advisors regarding the Medicare tax. The 20% deduction for qualified REIT dividends is not taken into account in computing net investment income.
Taxation of
Non-U.S.
Holders of Our Common Stock
The rules governing the U.S. federal income taxation of
non-U.S.
holders are complex. This section is only a summary of such rules.
We urge
non-U.S.
holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.
Distributions.
Distributions by us to a
non-U.S.
holder on our common stock that are neither attributable to gain from sales or exchanges by us of “United States real property interests” as defined in Section 897 of the Code nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the
non-U.S.
holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the
non-U.S.
holder is excess inclusion income. Dividends that are effectively connected with the
non-U.S.
holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate
non-U.S.
holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.
A
non-U.S.
holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (1) to complete the applicable IRS Form
W-8
and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (2) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury Regulations. Special certification and other requirements apply to certain
non-U.S.
holders that are pass-through entities rather than corporations or individuals.
A
non-U.S.
holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the
non-U.S.
holder in its common stock will reduce the
non-U.S.
holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the
non-U.S.
holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.
We would be required to withhold at least 15% of any distribution to a
non-U.S.
holder in excess of our current and accumulated earnings and profits if our common stock constitutes a U.S. real property interest with respect to such
non-U.S.
holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if a lower treaty rate otherwise applies or the
non-U.S.
holder is not liable for tax on the receipt of that distribution. However, a
non-U.S.
holder may seek a refund of these amounts from the IRS if the
non-U.S.
holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.
Distributions to a
non-U.S.
holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•
The investment in the common stock is effectively connected with the
non-U.S.
holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the
non-U.S.
holder), in which case the
non-U.S.
holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•
The
non-U.S.
holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a
non-U.S.
holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the
non-U.S.
holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States.
Non-U.S.
holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a
non-U.S.
holder that is a corporation. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.
We will be required to withhold and remit to the IRS the highest rate of U.S. federal corporate income tax on any distributions to
non-U.S.
holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each
non-U.S.
holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, in each case attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual
non-U.S.
holders may exceed the actual tax liability, is creditable against the
non-U.S.
holder’s U.S. federal income tax liability.
However, the FIRPTA withholding tax would not apply to any capital gain dividend with respect to (1) any class of our stock which is “regularly traded” on an established securities market located in the United States if the
non-U.S.
holder did not own more than 10% of such class of stock at any time during the one-year
period ending on the date of such dividend or (2) a “qualified shareholder” or a “qualified foreign pension fund,” as defined in the Code. Instead, any such capital gain dividend would be treated as a distribution subject to the rules discussed above under “—Distributions.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market.
Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to
non-U.S.
holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the
non-U.S.
holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a
non-U.S.
holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.
Sales of Our Common Stock.
Subject to the discussion below under “—Repurchases of Our Common Stock,” gain recognized by a
non-U.S.
holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:

•
the investment in our common stock is effectively connected with the
non-U.S.
holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the
non-U.S.
holder), in which case the
non-U.S.
holder will be subject to the same treatment as domestic holders with respect to any gain;

•
the
non-U.S.
holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•
the
non-U.S.
holder is not a “qualified shareholder” or a “qualified foreign pension fund” (each as defined in the Code) and our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

We anticipate that our common stock will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically-controlled REIT. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by
non-U.S.
holders. No assurance can be given, however, that we are or will be a domestically-controlled REIT.
Even if we were not a domestically-controlled REIT, a sale of common stock by a
non-U.S.
holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury Regulations; and

•
the
non-U.S.
holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

However, it is not anticipated that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the
non-U.S.
holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to a special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common stock from a
non-U.S.
holder may be required to withhold 15% of the purchase price and remit this amount to the IRS.
Qualified Shareholders.
Generally, a “qualified shareholder” (as defined in the Code) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock, certain investors of a qualified shareholder (i.e.,
non-U.S.
persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA tax and FIRPTA withholding.
Qualified Foreign Pension Funds.
Generally, a “qualified foreign pension fund” (as defined in the Code) (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to tax under FIRPTA or to FIRPTA withholding on distributions by us or dispositions of our common stock.
We urge
non-U.S.
holders to consult their own tax advisers to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund.
Repurchases of Our Common Stock
. A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of
Non-U.S.
Holders of Our Common Stock—Repurchases of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.
A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent that our common stock is a U.S. real property interest and the
non-U.S.
holder recognizes gain or the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the
non-U.S.
holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the top corporate income tax rate from all or a portion of repurchase payments to
non-U.S.
holders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a
non-U.S.
holder’s U.S. federal income tax liability, the
non-U.S.
holder may file a U.S. federal income tax return and claim a refund.
U.S. Federal Income Tax Returns.
If a
non-U.S.
holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the
non-U.S.
holder will be required to file a U.S. federal income tax return. Prospective
non-U.S.
holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.
FATCA Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends that we pay to (1) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form
W-8BEN-E,
evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (2) a
“non-financial
foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form
W-8BEN-E,
evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the disposition of stock after December 31, 2018, proposed Treasury Regulations eliminate FATCA withholding on gross proceeds payments. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Non-U.S.
holders should consult their tax advisors to determine the applicability of this legislation in light of their individual circumstances.
Taxation of
Tax-Exempt
Holders of Our Common Stock
Provided that a
tax-exempt
holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt
holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt
holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.
Further, for a
tax-exempt
holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt
organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt
holders should consult their own tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt
under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT.
Tax-exempt
pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•
it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•
either (1) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (2) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our charter’s restrictions on the number of shares of our stock that a person may own, we do not anticipate that we will become a “pension-held REIT.”
Distribution Reinvestment Plan
Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax consequences applicable to all distributions. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.
Backup Withholding Tax and Information Reporting
U.S. Holders of Common Stock.
In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Brokers that are required to report the gross proceeds from a sale of our common stock on IRS Form
1099-B
will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.
Non-U.S.
Holders of Our Common Stock.
We must report annually to the IRS and to each
non-U.S.
holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the
non-U.S.
holder resides under the provisions of an applicable income tax treaty.
A
non-U.S.
holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a
non-U.S.
holder (and the payor does not have actual knowledge or

reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a
non-U.S.
holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a
non-U.S.
holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.
State and Local Taxes
We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.
Tax Shelter Reporting
If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of any class of our shares of common stock by (1) Covered Plans (including “Keogh” plans and “individual retirement accounts”), (2) plans and other arrangements that are subject to provisions under any U.S. or
non-U.S.
federal, state, local or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (3) entities whose underlying assets are considered to include “plan assets” of any such plan or arrangement described in clause (2) (each of the foregoing described in clauses (1), (2) and (3) being referred to as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Covered Plan and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
In considering an investment in any class of our shares of common stock of a portion of the assets of any Plan, a fiduciary should consider whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the shares.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited
transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt
prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Covered Plan that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Covered Plan and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any plan assets. Depending on the satisfaction of certain conditions which may include the identity of the Covered Plan fiduciary making the decision to acquire or hold the shares on behalf of a Covered Plan, Prohibited Transaction Class Exemption
(“PTCE”) 91-38 (relating
to investments by bank collective investment funds),
PTCE 84-14 (relating
to transactions effected by a “qualified professional asset manager”),
PTCE 95-60 (relating
to investments by an insurance company general account),
PTCE 96-23 (relating
to transactions directed by
an in-house asset
manager) or
PTCE 90-1(relating
to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding our shares in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets Issues
An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as subject to ERISA. ERISA and the United States Department of Labor regulations, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) concerns the definition of what constitutes the assets of a Covered Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.
Under ERISA and the Plan Assets Regulation, generally when a Covered Plan acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Assets Regulation. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).
We will not be an investment company under the Investment Company Act, and there can be no assurance that benefit plan investors will hold less than 25% of the total value of each class of our common stock at the completion of this offering or thereafter.
Publicly Offered Securities
For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (1) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (2) is part of a class of securities that is registered under Section 12 of the Exchange Act.
We believe that our shares of common stock should qualify for the exception for a “publicly offered security.” If our assets are deemed to constitute ERISA “plan assets” (
i.e.
, if one or more of our classes of common stock fail to qualify as a “publicly offered security”), certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited
transactions” under Section 406 of ERISA or Section 4975 of the Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be “plan assets” of a Covered Plan, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).
In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Covered Plan may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Covered Plan. In such case, a Covered Plan fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is a Covered Plan, the fiduciary of any such Covered Plan would not be protected from liability resulting from our decisions. Moreover, if our underlying assets were deemed to be assets constituting “plan assets,” there are several other provisions of ERISA that could be implicated for a Covered Plan if it were to acquire or hold shares either directly or by investing in an entity whose underlying assets are deemed to be assets of the Covered Plan.
Representation
By acceptance of any class of shares of our common stock, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that either (1) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (2) the purchase and holding of the shares by such purchaser or transferee will not constitute a non-exempt
prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
The sale of shares of our common stock to a Covered Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.
Each Plan investor is advised to contact its own financial advisor or other fiduciary unrelated to the Adviser, the Special Limited Partner, the Dealer Manager, Invesco Real Estate, or any of our or their respective affiliates about whether an investment in our shares of common stock, or any decision to continue to hold, transfer, vote or provide any consent with respect to any such shares, may be appropriate for the Plan’s circumstances.
The preceding discussion is only a summary of certain ERISA implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.
Each purchaser or transferee that is or is acting on behalf of a Plan should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in any class of our shares.

PLAN OF DISTRIBUTION
We are offering up to $3,000,000,000 in shares of our common stock pursuant to this prospectus on a “best efforts” basis through Invesco Distributors, Inc., the Dealer Manager, a registered broker-dealer affiliated with the Adviser. Because this is a “best efforts” offering, the Dealer Manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. This offering consists of up to $2,400,000,000 in shares in our primary offering and up to $600,000,000 in shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares of common stock between our primary offering and our distribution reinvestment plan.
We are offering to the public five classes of shares of our common stock: Class T shares, Class S shares, Class D shares, Class I shares and Class E shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different upfront selling commissions and dealer manager fees and different ongoing stockholder servicing fees.
Class T and Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of the Adviser, Invesco or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. The minimum initial investment for Class I shares is $1,000,000, unless waived by the Dealer Manager. In certain cases, where a holder of Class T, Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares. We may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors. We expect to conduct such offerings of Class I shares pursuant to exceptions to registration under the Securities Act and not as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. Class E shares are generally available for purchase in this offering (1) by our executive officers and directors and their immediate family members, (2) officers and employees of the Adviser and (3) Other Invesco Accounts.
If you are eligible to purchase multiple classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares and the upfront selling commissions, dealer manager fees and stockholder servicing fees attributable to the Class T, Class S and Class D shares. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in us.
The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may be able to extend this offering beyond three years until the follow-on
registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Securities Act Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one-year
periods (or longer, if permitted by the laws of each particular state).
Our board of directors may elect to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.
Purchase Price
Each class of shares will be sold at the then-current transaction price, which will vary and will generally equal the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share as of the date on which your purchase is settled may be significantly different. We may offer shares based on a transaction price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed transaction price) or suspend our offering or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because stockholder servicing fees differ with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.
If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. The per share purchase price for shares of our common stock purchased pursuant to the distribution reinvestment plan will be equal to the transaction price for the applicable class of shares at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for the applicable class of shares.
Underwriting Compensation
We entered into a Dealer Manager Agreement with the Dealer Manager, pursuant to which the Dealer Manager agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and financial advisors. The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of this offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Summary
The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for shares for Class T, Class S, Class D, Class I or Class E shares.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price
Class T shares (1)	up to 3.0%	0.5%
Class S shares	up to 3.5%	None
Class D shares	up to 1.5%	None
Class I shares	None	None
Class E shares	None	None

(1)	Such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price
The following table shows the stockholder servicing fees we pay the Dealer Manager with respect to the Class T, Class S, Class D, Class I and Class E shares on an annualized basis as a percentage of our NAV for such class. The stockholder servicing fees will be paid monthly in arrears.

	Stockholder Servicing Fee as a % of NAV
Class T shares	0.85	% (1)
Class S shares	0.85%
Class D shares	0.25%
Class I shares	None
Class E shares	None

(1)	Consists of an advisor stockholder servicing fee (0.65% per annum) and a dealer stockholder servicing fee (0.20% per annum).
Upfront Selling Commissions and Dealer Manager Fees
Class
 T, Class
 S and Class
 D Shares
. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. Subject to any discounts described below, the Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. No upfront dealer manager fees will be paid with respect to the sale of Class S or Class D shares, or shares of any class sold pursuant to our distribution reinvestment plan. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.
Investors who purchase $150,000 or more in Class T or Class S shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, depending on the policies of their participating broker-dealer, for volume discounts on the upfront selling commissions. The Dealer Manager and any participating broker-dealers that offer volume discounts to their clients and their registered representatives will be responsible for implementing the volume discounts. The net offering proceeds we receive will not be affected by any reduction of upfront selling commissions. Certain participating broker-dealers may elect not to offer volume discounts to their clients.

The following table illustrates the various discount levels that may be offered for Class T and Class S shares purchased in the primary offering:

Your Investment	Upfront Selling Commissions as a % of Transaction Price of Class S Share	Upfront Selling Commissions as a % of Transaction Price of Class T Share
Up to $149,999.99	3.50%	3.00%
$150,000 to $499,999.99	3.00%	2.50%
$500,000 to $999,999.99	2.50%	2.00%
$1,000,000 and up	2.00%	1.50%
If you qualify for a volume discount as the result of multiple purchases of our Class T or Class S shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class T or Class S shares in this offering you will receive the benefit of such Class T or Class S share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.
For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable, may combine their purchases as a “single purchaser”; provided that, certain participating broker-dealers may also combine purchases by an individual investor and his or her spouse living in the same household as a “single purchaser” for purposes of determining the applicable volume discount.
Requests to combine purchase orders of Class T or Class S shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.
Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class T or Class S shares. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class T or Class S shares.
Class
 I Shares and Class
 E Shares
. No upfront selling commissions or dealer manager fees will be paid with respect Class I shares or Class E shares sold in this offering.
Stockholder Servicing Fees—Class T, Class S and Class D Shares
Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the Dealer Manager selling commissions over time as a stockholder servicing fee (1) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares; provided, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, and provided, further that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (2) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and (3) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We will not pay a stockholder servicing fee with respect to our outstanding Class I shares or Class E shares.

The stockholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees with respect to Class T shares, Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.
We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class T share, Class S share or Class D share will convert into a number of Class I shares (including any fractional shares), each with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) or Class S share over approximately seven years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $25.00 per share.
In addition, we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (1) a listing of Class I shares, (2) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash or securities listed on a national securities exchange, or (3) after the completion of the primary portion of this offering, the end of the month in which we, with the assistance of the Dealer Manager, determine that, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions and dealer manager fees, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.
Eligibility to receive the stockholder servicing fee is conditioned on a broker-dealer providing the following ongoing services with respect to the Class T, Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. For Class T shares, advisor stockholder services are answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests and dealer stockholder services are assistance with recordkeeping. If the applicable broker-dealer is not eligible to receive the stockholder servicing fee due to failure to provide these services, the Dealer Manager will waive the stockholder servicing fee that broker-dealer would have otherwise been eligible to receive. The stockholder servicing fees are ongoing fees that are not paid at the time of purchase.
Other Compensation
We or the Adviser may also pay directly, or reimburse the Dealer Manager for (if the Dealer Manager pays on our behalf), any organization and offering expenses (other than upfront selling commissions and dealer manager fees and stockholder servicing fees).

As disclosed elsewhere in this prospectus, Invesco Realty, Inc. has agreed to purchase an aggregate of $20,000,000 in Class N shares in our private offering on or before September 28, 2021. As of the date of this prospectus Invesco Realty, Inc. has purchased an aggregate of 553,691 Class N shares for an aggregate purchase price of $14.6 million. Prior to September 28, 2021, Invesco Realty, Inc. may purchase up to an additional $5.4 million in Class N shares. Pursuant to applicable FINRA rules, FINRA assigns a value to Invesco Realty, Inc.’s purchase of such Class N shares and considers such amount to constitute underwriting compensation.
Limitations on Underwriting Compensation
In addition to the conversion feature described above in “—Stockholder Servicing Fees—Class T, Class S and Class D Shares,” we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (1) a listing of Class I shares, (2) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (3) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, dealer manager fees the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. The Dealer Manager will monitor the aggregate amount of underwriting compensation that we and the Adviser pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including upfront selling commissions, dealer manager fees and bona fide due diligence expenses and other underwriting compensation) to 15% of our gross offering proceeds from this offering. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Adviser has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.
In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are Class S shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan and no shares are issued pursuant to our distribution reinvestment plan, (4) all Class S shares are sold with the highest possible upfront selling commissions and (5) NAV per share is $25.00 throughout this offering. The following table also assumes that we will cease paying stockholder servicing fees with respect to any Class S stockholder after the time the total upfront selling commissions and stockholder servicing fees paid with respect to the shares in such Class S stockholder’s account reach 8.75% of the gross proceeds from the offering of such Class S shares in the aggregate (assuming such stockholder purchased all of his/her class S shares at the same time).
Maximum Estimated Underwriting Fees and Expenses
At Maximum Primary Offering of $2,400,000,000

Upfront selling commissions	$81,159,420	3.38%
Stockholder servicing fees (1)	128,840,580	5.37%
Reimbursement of wholesaling activities (2)	28,560,000	1.19%

Total (2)	$238,560,000	9.94%

(1)
We will pay the Dealer Manager a stockholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The numbers presented above reflect that stockholder servicing fees are paid over a number of years, and as a result, will cumulatively increase above 0.85% over time. The Dealer Manager will reallow (pay) all or a portion of the stockholder servicing fee to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

(2)
Wholesale reimbursements consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide
 training and education meetings, (c) commissions
and non-transaction based
compensation paid to registered persons associated with the Dealer Manager in connection with the wholesaling of our offering, and (d) expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities. The Adviser will reimburse the Dealer Manager for the expenses set forth in (c) and (d) above without reimbursement from us, and we will reimburse the Dealer Manager or its affiliates for the other expenses set forth above, in each case, to the extent permissible under applicable FINRA rules.

Term of the Dealer Manager Agreement
Either party may terminate the Dealer Manager Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Dealer Manager Agreement. Our obligations under the Dealer Manager Agreement to pay the stockholder servicing fees with respect to the Class T, Class S and Class D shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above in “—Stockholder Servicing Fees—Class T, Class S and Class D Shares”).
Indemnification
To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the Dealer Manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or approved sales literature.

HOW TO SUBSCRIBE
You may buy or request that we repurchase shares of our common stock through your financial advisor, a participating broker-dealer or other financial intermediary that has a selling agreement with the Dealer Manager. Because an investment in our common stock involves many considerations, your financial advisor or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if stockholder demand for repurchases exceeds the volume limitations under our share repurchase plan, we choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any month, in our discretion, or if our board of directors modifies or suspends the share repurchase plan.
Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards.” Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•
Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as
Appendix C
. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved by the Dealer Manager. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature.

•
Deliver a check, submit a wire transfer, instruct your broker-dealer to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer. Checks should be made payable, or wire transfers directed, to “Invesco Real Estate Income Trust Inc.” or “INREIT.” For Class T, Class S, Class D and Class E shares, after you have satisfied the applicable minimum purchase requirement of $2,500, additional purchases must be in increments of $500. For Class I shares, after you have satisfied the applicable minimum purchase requirement of $1,000,000, additional purchases must be in increments of $500, unless such minimums are waived in our sole discretion. The minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating broker-dealers may require additional documentation.
A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus.
Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager or otherwise agreed to between the Dealer Manager and the applicable participating broker-dealer). If a purchase order is received less than five business days prior to the first calendar day of the following month, unless waived by the Dealer Manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.
For example, if you wish to subscribe for shares in January, your subscription request must be received in good order at least five business days before February 1st. Generally, the offering price for such a hypothetical purchase would equal the transaction price for January (i.e., the NAV per share as of the last calendar day of December), plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of February.
Completed subscription requests will not be accepted by us before the later of (1) two business days before the first calendar day of each month and (2) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website at
www.inreit.com
,
making it available via our toll-free telephone line at
833-834-4924
and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below). Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares. Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.
However, if the transaction price is not made publicly available on or before the eighth business day before the first calendar day of the next month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made publicly available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted.
Rejected Subscriptions
If for any reason we reject a subscription, or if a subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.
Fiduciary or Custodial Accounts
Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.
TOD Designations
You have the option of placing a transfer on death (TOD), designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial advisor, in order to effect the designation.

Purchase Price
Each class of shares will be sold at the then-current transaction price, which will vary and will generally equal the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock for the month in which you make your purchase may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because stockholder servicing fees are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.
If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at the transaction price at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.
We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:

•
On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month. If a purchase order is received less than five business days prior to the first calendar day of the month, unless waived by the Dealer Manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.

•
Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class.

•
Completed subscription requests will not be accepted by us before the later of (1) two business days before the first calendar day of each month and (2) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC.

•
Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line,
833-834-4924.

•
You will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the transaction is settled. The confirmation statement will include information on how to obtain information we have filed with the SEC and made publicly available on our website,
www.inreit.com,
including supplements to the prospectus.

Our transaction price will generally be based on our prior month’s NAV. Our NAV may vary significantly from one month to the next. Through our website at
www.inreit.com,
our toll-free telephone line at
833-834-4924
and prospectus supplement filings, you will have information about the transaction price and NAV per share. We may set a transaction price that we believe reflects the NAV per share of our common stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. If the transaction price is not made available on or before the eighth business day before the first calendar day of the next month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.
In contrast to securities traded on an exchange or
over-the-counter,
where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares will not change depending on the level of demand by investors or the volume of requests for repurchases.

SHARE REPURCHASES
General
While you should view your investment in our shares of common stock as long term with limited liquidity, in an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a share repurchase plan whereby our stockholders may request that we repurchase all or any portion of their shares on a monthly basis, subject to the terms and conditions of the share repurchase plan.
Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests once our share repurchase plan is effective. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. See “—Repurchase Limitations” below.
You may request that we repurchase shares of our common stock through your financial advisor or directly with our transfer agent. The procedures relating to the repurchase of shares of our common stock are as follows:

•
Certain broker-dealers require that their clients process repurchases through their broker-dealer, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described herein, impact the timing of a stockholder receiving repurchase proceeds and require different paperwork or process than described herein. Please contact your broker-dealer first if you want to request the repurchase of your shares.

•
To the extent we choose to repurchase shares in any month we will only repurchase shares as of the opening of the last calendar day of that month (a “Repurchase Date”). To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will generally be made within approximately three business days of the Repurchase Date. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be equal to our prior month’s NAV per share), except that shares that have not been outstanding for at least one year will be repurchased at 95% of the applicable transaction price, which we refer to as the “Early Repurchase Deduction.”

•
A stockholder may withdraw a repurchase request by notifying the transfer agent, directly or through the stockholder’s financial intermediary, via our toll-free, automated telephone line,
833-834-4924.
The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

•
If a repurchase request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable month, the repurchase will be executed, if at all, on the next month’s Repurchase Date at the transaction price applicable to that month (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by us, in our sole discretion, and such determination shall be final and binding.

•
Repurchase requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a repurchase request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, you must complete and sign a repurchase authorization form, which can be found on our website,
www.inreit.com.
Written requests should be sent to the transfer agent at the following address:

DST Systems, Inc.
PO Box 219349
Kansas City, MO 64121-9349
Overnight Address:
DST Systems, Inc.
430 W 7th St. Suite 219349
Kansas City, MO 64105
Toll Free Number:
844-702-1299
Corporate investors and other
non-individual
entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.

•
For processed repurchases, stockholders may request that repurchase proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least 30 days. Please check with your broker-dealer that such payment may be made via check or wire transfer, as further described below.

•
Stockholders may also receive repurchase proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

•
A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) you wish to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

•	If a stockholder has made multiple purchases of shares of our common stock, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.

Repurchases Requests upon Death or Disability
A repurchase request in the event of the death of a stockholder must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar legal entity, the right to have shares repurchased pursuant to the share repurchase plan in the event of death does not apply.
For purposes of the share repurchase plan, a “qualifying disability” will be as defined in Section 72(m)(7) of the Code, provided that the condition causing the qualifying disability may not have been pre-existing
on the date that the stockholder became a stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar legal entity, the right to have shares repurchased pursuant to the share repurchase plan in the event of a qualifying disability does not apply.
Minimum Account Repurchases
In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to Early Repurchase Deduction.
Sources of Funds for Repurchases
We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings, or offering proceeds (including from sales of our common stock or Operating Partnership units), and we have no limits on the amounts we may pay from such sources.
In an effort to have adequate cash available to support our share repurchase plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all repurchase requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases.
Repurchase Limitations
We may repurchase fewer shares than have been requested in any month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. In addition, the total amount of shares that we will repurchase is limited, in any calendar month, to no more than 2% of our aggregate NAV (measured using the aggregate NAV as of the end of the immediately preceding month) and, in any calendar quarter, to no more than 5% of our aggregate NAV (measured using the average aggregate NAV as of the end of the immediately preceding three months).
In the event that we determine to repurchase some but not all of the shares of our common stock submitted for repurchase during any month, shares submitted for repurchase during such month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month, or upon the recommencement of the share repurchase plan, as applicable.
If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests.
Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on our company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other investments rather than repurchasing our shares is in the best interests of our company as a whole, we may choose to repurchase fewer shares in any month than have been requested to be repurchased, or none at all. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 2% monthly or 5% quarterly limitations on repurchases, to and suspensions of the share repurchase plan will be promptly disclosed to stockholders. Our board may determine that it is in our best interests and the interest of our stockholders to suspend the share repurchase plan as a result of regulatory changes, our becoming aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased, a lack of available funds, a determination that repurchase requests are having an adverse effect on our operations or other factors. Upon a suspension of our share repurchase plan, our board of directors will consider at least quarterly whether the continued suspension of our share repurchase plan remains in our best interest and the best interest of our stockholders. However, our board of directors is not required to authorize the recommencement of our share repurchase plan within any specified period of time. Once the share repurchase plan is suspended, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again.
The $20,000,000 of shares purchased by Invesco’s affiliate, Invesco Realty, Inc., may not be submitted for repurchase pursuant to our share repurchase plan until the third anniversary of their purchase, and any such repurchase request may be accepted only after all requests from unaffiliated stockholders have been fulfilled. Shares purchased in our private offering of Class N common stock will generally not be eligible for repurchase pursuant to our share repurchase plan until the earlier of the third anniversary of the date that the shares were acquired and the date that our aggregate NAV is at least $1.5 billion;
provided, however
, that the shares of our Class N common stock purchased by MassMutual are not available for repurchase pursuant to our share repurchase program. For a description of the repurchase rights we have granted MassMutual with respect to such shares of our Class N common stock, see “Description of Capital Stock—Class N Shares.” Shares of our common stock and units of the Operating Partnership obtained by the Adviser in lieu of cash payment of the management fee we pay to the Adviser will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction.
Stockholders who are exchanging a class of our shares for an equivalent aggregate NAV of another class of our shares will not be subject to, and will not be treated as repurchases for the calculation of, the 2% monthly or 5% quarterly limitations on repurchases and will not be subject to the Early Repurchase Deduction.
Early Repurchase Deduction
There is no minimum holding period for shares of our common stock and stockholders can request that we repurchase their shares at any time. However, subject to limited exceptions, shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price. This Early Repurchase Deduction will also generally apply to minimum account repurchases. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan.
The Early Repurchase Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the Early Repurchase Deduction in the following circumstances (subject to certain conditions described below):

•	repurchases resulting from death, qualifying disability or divorce; or

•	in the event that a stockholder’s shares are repurchased because the stockholder has failed to maintain the $500 minimum account balance.
As set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of shares resulting from the death qualifying disability (as such term is defined in Section 72(m)(7) of the Internal Revenue Code) or divorce of a stockholder who is a natural person, including shares held by such stockholder through a trust or an individual retirement account or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust, (ii) in the case of qualified disability, receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder or (iii) in the case of divorce, receiving written notice from the stockholder of the divorce and the stockholder’s instructions to effect a transfer of the shares (through the repurchase of the shares by us and the subsequent purchase by the stockholder) to a different account held by the stockholder (including trust or an individual retirement account or other retirement or profit-sharing plan). We must receive the written repurchase request within 12 months after the death of the stockholder, the initial determination of the stockholder’s disability or divorce in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death, disability or divorce of a stockholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders dies or acquires a qualified disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Repurchase Deduction upon death, disability or divorce does not apply.
Items of Note
When you make a request to have shares repurchased, you should note the following:

•	if you are requesting that some but not all of your shares be repurchased, keep your balance above $500 to avoid minimum account repurchase, if applicable;

•	you will not receive interest on amounts represented by uncashed repurchase checks;

•	under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and

•
all shares requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

IRS regulations require us to determine and disclose on Form
1099-B
the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the repurchase authorization form or calling our customer service number at
833-834-4924,
we will utilize the
first-in-first-out
method.
Frequent Trading and Other Policies
We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.
In general, stockholders may request that we repurchase their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

•	any stockholder who requests that we repurchase its shares within 30 calendar days of the purchase of such shares;

•	transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and

•	transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.
The following are excluded when determining whether transactions are excessive:

•	purchases and requests for repurchase of our shares in the amount of $25,000 or less;

•	purchases or repurchases initiated by us; and

•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.
At the Dealer Manager’s discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.
Mail and Telephone Instructions
We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. Our transfer agent has established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of other real estate investment programs managed by the Adviser and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
We are offering shares of our common stock only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the shares of our common stock.
REPORTS TO STOCKHOLDERS
We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•
the aggregate amount of the management fee and the aggregate amount of any other fees paid to the Adviser and any affiliate of the Adviser by us or third parties doing business with us during the year;

•	our Total Operating Expenses for the year, stated as a percentage of our Average Invested Assets and as a percentage of our Net Income;

•	a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and

•
a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Adviser, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Alternatively, such information may be provided in a proxy statement delivered with the annual report. We will make available to you on our website,
www.inreit.com,
or, at our discretion, via email, our quarterly and annual reports, proxy statements and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or another courier. You may always receive a paper copy upon request.
Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). Generally, we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

LEGAL MATTERS
The validity of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. Alston & Bird LLP has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders and
non-U.S.
holders of our common stock under the caption “U.S. Federal Income Tax Considerations” and has passed upon the accuracy of those statements as well as our qualification as a REIT for U.S. federal income tax purposes.
EXPERTS
The consolidated financial statements of Invesco Real Estate Income Trust Inc. as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and for the period from October 28, 2019 through December 31, 2019 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Vida JV LLC as of December 31, 2020 and for the period from September 29, 2020 (inception) to December 31, 2020 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The Combined Statement of Revenues and Certain Expenses of the Sunbelt Medical Office Portfolio for the year ended December 31, 2019 included in this prospectus have been so included in reliance on the report of Marcum LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.
The Statement of Revenues and Certain Expenses of the Cortona at Forest Park for the year ended December 31, 2020 included in this prospectus have been so included in reliance on the report of Marcum LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.
The statements included in our prospectus under the captions “Net Asset Value Calculation and Valuation Guidelines—Our Independent Valuation Advisors”, “Net Asset Value Calculation and Valuation Guidelines—Valuation of Investments,” and “Net Asset Value Calculation and Valuation Guidelines—Liabilities” relating to the respective roles of our independent valuation advisors, have been reviewed, as applicable, by Capright Property Advisors, LLC and Chatham Financial Corp., each an independent valuation firm, and are included in our prospectus given the authority of such firms as experts in property and debt valuations.
PRIVACY POLICY NOTICE
To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix D to this prospectus. This appendix describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices as required by law.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form
S-11
with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.
We will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at
www.sec.gov.
Website Disclosure
Our website at
www.inreit.com
contains additional information about our business, however the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible thorough and posted on our website at
www.inreit.com.

INDEX TO FINANCIAL STATEMENTS

Page
Invesco Real Estate Income Trust Inc.
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Financial Statements	F-3
Notes to Consolidated Financial Statements	F-7
Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2020 with reconciliations for the year ended December 31, 2020 and the period from October 28, 2019 (date of initial capitalization) to December 31, 2019
F-27

Vida JV LLC & Subsidiaries
Report of Independent Auditors	F-29
Consolidated Financial Statements	F-30
Notes to Consolidated Financial Statements	F-34

Sunbelt Medical Office Portfolio
Independent Auditor’ Report	F-44
Combined Statements of Revenues and Certain Expenses	F-46
Notes to Combined Statements of Revenues and Certain Expenses	F-47

Cortona at Forest Park
Independent Auditors’ Report	F-52
Statement of Revenues and Certain Expenses	F-54
Notes to Statement of Revenues and Certain Expenses	F-55

Invesco Real Estate Income Trust Inc.
Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2020	F-61
Notes to Pro Forma Consolidated Balance Sheet	F-62
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2020	F-64
Notes to Pro Forma Consolidated Statement of Operations	F-65

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of Invesco Real Estate Income Trust Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Invesco Real Estate Income Trust Inc. and its subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, of changes in equity and redeemable common stock and of cash flows for the year ended December 31, 2020 and for the period from October 28, 2019 (date of initial capitalization) to December 31, 2019, including the related notes and financial statement schedule listed in the accompanying index (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from October 28, 2019 (date of initial capitalization) to December 31, 2019 in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
March 31, 2021
We have served as the Company’s auditor since 2019.

Invesco Real Estate Income Trust Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2020	December 31, 2019
ASSETS
Investments in real estate, net	$60,773	$—
Investments in unconsolidated real estate entities	89,284	—
Investments in real estate-related securities, at fair value	877	—
Intangible assets, net	7,600	—
Cash and cash equivalents	2,968	200
Restricted cash	750	—
Other assets	586	—

Total assets	$162,838	$200

LIABILITIES
Revolving credit facility	$67,700	$—
Due to affiliates	4,868	—
Accounts payable, accrued expenses and other liabilities	1,844	—

Total liabilities	74,412	—

Commitments and contingencies (See Note 14)	—	—
Redeemable common stock, $0.01 par value per share, 3,247,457 and no shares issued and outstanding, respectively	83,194	—

EQUITY
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; 125 shares and no shares issued and outstanding, respectively ($500.00 per share liquidation preference)	41	—
Common stock — $0.01 par value per share, 3,600,000,000 shares authorized, 361,374 and 8,000 shares issued and outstanding, respectively	4	—
Additional paid-in capital	9,276	200
Accumulated deficit and cumulative distributions	(4,089)	—

Total equity	5,232	200

Total liabilities, redeemable common stock and equity	$162,838	$200

See accompanying notes to consolidated financial statements.

Invesco Real Estate Income Trust Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the Year Ended December 31, 2020	For the Period October 28, 2019 (date of initial capitalization) through December 31, 2019
Revenues
Rental revenue	$36	$—

Total revenues	36	—

Expenses
Rental property operating	15	—
General and administrative	2,911	—
Depreciation and amortization	37	—

Total expenses	2,963	—

Other income (expense), net
Income (loss) from unconsolidated real estate entities, net	(120)	—
Income from real estate-related securities	8	—
Interest income	1	—
Interest expense	(288)	—

Total other income (expense), net	(399)	—

Net loss attributable to Invesco Real Estate Income Trust Inc.	(3,326)	—
Dividends to preferred stockholders	(1)	—

Net loss attributable to common stockholders	$(3,327)	$—

Loss per share:
Net loss per share of Class N common stock — basic and diluted	$(5.80)	$—

Weighted average shares of Class N common stock outstanding, basic and diluted	573,892	—

See accompanying notes to consolidated financial statements.

Invesco Real Estate Income Trust Inc.
Consolidated Statements of Changes in Equity and Redeemable Common Stock
(in thousands, except share data)

	Series A Preferred Stock		Class N Common Stock		Additional Paid-in Capital	Accumulated Deficit and Cumulative Distributions	Total Equity	Class N Redeemable Common Stock
	Shares	Amount	Shares	Amount				Shares	Amount
Balance at October 29, 2019	—	$—	—	$—	$—	$—	$—	—	$—

Proceeds from issuance of common stock	—	—	8,000	—	200	—	200	—	—

Balance at December 31, 2019	—	$—	8,000	$—	$200	$—	$200	—	$—

Proceeds from issuance of preferred stock, net of offering costs	125	$41	—	$—	$—	$—	$41	—	$—
Proceeds from issuance of common stock, net of offering costs	—	—	359,843	4	8,947	—	8,951	3,351,777	83,194
Cancellation of common stock	—	—	(11,598)	—	—	—	—	(104,320)	—
Distribution reinvestment	—	—	4	—	—	—	—	—	—
Share-based compensation	—	—	5,125	—	129	—	129	—	—
Net loss	—	—	—	—	—	(3,326)	(3,326)	—	—
Preferred stock dividends	—	—	—	—	—	(1)	(1)	—	—
Common stock distributions	—	—	—	—	—	(762)	(762)	—	—

Balance at December 31, 2020	125	$41	361,374	$4	$9,276	$(4,089)	$5,232	3,247,457	$83,194

See accompanying notes to consolidated financial statements.

Invesco Real Estate Income Trust Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Year Ended December 31, 2020	For the Period October 28, 2019 (date of initial capitalization) through December 31, 2019
Cash flows from operating activities:
Net loss	$(3,326)	$—
Adjustments to reconcile net loss to net cash provided by operating activities:
(Income) loss from unconsolidated real estate entities, net	120	—
Depreciation and amortization	37	—
Share-based compensation	129
Straight-line rents	(11)	—
Amortization of deferred financing costs	165	—
Unrealized gain on real estate-related securities, net	(5)	—
Change in assets and liabilities, net of assets and liabilities acquired in acquisitions:
Increase in other assets	(60)	—
Increase in due to affiliates	3,433	—
Increase in accounts payable, accrued expenses, and other liabilities	78	—

Net cash provided by operating activities	560	—

Cash flows from investing activities:
Investments in unconsolidated real estate entities	(90,233)	—
Acquisitions of real estate	(66,718)	—
Purchase of real estate-related securities	(873)	—
Distributions from unconsolidated real estate entities	829	—

Net cash used in investing activities	(156,995)	—

Cash flows from financing activities:
Proceeds from issuance of redeemable common stock	84,052	—
Proceeds from issuance of common stock	9,025	200
Proceeds from issuance of preferred stock, net of offering costs	41	—
Proceeds from revolving credit facility	67,700	—
Payment of deferred financing costs	(605)	—
Preferred stock dividends	(1)	—
Common stock distributions	(259)	—

Net cash provided by financing activities	159,953	200

Net change in cash and cash equivalents and restricted cash	3,518	200
Cash and cash equivalents and restricted cash, beginning of period	200	—

Cash and cash equivalents and restricted cash, end of period	$3,718	$200

Reconciliation of cash and cash equivalents and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$2,968	$200
Restricted cash	750	—

Total cash and cash equivalents and restricted cash	$3,718	$200

Supplemental disclosures:
Interest paid	$50	$—

Non-cash investing and financing activities:
Assumption of assets and liabilities in conjunction with acquisitions of real estate, net	$57	$—

Distributions payable	$503	$—

Accrued offering costs due to affiliates	$931	$—

See accompanying notes to consolidated financial statements.

Invesco Real Estate Income Trust Inc.
Notes to Consolidated Financial Statements

1.	Organization and Business Purpose
Invesco Real Estate Income Trust Inc. (the “Company” or “we”) was incorporated on October 5, 2018 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes for the taxable year ended December 31, 2020. We are externally managed by Invesco Advisers, Inc. (the “Adviser”), a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd. (“Invesco”), a leading independent global investment management firm. We conduct our business through Invesco REIT Operating Partnership L.P. (“INREIT OP”) and have four reportable segments as of December 31, 2020. Invesco REIT Special Limited Partner L.L.C. (the “Special Limited Partner”), a wholly owned subsidiary of Invesco, holds a participation interest in INREIT OP. The Company was capitalized on October 29, 2019 with a $200,000 investment by an Invesco affiliate.
Our charter authorizes us to issue up to 3,600,000,000 shares of common stock and 100,000,000 shares of preferred stock. We intend to register an offering of up to $2.4 billion in shares with the Securities and Exchange Commission in our primary offering (the “Primary Offering”) and up to $600.0 million in shares under our distribution reinvestment plan (collectively, the “Offering”). Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of shares of stock.
We have conducted a private offering (“Private Offering”) of up to $400.0 million in shares of our Class N common stock (“Class N shares”, “Class N common stock”). As of December 31, 2020, we issued 3,603,702 shares of Class N common stock to affiliates of the Company in the Private Offering for total net proceeds of $92.3 million after deducting offering costs of approximately $931,000. The initial purchase price per Class N share was $25.00. The price per Class N share for subsequent purchases is based on our net asset value (“NAV”) per common share at the time of purchase. As of December 31, 2020, our affiliates committed to purchase an additional $128.7 million of Class N shares, of which $127.5 million was pledged as collateral for our revolving credit facility. For additional information on Class N shares issued in the Private Offering see Note 10 — “Redeemable Common Stock” and Note 11 — “Equity.”
Our portfolio will be primarily comprised of investments in stabilized, income-oriented commercial real estate and will focus on a range of asset types, including multifamily, industrial, retail and office as well as healthcare, student housing, hotels, senior living, data centers and self-storage. We also plan to invest up to 20% of our assets in real estate-related securities
.
As of December 31, 2020, we owned an office property, two industrial properties and real estate-related securities. We also invested in a joint venture that owns a portfolio of medical office buildings and a limited liability company that owns a multifamily property, as further discussed in Note 4 — “Investments in Unconsolidated Real Estate Entities.” Financial results by segment are reported in Note 16 —“Segment Reporting.”

2.	Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and consolidate the financial statements of the Company and its controlled subsidiaries. All significant intercompany transactions, balances, revenues and expenses are eliminated upon consolidation. In the opinion of management, the consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, which are necessary for a fair statement of our financial condition and result of operations for the periods presented.

Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from those estimates.
The extent to which the ongoing COVID-19 pandemic impacts our results will depend on future developments, many of which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19, future action plans, and vaccination efforts. Despite recent market rebounds across many asset classes, the ongoing COVID-19 pandemic has caused continued negative economic impacts, market volatility, and business disruption, which could negatively impact our tenants’ ability to pay rent, our ability to lease vacant space and our ability to undertake development and redevelopment projects. These consequences, in turn, could materially impact our results of operations. The estimates and assumptions underlying these consolidated financial statements are based on the information available as of December 31, 2020, including judgments about the financial market and economic conditions which may change over time.
Consolidation
We consolidate entities in which the Company has a controlling financial interest. In determining whether we have a controlling financial interest in a partially owned entity, we consider whether the entity is a variable interest entity (“VIE”) and whether we are the primary beneficiary. We are the primary beneficiary of a VIE when we have both the power to direct the most significant activities impacting the economic performance of the VIE and the obligation to absorb losses or receive benefits significant to the VIE.
We apply the equity method of accounting if we have significant influence over an entity, typically when we hold 20 percent or more of the voting common stock (or equivalent) of an investee but do not have a controlling financial interest. In certain circumstances, such as with investments in limited liability companies or limited partnerships, we apply the equity method of accounting when we own as little as three to five percent.
We have an investment in a limited liability company that is structured as a preferred membership interest, and our membership interest is structured to receive a fixed return. Accordingly, we do not participate in any economic upside or downside of the limited liability company. Further, because there is a mandatory redemption feature associated with our preferred membership interest, our future involvement with the limited liability company is limited. We have concluded that the limited liability company is a VIE and that we are not the primary beneficiary because we do not have the power to direct the activities of the VIE that most significantly impact its economic performance. Our economic risk with respect to our investment is limited to our equity ownership and any uncollected distributions. See Note 4 — “Investments in Unconsolidated Real Estate Entities” for further information about our investments in partially owned entities.
Cash and Cash Equivalents
We consider all highly liquid investments that have original maturity dates of three months or less when purchased to be cash equivalents. We may have bank balances in excess of federally insured amounts. We mitigate our risk of loss by maintaining cash deposits with high credit-quality institutions and actively monitoring our counterparties to minimize credit risk exposure.
Restricted Cash
As of December 31, 2020, restricted cash consists of a $750,000 interest reserve that we are contractually required to maintain on deposit under the terms of our preferred membership interest investment in a limited liability company.

Investments in Real Estate
In accordance with the guidance for business combinations, we determine whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired is not a business, we account for the transaction as an asset acquisition. As of December 31, 2020, we have accounted for all of our property acquisitions as asset acquisitions.
Whether the acquisition of a property acquired is considered a business combination or asset acquisition, we recognize the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquired entity. For transactions that are business combinations, we also evaluate the existence of goodwill or a gain from a bargain purchase. We expense acquisition-related costs associated with business combinations as they are incurred. We capitalize acquisition-related costs associated with asset acquisitions.
When a transaction is determined to be an asset acquisition, we assess the fair value of acquired tangible and intangible assets and liabilities (including land, buildings, tenant improvements, above-market and below-market leases, acquired in-place leases, other identified intangible assets and assumed liabilities) and allocate the purchase price to the acquired assets and assumed liabilities. The cost of the acquisition is then allocated to the assets acquired and liabilities assumed based on their relative estimated fair values. We assess relative fair value based on estimated cash flow projections that utilize discount and/or capitalization rates that we deem appropriate, as well as other available market information. We estimate future cash flows based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions.
The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. We also consider an allocation of purchase price to acquired intangibles, including acquired in-place leases that may have a customer relationship intangible value, including but not limited to the nature and extent of the existing relationship with the tenants, the tenants’ credit quality and expectations of lease renewals.
We record acquired above-market and below-market leases at their fair values (using a discount rate that reflects the risks associated with the leases acquired) equal to the difference between (1) the contractual amounts to be paid under each in-place lease and (2) management’s estimate of fair market lease rates for each corresponding in-place lease, measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases. Other intangible assets acquired include amounts for in-place lease values that are based on our evaluation of the specific characteristics of each tenant’s lease. Factors to be considered include estimates of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. When estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, depending on local market conditions. When estimating costs to execute similar leases, we consider leasing commissions, legal and other related expenses.
Intangible assets and intangible liabilities are recorded gross on our consolidated balance sheets. Intangible liabilities are presented as a component of other liabilities. The amortization of acquired above-market and below-market leases is recorded as an adjustment to rental revenue on our consolidated statements of operations. The amortization of in-place leases is a component of depreciation and amortization expense on our consolidated statements of operations.
The cost of buildings and improvements includes the purchase price of our properties and any acquisition-related costs, along with any subsequent improvements to such properties. Our investments in real estate are stated at cost and are generally depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Description	Depreciable Life
Building	40 years
Building and land improvements	1 - 10 years
Furniture, fixtures and equipment	1 - 7 years
Lease intangibles and leasehold improvements	Over lease term

Significant improvements to properties are capitalized. When assets are sold or retired, their costs and related accumulated depreciation or amortization are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period.
Repairs and maintenance are expensed to operations as incurred and are included in rental property operating expense on our consolidated statements of operations.
We review our real estate properties for indicators of impairment each quarter or when there is an event or change in circumstances that indicates an impaired value. We assess recoverability based on the estimated undiscounted future cash flows expected to be generated from the operation and eventual disposition of our properties over the period we expect to hold the properties. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value of our investment, we recognize an impairment loss. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value, or fair value, less cost to sell, if classified as held for sale. If we change our strategy or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized and such loss could be material to our results. If we determine that an impairment has occurred, we reduce the affected assets to their fair value or fair value, less cost to sell if classified as held for sale. We did not record an impairment loss for the year ended December 31, 2020.
Investments in Unconsolidated Real Estate Entities
We account for our investments in unconsolidated real estate entities under the equity method of accounting. Under the equity method of accounting, we record our initial investment in an unconsolidated real estate entity at cost and subsequently adjust the cost for our share of the real estate entity’s income or loss and cash contributions and distributions each period. We evaluate the carrying amount of our investment in an unconsolidated real estate entity for potential indicators of impairment if the carrying amount of our investment exceeds its fair value. We record an impairment charge when we determine an impairment is other-than-temporary. To determine whether impairment is other-than-temporary, we consider whether we have the ability and intent to hold the investment until the carrying amount is fully recovered. The evaluation of an investment in an unconsolidated real estate entity for potential impairment can require us to exercise significant judgment. We did not record any impairment losses on our investments in unconsolidated real estate entities for the year ended December 31, 2020.
Distributions received from equity method investments are classified in the consolidated statements of cash flows as either operating or investing activities based on the cumulative earnings approach. Under the cumulative earnings approach, we compare distributions received to our cumulative equity method earnings since inception. Any distributions received up to the amount of cumulative equity earnings are considered a return on investment and classified in operating activities. Any excess distributions are considered a return of investment and classified in investing activities. The income or loss from equity method investments is included in income (loss) from unconsolidated real estate entities, net in our consolidated statements of operations.
Investments in Real Estate-Related Securities
We invest in debt and equity securities of real estate companies. We have elected the fair market value option for accounting for investments in debt securities and record changes in fair value as income (loss) from real estate-related securities in our consolidated statement of operations.
We record equity securities with readily determinable market values at fair value and record changes in fair value as income (loss) from real estate-related securities in our consolidated statement of operations. Dividend income is recorded when declared and the resulting dividend income, along with gains and losses, is recorded as a component of income from real estate-related securities on the consolidated statements of operations.

Fair Value Measurements
Under normal market conditions, the fair value of an investment is the amount that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date (
i.e.
, the exit price). Additionally, there is a hierarchical framework that prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is impacted by a number of factors, including the type of investment and the characteristics specific to the investment and the state of the marketplace, including the existence and transparency of transactions between market participants. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.
Investments measured and reported at fair value are classified and disclosed in one of the following levels within the fair value hierarchy:
Level 1 — quoted prices are available in active markets for identical investments as of the measurement date. The Company does not adjust the quoted price for these investments.
Level 2 — quoted prices are available in markets that are not active or model inputs are based on inputs that are either directly or indirectly observable as of the measurement date.
Level 3 — pricing inputs are unobservable and include instances where there is minimal, if any, market activity for the investment. These inputs require significant judgment or estimation by management or third parties when determining fair value and generally represent anything that does not meet the criteria of Levels 1 and 2. Due to the inherent uncertainty of these estimates, these values may differ materially from the values that would have been used had a ready market for these investments existed.
Valuation
Our investments in real estate-related securities are reported at fair value. We generally determine the fair value of our real estate-related securities by utilizing third-party pricing service providers and broker-dealer quotations on the basis of last available bid price. The carrying amount of the revolving credit facility approximates its fair value due to its short-term nature. Cost approximates fair value for all other assets and liabilities.
In determining the fair value of a particular investment, pricing service providers may use broker-dealer quotations, reported trades or valuation estimates from their internal pricing models to determine the reported price. The pricing service providers’ internal models for securities such as real estate-related securities generally consider the attributes applicable to a particular class of the security (
e.g.
, credit rating, seniority), current market data, and estimated cash flows for each class and incorporate deal collateral performance such as prepayment speeds and default rates, as available. As of December 31, 2020, approximately $866,000 of investments in real estate-related debt securities were classified as Level 2. Our equity security holding was classified as Level 1.
Deferred Financing Costs
Direct costs associated with entering into our revolving credit facility are recorded as other assets on the consolidated balance sheet and are being amortized on a straight-line basis, which approximates the effective interest method, over the term of the agreement. We entered into a new revolving credit facility in January 2021 and fully repaid our existing revolving credit facility in February 2021. See Note 17 — “Subsequent Events” for additional information.

Revenue Recognition
We recognize rental revenue on our leases based on a number of factors, including the initial determination that the contract is or contains a lease. Generally, all of our contracts are, or contain leases, and therefore revenue is recognized when the lessee takes possession of or controls the physical use of the leased assets. In most instances this occurs on the lease commencement date. At the inception of a new lease, including new leases that arise from amendments, we assess the terms and conditions of the lease to determine the proper lease classification.
A lease is classified as an operating lease if none of the following criteria are met: (i) ownership transfers to the lessee at the end of the lease term, (ii) the lessee has a purchase option that is reasonably expected to be exercised, (iii) the lease term is for a major part of the economic life of the leased property, (iv) the present value of the future lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the leased property, and (v) the leased property is of such a specialized nature that it is expected to have no future alternative use to the Company at the end of the lease term. If one or more of these criteria are met, the lease will generally be classified as a sales-type lease, unless the lease contains a residual value guarantee from a third party other than the lessee, in which case it would be classified as a direct financing lease under certain circumstances.
Rental revenue primarily consists of fixed contractual base rent arising from tenant leases at our industrial and office properties under operating leases. Revenue under operating leases that are deemed probable of collection, is recognized as revenue on a straight-line basis over the non-cancelable term of the related leases. For leases that have fixed and measurable rent escalations, the difference between such rental income earned and the cash rent due under the provisions of the lease is recorded in the consolidated balance sheets. For leases that are deemed not probable of collection, revenue is recorded as the lesser of (i) the amount which would be recognized on a straight-line basis or (ii) cash that has been received from the tenant, with any tenant and deferred rent receivable balances charged as a direct write-off against rental income in the period of the change in the collectability determination.
Our contracts may contain nonlease components (e.g., charges for management fees, common area maintenance, and reimbursement of third-party maintenance expenses) in addition to lease components (i.e., monthly rental charges). Services related to nonlease components are provided over the same period of time as, and billed in the same manner as, monthly rental charges. We do not segregate the lease components from the nonlease components when accounting for operating leases. Since the lease component is the predominant component under each of these leases, combined revenues from both the lease and nonlease components are reported as rental revenues in the accompanying consolidated statements of operations.
In April 2020, the Financial Accounting Standards Board (“FASB”) staff issued a question and answer document (the “Lease Modification Q&A”) focused on the application of lease accounting guidance to lease concessions provided as a result of the COVID-19 pandemic. In accordance with the Lease Modification Q&A, we have made a policy election to not account for concessions as a lease modification if the total cash flows after the lease concessions are substantially the same, or less than, the cash flows in the original lease. However, if in the future, a concession is granted that modifies the terms and significantly alters the cash flows of the original lease, we will account for the changes as a lease modification. We did not make any lease concessions in the year ended December 31, 2020 as a result of the COVID-19 pandemic.
Income Taxes
We intend to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”) commencing with our taxable year ending December 31, 2020. If we qualify for taxation as a REIT, we will generally not be subject to federal income tax as long as we distribute at least 100% of our taxable income each year. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We may elect to treat certain of our corporate subsidiaries as taxable REIT subsidiaries (“TRSs”). In general, a TRS may perform additional services for our tenants and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income tax. As of December 31, 2020, our tax years 2018 through 2020 remain subject to examination by the United States tax authorities.
Organization and Offering Costs
The Adviser has agreed to advance all of our organization and offering expenses (other than upfront selling commissions, dealer manager fees, and ongoing stockholder servicing fees) incurred through the earlier of (1) the date that our NAV reaches $1.0 billion and (2) December 31, 2022. We will reimburse the Adviser for all of our advanced expenses ratably over the 60 months following the earlier of (1) the date our NAV reaches $1.0 billion and (2) December 31, 2022. We will reimburse the Adviser for any subsequent organization and offering expenses as incurred.
As of December 31, 2020, the Adviser and its affiliates incurred organization expenses of $1.2 million and offering expenses of approximately $931,000 on our behalf for the Private Offering that are recorded as a component of due to affiliates on our consolidated balance sheet (December 31, 2019: $1.0 million and approximately $450,000, respectively). Private Offering organization and offering expenses became a liability of the Company on January 16, 2020, the date on which the Private Offering commenced. We recorded the organization expenses associated with the Private Offering as general and administrative expenses and recorded the offering costs as an offset to Class N common stock based on the relative proceeds raised in the Private Offering.
As of December 31, 2020, the Adviser and its affiliates have incurred organization expenses of approximately $200,000 and offering costs of $1.6 million on our behalf for the Primary Offering (December 31, 2019: approximately $200,000 and $459,000, respectively). We have not recorded organization and offering expenses related to the Primary Offering in our consolidated financial statements as of December 31, 2020 and December 31, 2019 because these expenses are not our obligation until the commencement of the Primary Offering.
Invesco Distributors, Inc., (the “Dealer Manager”) will serve as the dealer manager for the Primary Offering. See Note 12 — “Related Party Transactions” for more information on our relationship to the Dealer Manager and a description of selling commissions and dealer manager fees.
Earnings (Loss) per Share
We calculate basic earnings (loss) per share by dividing net earnings (loss) attributable to common stockholders for the period by the weighted average number of common shares outstanding during the period, including redeemable common stock. All classes of common stock are allocated net earnings (loss) at the same rate per share and receive the same gross distribution per share. We calculate diluted net earnings (loss) per share by dividing net income (loss) attributable to common stockholders for the period by the weighted average number of common shares and common share equivalents outstanding (unless their effect is antidilutive) for the period. As of December 31, 2020, there are no common share equivalents outstanding that would have a dilutive effect as a result of our net loss, and accordingly, the weighted average number of common shares outstanding is identical for the period for both basic and diluted shares.
Share-Based Compensation
Under the terms of our 2019 Equity Incentive Plan, our independent directors are eligible to receive awards of fully-vested common stock as part of their compensation for services as directors. In addition, we may compensate the officers and employees of our Adviser and its affiliates with share-based awards under the terms of our management agreement.

Share-based compensation arrangements may include options, stock appreciation rights, restricted stock and other share-based awards. We recognize compensation expense related to share-based awards to our independent directors in our consolidated financial statements based on the fair value of the award on the date of grant.
Pending Accounting Pronouncements
In January 2021, the FASB expanded existing accounting guidance for evaluating the effects of reference rate reform on financial reporting. The new guidance expands the temporary optional expedients and exceptions to GAAP for contract modifications, hedge accounting and other relationships that reference London Interbank Offered Rate (“LIBOR”) to apply to all derivative instruments affected by the market-wide change in the interest rates used for discounting, margining or contract price alignment (commonly referred to as the discounting transition). The guidance can be applied as of January 1, 2020. We will evaluate our contracts that are eligible for modification relief and may apply the elections prospectively as needed. We are currently evaluating what impact the guidance will have on our consolidated financial statements.

3.	Investments in Real Estate, net
Investments in real estate, net consist of:

$ in thousands	December 31, 2020
Building and improvements	$44,317
Land and land improvements	16,483

Total	60,800
Accumulated depreciation	(27)

Investments in real estate, net	$60,773

We commenced operations in September 2020 and acquired one commercial office and two industrial real estate properties during the year ended December 31, 2020. The following table provides further details of the properties we acquired:

$ in thousands	Ownership Interest	Location	Segment	Acquisition Date	Purchase Price (1)
Willows Facility	100%	Redmond, WA	Office	December 2020	$35,729
Excelsior Warehouse	100%	Norwalk, CA	Industrial	December 2020	18,594
Industry Warehouse	100%	Pico Rivera, CA	Industrial	December 2020	12,483

					$66,806

(1)	Purchase price includes acquisition-related costs.
The following table summarizes the allocation of the total cost for the properties that we acquired during the year ended December 31, 2020:

$ in thousands	Willows Facility (2)	Excelsior Warehouse	Industry Warehouse	Total
Building and improvements	$22,100	$13,036	$9,181	$44,317
Land and land improvements	10,504	3,865	2,114	16,483
Lease intangibles (1)	4,730	1,693	1,188	7,611
Below-market lease intangibles	(1,605)	—	—	(1,605)

Total purchase price	$35,729	$18,594	$12,483	$66,806

(1)	Lease intangibles include in-place leases and leasing commissions.
(2)	Purchase price excludes a $3.5 million commitment to fund tenant leasehold improvements by December 31, 2021.

The weighted-average amortization periods for intangibles assets acquired and intangible liabilities assumed in connection with our acquisitions of real estate during the year ended December 31, 2020 were as follows:

	In-place Lease Intangible	Leasing Commission Intangibles	Below-market Lease Intangibles
Weighted-average amortization period (in years)	9.4	9.8	8.3

4.	Investments in Unconsolidated Real Estate Entities
We have formed a joint venture with Invesco U.S. Income Fund L.P., an affiliate of Invesco (the “Invesco JV”), to acquire an interest in a portfolio of medical office buildings throughout the United States (the “Sunbelt Medical Office Portfolio”). On September 29, 2020, the Invesco JV acquired an 85% ownership interest in a joint venture (the “Holding Company” or “VIDA JV LLC”) with Welltower, Inc., the prior sole owner of the Sunbelt Medical Office Portfolio and an unaffiliated third party. As of the date of the acquisition, the Holding Company owned a portfolio of 13 separate medical office buildings located throughout the United States. On December 23, 2020, the Holding Company acquired a portfolio of five additional medical office buildings. We own a 42.5% interest in the Holding Company through our ownership in the Invesco JV and account for our investment using the equity method of accounting.
As of December 31, 2020, the Holding Company had committed to purchase two additional medical office buildings. The Holding Company completed these acquisitions on February 4, 2021. See Note 14 — “Commitments and Contingencies” for additional information regarding our commitment to fund our portion of the acquisition cost.
In December 2020, we invested in San Simeon Holdings, LLC (“San Simeon Holdings”), a limited liability company that owns a multifamily property. Our investment is structured as a preferred membership interest. Our preferred membership interest is mandatorily redeemable on December 15, 2023, although there are certain conditions that may accelerate the redemption date. The common member of San Simeon Holdings has two one-year options to extend the mandatory redemption date of our preferred membership interest to December 15, 2025. The redemption amount will primarily be determined by the inception-to-date earnings and distributions over the term of the preferred membership interest. The investment yields a current pay rate of 6.00%, increasing 0.50% annually during the initial term and 0.25% during each extension term, as well as a preferred accrued return of 4.00% due upon redemption. We account for our investment using the equity method of accounting. See Note 14 — “Commitments and Contingencies” for additional information regarding our future capital commitment to San Simeon Holdings.
The following table provides a summarized balance sheet of our investments in unconsolidated real estate entities and a reconciliation to our equity investment:

	December 31, 2020
$ in thousands	Holding Company	San Simeon Holdings	Total
Total assets	$366,482	$112,594	$479,076
Total liabilities	(187,882)	(76,322)	(264,204)

Total equity of unconsolidated real estate entities	178,600	36,272	214,872
INREIT’s share	75,914	13,118	89,032
INREIT outside basis	252	—	252

INREIT investment in unconsolidated real estate entities, net	$76,166	$13,118	$89,284

The following table provides summarized operating data of our investments in unconsolidated real estate entities along with a reconciliation to the net loss from our investments:

	Twelve Months Ended December 31, 2020
$ in thousands	Holding Company	San Simeon Holdings	Total
Total revenue	$5,716	$388	$6,104
Income (loss) from unconsolidated real estate entities, net	(489)	33	(456)
INREIT’s share	(199)	79	(120)

INREIT income (loss) from unconsolidated real estate entities, net	$(199)	$79	$(120)

5.	Investments in Real Estate-Related Securities
The following table summarizes our investments in real estate-related debt securities by asset type:

	December 31, 2020
$ in thousands	Principal Balance	Unamortized Premium (Discount)	Amortized Cost	Unrealized Gain (Loss), Net	Fair Value	Period- end Weighted Average Yield	Weighted- Average Maturity Date
Non-agency CMBS	$716	$11	$727	$2	$729	3.39%	1/22/2032
Corporate debt	125	9	134	3	137	2.55%	1/15/2025

Total	$841	$20	$861	$5	$866

As of December 31, 2020, we also hold an investment in preferred stock of a real estate investment trust with a fair value of approximately $11,000 and a period-end weighted average yield of 6.52%.

6.	Intangibles
The gross carrying amount and accumulated amortization of our intangible assets and liabilities are ($ in thousands):

	December 31, 2020
	Total Cost	Accumulated Amortization	Intangible Assets, net
Intangible assets, net:
In-place lease intangibles	$5,475	$(7)	$5,468
Leasing commissions	2,136	(4)	2,132

Total intangible assets, net	$7,611	$(11)	$7,600

Intangible liabilities, net:
Below-market lease intangibles	$1,605	$—	$1,605

Total intangible liabilities, net	$1,605	$—	$1,605

The estimated future amortization of our intangibles for each of the next five years and thereafter as of December 31, 2020 is:

$ in thousands	In-place Lease Intangibles	Leasing Commissions	Below-market Lease Intangibles
2021	$601	$227	$(195)
2022	601	227	(194)
2023	601	227	(194)
2024	601	227	(194)
2025	601	227	(194)
Thereafter	2,463	997	(632)

	$5,468	$2,132	$(1,605)

7.	Other Assets
The following table summarizes the components of other assets:

$ in thousands	December 31, 2020
Deferred financing costs, net	$440
Prepaid expenses	130
Other	16

Total	$586

8.	Revolving Credit Facility
On September 23, 2020, INREIT OP entered into a revolving credit facility (the “Credit Facility”) with Bank of America, N.A. (“Bank of America”). The Credit Facility is secured by stockholder capital commitments totaling $127.5 million at December 31, 2020.
The maximum aggregate principal amount of outstanding loans under the Credit Facility is $75.0 million, provided that INREIT OP may increase the maximum aggregate principal amount of outstanding loans to up to $150.0 million in accordance with the terms of the Credit Facility. Borrowings under the Credit Facility bear interest, at INREIT OP’s option, at a rate equal to either LIBOR or a base rate, where the base rate is the highest of (1) the federal funds rate plus 0.5%, (2) the rate of interest as publicly announced by Bank of America as its “prime rate” or (3) LIBOR plus 1.0%, in each case, plus an applicable margin. In addition, INREIT OP is required to pay a quarterly commitment fee with respect to the unused portion of the Credit Facility at a rate per annum of 0.20%. The Credit Facility contains customary conditions to funding and various affirmative and negative financial covenants. INREIT OP was in compliance with all of the Credit Facility’s financial covenants as of December 31, 2020.
As of December 31, 2020, INREIT OP had $67.7 million in outstanding loans under the Credit Facility and a total available commitment of $7.3 million. The weighted average interest rate on loans outstanding under the Credit Facility was 2.0% as of December 31, 2020. The Credit Facility originally matured at the earlier of September 22, 2021 or when our aggregate investor capital commitments expired. INREIT OP entered into a new revolving credit facility in January 2021 and repaid all outstanding borrowings under the existing Credit Facility in February 2021. See Note 17 — “Subsequent Events” for additional information.

9.	Accounts Payable, Accrued Expenses and Other Liabilities
The following table summarizes the components of accounts payable, accrued expenses and other liabilities:

$ in thousands	December 31, 2020
Intangible liabilities, net	$1,605
Tenant security deposits	130
Accrued interest expense	73
Accounts payable and accrued expenses	36

Total	$1,844

10.	Redeemable Common Stock
In August 2020, Massachusetts Mutual Life Insurance Company (“MassMutual”) committed to purchase up to $200.0 million of Class N shares of common stock in the Private Offering (the “MassMutual Capital Commitment”). MassMutual is an affiliate of Invesco. The MassMutual Capital Commitment expires on September 28, 2021. The initial purchase price per Class N share was $25.00. The price per Class N share for subsequent purchases is based on our NAV per Class N share at the time of purchase.
As of December 31, 2020, MassMutual had purchased 3,247,457 Class N shares of common stock for $83.2 million, net of offering costs. The Class N shares have been classified as redeemable common stock on our consolidated balance sheet because MassMutual has the contractual right to redeem the shares under certain circumstances, as described below. MassMutual’s redemption rights are not transferable. As of December 31, 2020, the remaining MassMutual Capital Commitment was $115.9 million.
At MassMutual’s written request, we are required to repurchase MassMutual’s Class N shares and any other shares of our common stock held by MassMutual (collectively, “MassMutual Shares”) at the earlier of (i) the third anniversary of the date we commence the Primary Offering, or (ii) the date that our NAV is at least $1.5 billion. When we are required to begin repurchasing the MassMutual shares, we will repurchase the shares on a monthly basis at MassMutual’s request. The repurchase price will generally be equal to the NAV per share for the class of shares being repurchased as of the prior month end. The aggregate amount (based upon aggregate repurchase price) of MassMutual Shares that we are required to repurchase in any month is limited to the lesser of (i) 15% of the net proceeds from the sale of shares of common stock in the Offering to persons other than MassMutual and its affiliates in the month prior to when MassMutual submits their purchase request, and (ii) 1.5% of our aggregate NAV as of the last day of the month prior to when MassMutual submits their purchase request.
When it becomes probable that the MassMutual shares will become redeemable, we will recognize changes in the redemption value of the MassMutual shares as they occur. The change in the redemption value will be recorded as an adjustment to additional paid-in capital and will not affect income available to common stockholders. We will limit any adjustment in the carrying amount of the redeemable common stock to the initial amount reported in temporary equity for the redeemable common stock.
We have entered into an exchange rights and registration agreement with MassMutual (the “Registration Rights Agreement”). After September 28, 2025, MassMutual may require us to exchange all or a portion of its Class N shares for any class of shares of our common stock being sold in the Primary Offering and file and maintain an effective registration statement with the Securities and Exchange Commission (for no longer than three years) offering the sale of the new shares issued in the exchange. MassMutual’s rights under the Registration Rights Agreement will terminate when its shares of our common stock have an aggregate NAV of less than $20.0 million.

11.	Equity
Authorized Capital
As of December 31, 2020, we were authorized to issue preferred stock and six classes of common stock consisting of the following:

Classification	Number of Shares (in thousands)	Par Value
Preferred Stock	100,000	$0.01
Class S Shares	600,000	$0.01
Class T Shares	600,000	$0.01
Class D Shares	600,000	$0.01
Class I Shares	600,000	$0.01
Class E Shares	600,000	$0.01
Class N Shares	600,000	$0.01

Total	3,700,000

Preferred Stock
On November 20, 2020, we sold 125 shares of 12.5% Series A Redeemable Cumulative Preferred Stock (“Series A Preferred Stock”) for $500.00 per share in a private placement exempt from registration under the Securities Act of 1933, as amended. The offering was effected for the purpose of the Company having at least 100 stockholders to satisfy one of the requirements for qualification as a REIT under the Internal Revenue Code. Total proceeds were $62,500 before issuance costs of $21,900. Holders of the Series A Preferred Stock are entitled to receive dividends at an annual rate of 12.5% of the liquidation preference of $500.00 per share, or $62.50 per share per annum. Dividends are cumulative and payable semi-annually commencing with the first dividend payment date on December 31, 2020. We have the option to redeem shares of our Series A Preferred Stock in whole or in part at any time for the price of $500.00 per share, plus any accrued and unpaid dividends through the date of redemption. If a redemption occurs on or before December 31, 2022, we will pay an additional $50.00 per share redemption premium.
Common Stock
We issued 3,608,831 shares of Class N common stock as of December 31, 2020 (December 31, 2019: 8,000 shares). As discussed in Note 10 — “Redeemable Common Stock,” 3,247,457 of our Class N shares have been classified as redeemable common stock because the stockholder, MassMutual, has the contractual right to redeem the shares under certain circumstances. The remaining 361,374 Class N shares that were issued as of December 31, 2020 (December 31, 2019: 8,000 shares) have been recorded as common stock.
As of December 31, 2020, we have aggregate investor commitments to purchase an additional $128.7 million of Class N common stock including a $115.9 million commitment from MassMutual discussed in Note 10 — “Redeemable Common Stock” and a $12.7 million commitment from other affiliates described in Note 12 — “Related Party Transactions.”
Distributions
We generally intend to distribute substantially all of our taxable income to our stockholders each year to comply with the REIT provisions of the Internal Revenue Code. Taxable income does not necessarily equal net income as calculated in accordance with GAAP.
For the year ended December 31, 2020, we declared distributions of approximately $762,000. We accrued approximately $503,000 for distributions payable as of December 31, 2020. We did not declare any distributions for the year ended December 31, 2019.

Distributions on our preferred and common stock for the year ended December 31, 2020 were characterized for federal income tax purposes as a return of capital.
The following table details the aggregate distributions declared per share for each applicable class of stock for the year ended December 31, 2020:

	Series A Preferred Stock	Class N Common Stock
Aggregate distributions declared per share	$7.1200	$0.2650
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan whereby stockholders (other than stockholders residing in Maine, Maryland, New Jersey and Ohio) will have their cash distributions automatically reinvested in additional shares of common stock unless they elect to receive their distributions in cash. Stockholders residing in Alabama, Idaho, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of common stock. The per share purchase price for shares purchased under the distribution reinvestment plan will be equal to the offering price before upfront selling commissions and dealer manager fees (the “transaction price”) at the time the distribution is payable. The transaction price will generally be equal to our prior month’s NAV per share for that share class. Stockholders will not pay upfront selling commissions or dealer manager fees when purchasing shares pursuant to the distribution reinvestment plan. The stockholder servicing fees for shares of our Class T shares, Class S shares and Class D shares are calculated based on the NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan.
Share Repurchase Plan
We have adopted a share repurchase plan. On a monthly basis, our stockholders may request that we repurchase all or any portion of their shares. We may choose, in our discretion, to repurchase all, some or none of the shares that have been requested to be repurchased at the end of any particular month, subject to any limitations in the share repurchase plan. The total amount of share repurchases under the plan is limited to 2% of our aggregate NAV per month and 5% of our aggregate NAV per calendar quarter. Shares will be repurchased at a price equal to the transaction price on the applicable repurchase date, subject to any early repurchase deduction. Our transaction price will generally equal our prior month’s NAV per share for that share class. Shares repurchased within one year of the date of issuance will be repurchased at 95% of the current transaction price (the “Early Repurchase Deduction”). The Early Repurchase Deduction will not apply to shares acquired through the distribution reinvestment plan. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests, and we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. We may modify or suspend the share repurchase plan.

12.	Related Party Transactions
Management Fee and Performance Participation Allocation
We are externally managed by the Adviser, a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco. The Adviser is at all times subject to the supervision and oversight of our Board of Directors and only such functions and authority as we delegate to it.
We will pay the Adviser a management fee equal to 1.0% of NAV for Class T shares, Class S shares, Class D shares and Class I shares per annum calculated and payable monthly. We will not pay a management fee on the

Class E shares issued in the Offering. Commencing on January 16, 2030, ten years after the commencement of the Private Offering of Class N shares, we will pay the Adviser a management fee equal to 1.0% of NAV for Class N shares per annum. The Adviser may elect to receive payment of management fees in either Class I shares, INREIT OP Class I Units or cash.
The Adviser and its affiliates provide us with our management team, including our officers and appropriate support personnel. Each of our officers is an employee of the Adviser or one of its affiliates. We do not have any employees. The Adviser is not obligated to dedicate any of its employees exclusively to us, nor is the Adviser obligated to dedicate any specific portion of time to our business. The Adviser or the Adviser’s affiliates may provide us services that would otherwise be performed by third parties. Such services may include accounting and internal audit services, account management services, corporate and secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, transaction support services transaction consulting services and other similar operational matters. In such event, we will reimburse the Adviser or the Adviser’s affiliate, as applicable, the cost of performing such services (including employment costs and related expenses allocable thereto) provided that such reimbursements will not exceed the amount that would be payable if such services were provided by a third party in an arms-length transaction. During the year ended December 31, 2020, we incurred approximately $123,000 for costs of support personnel that were provided by the Adviser.
The Special Limited Partner holds a performance participation interest in INREIT OP that entitles it to receive an allocation from INREIT OP equal to (1) with respect to all INREIT OP units other than Class N units and Class E units, 12.5% of the Total Return, subject to a 6.0% Hurdle Amount and a High Water Mark, with a Catch-Up (each such term as defined in the limited partnership agreement of INREIT OP), and (2) with respect to Class N units, 10.0% of the Class N Total Return, subject to a 7.0% Class N Hurdle Amount and a Class N High Water Mark, with a Catch-Up (each such term as defined in the limited partnership agreement of INREIT OP). The allocations will start to accrue in March 2021 and will be calculated on an annual basis. The Adviser may elect to receive payment of the performance participation interest in either Class I shares, INREIT OP Class I Units or cash. As of December 31, 2020, the Special Limited Partner was not entitled to receive an allocation from INREIT OP.
The Dealer Manager is a registered broker-dealer affiliated with the Adviser. We intend to enter into an agreement (the “Dealer Manager Agreement”) with the Dealer Manager in connection with the Primary Offering.
The Dealer Manager will be entitled to receive selling commissions and stockholder servicing fees for certain classes of shares. We will accrue the full cost of the stockholder servicing fee, up to the 8.75% threshold, as an offering cost at the time each Class T, Class S and Class D share is sold during the Primary Offering. There will not be a stockholder servicing fee with respect to Class I and Class E shares. As of December 31, 2020, we have not incurred any selling commissions or stockholder servicing fees.
Due to Affiliates
Due to affiliates consists of:

$ in thousands	December 31, 2020
Other general and administrative expenses	$2,205
Private Offering organization expenses	1,210
Private Offering costs	931
Distributions payable	503
Share-based compensation payable	19

Total	$4,868

The Adviser also advanced $1.8 million of organization and offering costs related to the Primary Offering on our behalf through December 31, 2020 (approximately $659,000 as of December 31, 2019) that are excluded from the table above. Organization and offering expenses related to the Primary Offering have not been recognized in the accompanying consolidated financial statements as they are not our obligation until the commencement of the Primary Offering.
Related Party Share Ownership
As of December 31, 2020, all of our Class N common stock is held by affiliates. MassMutual is the sole owner of our Class N redeemable common stock as of December 31, 2020. MassMutual is an affiliate of the Company and is considered an affiliate of Invesco and the Adviser because MassMutual has a material financial interest in and the right to appoint a member of the board of directors of Invesco. Through December 31, 2020, affiliates of the Company had purchased the following amounts of our Class N common stock:

$ in thousands	Number of Class N Common Shares	Purchase Price
MassMutual	3,247,457	$84,052
Invesco Realty, Inc.	324,746	8,405
Members of the Board of Directors	36,628	949

	3,608,831	$93,406

Effective December 31, 2020, our stockholders voluntarily surrendered 115,918 shares of Class N common stock. Our stockholders did not receive any consideration in connection with this equity restructuring. Accordingly, this transaction reduced our total common shares outstanding in our calculation of earnings per share for the year ended December 31, 2020. The equity restructuring did not have any impact on our stockholders’ capital commitments as of December 31, 2020.
As of December 31, 2020, our affiliates have committed to purchase an additional $128.7 million of the Company’s Class N common stock in the Private Offering. We have committed to exchange all shares of Class N common stock held by our directors into shares of Class E common stock when we commence the Primary Offering.
We also awarded independent members of our Board of Directors 5,125 shares of Class N common stock under our equity incentive plan. We recognized approximately $129,000 of compensation expense related to these awards in the year ended December 31, 2020.

13.	Economic Dependency
We are dependent on the Adviser and its affiliates for certain essential services, including the sale of shares of our common stock, acquisition and disposition decisions, and certain other responsibilities. If the Adviser and its affiliates are unable to provide such services, we would be required to find alternative service providers.

14.	Commitments and Contingencies
Commitments and contingencies may arise in the ordinary course of business. Our material off-balance sheet commitments and contingencies as of December 31, 2020 are discussed below.
As discussed in Note 4 — “Investments in Unconsolidated Real Estate Entities,” we have invested in a real estate joint venture that is structured as a partnership. As of December 31, 2020, we had a capital commitment to invest $9.2 million in the partnership to fund the acquisition of two additional medical office buildings. We funded our commitment on February 4, 2021.

We have also committed to fund improvements to a multifamily property owned by San Simeon Holdings. Under the terms of the limited liability company agreement of San Simeon Holdings, we are required to fund our commitment as requested through December 1, 2023. As of December 31, 2020, our undrawn capital commitment was $10.6 million.
We have committed to fund up to $3.5 million of tenant leasehold improvements at our Willows Facility through December 31, 2021.
As of December 31, 2020 and December 31, 2019, we were not subject to any material litigation or aware of any pending or threatened material litigation.

15.	Tenant Leases
Our real estate properties are leased to tenants under operating lease agreements that expire on various dates. Certain leases have the option to extend or terminate at the tenant’s discretion and have termination options that may result in additional fees due to the Company.
Rental revenue is recognized on a straight-line basis over the life of the lease, including any rent steps or abatement provisions. The leases do not have material variable payments, material residual value guarantees or material restrictive covenants.
The following table details the components of operating lease income from leases in which the Company is the lessor:

	For the year ended December 31,
$ in thousands	2020	2019
Fixed lease payments	$28	$—
Variable lease payments	8	—

Rental revenue	$36	$—

Aggregate minimum annual rentals for our wholly-owned real estate investments through the non-cancelable lease term, are as follows ($ in thousands):

Year	Future Minimum Rents
2021	$3,403
2022	3,609
2023	3,707
2024	3,807
2025	3,910
Thereafter	20,572

Total	$39,008

Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts or contractual increases as defined in the lease agreement. These contractual contingent rentals are not included in the table above.

16.	Segment Reporting
We operated in four reportable segments during the year ended December 31, 2020: healthcare properties, office properties, industrial properties and multifamily properties. We allocate resources and evaluate results based on the performance of each segment individually. We believe that segment net operating income is the key performance metric that captures the unique operating characteristics of each segment. We measure the performance of our segments through the measure we define as segment net operating income, which includes real estate revenues and property operating expenses and the net of revenues and property operating expenses of unconsolidated real estate entities that is allocable to the Company’s ownership interest.
The following table summarizes our total assets by segment:

$ in thousands	December 31, 2020	December 31, 2019
Healthcare	$76,166	$—
Office	35,788	—
Industrial	31,143	—
Multifamily	13,118	—
Corporate and other	6,623	200

Total assets	$162,838	$200

The following table summarizes our financial results by segment for the year ended December 31, 2020:

$ in thousands	Healthcare	Office	Industrial	Multifamily	Corporate and Other	Total
Revenues:
Rental revenue	$—	$13	$23	$—	$—	$36

Total revenues	—	13	23	—	—	36

Expenses:
Rental property operating	—	3	12	—	—	15

Total expenses	—	3	12	—	—	15

Income (loss) from unconsolidated real estate entities, net	3,250	—	—	79	—	3,329
Income from real estate-related securities	—	—	—	—	8	8

Segment net operating income	$3,250	$10	$11	$79	$8	$3,358

Depreciation and amortization	$(3,449)	$(3)	$(34)	$—	$—	$(3,486)

General and administrative						(2,911)
Interest income						1
Interest expense						(288)

Net loss attributable to Invesco Real Estate Income Trust Inc.						(3,326)
Dividends to preferred stockholders						(1)

Net loss attributable to common stockholders						$(3,327)

The following table reconciles our segment income from unconsolidated real estate entities to income (loss) from unconsolidated real estate entities, net on our consolidated statement of operations for the year ended December 31, 2020:

$ in thousands
Segment income from unconsolidated real estate entities	$3,329

Depreciation and amortization attributable to unconsolidated real estate entities	(3,449)

Income (loss) from unconsolidated real estate entities, net	$(120)

The following table reconciles our segment depreciation and amortization to depreciation and amortization on our consolidated statement of operations for the year ended December 31, 2020:

$ in thousands
Segment depreciation and amortization	$(3,486)
Depreciation and amortization attributable to unconsolidated real estate entities	3,449

Depreciation and amortization	$(37)

17.	Subsequent Events
Debt Refinancing
INREIT OP entered into a new revolving credit facility (“Revolving Credit Facility”) with Bank of America in January 2021. In February 2021, INREIT OP terminated its existing Credit Facility and repaid all outstanding borrowings under its existing Credit Facility. The Revolving Credit Facility is secured by a $30.0 million capital commitment from Invesco Realty, Inc. This commitment is not available to fund our operating or investing activities. We may be required to call capital under this commitment to repay outstanding obligations under the Revolving Credit Facility in the event of default. The Revolving Credit Facility matures on January 20, 2023 with the option to extend the maturity date to January 22, 2024. We incurred approximately $816,000 of direct costs in connection with entering into our new Revolving Credit Facility. We will amortize the direct costs incurred in connection with the new Revolving Credit Facility and the remaining unamortized balance of deferred financing costs on our existing Credit Facility over the contractual term of the new Revolving Credit Facility.
The maximum aggregate principal amount of outstanding loans under the Revolving Credit Facility is $100.0 million, provided that INREIT OP may increase the maximum aggregate principal amount of outstanding loans to up to $150.0 million in accordance with the terms of the Revolving Credit Facility. Borrowings under the Revolving Credit Facility bear interest, at INREIT OP’s option, at a rate equal to the Eurodollar rate, the LIBOR or a base rate, where the base rate is the highest of (1) federal funds rate plus 0.5%, (2) the rate of interest as publicly announced by Bank of America as its “prime rate” or (3) the Eurodollar rate plus 1.0%, in each case, plus an applicable margin that is based on our leverage ratio. Upon the termination of the use of LIBOR, borrowings under the Revolving Credit Facility will bear interest at the Secured Overnight Financing Rate (“SOFR”) plus a related spread adjustment that has been selected or recommended by the relevant governmental body. We are not able to predict when LIBOR may be limited or discontinued.
In addition, INREIT OP is required to pay a quarterly commitment fee with respect to the unused portion of the Revolving Credit Facility at a rate per annum of 0.20% when usage is greater than 50% and a rate per annum of 0.25% when usage is less than or equal to 50%. The Revolving Credit Facility contains customary conditions to funding and various affirmative and negative financial covenants. As of March 31, 2021, we have borrowed $80.0 million under the Revolving Credit Facility.
Portfolio Update
On January 27, 2021, we acquired a multifamily property in St. Louis, Missouri for $71.1 million including acquisition-related costs. The Company is in the process of assessing the fair values of the acquired tangible assets and any intangible assets and liabilities for this asset acquisition.
On February 4, 2021, we invested $9.2 million in the Invesco JV to fund our proportionate share of the Holding Company’s acquisition of two additional medical office buildings.

Status of Private Offering
Subsequent to December 31, 2020, we issued 2,635,926 Class N shares to affiliates in our Private Offering for $71.1 million. As of March 31, 2021, we have 6,245,508 Class N shares outstanding and have raised total net proceeds of $163.4 million in our Private Offering. We have aggregate investor commitments to purchase an additional $60.2 million of Class N common shares, including a MassMutual Capital Commitment of $54.2 million and a commitment from other affiliates of $6.0 million. Our commitment from other affiliates excludes a $30.0 million commitment from Invesco Realty, Inc. that collateralizes our Revolving Credit Facility as this commitment is not available to fund our operating or investing activities.
Subsequent Events (Unaudited)
We have evaluated subsequent events through May 12, 2021, which represents the date the consolidated financial statements were available to be reissued, and noted no other items requiring adjustment of the consolidated financial statements or additional disclusures.

Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2020 ($ in thousands)

			Initial Cost		Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at the Close of Period (1)
Description	Location	Encumbrances	Land and Land Improvements	Building and Improvements	Land and Land Improvements	Building and Improvements	Land and Land Improvements	Building and Improvements	Total	Accumulated Depreciation (2)	Year Acquired	Year Built
Office properties:
Willows Facility	Redmond, WA	$—	$10,503	$22,101	$—	$—	$10,503	$22,101	$32,604	$(2)	2020	1998

Total Office Properties		$—	$10,503	$22,101	$—	$—	$10,503	$22,101	$32,604	$(2)

Industrial properties:
Excelsior Warehouse	Norwalk, CA	$—	$3,865	$13,036	$—	$—	$3,865	$13,036	$16,901	$(18)	2020	1984
Industry Warehouse	Pico Rivera, CA	—	2,115	9,180	—	—	2,115	9,180	11,295	$(7)	2020	1990

Total Industrial Properties		$—	$5,980	$22,216	$—	$—	$5,980	$22,216	$28,196	$(25)

Portfolio Total		$—	$16,483	$44,317	$—	$—	$16,483	$44,317	$60,800	$(27)

(1)	As of December 31, 2020 , the aggregate cost basis for tax purposes was $64.7 million.
(2)	Refer to Note 2 to our consolidated financial statements for details of depreciable lives.

The following table summarizes activity for real estate and accumulated depreciation for the year ended December 31, 2020 and period from October 28, 2019 (date of initial capitalization) to December 31, 2019 ($ in thousands):

	December 31, 2020	December 31, 2019
Real Estate:
Balance at the beginning of year	$—	$—
Additions during the year:
Land and land improvements	16,483	—
Building and building improvements	44,317	—

Balance at the end of the year	$60,800	$—

Accumulated Depreciation:
Balance at the beginning of year	$—	$—
Accumulated depreciation	(27)	—

Balance at the end of the year	$(27)	$—

Report of Independent Auditors
To the Managing Members of Vida JV LLC
We have audited the accompanying consolidated financial statements of Vida JV LLC and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations, of changes in members’ equity and of cash flows for the period from September 29, 2020 (inception) to December 31, 2020.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vida JV LLC and its subsidiaries as of December 31, 2020, and the results of their operations and their cash flows for the period from September 29, 2020 (inception) to December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
March 19, 2021

Vida JV LLC & Subsidiaries
Consolidated Balance Sheet December 31, 2020

ASSETS:
Real estate investments:
Real property owned:
Land and land improvements	$62,745,627
Buildings and improvements	251,358,338
Less accumulated depreciation and amortization	(1,885,384)

Net real property owned	312,218,581
Lease intangibles, net	40,834,550
Operating leases right-of-use assets, net	8,161,402
Financing leases right-of-use assets, net	1,125,950

Net real estate investments	362,340,483

Other assets:
Cash and cash equivalents	2,104,642
Restricted cash	26,567
Straight-line rent receivable	685,341
Receivables and other assets	1,325,391

Total other assets	4,141,941

TOTAL ASSETS	$366,482,424

LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$172,869,509
Operating lease liabilities, net	4,089,959
Financing lease liabilities, net	1,798,446
Accrued expenses and other liabilities	9,123,876

Total Liabilities	187,881,790

Equity:
Members equity	179,090,015
Accumulated deficit	(489,381)

Total Equity	178,600,634

TOTAL LIABILITIES AND EQUITY	$366,482,424

See accompanying notes to the consolidated financial statements

Vida JV LLC & Subsidiaries
Consolidated Statement of Operations
For the Period From September 29, 2020 (inception) To December 31, 2020

REVENUES:
Rental income	$5,716,087

Total revenues	5,716,087

EXPENSES:

Property operating expenses	1,524,222
Interest expense	979,110
Depreciation and amortization	3,449,345
General and administrative expenses	248,055

Total expenses	6,200,732

Loss from operations before income taxes	(484,645)
Income tax expense	(4,736)

NET LOSS	$(489,381)

See accompanying notes to the consolidated financial statements

Vida JV LLC & Subsidiaries
Consolidated Statement of Changes in Members’ Equity
For the Period From September 29, 2020 (inception) To December 31, 2020

	Welltower Inc.		Vida MOB Portfolio Co-Invest, LLC
	Members’ Equity	Accumulated Deficit	Members’ Equity	Accumulated Deficit	Total Equity
OPENING BALANCE	$—	$—	$—	$—	$—
Net loss	—	(73,407)	—	(415,974)	(489,381)
Cash contributions	27,156,009	—	153,884,051	—	181,040,060
Cash distributions	(292,507)	—	(1,657,538)	—	(1,950,045)

BALANCE AT DECEMBER 31,2020	$26,863,502	$(73,407)	$152,226,513	$(415,974)	$178,600,634

See accompanying notes to the consolidated financial statements

Vida JV LLC & Subsidiaries
Consolidated Statement of Cash Flows
For the Period From September 29, 2020 (inception) To December 31, 2020

CASH FLOWS PROVIDED FROM (USED IN) OPERATING ACTIVITIES:
Net loss	$(489,381)
Adjustments to reconcile net loss to net cash provided from (used in) operating activities:
Depreciation and amortization expense	3,449,345
Amortization of deferred financing costs	166,434
Amortization related to above (below) market leases, net	80,997
Other amortization expenses	12,898
Rental income in excess of cash received	(685,341)
Change in fair values of derivatives, net	(174,767)
Change in operating assets and liabilities, net of assets and liabilities assumed at acquisition
Increase in receivables and other assets	(240,636)
Increase in accrued expenses and other liabilities	1,459,973

Net cash provided from operating activities	3,579,522

CASH FLOWS PROVIDED FROM (USED IN) INVESTING ACTIVITIES:
Cash disbursed for acquisition of properties	(352,983,188)
Capital expenditures on investment properties	(258,215)

Net cash used in investing activities	(353,241,403)

CASH FLOWS PROVIDED FROM (USED IN) FINANCING ACTIVITIES:
Deferred financing costs	(4,204,455)
Secured debt issuance	176,907,530
Cash contributions from Welltower Inc.	27,156,009
Cash contributions from Vida MOB Portfolio Co-Invest LLC	153,884,051
Cash distributions to Welltower Inc.	(292,507)
Cash distributions to Vida MOB Portfolio Co-Invest LLC	(1,657,538)

Net cash provided from financing activities	351,793,090
INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	2,131,209
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	—
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$2,131,209

Reconciliation of cash and cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	2,104,642
Restricted cash	26,567

Total cash and cash equivalents and restricted cash	$2,131,209

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$637,687
Accrued capital expenditures	$1,002,091
See accompanying notes to the consolidated financial statements

Vida JV LLC & Subsidiaries
Notes to Consolidated Financial Statements
1. Business and Organization
Vida JV LLC and its subsidiaries (“the Company”, “we,” or “our”) were formed on July 6, 2020 under the laws of the state of Delaware. The Company was formed to facilitate the ownership of outpatient medical properties. On September 29, 2020, the Company commenced operations with the purchase of 13 properties and on December 23, 2020, the Company purchased an additional five properties. Together, the 18 properties are referred to as the “Portfolio” or the “Portfolios”.
The Portfolios were purchased by the Company from Welltower Inc. or subsidiaries of Welltower Inc. who retained a 15% ownership interest. The remaining 85% is owned by Vida MOB Portfolio Co-Invest LLC, which is a partnership between Invesco U.S. Income REIT, LLC and Invesco REIT Operating Partnership, LP (“Investors”). The Investors are represented by their advisor, Invesco Advisers, Inc. (“Invesco”), an affiliate of Invesco Real Estate. Neither Welltower Inc. nor Invesco shall incur losses beyond their respective member capital contributions.
2. Summary of Significant Accounting Policies
The Company’s financial statements have been prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The significant accounting policies are summarized below.
Principles of Consolidation
The consolidated financial statements include the accounts of Vida JV LLC and its subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.
Use of Estimates
The preparation of the financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates are used for, but not limited to, the allocation of purchase price to tangible and intangible assets and liabilities, the evaluation of asset impairments, depreciation and amortization, allowance for doubtful accounts, and other contingencies. Actual results could differ from those estimates and assumptions.
Real Property Owned
Expenditures for repairs and maintenance are expensed as incurred. The Company evaluates acquisitions under ASC 805, Business Combinations. Real estate acquisitions are accounted for as asset acquisitions as the fair value of the gross assets acquired is concentrated in a group of similar identifiable assets and the acquisition does not meet the definition of a business acquisition as defined in ASC 805-10. We measure the assets acquired and liabilities assumed based on their cost, which includes consideration transferred to the seller and direct transaction costs. The cost of the acquisition is then allocated to the assets acquired and liabilities assumed based on their relative estimated fair values. We assess relative fair value based on estimated cash flow projections that utilize discount and/or capitalization rates that we deem appropriate, as well as other available market information. We estimate future cash flows based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. Tangible assets primarily consist of land, building and improvements. Tangible assets are depreciated on a straight-line basis over their estimated useful lives, which are 40 years for buildings and five to 15 years for improvements. Intangible assets (liabilities)

Vida JV LLC & Subsidiaries
Notes to Consolidated Financial Statements (continued)

consist of in-place leases and above (below) market tenant leases acquired with the acquisitions. We also consider an allocation of purchase price to acquired intangibles, including acquired in-place leases that may have a customer relationship intangible value, including but not limited to the nature and extent of the existing relationship with the tenants, the tenants’ credit quality and expectations of lease renewals. The value allocable to the above or below market component of the acquired in-place lease is determined by a third-party appraiser based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term, and (ii) an estimate of the amounts that would be paid using market rental rates over the remaining term of the lease. The amounts allocated to above market leases are included in lease intangibles and below market leases are included in accrued expenses and other liabilities on the balance sheet and are amortized to rental income over the remaining terms of the respective leases.
We consider incremental, direct costs incurred in conjunction with re-leasing properties, including tenant improvements and lease commissions, to represent the acquisition of productive assets and accordingly such costs are reflected as investment activities in our statement of cash flows.
The net book value of long-lived assets is reviewed quarterly on a property by property basis to determine if facts and circumstances suggest that the assets may be impaired or that the depreciable life may need to be reduced. We consider external factors relating to each asset. If these factors and the projected undiscounted cash flows of the assets over the remaining hold period indicate that the asset will not be recoverable, the carrying value is reduced to the estimated fair market value. In addition, we are exposed to the risks inherent in concentrating investments in real estate, and, the health care industry. A downturn in the real estate industry could adversely affect the value of our properties and our ability to sell the properties for a price or on terms acceptable to us. No impairments were recorded for the period from September 29, 2020 (inception) to December 31, 2020.
Cash and Cash Equivalents
Cash and cash equivalents consist of all highly liquid investments with an original maturity of three months or less. The Company is subject to concentrations of credit risk as a result of its temporary cash investments. The Company places its temporary cash investments with high credit quality financial institutions in order to mitigate that risk. Throughout the year, the Company may have cash balances in excess of federally insured amounts on deposit with various financial institutions.
Restricted Cash
Restricted cash primarily consists of escrows for future payments of capital improvements.
We adopted ASU No. 2016-18, “Restricted Cash,” and ASU No. 2016-15, “Classification of Certain Cash Receipts and Cash Payments” upon formation. ASU No. 2016-18 requires an entity to reconcile and explain the period over period change in total cash, cash equivalents and restricted cash within its consolidated statement of cash flows and ASU 2016-15 provides guidance clarifying how certain cash receipts and cash payments should be classified.
Receivables
Trade accounts receivables represent amounts for which the rental/lease income has been earned and cash has not yet been received.

Vida JV LLC & Subsidiaries
Notes to Consolidated Financial Statements (continued)

Allowance for Doubtful Accounts
We review past due rent receivable balances for collectability. If it is concluded that it is not probable all contractual rent payments will be collected, we will begin to recognize income based only on the cash received.
Leases
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires lessees to recognize assets and liabilities on their consolidated balance sheet related to the rights and obligations created by most leases, while continuing to recognize expenses on their consolidated statement of operations over the lease term. In conjunction with adoption of the new standard, the Company determined that the lease component is the primary component for leases in which it is the lessor and thus variable lease payments (primarily common area maintenance reimbursements) are recognized as part of the lease payment in accordance with ASC 842. Additionally, when the Company is the lessee, the Company has made the policy election to keep short-term leases less than twelve months off the balance sheet for all classes of underlying assets.
Income Allocation
For financial reporting purposes, income, gain, loss, credits and deductions are allocated as outlined in the Limited Liability Company Agreement (“LLC Agreement”). Operating cash flow is distributed to the members in proportion to their respective ownership percentages.
Cash proceeds resulting from a material capital transaction such as a refinance, insurance proceeds, or sale of a property are distributed in the following manner:
1. First, to the members on a proportionate basis until their capital accounts are reduced to zero.
2. Second, to the members on a proportionate basis until Vida MOB Portfolio Co-Invest LLC has achieved a rate of return equal to 12%.
3. Third, 80% of the remaining amount to the members on a proportionate basis and 20% of the remaining amount to Welltower Inc.
Cash proceeds resulting from the liquidation of the Company are also distributed as outlined as above, after the payment of any loans or other liabilities of the Company.
Deferred Financing Costs
Deferred financing costs are fees incurred by the Company in connection with the issuance, assumption and amendments of debt arrangements. Deferred financing costs related to debt instruments are recorded as a reduction of the related debt liability. We amortize these costs over the term of the debt using the straight-line method, which approximates the effective interest method.
Revenue Recognition
Substantially all of our revenue is generated through operating lease arrangements which contain escalating rent structures. Leases with fixed annual rental escalators are generally recognized on a straight-line basis over the initial lease period, subject to a collectability assessment. Rental income related to leases with contingent rental escalators is generally recorded based on the contractual cash rental payments due for the period. Our leases typically include some form of operating expense reimbursement by the tenant. If collection of the operating lease payments are deemed to no longer be probable (either at lease commencement or after the commencement date), we record rental income for the amount of cash collected.

Vida JV LLC & Subsidiaries
Notes to Consolidated Financial Statements (continued)

Income Taxes
The Company is a limited liability company treated as a partnership for federal income tax purposes with all income tax liabilities or benefits of the Company being passed through to the members. As such, no recognition of federal income taxes for the Company or its subsidiaries that are organized as limited liability companies has been provided for in the accompanying consolidated financial statements. Income tax expense represents state and local taxes. The Company is subject to franchise taxes in the state of Texas where some of the properties are located. This expense is included in income tax expense on the Consolidated Statement of Operations. The Company remains subject to examination by U.S. federal, state, and local jurisdictions for tax years since commencement in 2020 and upon completion of any examination, tax adjustments may be necessary. The Company is currently not under an audit by any tax jurisdiction.
The members’ capital reflected in the accompanying consolidated financial statements may differ from amounts reported in the Company’s federal income tax returns because of differences in accounting policies adopted for financial and tax reporting purposes. The qualification as a LLC for tax purposes, and the amount of distributable member income or loss are subject to examination by the Internal Revenue Service.
ASC 740-10-25,
Income Taxes, Overall Recognition
describes a comprehensive model for the measurement, recognition, presentation and disclosure of uncertain tax positions in the financial statements. Under the interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the tax authorities have full knowledge of the position and all relevant facts, but without considering time values. The Company has no uncertain tax positions that require an accrual as of December 31, 2020.
Recently Issued Accounting Standards
In January 2021, the Financial Accounting Standards Board expanded existing accounting guidance for evaluating the effects of reference rate reform on financial reporting. The new guidance expands the temporary optional expedients and exceptions to U.S. GAAP for contract modifications, hedge accounting and other relationships that reference London Interbank Offered Rate (“LIBOR”) to apply to all derivative instruments affected by the market-wide change in the interest rates used for discounting, margining or contract price alignment (commonly referred to as the discounting transition). The guidance can be applied as of January 1, 2020. We will evaluate our contracts that are eligible for modification relief and may apply the elections prospectively as needed. We are currently evaluating what impact the guidance will have on our consolidated financial statements.
3. Real Estate Investments and Acquisitions
On September 29, 2020, the Company acquired 13 outpatient medical facilities for an aggregate purchase price of $260,008,000. In conjunction with the acquisition, the Company incurred $1,415,228 of transaction costs which were capitalized as a component of the purchase price. The Company also received a credit of $1,616,396 for tenant improvements at closing which were treated as a reduction to the purchase price.
On December 23, 2020, the Company acquired five outpatient medical facilities for an aggregate purchase price of $95,150,000. In conjunction with the acquisition, the Company incurred $829,573 of transaction costs which were capitalized as a component of the purchase price. The Company also received a credit of $1,236,525 for tenant improvements and capital expenditures at closing which were treated as a reduction to the purchase price.

Vida JV LLC & Subsidiaries
Notes to Consolidated Financial Statements (continued)

The following is the opening balance sheet associated with the transactions:

Total
Land and land improvements	$62,745,627
Buildings and improvements	250,341,025
Acquired lease intangibles (1)	42,310,263
Right of use assets, net	3,395,155
Receivables and other assets	798,988

Total assets acquired	359,591,058
Accrued expenses and other liabilities	2,365,681
Below market lease intangible	4,242,189

Total liabilities assumed	6,607,870

Cash disbursed for acquisition	$352,983,188

(1)	Lease intangible assets include in-place leases, above market tenant leases, and leasing commissions.
4. Real Estate Intangibles
The following is a summary of our real estate intangibles:

December 31, 2020
Assets:
In place lease intangibles	$39,575,349
Above market tenant leases	2,715,717
Lease commissions	239,527

Gross historical cost	42,530,593
Accumulated amortization	(1,696,043)

Net book value	$40,834,550

Weighted-average amortization period in years	8.5

Liabilities:

Below market tenant leases	$4,242,189
Accumulated amortization	(78,965)

Net book value	$4,163,224

Weighted-average amortization period in years	36.3
The following is a summary of real estate intangible amortization:

For the Period From September 29, 2020 (inception) To December 31, 2020
Rental income related to above/below market tenant leases, net	$80,997
Depreciation and amortization related to in-place lease intangibles	1,555,238

Vida JV LLC & Subsidiaries
Notes to Consolidated Financial Statements (continued)

The future estimated aggregate amortization of intangible assets and liabilities is as follows for the periods presented:

	Assets	Liabilities
2021	$8,977,499	$463,129
2022	7,210,981	397,521
2023	5,204,019	321,304
2024	4,064,269	284,966
2025	2,982,836	198,052
Thereafter	12,394,946	2,498,252

Total	$40,834,550	$4,163,224

5. Transactions with Affiliates
The Company entered into a property management agreement with Healthcare Property Managers of America (HPMA), an affiliate of Welltower Inc., to provide property management services to the Portfolio. The agreement has a term of five years and expires in September of 2025. Property management fees are charged to the properties at various percentages ranging from 1.0% to 5.0% of gross rental receipts for all properties. The property management fee is payable monthly. Total property management fees incurred for the period from September 29, 2020 (inception) to December 31, 2020 were $144,933. These fees are included in property operating expenses on the Consolidated Statement of Operations.
The LLC Agreement also provides for an oversight fee for services rendered in connection with asset management, accounting and reporting. The annual oversight fee is equal to 0.10% of the gross purchase price of the Portfolio and is payable in quarterly installments. Total oversight fees incurred were $68,748 for the period from September 29, 2020 (inception) to December 31, 2020. These fees are included in general and administrative expenses on the Consolidated Statement of Operations.
The LLC Agreement also provides for a construction management fee to be paid to Welltower Inc. for construction management services for projects over $10,000. The fee is equal to 5% of construction costs up to $500,000 and 4% of construction costs when costs exceed $500,000. Total construction management fees incurred were $918 for the period from September 29, 2020 (inception) to December 31, 2020. These fees are capitalized within buildings and improvements on the Consolidated Balance Sheet.
As of December 31, 2020, the Company has payables due to affiliates of $1,002,671, which relate to the above mentioned property management and oversight fees ($54,644 and $67,304, respectively) as well as reimbursement due to affiliated entities of $450,208 for expenses paid on behalf of the Company. The Company also has a payable due to the previous owner of $430,515 for proration adjustments which relate to the transactions mentioned above. These payables are included in accrued expenses and other liabilities on the Consolidated Balance Sheet.
Additionally, as of December 31, 2020, the Company has a receivable due from Welltower Inc. in the amount of $11,439 related to the net operating income (“NOI”) guarantee provision in the LLC Agreement. The receivable is included in the receivables and other assets on the Consolidated Balance Sheet. This provision guarantees that the Company’s annual return on investment for two years past the acquisition date is at least 5.5%. If actual cumulative NOI for that two-year period is deemed to fall short of the 5.5% NOI threshold, Welltower Inc. will pay the Company an amount equal to the difference in order for the Company to earn a 5.5% return. While the

Vida JV LLC & Subsidiaries
Notes to Consolidated Financial Statements (continued)

calculation is performed on a monthly basis and cash is transferred from Welltower Inc. to the Company on a monthly basis, the period over which cumulative NOI is determined and cash is ultimately settled are two, separate one-year periods. Any amount received or due from Welltower Inc. is recorded as a reduction to buildings and improvements. For the period from September 29, 2020 to December 31, 2020, the Company recorded a reduction to buildings and improvements on the Consolidated Balance Sheet in the amount of $81,484.
6. Ground Leases
In conjunction with the transaction in December, the Company assumed five ground leases. The agreements have remaining terms of 41 to 71 years that expire between 2062 and 2092. Four of the leases are classified as operating leases while one of the leases is classified as a finance lease. Four of the leases have renewal options between 10 to 25 years. Renewal options that we are reasonably certain to exercise are recognized in our right-of-use assets and lease liabilities. We consider it reasonably certain that we will exercise renewal options that begin prior to the date of the building being fully depreciated. As our leases do not provide a rate implicit in the lease agreement, we use our incremental borrowing rate available at lease commencement to determine the present value of lease payments. The incremental borrowing rates were determined using our longer term borrowing rates (actual pricing through 30 years, as well as other longer-term market rates). The components of lease expense are as follows:

	Classification	For the Period From September 29, 2020 (inception) To December 31, 2020
Operating lease cost:
Straight-line amortization	Property operating expenses	$16,464
Finance lease cost:
Amortization of leased assets	Depreciation and amortization	$5,216
Interest on ground lease liability	Interest expense	4,703

		$9,919
Future payments of lease liabilities as of December 31, 2020 are as follows:

	Operating Leases	Finance Lease
2021	$154,373	$67,244
2022	156,701	68,588
2023	159,085	69,960
2024	161,532	71,359
2025	164,036	72,787
Thereafter	10,487,501	3,913,626

Total lease payments	11,283,228	4,263,564
Less: imputed interest	(7,193,269)	(2,465,118)

Total present values of lease liabilities	$4,089,959	$1,798,446

Vida JV LLC & Subsidiaries
Notes to Consolidated Financial Statements (continued)

Supplemental information related to leases is as follows:

December 31, 2020
Weighted average remaining lease term (years):
Operating leases	47.6
Finance lease	41.4

Weighted average discount rate:
Operating leases	4.4%
Finance lease	4.2%
Supplemental cash flow information related to leases is as follows:

December 31, 2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating lease	$21,907
Financing cash flow from finance lease	5,524

Non-cash information on lease liabilities arising from obtaining right-of-use assets:
Operating leases	$4,100,620
Finance lease	1,799,267
7. Debt
The Company has one loan payable in the amount of $176,907,530 outstanding as of December 31, 2020. On September 29, 2020, we obtained $130,296,194 of secured debt with the first acquisition of 13 properties. The loan was increased by $46,611,336 on December 23, 2020 in conjunction with the acquisition of the additional five properties. The interest rate is the London Interbank Offered Rate (“LIBOR”) plus 2.50%. LIBOR as of December 31, 2020 was .14388%. Payments on the loan are interest only through the maturity date of September 29, 2025, with a balloon payment due at that time. The loan can be extended for one successive year term at our option.
The following is a summary of our secured debt as of December 31, 2020:

	Opening Balance	Debt Issuance	Amortization	December 31, 2020
Secured debt	$—	$176,907,530	$—	$176,907,530
Deferred financing costs	—	(4,204,455)	166,434	(4,038,021)

Secured debt total	$—	$172,703,075	$166,434	$172,869,509

The Company is subject to various quarterly debt covenants. As of December 31, 2020, the Company was in compliance with all debt covenants.
With the imminent phaseout of LIBOR occurring within the next year, the loan documents provide that the lender and the Company may amend the loan terms to indicate an alternative benchmark rate. An alternative benchmark rate will be a standard rate set by the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed by one of those two institutions, or a rate that is the then-prevailing market convention for determining a replacement rate, such as the Secured Overnight Financing Rate (“SOFR”).

Vida JV LLC & Subsidiaries
Notes to Consolidated Financial Statements (continued)

8. Derivative Instruments
On September 29, 2020, we entered into a pay fixed (0.269%) receive LIBOR interest rate swap contract with a notional value of $130,296,194, and on December 28, 2020, we entered into a pay fixed (0.292%) receive LIBOR interest rate swap contract with a notional value of $46,611,336. The contracts mature on September 29, 2025 and October 1, 2024, respectively. These interest rate swap contracts are used to hedge the variable cash flows associated with our variable rate debt. The fair value of these contracts totaled $174,767 as of December 31, 2020. Interest incurred in connection with these contracts is $39,299 as of December 31, 2020. Gains and losses resulting from the changes in fair value of these derivative instruments are recorded in interest expense on the Consolidated Statement of Operations. The derivative asset and liability are included in receivables and other assets and accrued expenses and other liabilities, respectively, on the Consolidated Balance Sheet.
The following presents the impact of derivative instruments on the Consolidated Statement of Operations as of December 31, 2020:

Description	Location	For the Period September 29, 2020 (inception) To December 31, 2020
Gain on derivative instruments recognized in income	Interest expense	$174,767
9. Operating Lease
Substantially all of our operating leases in which we are the lessor contain escalating rent structures. Leases with fixed annual rental escalators are generally recognized on a straight-line basis over the non- cancellable lease period, subject to a collectability assessment. Rental income related to leases with contingent rental escalators is recorded based on the contractual cash rental payments due for the period. The Company’s leases typically include some form of operating expense reimbursement by the tenant. The following table is a summary of the rental income recognized for the period from September 29, 2020 (inception) to December 31, 2020:

Fixed lease payment	$4,898,822
Variable lease payment	898,262
Lease intangible amortization income	(80,997)

Total rental income	$5,716,087

The following table sets forth the future minimum lease payments receivable, excluding operating expense reimbursements, for leases in effect at December 31, 2020:

2021	$22,962,611
2022	21,843,423
2023	20,034,480
2024	18,604,942
2025	16,851,244
Thereafter	138,304,244

Totals	$238,600,944

Vida JV LLC & Subsidiaries
Notes to Consolidated Financial Statements (continued)

Below contains the tenants who represent greater than 10% of current year rental income.

Concentration by Tenant	Percentage of Current Year Rental Income	Lease Expiration Year
Florida Medical Clinic, P.A.	31%	2037
Bethesda Healthcare System	16%	2026
10. Disclosure about the Fair Value of Financial Instruments
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A three-level valuation hierarchy exists for disclosures of fair value instruments based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instruments categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels are defined below:
Level 1 - Quoted prices in active markets for identical assets or liabilities.
Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:
Cash and Cash Equivalents
and
Restricted Cash
- The carrying amount approximates fair value.
Secured Debt
- The carrying amount of variable rate secured debt approximates fair value because the borrowings are interest rate adjustable (Level 2).
Interest Rate Swaps
- Interest rate swaps are recorded in other assets or other liabilities on the balance sheet at fair value that is derived from observable market data (Level 2).
11. Subsequent Events
The Company has reviewed subsequent events through March 19, 2021, the date the consolidated financial statements were available for issuance. On February 4, 2021, the Company acquired two outpatient medical facilities from Welltower Inc. for a total purchase price of $45,900,000. In conjunction with the acquisition, the loan payable was increased by $23,621,470 and the Company received total contributions in the amount of $21,693,801 from both partners pro-rata in accordance with their ownership percentages. Additionally, the Company made total operating distributions of $3,729,000 to both partners pro-rata in accordance with their ownership percentages in January through March of 2021.
Subsequent Events (Unaudited)
The Company has evaluated subsequent events through May 12, 2021, which represents the date the consolidated financial statements were available to be reissued. The Company made operating distributions of $1,800,000 and $600,000 to both partners pro-rata in accordance with their ownership percentages in April 2021 and May 2021, respectively.

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders
Invesco Real Estate Income Trust Inc.
Report on the Financial Statement
We have audited the accompanying combined statement of revenues and certain expenses of the properties known as the Sunbelt Medical Office Portfolio (“Properties”) for the year ended December 31, 2019, and the related notes to the combined statement of revenues and certain expenses.
Management’s Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses, described in Note 2, of the Properties for the year ended December 31, 2019, in accordance with accounting principles generally accepted in the United States of America.

Marcum LLP
◾
750 Third Avenue
◾
11th Floor
◾
New York, New York 10017
◾
 Phone 212.485.5500
◾
 Fax 212.485.5501
◾
 marcumllp.com

Emphasis of Matter
We draw attention to Note 2 to the financial statement, which describes that the accompanying combined financial statement was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and it is not intended to be a complete presentation of the Properties’ combined revenues and expenses. Our opinion is not modified with respect to that matter.
/s/ Marcum LLP
New York, NY
March 26, 2021

Sunbelt Medical Office Portfolio
Combined Statements of Revenues and Certain Expenses
(in thousands)

	Nine Months Ended September 30, 2020 (Unaudited)	Year Ended December 31, 2019
Revenues
Rental revenue	$24,981	$32,400
Other revenue	91	312

Total revenues	25,072	32,712

Certain Expenses
Operating expenses	4,615	5,980
Real estate taxes	2,802	3,403
Property management fee – related party	711	915
General and administrative	183	278

Total certain expenses	8,311	10,576

Revenues in excess of certain expenses	$16,761	$22,136

See accompanying notes to the combined statements of revenues and certain expenses.

Sunbelt Medical Office Portfolio
Notes to the Combined Statements of Revenues and Certain Expenses
For the Nine Months Ended September 30, 2020 (unaudited) and the Year Ended December 31, 2019
(dollars in thousands)

1.	Organization and Description of Business
Sunbelt Medical Office Portfolio is comprised of 20 medical office buildings, consisting of 14 owned facilities, 6 leased facilities and a parking lot, with approximately 1,030,397 (unaudited) square feet of rentable space primarily located in Florida, Texas, California, Colorado and Tennessee. Sunbelt Medical Office Portfolio is managed by an affiliate of Welltower, Inc, (“Welltower”), the seller of Sunbelt Medical Office Portfolio.
On August 24, 2020, Invesco Real Estate Income Trust, Inc. (the “Company”) and Invesco U.S. Income Fund, L.P. (“Invesco Affiliate”), an affiliate of the Company’s sponsor, formed a joint venture (the “Invesco JV”) which entered into an agreement with Welltower to form Vida JV LLC (the “Joint Venture”) for the purpose of owning or leasing Sunbelt Medical Office Portfolio with 85% and 15% ownership interests, respectively.
On September 29, 2020, the Joint Venture closed on the first acquisition of 13 medical office buildings for a gross purchase price of $260.0 million, excluding closing costs, which was partly financed with a $130.3 million floating rate interest only mortgage due to mature on September 28, 2025.
On December 23, 2020, the Joint Venture closed on the second acquisition of five medical office buildings for a gross purchase price of $95.2 million, excluding closing costs, which was partly financed with a $46.6 million floating rate interest only mortgage due to mature on September 28, 2025.
On February 4, 2021, the Joint Venture closed on the third acquisition of two medical office buildings for a gross purchase price of $45.9 million, excluding closing costs, which was partly financed with a $23.6 million floating rate interest only mortgage due to mature on September 28, 2025.

2.	Summary of Significant Accounting Policies
Basis of Presentation
The combined statements of revenues and certain expenses are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The accompanying combined statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of SEC Rule
3-14
of Regulation
S-X
promulgated under the Securities Act of 1933, as amended. Accordingly, the combined statements of revenues and certain expenses are not representative of the actual results of operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of Sunbelt Medical Office Properties, have been excluded. Such items include depreciation, amortization, interest expense and amortization of above- and below-market leases.
The combined statement of revenues and certain expenses for the period from January 1, 2020 through September 30, 2020 are unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair statement of this combined statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.
Revenue Recognition
Sunbelt Medical Office Portfolio adopted Accounting Standards Codification 842, “Leases” on January 1, 2019 with no effect on its statements of revenues and certain expenses.

Sunbelt Medical Office Portfolio recognizes rental revenue on its leases based on a number of factors, including the initial determination that the contract is or contains a lease. Generally, all such contracts are, or contain leases, and therefore revenue is recognized when the lessee takes possession of or controls the physical use of the leased assets. In most instances this occurs on the lease commencement date. At the inception of a new lease, including new leases that arise from amendments, we assess the terms and conditions of the lease to determine the proper lease classification.
A lease is classified as an operating lease if none of the following criteria are met: (i) ownership transfers to the lessee at the end of the lease term, (ii) the lessee has a purchase option that is reasonably expected to be exercised, (iii) the lease term is for a major part of the economic life of the leased property, (iv) the present value of the future lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the leased property, and (v) the leased property is of such a specialized nature that it is expected to have no future alternative use to Sunbelt Medical Office Portfolio at the end of the lease term. If one or more of these criteria are met, the lease will generally be classified as a sales-type lease, unless the lease contains a residual value guarantee from a third party other than the lessee, in which case it would be classified as a direct financing lease under certain circumstances.
Rental revenue primarily consists of fixed contractual base rent arising from tenant leases at the properties under operating leases. Revenue under operating leases that are deemed probable of collection, is recognized as revenue on a straight-line basis over the non-cancelable
term of the related leases. For leases that have fixed and measurable rent escalations, the difference between such rental income earned and the cash rent due under the provisions of the lease is recorded on a straight-line basis over the non-cancelable
terms of the related leases. If collection of the operating lease payments is deemed to no longer be probable (either at lease commencement or after the commencement date), we record rental income for the amount of cash collected.
Contracts may contain nonlease components (e.g., charges for management fees, common area maintenance, and reimbursement of third-party maintenance expenses) in addition to lease components (i.e., monthly rental charges). Services related to nonlease components are provided over the same period of time as, and billed in the same manner as, monthly rental charges. Sunbelt Medical Office Portfolio does not segregate the lease components from the nonlease components when accounting for operating leases. Since the lease component is the predominant component under each of these leases, combined revenues from both the lease and nonlease components are reported as rental revenues in the combined statements of revenues and certain expenses.
In April 2020, the Financial Accounting Standards Board staff issued a question and answer document (the “Lease Modification Q&A”) focused on the application of lease accounting guidance to lease concessions provided as a result of the
COVID-19
pandemic. In accordance with the Lease Modification Q&A, Sunbelt Medical Office Portfolio has made a policy election to not account for concessions as a lease modification if the total cash flows after the lease concessions are substantially the same, or less than, the cash flows in the original lease. However, if in the future, a concession is granted that modifies the terms and significantly alters the cash flows of the original lease, Sunbelt Medical Office Portfolio will account for the changes as a lease modification. Sunbelt Medical Office Portfolio did not make any lease concessions in the nine months ended September 30, 2020 as a result of the
COVID-19
pandemic.
Expense Recognition
Property operating expenses represent the direct expenses of operating Sunbelt Medical Office Portfolio and include costs that are expected to continue in the ongoing operations of the Sunbelt Medical Office Properties.

Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reporting and disclosure of revenues and certain expenses.
The extent to which
COVID-19
impacts our results will depend on future developments, many of which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of
COVID-19,
future action plans, and vaccination efforts. Despite recent market rebounds across many asset classes, the ongoing
COVID-19
pandemic has caused continued negative economic impacts, market volatility, and business disruption, which could negatively impact our tenants’ ability to pay rent, our ability to lease vacant space and our ability to complete development and redevelopment projects. These consequences, in turn, could materially impact our results of operations. The estimates and assumptions underlying these consolidated financial statements are based on the information available as of December 31, 2020, including judgments about the financial market and economic conditions which may change over time.

3.	Related Party Transactions
Fifteen facilities of Sunbelt Medical Office Portfolio are managed by an affiliate of Welltower. The remaining five properties are self-managed. The property management fee is based on a percentage of gross revenues collected ranging from 1% to 5%. Management fees were $711,000 and $915,000 for the nine months ended September 30, 2020 and year ended December 31, 2019, respectively.
Additionally, Sunbelt Medical Office Portfolio is obligated to reimburse the property manager for payroll related costs of certain employees directly responsible for managing Sunbelt Medical Office Portfolio as well as other reimbursable costs. During the nine months ended September 30, 2020, Sunbelt Medical Office Portfolio incurred payroll and other reimbursable costs of $754,000 and $111,000, respectively, which are included in the operating expenses and general and administrative in the combined statements of revenues and certain expenses. During the year ended December 31, 2019, Sunbelt Medical Office Portfolio incurred payroll and other reimbursable costs of $1.0 million and $165,000, respectively, which are included in the operating expenses and general and administrative in the combined statements of revenue and certain expenses.

4.	Rental Income
As of September 30, 2020, Sunbelt Medical Office Portfolio is leased to tenants under non-cancellable
operating leases. The minimum rental amounts due under the leases are generally either subject to scheduled fixed increases or adjustments. The leases generally also require that the tenants reimburse Sunbelt Medical Office Portfolio for certain operating costs and real estate taxes. These contractual contingent rentals are not included in the table below.
As of September 30, 2020, the future minimum cash rents to be received over the next five years and thereafter for non-cancelable
operating leases are as follows:

$ in thousands
2020 (3 months)	$6,723
2021	25,948
2022	24,703
2023	22,540
2024	20,047
Thereafter	157,370

Total	$257,331

The following table summarizes the components of rental income:

$ in thousands	Nine Months Ended September 30, 2020 (unaudited)	Year Ended December 31, 2019
Fixed lease payments	$21,116	$27,361
Variable lease payments	3,865	5,039

	$24,981	$32,400

5.	Ground Lease Agreements
Sunbelt Medical Office Portfolio includes six leased facilities and a parking lot at one of the facilities subject to ground leases. These leases are classified as operating leases. The leases have expirations from 2050 to 2092. These leases include renewal option to extend the term from 10 to 25 years or more. Renewal options that were reasonably certain to exercise are recognized in the right-of-use
assets and liabilities. As most of the leases do not provide a rate implicit in the lease agreement, an incremental borrowing rate available at lease commencement is used to determine the present value of lease payments. The incremental borrowing rates were determined using Welltower’s long term borrowing rates.

$ in thousands	Classification	Nine Months Ended September 30, 2020 (unaudited)	Year Ended December 31, 2019
Straight-line amortization	Operating expenses	$410	$515

Future payment of lease liabilities as of September 30, 2020 are as follows:

$ in thousands	Amount
2020 (3 months)	$94
2021	380
2022	386
2023	402
2024	407
Thereafter	18,514

20,183
Less: imputed interest	(12,105)

Total present value of lease liabilities	$8,078

Supplemental information related to leases is as follows:

Weighted average remaining lease term (years)	36.82
Weighted average discount rate	5.06%

6.	Tenant Concentrations Risk
Below are two tenants that each comprised of more than 10% of Sunbelt Medical Office Portfolio’s total revenues for both the nine months ended September 30, 2020 and year ended December 31, 2019.

Concentration by Tenant	Percentage of Total Revenue	Lease Expiration Year
Florida Medical Clinic, P.A.	20%	2038
Bethesda Healthcare System	10%	2026

7.	Commitments and Contingencies
Sunbelt Medical Office Portfolio is not involved in any material litigation nor, to management’s knowledge, was any material litigation threatened against Sunbelt Medical Office Portfolio which if adversely determined could have a material adverse impact on us other than routine litigation arising in the ordinary course of business or litigation that is adequately covered by insurance.

8.	Subsequent Events
Sunbelt Medical Office Portfolio evaluated all events and transactions that occurred after September 30, 2020 up through March 26, 2021, the date these combined financial statements were available to be issued.

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders
Invesco Real Estate Income Trust Inc.
Report on the Financial Statement
We have audited the accompanying statement of revenues and certain expenses of the property known as the Cortona at Forest Park (“Property”) for the year ended December 31, 2020, and the related notes to the statement of revenues and certain expenses.
Management’s Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses, described in Note 2, of the Property for the year ended December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Marcum LLP
◾
750 Third Avenue
◾
11th Floor
◾
New York, New York 10017
◾
 Phone 212.485.5500
◾
 Fax 212.485.5501
◾
 marcumllp.com

Emphasis of Matter
We draw attention to Note 2 to the financial statement, which describes that the accompanying financial statement was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and it is not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion is not modified with respect to that matter.
/s/ Marcum LLP
New York, NY
March 24, 2021

Cortona at Forest Park
Statement of Revenues and Certain Expenses
(in thousands)

Year Ended December 31, 2020
Revenues
Rental revenue	$5,051
Other revenue	128

Total revenues	5,179

Certain Expenses
Operating expenses	1,383
Real estate taxes	49
Property management fee	156
General and administrative	88
Total certain expenses	1,676

Revenues in excess of certain expenses	$3,503

See accompanying notes to the statement of revenues and certain expenses.

Cortona at Forest Park
Notes to the Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2020
(dollars in thousands)

1.	Organization and Description of Business
On January 27, 2021, Invesco Real Estate Income Trust, Inc. acquired Cortona at Forest Park (“Cortona Apartments”), a
278-unit,
222,908 square foot, residential five-story apartment complex located in St. Louis, Missouri that was built in 2014. Total consideration for the acquisition was approximately $71.1 million, inclusive of closing costs.
As a development incentive, Cortona Apartments has been granted transferable tax abatements under both the Missouri Statute and the City of St. Louis ordinances. Cortona Apartments was granted a two- phase,
25-year
abatement effective in 2014. During the first
10-year
phase of the abatement period ending in 2023, the assessed valuation for improvements used in computing real estate taxes is frozen at a pre-development
level. Following the end of the phase I abatement period, phase II begins and lasts for 15 years. During the second phase, Cortona Apartments will be assessed at 50% of the full appraised value of land and improvements through the end of 2038; with full assessment commencing in 2039.

2.	Summary of Significant Accounting Policies
Basis of Presentation
The statement of revenues and certain expenses are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with the provisions of SEC Rule
3-14
of Regulation
S-X
promulgated under the Securities Act of 1933, as amended. Accordingly, the statement of revenues and certain expenses are not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the certain expenses expected to be incurred in the future operations of Cortona Apartments, have been excluded. Such items include depreciation, amortization, income tax expense and interest expense.
In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the year ended December 31, 2020 on the basis described above have been included.
Revenue Recognition
Cortona Apartments accounts for leases pursuant to Accounting Standards Codification 842, “Leases” in its statement of revenues and certain expenses.
Cortona Apartments derives its revenue from residential leases, which are accounted for as operating leases. Residential units are rented generally under lease agreements with terms of 12 months or less and are renewable on an annual or monthly basis. Rental revenue primarily consists of fixed contractual base rent arising from tenants’ respective leases. Revenue under operating leases that are deemed probable of collection, is recognized as revenue on a straight-line basis over the non- cancelable term of the related leases. For leases that have fixed and measurable rent escalations, the difference between such rental income earned and the cash rent due under the provisions of the lease is recorded on a straight-line basis over the non-cancelable
terms of the related leases. For leases that are deemed not probable of collection, revenue is recorded as the lesser of (i) the amount which would be recognized on a straight-line basis or (ii) cash that has been received from the tenant, with any tenant and deferred rent receivable balances charged as a direct write-off
against rental income in the period of the change in the collectability determination.

Contracts may contain nonlease components (e.g., charges for utilities, parking rent, storage rent and pet rent) in addition to lease components (i.e., monthly rental charges). Services related to nonlease components are provided over the same period of time as, and billed in the same manner as, monthly rental charges. Cortona Apartments does not segregate the lease components from the nonlease components when accounting for operating leases. Since the lease component is the predominant component under each of these leases, combined revenues from both the lease and nonlease components are reported as rental revenues in the combined statement of revenues and certain expenses.
Cortona Apartments also recognizes revenue when earned for new rental and non-related
income not included as components of a lease, such as application fees, administrative fees, late fees, move- out/transfer, and lease termination fees, among others. These revenues are included in the other revenue in the statement of revenues and certain expenses.
In April 2020, the Financial Accounting Standards Board staff issued a question and answer document (the “Lease Modification Q&A”) focused on the application of lease accounting guidance to lease concessions provided as a result of the
COVID-19
pandemic. In accordance with the Lease Modification Q&A, Cortona Apartments has made a policy election to not account for concessions as a lease modification if the total cash flows after the lease concessions are substantially the same, or less than, the cash flows in the original lease. However, if in the future, a concession is granted that modifies the terms and significantly alters the cash flows of the original lease, Cortona Apartments will account for the changes as a lease modification. Cortona Apartments did not make any material lease concessions in the year ended December 31, 2020 as a result of the
COVID-19
pandemic.
Expense Recognition
Property operating expenses represent the direct expenses of operating Cortona Apartments and include costs that are expected to continue in the ongoing operations of Cortona Apartments.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that in certain circumstances may affect the reporting and disclosure of revenues and certain expenses.
The extent to which
COVID-19
impacts Cortona Apartments’ results will depend on future developments, many of which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of
COVID-19,
future action plans, and vaccination efforts. Despite recent market rebounds across many asset classes, the ongoing
COVID-19
pandemic has caused continued negative economic impacts, market volatility, and business disruption, which could negatively impact tenants’ ability to pay rent and Cortona Apartments’ ability to lease vacant space. These consequences, in turn, could materially impact Cortona Apartments’ results of operations. The estimates and assumptions underlying the statement of revenues and certain expenses are based on the information available as of December 31, 2020, including judgments about the financial market and economic conditions which may change over time.

3.	Rental Revenue
The following table summarizes the components of rental revenues:

$ in thousands	Year Ended December 31, 2020
Residential rent	$4,640
Parking rent	288
Utilities recoveries	102
Pet rent	17
Storage rent	4

$5,051

4.	Management Agreement
Cortona Apartments is managed by a third-party property manager and pays the manager a fee based on 3% of the gross income received from its operations. During the year ended December 31, 2020, Cortona Apartments incurred a property management fee of $156,000.
Additionally, Cortona Apartments is also obligated to reimburse the property manager for payroll related costs of certain employees directly responsible for managing Cortona Apartments as well as other operating costs. During the year ended December 31, 2020, Cortona Apartments incurred payroll related costs, property operating expenses and general and administrative expenses of $195,000, $23,000 and $12,000, respectively. Payroll related costs and property operating expenses are included in operating expenses in the statement of revenues and certain expenses.

5.	Commitments and Contingencies
Cortona Apartments is not involved in any material litigation nor, to management’s knowledge, was any material litigation threatened against Cortona Apartments which if adversely determined could have a material adverse impact on Cortona Apartments other than routine litigation arising in the ordinary course of business or litigation that is adequately covered by insurance.

6.	Subsequent Events
Cortona Apartments evaluated all events and transactions that occurred after December 31, 2020 up through March 24, 2021, the date this statement of revenues and certain expenses was available to be issued.

Invesco Real Estate Income Trust Inc.
Unaudited Pro Forma Consolidated Financial Statements
(In thousands, except for per share amounts)
The following pro forma consolidated financial statements of Invesco Real Estate Income Trust Inc., together with its consolidated subsidiaries (the “Company”), are based on the historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2020, as adjusted to:

•
Include the effects on the pro forma consolidated balance sheet of the following transactions that the Company has entered into or it is considered probable that the Company will enter into subsequent to December 31, 2020 and as of the date of this prospectus:

•
The acquisition of Cortona at Forest Park (“Cortona Apartments”), a 278-unit residential five-story apartment complex, on January 27, 2021 for a purchase price of $71.1 million, including acquisition related costs. The Company funded the acquisition with proceeds of $70.5 million from its revolving credit facility (“Revolving Credit Facility”), as discussed below, and working capital. As of the date of this prospectus, the Company intends to obtain a $45.0 million 7-year mortgage on the Cortona Apartments and use the proceeds from the mortgage to paydown a portion of the Revolving Credit Facility.

•
A $9.2 million investment in a joint venture with an affiliate (the “Invesco JV”) on February 4, 2021 to fund the Company’s proportionate share of the acquisition of two medical office buildings (the “Sunbelt Medical Office Portfolio Tranche III”). As of December 31, 2020, the Invesco JV had an 85% ownership interest in a joint venture (the “Holding Company”) with an unaffiliated third party. The Company owns an indirect 42.5% ownership interest in the Holding Company and accounts for its investment using the equity method of accounting. The Company financed this investment with proceeds of $9.2 million from borrowings under its Revolving Credit Facility.

•	The issuance of 2,635,926 Class N shares of common stock for $71.1 million subsequent to December 31, 2020, as more fully described below.

•
Repayment of the $67.7 million outstanding balance on the Company’s existing credit facility in January and February 2021, in the amounts of $52.0 million and $15.7 million, respectively, with proceeds from the sale of Class N shares of common stock as detailed above and working capital. The Company replaced the existing credit facility with a new $100.0 million Revolving Credit Facility that matures on January 20, 2023 and may be extended for one year.

•	Distributions on common stock paid subsequent to December 31, 2020 of $2.0 million, of which $503,000 was accrued as of December 31, 2020.

•
Include the unaudited results of operations of the following real estate investments and investments in unconsolidated real estate entities from January 1, 2020 through the date of the Company’s acquisition of these investments:

•	First equity investment in the Invesco JV to fund the acquisition of 13 medical office buildings (the “Sunbelt Medical Office Portfolio Tranche I”) in Florida and Texas on September 29, 2020;

•
Second equity investment in the Invesco JV to fund the acquisition of five medical office buildings (the “Sunbelt Medical Office Portfolio Tranche II”) in California, Florida, Tennessee and Texas, on December 23, 2020;

•	A single tenant cold storage warehouse in Norwalk, CA (the “Excelsior Warehouse”) acquired on December 15, 2020;

•	A preferred membership interest on December 15, 2020 in San Simeon Holdings, LLC (“San Simeon Holdings”), a limited liability company that owns a multifamily property in Houston;

•	A single tenant cold storage warehouse in Pico Rivera, CA (the “Industry Warehouse”) acquired on December 23, 2020; and

•	A single tenant office building (“Willows Facility”) in Seattle, Washington, acquired on December 30, 2020.
The Company intends to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2020. If the Company qualifies for taxation as a REIT, the Company will generally not be subject to federal income tax as long as the Company distributes at least 100% of its taxable income each year.
The Company is externally managed by Invesco Advisers, Inc. (the “Adviser”), an indirect and wholly-owned subsidiary of Invesco Ltd. (“Invesco”).
Prior to the Primary Offering, the Company conducted a private offering (the “Private Offering”) of up to $400.0 million in shares of Class N common stock, of which a $200.0 million capital commitment was provided by Massachusetts Mutual Life Insurance Company (“MassMutual”) and other affiliates of $22.0 million. The Company considers MassMutual an affiliate. The commitment from other affiliates excludes a $30.0 million commitment from Invesco Realty, Inc. (“Invesco Realty”) that collateralizes the Revolving Credit Facility as this commitment is not available to fund the Company’s operating or investing activities. The Company may be required to call capital under this commitment to repay outstanding obligations under the Revolving Credit Facility in the event of default.
Through December 31, 2020, affiliates of the Company had purchased the following amounts of the Company’s Class N common shares:

$ in thousands	Class N Common Shares	Net Proceeds
MassMutual	3,247,457	$83,194
Invesco Realty	324,746	8,338
Members of the Board of Directors (“Board of Directors”)	31,498	813

	3,603,701	$92,345

Subsequent to December 31, 2020, affiliates of the Company had purchased the following amounts of our Class N common shares:

$ in thousands	Class N Common Shares	Net Proceeds
MassMutual	2,289,448	$61,726
Invesco Realty	228,945	6,172
Board of Directors	22,322	602
Employees of Invesco	95,211	2,570

	2,635,926	$71,070

As of the date of this prospectus, the Company has aggregate investor commitments to purchase an additional $60.2 million of Class N common shares, including a MassMutual Capital Commitment of $54.2 million and a commitment from other affiliates of $6.0 million. The commitment from other affiliates excludes a $30.0 million commitment from Invesco Realty that collateralizes the Revolving Credit Facility. The common shares issued to MassMutual have been classified as redeemable common stock on the Company’s historical and proforma consolidated balance sheets because MassMutual has the right to redeem the shares at the earlier of (i) the third anniversary of the date the Company commences this Offering, or (ii) the date that the Company’s net asset value (“NAV”) is at least $1.5 billion. When the Company is required to begin repurchasing the MassMutual shares, the Company will repurchase the shares on a monthly basis at MassMutual’s request. The repurchase price will be equal to the NAV per share for the class of shares being repurchased as of the prior month end. The aggregate amount (based upon aggregate repurchase price) of MassMutual Shares that the Company is required to repurchase in any month is limited to the lesser of (i) 15% of the net proceeds from the sale of shares of common stock in this Offering to persons other than MassMutual and its affiliates in the month prior to when MassMutual submits their purchase request , and (ii) 1.5% of the Company’s aggregate NAV as of the last day of the month prior to when MassMutual submits their purchase request.
The Company will pay the Adviser a management fee equal to 1.0% of the NAV for Class T shares, Class S shares, Class D shares and Class I shares per annum calculated and payable monthly. The Company will not pay a management fee on the Class E shares issued in the Offering. Commencing on January 16, 2030, ten years after the commencement of the Private Offering of Class N shares, the Company will pay the Adviser a management fee equal to 1.0% of NAV for Class N shares per annum. Because the Company has not adjusted for proceeds from the Offering in these unaudited pro forma consolidated financial statements, the Company has not included an adjustment for management fees in the pro forma consolidated financial statements.
The transactions and related transaction accounting adjustments are further described in the notes to the unaudited pro forma consolidated financial statements. For purposes of the unaudited pro forma consolidated balance sheet, the transactions have been assumed to occur on December 31, 2020. For purposes of the unaudited pro forma consolidated statement of operations, the transactions have been assumed to occur on January 1, 2020.
The unaudited pro forma consolidated financial statements are presented for informational purposes only and should be read in conjunction with the Company’s historical consolidated financial statements and related notes thereto included elsewhere in this prospectus. The adjustments to the unaudited pro forma consolidated financial statements are based on available information and assumptions that the Company considers reasonable. The unaudited pro forma consolidated financial statements are not necessarily indicative of (i) the Company’s financial position that would have actually existed had the transactions described above occurred on December 31, 2020, (ii) the results of operations that would have actually occurred had the transactions and asset acquisitions described above occurred on January 1, 2020 or (iii) the Company’s financial position or results of operations as of any future date or for any future period.

Invesco Real Estate Income Trust Inc.
Pro Forma Consolidated Balance Sheet
As of December 31, 2020
(in thousands)
(unaudited)

		Transaction Accounting Adjustments
	Invesco Real Estate Income Trust Inc. - Historical (A)	Sunbelt Medical Office Portfolio Investment (B)	Cortona Apartments Acquisition (C)	Other Transaction Accounting Adjustments (D)	Notes	Invesco Real Estate Income Trust Inc. Pro Forma
Assets
Investments in real estate, net	$60,773	$—	$69,216	$—		$129,989
Investments in unconsolidated real estate entities	89,284	9,220	—	—		98,504
Investments in real estate-related securities, at fair value	877	—	—	—		877
Cash and cash equivalents	2,968	—	(583)	71,070	(D-1)	2,502
				(68,516)	(D-2)
				(1,952)	(D-3)
				(485)	(D-4)
Intangible assets, net	7,600	—	1,867	—		9,467
Restricted cash	750	—	—	—		750
Other assets	586	—	—	816	(D-2)	1,402

Total assets	$162,838	$9,220	$70,500	$933		$243,491

Liabilities
Revolving credit facility	$67,700	$9,220	$70,500	$(67,700)	(D-2)	$34,720
				(45,000)	(D-4)
Mortgage notes payable, net				44,515	(D-4)	44,515
Due to affiliates	4,868	—	—	—		4,868
Accounts payable, accrued expenses and other liabilities	1,844	—	—	(503)	(D-3)	1,341

Total liabilities	74,412	9,220	70,500	(68,688)		85,444

Redeemable common stock	83,194	—	—	61,726	(D-1)	151,979
				7,059	(D-5)
Equity
Preferred stock	41	—	—	—		41
Common stock	4	—	—	3	(D-1)	7
Additional paid in capital	9,276	—	—	9,341	(D-1)	11,558
				(7,059)	(D-5)
Accumulated deficit and cumulative distributions	(4,089)	—	—	(1,449)	(D-3)	(5,538)
Total equity	5,232	—	—	836		6,068

Total liabilities, redeemable common stock and equity	$162,838	$9,220	$70,500	$933		$243,491

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Balance Sheet
(unaudited)
The adjustments to the unaudited pro forma consolidated balance sheet as of December 31, 2020 are as follows:

(A)	These amounts were derived from the Company’s historical consolidated balance sheet as of December 31, 2020.

(B)
Reflects the $9.2 million capital contribution to the Invesco JV on February 4, 2021 to fund the Company’s proportionate share of its acquisition of Sunbelt Medical Office Portfolio Tranche III. The Sunbelt Medical Office Portfolio Tranche III was valued at a gross purchase price of $45.9 million, of which $21.7 million was funded by equity.

The acquisition of Sunbelt Medical Office Portfolio Tranche III is accounted for by the Holding Company as an asset acquisition. The Company accounts for its investment in the Invesco JV using the equity method of accounting. The Company recognized its initial investment at cost and subsequently adjusts for its 42.5% share of income or loss and cash contributions and distributions each period.

(C)	Reflects the acquisition of Cortona at Forest Park (“Cortona Apartments”), a 278-unit residential five-story apartment complex on January 27, 2021 for a purchase price of $71.1 million.
The acquisition of the Cortona Apartments is accounted for as an asset acquisition. Accordingly, the Company assesses the fair value of acquired tangible and intangible assets and liabilities (including land, buildings, tenant improvements, above-market and below-market leases, acquired in-place leases, other identified intangible assets and assumed liabilities) and allocates the purchase price to the acquired assets and assumed liabilities based on their relative estimated fair values.
The following transaction accounting adjustments are necessary to reflect the initial estimated allocation of the purchase price of the Cortona Apartments. The allocation of the purchase price shown below is based on the Company’s preliminary estimates and is subject to change based on the final determination of the fair value of assets and liabilities acquired.

$ in thousands	Cortona Apartments
Land and land improvements	$8,376
Building and building improvements	60,045
Furniture and fixtures	795

Investment in real estate	69,216
Acquired intangible lease assets	1,867

Purchase price	$71,083

(D)	Other additional transaction accounting adjustments:

(D-1)
Reflects the issuance of 2,635,926 Class N shares of common stock under the Private Offering for $71.1 million, including 2,289,448 shares issued to MassMutual for $61.7 million in 2021. MassMutual Class N shares are classified as redeemable common stock on the Company’s consolidated balance sheet. In addition, Invesco Realty purchased 228,945 Class N shares for $6.2 million, and members of the Company’s board of directors and employees of Invesco purchased 117,533 shares for $3.2 million in 2021.

(D-2)
Reflects repayment of the $67.7 million outstanding balance on the existing credit facility in January and February 2021 of $52.0 million and $15.7 million, respectively, with proceeds from the sale of Class N shares as discussed above. This transaction accounting adjustment also reflects the receipt of proceeds from the Revolving Credit Facility and payment of associated financing costs of $816,000. Financing costs have been deferred and recognized as an other asset.

(D-3)
Reflects the payment of distributions on common stock of $2.0 million subsequent to December 31, 2020. Distributions paid in 2021 consist of $503,000 of distributions declared and accrued as of December 31, 2020 and $1.5 million of distributions declared in 2021.

(D-4)
Reflects the partial paydown of $45.0 million on the Revolving Credit Facility with proceeds from the probable $45.0 million mortgage loan refinancing on the Cortona Apartments, net of the deferred financing costs of $485,000.

(D-5)
Commencing on the date the Company’s registration statement is declared effective, the Company will recognize changes in the redemption value of the redeemable common stock and adjust the carrying amount of the redeemable common stock to equal the redemption value at the end of each reporting period. The Company will limit any adjustment in the carrying amount of the redeemable common stock to the initial amount of consideration paid for the redeemable common stock, net of offering costs. The Company’s NAV of $27.4484 per common share as of February 28, 2021, was used to calculate this adjustment, and results in an increase of $7.1 million in the carrying value of the redeemable common stock and a corresponding decrease in additional paid-in capital.

Invesco Real Estate Income Trust Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2020
(In thousands, except for share and per share amounts)
(unaudited)

		Transaction Accounting Adjustments
	Invesco Real Estate Income Trust Inc. - Historical (AA)	Willows Facility Acquisition (BB)	Sunbelt Medical Office Portfolio Investment (CC)	Cortona Apartments Acquisition (DD)	Aggregate Insignificant Acquisitions (EE)	Other Transaction Accounting Adjustments (FF)	Notes	Invesco Real Estate Income Trust Inc. Pro Forma
Revenues
Rental revenue	$36	$1,907	$—	$5,051	$1,621	$100	(FF-1)	$8,715
Other income	—	—	—	128	—	—		128

Total revenues	36	1,907	—	5,179	1,621	100		8,843

Expenses
Rental property operating	15	318	—	1,588	339	22	(FF-2)	2,282
General and administrative	2,911	—	—	88	—	—		2,999
Depreciation and amortization	37	—	—	—	—	5,720	(FF-3)	5,757

Total expenses	2,963	318	—	1,676	339	5,742		11,038

Other income (expense)
Income (loss) from unconsolidated real estate entities, net	(120)	—	7,897	—	1,767	(8,097)	(FF-4)	1,447
Income from real estate-related securities	8	—	—	—	—	—		8
Interest income	1	—	—	—	—	—		1
Interest expense	(288)	—	—	—	—	(1,007)	(FF-5)	(2,576)
						(1,281)	(FF-6)

Total other income (expense), net	(399)	—	7,897	—	1,767	(10,385)		(1,120)

Net loss attributable to Invesco Real Estate Income Trust Inc.	(3,326)	1,589	7,897	3,503	3,049	(16,027)		(3,315)
Dividends to preferred stockholders	(1)	—	—	—	—	—		(1)

Net loss attributable to common stockholders	$(3,327)	$1,589	$7,897	$3,503	$3,049	$(16,027)		$(3,316)

Loss per share:
Net loss per common share — basic and diluted	$(5.80)						(GG)	$(0.53)

Weighted average shares of common stock outstanding, basic and diluted	573,892						(GG)	6,245,508

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Statement of Operations
(unaudited)
The adjustments to the unaudited pro forma consolidated statement of operations for the year ended December 31, 2020, are as follows:

(AA)	These amounts were derived from the Company’s historical consolidated statement of operations for the year ended December 31, 2020.

(BB)	Reflects the unaudited revenues and certain expenses of Willows Facility for the period from January 1, 2020 through December 30, 2020. The Company acquired the Willows Facility on December 30, 2020.

(CC)
Reflects the Company’s share of the historical combined statement of revenues and certain expenses for the periods the assets were not owned by the Company which consists of (a) 20 Medical Office Portfolio for the nine months ended September 30, 2020 and (b) five properties for the period from October 1, 2020 through December 22, 2020 and (c) two properties for the period October 1, 2020 through December 31, 2020. The Company accounts for its investment in the Sunbelt Medical Office Portfolio using the equity method of accounting and therefore the Company’s 42.5% interest in the excess of revenues over certain expenses is reflected in income from unconsolidated real estate entities in the pro forma consolidated statement of operations. The following table summarizes the Sunbelt Medical Office Portfolio’s combined statements of revenues and certain expenses for the periods not already reflected in the Company’s historical consolidated statement of operations for the year ended December 31, 2020.

$ in thousands	For the Period from January 1, 2020 through September 30, 2020	For the Period from October 1, 2020 through December 31, 2020	Total
Revenue	$24,981	$3,271	$28,252
Other revenue	91	40	131

Total revenues	25,072	3,311	28,383

Rental property operating expenses	4,615	1,043	5,658
Real estate taxes	2,802	293	3,095
Management fee	711	117	828
General and administrative	183	36	219

Total expenses	8,311	1,489	9,800

Excess of revenues over expenses	$16,761	$1,822	$18,583

Company’s share of income from unconsolidated real estate entities	$7,123	$774	$7,897

(DD)	Reflects the statement of revenues and certain expenses from real estate operations of the Cortona Apartments for the year ended December 31, 2020.

(EE)
Reflects (a) the addition of the unaudited historical revenues and certain expenses of the acquired Excelsior Warehouse and Industry Warehouse, for the period from January 1, 2020 through their respective acquisition dates, which are not included in the Company’s historical consolidated statement of operations for the year ended December 31, 2020 and (b) the Company’s income from its $13.8 million preferred membership interest in San Simeon Holdings for the period from January 1, 2020 through December 15, 2020, the date of investment. The equity interest in San Simeon Holdings yields a current pay rate of 6.00% as well as a preferred accrued return of 4.00% due upon redemption.

(FF)
Reflects (a) transaction accounting adjustments related to the historical statements of revenues and certain expenses of the Willows Facility, Cortona Apartments, Excelsior Warehouse, and the Industry Warehouse as if the acquisition of these properties occurred on January 1, 2020, (b) transaction accounting adjustments related to the Company’s share of income (loss) from equity method investments in Sunbelt Medical Office Portfolio and the San Simeon Holdings as if the Company had made these investments on January 1, 2020, (c) interest expense adjustments related to the Company’s existing Credit Facility and new Revolving Credit Facility and (d) interest expense adjustments related to the Cortona Apartments’ probable mortgage loan.

(FF-1)	Reflects adjustments for the incremental revenues to the Company as if all properties were acquired on January 1, 2020:

$ in thousands
Straight-line rent adjustment	$53
Amortization of above- and below-market lease intangibles	47

Total adjustment	$100

(FF-2)	Reflects incremental adjustments of $22,000 in the aggregate to property management fees based on management agreements with the respective property managers for the year ended December 31, 2020.

(FF-3)
Reflects pro forma incremental depreciation and amortization expense, calculated on a straight-line basis, based on the purchase price allocation and the estimated useful lives of the assets as follows:

Buildings	30 - 40 years
Buildings and land improvements	1 - 10 years
Furniture, fixtures and equipment	1 - 7 years
Lease intangibles	Over lease term
The Company amortizes acquired above-market and below-market leases as a decrease or increase to rental income, respectively, over the lives of the respective leases. Amortization of acquired in-place leases and leasing commissions is included as a component of depreciation and amortization.
Depreciation and amortization expense have been adjusted in the amount of $5.7 million for the year ended December 31, 2020.

(FF-4)	Reflects the Company’s share of the purchase accounting adjustments for the year ended December 31, 2020 as if the acquisition of the Sunbelt Medical Office Portfolio occurred on January 1, 2020.

$ in thousands
Pro forma effect of adjustments on net loss of Sunbelt Medical Office Portfolio	$(19,521)
Company’s ownership interest in Sunbelt Medical Office Portfolio	42.5%

Pro forma share of loss from Sunbelt Medical Office Portfolio	$(8,296)
Less: Loss from Sunbelt Medical Office Portfolio included in the Company’s historical consolidated statement of operations for the year ended December 31, 2020	(199)

Pro forma adjustment to income (loss) from unconsolidated real estate entities	$(8,097)

(FF-5)	Reflects an adjustment to interest expense for the difference in the amount of and timing of borrowings, the difference in the interest rates and for the difference in amortization of deferred financing costs under the Revolving Credit Facility and the existing Credit Facility for the year ended December 31, 2020. For the purpose of this pro forma, the Company assumed that the $34.7 million borrowings under the Revolving Credit Facility were all funded as of January 1, 2020 and bear an interest rate of 1.68%, which is based on the daily LIBOR rate as of February 26, 2021, plus applicable spread of 1.60% under the Revolving Credit Facility. A change in daily LIBOR rate of plus or minus 0.125% would have increased or decreased the pro forma interest expense adjustments by $44,000. Additionally, this adjustment includes an unused commitment fee of 20 basis points based on the $65.3 million pro forma unused balance of the Revolving Credit Facility for 2020.

$ in thousands
Difference in borrowing amounts and interest rates	$596
Amortization of the deferred financing costs associated with the Revolving Credit Facility	411

$1,007

(FF-6)
Reflects an adjustment to interest expense on the Cortona Apartments’ probable $45.0 million 7-year mortgage loan, which bears interest at the greater of (a) 2.65% and (b) LIBOR plus applicable spread of 2.40% as well as the amortization of the related financing costs. For the purpose of this pro forma, the Company assumed that the $45.0 million mortgage was funded as of January 1, 2020, net of $485,000 in financing costs, and bears the minimum interest rate of 2.65%.

(GG)
Pro forma loss per share of common stock, basic and diluted, are calculated by dividing pro forma consolidated net loss allocable to the Company’s shareholders by the pro forma weighted average number of common shares outstanding. The total pro forma weighted average number of common shares for the year ended December 31, 2020, was calculated as follows:

Number of common shares issued in the Private Offering as of December 31, 2020	3,603,701
Number of common shares issued under the dividend reinvestment plan (“DRIP”) and 2019 Equity Incentive Plan	5,130

Number of common shares issued as of December 31, 2020	3,608,831
Number of common shares issued in the Private Offering subsequent to December 31, 2020	2,635,926
Number of common shares issued under DRIP and 2019 Equity Incentive Plan subsequent to December 31, 2020	751
Number of common shares issued in the Offering	—

Pro forma weighted average shares of common stock outstanding	6,245,508

APPENDIX A: PRIOR PERFORMANCE TABLES
The following prior performance tables provide information relating to certain real estate investment programs sponsored by our sponsor, Invesco Ltd., and its affiliates, collectively referred to herein as the prior programs. These prior programs focus on investing in real estate. Each individual prior real estate program has its own specific investment objectives; however, the general investment objectives common to all the prior programs include providing investors with investment returns from income-producing real estate and real estate-related debt. We have presented all prior programs that have investment objectives similar to ours and certain other recent programs that do not have investment objectives similar to ours, as required by applicable SEC guidance.
We consider a program to have an investment objective similar to that of our real estate portfolio if the program seeks steady income and potential capital appreciation by investing primarily in stabilized or substantially stabilized real estate. We consider a program to have an investment objective similar to that of our real estate-related securities portfolio if the program invests primarily in public and private real estate-related debt and equity securities, including, but not limited to, CMBS, corporate bonds, mortgage loans, mezzanine or other forms of debt.
This information should be read together with the summary information included in the “Prior Performance” section of this prospectus.
By purchasing shares in this offering, you will not acquire any ownership interest in any prior programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the prior programs discussed herein. Further, most of the prior programs discussed in this section were conducted through privately-held entities that were subject neither to the fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.
Description of the Tables
The following tables are included herein:

Table I –	Experience in Raising and Investing Funds

Table II –	(Omitted) Compensation to Sponsor has been omitted since compensation data is included in Table IV—Results of Completed Programs.

Table III –	Operating Results of Prior Programs

Table IV –	Results of Completed Programs

Table V –	Sales or Disposals of Property

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
Table I provides a summary of the experience of Invesco as a sponsor in raising and investing funds in prior programs for which the offerings have closed in the three years ended December 31, 2020 or are open-ended. Invesco Core Real Estate—U.S.A., L.P. (ICRE) and Invesco U.S. Income Fund, L.P. (USIF) are open-ended funds with investment objectives similar to ours with respect to investing primarily in stabilized or substantially stabilized real estate in order to seek steady income and potential capital appreciation. Invesco Commercial Mortgage Income Fund, L.P. (CMI) is an open-ended fund with investment objectives similar to ours with respect to our real-estate related securities portfolio.

As of December 31, 2020
	ICRE	USIF	CMI
Dollar Amount Offered (1)	N/A	N/A	N/A
Dollar Amount Raised (2)	$9,517,139	$1,232,079	$1,631,200
Length of Offering (in months) (1)	N/A	N/A	N/A
Months to invest 90% of amount available for investment (measured from the beginning of offering) (3)	N/A	N/A	N/A

(1)	ICRE, USIF and CMI are open-ended funds with no set dollar amount offered.
(2)	Represents inception to date capital contributions net of capital redemptions.
(3)	ICRE, USIF and CMI are open-ended funds, therefore disclosure is not meaningful.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
Table III summarizes the operating results of prior programs that have had offerings close during the five years ended December 31, 2020 or are open-ended. Invesco U.S. Income Fund, L.P. (USIF) and Invesco Core Real Estate—U.S.A., L.P. (ICRE) are open-ended funds with investment objectives similar to ours with respect to investing primarily in stabilized or substantially stabilized real estate in order to seek steady income and potential capital appreciation. Invesco Commercial Mortgage Income Fund, L.P. (CMI) fund is an open-ended fund with investment objectives similar to ours with respect to our real-estate related securities portfolio. Invesco has no other prior programs with similar investment objectives to ours that have closed within the last five years or are open-ended.
Invesco U.S.
Value-Add
Fund IV, L.P. (IREF IV) and Invesco Real Estate Fund III, L.P. (IREF III) do not have investment objectives similar to ours because they sought primarily capital appreciation by investing generally in opportunistic real estate rather than seeking steady income and potential capital appreciation by investing primarily in stabilized or substantially stabilized real estate.

	USIF(*)
	Year Ended (Unaudited)
	2020	2019	2018	2017	2016
Summary Operating Results
Total investment income	$139,466,564	$138,858,327	$108,934,640	$77,351,100	$59,141,821
Operating expenses	(47,859,458)	(46,407,506)	(37,986,158)	(26,796,888)	(21,566,174)
Net operating income (loss)	91,607,106	92,450,821	70,948,482	50,554,212	37,575,647
Interest expense	(22,136,888)	(26,153,189)	(20,779,780)	(14,224,143)	(11,527,825)
Income tax expense	—	—	—	—	—

Net investment income (loss) – GAAP basis	69,470,218	66,297,632	50,168,702	36,330,069	26,047,822

Realized gain (loss) on investment	293,868	(1,431,705)	—	—	—
Unrealized gain (loss) on investment	(17,652,681)	44,358,716	57,952,981	28,944,752	22,246,429
Unrealized gain (loss) on notes payable	(4,093,995)	(12,212,987)	3,839,619	(130,477)	352,410
Net income (loss)	48,017,410	97,011,656	111,961,302	65,144,344	48,646,661
Net income attributable to non-controlling interests	3,856,702	2,361,441	(1,787,632)	(2,971,496)	(1,500,520)
Net Income attributable to USIF	51,874,112	99,373,097	110,173,670	62,172,848	47,146,141

Summary Statement of Cash Flows
Net cash flows used in operating activities	65,954,552	69,903,542	49,540,617	39,885,126	30,532,389
Net cash flows used in investing activities	(141,426,115)	(167,731,569)	(437,451,719)	(299,295,728)	(184,111,505)
Net cash flows provided by financing activities	75,750,390	99,916,678	388,487,536	260,441,787	154,465,888

Amount and Source of Distributions
Cash distributions paid to investors	28,085,383	33,484,782	23,371,793	13,960,155	11,517,735
Amount of reinvested distributions paid to investors	34,164,617	26,215,218	19,228,207	15,889,845	10,682,265
Total distributions paid to investors (per $1,000 invested)	32	34	31	35	35
Source of cash distributions:
From operations and sales of properties	62,250,000	59,700,000	42,600,000	29,850,000	22,200,000
From refinancing	—	—	—	—	—

Summary Balance Sheet
Total assets	2,027,512,142	1,902,244,829	1,707,068,994	1,193,505,621	862,719,593
Total liabilities	703,465,493	680,026,963	656,902,355	563,775,084	394,230,992
Estimated per share value	1,381	1,398	1,354	1,258	1,189

(*)	The fund is reported as consolidated financial statements and is presented on an investment company basis in accordance with GAAP.

	ICRE(*)
	Year Ended (Unaudited)
	2020	2019	2018	2017	2016
Summary Operating Results
Total investment income	$792,680,160	$812,723,990	$739,169,240	$650,140,688	$621,602,088
Operating expenses	(308,034,103)	(305,612,838)	(273,912,612)	(245,114,129)	(230,066,542)
Net operating income (loss)	484,646,057	507,111,152	465,256,628	405,026,559	391,535,546
Interest expense	(122,039,077)	(124,633,988)	(109,223,041)	(95,983,831)	(87,792,451)
Income tax expense	—	—	—	—	—

Net investment income (loss) – GAAP basis	362,606,980	382,477,164	356,033,587	309,042,728	303,743,095

Realized gain (loss) on investment	(26,081,273)	(31,355,034)	1,471,680	2,370,438	(33,002,921)
Unrealized gain (loss) on investment	(473,983,581)	466,421,847	517,252,688	444,646,224	474,936,888
Unrealized gain (loss) on notes payable	(13,751,186)	(63,227,147)	41,963,505	(18,547,664)	5,013,635
Net income (loss)	(151,209,060)	754,316,830	916,721,460	737,511,726	750,690,697
Net income attributable to non-controlling interests	(16,571,831)	(86,922,173)	(54,947,112)	(43,835,846)	(45,763,784)
Net Income attributable to ICRE	(167,780,891)	667,394,657	861,774,348	693,675,880	704,926,913

Summary Statement of Cash Flows
Net cash flows used in operating activities	352,142,865	228,748,303	526,811,389	316,858,874	284,696,038
Net cash flows used in investing activities	(751,856,865)	(418,374,663)	(755,388,105)	(544,254,239)	(1,055,987,388)
Net cash flows provided by financing activities	293,784,336	191,715,135	239,418,629	311,101,548	562,500,351

Amount and Source of Distributions
Cash distributions paid to investors	180,383,887	181,233,228	159,982,966	143,328,451	125,622,233
Amount of reinvested distributions paid to investors	181,616,113	177,766,772	149,017,034	132,671,549	137,377,767
Total distributions paid to investors (per $1,000 invested)	22	23	21	21	22
Source of cash distributions:
From operations and sales of properties	362,000,000	359,000,000	309,000,000	276,000,000	263,000,000
From refinancing	—	—	—	—	—

Summary Balance Sheet
Total assets	14,670,419,932	14,469,773,622	13,455,479,459	12,178,759,637	11,105,550,443
Total liabilities	3,905,382,370	3,639,672,041	3,349,057,884	3,027,997,520	2,861,886,660
Estimated per share value	182,923	192,129	186,737	176,558	168,227

(*)	The fund is reported as consolidated financial statements and is presented on an investment company basis in accordance with GAAP.

	CMI(*)
	Year Ended (Unaudited)
	2020	2019	2018	2017(**)
Summary Operating Results
Total investment income	$118,497,165	$99,192,425	$33,849,404	$461,617
Operating expenses	(3,483,478)	(2,779,383)	(1,639,186)	(148,782)
Net operating income (loss)	115,013,687	96,413,042	32,210,218	312,835
Interest expense	(36,947,699)	(41,340,807)	(15,002,141)	(255,063)
Income tax expense	—	—	—	—
Net investment income (loss) – GAAP basis	78,065,988	55,072,235	17,208,077	57,772
Realized gain (loss) on investment in loans	(1,061,113)	(4,580,944)	(2,955,220)	—
Net income (loss)	77,004,875	50,491,291	14,252,857	57,772
Net income attributable to non-controlling interests	(7,812)	(7,812)	(5,209)	—
Net Income attributable to CMI	76,997,063	50,483,479	14,247,648	57,772

Summary Statement of Cash Flows
Net cash flows used in operating activities	83,772,394	55,424,245	58,260,357	241,430
Net cash flows used in investing activities	(501,751,221)	(1,204,508,363)	(872,346,233)	(65,594,308)
Net cash flows provided by financing activities	506,360,112	1,130,520,029	853,237,475	66,062,500

Amount and Source of Distributions
Cash distributions paid to investors	73,907,812	40,807,812	5,805,209	—
Amount of reinvested distributions paid to investors	—	—	—	—
Total distributions paid to investors (per $1,000 invested)	49	41	33	—
Source of cash distributions:
From operations and sales of properties	73,907,812	40,807,812	5,805,209	—
From refinancing	—	—	—	—

Summary Balance Sheet
Total assets	2,753,570,303	2,161,751,524	978,167,917	66,545,468
Total liabilities	1,713,221,843	1,245,500,127	800,899,999	66,425,196
Estimated per share value	1,003	1,004	1,005	N/A

(*)	The fund is reported as consolidated financial statements and is presented on an investment company basis in accordance with GAAP.
(**)	For the period from September 15, 2017 (Commencement of Operations) to December 31, 2017.

	IREF IV(*)
	Year Ended (Unaudited)
	2020	2019	2018	2017	2016
Summary Operating Results
Total investment income	$3,342,333	$7,246,205	$6,681,126	$8,926,168	$3,131,519
Operating expenses	(5,693,589)	(6,303,055)	(6,192,831)	(5,596,864)	(3,713,695)
Net operating income (loss)	(2,351,256)	943,150	488,295	3,329,304	(582,176)
Interest expense	(475,400)	(1,231,789)	(1,937,546)	(1,183,709)	(2,436,734)
Income tax expense	—	—	—	—	—
Net investment income (loss) – GAAP basis	(2,826,656)	(288,639)	(1,449,251)	2,145,595	(3,018,910)
Realized gain (loss) on investment	(671,470)	13,406,674	9,986,105	18,538,945	28,984,766
Unrealized gain (loss) on investment	9,892,241	71,858,370	61,541,981	39,942,764	2,720,120
Unrealized gain (loss) on notes payable	—	—	—	—	—
Net income (loss)	6,394,115	84,976,405	70,078,835	60,627,304	28,685,976
Net income attributable to non-controlling interests	(59,888)	(492,187)	(411,577)	(357,787)	(289,722)
Net Income attributable to IREF IV	6,334,227	84,484,218	69,667,258	60,269,517	28,396,254

Summary Statement of Cash Flows
Net cash flows used in operating activities	(1,660,822)	287,414,789	(62,830,098)	(93,551,367)	(107,517,943)
Net cash flows used in investing activities	—	—	—	—	—
Net cash flows provided by financing activities	(32,956,620)	(255,314,642)	66,442,204	46,548,257	153,625,870

Amount and Source of Distributions
Cash distributions paid to investors	13,098,838	282,570,372	40,639,713	104,820,296	60,891,606
Amount of reinvested distributions paid to investors	—	—	—	—	—
Total distributions paid to investors (per $1,000 invested)	31	417	48	164	157
Source of cash distributions:
From operations and sales of properties	13,098,838	282,570,372	40,639,713	104,820,296	60,891,606
From refinancing	—	—	—	—	—

Summary Balance Sheet
Total assets	433,686,071	460,045,314	632,533,906	493,313,483	385,521,264
Total liabilities	4,522,537	40,177,057	15,071,682	19,991,475	51,003,527
Estimated per share value	N/A	N/A	N/A	N/A	N/A

(*)
The fund financial statements are presented on a combined and consolidated basis in accordance with the AICPA Audit and Accounting Guide - Investment Companies, which provides specific guidelines for Investment Company reporting in conformity with GAAP. The guidance provides that cash flows from operating activities should include the fund’s investing activities. IREF IV’s operating cash flows include outgoing cash flows to purchase investments and incoming cash flows from the sale of investments. Investment purchases are typically funded through equity contributions or debt, and distributions paid to investors are funded by the sale of investments.

	IREF III(*)
	Year Ended (Unaudited)
	2020	2019	2018	2017	2016
Summary Operating Results
Total investment income	$1,333,459	$344,590	$5,602,319	$1,062,900	$1,599,308
Operating expenses	(567,795)	(1,198,023)	(1,725,412)	(2,120,345)	(2,604,308)
Net operating income (loss)	765,664	(853,433)	3,876,907	(1,057,445)	(1,005,000)
Interest expense	—	—	—	(63,312)	(157,116)
Income tax expense	—	—	—	—	—
Net investment income (loss) – GAAP basis	765,664	(853,433)	3,876,907	(1,120,757)	(1,162,116)
Realized gain (loss) on investment	17,615,197	(1,340,084)	(79,180)	45,052,073	(115,505)
Unrealized gain (loss) on investment	22,813,734	(15,964,479)	(8,458,428)	(51,016,596)	44,897,661
Unrealized gain (loss) on notes payable	—	—	—	—	—
Net income (loss)	41,194,595	(18,157,996)	(4,660,701)	(7,085,280)	43,620,040
Net income attributable to non-controlling interests	(466,504)	171,392	18,898	42,105	(513,193)
Net Income attributable to IREF III	40,728,091	(17,986,604)	(4,641,803)	(7,043,175)	43,106,847

Summary Statement of Cash Flows
Net cash flows used in operating activities	77,793,308	96,062,844	3,734,018	100,904,314	(15,358,420)
Net cash flows used in investing activities	—	—	—	—	—
Net cash flows provided by financing activities	(80,776,310)	(99,646,198)	(15,375)	(96,001,581)	(3,352,294)

Amount and Source of Distributions
Cash distributions paid to investors	79,923,196	98,519,188	15,375	103,462,515	14,635,375
Amount of reinvested distributions paid to investors	—	—	—	—	—
Total distributions paid to investors (per $1,000 invested)	3,392	807	—	352	39
Source of cash distributions:
From operations and sales of properties	79,923,196	98,519,188	15,375	103,462,515	14,635,375
From refinancing	—	—	—	—	—

Summary Balance Sheet
Total assets	2,795,646	42,511,082	160,334,459	165,046,393	269,645,030
Total liabilities	279,865	413,586	432,768	468,626	11,180,402
Estimated per share value	N/A	N/A	N/A	N/A	N/A

(*)
The fund’s financial statements are presented on a combined and consolidated basis in accordance with the AICPA Audit and Accounting Guide - Investment Companies, which provides specific guidelines for Investment Company reporting in conformity with GAAP. The guidance provides that cash flows from operating activities should include the fund’s investing activities. IREF III’s operating cash flows include outgoing cash flows to purchase investments and incoming cash flows from the sale of investments. Investment purchases are typically funded through equity contributions or debt, and distributions paid to investors are funded by the sale of investments.

TABLE IV
RESULTS OF COMPLETED PROGRAMS
Table IV presents summary information regarding prior programs that have completed operations during the five years ended December 31, 2020. Invesco Real Estate Fund I, L.P. (IREF I), Invesco Real Estate Fund II, L.P. (IREF II), and Invesco Real Estate Fund III, L.P. (IREF III) do not have investment objectives similar to ours because they sought primarily capital appreciation by investing generally in opportunistic real estate rather than seeking steady income and potential capital appreciation by investing primarily in stabilized and/or substantially stabilized real estate.

	IREF I	IREF II	IREF III
Date of Program Closing	7/2016	11/2017	11/2020
Duration of Program (months)	161	122	98
Dollar Amount Raised	$319,225,000	$453,099,000	$343,730,000
Annualized Return on Investment	3.20%	8.09%	17.6%
Median Average Leverage	61%	51%	50%
Aggregate Compensation Paid Or Reimbursed to Sponsor or Affiliates	$24,500,000	$23,000,000	$50,700,000

TABLE V
SALES OF DISPOSITIONS OF PROPERTIES
Table V sets forth summary information on the results of sales or disposals of properties by prior programs having similar investment objectives to ours during the three years ended December 31, 2020. All figures are through December 31, 2020.

				Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing and Soft Cost	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Pacific Commons Auto Mall Parcel (1)	Fremont, CA	1/20/2017	1/25/2018	$15,387,462	—	—	—	$15,387,462	—	$15,719,579	$15,719,579	N/A
Wheaton 121	Wheaton, IL	4/21/2015	10/18/2018	71,246,003	—	—	—	71,246,003	—	96,144,479	96,144,479	N/A
Legacy West (1 acre partial sale) (2)	Plano, TX	4/28/2016	11/9/2018	4,486,486	—	—	—	4,486,486	—	10,210,312	10,210,312	N/A
1111 Pennsylvania	Washington, DC	10/7/2010	11/9/2018	331,777,320	—	—	—	331,777,320	—	224,845,050	224,845,050	N/A
The Heights at Old Peachtree	Suwanee, GA	6/4/2014	1/25/2019	50,062,006	—	—	—	50,062,006	—	40,859,265	40,859,265	N/A
4 Polaris & 5 Polaris (3)	Aliso Viejo, CA	6/7/2016 1/31/2017	10/17/2019	70,178,279	—	—	—	70,178,279	—	68,087,925	68,087,925	N/A
130 Prince	New York, NY	5/31/2012	7/23/2019	198,927,804	—	—	—	198,927,804	—	141,058,663	141,058,663	N/A
The Goodwyn	Atlanta, GA	11/8/2012	7/30/2019	97,683,553	—	—	—	97,683,553	—	75,652,539	75,652,539	N/A
Joseph Arnold Lofts	Seattle, WA	4/28/2014	10/29/2019	72,745,235	—	—	—	72,745,235	—	68,648,467	68,648,467	N/A
The Ashton Apartments	Dallas, TX	10/10/2013	12/18/2019	114,780,957	—	—	—	114,780,957	—	110,196,465	110,196,465	N/A
Chandler Pavilions (4)	Phoenix, AZ	9/30/2004	7/1/2020	10,208,647	—	—	—	10,208,647	$8,750,000	11,840,000	20,590,000	N/A
600 Greenway	Charlotte, NC	9/9/2014	8/12/2020	6,317,368	—	—	—	6,317,368	—	5,423,295	5,423,295	N/A
3450 and 3460 Hillview Ave	San Jose, CA	8/1/2012	10/6/2020	66,120,384	—	—	—	66,120,384	—	50,000,000	50,000,000	N/A

(1)	Pacific Commons was acquired as a part of a larger land acquisition. The original basis allocated to the sold parcel was the disposition price.
(2)
Nine parcels of land were purchased on April 28, 2016. One of the nine parcels was sold on the same day, April 28, 2016. An additional seven parcels were sold on May 25, 2017. The remaining parcel was sold on November 9, 2018. The acquisition price shown is for the nine parcels.

(3)	4 Polaris was purchased on January 31, 2017 and 5 Polaris was purchased on June 7, 2016. The assets were sold together in the same transaction on October 17, 2019.
(4)	Chandler Pavilions was contributed to the Prior Program at inception on September 30, 2004. The Total Acquisition Cost represents the contributed fixed asset value less mortgage assumed.

APPENDIX B: DISTRIBUTION REINVESTMENT PLAN
This Distribution Reinvestment Plan (the “
Plan
”) is adopted by Invesco Real Estate Income Trust Inc. (the “
Company
”) pursuant to its Articles of Amendment and Restatement (as amended or restated from time to time, the “
Charter
”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.
1.
 Distribution Reinvestment.
 As agent for the stockholders of the Company (the “
Stockholders
”) who purchase Class D shares, Class E shares, Class I shares, Class N shares, Class S shares or Class T shares of the Company’s common stock (collectively, “
Shares
”) pursuant to (i) the unregistered private offering of Class N shares of the Company’s common stock pursuant to the applicable exemption from registration under the Securities Act (the “
Class
 N Private Placement
”) or the Company’s continuous public offering of Shares (the “
Initial Public Offering
”), or (ii) any future Public Offering of Shares (a “
Future Public Offering
”), and who do not opt out of participating in the Plan (or who affirmatively elect to participate in the Plan, as applicable, as set forth in Section 3 below) (the “
Participants
”), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant and attributable to the class of Shares purchased by such Participant (the “
Distributions
”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Participant;
provided, however
, that following the commencement of the Initial Public Offering, Participants that acquired Class N shares in the Class N Private Placement shall have all Distributions applied to the purchase of Class I shares of the Company’s common stock (in lieu of the purchase of additional Class N shares of the Company’s common stock).
2.
 Effective Date.
 The effective date of the Plan shall be the date of the commencement of the Class N Private Placement.
3.
 Procedure for Participation.
 Any Stockholder who has received a copy of (i) the Memorandum with respect to the Class N Private Placement or (ii) the Prospectus, as contained in the applicable registration statement filed by the Company with the Securities and Exchange Commission (the “
SEC
”), with respect to the Initial Public Offering or any Future Public Offering, as applicable, will automatically become a Participant unless they elect not to become a Participant by noting such election on their subscription agreement;
provided, however
, that any Stockholder which (a) resides in a state or other jurisdiction which requires affirmative enrollment in the Plan (as disclosed in the applicable Prospectus) or (b) is a client of a participating broker-dealer that does not permit automatic enrollment in the Plan will only become a Participant if the Stockholder notes such an election on the Stockholder’s subscription agreement. If any Stockholder initially elects not to be a Participant, they may later become a Participant by subsequently completing and executing an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager for the applicable Offering or any soliciting dealer participating in the distribution of Shares for the Offering. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.
4.
 Suitability.
 Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth, investment concentration, status as an “accredited investor” as defined by Regulation D of the Securities Act or other investment suitability standards imposed by the Company and set forth in the Memorandum or the Company’s most recent Prospectus, provided that the requirement to provide such notice with respect to accredited investor status shall apply solely to Participants which receive additional Class N shares pursuant to the Plan prior to the commencement of the Initial Public Offering. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Company’s sponsor, or any other person selling Shares on behalf of the Company to the Participant, to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

5. Purchase of Shares.

A.
Participants will acquire Shares from the Company (including Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed)) under the Plan (the “
Plan Shares
”) at a price equal to the net asset value (“
NAV
”) per Share applicable to the class of Shares purchased by the Participant (or, following the commencement of the Initial Public Offering, with respect to Participants that acquired Class N shares in the Class N Private Placement, the NAV per Share of the Class I shares) on the date that the Distribution is payable (calculated as of the most recent month end). No upfront selling commissions will be payable with respect to Shares purchased pursuant to the Plan, but such Shares may be subject to ongoing stockholder servicing fees. Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares and such Participant’s participation in the Plan will be terminated to the extent that a reinvestment of such Participant’s Distributions in Shares would cause the percentage ownership or other limitations contained in the Charter to be violated.

B.
Plan Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) Class N shares that will be issued by the Company in the Class N Private Placement pursuant to an applicable exemption from registration under the Securities Act, (ii) Shares that will be registered with the SEC in connection with the Initial Public Offering, or (iii) Shares to be registered with the SEC in connection with a Future Public Offering.

6.
 Taxes.
 THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.
7.
 Share Certificates.
 The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding Shares.
8.
 Reports.
 On a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the quarter; (ii) the number and class of Shares purchased pursuant to the Plan during the quarter; (iii) the per Share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the Plan. On an annual basis, tax information with respect to income earned on Shares under the Plan for the calendar year will be provided to each applicable participant.
9.
 Termination by Participant.
 A Participant may terminate participation in the Plan at any time, without penalty, by delivering 10 days’ prior written notice to the Company. This notice must be received by the Company prior to the last day of a quarter in order for a Participant’s termination to be effective for such quarter (
i.e
., a timely termination notice will be effective as of the last day of a quarter in which it is timely received and will not affect participation in the Plan for any prior quarter). Any transfer of Shares by a Participant to a non-Participant
will terminate participation in the Plan with respect to the transferred Shares. If a Participant requests that the Company repurchase all or any portion of the Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares for which repurchase was requested but that were not repurchased will be terminated. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect the whole number of Shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, future Distributions will be distributed to the Stockholder in cash.
10.
 Amendment, Suspension or Termination by the Company.
 The Board of Directors may by majority vote amend any aspect of the Plan;
provided, however
, that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 days prior to the effective date of that amendment. The Board of Directors may by majority vote suspend or terminate the Plan for any reason upon 10 days’ written notice to the Participants.
11.
 Liability of the Company.
 The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

APPENDIX C: FORM OF SUBSCRIPTION AGREEMENT

Real Estate Income Trust Inc.	Subscription Agreement Investor Services 833.834.4924
Please read carefully the Prospectus (as amended, restated or supplemented, including all appendixes and exhibits thereto, the “Prospectus”) regarding the public offering of Class T shares, Class S shares, Class D shares, Class I shares and Class E shares of common stock (the “Shares”) of Invesco Real Estate Income Trust Inc. (the “Company”), before deciding to complete and sign this subscription agreement.

A – INVESTMENT

1. Total Invested:	$	☐ INITIAL INVESTMENT
	Minimum initial investment (See Section A-2 below)	☐ ADDITIONAL INVESTMENT TO ACCOUNT #
Minimum additional investment is $500

2.    Share Class Election:

☐
Class T:
Minimum initial investment is $2,500

☐
Class S:
Minimum initial investment is $2,500

☐
Class D:
Minimum initial investment is $2,500; available for
certain fee-based programs
and other eligible investors as disclosed in the Prospectus

☐
   Class
 I:
Minimum initial investment is $1,000,000 (unless waived); available for certain fee-based
programs, certain institutional investors and other eligible investors as disclosed in the Prospectus

☐
Class E:
Minimum initial investment is $2,500; available for certain personnel of the Company or Invesco Advisers, Inc. and Other Invesco Accounts as disclosed in the Prospectus

3. Method of Payment:
☐ By mail Attach a check to this agreement.* Make all checks payable to: INVESCO REAL ESTATE INCOME TRUST INC.
☐ By wire Name: DST AS AGENT FOR INVESCO REAL ESTATE INCOME TRUST INC.
Bank Name: UMB BANK
ABA:
DDA:
☐ Broker-dealer/Financial advisor will make payment on your behalf
* Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third-party checks, or travelers checks are not accepted .

4. Relationship: Are you an employee or affiliate of Invesco Ltd., an officer or director (or an Immediate Family Member 1 of an officer or director) of the Company? (Required)
☐ Invesco Ltd. employee ☐ Company officer or director ☐ Not applicable ☐ Invesco Ltd. affiliate ☐ Immediate Family Member of Company officer or director

B – TYPE OF OWNERSHIP (Complete Section B-1 or B-2)

1. NON-CUSTODIAL ACCOUNT TYPE	2. CUSTODIAL ACCOUNT TYPE
☐ Individual Ownership	Checks should be made payable to the Custodian and sent along with the completed and executed subscription agreement to the Custodian.

☐ Transfer on Death (Complete Section D)	☐ Traditional IRA

☐ Joint Tenants with Rights of Survivorship*	☐ Beneficiary IRA

☐ Transfer on Death (Complete Section D)	Decedent Name

☐ Tenants in Common*	Date of Death

1
“Immediate Family Member” means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother-, father-, son-, daughter-, brother-, or sister-in-law of an officer or director, and includes adoptive relationships.

C-1

1. NON-CUSTODIAL ACCOUNT TYPE	2. CUSTODIAL ACCOUNT TYPE

☐ Tenants by Entirety*	☐ Roth IRA

☐ Community Property*	☐ SEP IRA

☐ Trust (Include Trust Certification or Trust Documents)	☐ Pension or PSP (Plan Documents Required)

☐ Revocable ☐ Irrevocable	☐ Other

☐ UTMA/UGMA
State of	Custodian Information (To be completed by Custodian)

☐ Corporate Ownership (Corporate Resolution Required)	Custodian Name

☐ C-Corp ☐ S-Corp	Custodian Address

Will default to S-Corp if nothing is marked

☐ LLC or Partnership Ownership (LLC or Partnership Agreement Required)	Custodian Tax ID #

Other	Custodian Account #

*All Parties Must Sign	Custodian Telephone #

C – INVESTOR INFORMATION

1.	INVESTOR/BENEFICIAL OWNER

Investor/Trustee/Administrator/UTMA/UGMA Minor’s Name	Date of Birth

First Middle Last	MM/DD/YYYY

2.	Social Security/Tax ID #

3. Citizenship Status (Required) ☐ U.S. Citizen ☐ Resident Alien	☐	Non-Resident Alien * If non-resident alien, investor must submit an original of the appropriate Form W-8 (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

4.	CO-INVESTOR/BENEFICIAL OWNER

Co-Investor/Trustee/Administrator/Custodian for Minor’s Name	Date of Birth

First Middle Last	MM/DD/YYYY

5.	Social Security/Tax ID #

6. Citizenship Status (Required) ☐ U.S. Citizen ☐ Resident Alien	☐	Non-Resident Alien * If non-resident alien, investor must submit an original of the appropriate Form W-8 (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

7.	If Trust/Pension/PSP or Other Entity, Please Provide Complete Title - See Section B-1 for documentation requirements

Tax ID #

OR
Social Security #

            Date of Trust/Pension/PSP/Other

Entity Type (
Select one, required
)
☐
    Retirement Plan
☐
    Trust
☐
    S-Corp
☐
    C-Corp
☐
    LLC
☐
    Partnership
☐
    Other

Jurisdiction
(if
Non-U.S.)

    Exempt payee code
(if any)

    Exemption from FATCA reporting code
(if any)

(Attach a completed applicable Form
W-8)

8.	Residential Address - Required by Law ( No P.O. Boxes )
City

                State

    Zip

9.	Alternate Mailing Address ( P.O. Boxes are Acceptable )
City

                State

    Zip

10.	Telephone Number ☐ Home ☐ Cell ☐ Work

11.	Email Address

C-2

D – TRANSFER ON DEATH (“TOD”)
TOD Beneficiary information, if applicable. Not available for residents of Louisiana. Individual or joint account with rights of survivorship only. Designate whole percentages only, must equal 100%.

First Name	(M)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

First Name	(M)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

First Name	(M)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

First Name	(M)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %

E – ELECTRONIC DELIVERY
Subject to availability, you may authorize the Company to provide the Prospectus (including any supplements thereto), reports, proxy statements and other information (collectively, “documents”) electronically by sending the Company instructions in writing in a form acceptable to the Company to receive such documents electronically. By consenting below to electronically receive documents, including your account-specific information, you authorize the Company to either (i) email documents to you directly or (ii) make them available on the Company’s website and notify you by email when and where such documents are available. You must have internet access to use electronic delivery. While the Company imposes no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line
charges. You may revoke your consent for electronic delivery at any time and the Company will resume sending you a paper copy of all required documents. However, in order for the Company to be properly notified, your revocation must be given to the Company at a reasonable time before electronic delivery has commenced. The Company will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.
☐

Yes, I consent to the electronic delivery of documents. Investor Initials

Co-Investor Initials

        E-mail
Address
(Required)

F – DISTRIBUTION OPTIONS

1.
DISTRIBUTION REINVESTMENT PLAN
. All stockholders are automatically enrolled in the Company’s distribution reinvestment plan (the “DRIP”) other than residents of Alabama, Idaho, Kansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington or clients of certain participating broker-dealers that do not permit automatic enrollment in the plan. If you do not wish to be enrolled in the DRIP, check the appropriate box below and complete Section
F-2
below.

☐	I do not wish to be enrolled in the DRIP. (If selected, complete Section F-2 below)

☐
I am a resident of Alabama, Idaho, Kansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, which do not permit automatic enrollment in the DRIP and I do
wish to be enrolled in the DRIP.

☐	I am a client of a participating broker-dealer that does not permit automatic enrollment in the DRIP and I do wish to be enrolled in the DRIP.

2.
CASH DISTRIBUTIONS
.
Select one cash distribution payment option below
only if
you do not wish to be enrolled in the DRIP. All cash distributions for custodial ownership will be mailed or sent via ACH directly to the custodian of record.

☐	Mail to Residential Address

☐	Mail Distributions to a Third Party
Name of Bank, Brokerage Firm, or Individual

Mailing Address

City

State

Zip

Account #

C-3

☐	Cash/Direct Deposit
I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account at the financial institution indicated below. I (we) further authorize the Company to debit my (our) account noted below in the event that the Company erroneously deposits additional funds to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amounts are recovered by the Company. This authorization is to remain in full force and effect until the Company has received written notice from me (us) as of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me (us) written notice of termination of this authorization.
Name of Financial Institution

Mailing Address

City

State

Zip

Routing #

Account #

        ☐    Checking
(Enclose a VOIDED check)
                ☐

Savings
(Provide a letter from your bank)

G – INVESTOR(S) ACKNOWLEDGMENTS
The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. The Company may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the subscription agreement, you agree to provide this information and confirm that this information is true and correct. If the Company is unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if the Company believes it has identified potentially criminal activity, the Company reserves the right to take action as it deems appropriate which may include closing your account.
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to the Company as follows:
1.

Required Acknowledgements
.
All items listed in below must be read and initialed.

	Investor Initials	Co-Investor Initials
(a) I have received a copy of the final Prospectus.
(b)   I/we have (i) a minimum net worth (not including home, home furnishings and automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum gross annual income of at least $70,000.

(c)   In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”

(d) If I am an entity that was formed for the purpose of purchasing Shares, each individual that owns an interest in such entity meets the general suitability requirements described above.
(e) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.
(f)   I acknowledge that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus.

(g) I am purchasing the Shares for my own account.
(h)   I understand that the transaction price per share at which my investment will be executed will be made available at
 www.inreit.com
, via the Company’s toll-free telephone line at
833-834-4924
and in a prospectus supplement filed with the SEC, available at
 www.sec.gov
.

(i) I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase Shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary, by notifying the transfer agent or directly on the Company’s toll-free, automated telephone line,
833-834-4924.

C-4

2.

State-Specific Acknowledgements
.
Please read and initial each applicable item listed below.

	Investor Initials	Co-Investor Initials
(a) If I am an Alabama resident, my investment in Invesco Real Estate Income Trust Inc. and other affiliated public non-listed REITs may not exceed 10% of my liquid net worth.
(b) If I am a California resident, I may not invest more than 10% of my liquid net worth in Invesco Real Estate Income Trust Inc.
(c)   If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a net worth of $300,000 (excluding the value of my home, furnishings and automobiles). Additionally, my investment in Invesco Real Estate Income Trust Inc. may not exceed 10% of my liquid net worth.

(d)   If I am an Iowa resident, I have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a net worth of $300,000 (excluding the value of my home, furnishings, and automobiles). In addition, my aggregate investment in Invesco Real Estate Income Trust Inc. may not exceed 10% of my liquid net worth.

(e)   If I am a Kansas resident, I acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I limit my aggregate investment in this offering and other non-traded real estate investment trusts to not more than 10% of my liquid net worth. For these purposes, liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities

(f) If I am a Kentucky resident, I may not invest, in the aggregate, more than 10% of my liquid net worth in Invesco Real Estate Income Trust Inc. or other affiliated public, non-listed REITs.
(g)   If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that my aggregate investment in Invesco Real Estate Income Trust Inc. and similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, liquid net worth is defined as that portion of total net worth that is comprised of cash, cash equivalents and readily marketable securities.

(h) If I am a Massachusetts resident, my investment in Invesco Real Estate Income Trust Inc. and other illiquid direct participation programs may not exceed 10% of my liquid net worth.
(i) If I am a Nebraska resident, I must have either (a) an annual gross income of at least $70,000 and a net worth of at least $70,000, or (b) a net worth of at least $250,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, I must limit my aggregate investment in Invesco Real Estate Income Trust Inc. and in the securities of other non-publicly traded programs to 10% of my net worth.

(j) If I am a New Jersey resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For purposes of New Jersey’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, an investment in Invesco Real Estate Income Trust Inc., its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.

(k)   If I am a New Jersey resident, New Jersey investors are advised that the Class T, S, and D shares will be subject to upfront selling commissions of up to 3.50% of the transaction price per annum and dealer manager fees and/or stockholder servicing fees of up to 0.85% of the transaction price per annum. These fees will reduce the amount of the purchase price that is available for investment and will cause the per share purchase price to be greater than the estimated value per share that will be reflected on my account statement (by broker dealers reporting a valuation calculated in accordance with NASD Rule 2340(c)(1)(A) relating to net investment valuation guidelines). These fees may also reduce the amount of distributions that are paid with respect to Class T, S, and D shares.

(l) If I am a North Dakota resident, I have a net worth of at least ten times my investment in Invesco Real Estate Income Trust Inc.
(m) If I am an Ohio resident, my investment in Invesco Real Estate Income Trust Inc., and in any other non-traded investment program may not exceed 10% of my liquid net worth. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) comprised of cash, cash equivalents and readily marketable securities.

(n) If I am an Oregon resident, I may not invest more than 10% of my liquid net worth in Invesco Real Estate Income Trust Inc.
(o) If I am a Pennsylvania resident, I may not invest more than 10% of my net worth in Invesco Real Estate Income Trust Inc.

C-5

	Investor Initials	Co-Investor Initials
(p) If I am a Puerto Rico resident, my investment in Invesco Real Estate Income Trust Inc., and other public, non-listed REITs may not exceed 10% of my liquid net worth.
(q) If I am a Tennessee resident, I may not invest more than 10% of my liquid net worth in us.
(r)   If I am a Vermont resident who is not an “accredited investors” as defined in 17 C.F.R. § 230.501, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For purposes of Vermont’s suitability standard, “liquid net worth” is defined as total assets (not including home, home furnishings or automobiles) minus total liabilities.

In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.
If you do not have another broker-dealer or other financial intermediary introducing you to the Company, then your Shares will be held in your name on the books of the Company. Invesco Distributors, Inc. (the “Dealer Manager”) will not be deemed to act as your broker of record in connection with any investment in the Company. Please see Section I below.
I declare that the information supplied above is true and correct and may be relied upon by the Company. I acknowledge that the broker-dealer/financial advisor (broker-dealer/financial advisor of record) indicated in Section I of this subscription agreement and its designated clearing agent, if any, will have full access to my account information, including the number of Shares I own, tax information (including the Form 1099) and redemption information. Investors may change the broker-dealer/financial advisor of record at any time by contacting the Company at
833-834-4924.

H – INVESTOR(S) SIGNATURE(S)
I, THE UNDERSIGNED, CERTIFY
, under penalties of perjury, (i) that the taxpayer identification number shown on this subscription agreement is true, correct and complete (or I am waiting for a number to be issued), (ii) that I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the IRS has notified me that I am no longer subject to backup withholding, (iii) I am a U.S. citizen or other U.S. person (including a resident alien) and (iv) the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
Certification instructions
. You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. See Form
W-9
instructions at
http://www.irs.gov
.
Exempt payee code (if any)

Exemption from FATCA reporting code (if any)

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS.

Signature – Investor/Trustee/Administrator/Power of Attorney*	Date MM/DD/YYYY

Print Name – Investor/Trustee/Administrator/Power of Attorney

Signature – Co-Investor/Co-Trustee (If Applicable)	Date MM/DD/YYYY

Print Name – Co-Investor/Co-Trustee		Signature – Custodian

*Must Include Supporting Document(s)

C-6

I – BROKER-DEALER – FINANCIAL ADVISOR INFORMATION
BROKER-DEALER DATA
- To be completed by selling registered representative of the broker-dealer or RIA representative.
Registered Representative/RIA Name(s)

Mailing Address

City	State	Zip

Telephone	E-mail
Broker-Dealer Name

OR
RIA Firm Name

Broker-Dealer Rep ID # (Required if applicable)

Broker-Dealer Branch # (Required if applicable)

Broker-Dealer/RIA Client Account #

The undersigned registered representative of the broker-dealer or RIA representative confirms that he/she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) has delivered the Prospectus and related supplements, if any, to such investor; (v) has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; (vii) understands that the sale of Shares in accordance with the Prospectus is subject to any applicable enhanced standard of conduct, including, but not limited to, the “best interest” standard applicable under Rule 151-1 under the Securities Exchange Act of 1934, as amended; and (viii) has advised such investor that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. The undersigned registered representative of the broker-dealer or RIA representative further represents and certifies that, in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under their firm’s existing Anti-Money Laundering Program and Customer Identification Program.
If you do not have another broker-dealer or other financial intermediary introducing you to the Company, then the account will be held in your name on the books of the Company. You understand the Dealer Manager is not a full-service broker-dealer and it is not holding securities in an account. The Dealer Manager’s primary business is to serve as wholesaler on behalf of its affiliated institutional clients. Accordingly, you understand you are not the Dealer Manager’s customer for any purpose. The Dealer Manager relies upon your representations above, including that you have ensured this subscription follows all applicable policies and procedures under your broker-dealer or RIA firm’s existing Anti-Money Laundering Program and Customer Identification Program. If you do not have another broker-dealer or other financial intermediary introducing you to the Company, then your Shares will be held in your (or your client’s) name on the books of the Company. The Dealer Manager will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you (or your client) want to receive financial advice regarding a prospective investment in the Shares, contact a broker-dealer or other financial intermediary to provide such advice.

Signature – Registered Representative or RIA (Required)	Signature – Broker-Dealer Authorized Signer

Print Name – Registered Representative or RIA	Print Name – Authorized Signer

Signature – Joint Registered Representative (If Applicable)	Print Title

Print Name – Joint Registered Representative

C-7

J – MISCELLANEOUS
If investors participating in the DRIP or making subsequent purchases of Shares experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth herein, they are asked to promptly notify the Company and their broker-dealer or other financial intermediary in writing. A broker-dealer or other financial intermediary may notify the Company if an investor participating in the DRIP can no longer make the representations or warranties set forth herein, and the Company may rely on such notification to terminate such investor’s participation in the DRIP.
No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived by the Dealer Manager). You will receive a written confirmation of your purchase.
All items on the subscription agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares.
Investor Relations: 833.834.4924

C-8

APPENDIX D: PRIVACY POLICY NOTICE

Rev. March 13, 2014

FACTS	WHAT DOES INVESCO DO WITH YOUR PERSONAL INFORMATION? *

Why?
Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?
The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•   Social Security number and income

•   Transaction history and investment experience

•   Investment experience and assets

When you are
no longer
our customer, we continue to share information about you according to our policies.

How?
All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Invesco chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Invesco share?	Can you limit this sharing?
For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes— to offer our products and services to you	No	We do not share
For joint marketing with other financial companies	No	We do not share
For our affiliates’ everyday business purposes— information about your transactions and experiences	No	We do not share
For our affiliates’ everyday business purposes— information about your credit worthiness	No	We do not share
For our affiliates to market to you	No	We do not share
For non-affiliates to market to you	No	We do not share

D-1

Questions?	Call 1-800-959-4246 (toll free).

*
This privacy notice applies to individuals who obtain or have obtained a financial product or service from the Invesco family of companies. For a complete list of Invesco entities, please see the section titled “Who is providing this notice” on page 2.

D-2

Who we are
Who is providing this notice?	Invesco Advisers, Inc., Invesco Private Capital, Inc., Invesco Senior Secured Management, Inc., WL Ross & Co. LLC, Invesco Distributors, Inc. and the Invesco family of mutual funds.

What we do
How does Invesco protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.
How does Invesco collect my personal information?
We collect your personal information, for example, when you

•   Open an account or give us your contact information

•   Make deposits or withdrawals from your account or give us your income information

•   Make a wire transfer

We also collect your personal information from others, such as credit bureaus, affiliates or other companies.

Why can’t I limit all sharing?
Federal law gives you the right to limit only

•   Sharing for affiliates’ everyday business purposes—information about your creditworthiness

•   Affiliates from using your information to market to you

•   Sharing for nonaffiliates to market to you

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. Invesco does not share with our affiliates so that they can market to you.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. Invesco does not share with non-affiliates so that they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. Invesco doesn’t jointly market.

*
This privacy notice applies to individuals who obtain or have obtained a financial product or service from the Invesco family of companies. For a complete list of Invesco entities, please see the section titled “Who is providing this notice.”

D-3

Invesco Real Estate Income Trust Inc.
Maximum Offering of $3,000,000,000
Common Stock

Prospectus

May 14, 2021
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Invesco Real Estate Income Trust Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

INVESCO REAL ESTATE INCOME TRUST INC.
SUPPLEMENT NO. 1 DATED MARCH 18, 2022
TO THE PROSPECTUS DATED MAY 14, 2021
This prospectus supplement (“Supplement No. 1”) is part of and should be read in conjunction with the prospectus of Invesco Real Estate Income Trust Inc., dated May 14, 2021 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement No. 1 shall have the same meanings as in the Prospectus. References herein to the “Company,” “we,” “us,” or “our” refer to Invesco Real Estate Income Trust Inc. and its subsidiaries unless the context specifically requires otherwise.
The purposes of this Supplement No.1 are as follows:

•	to provide an update on the status of our public offering;

•	to disclose our historical NAV per share;

•	to provide an update on our investment portfolio;

•	to provide an update on our funds from operations, adjusted funds from operations and funds available for distribution;

•	to disclose information regarding our indebtedness;

•	to disclose information regarding our distributions;

•	to disclose information regarding redemptions of our shares;

•	to disclose compensation paid to our advisor and its affiliates;

•	to update the “Suitability Standards” section of the Prospectus;

•	to update the “Risk Factors” section of the Prospectus;

•	to update the “Investment Objectives and Strategies” section of the Prospectus;

•	to update the “Experts” section of the Prospectus;

•	to update our form of subscription agreement;

•	to disclose amendments to our Advisory Agreement and Operating Partnership Agreement;

•	to disclose amendments to our distribution reinvestment plan;

•	to disclose an increase in the size of the Class N private offering;

•	to disclose the exchange of the Class N shares held by our directors and certain employees of the Adviser or its affiliates into Class E shares;

•	to disclose an additional share purchase commitment by and rights granted to MassMutual;

•	to disclose the commencement of a private offering of Class E shares;

•	to update contact information for our transfer agent;

•	to include our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021;

•	to disclose financial information regarding certain of our recent investments; and

•	to disclose information regarding the compensation of our directors.
Status of Our Public Offering
On May 14, 2021, we commenced our public offering, pursuant to which we are offering on a continuous basis up to $3.0 billion in shares of common stock, consisting of up to $2.4 billion in shares in our primary offering and up to $0.6 billion in shares pursuant to our distribution reinvestment plan. As of the date of this Supplement No. 1, we have issued and sold in our public offering (1) 2,109,507 shares of our common stock (consisting of 91 Class T shares, 91 Class S shares, 91 Class D shares, 115,070 Class I shares and 1,994,164 Class E shares) in the primary offering for total proceeds of $62.0 million and (2) 4,500 shares of our common stock (consisting of 955 Class I shares and 3,545 Class E shares) pursuant to our distribution reinvestment plan for a total value of $0.1 million. As of the date of this Supplement No. 1, there was $2,338.0 million in shares of our common stock available for sale in our primary offering and $599.9 million in shares of our common stock were available for sale pursuant to our distribution reinvestment plan. We intend to continue selling shares in our public offering on a monthly basis.
Historical NAV per Share
We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.inreit.com and is made available on our toll-free, automated telephone line at
833-834-4924.
Please refer to “Net Asset Value Calculation and Valuation Guidelines” in the Prospectus for how our NAV is determined. The Adviser is ultimately responsible for determining our NAV. All our property investments are appraised quarterly by Capright or other third party appraisal firms engaged by Capright in accordance with our valuation guidelines and any appraisal performed by a firm other than Capright will be reviewed for reasonableness by Capright. The preliminary financial data included in this Supplement No. 1 has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. We have included a breakdown of the components of total NAV and NAV per share for February 28, 2022.

Supplement – Page 1

Our total NAV presented in the following tables includes the aggregate NAV of our Class T, Class S, Class D, Class I, Class E and Class N shares, as well as partnership interests of the Operating Partnership held by the Special Limited Partner. The following table provides a breakdown of the major components of our total NAV as of February 28, 2022:

$ in thousands, except share data Components of NAV	February 28, 2022
Investments in real estate	$599,085
Investments in real estate-related securities	20,472
Investments in unconsolidated entities	142,808
Cash and cash equivalents	19,670
Restricted cash	2,038
Other assets	2,128
Mortgage notes, revolving credit facility and financing obligation, net	(302,756)
Subscriptions received in advance	(247)
Other liabilities	(11,370)
Accrued performance participation allocation	(1,616)
Management fee payable	(74)
Non-controlling interests in joint-ventures	(8,364)

Net asset value	$461,774

Number of outstanding shares/units	14,636,691

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of February 28, 2022:

$ in thousands, except share data
NAV Per Share	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class N Shares	Third-party Operating Partnership Units (1)	Total
Net asset value	$10,948	$10,948	$10,948	$14,271	$71,674	$339,594	$3,390	$461,774
Number of outstanding shares/units	351,856	351,856	351,856	458,302	2,246,631	10,769,921	106,269	14,636,691

NAV Per Share/Unit as of February 28, 2022	$31.1140	$30.1140	$31.1140	$31.9027	$31.5318	$31.9003

(1)	Includes the partnership interest of the Operating Partnership held by the Special Limited Partner.
Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the February 28, 2022 valuations, based on property types.

Property Type	Discount Rate	Exit Capitalization Rate
Healthcare	6.1%	5.3%
Office	6.3%	5.3%
Multifamily	6.0%	5.0%
Industrial	5.8%	4.9%
Self-Storage	7.2%	5.0%
Retail	8.5%	7.4%
Student Housing	6.8%	5.0%
These assumptions are determined by Capright and reviewed by the Adviser. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

		Investment Values
Input	Hypothetical Change	Healthcare	Office	Multifamily	Industrial	Self- Storage	Retail	Student Housing
Discount Rate (weighted average)	0.25% decrease	2.0%	2.0%	2.0%	2.0%	2.0%	1.8%	2.0%
Discount Rate (weighted average)	0.25% increase	(1.9)%	(1.9)%	(1.9)%	(2.0)%	(1.9)%	(1.8)%	(1.9)%
Exit Capitalization Rate (weighted average)	0.25% decrease	3.2%	3.3%	3.3%	3.6%	3.3%	1.9%	3.4%
Exit Capitalization Rate (weighted average)	0.25% increase	(2.9)%	(3.0)%	(3.0)%	(3.3)%	(3.0)%	(1.8)%	(3.0)%

Supplement – Page 2

The following table sets forth the historical monthly NAV per share for each class of common stock:

Date	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class N Shares
September 30, 2020	$—	$—	$—	$—	$—	$24.9503
October 31, 2020	$—	$—	$—	$—	$—	$25.1650
November 30, 2020	$—	$—	$—	$—	$—	$26.9694
December 31, 2020	$—	$—	$—	$—	$—	$26.9342
January 31, 2021	$—	$—	$—	$—	$—	$26.9927
February 28, 2021	$—	$—	$—	$—	$—	$27.4484
March 31, 2021	$—	$—	$—	$—	$—	$27.5554
April 30, 2021	$—	$—	$—	$—	$—	$27.5657
May 31, 2021	$—	$—	$—	$27.6531	$27.6768	$27.6623
June 30, 2021	$27.8771	$27.8771	$27.8771	$27.9777	$28.0959	$28.0246
July 31, 2021	$27.8319	$27.8319	$27.8319	$27.9163	$28.0690	$27.9868
August 31, 2021	$29.1936	$29.1936	$29.1936	$29.2828	$29.7080	$29.4175
September 30, 2021	$29.5218	$29.5218	$29.5218	$29.6059	$30.1371	$29.8129
October 31, 2021	$29.6871	$29.6871	$29.6871	$29.7704	$30.3798	$30.0175
November 30, 2021	$30.1604	$30.1604	$30.1604	$30.2447	$30.6600	$30.4132
December 31, 2021	$30.2966	$30.2966	$30.2966	$30.3817	$30.8676	$30.6075
January 31, 2022	$30.5589	$30.5589	$30.5589	$30.6419	$31.2230	$30.9204
February 28, 2022	$31.1140	$31.1140	$31.1140	$31.1416	$31.9027	$31.5318
Our Real Estate Investment Portfolio
The following table summarizes the allocation of our investment portfolio based on fair value as of September 30, 2021:

Asset Allocation	Percentage
Real Estate	97%
Real Estate-Related Securities	1%
Cash and Cash Equivalents	2%

Total	100%

The following tables describe the diversification of our investments in real estate based on fair value as of September 30, 2021:

By Property Type (1)	Percentage
Healthcare	36%
Office	8%
Industrial	12%
Self-storage	11%
Multifamily	18%
Student housing	15%

Total	100%

By Geography (1)	Percentage
South	52%
West	28%
East	—%
Midwest	20%

Total	100%

(1)
The tables herein include our investments in both consolidated and unconsolidated real estate. The Sunbelt Medical Office Portfolio is included at our pro rata share (42.5%) of the underlying real estate. For San Simeon Apartments, we included the fair value of our investment in San Simeon Holdings. See “—Real Estate” below for additional information on these investments.

Supplement – Page 3

As of September 30, 2021, we had acquired an ownership interest in 31 properties for a total purchase price of $405.4 million, inclusive of closing costs. Our diversified portfolio of income producing assets primarily consisted of healthcare, office, industrial, self-storage, multifamily and student housing properties, concentrated in growth markets across the United States as of September 30, 2021.
The following table provides a summary of our portfolio as of September 30, 2021:

Segment	Number of Properties	Sq. Feet / Units /Beds	Occupancy Rate	Gross Asset Value ($ in thousands) (1)	Segment Revenue ($ in thousands) (2)	Percentage of Total Segment Revenue
Healthcare	20	1,030,397 sq. ft.	95%	$185,386	$15,288	63%
Office	1	80,980 sq. ft.	100%	40,813	2,061	8%
Industrial	3	351,549 sq. ft.	100%	63,429	1,744	7%
Self-Storage	4	306,743 sq. ft.	96%	59,013	91	—%
Multifamily	2	709 units	97%	95,887	4,992	21%
Student Housing	1	656 beds	100%	78,663	123	1%

Total	31			$523,191	$24,299	100%

(1)
Based on fair value as of September 30, 2021. The Gross Asset Value includes investments in both consolidated and unconsolidated real estate. The Sunbelt Medical Office Portfolio is included at our pro rata share (42.5%) of the underlying real estate. For San Simeon Apartments, we included the fair value of our investment in San Simeon Holdings. See “Real Estate” below for additional information on these investments.

(2)	Segment revenue is presented for the nine months ended September 30, 2021. Healthcare and Multifamily segment revenue includes income from unconsolidated entities.
Real Estate
The following table provides information regarding our portfolio of real estate as of September 30, 2021:

Segment and Investment	Number of Properties	Location(s)	Acquisition Date(s)	Ownership Interest	Purchase Price ($ in thousands)	Sq. Feet / Units /Beds	Occupancy
Healthcare:
Sunbelt Medical Office Portfolio (1)	20	CA, CO, FL, TN, TX	September 2020 / December 2020 / February 2021	42.5%	$86,416	1,030,397 sq. ft.	95%

Total Healthcare	20				86,416	1,030,397 sq. ft.

Office:
Willows Facility	1	Redmond, WA	December 2020	100%	35,729	80,980 sq. ft.	100%

Total Office	1				35,729	80,980 sq. ft.

Industrial:
Excelsior Warehouse	1	Norwalk, CA	December 2020	100%	18,594	53,527 sq. ft.	100%
Industry Warehouse	1	Pico Rivera, CA	December 2020	100%	12,483	40,480 sq. ft.	100%
Meridian Business 940	1	Aurora, IL	September 2021	95%	29,615	257,542 sq. ft.	100%

Total Industrial	3				60,692	351,549 sq. ft.
Self-Storage:
Salem Self Storage	3	Salem, OR	September 2021	100%	47,872	239,762 sq. ft.	95%
South Loop Storage	1	Houston, TX	September 2021	100%	11,141	66,981 sq. ft.	98%

Total Self Storage	4				59,013	306,743 sq. ft.

Multifamily:
Cortona Apartments	1	St. Louis, MO	January 2021	100%	71,083	278 units	97%

Supplement – Page 4

San Simeon Apartments (2)	1	Houston, TX	December 2020	51%	13,789	431 units	97%

Total Multifamily	2				84,872	709 units

Student Housing
Bixby Kennesaw	1	Kennesaw, GA	September 2021	98%	78,663	656 beds	100%

Total Student Housing	1				78,663	656 beds

Total Investment Properties	31				$405,385

(1)
We hold our interest in the Sunbelt Medical Office Portfolio through a 50% ownership interest in the Invesco JV, a joint venture between INREIT OP and Invesco U.S. Income Fund L.P., an affiliate of Invesco. The Invesco JV holds an 85% ownership interest in a joint venture with Welltower, Inc., the prior owner of the Sunbelt Medical Office Portfolio. We account for our investment using the equity method of accounting. The dates of acquisition and aggregate purchase price in the table above reflect the dates of our investments and the total amount of our investment in the Invesco JV.

(2)
We own an investment in San Simeon Holdings LLC (“San Simeon Holdings”), a limited liability company that owns San Simeon Apartments. Our investment is structured as a preferred membership interest and we account for our investment in the San Simeon Apartments using the equity method of accounting. The acquisition date and purchase price in the table above reflect the date and amount of our equity investment in San Simeon Holdings. Purchase price represents our initial equity investment into San Simeon Holdings and includes an interest reserve held in restricted cash of $0.8 million.

We believe that all of our properties are adequately covered by insurance and are suitable for their intended purposes. The San Simeon Apartments are currently undergoing a renovation program to upgrade unit interiors and general amenities and make certain property exterior improvements for a total cost of approximately $11.4 million. We have committed to fund these improvements through December 31, 2023. As of September 30, 2021, our undrawn capital commitment was $6.1 million. We have also committed to fund up to $3.5 million of tenant improvements at our Willows Facility through May 31, 2022. As of September 30, 2021, we had funded $3.1 million of this amount.
Other than as disclosed above with respect to the San Simeon Apartments and the Willows Facility, we are not aware any plans for any material renovations, improvements or development with respect to any of our properties. All of our properties face competition from similarly situated properties in and around their respective submarkets.
Bixby Kennesaw
On September 24, 2021, we acquired a 98% interest in a 243,553 square foot, 656-bed, student housing property in Kennesaw, Georgia (“Bixby Kennesaw”) for a cash purchase price of $78.7 million. In connection with the acquisition of Bixby Kennesaw, a consolidated subsidiary of the Company entered into a five-year mortgage loan with an unaffiliated lender for $53.0 million secured by our Bixby Kennesaw property.
Bixby Kennesaw is a Class A student housing property with 179 units, 656 beds and 627 parking spaces. The Property is comprised of a five-story, 243,553 square foot building situated on 3.8 acres located at 3061 George Busbee Parkway in Kennesaw, Georgia, walking distance from the Kennesaw State University (“KSU”) football stadium and adjacent to a university bus route stop. Among other amenities, the Property features a fitness center, study lounges, a sky lounge, and pool. The table below sets forth certain summary information regarding Bixby Kennesaw.
Bixby Kennesaw was completed in 2020 and is 100% leased for the 2021-2022 school year. The average lease term is 12 months from August to July. The table below sets forth the average occupancy rate, expressed as a percentage of total available beds, and the average monthly rent per leased bed for Bixby Kennesaw for each of the academic years following completion.

Academic Year	Average Occupancy Rate	Average Monthly Rent per Bed
2020-2021	97%	$784
2021-2022	100%	$797
We have no plans for material capital improvements in the near term, and we believe Bixby Kennesaw is adequately covered by insurance and suitable for its intended purposes as a student housing apartment building. For federal income tax purposes, we estimate that the depreciable basis in Bixby Kennesaw will be approximately $73.3 million. We will depreciate buildings based upon an estimated useful life of 40 years. Real estate taxes assessed on Bixby Kennesaw for the most recent fiscal year were approximately $478,000. The amount of real estate taxes assessed was equal to the assessed value of Bixby Kennesaw multiplied by an average tax rate of 3.04%.
Lease Expirations
The following schedule details the expiring leases at our healthcare, office and industrial properties by annualized base rent and square footage as of September 30, 2021:

Year	Number of Expiring Leases	Annualized Base Rent ($ in thousands) (1)(2)	% of Total Annualized Base Rent Expiring	Square Feet	% of Total Square Feet Expiring
2021 (remaining)	15	$1,173	4%	37,295	3%
2022	39	2,679	8%	93,159	7%
2023	39	2,562	8%	101,859	7%
2024	37	3,435	11%	137,125	10%
2025	14	971	3%	42,927	3%
2026	14	4,480	14%	133,348	10%
2027	8	1,109	3%	42,438	3%
2028	7	2,972	9%	77,746	6%
2029	3	3,359	10%	113,651	8%
2030	5	1,837	6%	86,273	6%
Thereafter	11	7,838	24%	529,338	37%

Total	192	$32,415	100%	1,395,159	100%

(1)
Annualized base rent is determined from the annualized September 30, 2021 base rent per leased square foot of the applicable year and excludes tenant recoveries, straight-line rent and above-market and below-market lease amortization.

Supplement – Page 5

(2)	Includes 100% of the Sunbelt Medical Office Portfolio.
Investments in Real Estate-Related Securities
As of September 30, 2021, our Real Estate-Related Securities portfolio consisted of investments in commercial mortgage backed securities (“CMBS”), corporate debt and preferred stock in real estate investment trusts. The following table details our investments in real estate-related debt securities as of September 30, 2021:

	September 30, 2021
$ in thousands	Principal Balance	Unamortized Premium (Discount)	Amortized Cost	Unrealized Gain (Loss), Net	Fair Value	Period-end Weighted Average Yield	Weighted-Average Maturity Date
Non-agency CMBS	$2,846	$141	$2,987	$(3)	$2,984	2.53%	11/30/2033
Corporate debt	1,125	86	1,211	14	1,225	1.90%	5/3/2024

Total	$3,971	$227	$4,198	$11	$4,209

As of September 30, 2021, we also hold investments in preferred stock of real estate investment trusts with a fair value of $0.3 million and a period-end
weighted average yield of 6.83%.
Acquisitions and Investments Subsequent to September 30, 2021
In October 2021, we invested in Pine Tree, a vertically-integrated retail operating platform, which focuses on acquiring and managing necessity-based retail throughout the country. Along with the Pine Tree platform investment, we invested in several general partnership stakes of retail shopping centers between October 2021 and March 2022. These centers were located in the Portland, Oregon, Los Angeles, California, Chicago, Illinois, Phoenix, Arizona, and Minneapolis, Minnesota metropolitan areas.
On December 29, 2021, we, through a subsidiary indirectly owned 98% by us, acquired a fee-simple
interest in a fully-leased student housing property in Tempe, Arizona, which we refer to as Tempe Student Housing, from an unaffiliated seller for a purchase price of $163 million in cash, exclusive of closing costs. At closing, we entered into a sale agreement pursuant to which we sold Tempe Student Housing to an affiliate of Safehold, Inc. (“Safehold”) for a gross purchase price of $54 million. Our indirect subsidiary simultaneously entered into a
104-year
ground lease with Safehold that requires lease payments in an amount per year equal to $1,447,200, subject to annual increases whereby the new lease payment will equal 102% of the prior year’s lease payment plus periodic adjustments based on the Consumer Price Index for All Urban Consumers: All Items (“Price Index”).
Tempe Student Housing is a Class A student housing property with 384 units, 833 beds and 414 parking spaces. Tempe Student Housing is comprised of a 317,374 square foot building situated on 2.1 acres located at 1000 East Apache Boulevard in Tempe, Arizona, one-tenth
of a mile east of the Arizona State University, or ASU, campus and walking distance from Sun Devil Stadium, coffee shops, bookstores, restaurants and bars. Among other amenities, Tempe Student Housing features a rooftop deck with a pool, cabanas, and running track, high-tech amenities including ski and golf simulators, and a fitness center with on-demand
fitness classes.
ASU is the largest and one of the fastest growing public universities in the nation and has emerged as a leader in higher education. For the fifth consecutive year, U.S. News & World Report 2021 edition of Best Colleges ranks ASU No. 1 among the Most Innovative Schools in America. With enrollment of over 52,000 students and a 12% increase in first-year on-campus
students in the 2021-2022 school year, we believe ASU is likely to maintain a strong demand for walkable, off-campus
housing as there are limited future
on-campus
housing projects planned and
off-campus
housing currently represents approximately 31% of full-time student enrollment.
Tempe Student Housing was completed in late 2017 and is 100% leased for the 2021-2022 school year. Primarily, tenants are ASU students that seek a close proximity to campus and superior amenities. The average lease term is 12 months from August to July with current average monthly rent of $1,018 per bed. The table below sets forth the average occupancy rate, expressed as a percentage of total available beds, and the average monthly rent per leased bed for Tempe Student Housing for each of the academic years following completion.

Academic Year	Average Occupancy Rate	Average Monthly Rent per Bed
2018-2019	86%	$982
2019-2020	98%	$964
2020-2021	99%	$971
2021-2022	100%	$1,018

Supplement – Page 6

We have no plans for material capital improvements in the near term, and we believe Tempe Student Housing is adequately covered by insurance and suitable for its intended purposes as a student housing apartment building. For federal income tax purposes, we estimate that the depreciable basis in Tempe Student Housing will be approximately $145 million. We will depreciate buildings based upon an estimated useful life of 39 years. We expect the estimated annual real estate taxes on Tempe Student Housing to total approximately $1.0 million at acquisition.
The purchase price of Tempe Student Housing was funded through a combination of proceeds from our private offering of our Class N common stock, $54.0 million in proceeds from the sale and ground lease with Safehold described above, and a $65.5 million purchase money mortgage from Wells Fargo secured by our leasehold interest in Tempe Student Housing. The mortgage bears interest at a variable per annum rate equal to the Secured Overnight Financing Rate plus 1.75%, payable monthly. As described above, the ground lease will require payments in an amount per year equal to $1,447,200, subject to annual increases whereby the new lease payment will equal 102% of the prior year’s lease payment plus periodic adjustments based on the Price Index.
In January 2022, we acquired a 95% interest in a 100% leased, 378,283 square foot industrial warehouse, located in the Southwest submarket of Columbus, Ohio, for a purchase price of $27.5 million.
In February 2022, we acquired a 100% interest in a newly constructed, high-quality grocery-anchored shopping center located in Westchester, New York for a purchase price of $65.5 million. Built in 2019, the 122,225 square foot grocery center is 95% leased with strong, name brand anchors, including ShopRite and HomeSense, an affiliate of the TJX Companies.
In March 2022, we acquired a 95% interest in a 100% leased, 160,000 square foot industrial warehouse, located in the Northeast submarket of Columbus, Ohio, for a purchase price of $20.0 million.
In March 2022, we acquired a 95% interest in a 100% leased, 542,600 square foot industrial warehouse, located in the Earth City submarket of St. Louis, Missouri, for a purchase price of $37.4 million.
Funds from Operations, Adjusted Funds from Operations and Funds Available for Distribution
We believe funds from operations (“FFO”) is a meaningful
non-GAAP
measure. Our condensed consolidated financial statements are presented in accordance with GAAP under historical cost accounting which, among other things, requires depreciation of real estate investments to be calculated on a straight-line basis. As a result, our operating results imply that the value of our real estate investments will decrease evenly over a set time period. However, we believe that the value of our real estate investments will fluctuate over time based on market conditions and as such, depreciation under historical cost accounting may be less informative. FFO is a standard REIT industry metric defined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (computed in accordance with GAAP), excluding (i) gains or losses from sales of depreciable real property, (ii) impairment write-downs on depreciable real property, plus (iii) real estate-related depreciation and amortization and (iv) similar adjustments for non-controlling
interests and unconsolidated entities. We did not sell any real estate property or record any impairment during the three and nine months ended September 30, 2021.
We also believe that adjusted FFO (“AFFO”) is a meaningful
non-GAAP
measure of our operating results. AFFO further adjusts FFO for our operating results to reflect the specific characteristics of our business by adjusting for items we believe are not related to our core operations. Our adjustments to FFO to arrive at AFFO include removing the impact of (i) straight-line rental income, (ii) amortization of below-market lease intangibles, (iii) organization costs and certain operating expenses advanced by the Adviser, (iv) unrealized losses (gains) from changes in fair value of real estate-related securities,
(v) non-cash
performance participation allocation or other
non-cash
incentive compensation even if repurchased by us and (vi) similar adjustments for non-controlling
interests and unconsolidated entities. We may add additional adjustments from FFO to arrive at AFFO as appropriate.
We also believe funds available for distribution (“FAD”) is a meaningful non-GAAP
measure that provides useful information for considering our operating results and certain other items relative to the amount of our distributions by removing the impact of certain non-cash
items from our operating results. FAD is calculated as AFFO excluding (i) realized gains (losses) on investments in real estate-related securities and (ii) management fees paid in shares of our common stock or INREIT OP units even if repurchased by us, and including deductions for (a) recurring tenant improvements, leasing commissions, and other capital projects, (b) stockholder servicing fees paid during the period and (c) similar adjustments for non-controlling
interests and unconsolidated entities. FAD is not indicative of cash available to fund our cash needs and does not represent cash flows from operating activities in accordance with GAAP, as it excludes adjustments for working capital items and actual cash receipts from interest income recognized on investments in real estate debt. Cash flows from operating activities in accordance with GAAP would generally be adjusted for such items. Furthermore, FAD is adjusted for stockholder servicing fees and recurring tenant improvements, leasing commissions and other capital expenditures, which are not considered when determining cash flows from operating activities in accordance with GAAP.

Supplement – Page 7

FFO, AFFO, and FAD should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income (loss) or in evaluating our operating performance. In addition, FFO, AFFO, and FAD should not be considered as alternatives to net income (loss) as indications of our performance or as alternatives to cash flows from operating activities as indications of our liquidity, but rather should be reviewed in conjunction with these and other GAAP measurements. Further, FFO, AFFO, and FAD are not intended to be used as liquidity measures indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. In addition, our methodology for calculating AFFO and FAD may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, our reported AFFO and FAD may not be comparable to the AFFO and FAD reported by other companies.
The following table presents a reconciliation of FFO, AFFO and FAD to net income attributable to our stockholders:

$ in thousands	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Net loss attributable to our stockholders	$(2,078)	$(4,454)
Adjustments to arrive at FFO:
Real estate depreciation and amortization	1,417	4,979
Amount attributed to unconsolidated entities for above adjustment	2,156	6,424

FFO attributable to our stockholders	1,495	6,949
Adjustments to arrive at AFFO:
Straight-line rental income	(101)	(412)
Amortization of below-market lease intangibles	(48)	(146)
Organization costs (1)	—	264
Accrued preferred return from preferred membership interest	(252)	(739)
Unrealized gains from changes in the fair value of real estate-related securities	10	(3)
Non-cash share based compensation awards	20	58
Non-cash performance participation allocation	1,446	2,237
Other operating expenses (2)	908	2,933
Amount attributed to unconsolidated entities for unrealized losses (gains) on derivatives	14	(1,263)
Amount attributed to unconsolidated entities for above adjustments	(172)	(689)

AFFO attributable to our stockholders	3,320	9,189
Adjustments to arrive at FAD:
Recurring tenant improvements, leasing commissions and other capital expenditures (3)	(93)	(93)
Recurring capital expenditures attributed to unconsolidated entities(3)	(267)	(1,160)

FAD attributable to our stockholders	$2,960	$7,936

(1)
The Adviser has agreed to advance all of our organization costs incurred through the earlier of (1) the date that our NAV reaches $1.0 billion and (2) December 31, 2022. We will reimburse the Adviser for all of our advanced expenses ratably over the 60 months following the earlier of (1) the date our NAV reaches $1.0 billion and (2) December 31, 2022. We will reimburse the Adviser for any subsequent organization costs as incurred.

(2)
The Adviser has agreed to advance all of our operating expenses on our behalf through the earlier of (1) the date that our aggregate NAV is at least $500 million and (2) December 31, 2021. We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following the earlier of (1) the date that our aggregate NAV is at least $500 million and (2) December 31, 2021.

(3)
Recurring capital expenditures are required to maintain our investments. Capital expenditures exclude underwritten tenant improvements, leasing commissions and capital expenditures with useful lives over 10 years.

Supplement – Page 8

Information Regarding Our Indebtedness
As of September 30, 2021, our indebtedness included two mortgages secured by their corresponding properties and a line of credit. The following tables summarize certain characteristics of our mortgage notes and revolving credit facility:

	September 30, 2021
$ in thousands	Principal Balance Outstanding	Weighted Average Interest Rate	Weighted Average Maturity Date (3)	Maximum Facility Size (4)
Variable rate loans:
Variable rate mortgage loans	$98,000	2.56%	7/3/2027	N/A
Variable rate revolving credit facility (1)(2)	89,500	1.73%	1/22/2024	$100,000

Total variable rate loans	187,500	2.17%
Deferred financing costs, net (5)	(1,143)

Mortgage notes and revolving credit facility, net	$186,357

	December 31, 2020
$ in thousands	Principal Balance Outstanding	Weighted Average Interest Rate	Weighted Average Maturity Date (3)	Maximum Facility Size
Variable rate loans:
Variable rate revolving credit facility (1)(2)	$67,700	2.00%	9/22/2021	$75,000
Deferred financing costs, net	—

Mortgage notes and revolving credit facility, net	$67,700

(1)	During the nine months ended September 30, 2021, we entered into a new revolving credit facility (“Revolving Credit Facility”) and repaid our previous revolving credit facility.
(2)
Borrowings under the Revolving Credit Facility bear interest at a rate equal to one-month
LIBOR or a base rate, where the base rate is the highest of (1) federal funds rate plus 0.5%, (2) the rate of interest as publicly announced by Bank of America as its “prime rate” or (3) the one-month
LIBOR rate plus 1.0%, in each case, plus an applicable margin that is based on our leverage ratio.

(3)	For loans where the Company, at its sole discretion, has extension options, the maximum maturity date has been assumed.
(4)
INREIT OP may increase the maximum aggregate principal amount of the Revolving Credit Facility to up to $150 million in accordance with the terms of the Revolving Credit Facility. As of September 30, 2021, the borrowing capacity on the Revolving Credit Facility is $6.6 million. We have the ability to increase the borrowing capacity in connection with the acquisition of additional investments in real estate, which allows us to utilize the full maximum facility size up to $100 million or $150 million, as applicable.

(5)	Deferred financing costs relate to the variable rate mortgage loans.
The following table presents the future principal payment due under our mortgage notes and Revolving Credit Facility as of September 30, 2021:

Year ($ in thousands)	Amount
2021 (remaining)	$—
2022	—
2023	—
2024	89,500
2025	—
2026	53,000
Thereafter	45,000

Total	$187,500

On May 25, 2021, we entered into a seven-year mortgage loan with an unaffiliated lender for $45.0 million (the “Cortona Loan”) secured by the Cortona Apartments. The Cortona Loan bears interest at the greater of (a) 2.65% or (b) the sum of (i) 2.40% plus
(ii) one-month
LIBOR and matures on June 1, 2028. The Cortona Loan contains customary conditions to funding and various affirmative and negative financial covenants.
On September 24, 2021, a consolidated subsidiary of the Company entered into a five-year mortgage loan with an unaffiliated lender for $53.0 million (the “Bixby Loan”) secured by our Bixby Kennesaw property. The Bixby Loan bears interest at the sum of (i) 1.60% plus
(ii) one-month
LIBOR and matures on September 24, 2026. The Bixby Loan contains various affirmative and negative financial covenants.

Supplement – Page 9

We are subject to various financial and operational covenants under the executed mortgage notes and Revolving Credit Facility agreement. These covenants require the Company to maintain certain financial ratios, which may include leverage, debt yield, and debt service coverage, among others. As of September 30, 2021, we were in compliance with all of our loan covenants that could result in a default under such agreements.
Amendment to Credit Agreement
On January 21, 2022, the Operating Partnership amended its Revolving Credit Facility with Bank of America to increase the maximum aggregate principal amount of the Revolving Credit Facility from $100 million to $150 million and transition from LIBOR to SOFR, plus a related spread adjustment of 10 basis points (for a one month interest period), 15 basis points (for a three month interest period) or 25 basis points (for a six month interest period), as the benchmark rate of interest, such that borrowings under the Revolving Credit Facility, as amended, bear interest, at the Operating Partnership’s option, at a rate equal to SOFR plus the applicable spread adjustment, or a base rate, where the base rate is the highest of (1) the federal funds rate plus 0.5%, (2) the rate of interest as publicly announced by Bank of America as its “prime rate” or (3) the term SOFR rate plus 1.0%, in each case, plus an applicable margin that is based on our leverage ratio.
Information Regarding Our Distributions
In November 2020, we began declaring monthly distributions. The net distribution varies for each class based on the applicable stockholder servicing fee, which is deducted from the monthly distribution per share and paid directly to the applicable distributor. The table below details the net distribution for each of our share classes for the nine months ended September 30, 2021:

Declaration Date	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class N Shares
January 31, 2021	$—	$—	$—	$—	$—	$0.1364
February 28, 2021	—	—	—	—	—	0.1428
March 31, 2021	—	—	—	—	—	0.1488
April 30, 2021	—	—	—	—	—	0.1620
May 31, 2021	—	—	—	0.1302	0.1302	0.1302
June 30, 2021	0.1125	0.1125	0.1263	0.1320	0.1320	0.1320
July 31, 2021	0.1136	0.1136	0.1275	0.1333	0.1333	0.1333
August 31, 2021	0.1132	0.1132	0.1273	0.1333	0.1333	0.1333
September 30, 2021	0.1206	0.1206	0.1350	0.1410	0.1410	0.1410

Total	$0.4599	$0.4599	$0.5161	$0.6698	$0.6698	$1.2598

For the three and nine months ended September 30, 2021, we declared distributions in the amount of $2.7 million and $7.7 million, respectively.
The following table summarizes our distributions declared during the three and nine months ended September 30, 2021. We did not make any distributions prior to commencing operations in September 2020.

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021
$ in thousands	Amount	Percentage	Amount	Percentage
Distributions
Payable in cash	$2,646	99%	$7,647	99%
Reinvested in shares	33	1%	60	1%

Total distributions	$2,679	100%	$7,707	100%

Sources of Distributions
Cash flows from operating activities	$1,307	49%	$4,954	65%
Distributions of capital from investments in unconsolidated entities (1)	1,339	51%	2,693	35%

Total sources of distributions	$2,646	100%	$7,647	100%

Cash flows from operating activities	$1,307		$4,954
Funds from Operations (2)	$1,495		$6,949

Supplement – Page 10

(1)
Represents distributions received from equity method investments that are classified as cash flows from investing activities. Distributions received from equity method investments are classified as either cash flows from operating or investing activities based on the cumulative earnings approach. See Note 2 — “Summary of Significant Accounting Policies” to the condensed consolidated financial statements in our Quarterly Report on Form
10-Q
for the quarter ended September 30, 2021, a copy of which is attached to this Supplement No. 1 as Appendix C, for additional details on the cumulative earnings approach.

(2)	See “Funds from Operations, Adjusted Funds from Operations and Funds Available for Distribution” above for a description of FFO and a reconciliation to net income calculated in accordance with GAAP.
We expect 100% of distributions for the year ended December 31, 2021 to be characterized as return of capital for federal income tax purposes.
Information Regarding Redemption of Our Shares
During the six months ended June 30, 2021, we did not repurchase any shares of our common stock pursuant to our share repurchase plan. During the three months ended September 30, 2021, we repurchased shares of our common stock in the following amounts:

Month of:	Total Number of Shares Repurchased (1)	Average Price Paid per Share	Total Number of Shares Repurchased as Part of Publicly Announced Plans or Programs (2)	Maximum Number of Shares Pending Repurchase Pursuant to Publicly Announced Plans or Programs
July 2021	—	$—	—	—
August 2021	785,025	28.02	—	—
September 2021	—	—	—	—

	785,025	$28.02	—	—

(1)
Shares repurchased were under MassMutual’s Subscription Agreement. For details of the repurchases made see Note 10 — “Redeemable Common Stock” to the condensed consolidated financial statements in our Quarterly Report on Form
10-Q
for the quarter ended September 30, 2021, a copy of which is attached to this Supplement No. 1 as Appendix C.

(2)	Total number of shares repurchased as part of publicly announced plans or programs include share repurchases under our share repurchase plan, if any.
Compensation Paid to Our Advisor and its Affiliates
We did not pay any compensation to the Adviser or its affiliates during the nine months ended September 30, 2021. The following table details the cumulative compensation, fees and reimbursements due to the Adviser and its affiliates as of September 30, 2021:

$ in thousands	September 30, 2021
Other general and administrative expenses	$5,319
Advanced offering costs	4,037
Performance participation allocation	2,237
Advanced organization expenses	1,474
Distributions payable	996
Share-based compensation payable	19
Accrued management fee (1)	—

Total	$14,082

(1)	As of September 30, 2021, the accrued management fee is not presented due to rounding.
Suitability Standards
The following Missouri-specific suitability standard is hereby added to page i of the Prospectus.
“
Missouri Investors
. Purchasers residing in Missouri must limit their investment in this offering to 10% of their liquid net worth.”

Supplement – Page 11

Risk Factors
The following disclosure updates the “Risk Factors
—
Risks Related to Investments in Real Estate” section of the Prospectus.
We may invest in operating companies
.
We may selectively invest in real estate-related operating companies, such as development companies or property managers, which in turn may develop or service the assets of, or provide technology or services to, (i) our company, (ii) the Adviser or its affiliates, (iii) Other Invesco Accounts or (iv) third parties. We may make such investments in order to provide access to real estate investments within our investment strategy or to enhance our financial performance. Our investments in real estate-related operating companies may take the form of preferred equity or other non-controlling
interests, including debt interests. The nature of our interest in a real estate-related operating company may not permit us to actively manage or control the operations of such real estate-related operating company. A real estate-related operating company in which we invest may not be profitable at the time of our investment, or at any time. As a result of the foregoing risks and the risks inherent in an investment in any business, we may not be able to fully recover our investment in an operating company.
The following disclosure updates the “Risk Factors
—
Risks Related to Conflicts of Interest” section of the Prospectus.
The Adviser may face conflicts of interest related to our investments in operating companies
.
We may invest in real estate-related operating companies, including property managers and development companies, that service owners and operators of real estate (each, a “Service Company”). A Service Company may be engaged by the Adviser, Other Invesco Accounts or their affiliates to service or develop assets in which the Adviser or Other Invesco Accounts hold an interest. The Adviser (and the Service Company as a result of its relationship with the Adviser) may have an incentive to provide lower pricing to Other Invesco Accounts. In addition to pricing, conflicts of interest may arise in determining the scope of services to be provided by a Service Company to an Other Invesco Account and the terms of any such engagement, including indemnification provisions. The Adviser (and the Service Company) also may face conflicts of interest in determining whether and the extent to which to exercise remedies against a defaulting Other Invesco Account, which may adversely impact the returns on our investment in the Service Company.
Similarly, Other Invesco Accounts may invest in real estate-related operating companies, including property managers, development companies or other real estate service providers (each, a “Related Service Company”). The Adviser may be incentivized to direct work for its clients and affiliates, including our company and assets owned by our company, towards such Related Service Companies, both to nurture these businesses and due to the compensation received as a result of the Other Invesco Accounts’ interest in such Related Service Companies. Conflicts may arise in determining whether we should engage a Related Service Company to service an asset and in determining the terms of such engagement, including price and other terms, such as indemnification provisions. The Adviser may also face conflicts of interest in determining whether a Related Service Company has adequately performed its obligations to us and whether to impose any penalties available for failure to do so, which may adversely impact the assets serviced by a Related Service Company.
Investment Objectives and Strategies
The disclosure appearing in the “Investment Objectives and Strategies — Investments in Properties” section of the Prospectus is supplemented with the following:
Investments in Real Estate-Related Operating Companies
We invest in operating companies with interests in real estate and real estate-related assets (or which provide technology or services to owners and operators of real estate and real estate-related assets). See “Risk Factors — We may invest in operating companies” and “Risk Factors — The Adviser may face conflicts of interest related to our investments in operating companies.”
Experts
The disclosure appearing in the “Experts” section of our prospectus is supplemented with the following:
The audited historical financial statements of Tempe Student Housing included in this prospectus have been so included in reliance on the report of Marcum LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

Supplement – Page 12

Subscription Agreement
The Form of Subscription Agreement included in Appendix C of the Prospectus is hereby amended and replaced with the Form of Subscription Agreement attached to this Supplement No. 1 as Appendix A.
Amendments to Advisory Agreement and Operating Partnership Agreement
The following disclosure modifies the disclosure in the sections of the Prospectus entitled “Compensation,” “Management —   The Advisory Agreement” and “Summary of The Operating Partnership Agreement” and all related disclosures in the Prospectus.
On July 14, 2021, the Company, our Operating Partnership, and the Adviser entered into an amended and restated advisory agreement (the “Advisory Agreement”), and we entered into an amended and restated limited partnership agreement of Operating Partnership (the “Operating Partnership Agreement”).
The amendment to the Advisory Agreement allows the Adviser to elect to receive its management fee in cash, shares of our Class I common stock, shares of our Class E common stock, Class I units of the Operating Partnership or Class E units of the Operating Partnership. The Adviser may elect to have us or the Operating Partnership repurchase such shares or units from the Adviser at a later date. Any such repurchase requests will not be subject to the repurchase limits of our share repurchase plan or any reduction or penalty for an early repurchase.
The amendment to the Operating Partnership Agreement provides that distributions on the Class N Performance Participation may be payable in cash, Class I units or Class E units at the election of the Special Limited Partner. Distributions on the Performance Participation may be payable in cash, Class I units or Class E units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Operating Partnership units, the Special Limited Partner may request the Operating Partnership to repurchase such units from the Special Limited Partner at a later date. Any such repurchase requests will not be subject to the Early Repurchase Deduction but will be subject to the same repurchase limits that exist under our share repurchase plan. The Operating Partnership will repurchase any such Operating Partnership units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such Operating Partnership units will be repurchased for shares of our common stock with an equivalent aggregate NAV.
Distribution Reinvestment Plan
Appendix A of the Prospectus is deleted in its entirety and replaced with the Distribution Reinvestment Plan attached to this Supplement No.1 as Appendix B.
On July 14, 2021, the board of directors of the Company approved amendments to the distribution reinvestment plan that, among other changes, allow stockholders who purchase shares of common stock pursuant to a private placement to elect to participate in the distribution reinvestment plan. The amendments to the distribution reinvestment plan will be effective as of July 26, 2021.
Increase in Size of Class N Private Offering
The following disclosure modifies the disclosures in the section of the Prospectus entitled “Management’s Discussion and Analysis – Overview – Private Offering of Class N Shares” and all related disclosures in the Prospectus.
Our board of directors authorized an increase in the maximum aggregate size of the Class N private offering from $400.0 million to $1.0 billion in Class N shares.
Exchange of Class N Shares
Effective as of May 14, 2021, the 156,066 Class N shares of our common stock held by our directors and employees of the Adviser and its affiliates were exchanged, for no additional consideration, on a one-for-one
basis into Class E shares of our common stock.
MassMutual Commitment to Purchase Class N Shares and Repurchase Rights
The following disclosure modifies the disclosure in the section of the Prospectus entitled “Description of Capital Stock —   Class N Shares” and all related disclosures in the Prospectus.
On July 29, 2021, we entered into a subscription agreement with MassMutual (the “Subscription Agreement”) pursuant to which MassMutual agreed to purchase up to $200 million in Class N shares upon our request at one or more closings held prior to January 29, 2023 (the
18-month
anniversary of the date of the Subscription Agreement) in the private offering. The purchase price per Class N share purchased by MassMutual pursuant to the Subscription Agreement will be the

Supplement – Page 13

NAV per Class N share as of the end of the preceding month. MassMutual previously agreed to purchase up to $200 million in Class N shares in the private offering pursuant to the subscription agreement between us and MassMutual dated August 7, 2020 (the “Initial Subscription Agreement”), for a total commitment of up to $400 million. As discussed below, we have granted MassMutual certain repurchase rights in connection with the Class N shares acquired by MassMutual pursuant to the Subscription Agreement and the Initial Subscription Agreement (collectively, the “MassMutual Shares”).
The following disclosure modifies the disclosure in the section of the Prospectus entitled “Description of Capital Stock — Class N Shares” and all related disclosures in the Prospectus.
Pursuant to the Subscription Agreement, we will repurchase MassMutual Shares on a monthly basis at a price per share equal to the NAV per Class N share as of the last day of the month preceding the Determination Date (as defined below) until we have repurchased at least $200 million of MassMutual Shares. In any month, MassMutual may elect to forego the next monthly repurchase.
The aggregate amount (based upon aggregate repurchase price) of MassMutual Shares that we are required to repurchase in any month will be equal to (a) the sum of 100% of monthly net proceeds to us from the sale of shares of common stock to Invesco Global Property Plus Fund, a sub-fund
of Invesco Global Real Estate Fund
FCP-RAIF
(the “IGP+ Fund”), which is managed by an affiliate of the Adviser, as of the Determination Date, plus (b) between 50% and 100% (in our discretion) of the monthly net proceeds to us from the sale of shares of common stock to persons other than the IGP+ Fund as of the Determination Date, except that we will not be required to repurchase more than $70 million (based upon aggregate repurchase price) of MassMutual Shares during any Fundraising Period. “Fundraising Period” means each of (1) the period beginning on May 14, 2021, and ending on May 31, 2022, (2) the period beginning June 1, 2022 and ending on May 31, 2023, and (3) the period beginning on June 1, 2023 and ending on May 31, 2024. “Determination Date” means the date that is five business days prior to the first calendar day of the month in which the repurchase occurs.
In our sole discretion, we may repurchase an amount (based upon the aggregate repurchase price) of MassMutual Shares that exceeds $70 million in any Fundraising Period. We will not be required to repurchase more than $200 million (based upon the aggregate repurchase price paid by us) in MassMutual Shares over the course of the three Fundraising Periods.
At all times, we will limit monthly repurchases as necessary to ensure that the aggregate NAV of MassMutual Shares is not less than $50 million.
The following disclosure modifies the disclosure in the section of the Prospectus entitled “Description of Capital Stock — Class N Shares” and all related disclosures in the Prospectus.
Repurchase Rights Upon Request
Pursuant to the Subscription Agreement, upon (a) the expiration of the
Lock-Up
Period (as defined below) and (b) our having repurchased the maximum amount of $200 million (based upon the aggregate repurchase price paid by us) of MassMutual Shares in accordance with MassMutual’s automatic repurchase rights, MassMutual will have the right to request that we repurchase any outstanding MassMutual Shares, subject to the terms set forth below.
“Lock-Up
Period” means the period beginning on September 28, 2020 and ending upon the earlier of (1) May 14, 2024 (the third anniversary of the date we commenced this public offering) and (2) the date that our aggregate NAV is at least $1.5 billion.
Such repurchases will be made monthly upon written request of MassMutual at a price per share equal to the NAV per Class N share as of the last day of the immediately preceding month. The repurchase price of MassMutual Shares may never be less than the applicable NAV per share for the month immediately preceding the month in which the repurchase occurs. MassMutual may revoke a repurchase request in writing at any time prior to the repurchase date.
The aggregate amount (based upon aggregate repurchase price) of MassMutual Shares that we are required to repurchase in any month upon MassMutual’s request will be limited to no more than (a) 15% of the net proceeds to us from the sale of shares of common stock and securities convertible into shares of common stock to persons other than MassMutual and its affiliates in the month immediately preceding the month in which MassMutual’s repurchase request is timely submitted, and (b) 1.5% of our aggregate NAV as of the last day of the month immediately preceding the month in which MassMutual’s repurchase request is timely submitted.
MassMutual Shares are not eligible for repurchase pursuant to our share repurchase plan, as described elsewhere in this prospectus.
Private Offering of Class E Shares
The following disclosure modifies the disclosure in the section of the Prospectus entitled “Description of Capital Stock — Class E Shares” and all related disclosures in the Prospectus.

Supplement – Page 14

Private Offering of Class E Shares
We are conducting a private offering of up to $20.0 million in Class E shares of our common stock. We are offering shares of our common stock for sale in the private offering only to certain employees of the Adviser or its affiliates that are “accredited investors,” as that term is defined under the Securities Act and Regulation D promulgated thereunder. Our Class E shares have been, and will continue to be, sold at a price per Class E share equal to our NAV per Class E share. As of the date hereof we have received aggregate gross offering proceeds of approximately $2.2 million from the sale of Class E shares in the private offering.
The following disclosure modifies the disclosure in the section of the Prospectus entitled “Plan of Distribution” and all related disclosures in the Prospectus.
On November 1, 2021, certain individuals who are associated persons of the Dealer Manager purchased in a private offering exempt from registration an aggregate of 48,126 Class E shares at a price of at $30.1371 per share, which is equal to the November 1, 2021 transaction price per Class E share in this offering. Under FINRA Rule 5110, these Class E shares purchased by such individuals are each an item of value that is deemed by FINRA to be included in the total underwriting compensation for this offering. Any difference between the purchase price paid by such individuals and the public offering price of such Class E shares would be included when calculating the underwriting compensation for the purposes of the 10% compensation cap under FINRA Rule 2310.
Transfer Agent Contact Information
The following disclosure modifies the disclosure in the section of the Prospectus entitled “Prospectus Summary” and all related disclosures in the Prospectus.
If you have more questions about this offering, if you would like additional copies of this prospectus, or if you would like to make a repurchase request in writing, you should contact your financial adviser or our transfer agent:
INREIT c/o DST Systems
PO Box 219164
Kansas City, MO 64121
Overnight Address:
INREIT c/o DST Systems
430 W 7th St. Suite 219164
Kansas City, MO 64105
Toll Free Number:
833-834-4924
Quarterly Report on
Form 10-Q
The Prospectus is hereby supplemented with our Quarterly Report on
Form 10-Q for
the quarter ended September 30, 2021, excluding exhibits, that was filed with the SEC on November 15, 2021, a copy of which is attached to this Supplement No. 1 as Appendix C.
Tempe Student Housing Financial Statements
The prospectus is hereby supplemented with the audited historical financial statements of Tempe Student Housing and related pro forma financial information, which is attached to this Supplement No. 1 as Appendix D.
Compensation of Directors
The following table sets forth the compensation paid to our independent directors for services to us for the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
James H. Forson	$63,750	$21,250	$85,000
Paul E. Rowsey	$56,250	$18,750	$75,000
Ray Nixon	$56,250	$18,750	$75,000
R. David Kelly	$56,250	$18,750	$75,000

(1)	The grants of shares were made in February, May, August and November 2021 and vest immediately.

Supplement – Page 15

We compensate each of our independent directors with an annual retainer of $75,000, plus an additional retainer of $10,000 to the chairperson of our audit committee. We pay this compensation in quarterly installments, with 75% of each such quarterly installment paid in cash and the remaining 25% of each installment paid in grants of shares of our Class E common stock based on the then-current per share transaction price of our Class E shares at the time of grant. Prior to the commencement of the Offering, the remaining 25% of the compensation was paid in grants of shares of our Class N common stock. Stock grants will vest immediately upon the date of grant. We do not pay our directors additional fees for attending board meetings, but we reimburse each of our directors for actual and reasonable out-of-pocket
expenses incurred in attending board and committee meetings (including, but not limited to, the cost of airfare, hotel and food). Our directors who are affiliated with Invesco or the Adviser do not receive additional compensation for serving on the board of directors or committees thereof. The shares of stock granted to our independent directors are granted pursuant to the terms and conditions of our equity incentive plan, which has been adopted by our board of directors and approved by our stockholders. We exchanged all shares of Class N common stock held by our directors into shares of our Class E common stock at the commencement of the Offering.

Supplement – Page 16

APPENDIX A

Invesco Real Estate Income Trust Inc. Subscription Agreement. Investor Services 833.834.4924 Please read carefully the Prospectus (as amended, restated or supplemented, including all appendixes and exhibits thereto, the “Prospectus”) regarding the public offering of Class T shares, Class S shares, Class D shares, Class I shares and Class E shares of common stock (the “Shares”) of Invesco Real Estate Income Trust Inc. (the “Company”), before deciding to complete and sign this subscription agreement. A| INVESTMENTSIMPLE IRA Certification: 1. Total Invested: $ • INITIAL INVESTMENT Minimum initial investment (See Section
A-2
below) • ADDITIONAL INVESTMENT TO ACCOUNT NUMBER Minimum additional investment is $500 • SELECT TO PURCHASE NET OF SELLING COMMISSION 2. Share Class Election: • Class T: Minimum initial investment is $2,500 • Class S: Minimum initial investment is $2,500 • Class D: Minimum initial investment is $2,500; available for certain fee-based
programs and other eligible investors as disclosed in the Prospectus • Class I: Minimum initial investment is $1,000,000 (unless waived); available for certain fee-based
programs, certain institutional investors and other eligible investors as disclosed in the Prospectus • Class E: Minimum initial investment is $2,500; available for certain personnel of the Company or Invesco Advisers, Inc. and Other Invesco Accounts as disclosed in the Prospectus 3. Method of Payment: • By mail Attach a check to this agreement.* Make all checks payable to: INVESCO REAL ESTATE INCOME TRUST INC. • By wire Name: Bank Name: ABA: • Broker-dealer/Financial advisor will make payment on your behalf DDA: * Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third-party checks, or travelers checks are not accepted. 4. Relationship: Are you an employee or affiliate of Invesco Ltd., an officer or director (or an Immediate Family Member1 of an officer or director) of the Company? (Required) • Invesco Ltd. employee • Company officer or director • Not applicable • Invesco Ltd. affiliate • Immediate Family Member of Company officer or director B| TYPE OF OWNERSHIP (Complete Section
B-1
or
B-2)
1.
NON-CUSTODIAL
ACCOUNT TYPE 2. CUSTODIAL ACCOUNT TYPE • Individual Ownership • Transfer on Death (Complete Section D) • Joint Tenants with Rights of Survivorship* • Transfer on Death (Complete Section D) • Tenants in Common* Checks should be made payable to the Custodian and sent along with the completed and executed subscription agreement to the Custodian. • Traditional IRA • Beneficiary IRA Decedent Name Date of Death • Tenants by Entirety* • Community Property* • Trust (Include Trust Certification or Trust Documents) • Revocable • Irrevocable • UTMA/UGMA State of • Corporate Ownership (Corporate Resolution Required) •
C-Corp
•
S-Corp
Will default to
S-Corp
if nothing is marked • LLC or Partnership Ownership (LLC or Partnership Agreement Required) Other *All Parties Must Sign • Roth IRA • SEP IRA • Pension or PSP (Plan Documents Required) • Other Custodian Information (To be completed by Custodian) Custodian Name Custodian Address Custodian Tax ID Number Custodian Account Number Custodian Telephone Number 1 “Immediate Family Member” means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother-, father-, son-,
daughter-, brother-, or
sister-in-law
of an officer or director, and includes adoptive relationships.

C| INVESTOR INFORMATION 1. INVESTOR/BENEFICIAL OWNER Investor/Trustee/Administrator/UTMA/UGMA Minor’s Name Date of Birth First Middle Last MM/DD/YYYY 2. Social Security/Tax ID Number 3. Citizenship Status (Required) • U.S. Citizen • Resident Alien •
Non-Resident
Alien *If
non-resident
alien, investor must submit an original of the appropriate Form
W-8
(W-8BEN,
W-8ECI,
W-8EXP
or
W-8IMY)
in order to make an investment. 4.
CO-INVESTOR/BENEFICIAL
OWNER Co-Investor/Trustee/Administrator/Custodian for Minor’s Name Date of Birth First Middle Last MM/DD/YYYY 5. Social Security/Tax ID Number 6. Citizenship Status (Required) • U.S. Citizen • Resident Alien •
Non-Resident
Alien *If
non-resident
alien, investor must submit an original of the appropriate Form
W-8
(W-8BEN,
W-8ECI,
W-8EXP
or
W-8IMY)
in order to make an investment. 7. If Trust/Pension/PSP or Other Entity, Please Provide Complete Title—See Section
B-1
for documentation requirements Tax ID Number OR Social Security Number Date of Trust/Pension/PSP/Other Entity Type (Select one, required) • Retirement Plan • Trust •
S-Corp
•
C-Corp
• LLC • Partnership • Other Jurisdiction (if
Non-U.S.)
Exempt payee code (if any) Exemption from FATCA reporting code (if any) (Attach a completed applicable Form
W-8).
8. Residential Address—Required by Law (No P.O. Boxes) City State Zip 9. Alternate Mailing Address (P.O. Boxes are Acceptable) City State Zip 10. Telephone Number • Home • Cell • Work 11. Email Address D| TRANSFER ON DEATH (“TOD”) TOD Beneficiary information, if applicable. Not available for residents of Louisiana. Individual or joint account with rights of survivorship only. Designate whole percentages only, must equal 100%. First Name (M) Last Name SSN Date of Birth (MM/DD/YYYY) • Primary • Secondary % First Name (M) Last Name SSN Date of Birth (MM/DD/YYYY) • Primary • Secondary % First Name (M) Last Name SSN Date of Birth (MM/DD/YYYY) • Primary • Secondary % First Name (M) Last Name SSN Date of Birth (MM/DD/YYYY) • Primary • Secondary %

E | ELECTRONIC DELIVERY Subject to availability, you may authorize the Company to provide the Prospectus (including any supplements thereto), reports, proxy statements and other information (collectively, “documents”) electronically by sending the Company instructions in writing in a form acceptable to the Company to receive such documents electronically. By consenting below to electronically receive documents, including your account-specific information, you authorize the Company to either (i) email documents to you directly or (ii) make them available on the Company’s website and notify you by email when and where such documents are available. You must have internet access to use electronic delivery. While the Company imposes no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line
charges. You may revoke your consent for electronic delivery at any time and the Company will resume sending you a paper copy of all required documents. However, in order for the Company to be properly notified, your revocation must be given to the Company at a reasonable time before electronic delivery has commenced. The Company will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically. • Yes, I consent to the electronic delivery of documents. Investor Initials Co-Investor Initials
E-mail
Address (Required) F | DISTRIBUTION OPTIONS 1. DISTRIBUTION REINVESTMENT PLAN. All stockholders are automatically enrolled in the Company’s distribution reinvestment plan (the “DRIP”) other than residents of Alabama, Idaho, Kansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington or clients of certain participating broker-dealers that do not permit automatic enrollment in the plan. If you do not wish to be enrolled in the DRIP, check the appropriate box below and complete Section
F-2
below. • I do not wish to be enrolled in the DRIP. (If selected, complete Section
F-2
below) • I am a resident of Alabama, Idaho, Kansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, which do not permit automatic enrollment in the DRIP and I do wish to be enrolled in the DRIP. • I am a client of a participating broker-dealer that does not permit automatic enrollment in the DRIP and I do wish to be enrolled in the DRIP. 2. CASH DISTRIBUTIONS. Select one cash distribution payment option below only if you do not wish to be enrolled in the DRIP. All cash distributions for custodial ownership will be mailed or sent via ACH directly to the custodian of record. • Mail to Residential Address • Mail Distributions to a Third Party Name of Bank, Brokerage Firm, or Individual Mailing Address City State Zip Account Number • Cash/Direct Deposit I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account at the financial institution indicated below. I (we) further authorize the Company to debit my (our) account noted below in the event that the Company erroneously deposits additional funds to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amounts are recovered by the Company. This authorization is to remain in full force and effect until the Company has received written notice from me (us) as of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me (us) written notice of termination of this authorization. Name of Financial Institution                 Mailing Address                City    State    Zip Routing Number    Account Number    • Checking (Enclose a VOIDED check) • Savings (Provide a letter from your bank) G| INVESTOR(S) ACKNOWLEDGMENTS The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. The Company may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the subscription agreement, you agree to provide this information and confirm that this information is true and correct. If the Company is unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if the Company believes it has identified potentially criminal activity, the Company reserves the right to take action as it deems appropriate which may include closing your account. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to the Company as follows:

1. Required Acknowledgements. All items listed in below must be read and initialed.    Investor Initials
Co-Investor
Initials (a) I have received a copy of the final Prospectus.    (b) I/we have (i) a minimum net worth (not including home, home furnishings and automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum gross annual income of at least $70,000.    (c) In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”    (d) If I am an entity that was formed for the purpose of purchasing Shares, each individual that owns an interest in such entity meets the general suitability requirements described above.    (e) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.    (f) I acknowledge that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus.    (g) I understand that the transaction price per share at which my investment will be executed will be made available at www.inreit.com, via the Company’s toll-free telephone line at
833-834-4924
and in a prospectus supplement filed with the SEC, available at www.sec.gov.    (h) I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase Shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary, by notifying the transfer agent or directly on the Company’s toll-free, automated telephone line,
833-834-4924.    2.
State-Specific Acknowledgements. Please read and initial each applicable item listed below.    Investor Initials
Co-Investor
Initials (a) If I am an Alabama resident, my investment in Invesco Real Estate Income Trust Inc. and other affiliated public non-listed
REITs may not exceed 10% of my liquid net worth.    (b) If I am a California resident, I may not invest more than 10% of my liquid net worth in Invesco Real Estate Income Trust Inc.    (c) If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a net worth of $300,000 (excluding the value of my home, furnishings and automobiles). Additionally, my investment in Invesco Real Estate Income Trust Inc. may not exceed 10% of my liquid net worth.    (d) If I am an Iowa resident, I have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a net worth of $300,000 (excluding the value of my home, furnishings, and automobiles). In addition, my aggregate investment in Invesco Real Estate Income Trust Inc. may not exceed 10% of my liquid net worth.    (e) If I am a Kansas resident, I acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I limit my aggregate investment in this offering and other non-traded
real estate investment trusts to not more than 10% of my liquid net worth. For these purposes, liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.    (f) If I am a Kentucky resident, I may not invest, in the aggregate, more than 10% of my liquid net worth in Invesco Real Estate Income Trust Inc. or other affiliated public, non-listed
REITs.    (g) If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that my aggregate investment in Invesco Real Estate Income Trust Inc. and similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, liquid net worth is defined as that portion of total net worth that is comprised of cash, cash equivalents and readily marketable securities.

Investor Initials
Co-Investor
Initials (h) If I am a Massachusetts resident, my investment in Invesco Real Estate Income Trust Inc. and other illiquid direct participation programs may not exceed 10% of my liquid net worth.    (i) If I am a Missouri investor, my investment in Invesco Real Estate Income Trust Inc. may not exceed 10% of my liquid net worth.    (j) If I am a Nebraska resident, I must have either (a) an annual gross income of at least $70,000 and a net worth of at least $70,000, or (b) a net worth of at least $250,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, I must limit my aggregate investment in Invesco Real Estate Income Trust Inc. and in the securities of other non-publicly
traded programs to 10% of my net worth.    (k) If I am a New Jersey resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For purposes of New Jersey’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, an investment in Invesco Real Estate Income Trust Inc., its affiliates and other non-publicly
traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.    (l) If I am a New Jersey resident, New Jersey investors are advised that the Class T, S, and D shares will be subject to upfront selling commissions of up to 3.50% of the transaction price per annum and dealer manager fees and/or stockholder servicing fees of up to 0.85% of the transaction price per annum. These fees will reduce the amount of the purchase price that is available for investment and will cause the per share purchase price to be greater than the estimated value per share that will be reflected on my account statement (by broker dealers reporting a valuation calculated in accordance with NASD Rule 2340(c)(1)(A) relating to net investment valuation guidelines). These fees may also reduce the amount of distributions that are paid with respect to Class T, S, and D shares.    (m) If I am a North Dakota resident, I have a net worth of at least ten times my investment in Invesco Real Estate Income Trust Inc.    (n) If I am an Ohio resident, my investment in Invesco Real Estate Income Trust Inc., and in any other nontraded investment program may not exceed 10% of my liquid net worth. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) comprised of cash, cash equivalents and readily marketable securities.    (o) If I am an Oregon resident, I may not invest more than 10% of my liquid net worth in Invesco Real Estate Income Trust Inc.    (p) If I am a Pennsylvania resident, I may not invest more than 10% of my net worth in Invesco Real Estate Income Trust Inc.    (q) If I am a Puerto Rico resident, my investment in Invesco Real Estate Income Trust Inc., and other public, non-listed
REITs may not exceed 10% of my liquid net worth.    (r) If I am a Tennessee resident, I may not invest more than 10% of my liquid net worth in us.    (s) If I am a Vermont resident who is not an “accredited investors” as defined in 17 C.F.R. §230.501, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For purposes of Vermont’s suitability standard, “liquid net worth” is defined as total assets (not including home, home furnishings or automobiles) minus total liabilities.    In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary. If you do not have another broker-dealer or other financial intermediary introducing you to the Company, then your Shares will be held in your name on the books of the Company. Invesco Distributors, Inc. (the “Dealer Manager”) will not be deemed to act as your broker of record in connection with any investment in the Company. Please see Section I below. I declare that the information supplied above is true and correct and may be relied upon by the Company. I acknowledge that the broker- dealer/financial advisor (broker-dealer/financial advisor of record) indicated in Section I of this subscription agreement and its designated clearing agent, if any, will have full access to my account information, including the number of Shares I own, tax information (including the Form 1099) and redemption information. Investors may change the broker dealer/financial advisor of record at any time by contacting the Company at
833-834-4924.

H| INVESTOR(S) SIGNATURE(S) I, THE UNDERSIGNED, CERTIFY, under penalties of perjury, (i) that the taxpayer identification number shown on this subscription agreement is true, correct and complete (or I am waiting for a number to be issued), (ii) that I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the IRS has notified me that I am no longer subject to backup withholding, (iii) I am a U.S. citizen or other U.S. person (including a resident alien) and (iv) the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. See Form
W-9
instructions at http://www.irs.gov. Exempt payee code (if any)    Exemption from FATCA reporting code (if any) BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. Signature – Investor/Trustee/ Date MM/DD/YYYY Administrator/Power of Attorney* Print Name – Investor/Trustee/ Administrator/Power of Attorney Signature –
Co-Investor/Co-Trustee
(If Applicable) Date MM/DD/YYYY Print Name –
Co-Investor/Co-Trustee
Signature – Custodian *Must Include Supporting Document(s) I | BROKER-DEALER – FINANCIAL ADVISOR INFORMATION BROKER-DEALER DATA—To be completed by selling registered representative of the broker-dealer or RIA representative. Registered Representative/RIA Name(s)    Mailing
Address    City    State    Zip    Telephone    E-mail    Broker-Dealer
Name OR RIA Firm Name    Broker-Dealer Rep ID Number (Required if applicable)    Broker-Dealer Branch Number (Required if applicable)    Broker-Dealer/RIA Client Account Number    The undersigned registered representative of the broker-dealer or RIA representative confirms that he/she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) has delivered the Prospectus and related supplements, if any, to such investor; (v) has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; (vii) understands that the sale of Shares in accordance with the Prospectus is subject to any applicable enhanced standard of conduct, including, but not limited to, the “best interest” standard applicable under Rule
151-1
under the Securities Exchange Act of 1934, as amended; and (viii) has advised such investor that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. The undersigned registered representative of the broker-dealer or RIA representative further represents and certifies that, in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under their firm’s existing Anti-Money Laundering Program and Customer Identification Program.

If you do not have another broker-dealer or other financial intermediary introducing you to the Company, then the account will be held in your name on the books of the Company. You understand the Dealer Manager is not a full-service broker-dealer and it is not holding securities in an account. The Dealer Manager’s primary business is to serve as wholesaler on behalf of its affiliated institutional clients. Accordingly, you understand you are not the Dealer Manager’s customer for any purpose. The Dealer Manager relies upon your representations above, including that you have ensured this subscription follows all applicable policies and procedures under your broker-dealer or RIA firm’s existing Anti-Money Laundering Program and Customer Identification Program. If you do not have another broker-dealer or other financial intermediary introducing you to the Company, then your Shares will be held in your (or your client’s) name on the books of the Company. The Dealer Manager will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you (or your client) want to receive financial advice regarding a prospective investment in the Shares, contact a broker-dealer or other financial intermediary to provide such advice. 4572004445004114800444500 Signature – Registered Representative or RIA (Required) Signature – Broker-Dealer Authorized Signer 4572004445004114800444500 Signature – Registered Representative or RIA (Required) Signature – Broker-Dealer Authorized Signer Signature – Registered Representative or RIA (Required) Signature – Broker-Dealer Authorized Signer Print Name – Joint Registered Representative If investors participating in the DRIP or making subsequent purchases of Shares experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth herein, they are asked to promptly notify the Company and their broker-dealer or other financial intermediary in writing. A broker-dealer or other financial intermediary may notify the Company if an investor participating in the DRIP can no longer make the representations or warranties set forth herein, and the Company may rely on such notification to terminate such investor’s participation in the DRIP. No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived by the Dealer Manager). You will receive a written confirmation of your purchase. All items on the subscription agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares. Investor Relations: 833.834.4924

APPENDIX B: DISTRIBUTION REINVESTMENT PLAN
This Distribution Reinvestment Plan (the “
Plan
”) is adopted by Invesco Real Estate Income Trust Inc. (the “
Company
”) pursuant to its Second Articles of Amendment and Restatement (as amended or restated from time to time, the “
Charter
”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.
1.
 Distribution Reinvestment.
 As agent for the stockholders of the Company (the “
Stockholders
”) who purchase Common Shares (the “
Shares
”) pursuant to (i) a Private Placement, (ii) the Initial Public Offering, or (iii) any future public offering of Shares (a “
Future Public Offering
”), and who do not opt out of participating in the Plan (or who affirmatively elect to participate in the Plan, as applicable, as set forth in Section 3 below) (the “
Participants
”), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant and attributable to the class of Shares purchased by such Participant (the “
Distributions
”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Participant;
 provided, however
, that Participants that hold Class N Common Shares acquired in a Private Placement shall have all Distributions applied to the purchase of Class I Common Shares (in lieu of the purchase of additional Class N Common Shares).
2.
 Effective Date.
 The effective date of the Plan is January 16, 2020, the date that the Private Placement of the Class N Common Shares commenced.
3.
 Procedure for Participation.
 Any Stockholder who has received a copy of the Prospectus as contained in the applicable registration statement filed by the Company with the SEC with respect to the Initial Public Offering or any Future Offering, as applicable, will automatically become a Participant unless they elect not to become a Participant by noting such election on their subscription agreement;
 provided, however
, that any Stockholder which (a) resides in a state or other jurisdiction which requires affirmative enrollment in the Plan (as disclosed in the applicable Prospectus) or (b) is a client of a participating broker-dealer that does not permit automatic enrollment in the Plan will only become a Participant if the Stockholder notes such an election on the Stockholder’s subscription agreement. Any Stockholder who has received a copy of the private placement memorandum with respect to a Private Placement will become a Participant by completing and executing an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager for the applicable Private Placement or any soliciting dealer participating in the distribution of Shares for such Private Placement. If any Stockholder initially elects not to be a Participant, they may later become a Participant by subsequently completing and executing an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager for the applicable Offering or any soliciting dealer participating in the distribution of Shares for an Offering. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.
4.
 Suitability.
 Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth, investment concentration, status as an “accredited investor” as defined by Regulation D of the Securities Act or other investment suitability standards imposed by the Company and set forth in the applicable Memorandum or the Company’s most recent Prospectus. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Company’s sponsor, or any other person selling Shares on behalf of the Company to the Participant, to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.
5.
 Purchase of Shares.
A. Participants will acquire Shares from the Company (including Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed)) under the Plan (the “
Plan Shares
”) at a price equal to the most recently disclosed transaction price per Share applicable to the class of Shares purchased by the Participant (or, with respect to Participants that hold Class N Common Shares acquired in a Private Placement, the most recently disclosed transaction price per Share of the Class I Common Shares) on the date that the Distribution is payable. No upfront selling commissions will be payable with respect to Shares purchased pursuant to the Plan, but such Shares may be subject to ongoing stockholder servicing fees. Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares and such Participant’s participation in the Plan will be terminated to the extent that a reinvestment of such Participant’s Distributions in Shares would cause the percentage ownership or other limitations contained in the Charter to be violated.
B. Plan Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) Shares that will be issued by the Company in a Private Placement pursuant to an applicable exemption from registration under the Securities Act, (ii) Shares that will be registered with the SEC in connection with the Initial Public Offering, or (iii) Shares to be registered with the SEC in connection with a Future Public Offering.

B-1

6.
 Taxes.
 THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.
7.
 Share Certificates.
 The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding Shares.
8.
 Reports.
 On a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the quarter; (ii) the number and class of Shares purchased pursuant to the Plan during the quarter; (iii) the per Share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the Plan. On an annual basis, tax information with respect to income earned on Shares under the Plan for the calendar year will be provided to each applicable participant.
9.
 Termination by Participant.
 A Participant may terminate participation in the Plan at any time, without penalty, by delivering 10 days’ prior written notice to the Company. This notice must be received by the Company prior to the last day of a quarter in order for a Participant’s termination to be effective for such quarter (
i.e
., a timely termination notice will be effective as of the last day of a quarter in which it is timely received and will not affect participation in the Plan for any prior quarter). Any transfer of Shares by a Participant to a non-Participant
will terminate participation in the Plan with respect to the transferred Shares. If a Participant requests that the Company repurchase all or any portion of the Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares for which repurchase was requested but that were not repurchased will be terminated. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect the whole number of Shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, future Distributions will be distributed to the Stockholder in cash.
10.
 Amendment, Suspension or Termination by the Company.
 The Board of Directors may by majority vote amend any aspect of the Plan;
 provided, however
, that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 days prior to the effective date of that amendment. The Board of Directors may by majority vote suspend or terminate the Plan for any reason upon 10 days’ written notice to the Participants.
11.
 Liability of the Company.
 The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

B-2

APPENDIX C

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2021
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE TRANSITION PERIOD FROM

TO

Commission File Number:
333-254931

Invesco Real Estate Income Trust Inc.
(Exact name of Registrant as specified in its charter)

Maryland	83-2188696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2001 Ross Avenue Suite 3400 Dallas, Texas	75201
(address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code:
(972)715-7400

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation
S-T
(§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    Yes  ☒    No  ☐
Indicate by check mark whether the Registrant is a shell company (as defined in Rule
12b-2
of the Exchange Act.    Yes  ☐    No  ☒
As of November 15, 2021, the issuer had the following shares outstanding: 91 shares of Class T common stock, 91 shares of Class S common stock, 91 shares of Class D common stock, 504 shares of Class I common stock, 2,239,698 shares of Class E common stock and 6,704,582 shares of Class N common stock.

		Page
PART I.	FINANCIAL INFORMATION	3
ITEM 1.	FINANCIAL STATEMENTS	3
	Unaudited Condensed Consolidated Balance Sheets as of September 30, 2021 and December 31, 2020	3
	Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2021 and 2020	4
	Unaudited Condensed Consolidated Statements of Changes in Equity and Redeemable Common Stock for the three and nine months ended September 30, 2021 and 2020	5
	Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2021 and 2020	7
	Notes to Unaudited Condensed Consolidated Financial Statements	9
ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	34
ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	53
ITEM 4	CONTROLS AND PROCEDURES	54
PART II.	OTHER INFORMATION	55
ITEM 1.	LEGAL PROCEEDINGS	55
ITEM 1A.	RISK FACTORS	55
ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS	56
ITEM 3.	DEFAULTS UPON SENIOR SECURITIES	56
ITEM 4.	MINE SAFETY DISCLOSURES	56
ITEM 5.	OTHER INFORMATION	56
ITEM 6.	EXHIBITS	57
SIGNATURES		58

PART I. FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS
Invesco Real Estate Income Trust Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

$ in thousands except share amounts	September 30, 2021	December 31, 2020
ASSETS
Investments in real estate, net	$276,196	$60,773
Investments in unconsolidated entities	99,494	89,284
Investments in real estate-related securities, at fair value	4,515	877
Intangible assets, net	21,430	7,600
Cash and cash equivalents	4,581	2,968
Restricted cash	942	750
Other assets	9,301	586

Total assets	$416,459	$162,838

LIABILITIES
Revolving credit facility	$89,500	$67,700
Mortgage notes payable, net	96,857	—
Due to affiliates	14,082	4,868
Accounts payable, accrued expenses and other liabilities	2,842	1,844

Total liabilities	203,281	74,412

Commitments and contingencies (See Note 14)	—	—
Redeemable common stock, $0.01 par value per share, 6,857,829 and 3,247,457 shares issued and outstanding, respectively	203,532	83,194
EQUITY
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; 125 shares issued and outstanding ($500.00 per share liquidation preference)	41	41
Common stock, Class T shares, $0.01 par value per share, 600,000,000 shares authorized; 91 and no shares issued and outstanding, respectively	—	—
Common stock, Class S shares, $0.01 par value per share, 600,000,000 shares authorized; 91 and no shares issued and outstanding, respectively	—	—
Common stock, Class D shares, $0.01 par value per share, 600,000,000 shares authorized; 91 and no shares issued and outstanding, respectively	—	—
Common stock, Class I shares, $0.01 par value per share, 600,000,000 shares authorized; 499 and no shares issued and outstanding, respectively	—	—
Common stock, Class E shares, $0.01 par value per share, 600,000,000 shares authorized; 958,831 and no shares issued and outstanding, respectively	10	—
Common stock, Class N shares, $0.01 par value per share, 600,000,000 shares authorized; 738,701 and 361,374 shares issued and outstanding, respectively	7	4
Additional paid-in capital	24,716	9,276
Accumulated deficit and cumulative distributions	(16,259)	(4,089)

Total stockholders’ equity	8,515	5,232
Non-controlling interests in consolidated joint ventures	1,131	—

Total equity	9,646	5,232

Total liabilities, redeemable common stock and equity	$416,459	$162,838

See accompanying notes to condensed consolidated financial statements.

Invesco Real Estate Income Trust Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in thousands except share amounts	2021	2020	2021	2020
Revenues
Rental revenue	$2,748	$—	$7,315	$—
Other revenue	88	—	268	—

Total revenues	2,836	—	7,583	—

Expenses
Rental property operating	623	—	1,734	—
General and administrative	893	686	3,033	2,242
Performance participation allocation	1,446	—	2,237	—
Depreciation and amortization	1,417	—	4,979	—

Total expenses	4,379	686	11,983	2,242

Other income (expense), net
Income from unconsolidated entities, net	182	35	1,686	35
Income from real estate-related securities	19	—	83	—
Interest expense	(730)	(18)	(1,813)	(18)

Total other income (expense), net	(529)	17	(44)	17

Net loss attributable to Invesco Real Estate Income Trust Inc.	(2,072)	(669)	(4,444)	(2,225)

Dividends to preferred stockholders	$(2)	$—	$(6)	$—
Net income attributable to non-controlling interests in consolidated joint ventures	(4)	—	(4)	—

Net loss attributable to common stockholders	$(2,078)	$(669)	$(4,454)	$(2,225)

Loss per share:
Net loss per share of common stock, basic and diluted	$(0.32)	$(9.22)	$(0.73)	$(75.00)

Weighted average shares of common stock outstanding, basic and diluted	6,544,739	72,534	6,103,685	29,668

See accompanying notes to condensed consolidated financial statements.

Invesco Real Estate Income Trust Inc.
Condensed Consolidated Statements of Changes in Equity and Redeemable Common Stock
(Unaudited)

$ in thousands	Series A Preferred Stock	Class T Common Stock	Class S Common Stock	Class D Common Stock	Class I Common Stock	Class E Common Stock	Class N Common Stock	Additional Paid-in Capital	Accumulated Deficit and Cumulative Distributions	Total Stockholders’ Equity	Non-controlling interests in consolidated joint ventures	Total Equity	Class N Redeemable Common Stock
Balance at December 31, 2020	$41	$—	$—	$—	$—	$—	$4	$9,276	$(4,089)	$5,232	$—	$5,232	$83,194

Proceeds from issuance of common stock, net of offering costs	—	—	—	—	—	—	3	9,315	—	9,318	—	9,318	61,726
Distribution reinvestment	—	—	—	—	—	—	—	1	—	1	—	1	—
Share-based compensation	—	—	—	—	—	—	—	19	—	19	—	19	—
Net income	—	—	—	—	—	—	—	—	36	36	—	36	—
Preferred stock dividends	—	—	—	—	—	—	—	—	(2)	(2)	—	(2)	—
Common stock distributions	—	—	—	—	—	—	—	—	(2,378)	(2,378)	—	(2,378)	—

Balance at March 31, 2021	$41	$—	$—	$—	$—	$—	$7	$18,611	$(6,433)	$12,226	$—	$12,226	$144,920

Proceeds from issuance of common stock, net of offering costs (see Note 11)	—	—	—	—	—	—	—	(6)	—	(6)	—	(6)	—
Distribution reinvestment	—	—	—	—	—	—	—	26	—	26	—	26	—
Share-based compensation	—	—	—	—	—	—	—	19	—	19	—	19	—
Net loss	—	—	—	—	—	—	—	—	(2,408)	(2,408)	—	(2,408)	—
Exchange of common stock	—	—	—	—	—	2	(2)	—	—	—	—	—	—
Preferred stock dividends	—	—	—	—	—	—	—	—	(2)	(2)	—	(2)	—
Common stock distributions	—	—	—	—	—	—	—	—	(2,659)	(2,659)	—	(2,659)	—
Adjustment to carrying value of redeemable common stock	—	—	—	—	—	—	—	(10,249)	—	(10,249)	—	(10,249)	10,249

Balance at June 30, 2021	$41	$—	$—	$—	$—	$2	$5	$8,401	$(11,502)	$(3,053)	$—	$(3,053)	$155,169

Proceeds from issuance of common stock, net of offering costs	—	—	—	—	—	8	2	24,939	—	24,949	—	24,949	61,687
Common stock repurchased	—	—	—	—	—	—	—	—	—	—	—	—	(22,000)
Distribution reinvestment	—	—	—	—	—	—	—	33	—	33	—	33	—
Share-based compensation	—	—	—	—	—	—	—	19	—	19	—	19	—
Net loss	—	—	—	—	—	—	—	—	(2,076)	(2,076)	4	(2,072)	—
Preferred stock dividends	—	—	—	—	—	—	—	—	(2)	(2)	—	(2)	—
Common stock distributions	—	—	—	—	—	—	—	—	(2,679)	(2,679)	—	(2,679)	—
Adjustment to carrying value of redeemable common stock	—	—	—	—	—	—	—	(8,676)	—	(8,676)	—	(8,676)	8,676
Contributions from non-controlling interests	—	—	—	—	—	—	—	—	—	—	1,127	1,127	—

Balance at September 30, 2021	$41	$—	$—	$—	$—	$10	$7	$24,716	$(16,259)	$8,515	$1,131	$9,646	$203,532

See accompanying notes to condensed consolidated financial statements.

Invesco Real Estate Income Trust Inc.
Condensed Consolidated Statements of Changes in Equity and Redeemable Common Stock
(Unaudited)

$ in thousands	Series A Preferred Stock	Class T Common Stock	Class S Common Stock	Class D Common Stock	Class I Common Stock	Class E Common Stock	Class N Common Stock	Additional Paid-in Capital	Accumulated Deficit and Cumulative Distributions	Total Stockholders’ Equity	Non-controlling interests in consolidated joint ventures	Total Equity	Class N Redeemable Common Stock
Balance at December 31, 2019	$—	$—	$—	$—	$—	$—	$—	$200	$—	$200	$—	$200	$—

Net loss	—	—	—	—	—	—	—	—	(1,203)	(1,203)	—	(1,203)	—

Balance at March 31, 2020	$—	$—	$—	$—	$—	$—	$—	$200	$(1,203)	$(1,003)	$—	$(1,003)	$—

Net loss	—	—	—	—	—	—	—	—	(353)	(353)	—	(353)	—

Balance at June 30, 2020	$—	$—	$—	$—	$—	$—	$—	$200	$(1,556)	$(1,356)	$—	$(1,356)	$—

Proceeds from issuance of common stock, net of offering costs	—	—	—	—	—	—	2	4,589	—	4,591	—	4,591	43,973
Net loss	—	—	—	—	—	—	—	—	(669)	(669)	—	(669)	—

Balance at September 30, 2020	$—	$—	$—	$—	$—	$—	$2	$4,789	$(2,225)	$2,566	$—	$2,566	$43,973

See accompanying notes to condensed consolidated financial statements.

Invesco Real Estate Income Trust Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
$ in thousands	2021	2020
Cash flows from operating activities:
Net loss	$(4,444)	$(2,225)
Adjustments to reconcile net loss to net cash provided by operating activities:
Performance participation allocation	2,237	—
Income from unconsolidated entities, net	(1,686)	(35)
Depreciation and amortization	4,979	—
Share-based compensation	58	—
Straight-line rents	(412)	—
Amortization of below-market leases	(146)	—
Amortization of deferred financing costs	495	—
Unrealized gain on real estate-related securities, net	(3)	—
Distributions of earnings from investments in unconsolidated entities	701	—
Other items	51	—
Change in assets and liabilities, net of assets and liabilities acquired in acquisitions:
Increase in other assets	(786)	(956)
Increase in due to affiliates	3,380	3,944
Increase in accounts payable, accrued expenses and other liabilities	530	4

Net cash provided by operating activities	4,954	732

Cash flows from investing activities:
Investments in unconsolidated entities	(13,806)	(56,963)
Acquisitions of real estate	(237,848)	—
Capital improvements to real estate	(2,923)	—
Purchase of real estate-related securities	(5,909)	—
Proceeds from sale of real estate-related securities	2,222	—
Distributions of capital from investments in unconsolidated entities	4,580	—

Net cash used in investing activities	(253,684)	(56,963)

Cash flows from financing activities:
Proceeds from issuance of redeemable common stock	123,475	43,973
Repurchase of redeemable common stock	(22,000)	—
Proceeds from issuance of common stock	37,303	4,591
Proceeds from revolving credit facility	133,500	8,100
Repayment of revolving credit facility	(111,700)	—
Borrowings from mortgages payable	98,000	—
Payment of deferred financing costs	(2,003)	—
Common stock distributions	(7,163)	—
Preferred stock dividends	(4)	—
Contributions from non-controlling interests	1,127	—

Net cash provided by financing activities	250,535	56,664

Net change in cash and cash equivalents and restricted cash	1,805	433
Cash and cash equivalents and restricted cash, beginning of period	3,718	200

Cash and cash equivalents and restricted cash, end of period	$5,523	$633

Reconciliation of cash and cash equivalents and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$4,581	$633
Restricted cash	942	—

Total cash and cash equivalents and restricted cash	$5,523	$633

Supplemental disclosures:
Interest paid	$1,046	$4

Non-cash investing and financing activities:
Assumption of assets and liabilities in conjunction with acquisitions of real estate, net	$526	$180

Acquired non-controlling interests	$4	$—

Accrued capital expenditures	$85	$—

Accrued preferred dividends	$2	$—

Distributions payable	$996	$—

Distribution reinvestment	$60	$—

Accrued offering costs due to affiliates	$3,105	$—

Adjustment to carrying value of redeemable common stock	$18,925	$—

See accompanying notes to condensed consolidated financial statements.

Invesco Real Estate Income Trust Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
1. Organization and Business Purpose
Invesco Real Estate Income Trust Inc. (the “Company” or “we”) is focused on investing in stabilized, income-oriented commercial real estate in the United States. To a lesser extent, we also invest in real estate-related securities to provide a source of liquidity for our share repurchase plan, cash management and other purposes. We own, and expect to continue to own, all or substantially all of our assets through Invesco REIT Operating Partnership L.P. (“INREIT OP”), of which we are the sole general partner.
We were incorporated in October 2018 as a Maryland corporation and commenced real estate operations in September 2020. The Company qualified as a real estate investment trust (“REIT”) for U.S. federal income tax purposes for the taxable year ended December 31, 2020. We are externally managed by Invesco Advisers, Inc. (the “Adviser”), a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd. (“Invesco”), a leading independent global investment management firm.
On May 14, 2021 our Registration Statement on Form
S-11
(File
No. 333-254931)
with respect to our public offering was declared effective by the Securities and Exchange Commission (“SEC”). We have registered with the SEC a public offering of up to $3.0 billion in shares of common stock, consisting of up to $2.4 billion in shares in our primary offering (the “Primary Offering”) and up to $600 million in shares under our distribution reinvestment plan (collectively, the “Offering”). We are offering to sell any combination of five classes of shares of our common stock in the Offering: Class T shares, Class S shares, Class D shares, Class I shares and Class E shares, with a dollar value up to the maximum offering amount. The share classes have different upfront selling commissions and dealer manager fees and different ongoing stockholder servicing fees.
We are also conducting a private offering exempt from registration under the Securities Act of 1933, as amended (the “Class N Private Offering”), of up to $500 million in shares of our Class N common stock (“Class N shares” or “Class N common stock”).
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and consolidate the financial statements of the Company and its controlled subsidiaries. All significant intercompany transactions, balances, revenues and expenses are eliminated upon consolidation. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, which are necessary for a fair statement of our financial condition and results of operations for the periods presented. The unaudited condensed consolidated financial statements should be read in conjunction with the December 31, 2020 consolidated financial statements and notes thereto included in our Registration Statement on Form
S-11
(File
No. 333-254931).
Use of Estimates
The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results may differ from those estimates.
The extent to which the ongoing
COVID-19
pandemic impacts our results will depend on future developments, many of which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of
COVID-19,
future action plans and vaccination distribution and efficacy. Despite recent market rebounds across many asset classes, the ongoing
COVID-19
pandemic has caused continued negative economic impacts, market volatility, and business disruption, which could negatively impact our tenants’ ability to pay rent, our ability to lease vacant space and our ability to undertake development and redevelopment projects. These consequences, in turn, could materially impact our results of operations. The estimates and assumptions underlying these condensed consolidated financial statements are based on the information available as of September 30, 2021, including judgments about the financial market and economic conditions which may change over time.

Consolidation
We consolidate entities in which the Company has a controlling financial interest. In determining whether we have a controlling financial interest in a partially owned entity, we consider whether the entity is a variable interest entity (“VIE”) and whether we are the primary beneficiary. We are the primary beneficiary of a VIE when we have both the power to direct the most significant activities impacting the economic performance of the VIE and the obligation to absorb losses or receive benefits significant to the VIE.
For consolidated joint ventures, the
non-controlling
partner’s share of the assets, liabilities and operations of each joint venture is included in non-controlling
interests in consolidated joint ventures as equity of the Company on our condensed consolidated balance sheets. The non-controlling
partner’s interest is generally computed as the joint venture partner’s ownership percentage. Certain of the joint ventures formed by the Company provide the joint venture partner a profits interest based on certain internal rate of return hurdles being achieved. Any profits interest due to the joint venture partner is reported within non-controlling
interests in consolidated joint ventures.
We apply the equity method of accounting if we have significant influence over an entity, typically when we hold 20 percent or more of the voting common stock (or equivalent) of an investee but do not have a controlling financial interest. In certain circumstances, such as with investments in limited liability companies or limited partnerships, we apply the equity method of accounting when we own as little as three to five percent. See Note 4 — “Investments in Unconsolidated Entities” for further information about our investments in partially owned entities.
Cash and Cash Equivalents
We consider all highly liquid investments that have original maturity dates of three months or less when purchased to be cash equivalents. We may have bank balances in excess of federally insured amounts. We mitigate our risk of loss by maintaining cash deposits with high credit-quality institutions and actively monitoring our counterparties to minimize credit risk exposure.
Restricted Cash
As of September 30, 2021, restricted cash primarily consists of an interest reserve that we are contractually required to maintain on deposit under the terms of our preferred membership interest in a limited liability company. Restricted cash also includes amounts in escrow for taxes and insurance related to mortgages at certain properties, as well as security deposits.
Investments in Real Estate
In accordance with the guidance for business combinations, we determine whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired is not a business, we account for the transaction as an asset acquisition. As of September 30, 2021, we have accounted for all of our property acquisitions as asset acquisitions.
Whether the acquisition of a property acquired is considered a business combination or asset acquisition, we recognize the identifiable assets acquired, the liabilities assumed and any non-controlling
interest in the acquired entity. For transactions that are business combinations, we also evaluate the existence of goodwill or a gain from a bargain purchase. We expense acquisition-related costs associated with business combinations as they are incurred. We capitalize acquisition-related costs associated with asset acquisitions.
When a transaction is determined to be an asset acquisition, we assess the fair value of acquired tangible and intangible assets and liabilities (including land, buildings, tenant improvements, above-market and below-market leases, acquired in-place
leases, other identified intangible assets and assumed liabilities) and allocate the purchase price to the acquired assets and assumed liabilities. The cost of the acquisition is then allocated to the assets acquired and liabilities assumed based on their relative estimated fair values. We assess relative fair value based on estimated cash flow projections that utilize discount and/or capitalization rates that we deem appropriate, as well as other available market information. We estimate future cash flows based on a number of factors including historical operating results, known and anticipated trends and market and economic conditions.

The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. We also consider an allocation of purchase price to acquired intangibles, including acquired in-place
leases that may have a customer relationship intangible value, including but not limited to the nature and extent of the existing relationship with the tenants, the tenants’ credit quality and expectations of lease renewals.
We record acquired above-market and below-market leases at their fair values (using a discount rate that reflects the risks associated with the leases acquired) equal to the difference between (1) the contractual amounts to be paid under each in-place
lease and (2) management’s estimate of fair market lease rates for each corresponding in-place
lease, measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases. Other intangible assets acquired include amounts for in-place
lease values that are based on our evaluation of the specific characteristics of each tenant’s lease. Factors to be considered include estimates of carrying costs during hypothetical expected lease-up
periods considering current market conditions, and costs to execute similar leases. When estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up
periods, depending on local market conditions. When estimating costs to execute similar leases, we consider leasing commissions, legal and other related expenses.
Intangible assets and intangible liabilities are recorded gross on our condensed consolidated balance sheets. Intangible liabilities are presented as a component of other liabilities. The amortization of acquired above-market and below-market leases is recorded as an adjustment to rental revenue on our condensed consolidated statements of operations. The amortization of in-place
leases is a component of depreciation and amortization expense on our condensed consolidated statements of operations.
The cost of buildings and improvements includes the purchase price of our properties and any acquisition-related costs, along with any subsequent improvements to such properties. Our investments in real estate are stated at cost and are generally depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Description	Depreciable Life
Building	30 - 40 years
Building and land improvements	1 - 10 years
Furniture, fixtures and equipment	1 - 7 years
Lease intangibles and leasehold improvements	Over lease term
Significant improvements to properties are capitalized. When assets are sold or retired, their costs and related accumulated depreciation or amortization are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period.
Repairs and maintenance are expensed to operations as incurred and are included in rental property operating expense on our condensed consolidated statements of operations.
We review our real estate properties for indicators of impairment each quarter or when there is an event or change in circumstances that indicates an impaired value. We assess recoverability based on the estimated undiscounted future cash flows expected to be generated from the operation and eventual disposition of our properties over the period we expect to hold the properties. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value of our investment, we recognize an impairment loss. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value, or fair value less cost to sell if classified as held for sale. If we change our strategy or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized and such loss could be material to our results. We did not record an impairment loss for the three and nine months ended September 30, 2021.

Investments in Unconsolidated Entities
We account for our investments in unconsolidated entities under the equity method of accounting. Under the equity method of accounting, we record our initial investment in an unconsolidated real estate entity at cost and subsequently adjust the cost for our share of the real estate entity’s income or loss and cash contributions and distributions each period. We evaluate the carrying amount of our investment in an unconsolidated real estate entity for potential indicators of impairment if the carrying amount of our investment exceeds its fair value. We record an impairment charge when we determine an impairment is other-than-temporary. To determine whether an impairment is other-than-temporary, we consider whether we have the ability and intent to hold the investment until the carrying amount is fully recovered. The evaluation of an investment in an unconsolidated real estate entity for potential impairment can require us to exercise significant judgment. We did not record any impairment losses on our investments in unconsolidated entities for the three and nine months ended September 30, 2021.
Distributions received from equity method investments are classified in the condensed consolidated statements of cash flows as either operating or investing activities based on the cumulative earnings approach. Under the cumulative earnings approach, we compare distributions received to our cumulative equity method earnings since inception. Any distributions received up to the amount of cumulative equity earnings are considered a return on investment and classified in operating activities. Any excess distributions are considered a return of investment and classified in investing activities. The income or loss from equity method investments is included in income from unconsolidated entities, net in our condensed consolidated statements of operations.
Investments in Real Estate-Related Securities
We invest in debt and equity securities of real estate companies. We have elected the fair market value option for accounting for investments in debt securities. We record changes in fair value of debt securities, interest income on debt securities, and bond premium and discount amortization as income from real estate-related securities in our condensed consolidated statement of operations.
We record equity securities with readily determinable market values at fair value. We record dividend income on equity securities when declared. We record changes in fair value of equity securities and dividend income as income from real estate-related securities in our condensed consolidated statement of operations.
Fair Value Measurements
Under normal market conditions, the fair value of an investment is the amount that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). Additionally, there is a hierarchical framework that prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is impacted by a number of factors, including the type of investment and the characteristics specific to the investment and the state of the marketplace, including the existence and transparency of transactions between market participants. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.
Investments measured and reported at fair value are classified and disclosed in one of the following levels within the fair value hierarchy:
Level 1 — quoted prices are available in active markets for identical investments as of the measurement date. The Company does not adjust the quoted price for these investments.
Level 2 — quoted prices are available in markets that are not active or model inputs are based on inputs that are either directly or indirectly observable as of the measurement date.
Level 3 — pricing inputs are unobservable and include instances where there is minimal, if any, market activity for the investment. These inputs require significant judgment or estimation by management or third parties when determining fair value and generally represent anything that does not meet the criteria of Levels 1 and 2. Due to the inherent uncertainty of these estimates, these values may differ materially from the values that would have been used had a ready market for these investments existed.

Valuation
Our investments in real estate-related securities are reported at fair value. We generally determine the fair value of our real estate-related securities by utilizing third-party pricing service providers and broker-dealer quotations on the basis of last available bid price. The carrying amount of the revolving credit facility and mortgage notes approximates fair value. Cost approximates fair value for all other assets and liabilities.
In determining the fair value of a particular investment, pricing service providers may use broker-dealer quotations, reported trades or valuation estimates from their internal pricing models to determine the reported price. The pricing service providers’ internal models for securities such as real estate-related securities generally consider the attributes applicable to a particular class of the security (e.g., credit rating or seniority), current market data, and estimated cash flows for each class and incorporate deal collateral performance such as prepayment speeds and default rates, as available.
The following table details our assets measured at fair value on a recurring basis:

$ in thousands	September 30, 2021				December 31, 2020
Assets:	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Investments in real estate-related securities	$509	$4,006	$—	$4,515	$11	$866	$—	$877

Total	$509	$4,006	$—	$4,515	$11	$866	$—	$877

Redeemable Common Stock
Certain shares of our Class N common stock are classified as redeemable common stock on our condensed consolidated balance sheet because the holder of these shares, Massachusetts Mutual Life Insurance Company (“MassMutual”), has the contractual right to redeem the shares under certain circumstances as described in Note 10 — “Redeemable Common Stock”.
We report our redeemable common stock on our condensed consolidated balance sheet at MassMutual’s redemption value. MassMutual’s redemption value is determined based on our Net Asset Value (“NAV”) per Class N share as of our balance sheet date. We calculate NAV as GAAP stockholders’ equity adjusted for the redemption value of our redeemable common stock; certain organization and offering costs and certain operating expenses; unrealized real estate appreciation; accumulated depreciation and amortization; straight-line rent receivable and other assets. For purposes of determining our NAV, the fair value of our investments in real estate is determined based on third party valuations prepared by licensed appraisers in accordance with standard industry practice.
Deferred Financing Costs
Direct costs associated with entering into our revolving credit facility are recorded as other assets on the condensed consolidated balance sheet and are being amortized on a straight-line basis, which approximates the effective interest method, over the term of the agreement. Direct costs associated with entering into our mortgage notes are recorded as an offset to the related liability and are being amortized over the term of the mortgage notes.
Revenue Recognition
We recognize rental revenue on our leases based on a number of factors, including the initial determination that the contract is or contains a lease. Generally, all of our contracts are, or contain leases, and therefore revenue is recognized when the lessee takes possession of or controls the physical use of the leased assets. In most instances this occurs on the lease commencement date. At the inception of a new lease, including new leases that arise from amendments, we assess the terms and conditions of the lease to determine the proper lease classification.

A lease is classified as an operating lease if none of the following criteria are met: (i) ownership transfers to the lessee at the end of the lease term, (ii) the lessee has a purchase option that is reasonably expected to be exercised, (iii) the lease term is for a major part of the economic life of the leased property, (iv) the present value of the future lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the leased property, and (v) the leased property is of such a specialized nature that it is expected to have no future alternative use to the Company at the end of the lease term. If one or more of these criteria are met, the lease will generally be classified as a sales-type lease, unless the lease contains a residual value guarantee from a third party other than the lessee, in which case it would be classified as a direct financing lease under certain circumstances.
Rental revenue primarily consists of fixed contractual base rent arising from tenant leases at our properties under operating leases. Revenue under operating leases that are deemed probable of collection is recognized as revenue on a straight-line basis over the non-cancelable
term of the related leases. For leases that have fixed and measurable rent escalations, the difference between such rental income earned and the cash rent due under the provisions of the lease is recorded in the condensed consolidated balance sheets. For leases that are deemed not probable of collection, revenue is recorded as the lesser of (i) the amount which would be recognized on a straight-line basis or (ii) cash that has been received from the tenant, with any tenant and deferred rent receivable balances charged as a direct write-off
against rental income in the period of the change in the collectability determination. Our estimate of collectability includes, but is not limited to, factors such as the tenant’s payment history, financial condition, industry and geographic area. These estimates could differ materially from actual results.
Our contracts may contain nonlease components (e.g., charges for management fees, common area maintenance, and reimbursement of third-party maintenance expenses) in addition to lease components (i.e., monthly rental charges). Services related to nonlease components are provided over the same period of time as, and billed in the same manner as, monthly rental charges. We do not segregate the lease components from the nonlease components when accounting for operating leases. Since the lease component is the predominant component under each of these leases, combined revenues from both the lease and nonlease components are reported as rental revenues in the accompanying condensed consolidated statements of operations.
In April 2020, the Financial Accounting Standards Board (“FASB”) staff issued a question and answer document (the “Lease Modification Q&A”) focused on the application of lease accounting guidance to lease concessions provided as a result of the
COVID-19
pandemic. In accordance with the Lease Modification Q&A, we have made a policy election to not account for concessions as a lease modification if the total cash flows after the lease concessions are substantially the same, or less than, the cash flows in the original lease. However, if in the future, a concession is granted that modifies the terms and significantly alters the cash flows of the original lease, we will account for the changes as a lease modification. We did not make any lease concessions in the nine months ended September 30, 2021 as a result of the
COVID-19
pandemic.
Income Taxes
We qualified as a REIT under the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”) for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2020. As long as we qualify for taxation as a REIT, we will generally not be subject to federal income tax as long as we distribute at least 100% of our taxable income each year. REITs are subject to a number of organizational and operational requirements. As a REIT, we may still be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We may elect to treat certain of our corporate subsidiaries as taxable REIT subsidiaries (“TRSs”). In general, a TRS may perform additional services for our tenants and generally may engage in any real estate or non-real
estate-related business. A TRS is subject to federal, state and local corporate income tax. As of September 30, 2021, we are holding several of our subsidiaries under a TRS; however, our TRS did not have material deferred tax assets or liabilities as of September 30, 2021. As of September 30, 2021, our tax years 2018 through 2020 remain subject to examination by the United States tax authorities.

Organization and Offering Expenses
The Adviser has agreed to advance all of our organization and offering expenses (other than upfront selling commissions, dealer manager fees, and ongoing stockholder servicing fees) incurred through the earlier of (1) the date that our NAV reaches $1.0 billion and (2) December 31, 2022, at which time we will reimburse the Adviser for all of our advanced expenses ratably over 60 months. We will reimburse the Adviser for any subsequent organization and offering expenses as incurred.
As of September 30, 2021, the Adviser and its affiliates incurred organization expenses of $1.2 million and offering expenses of $1.0 million (December 31, 2020: $1.2 million and $0.9 million, respectively) on our behalf for the Class N Private Offering that are recorded as a component of due to affiliates on our condensed consolidated balance sheets. Class N Private Offering organization and offering expenses became a liability of the Company on January 16, 2020, the date on which the Class N Private Offering commenced. We recorded the organization expenses associated with the Class N Private Offering as general and administrative expenses and recorded the offering expenses as an offset to Class N common stock based on the relative proceeds raised in the Class N Private Offering.
As of September 30, 2021, the Adviser and its affiliates have incurred organization expenses of $0.3 million and offering expenses of $3.0 million on our behalf for the Offering that are recorded as a component of due to affiliates on our condensed consolidated balance sheets. Organization and offering expenses related to the Offering became a liability of the Company on May 14, 2021, the date on which the Offering commenced. We record organization expenses associated with the Offering as general and administrative expenses on our condensed consolidated statements of operations. Offering expenses associated with the Offering are recorded as an offset to additional paid-in
capital on our condensed consolidated balance sheets. As of December 31, 2020, the Adviser incurred organization and offering expenses on our behalf for the Offering of $0.2 million and $1.6 million, respectively; however, we did not record organization and offering expenses related to the Offering in our consolidated financial statements as of December 31, 2020, because these expenses were not our obligation until the Offering commenced on May 14, 2021.
Invesco Distributors, Inc. (the “Dealer Manager”) is serving as the dealer manager for the Primary Offering. See Note 12 — “Related Party Transactions” for more information on our relationship to the Dealer Manager and a description of selling commissions and dealer manager fees.
Earnings (Loss) per Share
We calculate basic earnings (loss) per share by dividing net earnings (loss) attributable to common stockholders for the period by the weighted average number of common shares outstanding during the period, including redeemable common stock. All classes of common stock are allocated net earnings (loss) at the same rate per share and receive the same gross distribution per share. We calculate diluted net earnings (loss) per share by dividing net income (loss) attributable to common stockholders for the period by the weighted average number of common shares and common share equivalents outstanding (unless their effect is antidilutive) for the period. As of September 30, 2021 and 2020, there are no common share equivalents outstanding that would have a dilutive effect as a result of our net income, and accordingly, the weighted average number of common shares outstanding is identical for the period for both basic and diluted shares.
Share-Based Compensation
Under the terms of our 2019 Equity Incentive Plan, our independent directors are eligible to receive awards of fully-vested common stock as part of their compensation for services as directors. In addition, we may compensate the officers and employees of our Adviser and its affiliates with share-based awards under the terms of our Advisory Agreement; however, as of September 30, 2021, we have not compensated any officers or employees of our Adviser and its affiliates with share-based awards. See Note 11 — “Equity” for additional information regarding share-based compensation.
Share-based compensation arrangements may include options, stock appreciation rights, restricted stock and other share-based awards. We recognize compensation expense related to share-based awards to our independent directors in our condensed consolidated financial statements based on the fair value of the award on the date of grant.

Pending Accounting Pronouncements
In January 2021, the FASB expanded existing accounting guidance for evaluating the effects of reference rate reform on financial reporting. The new guidance expands the temporary optional expedients and exceptions to GAAP for contract modifications, hedge accounting and other relationships that reference the London Interbank Offered Rate (“LIBOR”) to apply to all derivative instruments affected by the market-wide change in the interest rates used for discounting, margining or contract price alignment (commonly referred to as the discounting transition). The guidance can be applied as of January 1, 2020. We will evaluate our contracts that are eligible for modification relief and may apply the elections prospectively as needed. We have not adopted any of the optional expedients or exceptions as of September 30, 2021. We are currently evaluating what impact the guidance will have on our condensed consolidated financial statements.
3. Investments in Real Estate, net
Investments in real estate, net consist of:

$ in thousands	September 30, 2021	December 31, 2020
Building and improvements	$229,793	$44,317
Land and land improvements	45,350	16,483
Furniture, fixtures and equipment	3,294	—

Total	278,437	60,800
Accumulated depreciation	(2,241)	(27)

Investments in real estate, net	$276,196	$60,773

The following table details the properties acquired during the nine months ended September 30, 2021:

$ in thousands
Property Name	Ownership Interest	Number of Properties	Segment	Acquisition Date	Purchase Price (1)
Cortona Apartments	100%	1	Multifamily	January 2021	$71,083
Meridian Business 940	95%	1	Industrial	September 2021	29,615
Bixby Kennesaw	98%	1	Student housing	September 2021	78,663
Salem Self Storage	100%	3	Self-storage	September 2021	47,872
South Loop Storage	100%	1	Self-storage	September 2021	11,141

		7			$238,374

(1)	Purchase price is inclusive of acquisition-related costs.
The following table summarizes the allocation of the total cost for the properties acquired during the nine months ended September 30, 2021:

$ in thousands	Amount
Building and building improvements	$182,488
Land and land improvements	28,866
Lease intangibles (1)	14,996
Capitalized tax abatement (2)	7,427
Furniture, fixtures and equipment	3,276
Above-market lease intangibles	1,321

Total purchase price (3)	$238,374

(1)	Lease intangibles consist of in-place leases and leasing commissions.
(2)
We obtained a tax abatement in conjunction with our purchase of the Cortona Apartments with an expiration date of December 31, 2038 and are amortizing the tax abatement over the remaining useful life of the tax abatement.

(3)	Includes acquisition-related costs.

The weighted-average amortization periods for intangible assets acquired in connection with our acquisitions during the nine months ended September 30, 2021 were as follows:

	In-place lease intangibles	Leasing commissions	Above-market lease intangibles
Weighted-average amortization periods (in years)	2.95	13.88	14.03
4. Investments in Unconsolidated Entities
Vida JV LLC
We formed a joint venture with Invesco U.S. Income Fund L.P., an affiliate of Invesco, (the “Invesco JV”) to acquire an interest in a portfolio of medical office buildings located throughout the United States (the “Sunbelt Medical Office Portfolio”). As of September 30, 2021, the Invesco JV owns an 85% interest in a joint venture (“Vida JV LLC”) with an unaffiliated third party. As of September 30, 2021, Vida JV LLC owns a portfolio of twenty separate medical office buildings. We own a 42.5% interest in Vida JV LLC through our ownership in the Invesco JV and account for our investment using the equity method of accounting.
San Simeon Holdings
As of September 30, 2021, we own an investment in San Simeon Holdings LLC (“San Simeon Holdings”), a limited liability company that owns a multifamily property. Our investment is structured as a preferred membership interest. Our preferred membership interest is mandatorily redeemable on December 15, 2023, although there are certain conditions that may accelerate the redemption date. The common member of San Simeon Holdings has two one-year
options that extend the mandatory redemption date of our preferred membership interest to December 15, 2025. The redemption amount includes the preferred investment outstanding balance, the preferred accrued return and any unpaid accrued interest. The investment yields a current pay rate of 6.00%, increasing 0.50% annually during the initial term and 0.25% during each extension term, as well as a preferred accrued return of 4.00% due upon redemption. We account for our investment using the equity method of accounting. See Note 14 — “Commitments and Contingencies” for additional information regarding our future capital commitment to San Simeon Holdings.
As our investment San Simeon Holdings is structured as a preferred membership interest and our membership interest is structured to receive a fixed return, we do not participate in any economic upside or downside of San Simeon Holdings. Further, because there is a mandatory redemption feature associated with our preferred membership interest, our future involvement with San Simeon Holdings is limited. We have concluded that San Simeon Holdings is a VIE and that we are not the primary beneficiary because we do not have the power to direct the activities that most significantly impact San Simeon Holding’s economic performance. Our economic risk with respect to our investment is limited to our equity ownership and any uncollected distributions.

The following tables provide summarized balance sheets of our investments in unconsolidated entities and a reconciliation to our equity investment:

	September 30, 2021
$ in thousands	Vida JV LLC	San Simeon Holdings	Total
Total assets	$411,059	$120,894	$531,953
Total liabilities	(221,050)	(79,764)	(300,814)

Total equity of unconsolidated entities	190,009	41,130	231,139
INREIT’s share	80,754	18,493	99,247
INREIT outside basis	247	—	247

INREIT investment in unconsolidated entities	$81,001	$18,493	$99,494

	December 31, 2020
$ in thousands	Vida JV LLC	San Simeon Holdings	Total
Total assets	$366,482	$112,594	$479,076
Total liabilities	(187,882)	(76,322)	(264,204)

Total equity of unconsolidated entities	178,600	36,272	214,872
INREIT’s share	75,914	13,118	89,032
INREIT outside basis	252	—	252

INREIT investment in unconsolidated entities	$76,166	$13,118	$89,284

The following tables provide summarized operating data of our investments in unconsolidated entities along with a reconciliation to the net income (loss) from unconsolidated entities:

	Three Months Ended September 30, 2021
$ in thousands	Vida JV LLC	San Simeon Holdings	Total
Total revenue of unconsolidated entities	$9,397	$2,003	$11,400
Income (loss) of unconsolidated entities	(766)	1,093	327
INREIT’s share	(326)	510	184
Amortization of INREIT outside basis	(2)	—	(2)

INREIT’s income (loss) from unconsolidated entities	$(328)	$510	$182

	Nine Months Ended September 30, 2021
$ in thousands	Vida JV LLC	San Simeon Holdings	Total
Total revenue of unconsolidated entities	$27,236	$6,381	$33,617
Income of unconsolidated entities	622	374	996
INREIT’s share	264	1,428	1,692
Amortization of INREIT outside basis	(6)	—	(6)

INREIT’s income from unconsolidated entities	$258	$1,428	$1,686

5. Investments in Real Estate-Related Securities
The following tables summarize our investments in real estate-related debt securities by asset type:

	September 30, 2021
$ in thousands	Principal Balance	Unamortized Premium (Discount)	Amortized Cost	Unrealized Gain (Loss), Net	Fair Value	Period-end Weighted Average Yield	Weighted-Average Maturity Date
Non-agency CMBS	$2,846	$141	$2,987	$(3)	$2,984	2.53%	11/30/2033
Corporate debt	1,125	86	1,211	14	1,225	1.90%	5/3/2024

Total	$3,971	$227	$4,198	$11	$4,209

	December 31, 2020
$ in thousands	Principal Balance	Unamortized Premium (Discount)	Amortized Cost	Unrealized Gain (Loss), Net	Fair Value	Period-end Weighted Average Yield	Weighted-Average Maturity Date
Non-agency CMBS	$716	$11	$727	$2	$729	3.39%	1/22/2032
Corporate debt	125	9	134	3	137	2.55%	1/15/2025

Total	$841	$20	$861	$5	$866

As of September 30, 2021 and December 31, 2020, we also hold investments in preferred stock of real estate investment trusts with a fair value of $0.3 million and approximately $11,000, respectively, and a period-end
weighted average yield of 6.83% and 6.52%, respectively.
6. Intangibles
The gross carrying amount and accumulated amortization of our intangible assets and liabilities are:

	September 30, 2021
$ in thousands	Total Cost	Accumulated Amortization	Intangible Assets, net
Intangible assets, net:
In-place lease intangibles	$19,689	$(2,325)	$17,364
Leasing commissions	2,919	(174)	2,745
Above-market lease intangibles	1,321	—	1,321

Total intangible assets, net	$23,929	$(2,499)	$21,430

	Total Cost	Accumulated Amortization	Intangible Liabilities, net
Intangible liabilities, net:
Below-market lease intangibles	$1,605	$(146)	$1,459

Total intangible liabilities, net	$1,605	$(146)	$1,459

	December 31, 2020
$ in thousands	Total Cost	Accumulated Amortization	Intangible Assets, net
Intangible assets, net:
In-place lease intangibles	$5,475	$(7)	$5,468
Leasing commissions	2,136	(4)	2,132

Total intangible assets, net	$7,611	$(11)	$7,600

	Total Cost	Accumulated Amortization	Intangible Liabilities, net
Intangible liabilities, net:
Below-market lease intangibles	$1,605	$—	$1,605

Total intangible liabilities, net	$1,605	$—	$1,605

The estimated future amortization of our intangibles for each of the next five years and thereafter as of September 30, 2021 is:

$ in thousands	In-place Lease Intangibles	Leasing Commissions	Above-market Lease Intangibles	Below-market Lease Intangibles
2021 (remainder)	$3,788	$72	$24	$(49)
2022	7,453	285	94	(194)
2023	746	285	94	(194)
2024	746	285	94	(194)
2025	746	285	94	(194)
2026	746	282	94	(194)
Thereafter	3,139	1,251	827	(440)

	$17,364	$2,745	$1,321	$(1,459)

7. Other Assets
The following table summarizes the components of other assets:

$ in thousands	September 30, 2021	December 31, 2020
Capitalized tax abatement, net (1)	$7,151	$—
Deferred financing costs, net	805	440
Prepaid expenses	833	130
Deferred rent	423	11
Other	89	5

Total	$9,301	$586

(1)
We obtained a tax abatement in conjunction with our purchase of the Cortona Apartments with an expiration date of December 31, 2038 and are amortizing the tax abatement over the remaining useful life of the tax abatement as a component of depreciation and amortization in the condensed consolidated statements of operations. As of September 30, 2021, accumulated amortization of the capitalized tax abatement was $0.3 million, and the estimated annual amortization is $0.4 million.

8. Mortgage Notes and Revolving Credit Facility
The following tables summarize certain characteristics of our mortgage notes and revolving credit facility:

	September 30, 2021
$ in thousands	Principal Balance Outstanding	Weighted Average Interest Rate	Weighted Average Maturity Date (3)	Maximum Facility Size (4)
Variable rate loans:
Variable rate mortgage loans	$98,000	2.56%	7/3/2027	N/A
Variable rate revolving credit facility (1)(2)	89,500	1.73%	1/22/2024	$100,000

Total variable rate loans	187,500	2.17%
Deferred financing costs, net (5)	(1,143)

Mortgage notes and revolving credit facility, net	$186,357

	December 31, 2020
$ in thousands	Principal Balance Outstanding	Weighted Average Interest Rate	Weighted Average Maturity Date(3)	Maximum Facility Size
Variable rate loans:
Variable rate revolving credit facility (1)(2)	$67,700	2.00%	9/22/2021	$75,000
Deferred financing costs, net	—

Mortgage notes and revolving credit facility, net	$67,700

(1)	During the nine months ended September 30, 2021, we entered into a new revolving credit facility (“Revolving Credit Facility”) and repaid our previous revolving credit facility.
(2)
Borrowings under the Revolving Credit Facility bear interest at a rate equal to one-month
LIBOR or a base rate, where the base rate is the highest of (1) federal funds rate plus 0.5%, (2) the rate of interest as publicly announced by Bank of America as its “prime rate” or (3) the one-month
LIBOR rate plus 1.0%, in each case, plus an applicable margin that is based on our leverage ratio.

(3)	For loans where the Company, at its sole discretion, has extension options, the maximum maturity date has been assumed.
(4)
INREIT OP may increase the maximum aggregate principal amount of the Revolving Credit Facility to up to $150 million in accordance with the terms of the Revolving Credit Facility. As of September 30, 2021, the borrowing capacity on the Revolving Credit Facility is $6.6 million. We have the ability to increase the borrowing capacity in connection with the acquisition of additional investments in real estate, which allows us to utilize the full maximum facility size up to $100 million or $150 million, as applicable.

(5)	Deferred financing costs relate to the variable rate mortgage loans.
The following table presents the future principal payment due under our mortgage notes and Revolving Credit Facility as of September 30, 2021:

Year ($ in thousands)	Amount
2021 (remaining)	$—
2022	—
2023	—
2024	89,500
2025	—
2026	53,000
Thereafter	45,000

Total	$187,500

On May 25, 2021, we entered into a seven-year mortgage loan with an unaffiliated lender for $45.0 million (the “Cortona Loan”) secured by the Cortona Apartments. The Cortona Loan bears interest at the greater of (a) 2.65% or (b) the sum of (i) 2.40% plus
(ii) one-month
LIBOR and matures on June 1, 2028. The Cortona Loan contains customary conditions to funding and various affirmative and negative financial covenants.
On September 24, 2021, a consolidated subsidiary of the Company entered into a five-year mortgage loan with an unaffiliated lender for $53.0 million (the “Bixby Loan”) secured by our Bixby Kennesaw property. The Bixby Loan bears interest at the sum of (i) 1.60% plus
(ii) one-month
LIBOR and matures on September 24, 2026. The Bixby Loan contains various affirmative and negative financial covenants.
We are subject to various financial and operational covenants under the executed mortgage notes and Revolving Credit Facility agreement. These covenants require the Company to maintain certain financial ratios, which may include leverage, debt yield, and debt service coverage, among others. As of September 30, 2021, the Company is in compliance with all of its loan covenants that could result in a default under such agreements.
9. Accounts Payable, Accrued Expenses and Other Liabilities
The following table summarizes the components of accounts payable, accrued expenses and other liabilities:

$ in thousands	September 30, 2021	December 31, 2020
Intangible liabilities, net	$1,459	$1,605
Accrued interest expense	344	73
Real estate taxes payable	335	—
Tenant security deposits	264	130
Accounts payable and accrued expenses	221	36
Prepaid rental income	219	—

Total	$2,842	$1,844

10. Redeemable Common Stock
As of September 30, 2021, MassMutual has committed to purchase up to $400.0 million of Class N shares in the Class N Private Offering (the “MassMutual Capital Commitment”). MassMutual is an affiliate of Invesco. The initial purchase price per Class N share was $25.00. The price per Class N share for subsequent purchases is based on our NAV per Class N share at the time of purchase.
As of September 30, 2021, MassMutual had purchased 7,387,008 Class N shares for $200.0 million under its Initial Subscription Agreement, as defined below, and 255,846 Class N shares for $7.5 million under its Subscription Agreement, as defined below. In accordance with the Subscription Agreement, on August 5, 2021, we repurchased 785,025 of MassMutual Shares for $22.0 million.
In July 2021, MassMutual entered into a subscription agreement (the “Subscription Agreement”) to purchase up to $200.0 million of Class N shares of our common stock in the Class N Private Offering upon our request at one or more closings held prior to January 29, 2023. MassMutual had previously agreed to purchase up to $200.0 million of Class N Shares under its initial subscription agreement with us (as amended, the “Initial Subscription Agreement”). We called the entirety of MassMutual’s commitment under the Initial Subscription Agreement before issuing any capital calls under the Subscription Agreement. All MassMutual shares, whether under the Subscription Agreement or the Initial Subscription Agreement, will be classified as redeemable common stock because MassMutual has the contractual right to redeem the shares under certain circumstances as described below.

We will repurchase Class N Shares acquired by MassMutual under the Subscription Agreement or the Initial Subscription Agreement on a monthly basis at a price per share that will generally be equal to the NAV per Class N Share as of the last day of the month preceding the Determination Date. “Determination Date” means the date that is five business days prior to the first calendar day of the month in which the repurchase occurs. The aggregate amount of MassMutual Shares that we are required to repurchase in any month will be equal to the sum of (a) 100% of monthly net proceeds from the sale of shares of common stock to Invesco Global Property Plus Fund (the “IGP+ Fund”), a fund managed by an affiliate of the Adviser plus (b) between 50% and 100% (at our discretion) of our monthly net proceeds from the sale of shares of our common stock to investors other than IGP+ Fund. We will not be required to repurchase more than $70.0 million of MassMutual Shares during any Fundraising Period. “Fundraising Period” means each of (1) the period beginning on May 14, 2021, and ending on May 31, 2022, (2) the period beginning on June 1, 2022 and ending on May 31, 2023, and (3) the period beginning on June 1, 2023 and ending on May 31, 2024. In our sole discretion, we may repurchase an amount of MassMutual Shares that exceeds $70.0 million in any Fundraising Period. In any month, MassMutual may elect to forego the next monthly repurchase. We will not be required under any circumstances to repurchase more than $200.0 million in Class N Shares over the course of the three Fundraising Periods. We will limit our monthly repurchases as necessary to ensure that the aggregate NAV of MassMutual Shares is not less than $50.0 million.
Upon (i) the expiration of the
Lock-Up
Period (as defined below) and (ii) our repurchase of $200.0 million in MassMutual Shares in accordance with the automatic repurchase rights described above, MassMutual will have the right to request that we repurchase any outstanding MassMutual Shares, subject to the terms set forth below. The repurchase price will generally be equal to the NAV per Class N share as of the last day of the preceding month. The aggregate amount of MassMutual Shares that we are required to repurchase in any month is limited to the lesser of (a) 15% of the net proceeds from the sale of shares of common stock in the Primary Offering to persons other than MassMutual and its affiliates in the month prior to the month in which MassMutual submits its repurchase request, and (b) 1.5% of our aggregate NAV as of the last day of the month prior to the month in which MassMutual submits its repurchase request. The
“Lock-Up
Period” is defined as the period beginning on September 28, 2020 and ending upon the earlier of (1) May 14, 2024 (the third anniversary of the date that the SEC declared effective the Company’s registration statement with respect to its initial public offering of common stock), and (2) the date that the Company’s aggregate NAV is at least $1.5 billion.
The repurchase rights granted to MassMutual under the Subscription Agreement, as described above, supersede and replace the repurchase rights originally granted to MassMutual under the terms of the Initial Subscription Agreement. MassMutual’s repurchase rights are not transferable.
We began to recognize changes in the value of the MassMutual Shares when redemption of the shares became probable. The redemption of the MassMutual shares became probable when the SEC declared our Registration Statement on Form
S-11
(File
No. 333-254931)
effective on May 14, 2021. As of September 30, 2021, we recorded an increase to redeemable common stock and a decrease to additional paid-in
capital of $18.9 million to adjust the value of the MassMutual Shares to our September 30, 2021 NAV per Class N share. We will limit any adjustment in the carrying amount of the redeemable common stock to the initial amount reported as redeemable common stock on the condensed consolidated balance sheet. The change in the redemption value does not affect income available to common stockholders.
We have entered into an exchange rights and registration agreement with MassMutual (the “Registration Rights Agreement”). After September 28, 2025, MassMutual may require us to exchange all or a portion of its Class N shares for any class of shares of our common stock being sold in the Primary Offering and file and maintain an effective registration statement with the SEC (for no longer than three years) registering the offer and sale of the new shares issued in the exchange. MassMutual’s rights under the Registration Rights Agreement will terminate when its shares of our common stock have an aggregate NAV of less than $20.0 million.

11. Equity
Preferred Stock
On November 20, 2020, we sold 125 shares of 12.5% Series A Redeemable Cumulative Preferred Stock (“Series A Preferred Stock”) for $500.00 per share in a private placement exempt from registration under the Securities Act of 1933, as amended. No additional shares have been sold as of September 30, 2021. The offering was effected for the purpose of the Company having at least 100 stockholders to satisfy one of the requirements for qualification as a REIT under the Internal Revenue Code. Total proceeds from the sale of the Series A Preferred Stock were $62,500 before issuance costs of $21,900. Holders of the Series A Preferred Stock are entitled to receive dividends at an annual rate of 12.5% of the liquidation preference of $500.00 per share, or $62.50 per share per annum. Dividends are cumulative and payable semi-annually commencing with the first dividend payment date on December 31, 2020. We have the option to redeem shares of our Series A Preferred Stock in whole or in part at any time for the price of $500.00 per share, plus any accrued and unpaid dividends through the date of redemption. If a redemption occurs on or before December 31, 2022, we will pay an additional $50.00 per share redemption premium.
Common Stock
The following tables detail the movement in the Company’s outstanding shares of common stock:

	Nine Months Ended September 30, 2021
	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class N Shares	Total
Balance at December 31, 2020	—	—	—	—	—	3,608,830	3,608,830
Issuance of common stock	—	—	—	—	—	2,636,645	2,636,645
Distribution reinvestment	—	—	—	—	—	32	32

Balance at March 31, 2021	—	—	—	—	—	6,245,507	6,245,507

Issuance of common stock	91	91	91	—	—	1,154	1,427
Exchange of common stock (1)	—	—	—	—	156,066	(156,066)	—
Distribution reinvestment (2)	—	—	—	492	—	—	492

Balance at June 30, 2021	91	91	91	492	156,066	6,090,595	6,247,426

Issuance of common stock	—	—	—	—	801,593	2,290,960	3,092,553
Common stock repurchased (3)	—	—	—	—	—	(785,025)	(785,025)
Distribution reinvestment (2)	—	—	—	7	1,172	—	1,179

Balance at September 30, 2021	91	91	91	499	958,831	7,596,530	8,556,133

	Nine Months Ended September 30, 2020
	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class N Shares	Total
Balance at December 31, 2019	—	—	—	—	—	8,000	8,000

Balance at March 31, 2020	—	—	—	—	—	8,000	8,000

Balance at June 30, 2020	—	—	—	—	—	8,000	8,000

Issuance of common stock	—	—	—	—	—	1,979,054	1,979,054

Balance at September 30, 2020	—	—	—	—	—	1,987,054	1,987,054

(1)
On May 14, 2021, we exchanged 156,066 Class N shares of our common stock held by our directors and employees of the Adviser and its affiliates, for no additional consideration, on a one-for-one
basis into Class E shares of our common stock.

(2)
During the nine months ended September 30, 2021, certain of our directors and employees of the Adviser and its affiliates who held Class E shares elected distribution reinvestment which were granted in Class I shares.

(3)	In accordance with MassMutual’s Subscription Agreement, on August 5, 2021, we repurchased 785,025 of MassMutual Shares for $22.0 million.
As discussed in Note 10 — “Redeemable Common Stock”, 6,857,829 of our Class N shares have been classified as redeemable common stock as of September 30, 2021 (December 31, 2020: 3,247,457 shares) because the stockholder, MassMutual, has the contractual right to redeem the shares under certain circumstances. The remaining 738,701 Class N shares that were issued as of September 30, 2021 (December 31, 2020: 361,374 shares) have been recorded as common stock.

As of September 30, 2021, MassMutual has committed to purchase an additional $192.5 million of Class N common stock, as discussed in Note 10 — “Redeemable Common Stock”. Our investor commitments exclude a $30.0 million commitment from Invesco Realty, Inc. that collateralizes our Revolving Credit Facility. We may be required to call capital under this commitment to repay outstanding obligations under our Revolving Credit Facility in the event of default, however this commitment is not available to fund our operating or investing activities.
Distributions
We generally intend to distribute substantially all of our taxable income to our stockholders each year to comply with the REIT provisions of the Internal Revenue Code. Taxable income does not necessarily equal net income as calculated in accordance with GAAP.
For the three and nine months ended September 30, 2021, we declared distributions of $2.7 million and $7.7 million, respectively. We accrued $1.0 million and $0.5 million for distributions payable as a component of due to affiliates in our condensed consolidated balance sheets as of September 30, 2021 and December 31, 2020, respectively. We did not declare any distributions for the three and nine months ended September 30, 2020.
The following tables detail the aggregate distributions declared per share for each applicable class of stock for the three and nine months ended September 30, 2021:

	Three Months Ended September 30, 2021
	Series A Preferred Stock	Class T Common Stock	Class S Common Stock	Class D Common Stock	Class I Common Stock	Class E Common Stock	Class N Common Stock
Aggregate distributions declared per share	$—	$0.4076	$0.4076	$0.4076	$0.4076	$0.4076	$0.4076
Stockholder servicing fee per share (1)	—	(0.0602)	(0.0602)	(0.0178)	—	—	—

Net distributions declared per share	$—	$0.3474	$0.3474	$0.3898	$0.4076	$0.4076	$0.4076

	Nine Months Ended September 30, 2021
	Series A Preferred Stock	Class T Common Stock	Class S Common Stock	Class D Common Stock	Class I Common Stock	Class E Common Stock	Class N Common Stock
Aggregate distributions declared per share	$31.2500	$0.5396	$0.5396	$0.5396	$0.6698	$0.6698	$1.2598
Stockholder servicing fee per share (1)	—	(0.0797)	(0.0797)	(0.0235)	—	—	—

Net distributions declared per share	$31.2500	$0.4599	$0.4599	$0.5161	$0.6698	$0.6698	$1.2598

(1)	See Note 12 — “ Related Party Transactions” for a discussion of our stockholder servicing fee.
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan whereby stockholders (other than stockholders residing in certain states, as discussed below) will have their cash distributions automatically reinvested in additional shares of common stock unless they elect to receive their distributions in cash. Stockholders residing in Alabama, Idaho, Kansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of common stock. The per share purchase price for shares purchased under the distribution reinvestment plan will be equal to the offering price before upfront selling commissions and dealer manager fees (the “transaction price”) at the time the distribution is payable. The transaction price will generally be equal to our prior month’s NAV per share for that share class. Stockholders will not pay upfront selling commissions or dealer manager fees when purchasing shares under the distribution reinvestment plan. The stockholder servicing fees for shares of our Class T shares, Class S shares and Class D shares are calculated based on the NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan.

Share Repurchase Plan
We have adopted a share repurchase plan. On a monthly basis, our stockholders may request that we repurchase all or any portion of their shares. We may choose, in our discretion, to repurchase all, some or none of the shares that have been requested to be repurchased at the end of any month, subject to any limitations in the share repurchase plan. The total amount of share repurchases under the plan is limited to 2% of our aggregate NAV per month and 5% of our aggregate NAV per calendar quarter. Shares will be repurchased at a price equal to the transaction price on the applicable repurchase date, subject to any early repurchase deduction. Our transaction price will generally equal our prior month’s NAV per share for that share class. Shares repurchased within one year of the date of issuance will be repurchased at 95% of the current transaction price (the “Early Repurchase Deduction”). The Early Repurchase Deduction will not apply to shares acquired through the distribution reinvestment plan, and we may waive the Early Repurchase Deduction in the case of repurchases resulting from a stockholder’s death, qualifying disability or divorce. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests, and we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. Our board of directors may modify or suspend the share repurchase plan.
Share-Based Compensation Plan
For the three months ended September 30, 2021, we awarded independent members of our board of directors 690 Class E shares under our 2019 Equity Incentive Plan (the “Incentive Plan”) and recognized approximately $19,000 of compensation expense related to these awards. For the nine months ended September 30, 2021, we awarded independent members of our board of directors 2,112 shares of our common stock (consisting of 1,422 Class N shares and 690 Class E shares) under the Incentive Plan and recognized approximately $58,000 of compensation expense related to these awards. As of July 1, 2021, the independent members of our board of directors began receiving compensation in the form of Class E shares. As of September 30, 2021, 192,763 shares of common stock remain available for future issuance under the Incentive Plan.
12. Related Party Transactions
Due to Affiliates
The following table details the components of due to affiliates:

$ in thousands	September 30, 2021	December 31, 2020
Other general and administrative expenses	$5,319	$2,205
Advanced offering costs	4,037	931
Performance participation allocation	2,237	—
Advanced organization expenses	1,474	1,210
Distributions payable	996	503
Share-based compensation payable	19	19
Accrued management fee(1)	—	—

Total	$14,082	$4,868

(1)	As of September 30, 2021, the accrued management fee is not presented due to rounding.
On May 14, 2021, our Registration Statement on Form
S-11
(File
No. 333-254931)
with respect to our Offering was declared effective by the SEC. At that time, we recorded organization expenses of $0.3 million and offering costs of $2.4 million related to the Offering that were advanced by our Adviser as an increase in due to affiliates on our condensed consolidated balance sheet. As discussed in Note 2 — “Summary of Significant Accounting Policies”, these costs were not our obligation until the Offering commenced.
Management Fee and Performance Participation Allocation
We are externally managed by the Adviser, a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco. The Adviser is at all times subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it.

We will pay the Adviser a management fee equal to 1.0% of NAV for Class T shares, Class S shares, Class D shares and Class I shares per annum calculated and payable monthly. We will not pay a management fee on the Class E shares issued in the Offering. Commencing on January 16, 2030, ten years after the commencement of the Class N Private Offering, we will pay the Adviser a management fee equal to 1.0% of NAV for Class N shares per annum. The Adviser may elect to receive its management fee in cash, shares of our Class I common stock, shares of our Class E common stock, INREIT OP Class I units or INREIT OP Class E units.
The Adviser and its affiliates provide us with our management team, including our officers and appropriate support personnel. Each of our officers is an employee of the Adviser or one of its affiliates. We do not have any employees. The Adviser is not obligated to dedicate any of its employees exclusively to us, nor is the Adviser obligated to dedicate any specific portion of time to our business. The Adviser or the Adviser’s affiliates may provide us services that would otherwise be performed by third parties. Such services may include accounting and internal audit services, account management services, corporate and secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, transaction support services, transaction consulting services and other similar operational matters. In such event, we will reimburse the Adviser or the Adviser’s affiliate, as applicable, the cost of performing such services (including employment costs and related expenses allocable thereto) provided that such reimbursements will not exceed the amount that would be payable if such services were provided by a third party in an arms-length transaction. During the three and nine months ended September 30, 2021, we incurred $0.2 million and $0.6 million, respectively, for costs of support personnel that were provided by the Adviser.
Invesco REIT Special Limited Partner L.L.C. (the “Special Limited Partner”), a wholly-owned subsidiary of Invesco, holds a performance participation interest in INREIT OP that entitles it to receive an allocation from INREIT OP equal to (1) with respect to all INREIT OP units other than Class N units and Class E units, 12.5% of the Total Return, subject to a 6.0% Hurdle Amount and a High Water Mark, with a
Catch-Up
(each such term as defined in the limited partnership agreement of INREIT OP), and (2) with respect to Class N units, 10.0% of the Class N Total Return, subject to a 7.0% Class N Hurdle Amount and a Class N High Water Mark, with a
Catch-Up
(each such term as defined in the limited partnership agreement of INREIT OP). The allocations started to accrue in March 2021 and are calculated and payable on an annual basis. As of September 30, 2021, we accrued $2.2 million for the Special Limited Partner’s performance participation interest. The Special Limited Partner may elect to receive payment of the performance participation interest in cash, INREIT OP Class I units or INREIT OP Class E units.
Accrued Stockholder Servicing Fee
The Dealer Manager is a registered broker-dealer affiliated with the Adviser. We have entered into an agreement (the “Dealer Manager Agreement”) with the Dealer Manager in connection with the Primary Offering. The Dealer Manager is entitled to receive selling commissions and stockholder servicing fees for certain classes of shares. As of September 30, 2021, we have not incurred any selling commissions or stockholder servicing fees.
The following table presents the upfront selling commissions and dealer manager fees for each class of shares sold in the Offering, and the stockholder servicing fee per annum based on the aggregate outstanding NAV:

	Class T Shares		Class S Shares	Class D Shares	Class I Shares	Class E Shares
Maximum Upfront Selling Commissions (% of Transaction Price)	up to 3.0%		up to 3.5%	up to 1.5%	—	—
Maximum Upfront Dealer Manager Fees (% of Transaction Price)	0.50%		—	—	—	—
Stockholder Servicing Fee (% of NAV)	0.85	% (1)	0.85%	0.25%	—	—

(1)	Consists of an advisor stockholder servicing fee (0.65% per annum) and a dealer stockholder servicing fee (0.20% per annum).

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, each such Class T share, Class S share or Class D share will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such share. We accrue the cost of the stockholder servicing fee as an offering cost at the time each Class T, Class S and Class D share is sold during the Primary Offering. There is not a stockholder servicing fee with respect to Class I and Class E shares.
Related Party Share Ownership
As of September 30, 2021, affiliates had purchased the following amounts of our common stock:

$ in thousands, except share amounts	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class N Shares	Total Purchase Price
MassMutual (1)	—	—	—	—	—	7,642,853	$207,526
IGP + Fund	—	—	—	—	783,032	—	22,000
Invesco Realty, Inc.	91	91	91	—	—	738,701	20,007
Members of our board of directors and employees of our Adviser	—	—	—	160	93,374	—	2,570

	91	91	91	160	876,406	8,381,554	$252,103

(1)	In accordance with MassMutual’s Subscription Agreement, on August 5, 2021, we repurchased 785,025 of MassMutual Shares for $22.0 million. The amount presented is inclusive of the shares repurchased.
As of September 30, 2021, MassMutual has committed to purchase an additional $192.5 million of Class N common stock. Our investor commitments exclude a $30.0 million commitment from Invesco Realty, Inc. that collateralizes our Revolving Credit Facility. We may be required to call capital under this commitment to repay outstanding obligations under our Revolving Credit Facility in the event of default, however this commitment is not available to fund our operating or investing activities.
Operating Expenses Reimbursement
The Adviser has agreed to advance all of our operating expenses on our behalf through the earlier of (1) the date that our NAV reaches $500 million and (2) December 31, 2021, at which time we will reimburse the Adviser for our advanced operating expenses ratably over 60 months. We will reimburse the Adviser for any subsequent offering expenses as incurred. As of September 30, 2021, the Adviser has advanced $5.3 million of general and administrative expenses on our behalf.
Under our charter, we may reimburse the Adviser, at the end of each fiscal quarter, for total operating expenses paid by the Adviser. However, commencing with the quarter ended September 30, 2021, we may not reimburse the Adviser at the end of any fiscal quarter for total operating expenses (as defined in our charter) that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of average invested assets or 25% of net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash
reserves and excluding any gain from the sale of our assets for that period (the “2%/25% Guidelines”).
We may reimburse the Adviser for expenses in excess of the 2%/25% Guidelines if a majority of our independent directors determines that such excess expenses (an “Excess Amount”) are justified based on unusual and non-recurring
factors.

For the four fiscal quarters ended September 30, 2021, total operating expenses were $5.7 million which exceeded the 2%/25% Guidelines by $1.3 million. Our independent directors determined that the Excess Amount of total operating expenses for the four
quarters ended September 30, 2021 was justified, and therefore will be reimbursed to the Advisor, because (1) the amounts reflect legitimate operating expenses necessary for the operation of our business, (2) we are currently in the initial acquisition stage of the business and our average invested assets were low as we closed on six investments from September 2020 to February 2021 and four additional investments in late September 2021, (3) the expenses incurred as a result of being a public company (including expenses for audit and legal services, director and officer liability insurance and fees for directors) are significant and disproportionate to our average invested assets and net income and (4) we have experienced outsized performance during this period resulting in increased performance participation allocation expense.
13. Economic Dependency
We are dependent on the Adviser and its affiliates for certain essential services, including the sale of shares of our common stock, acquisition and disposition decisions, and certain other responsibilities. If the Adviser and its affiliates are unable to provide such services, we would be required to find alternative service providers.
14. Commitments and Contingencies
Commitments and contingencies may arise in the ordinary course of business. Our material off-balance
sheet commitments and contingencies as of September 30, 2021 are discussed below.
As discussed in Note 4 — “Investments in Unconsolidated Entities”, we have committed to fund improvements to a multifamily property owned by San Simeon Holdings. We are required to fund our commitment as requested through December 31, 2023. As of September 30, 2021, our undrawn capital commitment was $6.1 million.
We have also committed to fund up to $3.5 million of tenant improvements at our Willows Facility through December 31, 2021. As of September 30, 2021, we have funded $3.1 million.
As of September 30, 2021 and December 31, 2020, we were not subject to any material litigation or aware of any pending or threatened material litigation.
15. Tenant Leases
Our real estate properties are leased to tenants under operating lease agreements that expire on various dates. Certain leases have the option to extend or terminate at the tenant’s discretion and have termination options that may result in additional fees due to the Company.
Rental revenue is recognized on a straight-line basis over the life of the lease, including any rent steps or abatement provisions. The leases do not have material variable payments, material residual value guarantees or material restrictive covenants.
The following table details the components of operating lease income from leases in which the Company is the lessor:

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in thousands	2021	2020	2021	2020
Fixed lease payments	$2,448	$—	$6,451	$—
Variable lease payments	300	—	864	—

Rental revenue	$2,748	$—	$7,315	$—

Aggregate minimum annual rentals for our consolidated real estate investments through the non-cancelable
lease term are as follows:

$ in thousands
Year	Future Minimum Rents
2021 (remainder)	$1,144
2022	4,621
2023	4,739
2024	4,861
2025	4,987
2026	5,114
Thereafter	29,594

Total	$55,060

Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts or contractual increases as defined in the lease agreement. These contractual contingent rentals are not included in the table above.
16. Segment Reporting
As of September 30, 2021, we operated in six reportable segments: healthcare properties, office properties, industrial properties, self-storage properties, multifamily properties and student housing properties. In September 2021, we invested in two self storage properties and a student housing property (see Note 3 — “Investments in Real Estate, net”). As such, self-storage and student housing were identified as segments during the third quarter of 2021. We allocate resources and evaluate results based on the performance of each segment individually. We believe that segment net operating income is the key performance metric that captures the unique operating characteristics of each segment. We define segment net operating income as real estate revenues and property operating expenses and the net of revenues and property operating expenses of unconsolidated entities that is allocable to the Company’s ownership interest.
The following table summarizes our total assets by segment:

$ in thousands	September 30, 2021	December 31, 2020
Healthcare	$81,001	$76,166
Office	38,302	35,788
Industrial	60,419	31,143
Self-Storage	59,235	—
Multifamily	86,863	13,118
Student Housing	79,060	—
Corporate and other	11,579	6,623

Total assets	$416,459	$162,838

The following table summarizes our financial results by segment for the three months ended September 30, 2021:

$ in thousands	Healthcare	Office	Industrial	Self-Storage	Multifamily	Student Housing	Corporate and Other	Total
Revenues:
Rental revenue	$—	$683	$612	$91	$1,239	$123	$—	$2,748
Other revenue	—	—	—	—	88	—	—	88

Total revenues	—	683	612	91	1,327	123	—	2,836

Expenses:
Rental property operating	—	113	129	—	381	—	—	623

Total expenses	—	113	129	—	381	—	—	623

Income from unconsolidated entities	4,745	—	—	—	510	—	—	5,255
Income from real estate-related securities	—	—	—	—	—	—	19	19

Segment net operating income	$4,745	$570	$483	$91	$1,456	$123	$19	$7,487

Depreciation and amortization	$(5,073)	$(298)	$(214)	$—	$(905)	$—	$—	$(6,490)

General and administrative								(893)
Interest expense								(730)
Performance participation allocation								(1,446)

Net loss attributable to Invesco Real Estate Income Trust Inc.								$(2,072)

Dividends to preferred stockholders								$(2)
Net income attributable to non-controlling interests in consolidated joint ventures								(4)

Net loss attributable to common stockholders								$(2,078)

The following table reconciles our segment income from unconsolidated entities to loss from unconsolidated entities, net on our condensed consolidated statement of operations for the three months ended September 30, 2021:

$ in thousands
Segment income from unconsolidated entities	$5,255
Depreciation and amortization attributable to unconsolidated entities	(5,073)

Income from unconsolidated entities	$182

The following table reconciles our segment depreciation and amortization to depreciation and amortization on our condensed consolidated statement of operations for the three months ended September 30, 2021:

$ in thousands
Segment depreciation and amortization	$(6,490)
Depreciation and amortization attributable to unconsolidated entities	5,073

Depreciation and amortization	$(1,417)

The following table summarizes our financial results by segment for the nine months ended September 30, 2021:

$ in thousands	Healthcare	Office	Industrial	Self- Storage	Multifamily	Student Housing	Corporate and Other	Total
Revenues:
Rental revenue	$—	$2,061	$1,744	$91	$3,296	$123	$—	$7,315
Other revenue	—	—	—	—	268	—	—	268

Total revenues	—	2,061	1,744	91	3,564	123	—	7,583

Expenses:
Rental property operating	—	330	411	—	993	—	—	1,734

Total expenses	—	330	411	—	993	—	—	1,734

Income from unconsolidated entities	15,288	—	—	—	1,428	—	—	16,716
Income from real estate-related securities	—	—	—	—	—	—	83	83

Segment net operating income	$15,288	$1,731	$1,333	$91	$3,999	$123	$83	$22,648

Depreciation and amortization	$(15,030)	$(893)	$(639)	$—	$(3,447)	$—	$—	$(20,009)

General and administrative								(3,033)
Interest expense								(1,813)
Performance participation allocation								(2,237)

Net loss attributable to Invesco Real Estate Income Trust Inc.								$(4,444)

Dividends to preferred stockholders								$(6)
Net income attributable to non-controlling interests in consolidated joint ventures								(4)

Net loss attributable to common stockholders								$(4,454)

The following table reconciles our segment income from unconsolidated entities to income from unconsolidated entities, net on our condensed consolidated statement of operations for the nine months ended September 30, 2021:

$ in thousands
Segment income from unconsolidated entities	$16,716
Depreciation and amortization attributable to unconsolidated entities	(15,030)

Income from unconsolidated entities	$1,686

The following table reconciles our segment depreciation and amortization to depreciation and amortization on our condensed consolidated statement of operations for the nine months ended September 30, 2021:

$ in thousands
Segment depreciation and amortization	$(20,009)
Depreciation and amortization attributable to unconsolidated entities	15,030

Depreciation and amortization	$(4,979)

17. Subsequent Events
Private Offering
Subsequent to September 30, 2021, we received total proceeds of $11.0 million from the issuance of Class N common stock in the Class N Private Offering.
On October 7, 2021, we commenced a private offering exempt from registration under the Securities Act of 1933, as amended, of up to $20 million in shares of our Class E common stock (the “Class E Private Offering”). Subsequent to September 30, 2021, we received total proceeds of $2.2 million from the issuance of Class E common stock in the Class E Private Offering.
Public Offering
Subsequent to September 30, 2021, we received total net proceeds of $36.5 million from the issuance of common stock in our public offering.
Repurchases
In accordance with MassMutual’s Subscription Agreement, on November 5, 2021, we repurchased $37.6 million of MassMutual’s Class N shares.
Investment in Unconsolidated Entity
On October 28, 2021, we formed a joint venture, ITP Investments LLC (“ITP LLC”) with TriPost Capital Partners, LLC (“TriPost”), in which we invested $10.6 million for an 85% interest in ITP LLC. TriPost holds the remaining 15% interest. ITP LLC was formed to invest in PTCR Holdco, LLC (“PTCR Holdco”), which runs a fully integrated retail platform operating company, with
Borzak-PT,
LLC (“Borzak”). On October 28, 2021, ITP LLC invested $7.6 million into PTCR Holdco as a preferred equity investment. ITP LLC also invests in PT
Co-GP
Fund (“GP Fund”), which was formed to obtain minority general partner interest investments in retail properties. ITP LLC holds a 90% interest in GP Fund and Borzak holds the remaining 10% interest. On October 28, 2021, ITP LLC invested $4.4 million into GP fund to obtain general partner interests ranging from 3.2% to 8.9% in five retail properties.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
In this quarterly report on Form
10-Q,
or this “Quarterly Report,” we refer to Invesco Real Estate Income Trust Inc. and its consolidated subsidiaries as “we,” “us,” “our Company,” or “our,” unless we specifically state otherwise or the context indicates otherwise. We refer to our external manager, Invesco Advisers, Inc., as our “Adviser,” and we refer to the indirect parent company of our Adviser, Invesco Ltd. together with its consolidated subsidiaries (which does not include us), as “Invesco”.
The following discussion should be read in conjunction with our unaudited condensed consolidated financial statements and the accompanying notes to our unaudited condensed consolidated financial statements, which are included in Item 1 of this Quarterly Report.
Forward Looking Statements
We make forward-looking statements in this Quarterly Report and other filings we make with the Securities and Exchange Commission (“SEC”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, investment strategies, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “project,” “forecast” or similar expressions and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, we intend to identify forward-looking statements. Factors that could cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

•	ongoing spread and economic and operational impact of the COVID-19 pandemic;

•	economic and regulatory changes that impact the real estate market in general;

•	our business and investment strategy;

•	our ability to achieve our investment objective;

•	our investment portfolio and pipeline;

•	our ability to raise a substantial amount of capital on an ongoing basis;

•	our ability to deploy capital quickly to capitalize on potential investment opportunities;

•	increases in interest rates and lack of availability of financing;

•	valuations and appraisals of our real properties, real estate-related securities and any property-level and entity-level debt, and their impact on NAV;

•	difference between actual operating results and what was budgeted for that period;

•
our intention and ability to make distributions, including our ability to fund distributions from sources other than cash flow from operations, including without limitation, the sale of or repayments under our assets, borrowing, or offering proceeds;

•	our ability to satisfy repurchase requests;

•	the adequacy of our cash flow from operations and borrowings to meet our short-term liquidity needs;

•	our ability to maintain sufficient liquidity to meet our short-term liquidity needs; and

•	our reliance on the Adviser to conduct our operations.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Executive Summary
We are a Maryland corporation focused on investing in stabilized, income-oriented commercial real estate in the United States. To a lesser extent, we also invest in real estate-related securities to provide a source of liquidity for our share repurchase plan, cash management and other purposes. We own, and expect to continue to own, all or substantially all of our assets through Invesco REIT Operating Partnership L.P. (“INREIT OP”), of which we are the sole general partner.
We are externally managed and advised by our Adviser, a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm. Our Adviser utilizes the personnel and global resources of Invesco Real Estate to provide investment management services to us. We qualified to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes for the taxable year ended December 31, 2020. To maintain our REIT qualification, we are generally required to distribute at least 90% of our REIT taxable income to our stockholders annually. We operate our business in a manner that permits our exclusion from the definition of “Investment Company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
On May 14, 2021, the SEC declared our Registration Statement on Form
S-11
(File
No. 333-254931)
for our public offering of common stock effective. We have registered a public offering of up to $3.0 billion in shares of common stock, consisting of up to $2.4 billion in shares in our primary offering (the “Primary Offering”) and up to $600 million in shares under our distribution reinvestment plan (collectively, the “Offering”). We are offering to sell any combination of five classes of shares of our common stock, Class T shares, Class S shares, Class D shares, Class I shares and Class E shares in the Offering, with a dollar value up to the maximum offering amount. The share classes have different upfront selling commissions and dealer manager fees and different ongoing stockholder servicing fees. The purchase price per share for each class of our common stock sold in the Offering will vary and will generally equal our prior month’s net asset value (“NAV”) per share for such class, as determined monthly, plus any applicable upfront selling commissions and dealer manager fees. As of the date of this Quarterly Report, we have received aggregate proceeds of approximately $58.5 million from the Offering and we have also received proceeds of $2.2 million from the Class E Private Offering, as defined below. We used the proceeds from the Offering and the Class E Private Offering to repurchase $59.6 million of Class N shares, as defined below. All of the Class N shares that were repurchased were classified as redeemable common stock on our condensed consolidated balance sheets. We intend to continue selling shares on a monthly basis.
We are conducting private offerings of up to $500 million in shares of our Class N common stock (“Class N shares” or “Class N common stock”) (the “Class N Private Offering”) and up to $20 million in shares of our Class E common stock (the “Class E Private Offering) (collectively, the “Private Offerings”). As of the date of this Quarterly Report, we issued 8,750,522 shares of Class N common stock in the Class N Private Offering for total net proceeds of $237.5 million after deducting offering costs of $1.1 million. As of the date of this Quarterly Report, there are outstanding commitments to purchase an additional $181.5 million of Class N common stock, excluding a $30 million commitment from Invesco Realty, Inc. that collateralizes our revolving credit facility. As of the date of this Quarterly Report, we issued 72,439 shares of Class E common stock in the Class E Private Offering for total proceeds of $2.2 million.
We commenced real estate operations in September 2020. As of September 30, 2021, we own or have invested in 31 properties. See “—Real Estate” below for additional information on these investments. As of September 30, 2021, we also own real estate-related securities.

Q3 2021 Highlights
Operating Results

•
Declared monthly net distributions totaling $2.7 million for the three months ended September 30, 2021, comprised of net distributions of $0.3474 per share for Class T, $0.3474 per share for Class S, $0.3898 per share for Class D, $0.4076 per share for Class I, $0.4076 per share for Class E and $0.4076 per share for Class N.

•
Year-to-date
total return through September 30, 2021, without upfront selling commissions, was 8.8% for Class T, 8.8% for Class S, 9.0% for Class D, 10.0% for Class I, 11.9% for Class E and 15.8% for Class N.
Year-to-date
total return through September 30, 2021, assuming maximum upfront selling commissions, was 5.0% for Class T, 5.0% for Class S, 7 .4% for Class D, 10.0% for Class I, 11.9% for Class E and 15.8% for Class N.(1)(2)

•
Inception-to-date
total return through September 30, 2021, without upfront selling commissions, was 8.8% for Class T, 8.8% for Class S, 9.0% for Class D, 10.0% for Class I, 11.9% for Class E and 26.0% for Class N.
Inception-to-date
total return through September 30, 2021, assuming maximum upfront selling commissions, was 5.0% for Class T, 5.0% for Class S, 7.4% for Class D, 10.0% for Class I, 11.9% for Class E and 26.0% for Class N.(1)(2)

Capital Activity and Financings

•	Entered into a five-year mortgage loan with an unaffiliated lender for $53.0 million during the three months ended September 30, 2021.
Investments

•
Purchased one industrial, four self-storage and one student housing property across four transactions with a total purchase price of $167.3 million during the three months ended September 30, 2021. The acquisitions are consistent with our strategy of acquiring income-producing commercial real estate assets in growth markets across the U.S.

(1)	The inception date was June 1, 2021 for Class T, S and D shares; May 21, 2021 for Class I shares; May 14, 2021 for Class E shares and September 28, 2020 for Class N shares.
(2)
Total return is calculated as the change in NAV per share during the respective periods plus any distributions per share declared in the period and assumes any distributions are reinvested in accordance with our distribution reinvestment plan.

Investment Portfolio
Summary of Portfolio
The following table summarizes the allocation of our investment portfolio based on fair value as of September 30, 2021:

Asset Allocation	Percentage
Real Estate	97%
Real Estate-Related Securities	1%
Cash and Cash Equivalents	2%

Total	100%

The following tables describe the diversification of our investments in real estate based on fair value as of September 30, 2021:

By Property Type (1)	Percentage
Healthcare	36%
Office	8%
Industrial	12%
Self-storage	11%
Multifamily	18%
Student housing	15%

Total	100%

By Geography (1)	Percentage
South	52%
West	28%
East	—%
Midwest	20%

Total	100%

(1)
The tables herein include our investments in both consolidated and unconsolidated real estate. The Sunbelt Medical Office Portfolio is included at our pro rata share (42.5%) of the underlying real estate. For San Simeon Apartments, we included the fair value of our investment in San Simeon Holdings. See “—Real Estate” below for additional information on these investments.

As of September 30, 2021, we have acquired an ownership interest in 31 properties for a total purchase price of $405.4 million, inclusive of closing costs. Our diversified portfolio of income producing assets primarily consists of healthcare, office, industrial, self-storage, multifamily and student housing properties, concentrated in growth markets across the United States.
The following table provides a summary of our portfolio as of September 30, 2021:

Segment	Number of Properties	Sq. Feet / Units /Beds	Occupancy Rate	Gross Asset Value ($ in thousands) (1)	Segment Revenue ($ in thousands) (2)	Percentage of Total Segment Revenue
Healthcare	20	1,030,397 sq. ft.	95%	$185,386	$15,288	63%
Office	1	80,980 sq. ft.	100%	40,813	2,061	8%
Industrial	3	351,549 sq. ft.	100%	63,429	1,744	7%
Self-Storage	4	306,743 sq. ft.	96%	59,013	91	—%
Multifamily	2	709 units	97%	95,887	4,992	21%
Student Housing	1	656 beds	100%	78,663	123	1%

Total	31			$523,191	$24,299	100%

(1)
Based on fair value as of September 30, 2021. The Gross Asset Value includes investments in both consolidated and unconsolidated real estate. The Sunbelt Medical Office Portfolio is included at our pro rata share (42.5%) of the underlying real estate. For San Simeon Apartments, we included the fair value of our investment in San Simeon Holdings. See “—Real Estate” below for additional information on these investments.

(2)	Segment revenue is presented for the nine months ended September 30, 2021. Healthcare and Multifamily segment revenue includes income from unconsolidated entities.

Real Estate
The following table provides information regarding our portfolio of real estate as of September 30, 2021:

Segment and Investment	Number of Properties	Location(s)	Acquisition Date(s)	Ownership Interest	Purchase Price ($ in thousands)	Sq. Feet / Units /Beds	Occupancy
Healthcare:
Sunbelt Medical Office Portfolio (1)	20	CA, CO, FL, TN, TX	September 2020 / December 2020 / February 2021	42.5%	$86,416	1,030,397 sq. ft.	95%

Total Healthcare	20				86,416	1,030,397 sq. ft.

Office:
Willows Facility	1	Redmond, WA	December 2020	100%	35,729	80,980 sq. ft.	100%

Total Office	1				35,729	80,980 sq. ft.

Industrial:
Excelsior Warehouse	1	Norwalk, CA	December 2020	100%	18,594	53,527 sq. ft.	100%
Industry Warehouse	1	Pico Rivera, CA	December 2020	100%	12,483	40,480 sq. ft.	100%
Meridian Business 940	1	Aurora, IL	September 2021	95%	29,615	257,542 sq. ft.	100%

Total Industrial	3				60,692	351,549 sq. ft.
Self-Storage:
Salem Self Storage	3	Salem, OR	September 2021	100%	47,872	239,762 sq. ft.	95%
South Loop Storage	1	Houston, TX	September 2021	100%	11,141	66,981 sq. ft.	98%

Total Self Storage	4				59,013	306,743 sq. ft.

Multifamily:
Cortona Apartments	1	St. Louis, MO	January 2021	100%	71,083	278 units	97%
San Simeon Apartments (2)	1	Houston, TX	December 2020	51%	13,789	431 units	97%

Total Multifamily	2				84,872	709 units

Student Housing
Bixby Kennesaw	1	Kennesaw, GA	September 2021	98%	78,663	656 beds	100%

Total Student Housing	1				78,663	656 beds

Total Investment Properties	31				$405,385

(1)
We hold our interest in the Sunbelt Medical Office Portfolio through a 50% ownership interest in the Invesco JV, a joint venture between INREIT OP and Invesco U.S. Income Fund L.P., an affiliate of Invesco. The Invesco JV holds an 85% ownership interest in a joint venture with Welltower, Inc., the prior owner of the Sunbelt Medical Office Portfolio. We account for our investment using the equity method of accounting. The dates of acquisition and aggregate purchase price in the table above reflect the dates of our investments and the total amount of our investment in the Invesco JV.

(2)
We own an investment in San Simeon Holdings LLC (“San Simeon Holdings”), a limited liability company that owns San Simeon Apartments. Our investment is structured as a preferred membership interest and we account for our investment in the San Simeon Apartments using the equity method of accounting. The acquisition date and purchase price in the table above reflect the date and amount of our equity investment in San Simeon Holdings. Purchase price represents our initial equity investment into San Simeon Holdings and includes an interest reserve held in restricted cash of $0.8 million.

Investments in Real Estate-Related Securities
As of September 30, 2021, our Real Estate-Related Securities portfolio consisted of investments in commercial mortgage backed securities (“CMBS”), corporate debt and preferred stock in real estate investment trusts. The following table details our investments in real estate-related debt securities as of September 30, 2021:

	September 30, 2021
$ in thousands	Principal Balance	Unamortized Premium (Discount)	Amortized Cost	Unrealized Gain (Loss), Net	Fair Value	Period-end Weighted Average Yield	Weighted-Average Maturity Date
Non-agency CMBS	$2,846	$141	$2,987	$(3)	$2,984	2.53%	11/30/2033
Corporate debt	1,125	86	1,211	14	1,225	1.90%	5/3/2024

Total	$3,971	$227	$4,198	$11	$4,209

As of September 30, 2021, we also hold investments in preferred stock of real estate investment trusts with a fair value of $0.3 million and a period-end
weighted average yield of 6.83%.
Lease Expirations
The following schedule details the expiring leases at our healthcare, office and industrial properties by annualized base rent and square footage as of September 30, 2021:

Year	Number of Expiring Leases	Annualized Base Rent ($ in thousands) (1) (2)	% of Total Annualized Base Rent Expiring	Square Feet	% of Total Square Feet Expiring
2021 (remaining)	15	$1,173	4%	37,295	3%
2022	39	2,679	8%	93,159	7%
2023	39	2,562	8%	101,859	7%
2024	37	3,435	11%	137,125	10%
2025	14	971	3%	42,927	3%
2026	14	4,480	14%	133,348	10%
2027	8	1,109	3%	42,438	3%
2028	7	2,972	9%	77,746	6%
2029	3	3,359	10%	113,651	8%
2030	5	1,837	6%	86,273	6%
Thereafter	11	7,838	24%	529,338	37%

Total	192	$32,415	100%	1,395,159	100%

(1)
Annualized base rent is determined from the annualized September 30, 2021 base rent per leased square foot of the applicable year and excludes tenant recoveries, straight-line rent and above-market and below-market lease amortization.

(2)	Includes 100% of the Sunbelt Medical Office Portfolio.
Factors Affecting Our Operating Results
Our results of operations are affected by a number of factors and depend on the rental income we generate from the properties that we acquire, the timing of lease expirations, operating expenses, income or loss from unconsolidated entities, general market conditions and the competitive environment for real estate assets.
Rental Property Operating Results
We generate rental property income primarily from rental revenue received by the properties that we acquire. The amount of rental revenue depends upon a number of factors, including our ability to enter into leases with above or at market value rents for the properties that we acquire, and rent collection, which primarily relates to each future tenant’s financial condition and ability to make rent payments to us on time. Rental property operating expenses include real estate taxes, property insurance, repairs and maintenance, property management fees, utilities and other costs associated with owning real estate.

General and Administrative
Our operating expenses include general and administrative expenses, including legal, accounting, and other expenses related to corporate governance, public reporting and compliance with the various provisions of securities laws. Increases or decreases in our operating expenses will impact our overall financial performance.
Income From Unconsolidated Entities, Net
We have two investments in unconsolidated entities that are accounted for using the equity method of accounting. Our income or loss from these investments is reported in our condensed consolidated statement of operations as income (loss) from unconsolidated entities, net.
Market Conditions
The
COVID-19
pandemic has slowed global economic activity, caused significant volatility in financial markets and negatively impacted most commercial real estate property types. The responses of many countries, including the United States, to the pandemic have included mandatory quarantines, restrictions on business activities, including construction activities, restrictions on group gatherings, restrictions on travel and mandatory closures. These actions are creating disruption in the global economy and supply chains and adversely impacting many industries, including owners of real estate. Moreover, there is significant uncertainty around the breadth and duration of business disruptions related to
COVID-19,
as well as its impact on the U.S. economy and consumer confidence. There is continued uncertainty regarding the trajectory of a continuing recovery, particularly given the strength of variants of
COVID-19.
Accordingly, this recovery remains uneven with dispersion across sectors and regions. Occupier demand and property valuations are dependent on a variety of macroeconomic factors, such as employment levels, interest rates, changes in stock market valuations, rent levels and availability of competing space. The extent to which
COVID-19
impacts our results will depend on future developments, many of which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of
COVID-19
and the implementation of vaccines to combat and eventually bring an end to the
COVID-19
pandemic. Business disruption resulting from the
COVID-19
pandemic could negatively impact our tenants’ ability to pay rent, our ability to lease vacant space, and our ability to complete development and redevelopment projects. These consequences, in turn, could materially impact our results of operations.
Competitive Environment
We face competition from a diverse mix of market participants, including but not limited to, other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. Competition from others may diminish our opportunities to acquire a desired investment on favorable terms or at all. In addition, the competition we face may put pressure on us to reduce the rental rates for the properties that we acquire below those that we expect to charge, which would adversely affect our financial results.
Proposed Changes to the London Interbank Offered Rate (
“
LIBOR
”
)
In 2017, the U.K. Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of the LIBOR benchmark after 2021. This announcement indicates that the continuation of LIBOR will not be guaranteed after 2021. The Alternative Reference Rates Committee (“ARRC”), which was convened by the Federal Reserve Board and the New York Fed to help ensure a successful transition from LIBOR, has proposed that the Secured Overnight Financing Rate (“SOFR”) is the rate that represents best practice as the alternative to LIBOR for use in derivatives and other financial contracts that are currently indexed to LIBOR. ARRC has proposed a paced market transition plan to SOFR from LIBOR, and organizations are currently working on industry wide and company specific transition plans as it relates to derivatives and cash markets exposed to LIBOR. Further, on March 5, 2021, the FCA announced that December 31, 2021 will be the cessation date for one week and two month U.S. Dollar (“USD”) LIBOR. The FCA also set June 30, 2023 as the cessation date for the other five tenors (overnight and one, three, six and twelve months) of USD LIBOR.

On April 6, 2021, New York State (“NYS”) put into law legislation to help address challenges surrounding legacy LIBOR contracts that have no effective means to transition away from LIBOR and to incentive the selection of SOFR-based fallback rates in other contracts. The law applies to existing USD LIBOR contracts governed by NYS law that use LIBOR as a benchmark and contain no fallback provisions or contain fallback provisions that result in a benchmark replacement that is based in any way on any LIBOR value. For these in scope contracts, the NYS law provides that on and after “LIBOR Replacement Date” (the date that USD LIBOR ceases to be published or to be representative), USD LIBOR is replaced by operation of law with the relevant SOFR-based rate plus the spread adjustment recommended for that contract type by the US Federal Reserve or the ARRC, and any LIBOR-based fallback provisions are permanently overridden. Additionally, the law applies to existing USD LIBOR contracts governed by NYS law that contain fallback provisions that permit or require a party to select a benchmark replacement that is based in any way on any LIBOR value or otherwise in its discretion. For such contracts, the law authorizes and safe harbors the selection by such party of the relevant SOFR-based rate plus the spread adjustment recommended for that contract type by the Fed or the ARRC to apply on and after the “LIBOR Replacement Date”.
SOFR is an overnight rate unlike LIBOR which is a forward-looking term rate, making SOFR an inexact replacement for LIBOR. There is currently no perfect way to create robust, forward-looking, SOFR term rates. The ARRC has announced that they will not recommend a forward-looking SOFR term rate by mid-2021,
as previously announced, due to insufficient development of the SOFR derivatives markets. Market participants are still considering how various types of financial instruments and securitization vehicles should react to a discontinuation of LIBOR. It is possible that not all of our assets and liabilities will transition away from LIBOR at the same time or to the same alternative reference rate, in each case increasing the difficulty of hedging. Switching existing financial instruments and hedging transactions from LIBOR to SOFR requires calculations of a spread and there is no assurance that the spread adjustment will avoid negative financial impacts on our portfolio at the time of transition.
We have contracts that are indexed to LIBOR and are monitoring this activity and evaluating the related risks. However, it is not possible to predict the effect of any of these developments, and any future initiatives to regulate, reform or change the manner of administration of LIBOR could result in adverse consequences related to contracts that are indexed to LIBOR.
In October 2019, the IRS and Treasury proposed regulations that are expected to provide taxpayers relief from adverse impacts resulting from the transition away from LIBOR to an alternative reference rate. The proposed regulations make clear that a change in the reference rate (and associated alterations to payment terms) of a financial instrument is generally not considered a taxable event, provided the fair value of the modified instrument is substantially equivalent to the fair value of the unmodified instrument.
The Financial Accounting Standards Board has also issued accounting guidance that provides optional expedients and exceptions to contracts, hedging relationships and other transactions impacted by LIBOR transition if certain criteria are met.
Qualification as a REIT
We qualified as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2020. We believe that we have been organized and are operating in such a manner to continue to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest. Many of the requirements for taxation as a REIT are highly technical and complex. We will monitor the business and transactions that may potentially impact our REIT status. As a REIT, we will not be subject to federal income tax with respect to the portion of our income that meets certain criteria and is distributed annually to stockholders. However, if we were to fail to meet these requirements, we could be subject to federal income tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which we fail to qualify as a REIT. We would also be disqualified for the four taxable years following the year during which REIT qualification was lost unless we were entitled to relief under specific statutory provisions.
Results of Operations
We commenced real estate operations in September 2020. Accordingly, our results of operations for the three and nine months ended September 30, 2021 and 2020 are not comparable and we have not described the increases (decreases) from the corresponding 2020 period when we had no real estate operations. We expect revenues and expenses to increase during the year ending December 31, 2021 because we will have a full year of operations in 2021 and expect to continue making additional investments.

The following table sets forth the results of our operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in thousands	2021	2020	2021	2020
Revenues
Rental revenue	$2,748	$—	$7,315	$—
Other revenue	88	—	268	—

Total revenues	2,836	—	7,583	—
Expenses
Rental property operating	623	—	1,734	—
General and administrative	893	686	3,033	2,242
Performance participation allocation	1,446	—	2,237	—
Depreciation and amortization	1,417	—	4,979	—

Total expenses	4,379	686	11,983	2,242

Other income (expense), net
Income from unconsolidated entities, net	182	35	1,686	35
Income from real estate-related securities	19	—	83	—
Interest expense	(730)	(18)	(1,813)	(18)

Total other income (expense), net	(529)	17	(44)	17

Net loss attributable to Invesco Real Estate Income Trust Inc.	(2,072)	(669)	(4,444)	(2,225)

Dividends to preferred stockholders	$(2)	$—	$(6)	$—
Net income attributable to non-controlling interests in consolidated joint ventures	(4)	—	(4)	—

Net loss attributable to common stockholders	$(2,078)	$(669)	$(4,454)	$(2,225)

Rental Revenue and Rental Property Operating Expenses
Our rental revenue primarily consists of fixed contractual base rent from our tenants and is recognized on a straight-line basis over the non-cancelable
terms of the related leases. Our rental property operating expenses generally include the costs of ownership of real estate, including insurance, utilities, real estate taxes and repair and maintenance expense. During the nine months ended September 30, 2021, we acquired seven properties and assumed the underlying tenant leases when we acquired the properties.
General and Administrative Expenses
During the three and nine months ended September 30, 2021, general and administrative expenses were $0.9 million and $3.0 million, respectively, and consisted primarily of organization costs related to our Class N Private Offering, accounting, audit and tax fees, legal fees, other professional services fees and directors expenses. During the nine months ended September 30, 2021, we incurred $0.3 million in organization costs related to the Offering. During the three and nine months ended September 30, 2020, general and administrative expenses were $0.7 million and $2.2 million, respectively, and consisted primarily of organization costs related to our Class N Private Offering.
Income from Unconsolidated Entities, Net
During the three and nine months ended September 30, 2021, we incurred net income from unconsolidated entities of $0.2 million and $1.7 million, respectively.
Performance Participation Allocation
During the three and nine months ended September 30, 2021, the performance participation allocation accrual was $1.4 million and $2.2 million, respectively.
Depreciation and Amortization
During the three and nine months ended September 30, 2021, depreciation and amortization expenses were $1.4 million and $5.0 million, respectively, driven by depreciation and amortization on our consolidated properties.

Interest Expense
For the three and nine months ended September 30, 2021, we incurred interest expense of $0.7 million and $1.8 million, respectively, that primarily consists of interest expense on our mortgage notes and revolving credit facility. Interest expense also includes amortization of deferred financing costs related to obtaining our mortgage loans and revolving credit facility. See “— Liquidity and Capital Resources” below as well as Note 8 — “Mortgage Notes and Revolving Credit Facility” to our condensed consolidated financial statements in this Quarterly Report on Form
10-Q
for a discussion of our borrowing arrangements.
Funds from Operations, Adjusted Funds from Operations and Funds Available for Distribution
We believe funds from operations (“FFO”) is a meaningful
non-GAAP
measure. Our condensed consolidated financial statements are presented in accordance with GAAP under historical cost accounting which, among other things, requires depreciation of real estate investments to be calculated on a straight-line basis. As a result, our operating results imply that the value of our real estate investments will decrease evenly over a set time period. However, we believe that the value of our real estate investments will fluctuate over time based on market conditions and as such, depreciation under historical cost accounting may be less informative. FFO is a standard REIT industry metric defined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (computed in accordance with GAAP), excluding (i) gains or losses from sales of depreciable real property, (ii) impairment write-downs on depreciable real property, plus (iii) real estate-related depreciation and amortization and (iv) similar adjustments for non-controlling
interests and unconsolidated entities. We did not sell any real estate property or record any impairment during the three and nine months ended September 30, 2021.
We also believe that adjusted FFO (“AFFO”) is a meaningful
non-GAAP
measure of our operating results. AFFO further adjusts FFO for our operating results to reflect the specific characteristics of our business by adjusting for items we believe are not related to our core operations. Our adjustments to FFO to arrive at AFFO include removing the impact of (i) straight-line rental income, (ii) amortization of below-market lease intangibles, (iii) organization costs and certain operating expenses advanced by the Adviser, (iv) unrealized losses (gains) from changes in fair value of real estate-related securities,
(v) non-cash
performance participation allocation or other
non-cash
incentive compensation even if repurchased by us and (vi) similar adjustments for non-controlling
interests and unconsolidated entities. We may add additional adjustments from FFO to arrive at AFFO as appropriate.
We also believe funds available for distribution (“FAD”) is a meaningful non-GAAP
measure that provides useful information for considering our operating results and certain other items relative to the amount of our distributions by removing the impact of certain non-cash
items from our operating results. FAD is calculated as AFFO excluding (i) realized gains (losses) on investments in real estate-related securities and (ii) management fees paid in shares of our common stock or INREIT OP units even if repurchased by us, and including deductions for (a) recurring tenant improvements, leasing commissions, and other capital projects, (b) stockholder servicing fees paid during the period and (c) similar adjustments for non-controlling
interests and unconsolidated entities. FAD is not indicative of cash available to fund our cash needs and does not represent cash flows from operating activities in accordance with GAAP, as it excludes adjustments for working capital items and actual cash receipts from interest income recognized on investments in real estate debt. Cash flows from operating activities in accordance with GAAP would generally be adjusted for such items. Furthermore, FAD is adjusted for stockholder servicing fees and recurring tenant improvements, leasing commissions and other capital expenditures, which are not considered when determining cash flows from operating activities in accordance with GAAP.
FFO, AFFO, and FAD should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income (loss) or in evaluating our operating performance. In addition, FFO, AFFO, and FAD should not be considered as alternatives to net income (loss) as indications of our performance or as alternatives to cash flows from operating activities as indications of our liquidity, but rather should be reviewed in conjunction with these and other GAAP measurements. Further, FFO, AFFO, and FAD are not intended to be used as liquidity measures indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. In addition, our methodology for calculating AFFO and FAD may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, our reported AFFO and FAD may not be comparable to the AFFO and FAD reported by other companies.

The following table presents a reconciliation of FFO, AFFO and FAD to net income attributable to our stockholders:

$ in thousands	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Net loss attributable to our stockholders	$(2,078)	$(4,454)
Adjustments to arrive at FFO:
Real estate depreciation and amortization	1,417	4,979
Amount attributed to unconsolidated entities for above adjustment	2,156	6,424

FFO attributable to our stockholders	1,495	6,949
Adjustments to arrive at AFFO:
Straight-line rental income	(101)	(412)
Amortization of below-market lease intangibles	(48)	(146)
Organization costs (1)	—	264
Accrued preferred return from preferred membership interest	(252)	(739)
Unrealized gains from changes in the fair value of real estate-related securities	10	(3)
Non-cash share based compensation awards	20	58
Non-cash performance participation allocation	1,446	2,237
Other operating expenses (2)	908	2,933
Amount attributed to unconsolidated entities for unrealized losses (gains) on derivatives	14	(1,263)
Amount attributed to unconsolidated entities for above adjustments	(172)	(689)

AFFO attributable to our stockholders	3,320	9,189
Adjustments to arrive at FAD:
Recurring tenant improvements, leasing commissions and other capital expenditures (3)	(93)	(93)
Recurring capital expenditures attributed to unconsolidated entities (3)	(267)	(1,160)

FAD attributable to our stockholders	$2,960	$7,936

(1)
The Adviser has agreed to advance all of our organization costs incurred through the earlier of (1) the date that our NAV reaches $1.0 billion and (2) December 31, 2022. We will reimburse the Adviser for all of our advanced expenses ratably over the 60 months following the earlier of (1) the date our NAV reaches $1.0 billion and (2) December 31, 2022. We will reimburse the Adviser for any subsequent organization costs as incurred.

(2)
The Adviser has agreed to advance all of our operating expenses on our behalf through the earlier of (1) the date that our aggregate NAV is at least $500 million and (2) December 31, 2021. We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following the earlier of (1) the date that our aggregate NAV is at least $500 million and (2) December 31, 2021.

(3)
Recurring capital expenditures are required to maintain our investments. Capital expenditures exclude underwritten tenant improvements, leasing commissions and capital expenditures with useful lives over 10 years.

Net Asset Value
The purchase price per share for each class of our common stock will generally equal our prior month’s NAV per share, as determined monthly, plus any applicable selling commissions and dealer manager fees. Our NAV for each class of shares is based on the net asset values of our investments (including securities investments), the addition of any other assets (such as cash on hand) and the deduction of any other liabilities, including the allocation/accrual of any performance participation and any stockholder servicing fees applicable to such class of shares. NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.

The following table reconciles stockholders’ equity per our condensed consolidated balance sheet to our NAV:

$ in thousands	September 30, 2021
Stockholders’ equity	$8,515
Adjustments:
Redeemable common stock (1)	203,532
Organization costs, offering costs and certain operating expenses (2)	10,830
Unrealized real estate appreciation (3)	21,773
Accumulated depreciation and amortization (4)	13,301
Straight-line rent receivable	(1,431)
Other assets (2)	(1,126)

NAV	$255,394

(1)
MassMutual’s Class N shares are redeemable common stock and we include the value of these shares as a component of our NAV. MassMutual’s Class N shares have been classified as redeemable common stock on our condensed consolidated balance sheets because MassMutual has the contractual right to redeem the shares under certain circumstances. MassMutual’s redemption rights are not transferable.

(2)
The Adviser has agreed to advance all of our organization and offering expenses (other than upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees) incurred through the earlier of (1) the date that our NAV reaches $1.0 billion and (2) December 31, 2022. We will reimburse the Adviser for all of our advanced expenses ratably over the 60 months following the earlier of (1) the date our NAV reaches $1.0 billion and (2) December 31, 2022. We will reimburse the Adviser for any subsequent organization and offering expenses as incurred.

The Adviser has agreed to advance all of our operating expenses on our behalf through the earlier of (1) the date that our aggregate NAV is at least $500 million and (2) December 31, 2021. We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following the earlier of (1) the date that our aggregate NAV is at least $500 million and (2) December 31, 2021. These costs include certain prepaid expenses that are classified as other assets in our GAAP condensed consolidated financial statements that has also been excluded from our NAV.
Under GAAP, organization and operating costs are expensed as incurred and offering costs are charged to equity as such amounts are incurred. For NAV, all such costs will be recognized as a reduction to NAV as they are reimbursed ratably over 60 months.

(3)
Our investments in real estate are presented under historical cost in our GAAP condensed consolidated financial statements. As such, any increases or decreases in the fair market value of our investments in real estate are not recorded in our GAAP results. For purposes of determining our NAV, our investments in real estate are recorded at fair value.

(4)
We depreciate our investments in real estate and amortize certain other assets and liabilities in accordance with GAAP. Such depreciation and amortization, including depreciation and amortization related to our investments in unconsolidated entities, is excluded for purposes of determining our NAV.

The following table provides a breakdown of the major components of our total NAV as of September 30, 2021:

$ in thousands, except share data
Components of NAV	September 30, 2021
Investments in real estate	$318,517
Investments in real estate-related securities	4,515
Investments in unconsolidated entities	117,922
Cash and cash equivalents	4,581
Restricted cash	942
Other assets	1,040
Mortgage notes and revolving credit facility	(186,357)
Other liabilities	(2,398)
Accrued performance participation allocation	(2,237)
Subscriptions received in advance	(1,131)

Net Asset Value	$255,394

Number of outstanding shares of common stock	8,556,133

We calculate our total NAV per share as follows as of September 30, 2021:

NAV Per Share ($ in thousands, except per share data)	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class N Shares	Total
Net asset value	$3	$3	$3	$15	$28,896	$226,474	$255,394
Number of outstanding shares of common stock	91	91	91	499	958,831	7,596,530	8,556,133

NAV Per Share as of September 30, 2021	$29.5218	$29.5218	$29.5218	$29.6059	$30.1371	$29.8129

Our real estate properties are valued by an independent advisor using a discounted cash flow methodology. The following table summarizes the weighted averages of the key unobservable inputs used in the September 30, 2021 valuations:

Property Type(1)	Discount Rate	Exit Capitalization Rate
Healthcare	6.1%	5.4%
Office	6.5%	5.5%
Industrial	6.3%	5.0%
Multifamily	6.1%	5.0%

(1)
In September 2021, we purchased industrial, self-storage and student housing properties. Management believes the cost of the properties represents fair value as they were purchased in September 2021 and our policy is to have an initial appraisal within the first full two months of acquisition. As such, the acquisitions in September 2021 were not valued by an independent advisor as of September 30, 2021 and those properties are not included in the table above.

These assumptions are determined by Capright and reviewed by the Adviser. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Healthcare Investment Values	Office Investment Values	Multifamily Investment Values	Industrial Investment Values
Discount Rate	0.25% decrease	+2.0%	+2.0%	+1.9%	+2.0%
(weighted average)	0.25% increase	(1.9)%	(2.0)%	(1.9)%	(2.0)%
Exit Capitalization Rate	0.25% decrease	+3.1%	+3.2%	+3.3%	+3.5%
(weighted average)	0.25% increase	(2.9)%	(2.9)%	(3.0)%	(3.2)%
Distributions
In November 2020, we began declaring monthly distributions. The net distribution varies for each class based on the applicable stockholder servicing fee, which is deducted from the monthly distribution per share and paid directly to the applicable distributor. The table below details the net distribution for each of our share classes for the nine months ended September 30, 2021:

Declaration Date	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class N Shares
January 31, 2021	$—	$—	$—	$—	$—	$0.1364
February 28, 2021	—	—	—	—	—	0.1428
March 31, 2021	—	—	—	—	—	0.1488
April 30, 2021	—	—	—	—	—	0.1620
May 31, 2021	—	—	—	0.1302	0.1302	0.1302
June 30, 2021	0.1125	0.1125	0.1263	0.1320	0.1320	0.1320
July 31, 2021	0.1136	0.1136	0.1275	0.1333	0.1333	0.1333
August 31, 2021	0.1132	0.1132	0.1273	0.1333	0.1333	0.1333
September 30, 2021	0.1206	0.1206	0.1350	0.1410	0.1410	0.1410

Total	$0.4599	$0.4599	$0.5161	$0.6698	$0.6698	$1.2598

For the three and nine months ended September 30, 2021, we declared distributions in the amount of $2.7 million and $7.7 million, respectively.
The following table summarizes our distributions declared during the three and nine months ended September 30, 2021. We did not make any distributions prior to commencing operations in September 2020.

	Three Months Ended		Nine Months Ended
	September 30, 2021		September 30, 2021
$ in thousands	Amount	Percentage	Amount	Percentage
Distributions
Payable in cash	$2,646	99%	$7,647	99%
Reinvested in shares	33	1%	60	1%

Total distributions	$2,679	100%	$7,707	100%

Sources of Distributions
Cash flows from operating activities	$1,307	49%	$4,954	65%
Distributions of capital from investments in unconsolidated entities	1,339	51%	2,693	35%

Total sources of distributions	$2,646	100%	$7,647	100%

Cash flows from operating activities	$1,307		$4,954
Funds from Operations (1)	$1,495		$6,949
Adjusted Funds from Operations (1)	$3,320		$9,189
Funds Available for Distribution (1)	$2,960		$7,936

(1)
See “—Funds from Operations, Adjusted Funds from Operations and Funds Available for Distribution” above for descriptions of Funds from Operations (FFO), Adjusted Funds from Operations (AFFO), and Funds Available for Distribution (FAD), for reconciliations of them to GAAP net income attributable to INREIT stockholders, and for considerations on how to review these metrics.

Liquidity and Capital Resources
Our primary needs for liquidity and capital resources are to fund our investments, to make distributions to our stockholders, to repurchase shares of our common stock under our share repurchase plan, to pay our offering costs and operating fees and expenses and to pay interest on our borrowings. We will obtain the funds required to purchase investments and conduct our operations from the net proceeds of our Private Offerings, our Primary Offering and any future offerings we may conduct, from secured and unsecured borrowings from banks and other lenders and from any undistributed funds from operations. Generally, cash needs for items other than asset acquisitions are met from operations, and cash needs for asset acquisitions are funded by our Private Offerings, the Offering and debt financings. However, there may be a delay between the sale of our shares and our purchase of assets that could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations.
Our target leverage ratio after we have raised substantial offering proceeds and acquired a broad portfolio of real estate investments is approximately 50% to 60%. We calculate our “leverage ratio” by dividing (1) the sum of our consolidated property-level debt, entity-level debt, and allocation of debt from investments in real estate funds managed by the Adviser or its affiliates in which we may invest, net of cash and restricted cash, by (2) the asset value of our real estate investments and equity in our real estate-related securities portfolio (in each case measured using the greater of fair market value and cost of gross real estate), including our investments in unconsolidated entities. Our leverage ratio calculation does not include (i) indebtedness incurred in connection with funding a deposit in advance of the closing of an investment, (ii) indebtedness incurred as other working capital advances, (iii) indebtedness on our real estate securities investments, or (iv) the pro rata share of debt within our unconsolidated investments. Our charter prohibits us from borrowing more than 300% of our net assets, which approximates borrowing 75% of the cost of our investments. We may exceed this limit if a majority of our independent directors approves each borrowing in excess of the limit and we disclose the justification for doing so to our stockholders.

If we are unable to raise substantial funds in the Offering, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in the Offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.
Our offering and operating fees and expenses include, among other things, the management fee we pay to the Adviser, the performance participation allocation that INREIT OP will pay to the Special Limited Partner, stockholder servicing fees we will pay to the Dealer Manager, legal, audit and valuation expenses, federal and state filing fees, printing expenses, administrative fees, transfer agent fees, marketing and distribution expenses and fees related to acquiring, financing, appraising and managing our properties. The Adviser and its affiliates provide us with our management team, including our officers and appropriate support personnel. The Adviser or the Adviser’s affiliates may provide us services that would otherwise by performed by third parties. In such event, we will reimburse the Adviser or the Adviser’s affiliate the cost of performing such services provided that such reimbursements will not exceed the amount that would be payable if such services were provided by a third party in an arms-length transaction.
The Adviser has agreed to advance all of our operating expenses on our behalf through the earlier of (1) the date that our NAV reaches $500 million and (2) December 31, 2021, at which time we will reimburse the Adviser for our advanced operating expenses ratably over 60 months. We will reimburse the Adviser for any subsequent offering expenses as incurred. As of September 30, 2021, the Adviser has advanced $5.3 million of general and administrative expenses on our behalf.
The Adviser has agreed to advance all of our organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees) through the earlier of (1) the date that our NAV reaches $1.0 billion and (2) December 31, 2022, at which time we will reimburse the Adviser for all of our advanced expenses ratably over 60 months. We will reimburse the Adviser for any subsequent organization and offering expenses as incurred. As of September 30, 2021, the Adviser had incurred offering expenses of $1.0 million and organization costs of $1.2 million on our behalf in connection with the private offering of our Class N shares that are recorded as a component of due to affiliates on our condensed consolidated balance sheet. The Adviser and its affiliates have also incurred organization and offering expenses of $3.3 million on our behalf in connection with the Offering that are recorded as a component of due to affiliates on our condensed consolidated balance sheet.
Under our charter, we may reimburse the Adviser, at the end of each fiscal quarter, for total operating expenses paid by the Adviser. However, commencing with the quarter ended September 30, 2021, we may not reimburse the Adviser at the end of any fiscal quarter for total operating expenses (as defined in our charter) that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of average invested assets or 25% of net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash
reserves and excluding any gain from the sale of our assets for that period (the “2%/25% Guidelines”).
We may reimburse the Adviser for expenses in excess of the 2%/25% Guidelines if a majority of our independent directors determines that such excess expenses (an “Excess Amount”) are justified based on unusual and non-recurring
factors.
For the four fiscal quarters ended September 30, 2021, total operating expenses were $5.7 million which exceeded the 2%/25% Guidelines by $1.3 million. Our independent directors determined that the Excess Amount of total operating expenses for the four quarters ended September 30, 2021 was justified because (1) the amounts reflect legitimate operating expenses necessary for the operation of our business, (2) we are currently in the initial acquisition stage of the business and our average invested assets were low as we closed on six investments from September 2020 to February 2021 and four additional investments in late September 2021, (3) the expenses incurred as a result of being a public company (including expenses for audit and legal services, director and officer liability insurance and fees for directors) are significant and disproportionate to our average invested assets and net income and (4) we have experienced outsized performance during this period resulting in increased performance participation allocation expense.
As of September 30, 2021, our indebtedness included two mortgages secured by their corresponding properties and a line of credit.
On May 25, 2021, we entered into a seven-year mortgage loan with an unaffiliated lender for $45.0 million (the “Cortona Loan”) secured by the Cortona Apartments. The Cortona Loan bears interest at the greater of (a) 2.65% or (b) the sum of (i) 2.40% plus
(ii) one-month
LIBOR and matures on June 1, 2028. The Cortona Loan contains customary conditions to funding and various affirmative and negative financial covenants.

On September 24, 2021, a consolidated subsidiary of the Company entered into a five-year mortgage loan with an unaffiliated lender for $53.0 million (the “Bixby Loan”) secured by our Bixby Kennesaw property. The Bixby Loan bears interest at the sum of (i) 1.60% plus
(ii) one-month
LIBOR and matures on September 24, 2026. The Bixby Loan contains various affirmative and negative financial covenants.
See Note 8 — “Mortgage Notes and Revolving Credit Facility” to our condensed consolidated financial statements for a discussion of our borrowing arrangements.
Other potential future sources of capital include incremental secured or unsecured financings from banks or other lenders and proceeds from the sale of assets. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not yet identified any sources for these types of financings.
At September 30, 2021, we had cash and cash equivalents of $4.6 million and restricted cash of $0.9 million. Our restricted cash primarily consists of an interest reserve that we are contractually required to maintain on deposit under the terms of our preferred membership interest in a limited liability company. Restricted cash also includes amounts in escrow for taxes and insurance related to mortgages at certain properties, as well as security deposits.
We hold a preferred membership interest in an unconsolidated limited liability company that owns the San Simeon Apartments and have committed to fund improvements to the San Simeon Apartments. We are required to fund these commitments as requested through December 31, 2023. As of September 30, 2021, our undrawn capital commitment was $6.1 million.
We have committed to fund up to $3.5 million of tenant improvements at our Willows Facility through December 31, 2021. As of September 30, 2021, we have funded $3.1 million.
We believe that our current level of cash and borrowing capacity under our Revolving Credit Facility, together with expected future cash flows from our Offering, Private Offerings and future operations, will be sufficient to meet the needs of our existing operations and planned requirements for the foreseeable future.
Cash Flows
The following table provides a breakdown of the net change in our cash and cash equivalents and restricted cash:

	Nine Months Ended September 30,
$ in thousands	2021	2020
Cash flows provided by operating activities	$4,954	$732
Cash flows used in investing activities	(253,684)	(56,963)
Cash flows provided by financing activities	250,535	56,664

Net increase in cash and cash equivalents and restricted cash	$1,805	$433

Operating Activities
— Net cash provided by operating activities of $5.0 million for the nine months ended September 30, 2021 consists of our net loss of approximately $4.4 million adjusted for non-cash
items and changes in assets and liabilities. The change in our assets and liabilities is primarily due to the timing of cash receipts and cash payments, including amounts we owe our affiliates.
Investing Activities
— We used net cash of $253.7 million during the nine months ended September 30, 2021, primarily to make investments of $260.5 million in real estate, capital improvements to real estate, unconsolidated entities and real-estate related securities. Cash used to fund these investments was partially offset by cash distributions from unconsolidated entities of $4.6 million and sales of real-estate related securities of $2.2 million.
Financing Activities
— Our financing activities provided net cash of $250.5 million for the nine months ended September 30, 2021. Our primary sources of cash from financing activities were net proceeds from the issuance of our common stock of $160.8 million, proceeds from borrowings under the Revolving Credit Facility of $133.5 million and proceeds from mortgages at our properties of $98.0 million. These cash inflows were offset by the repayment of the previous credit facility of $67.7 million, repayment of the Revolving Credit Facility of $44.0 million, repurchases of our common stock of $22.0 million, distributions paid of $7.2 million and the payment of financing costs of $2.0 million.

Critical Accounting Policies
Below is a discussion of our critical accounting policies. We consider these policies critical because they involve significant judgments and assumptions and require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. Our accounting policies have been established to conform with GAAP. The preparation of the financial statements in accordance with GAAP requires us to use judgments in the application of such policies. These judgments will affect our reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.
Principles of Consolidation and Variable Interest Entities
We consolidate entities in which we have a controlling financial interest. In determining whether we have a controlling financial interest in a partially owned entity, we consider whether the entity is a variable interest entity (“VIE”) and whether we are the primary beneficiary. We are the primary beneficiary of a VIE when we have both the power to direct the most significant activities impacting the economic performance of the VIE and the obligation to absorb losses or receive benefits significant to the VIE.
For consolidated joint ventures, the
non-controlling
partner’s share of the assets, liabilities and operations of each joint venture is included in non-controlling
interests as equity of the Company. The
non-controlling
partner’s interest is generally computed as the joint venture partner’s ownership percentage. Certain of the joint ventures formed by the Company provide the other partner a profits interest based on certain internal rate of return hurdles being achieved. Any profits interest due to the other partner is reported within non-controlling
interests.
We apply the equity method of accounting if we have significant influence over an entity, typically when we hold 20 percent or more of the voting common stock (or equivalent) of an investee but do not have a controlling financial interest. In certain circumstances, such as with investments in limited liability companies or limited partnerships, we apply the equity method of accounting when we own as little as three to five percent.
We have an investment in a limited liability company that is structured as preferred membership interest, and our equity interest is structured to receive a fixed return. Accordingly, we do not participate in any economic upside or downside of the limited liability company. Further, because there is a mandatory redemption feature associated with our preferred membership interest, our future involvement with the limited liability company is limited. We have concluded that the limited liability company is a VIE and that we are not the primary beneficiary because we do not have the power to direct the activities of the VIE that most significantly impact its economic performance. Our economic risk with respect to our investment is limited to our equity ownership and any uncollected distributions.
Purchase Price Allocation of Acquired Real Estate
We generally account for the acquisition of real estate as an asset acquisition which requires that we assess the fair value of acquired tangible and intangible assets and liabilities (including land, buildings, tenant improvements, above-market and below-market leases, acquired in-place
leases, other identified intangible assets and assumed liabilities) and allocate the purchase price to the acquired assets and assumed liabilities. The cost of the acquisition is then allocated to the assets acquired and liabilities assumed based on their relative estimated fair values. We assess relative fair value based on estimated cash flow projections that utilize discount and/or capitalization rates that we deem appropriate, as well as other available market information. We estimate future cash flows based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions.
The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. We also consider an allocation of purchase price to acquired intangibles, including acquired in-place
leases that may have a customer relationship intangible value, including but not limited to the nature and extent of the existing relationship with the tenants, the tenants’ credit quality and expectations of lease renewals.

We record acquired above-market and below-market leases at their fair values (using a discount rate that reflects the risks associated with the leases acquired) equal to the difference between (1) the contractual amounts to be paid under each in-place
lease and (2) management’s estimate of fair market lease rates for each corresponding in-place
lease, measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases. Other intangible assets acquired include amounts for in-place
lease values that are based on our evaluation of the specific characteristics of each tenant’s lease. Factors to be considered include estimates of carrying costs during hypothetical expected lease-up
periods considering current market conditions, and costs to execute similar leases. When estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up
periods, depending on local market conditions. When estimating costs to execute similar leases, we consider leasing commissions, legal and other related expenses.
Impairment of Investments in Real Estate
We review our real estate properties for indicators of impairment each quarter or when there is an event or change in circumstances that indicates an impaired value. We assess recoverability based on the estimated undiscounted future cash flows expected to be generated from the operation and eventual disposition of our properties over the period we expect to hold the properties. Our estimate of undiscounted future cash flows includes, but is not limited to, factors such as market conditions, rental prices, hold period and occupancy levels. These assumptions could differ materially from actual results. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value of our investment, we recognize an impairment loss. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value, or fair value, less cost to sell, if classified as held for sale. If we change our strategy or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized, and such loss could be material to our results. If we determine that an impairment has occurred, we reduce the affected assets to their fair value or fair value, less cost to sell if classified as held for sale.
Impairment of Investments in Unconsolidated Entities
We evaluate the carrying amount of our investment in an unconsolidated real estate entity for potential indicators of impairment if the carrying amount of our investment exceeds its fair value. We record an impairment charge when we determine an impairment is other-than-temporary. To determine whether impairment is other-than-temporary, we consider whether we have the ability and intent to hold the investment until the carrying amount is fully recovered. The evaluation of an investment in an unconsolidated real estate entity for potential impairment can require us to exercise significant judgment.
Redeemable Common Stock
Certain shares of our Class N common stock are classified as redeemable common stock on our condensed consolidated balance sheet because the holder of these shares, Massachusetts Mutual Life Insurance Company (“MassMutual”), has the contractual right to redeem the shares under certain circumstances as described in Note 10 — “Redeemable Common Stock”.
We report our redeemable common stock on our condensed consolidated balance sheet at MassMutual’s redemption value. MassMutual’s redemption value is determined based on our Net Asset Value (“NAV”) per Class N share as of the month end preceding our balance sheet date. We calculate NAV as U.S. GAAP stockholders’ equity adjusted for the redemption value of our redeemable common stock; certain organization and offering costs and certain operating expenses; unrealized real estate appreciation; accumulated depreciation and amortization; straight-line rent receivable and other assets. For purposes of determining our NAV, our investments in real estate are recorded at fair value based on third party valuations prepared by licensed appraisers in accordance with standard industry practice.
Rental Revenue and Collectability
We recognize rental revenue on our leases based on a number of factors, including the initial determination that the contract is or contains a lease. Generally, all of our contracts are, or contain leases, and therefore revenue is recognized when the lessee takes possession of or controls the physical use of the leased assets. In most instances this occurs on the lease commencement date. At the inception of a new lease, including new leases that arise from amendments, we assess the terms and conditions of the lease to determine the proper lease classification.

A lease is classified as an operating lease if none of the following criteria are met: (i) ownership transfers to the lessee at the end of the lease term, (ii) the lessee has a purchase option that is reasonably expected to be exercised, (iii) the lease term is for a major part of the economic life of the leased property, (iv) the present value of the future lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the leased property, and (v) the leased property is of such a specialized nature that it is expected to have no future alternative use to us at the end of the lease term. If one or more of these criteria are met, the lease will generally be classified as a sales-type lease, unless the lease contains a residual value guarantee from a third party other than the lessee, in which case it would be classified as a direct financing lease under certain circumstances.
Rental revenue primarily consists of fixed contractual base rent arising from tenant leases at our healthcare, office and industrial properties under operating leases. Revenue under operating leases that are deemed probable of collection, is recognized as revenue on a straight-line basis over the non-cancelable
term of the related leases. For leases that have fixed and measurable rent escalations, the difference between such rental income earned and the cash rent due under the provisions of the lease is recorded in the condensed consolidated balance sheets. For leases that are deemed not probable of collection, revenue is recorded as the lesser of (i) the amount which would be recognized on a straight-line basis or (ii) cash that has been received from the tenant, with any tenant and deferred rent receivable balances charged as a direct write-off
against rental income in the period of the change in the collectability determination. Our estimate of collectability includes, but is not limited to, factors such as the tenant’s payment history, financial condition, industry and geographic area. These estimates could differ materially from actual results.
Pending Accounting Pronouncements
See Note 2 — “Summary of Significant Accounting Policies” to our condensed consolidated financial statements in this Quarterly Report on Form
10-Q
for a discussion of pending accounting pronouncements.
Off-Balance
Sheet Arrangements
We have no
off-balance
sheet arrangements that are reasonably likely to have a material current or future effect on our financial condition, revenues or results of operations, liquidity, capital expenditures or capital resources other than those described in the table below.
Contractual Obligations
The following table aggregates our contractual obligations and commitments with payments due subsequent to September 30, 2021:

$ in thousands
Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Indebtedness (1)	$187,500	$—	$89,500	$53,000	$45,000
Interest expense (2)	15,754	911	9,309	3,845	1,689
Commitment to fund property improvements (3)	6,062	3,668	2,394	—	—
Tenant improvement allowance (4)	425	425	—	—	—

Total	$209,741	$5,004	$101,203	$56,845	$46,689

(1)
Represents principal payments based on the fully extended maturity date. See Note 8 — “Mortgage Notes and Revolving Credit Facility” to our condensed consolidated financial statements in this Quarterly Report for a discussion of our borrowing arrangements.

(2)	Represents interest payments based on the fully extended maturity date and interest rates in effect at September 30, 2021.
(3)
We hold a preferred membership interest in the unconsolidated limited liability company that owns the San Simeon Apartments and have committed to fund an additional $6.1 million to the San Simeon Apartments. Under the terms of the limited liability company agreement, we are required to fund our commitment as requested through December 31, 2023. We have attributed the total undrawn capital commitment based on the capital expenditure budget for the property. See Note 4 — “Investments in Unconsolidated Entities” and Note 14 — “Commitments and Contingencies” to our condensed consolidated financial statements in this Quarterly Report on Form
10-Q
for a discussion of our preferred membership interest and capital commitment.

(4)	We have committed to fund up to $3.5 million of tenant leasehold improvements at our Willows Facility through December 31, 2021. As of September 30, 2021, we have funded $3.1 million.

The Adviser has advanced $5.3 million of general and administrative expenses on our behalf as of September 30, 2021. Additionally, the Adviser advanced $2.2 million of organization and offering expenses with respect to the Class N Private Offering and $3.3 million of organization and offering costs related to the Offering on our behalf through September 30, 2021. We will reimburse the Adviser for such advanced operating expenses ratably over the 60 months following the earlier of (1) the date that our NAV reaches $500 million and (2) December 31, 2021. We will reimburse the Adviser for all such advanced organization and offering expenses ratably over the 60 months following the earlier of (1) the date that our NAV reaches $1.0 billion and (2) December 31, 2022. We have excluded the amounts due to the Adviser from the table above as these obligations do not have fixed and determinable payments.
ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
The primary components of our market risk are related to interest rates, credit and real estate values. While we do not seek to avoid risk completely, we believe that risk can be quantified from historical experience, and we seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.
For additional discussion of market risk associated with the
COVID-19
pandemic see the discussion in “Risk Factors” in our SEC Registration Statement on Form
S-11
(File
333-254931)
and elsewhere in this quarterly report on Form
10-Q.
Interest Rate Risk
Interest rate risk is highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. We are subject to interest rate risk in connection with floating rate debt secured by our properties, the Revolving Credit Facility and our investments in real estate securities. We are also subject to interest rate risk through our investments in unconsolidated entities that have been financed with floating rate debt. We seek to manage our exposure to interest rate risk by utilizing a combination of fixed- and floating-rate financing with staggered maturity dates. Additionally, we may hedge our interest rate risk by using derivative contracts to fix or cap the interest expense on a portion of our floating-rate debt.
As of September 30, 2021, we had borrowed $187.5 million under our mortgage notes and Revolving Credit Facility, which are variable rate and indexed to one-month
U.S. Dollar denominated LIBOR (“Reference Rate”). For the three and nine months ended September 30, 2021, a 10% increase in the Reference Rate would have resulted in approximately $1,000 and $16,000 increase in interest expense, respectively.
We have invested a portion of our portfolio in fixed rate real estate debt securities and intend to invest in both fixed and floating rate real estate debt securities in the future. On floating-rate securities, our net income will increase or decrease depending on interest rate movements. Additionally, interest rate movement can impact the valuation of debt securities depending on various aspects of the instrument, including, but not limited to, the credit rating, duration and structure of the interest rate payments.
Credit Risk
We are exposed to credit risk with respect to the tenants that occupy properties we own. To mitigate this risk, we undertake a credit evaluation of major tenants prior to making an investment. This analysis includes extensive due diligence of a potential tenant’s creditworthiness and business, as well as an assessment of the strategic importance of the property to the tenant’s core business operations.
Additionally, we are exposed to credit risk in the real estate-related debt investments that we make with respect to a borrower’s ability to make required interest and principal payments on scheduled due dates. We manage this risk by conducting a credit analysis prior to making an investment and by actively monitoring our portfolio and the underlying credit quality, including subordination and diversification of our real estate-related debt portfolio. In addition, we re-evaluate
the credit risk inherent in our investments on a regular basis under fundamental considerations such as gross domestic product, unemployment, interest rates, retail sales, store closing/openings, corporate earnings, housing inventory, affordability and regional home price trends.
Finally, we may be exposed to counterparty credit risk under the terms of a derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

Real Estate Market Value Risk
Commercial property values are subject to volatility and may be adversely affected by a number of factors, including but not limited to: national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes.
ITEM 4. CONTROLS AND PROCEDURES
Evaluation of Disclosure Controls and Procedures
An evaluation of the effectiveness of the design and operation of our “disclosure controls and procedures” (as defined in Rule
13a-15(e)
under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as of the end of the period covered by this Quarterly Report was made under the supervision and with the participation of our management, including our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). Based upon this evaluation, our CEO and CFO have concluded that our disclosure controls and procedures (a) are effective to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by SEC rules and forms and (b) include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.
Changes in Internal Controls over Financial Reporting
There have been no changes in our internal control over financial reporting (as defined in Rules
13a-15(f)
and
15d-15(f)
of the Exchange Act) that occurred during the quarter ended September 30, 2021 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION
ITEM 1. LEGAL PROCEEDINGS
From time to time, we may be involved in various claims and legal actions arising in the ordinary course of business. As of September 30, 2021, we were not involved in any material legal proceedings.
ITEM 1A. RISK FACTORS
Except as set forth below, there were no material changes during the period covered by this Quarterly Report to the risk factors previously disclosed in our Registration Statement on Form
S-11
(File
333-254931)
that was declared effective by the Securities and Exchange Commission on May 14, 2021.
We may invest in operating companies.
We may selectively invest in real estate-related operating companies, such as development companies or property managers, which in turn may develop or service the assets of, or provide technology or services to, (i) our Company, (ii) the Adviser or its affiliates, (iii) Other Invesco Accounts or (iv) third parties. We may make such investments in order to provide access to real estate investments within our investment strategy or to enhance our financial performance. Our investments in real estate-related operating companies may take the form of preferred equity or other non-controlling
interests, including debt interests. The nature of our interest in a real estate-related operating company may not permit us to actively manage or control the operations of such real estate-related operating company. A real estate-related operating company in which we invest may not be profitable at the time of our investment, or at any time. As a result of the foregoing risks and the risks inherent in an investment in any business, we may not be able to fully recover our investment in an operating company.
Other Invesco Accounts means collective investment funds, REITs, vehicles, separately managed accounts, products or other similar arrangements sponsored, advised, or managed by Invesco or one of its affiliates, including the affiliated funds, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, seed funds, co-investment
vehicles and other entities formed in connection with Invesco or its affiliates side-by-side
or additional general partner investments with respect thereto).
The Adviser may face conflicts of interest related to the Company’s investments in operating companies.
The Company may invest in real estate-related operating companies, including property managers and development companies, that service owners and operators of real estate (each, a “Service Company”). A Service Company may be engaged by the Adviser, Other Invesco Accounts or their affiliates to service or develop assets in which the Adviser or Other Invesco Accounts hold an interest. The Adviser (and the Service Company as a result of its relationship with the Adviser) may have an incentive to provide lower pricing to Other Invesco Accounts. In addition to pricing, conflicts of interest may arise in determining the scope of services to be provided by a Service Company to an Other Invesco Account and the terms of any such engagement, including indemnification provisions. The Adviser (and the Service Company) also may face conflicts of interest in determining whether and the extent to which to exercise remedies against a defaulting Other Invesco Account, which may adversely impact the returns on the Company’s investment in the Service Company.
Similarly, Other Invesco Accounts may invest in real estate-related operating companies, including property managers, development companies or other real estate service providers (each, a “Related Service Company”). The Adviser may be incentivized to direct work for its clients and affiliates, including the Company and assets owned by the Company, towards such Related Service Companies, both to nurture these businesses and due to the compensation received as a result of the Other Invesco Accounts’ interest in such Related Service Companies. Conflicts may arise in determining whether the Company should engage a Related Service Company to service an asset and in determining the terms of such engagement, including price and other terms, such as indemnification provisions. The Adviser also may be conflicted in determining whether a Related Service Company has adequately performed its obligations to the Company and whether to impose any penalties available for failure to do so, which may adversely impact the assets serviced by a Related Service Company.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS
Unregistered Sales of Equity Securities
On August 1, 2021, we granted our independent directors an aggregate of 690 shares of Class E common stock in accordance with our equity incentive plan.
The transaction described above was exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2) thereof because it was not part of any public offering and did not involve any general solicitation or general advertising.
Use of Offering Proceeds
On May 14, 2021, our Registration Statement on Form
S-11
(File
No. 333-254931)
for the Offering was declared effective under the Securities Act. As of September 30, 2021, we have issued and sold in the offering (1) 783,305 shares of our common stock (consisting of 91 Class T shares, 91 Class S shares, 91 Class D shares and 783,032 Class E shares) in the Primary Offering for total proceeds of $22.0 million and (2) 1,671 shares of our common stock (consisting of 499 Class I shares and 1,172 Class E shares) under our distribution reinvestment plan for a total value of approximately $59,000. We intend to use the net proceeds from such sales for the purposes set forth in the prospectus for the Offering and in a manner within the investment guidelines approved by our board of directors, who serve as fiduciaries to our stockholders.
Share Repurchases
During the three months ended September 30, 2021, we repurchased shares of our common stock in the following amounts:

Month of:	Total Number of Shares Repurchased (1)	Average Price Paid per Share	Total Number of Shares Repurchased as Part of Publicly Announced Plans or Programs (2)	Maximum Number of Shares Pending Repurchase Pursuant to Publicly Announced Plans or Programs
July 2021	—	$—	—	—
August 2021	785,025	28.02	—	—
September 2021	—	—	—	—

	785,025	$28.02	—	—

(1)	Shares repurchased were under MassMutual’s Subscription Agreement. See Note 10 — “Redeemable Common Stock” to our condensed consolidated financial statements for details of the repurchases made.
(2)	Total number of shares repurchased as part of publicly announced plans or programs include share repurchases under our share repurchase plan, if any.
ITEM 3. DEFAULTS UPON SENIOR SECURITIES
None.
ITEM 4. MINE SAFETY DISCLOSURES
Not applicable.
ITEM 5. OTHER INFORMATION
Not applicable.

ITEM 6. EXHIBITS

Exhibit Number	Exhibit Description

3.1	Second Articles of Amendment and Restatement of Invesco Real Estate Income Trust Inc. (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference).

3.2	Bylaws of Invesco Real Estate Income Trust Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference).

4.1+	Distribution Reinvestment Plan (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 20, 2021 and incorporated herein by reference).

10.1+	Second Amended and Restated Limited Partnership Agreement of Invesco REIT Operating Partnership LP., dated July 14, 2021, (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 20, 2021 and incorporated herein by reference).

10.2+	Amended and Restated Advisory Agreement, by and among Invesco Real Estate Income Trust Inc., Invesco REIT Operating Partnership LP and Invesco Advisers, Inc., dated July 14, 2021, (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 20, 2021 and incorporated herein by reference).

10.3*	Subscription Agreement, dated July 29, 2021, by and between Invesco Real Estate Income Trust Inc. and Massachusetts Mutual Life Insurance Company

31.1*	Certification of Chief Executive Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2*	Certification of Chief Financial Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1*	Certification of Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2*	Certification of Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
+ Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation
S-K.
* Filed herewith
The agreements and other documents filed as exhibits to this quarterly report are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by us in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Invesco Real Estate Income Trust Inc.

/s/ R. Scott Dennis
R. Scott Dennis
Chairperson of the Board, President and Chief Executive Officer
(Principal Executive Officer)

/s/ R. Lee Phegley, Jr.
R. Lee Phegley, Jr.
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: November 15, 2021

APPENDIX D
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Real Estate Acquired
Report of Independent Auditors
Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2021 (Unaudited) and for the Year Ended December 31, 2020
Notes to Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2021 (Unaudited) and for the Year Ended December 31, 2020
(b) Pro Forma Financial Information
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2021
Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2021
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2020

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders
Invesco Real Estate Income Trust Inc.
Report on the Financial Statement
We have audited the accompanying statement of revenues and certain expenses of the property known as the Tempe Student Housing (“Property”) for the year ended December 31, 2020, and the related notes to the statement of revenues and certain expenses.
Management’s Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses, described in Note 2, of the Property for the year ended December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
We draw attention to Note 2 to the financial statement, which describes that the accompanying financial statement was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and it is not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion is not modified with respect to that matter.
/s/ Marcum LLP
New York, NY
March 3, 2022

Tempe Student Housing
Statements of Revenues and Certain Expenses

$ in thousands	Nine Months Ended September 30, 2021 (Unaudited)	Year Ended December 31, 2020
Revenues
Rental revenue	$7,475	$9,983
Other revenue	172	129

Total revenues	7,647	10,112

Certain expenses
Operating expenses	1,768	2,085
Real estate taxes	709	917
Property management fee—related party	337	361
General and administrative	225	209

Total certain expenses	3,039	3,572

Revenues in excess of certain expenses	$4,608	$6,540

See accompanying notes to the statements of revenues and certain expenses.

Tempe Student Housing
Notes to the Statements of Revenues and Certain Expenses
For the Nine Months Ended September 30, 2021 (unaudited) and the Year Ended December 31, 2020
1. Organization and Description of Business
On December 29, 2021, Invesco Real Estate Income Trust Inc. (the “Company”) partnered with a third party unaffiliated with the Company through a consolidated joint venture (the “Tempe JV”) to purchase a
384-unit
(833 beds), student housing facility at Arizona State University located in Tempe, Arizona that was built in 2017 (“Tempe Student Housing”) for $163.0 million, exclusive of closing costs. Concurrently with the acquisition, Tempe JV entered into a sale and leaseback transaction whereby Tempe JV sold Tempe Student Housing to an unaffiliated third party for $54.0 million and simultaneously entered into a finance lease agreement with the same unaffiliated third party to lease the property for a period of 104 years. The sale and leaseback of Tempe Student Housing is accounted for as a failed sale and leaseback because the lease is classified as a finance lease. Accordingly, the sale of Tempe Student Housing is not recognized and the proceeds received from the sale are accounted for as a financing obligation.
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying statements of revenues and certain expenses are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”). The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of SEC Rule
3-14
of Regulation
S-X
promulgated under the Securities Act of 1933, as amended. Accordingly, the statements of revenues and certain expenses are not representative of the actual results of operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and certain expenses expected to be incurred in the future operations of Tempe Student Housing, have been excluded. Such items include depreciation, amortization, income tax expense and interest expense.
The statements of revenues and certain expenses for the period from January 1, 2021 through September 30, 2021 are unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair statement of these statements of revenues and certain expenses for the nine months ended September 30, 2021 and the year ended December 31, 2020 on the basis described above have been included.
Revenue Recognition
Tempe Student Housing accounts for leases under Accounting Standards Codification 842, “Leases” in its statements of revenues and certain expenses.
Tempe Student Housing derives its revenue primarily from residential leases, which are accounted for as operating leases. Residential beds are rented generally under lease agreements with terms of 12 months. Rental revenue primarily consists of fixed contractual base rent arising from tenants’ respective leases. Revenue under operating leases that are deemed probable of collection is recognized as revenue on a straight-line basis over the non-
cancellable term of the related leases. For leases that are deemed not probable of collection, revenue is recorded as the lesser of (i) the amount which would be recognized on a straight-line basis or (ii) cash that has been received from the tenant, with any tenant and deferred rent receivable balances charged as a direct write-off
against rental income in the period of the change in the collectability determination.

Contracts may contain nonlease components (e.g., charges for utilities, parking rent and pet rent) in addition to lease components (i.e., monthly rental charges). Services related to nonlease components are provided over the same period of time as, and billed in the same manner as, monthly rental charges. Tempe Student Housing does not segregate the lease components from the nonlease components when accounting for operating leases. Since the lease component is the predominant component under each of these leases, combined revenues from both the lease and nonlease components are reported as rental revenues in the statements of revenues and certain expenses.
Tempe Student Housing also recognizes revenue when earned for new rental and non-related
income not included as components of a lease, such as application fees, administrative fees, late fees, move- out/transfer, and lease termination fees, among others. These revenues are included in other revenue in the statements of revenues and certain expenses.
Expense Recognition
Property operating expenses represent the direct expenses of operating Tempe Student Housing and include costs that are expected to continue in the ongoing operations of Tempe Student Housing.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that in certain circumstances may affect the reporting and disclosure of revenues and certain expenses.
The extent to which the ongoing
COVID-19
pandemic impacts our results will depend on future developments, many of which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of
COVID-19,
future action plans and vaccination distribution and efficacy. Despite recent market rebounds across many asset classes, the ongoing
COVID-19
pandemic has caused continued negative economic impacts, market volatility, and business disruption, which could negatively impact our tenants’ ability to pay rent, our ability to lease vacant space and our ability to undertake development and redevelopment projects. These consequences, in turn, could materially impact our results of operations. The estimates and assumptions underlying these financial statements are based on the information available as of September 30, 2021, including judgments about the financial market and economic conditions which may change over time.

3. Rental Revenue
The following table summarizes the components of rental revenues:

$ in thousands	Nine Months Ended September 30, 2021 (Unaudited)	Year Ended December 31, 2020
Residential rent(1)	$6,934	$9,346
Parking rent	304	410
Utilities recoveries	149	155
Commercial rent	80	67
Other rental income	8	5

	$7,475	$9,983

(1)
Includes rental revenue from a master lease agreement with the Arizona State University. The initial lease of 328 beds provides a monthly rent of approximately $319,000 for the period from August 16, 2019 to July 31, 2020. The one-year
extension option for 344 beds was exercised and the monthly rent for the period from August 14, 2020 to July 31, 2021 was approximately $348,000. The master lease expired on July 31, 2021 and was not subsequently extended.

4. Management Agreement
Tempe Student Housing was managed by an affiliate of the seller and the manager earned a management fee based on 3.75% of the gross income received from its operation and a construction management fee of 3.75% of the approved renovation costs. During the nine months ended September 30, 2021 and the year ended December 31, 2020, Tempe Student Housing incurred a property management fee of approximately $337,000 and $361,000, respectively. During the nine months ended September 30, 2021 and the year ended December 31, 2020, Tempe Student Housing did not incur any construction management fees.
Additionally, Tempe Student Housing was also obligated to reimburse the property manager for payroll related costs of certain employees directly responsible for managing Tempe Student Housing as well as other operating and general and administrative expenses. During the nine months ended September 30, 2021 and the year ended December 31, 2020, Tempe Student Housing incurred operating and general and administrative expenses of approximately $903,000 and $993,000, respectively, that were reimbursed to the property manager. These reimbursements, which also include payroll related costs, are included as a component of operating expenses in the statements of revenues and certain expenses.
5. Commitments and Contingencies
Tempe Student Housing is not involved in any material litigation nor, to management’s knowledge, was any material litigation threatened against Tempe Student Housing which if adversely determined could have a material adverse impact on Tempe Student Housing other than routine litigation arising in the ordinary course of business or litigation that is adequately covered by insurance.
6. Subsequent Events
Tempe Student Housing evaluated all events and transactions that occurred through March 3, 2022, the date these statements of revenues and certain expenses were available to be issued. No material subsequent events have occurred since September 30, 2021 that require recognition or disclosure.

Invesco Real Estate Income Trust Inc.
Pro Forma Consolidated Financial Statements
The following pro forma consolidated financial statements of Invesco Real Estate Income Trust Inc., together with its consolidated subsidiaries (the “Company”), are based on the historical unaudited consolidated financial statements of the Company as of September 30, 2021, for the nine months ended September 30, 2021, and audited consolidated statement of operations for the year ended December 31, 2020, as adjusted to:

•	Include the effects on the pro forma consolidated balance sheet of the following transactions that the Company has entered into subsequent to September 30, 2021:

•
The acquisition of 98% consolidated equity interests in the joint venture (“Tempe JV”) that owns a student housing property comprised of 384 units (833 beds) (“Tempe Student Housing”) on December 29, 2021 for a purchase price of $163.7 million, including closing costs. Concurrently with the acquisition, Tempe JV entered into a sale and leaseback transaction whereby Tempe JV sold Tempe Student Housing to an unaffiliated third party for $54.0 million and simultaneously entered into a finance lease agreement with the same unaffiliated third party to lease the property for a period of 104 years. The sale and leaseback of Tempe Student Housing is accounted for as a failed sale and leaseback because the lease is classified as a finance lease. Accordingly, the sale of Tempe Student Housing is not recognized and the proceeds received from the sale are accounted for as a financing obligation. The acquisition was funded, in part, with proceeds from the issuance of 1,249,457 shares of Class N redeemable common stock to MassMutual and 208,429 shares of Class N common stock to an affiliate of the Company for a total of $44.3 million, in addition to $54.0 million in proceeds from the sale and leaseback transaction and $65.5 million mortgage loan due to mature on January 1, 2025.

•
Include the unaudited results of operations for the nine months ended September 30, 2021 and audited results of operations for the year ended December 31, 2020 of the following real estate investments and investments in unconsolidated real estate entities from January 1, 2020 through the date of the Company’s acquisition of these investments:

•
A portfolio of 20 medical office buildings (the “Sunbelt Medical Office Portfolio) acquired through a joint venture with an affiliate. The Sunbelt Medical Office Portfolio was acquired through three separate transactions. On September 29, 2020, 13 medical office buildings (the “Sunbelt Medical Office Portfolio Tranche I”) were acquired. On December 23, 2020, five medical office buildings (the “Sunbelt Medical Office Portfolio Tranche II”) were acquired. On February 4, 2021, the remaining two medical office buildings (the “Sunbelt Medical Office Portfolio Tranche III”) were acquired;

•	A single tenant cold storage warehouse in Norwalk, CA (the “Excelsior Warehouse”) acquired on December 15, 2020;

•	A preferred membership interest on December 15, 2020 in San Simeon Holdings, LLC (“San Simeon Holdings”), a limited liability company that owns a multifamily property in Houston;

•	A single tenant cold storage warehouse in Pico Rivera, CA (the “Industry Warehouse”) acquired on December 23, 2020;

•	A single tenant office building (“Willows Facility”) in Seattle, Washington, acquired on December 30, 2020;

•	A multi-family property (“Cortona Apartments”) in St. Louis Missouri acquired on January 27, 2021, which was funded in part by a seven-year $45 million mortgage loan; and

•
A 98% equity interest in Tempe Student Housing in Tempe, Arizona acquired on December 29, 2021. Concurrently with the acquisition, Tempe JV entered into a sale and leaseback transaction whereby Tempe JV sold Tempe Student Housing to an unaffiliated third party for $54.0 million and simultaneously entered into a lease agreement with the same unaffiliated third party to lease the property for a period of 104 years. The sale and leaseback of Tempe Student Housing is accounted for as a failed sale and leaseback because the lease is classified as a finance lease. Accordingly, the sale of Tempe Student Housing is not recognized and the proceeds received from the sale are accounted for as a financing obligation.

The transactions and related transaction accounting adjustments are further described in the notes to the unaudited pro forma consolidated financial statements. For purposes of the unaudited pro forma consolidated balance sheet, the transactions have been assumed to occur on September 30, 2021. For purposes of the unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020, the transactions have been assumed to occur on January 1, 2020.
The following pro forma consolidated financial statements have been prepared to comply with Article 11 of Regulation
S-X,
as promulgated by the SEC. The unaudited pro forma consolidated financial statements should be read in conjunction with the condensed consolidated financial statements of the Company and notes included in its Quarterly Report on Form
10-Q
for the quarterly period ended September 30, 2021 and the audited consolidated financial statements of the Company and notes as of December 31, 2020 included in our Registration Statement on Form
S-11
(File
No. 333-254931).
The adjustments to the unaudited pro forma consolidated financial statements are based on available information and assumptions that the Company considers reasonable. The unaudited pro forma consolidated financial statements are not necessarily indicative of (i) the Company’s financial position that would have actually existed had the transactions described above occurred on September 30, 2021, (ii) the results of operations that would have actually occurred had the transactions and asset acquisitions described above occurred on January 1, 2020 or (iii) the Company’s financial position or results of operations as of any future date or for any future period.

Invesco Real Estate Income Trust Inc.
Pro Forma Consolidated Balance Sheet
As of September 30, 2021
(unaudited)

		Transaction Accounting Adjustments
$ in thousands	Invesco Real Estate Income Trust Inc. - Historical (A)	Tempe Student Housing Acquisition (B)	Invesco Real Estate Income Trust Inc. Pro Forma
Assets
Investments in real estate, net	$276,196	$159,367	$435,563
Investments in unconsolidated entities	99,494	—	99,494
Investments in real estate-related securities, at fair value	4,515	—	4,515
Intangible assets, net	21,430	4,397	25,827
Cash and cash equivalents	4,581	44,339	4,581
		(44,339)
Restricted cash	942	580	1,522
Other assets	9,301	—	9,301

Total assets	$416,459	$164,344	$580,803

Liabilities
Revolving credit facility	$89,500	$—	$89,500
Mortgage notes payable, net	96,857	64,746	161,603
Financing obligation, net	—	53,619	53,619
Due to affiliates	14,082	—	14,082
Accounts payable, accrued expenses and other liabilities	2,842	732	3,574

Total liabilities	203,281	119,097	322,378

Redeemable common stock	203,532	38,000	241,532
Equity
Preferred stock	41	—	41
Common stock	17	1	18
Additional paid in capital	24,716	6,338	31,054
Accumulated deficit and cumulative distributions	(16,259)	—	(16,259)

Total stockholders’ equity	8,515	6,339	14,854
Non-controlling interests in consolidated joint ventures	1,131	908	2,039

Total equity	9,646	7,247	16,893

Total liabilities, redeemable common stock and equity	$416,459	$164,344	$580,803

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Balance Sheet
(unaudited)
NOTE 1—PRO FORMA ADJUSTMENTS
The adjustments to the unaudited pro forma consolidated balance sheet as of September 30, 2021 are as follows:

(A)	These amounts were derived from the Company’s historical consolidated balance sheet as of September 30, 2021.

(B)
Reflects the acquisition of Tempe Student Housing for a purchase price of $163.7 million, inclusive of closing costs, which was financed in part by a $65.5 million seven-year mortgage and $54.0 million proceeds from a failed sale and lease transaction. Concurrently with the acquisition, we entered into a sale and leaseback transaction whereby we sold Tempe Student Housing to an unaffiliated third party for $54.0 million and simultaneously entered into a lease agreement with the same unaffiliated third party to lease the property back. The lease is for a period of 104 years, is considered a finance lease and requires an initial annual lease payment of $1.4 million, subject to annual increases whereby the new lease payment will equal 102% of the prior year’s lease payment plus periodic adjustments based on the Consumer Price Index for All Urban Consumers: All Items. The sale and leaseback of Tempe Student Housing is accounted for as a failed sale and leaseback because the lease is classified as a finance lease. Accordingly, the sale of Tempe Student Housing is not recognized and the proceeds received from the sale are accounted for as a financing obligation.

The acquisition of Tempe Student Housing is accounted for as an asset acquisition. Accordingly, the Company assesses the fair value of acquired tangible and intangible assets and liabilities (including land, buildings, tenant improvements, above-market and below-market leases, acquired in-place
leases and, other identified intangible assets) and allocates the purchase price to the acquired assets and assumed liabilities based on their relative estimated fair values.
As part of the acquisition, the Company funded approximately $580,000 in escrow with the lender and assumed approximately $660,000 in liabilities, in addition to acquired below-market leases of approximately $72,000 shown in the table below.
In addition to the $65.5 million mortgage and the $54.0 million of proceeds from the financing obligation, the Company funded the acquisition of Tempe Student Housing by issuing 1,249,457 shares of Class N redeemable common stock to MassMutual and 208,429 shares of Class N common stock to an affiliate of the Company for a total of $44.3 million. MassMutual Class N shares are classified as redeemable common stock on the Company’s consolidated balance sheets.
The following transaction accounting adjustments are necessary to reflect the initial estimated allocation of the purchase price of the Tempe Student Housing. The allocation of the purchase price shown below is based on the Company’s preliminary estimates and is subject to change based on the final determination of the fair value of assets and liabilities acquired.

$ in thousands
Building and building improvements	$136,676
Land and land improvements	17,753
Furniture and fixtures	4,938

Investment in real estate	159,367
Lease intangibles	4,397
Acquired below-market lease liabilities	(72)

Total purchase price (1)	$163,692

(1)	Includes acquisition-related costs.

Invesco Real Estate Income Trust Inc.
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2021
(unaudited)

		Transaction Accounting Adjustments
$ in thousands except share and per share amounts	Invesco Real Estate Income Trust Inc. - Historical (AA)	Tempe Student Housing Acquisition (BB)	Other Transaction Accounting Adjustments (CC)	Notes	Invesco Real Estate Income Trust Inc. Pro Forma
Revenues
Rental revenue	$7,315	$7,475	$418	(CC-1)	$15,215
			7	(CC-2)
Other income	268	172	23	(CC-1)	463

Total revenues	7,583	7,647	448		15,678

Expenses
Rental property operating	1,734	2,814	162	(CC-1)	4,641
			(69)	(CC-3)
General and administrative	3,033	225	16	(CC-1)	3,274
Performance participation interest - related party	2,237	—	—		2,237
Depreciation and amortization	4,979	—	2,507	(CC-4)	7,486

Total expenses	11,983	3,039	2,616		17,638

Other income (expense)
Income from unconsolidated real estate entities, net	1,686	—	66	(CC-5)	1,983
			231	(CC-6)
Income from real estate-related securities	83	—	—		83
Interest expense	(1,813)	—	(514)	(CC-7)	(4,397)
			(2,181)	(CC-8)
			111	(CC-9)

Total other income (expense), net	(44)	—	(2,287)		(2,331)

Net income (loss) attributable to Invesco Real Estate Income Trust Inc.	(4,444)	4,608	(4,455)		(4,291)
Dividends to preferred stockholders	(6)	—	—		(6)
Net income attributable to non-controlling interests in consolidated joint ventures	(4)	(92)	—		(96)

Net loss attributable to common stockholders	$(4,454)	$4,516	$(4,455)		$(4,393)

Loss per share:
Net loss per common share - basic and diluted	$(0.73)			(DD )	$(0.58)

Weighted average shares of common stock outstanding, basic and diluted	6,103,685			(DD )	7,561,572

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2021
(unaudited)
NOTE 1—PRO FORMA ADJUSTMENTS
The adjustments to the unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2021, are as follows:

(AA)	These amounts were derived from the Company’s historical consolidated statement of operations for the nine months ended September 30, 2021.

(BB)	Reflects the unaudited revenues and certain expenses from real estate operations of Tempe Student Housing for the nine months ended September 30, 2021.

(CC)
Reflects (a) transaction accounting adjustments related to the historical statements of revenues and certain expenses of the Cortona Apartments and Tempe Student Housing as if the acquisition of these properties occurred on January 1, 2020, (b) transaction accounting adjustments related to the Company’s share of income (loss) from equity method investments in Sunbelt Medical Office Portfolio Tranche III as if the Company had made these investments on January 1, 2020, (c) interest expense adjustments related to the Company’s revolving credit facility, (d) interest expense adjustments related to Cortona Apartments’ mortgage loan and (e) interest expense adjustments related to Tempe Student Housing’s mortgage loan and financing obligation.

(CC-1)
The following table summarizes Cortona’s unaudited revenues and certain expenses for the period not already reflected in the Company’s historical statement of operations for the nine months ended September 30, 2021.

$ in thousands	For the Period from January 1, 2021 through January 26, 2021
Revenue	$418
Other revenue	23

Total revenues	441

Rental property operating expenses	162
General and administrative	16

Total expenses	178

Excess of revenues over expenses	$263

(CC-2)	Reflects additional amortization of below-market lease intangibles of approximately $7,000 as if the acquisition of the Tempe Student Housing occurred on January 1, 2020.

(CC-3)
Reflects a reduction of approximately $69,000 in the aggregate to property management fees based on management agreements with the respective property managers for the nine months ended September 30, 2021.

(CC-4)
Reflects pro forma incremental depreciation and amortization expense related to Cortona Apartments and Tempe Student Housing, calculated on a straight line basis, based on the purchase price allocation and the estimated useful lives of the properties, as follows:

Description	Depreciable Life
Building	30 - 40 years
Building and land improvements	1 - 10 years
Furniture, fixtures and equipment	1 - 7 years
Lease intangibles	Over lease term
Leasehold improvements	Shorter of lease term or economic life of improvements

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2021
(unaudited)

The Company amortizes acquired above-market and below-market leases as a decrease or increase to rental income, respectively, over the lives of the respective leases. Amortization of acquired in-place
leases and leasing commissions is included as a component of depreciation and amortization.
For the nine months ended September 30, 2021, depreciation and amortization expense has been adjusted by $2.5 million, of which $4.2 million is related to Tempe Student Housing offset by a reduction to deprecation and amortization of $1.7 million for Cortona Apartments attributable to the acquired in-place
lease intangible that was assumed to be fully amortized in 2020.

(CC-5)
Reflects the Company’s share of the historical unaudited revenues and certain expenses of Sunbelt Medical Office Portfolio Tranche III for the period from January 1, 2021 to February 3, 2021, which is the period the assets were not owned by the Company. The Company accounts for its investment in the Sunbelt Medical Office Portfolio Tranche III using the equity method of accounting and therefore the Company’s 42.5% interest in the excess of revenues over certain expenses is reflected in income from unconsolidated real estate entities in the pro forma consolidated statement of operations. The following table summarizes the Sunbelt Medical Office Portfolio Tranche III’s statement of revenues and certain expenses for the periods not already reflected in the Company’s historical consolidated statement of operations for the nine months ended September 30, 2021.

$ in thousands	For the period from January 1, 2021 to February 3, 2021
Revenue	$324
Other revenue	1

Total revenues	325

Rental property operating expenses	169
General and administrative	1

Total expenses	170

Excess of revenues over expenses	$155

Company’s share of income from unconsolidated real estate entities	$66

(CC-6)
Reflects the Company’s share of the purchase accounting adjustments for the nine months ended September 30, 2021 as if the acquisition of the Sunbelt Medical Office Portfolio Tranche III occurred on January 1, 2020.

$ in thousands
Pro forma effect of adjustments on net income of Sunbelt Medical Office Portfolio Tranche III	$(102)
Company’s ownership interest in Sunbelt Medical Office Portfolio Tranche III	42.5%
Pro forma share of loss from Sunbelt Medical Office Portfolio Tranche III	$(43)
Less: Loss from Sunbelt Medical Office Portfolio Tranche III included in the Company’s historical consolidated statement of operations for the nine months ended September 30, 2021	(274)

Pro forma adjustment to income from unconsolidated real estate entities	$231

(CC-7)
Reflects an adjustment to interest expense on Cortona Apartments’ $45.0 million
7-year
mortgage loan, which bears interest at the greater of (a) 2.65% and (b) LIBOR plus applicable spread of 2.40% as well as the amortization of the related financing costs. For the purposes of this pro forma, the Company assumed that the $45.0 million mortgage was funded as of January 1, 2020, net of approximately $621,000 in financing costs and bears the minimum interest rate of 2.65%.

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2021
(unaudited)

(CC-8)
Reflects an adjustment to interest expense on Tempe Student Housing’s leasehold mortgage and finance lease, including amortization of financing costs. The leasehold mortgage bears interest at (i) 1.75% plus (ii)
30-Day
SOFR Average as published on the website of the Federal Reserve Bank of New York, as well as the amortization of the related financing costs. The lease requires an initial annual lease payment of $1.4 million, subject to annual increases whereby the new lease payment will equal 102% of the prior year’s lease payment plus periodic adjustments based on the Consumer Price Index for All Urban Consumers: All Items. For the purposes of this pro forma, the Company assumed that $65.5 million leasehold mortgage, net of approximately $754,000 in financing costs was funded as of January 1, 2020 and had a weighted average interest rate of 1.79%. The Company also assumed that the financing obligation as a result of a failed sale leaseback transaction of $54.0 million was funded as of January 1, 2020.

(CC-9)
Reflects an adjustment to decrease interest expense on the incremental use of the revolving credit facility for the acquisition of Cortona Apartments. For the purposes of this pro forma, the Company assumed that the $45.0 million mortgage was funded as of January 1, 2020. Thus, the use of the revolving credit facility would have decreased by $19.0 million resulting in a decrease of interest expense of approximately $111,000.

(DD)
Pro forma loss per share of common stock, basic and diluted, is calculated by dividing pro forma consolidated net loss allocable to the Company’s shareholders by the pro forma weighted average number of common shares outstanding. The total pro forma weighted average number of common shares for the nine months ended September 30, 2021, was calculated as follows:

Shares
Weighted average number of common shares for the nine months ended September 30, 2021	6,103,685
Number of common shares issued for the acquisition of Tempe Student Housing	1,457,887

Pro forma weighted average number of common shares outstanding	7,561,572

Invesco Real Estate Income Trust Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2020
(unaudited)

		Transaction Accounting Adjustments
$ in thousands except share and per share amounts	Invesco Real Estate Income Trust Inc.— Historical (AA)	Willows Facility Acquisition (BB)	Sunbelt Medical Office Portfolio Investment (CC)	Cortona Apartments Acquisition (DD)	Tempe Student Housing Acquisition (EE)	Aggregate Insignificant Acquisitions (FF)	Other Transaction Accounting Adjustments (GG)	Notes	Invesco Real Estate Income Trust Inc. Pro Forma
Revenues
Rental revenue	$36	$1,907	$—	$5,051	$9,983	$1,621	$110	(GG-1)	$18,708
Other income	—	—	—	128	129	—	—		257

Total revenues	36	1,907	—	5,179	10,112	1,621	110		18,965

Expenses
Rental property operating	15	318	—	1,588	3,363	339	(50)	(GG-2)	5,573
General and administrative	2,911	—	—	88	209	—	—		3,208
Depreciation and amortization	37	—	—	—	—	—	15,733	(GG-3)	15,770

Total expenses	2,963	318	—	1,676	3,572	339	15,683		24,551

Other income (expense)
Income (loss) from unconsolidated real estate entities, net	(120)	—	7,897	—	—	1,767	(8,097)	(GG-4)	1,447
Income from real estate-related securities	8	—	—	—	—	—	—		8
Interest income	1	—	—	—	—	—	—		1
Interest expense	(288)	—	—	—	—	—	(1,694)	(GG-5)	(6,164)
							(1,301)	(GG-6)
							(2,881)	(GG-7)

Total other income (expense), net	(399)	—	7,897	—	—	1,767	(13,973)		(4,708)

Net loss attributable to Invesco Real Estate Income Trust Inc.	(3,326)	1,589	7,897	3,503	6,540	3,049	(29,546)		(10,294)
Dividends to preferred stockholders	(1)	—	—	—	—	—	—		(1)
Net income attributable to non-controlling interests in consolidated joint ventures	—	—	—	—	(131)	—	—		(131)

Net loss attributable to common stockholders	$(3,327)	$1,589	$7,897	$3,503	$6,409	$3,049	$(29,546)		$(10,426)

Loss per share:
Net loss per common share— basic and diluted	$(5.80)							(HH )	$(1.64)

Weighted average shares of common stock outstanding, basic and diluted	573,892							(HH )	6,372,673

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2020
(unaudited)

NOTE 1—PRO FORMA ADJUSTMENTS
The adjustments to the unaudited pro forma consolidated statement of operations for the year ended December 31, 2020, are as follows:

(AA)	These amounts were derived from the Company’s historical consolidated statement of operations for the year ended December 31, 2020.

(BB)	Reflects the unaudited revenues and certain expenses of Willows Facility for the year ended December 31, 2020. The Company acquired the Willows Facility on December 30, 2020.

(CC)
Reflects the Company’s share of the historical statement of revenues and certain expenses for the periods the assets were not owned by the Company which consists of (a) the Sunbelt Medical Office Portfolio for the nine months ended September 30, 2020 and (b) five properties for the period from October 1, 2020 through December 22, 2020 and (c) two properties for the period from October 1, 2020 through December 31, 2020. The Company accounts for its investment in the Sunbelt Medical Office Portfolio using the equity method of accounting and therefore the Company’s 42.5% interest in the excess of revenues over certain expenses is reflected in income from unconsolidated real estate entities in the pro forma consolidated statement of operations. The following tables summarize the Sunbelt Medical Office Portfolio’s statements of revenues and certain expenses for the periods not already reflected in the Company’s historical consolidated statement of operations for the year ended December 31, 2020.

$ in thousands	For the Period from January 1, 2020 through September 30, 2020	For the Period from October 1, 2020 through December 31, 2020	Total
Revenue	$24,981	$3,271	$28,252
Other revenue	91	40	131

Total revenues	25,072	3,311	28,383

Rental property operating expenses	8,128	1,453	9,581
General and administrative	183	36	219

Total expenses	8,311	1,489	9,800

Excess of revenues over expenses	$16,761	$1,822	$18,583

Company’s share of income from unconsolidated real estate entities	$7,123	$774	$7,897

(DD)	Reflects the statement of revenues and certain expenses from real estate operations of the Cortona Apartments for the year ended December 31, 2020.

(EE)	Reflects the statement of revenues and certain expenses from real estate operations of Tempe Student Housing for the year ended December 31, 2020.

(FF)
Reflects (a) the addition of the historical revenues and certain expenses of the acquired Excelsior Warehouse and Industry Warehouse, for the period from January 1, 2020 through their respective acquisition dates, which are not included in the Company’s historical consolidated statement of operations for the year ended December 31, 2020 and (b) the Company’s income from its $13.8 million preferred membership interest in San Simeon Holdings for the period from January 1, 2020 through December 15, 2020, the date of investment. The equity interest in San Simeon Holdings yields a current pay rate of 6.00% as well as a preferred accrued return of 4.00% due upon redemption.

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2020
(unaudited)

(GG)
Reflects (a) transaction accounting adjustments related to the historical statements of revenues and certain expenses of the Willows Facility, Cortona Apartments, Excelsior Warehouse, the Industry Warehouse, and Tempe Student Housing as if the acquisition of these properties occurred on January 1, 2020, (b) transaction accounting adjustments related to the Company’s share of income (loss) from equity method investments in Sunbelt Medical Office Portfolio and the San Simeon Holdings as if the Company had made these investments on January 1, 2020, (c) interest expense adjustments related to the Company’s revolving credit facility (d) interest expense adjustments related to Cortona Apartments’ mortgage loan and (e) interest expense adjustments related to Tempe Student Housing’s mortgage loan and finance obligation.

(GG-1)	Reflects adjustments for the incremental revenues to the Company as if all properties were acquired on January 1, 2020:

$ in thousands
Straight-line rent adjustment	$53
Amortization of above- and below-market lease intangibles	57

Total adjustment	$110

(GG-2)	Reflects a reduction of approximately $50,000 in the aggregate to property management fees based on management agreements with the respective property managers for the year ended December 31, 2020.

(GG-3)
Reflects pro forma incremental depreciation and amortization expense, calculated on a straight line basis, based on the purchase price allocation and the estimated useful lives of the assets as follows:

Description	Depreciable Life
Building	30 - 40 years
Building and land improvements	1 - 10 years
Furniture, fixtures and equipment	1 - 7 years
Lease intangibles	Over lease term
Leasehold improvements	Shorter of lease term or economic life of improvements
The Company amortizes acquired above-market and below-market leases as a decrease or increase to rental income, respectively, over the lives of the respective leases. Amortization of acquired in-place
leases and leasing commissions is included as a component of depreciation and amortization.
Depreciation and amortization expense have been adjusted in the amount of $15.7 million for the year ended December 31, 2020.

(GG-4)	Reflects the Company’s share of the purchase accounting adjustments for the year ended December 31, 2020 as if the acquisition of the Sunbelt Medical Office Portfolio occurred on January 1, 2020.

$ in thousands
Pro forma effect of adjustments on net loss of Sunbelt Medical Office Portfolio	$(19,521)
Company’s ownership interest in Sunbelt Medical Office Portfolio	42.5%
Pro forma share of loss from Sunbelt Medical Office Portfolio	$(8,296)
Less: Loss from Sunbelt Medical Office Portfolio included in the Company’s historical consolidated statement of operations for the year ended December 31, 2020	(199)

Pro forma adjustment to loss from unconsolidated real estate entities	$(8,097)

Invesco Real Estate Income Trust Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2020
(unaudited)

(GG-5)
Reflects an adjustment to interest expense for the difference in the amount of and timing of borrowings, the difference in the interest rates and for the difference in amortization of deferred financing costs under the revolving credit facility for the year ended December 31, 2020. For the purpose of this pro forma, the Company assumed that the $67.7 million borrowings under the revolving credit facility were all funded as of January 1, 2020 and bear an interest rate of 2.00%, which was the weighted average interest rate for the revolving credit facility as of December 31, 2020. Additionally, this adjustment includes an unused commitment fee of 20 basis points based on the $32.3 million pro forma unused balance of the revolving credit facility as of December 31, 2020.

$ in thousands
Difference in interest rates and interest period	$1,277
Amortization of the deferred financing costs associated with the revolving credit facility	417

$1,694

(GG-6)
Reflects an adjustment to interest expense on Cortona Apartments’ $45.0 million
7-year
mortgage loan, which bears interest at the greater of (a) 2.65% and (b) LIBOR plus applicable spread of 2.40% as well as the amortization of the related financing costs. For the purposes of this pro forma, the Company assumed that the $45.0 million mortgage was funded as of January 1, 2020, net of $621,000 in financing costs and bears the minimum interest rate of 2.65%.

(GG-7)
Reflects an adjustment to interest expense on Tempe Student Housing’s leasehold mortgage and finance lease. The leasehold mortgage bears interest at (i) 1.75% plus (ii)
30-Day
SOFR Average as published on the website of the Federal Reserve Bank of New York, as well as the amortization of the related financing costs. The lease requires an initial annual lease payment of $1.4 million, subject to annual increases whereby the new lease payment will equal 102% of the prior year’s lease payment plus periodic adjustments based on the Consumer Price Index for All Urban Consumers: All Items. For the purposes of this pro forma, the Company assumed that $65.5 million leasehold mortgage, net of $754,000 in financing costs was funded as of January 1, 2020 and had a weighted average interest rate of 1.80%. The Company also assumed that $54.0 million of finance lease was funded as of January 1, 2020.

(HH)
Pro forma loss per share of common stock, basic and diluted, are calculated by dividing pro forma consolidated net loss allocable to the Company’s shareholders by the pro forma weighted average number of common shares outstanding. The total pro forma weighted average number of common shares for the year ended December 31, 2020, was calculated as follows:

Shares
Number of common shares issued as of December 31, 2020	3,603,701
Number of common shares issued for the acquisition of Cortona Apartments	968,709
Number of common shares issued for the acquisition of Sunbelt Medical Office Portfolio Tranche III	342,376
Number of common shares issued for the acquisition of Tempe Student Housing	1,457,887

Pro forma weighted average number of common shares outstanding	6,372,673

PART II
Information Not Required in the Prospectus
Item 31. Other Expenses of Issuance and Distribution.
The following table itemizes the expenses incurred by the registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$327,300
FINRA filing fee	$225,000
Legal	$7,500,000
Printing and mailing	$33,700,000
Accounting and tax	$7,400,000
Blue sky	$800,000
Advertising and sale literature	$27,500,000
Due diligence	$22,500,000
Transfer agent fees and expenses	$2,451,500
Promotional items	—
Strategy consultant	$100,000
Technology expenses	$15,500,000
Issuer costs related to training and education meetings and retail conferences	$1,950,000

Total	$119,953,800

Item 32. Sales to Special Parties.
See Item 33.
Item 33. Recent Sales of Unregistered Securities.
On October 29, 2019, Invesco Realty, Inc. purchased 8,000 shares of our Class N common stock, at a purchase price per share of $25.00, for an aggregate purchase price of $200,000. On September 28, 2020, Invesco Realty, Inc. purchased 171,256 additional shares of our Class N common stock, at a purchase price per share of $25.00, for an aggregate purchase price of $4.23 million. On December 21, 2020, Invesco Realty, Inc. purchased 155,921 additional shares of our Class N common stock, at a purchase price per share of $25.16, for an aggregate purchase price of approximately $3.9 million. On January 22, 2021, Invesco Realty, Inc. purchased 173,742 additional shares of our Class N common stock, at a purchase price per share of $26.96, for an aggregate purchase price of approximately $4.7 million. On February 3, 2021, Invesco Realty, Inc. purchased 55,201 additional shares of our Class N common stock, at a purchase price per share of $26.93, for an aggregate purchase price of approximately $1.5 million.
On September 28, 2020, Massachusetts Mutual Life Insurance Company purchased 1,792,561 shares of our Class N common stock, at a purchase price per share of $25.00, for an aggregate purchase price of $44.8 million. On December 21, 2020, Massachusetts Mutual Life Insurance Company purchased 1,559,215 additional shares of our Class N common stock, at a purchase price per share of $25.16, for an aggregate purchase price of approximately $39.2 million. On January 22, 2021, Massachusetts Mutual Life Insurance Company purchased 1,737,428 additional shares of our Class N common stock, at a purchase price per share of $26.96, for an aggregate purchase price of approximately $46.9 million. On February 3, 2021, Massachusetts Mutual Life Insurance Company purchased 552,019 additional shares of our Class N common stock, at a purchase price per share of $26.93, for an aggregate purchase price of approximately $14.9 million.
On September 28, 2020, four of our directors purchased an aggregate of 15,237 shares of our Class N common stock, at a purchase price per share of $25.00, for an aggregate purchase price of approximately $381,000. On December 21, 2020, five of our directors purchased an aggregate of 17,428 additional shares of our Class N common stock, at a purchase price per share of $25.16, for an aggregate purchase price of approximately $439,000. On January 22, 2021, five of our directors purchased an aggregate of 16,939 additional shares of our Class N common stock, at a purchase price per share of $26.96, for an aggregate purchase price of approximately $457,000. On February 3, 2021, five of our directors purchased an aggregate of 5,382 additional shares of our Class N common stock, at a purchase price per share of $26.93, for an aggregate purchase price of approximately $145,000.
On November 20, 2020, we sold 125 shares of our 12.5% Series A Redeemable Cumulative Preferred Stock at a purchase price of $500 per share for an aggregate purchase price of $62,500.

In accordance with our equity incentive plan, on November 30, 2020 we granted each of Messrs. Nixon, Rowsey and Kelly 1,239 shares of Class N common stock and Mr. Forson 1,405 shares of Class N common stock.
On January 22, 2021, (i) Invesco Realty, Inc. purchased 173,742 shares of our Class N common stock, at a purchase price per share of $26.96, for an aggregate purchase price of $4.7 million, (ii) Massachusetts Mutual Life Insurance Company purchased 1,737,428 shares of our Class N common stock, at a purchase price per share of $26.96, for an aggregate purchase price of $46.8 million, and (iii) five of our directors purchased an aggregate of 16,939 shares of our Class N common stock, at a purchase price per share of $26.96, for an aggregate purchase price of $0.5 million.
On February 1, 2021, we granted our independent directors an aggregate of 719 shares of Class N common stock in accordance with our equity incentive plan.
On February 3, 2021, (i) Massachusetts Mutual Life Insurance Company purchased 552,019 shares of our Class N common stock, at a purchase price per share of $26.93, for an aggregate purchase price of $14.9 million, (ii) Invesco Realty, Inc. purchased 55,201 shares of our Class N common stock, at a purchase price per share of $26.93, for an aggregate purchase price of $1.5 million, and (iii) five of our directors purchased an aggregate of 5,382 shares of our Class N common stock, at a purchase price per share of $26.93, for an aggregate purchase price of $0.1 million.
On March 1, 2021, eleven employees of the Adviser or its affiliates purchased an aggregate of 95,211 Class N shares, at a purchase price per share of $26.99, for an aggregate purchase price of $2.6 million.
On May 1, 2021, we granted our independent directors an aggregate of 703 shares of Class N common stock in accordance with our equity incentive plan.
On May 14, 2021, we exchanged 156,066 Class N shares of our common stock held by our directors and employees of the Adviser and its affiliates, for no additional consideration, on a one-for-one
basis into Class E shares of our common stock.
On August 1, 2021, we granted our independent directors an aggregate of 690 shares of Class E common stock in accordance with our equity incentive plan.
On August 26, 2021, certain persons affiliated with the Adviser purchased an aggregate of 1,377 Class E shares for an aggregate purchase price of approximately $39,000 and an aggregate of 155,836 Class N shares for an aggregate purchase price of approximately $4.4 million.
On September 22, 2021, certain persons affiliated with the Company or the Adviser purchased an aggregate of 16,494 Class E shares for an aggregate purchase price of approximately $490,000 and an aggregate of 2,135,123 Class N shares for an aggregate purchase price of approximately $62.8 million.
On October 20, 2021, an affiliate of the Company and the Adviser purchased an aggregate of 368,968 Class N shares for an aggregate purchase price of $11.0 million.
On November 1, 2021, (i) we granted our independent directors an aggregate of 643 shares of Class E common stock in accordance with our equity incentive plan, and (ii) certain persons affiliated with the Adviser or its affiliates purchased an aggregate of 72,439 Class E shares for an aggregate purchase price of approximately $2.2 million.
On November 24, 2021, an affiliate of the Company and the Adviser purchased an aggregate of 499,709 Class N shares for an aggregate purchase price of approximately $15.0 million.
On December 15, 2021, an affiliate of the Company and the Adviser purchased an aggregate of 1,183,697 Class N shares for an aggregate purchase price of approximately $36.0 million.
On December 27, 2021, an affiliate of the Company and the Adviser purchased an aggregate of 1,249,457 Class N shares for an aggregate purchase price of approximately $38.0 million
On January 18, 2022, (i) certain persons affiliated with the Company or the Adviser purchased an aggregate of an aggregate of 165,035 Class T shares for an aggregate purchase price of $5.0 million, an aggregate of 165,035 Class S shares for an aggregate purchase price of $5.0 million, an aggregate of 165,035 Class D shares for an aggregate purchase price of $5.0 million, an aggregate of 164,573 Class I shares for an aggregate purchase price of $5.0 million, and an aggregate of 1,404,885 Class N shares for an aggregate purchase price of $43.0 million; and (ii) Massachusetts Mutual Life Insurance Company purchased 1,404,885 shares of our Class N common stock for an aggregate purchase price of $43.0 million.
On February 1, 2022, we granted our independent directors an aggregate of 628 shares of Class E common stock in accordance with our equity incentive plan.

On February 17, 2022, an affiliate of the Company and the Adviser purchased an aggregate of 808,528 Class N shares for an aggregate purchase price of approximately $25.0 million.
We intend to use the net proceeds from the foregoing sales for the purposes set forth in the prospectus and in a manner within the investment guidelines approved by our board of directors.
Each of the transactions described above was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof because they were not part of any public offering and did not involve any general solicitation or general advertising.
Item 34. Indemnification of Directors, Officers and Others.
Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and the Adviser and its affiliates subject to the limitations of the NASAA REIT Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law (the “MGCL”) requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
In addition to the above limitations of the MGCL, our charter provides that our directors, the Adviser and our or the Adviser’s affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, the Adviser or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.
In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
Our charter also provides that we may not provide indemnification to a director, the Adviser or any of our or the Adviser’s affiliates for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or

•
a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, the Adviser and our or the Adviser’s affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•
the legal proceeding was initiated by a third-party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•
the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We maintain a directors and officers insurance policy.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
Item 35. Treatment of Proceeds from Shares Being Registered.
Not applicable.
Item 36. Financial Statements and Exhibits.

1.	Financial Statements.
See page
F-1
of the Prospectus and Appendices C and D to Supplement No. 1 for an index of the financial statements included in the registration statement.

2.	Exhibits.
See the Exhibit Index on the page immediately preceding the signature page for a list of exhibits filed as part of this registration statement on Form
S-11,
which Exhibit Index is incorporated herein by reference.
Item 37. Undertakings.

(i)	The undersigned registrant hereby undertakes:

(A)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(2)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(B)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(D)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of the registration statement relating to an offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(E)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(F)
To send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Adviser or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(ii)	The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

(iii)
The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule
3-14
of Regulation
S-X
that have been filed or should have been filed on Form
8-K
for all significant properties acquired during the distribution period.

(iv)
The registrant undertakes to file, after the end of the distribution period, a current report on Form
8-K
containing the financial statements and any additional information required by Rule
3-14
of Regulation
S-X,
for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(v)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description

1.1	Dealer Manager Agreement (filed as Exhibit 1.1 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 filed on May 12, 2021 and incorporated herein by reference)

1.2	Form of Participating Dealer Agreement (included as Exhibit A to Exhibit 1.1)

3.1	Second Articles of Amendment and Restatement of Invesco Real Estate Income Trust Inc. (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

3.2	Bylaws of Invesco Real Estate Income Trust Inc. (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

4.1*	Distribution Reinvestment Plan (included as Appendix B to Supplement No. 1 filed herewith)

5.1	Opinion of Venable LLP as to Legality of Securities (filed as Exhibit 5.1 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 filed on May 12, 2021 and incorporated herein by reference)

8.1	Opinion of Alston & Bird LLP as to Tax Matters (filed as Exhibit 8.1 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 filed on May 12, 2021 and incorporated herein by reference)

10.1	Amended and Restated Advisory Agreement, by and among Invesco Real Estate Income Trust Inc., Invesco REIT Operating Partnership LP and Invesco Advisers, Inc. (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 20, 2021 and incorporated herein by reference)

10.2	Second Amended and Restated Limited Partnership Agreement of Invesco REIT Operating Partnership LP (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on July 20, 2021 and incorporated herein by reference)

10.3	Trademark Sublicense Agreement, by and among Invesco Real Estate Income Trust Inc., Invesco Advisers, Inc. and Invesco REIT Operating Partnership LP (filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

10.4†	Valuation Services Agreement, by and among Invesco Real Estate Income Trust Inc. and Capright Property Advisors, LLC (filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

10.5†	Valuation Services Agreement, by and among Invesco Real Estate Income Trust Inc. and Chatham Financial Corp. (filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

10.6	Exchange and Registration Rights Agreement, dated August 7, 2020, by and between Invesco Real Estate Income Trust Inc. and Massachusetts Mutual Life Insurance Company (filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

10.7	Revolving Credit Agreement dated as of January 22, 2021, by and among Invesco REIT Operating Partnership LP, Invesco Real Estate Income Trust Inc., Bank of America, N.A. and the other parties thereto (filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

10.8	Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of September 23, 2020, by and between by Invesco Advisers, Inc. and 13034 Excelsior, LLC (filed as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

10.9	First Amendment to Purchase and Sale and Joint Escrow Instructions, dated as of October 19, 2020, by and between Invesco Advisers, Inc. and 13034 Excelsior, LLC (filed as Exhibit 10.9 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

10.10	Second Amendment to Purchase and Sale and Joint Escrow Instructions, dated as of December 14, 2020, by and among 13034 Excelsior, LLC, Exit 13034 Excelsior, LLC and 13034 Excelsior Owner, LP (filed as Exhibit 10.10 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

10.11	Real Estate Sale Agreement, dated as of November 17, 2020, by and between Invesco Advisers, Inc. and BVAMCPR, LP (filed as Exhibit 10.11 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

10.12	Purchase Agreement, dated as of December 1, 2020, by and between Invesco Advisers, Inc. and Redmond Creative, LLC (filed as Exhibit 10.12 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

10.13†	Contract of Sale, dated as of January 13, 2021, by and among Invesco Advisers, Inc., BIT HIGHLAND PARK APARTMENTS, LLC and BIT ENCORE AT FOREST PARK APARTMENTS, LLC (filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

10.14	Formation and Membership Purchase Agreement, dated as of August 24, 2020, by and among Welltower Inc., Vida MOB Portfolio Co-Invest LLC and Vida JV LLC (filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

10.15	Waiver and First Amendment to Revolving Credit Agreement, dated March 25, 2021, by and among Invesco REIT Operating Partnership LP, Invesco Real Estate Income Trust Inc. and Bank of America, N.A. (filed as Exhibit 10.15 to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

10.16†	San Simeon Holdings, LLC Limited Liability Company Agreement, dated December 15, 2020 (filed as Exhibit 10.16 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 filed on May 12, 2021 and incorporated herein by reference)

10.17†	Loan Agreement, dated May 25, 2021, by and between Cortona Residences Owner, LLC and MetLife Real Estate Lending LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2021 and incorporated herein by reference)

10.18	Promissory Note, dated May 25, 2021, by and between Cortona Residences Owner, LLC and MetLife Real Estate Lending LLC (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 1, 2021 and incorporated herein by reference)

10.19	Subscription Agreement, dated July 29, 2021, by and between Invesco Real Estate Income Trust Inc. and Massachusetts Mutual Life Insurance Company (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on November 15, 2021 and incorporated herein by reference)

10.20†	Real Estate Sale Agreement, dated December 10, 2021, by and between DRI/CA Tempe, LLC and 1000 East Apache Owner, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 22, 2021 and incorporated herein by reference)

10.21	First Amendment to Real Estate Sale Agreement, dated December 17, 2021, by and between DRI/CA Tempe, LLC and 1000 East Apache Owner, LLC (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on December 22, 2021 and incorporated herein by reference)

10.22	Purchase and Sale Agreement, dated December 29, 2021, by and between 1000 East Apache Owner, LLC and 1000 E Apache Blvd Ground Owner LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 13, 2022 and incorporated herein by reference)

10.23	Ground Lease Agreement, dated December 29, 2021, by and between 1000 E Apache Blvd Ground Owner LLC and 1000 East Apache Owner, LLC (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 13, 2022 and incorporated herein by reference)

10.24†	Term Loan Agreement, dated December 29, 2021, by and between 1000 East Apache Owner, LLC and Wells Fargo Bank, National Association (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on January 13, 2022 and incorporated herein by reference)

10.25	Promissory Note, dated December 29, 2021, by and between 1000 East Apache Owner, LLC and Wells Fargo Bank, National Association (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on January 13, 2022 and incorporated herein by reference)

10.26	Second Amendment to Revolving Credit Facility, dated January 21, 2022, by and among Invesco REIT Operating Partnership LP, Invesco Real Estate Income Trust Inc., Bank of America, N.A. and the other parties thereto (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 24, 2022 and incorporated herein by reference)

10.27	LIBOR Transition Amendment, dated January 21, 2022, by and among Invesco REIT Operating Partnership LP, Invesco Real Estate Income Trust Inc., Bank of America, N.A. and the other parties thereto (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 24, 2022 and incorporated herein by reference)

21.1*	Subsidiaries of the Company

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Marcum LLP, Independent Auditors

23.3*	Consent of Marcum LLP, Independent Auditors

23.4*	Consent of Marcum LLP, Independent Auditors

23.5*	Consent of Independent Valuation Advisor

23.6*	Consent of Independent Valuation Advisor

23.7	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)

23.8	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)

24.1	Power of Attorney (included in signature page to the Registrant’s Registration Statement on Form S-11 filed on March 31, 2021 and incorporated herein by reference)

101.INS	Inline XBRL Instance Document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104*	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

*	Filed herewith.
†	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-11
and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 18, 2022.

Invesco Real Estate Income Trust Inc.

By:	/s/ R. Scott Dennis
R. Scott Dennis
Chairperson of the Board, President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Form
S-11
Registration Statement has been signed by the following persons in the following capacities on March 18, 2022.

Signature	Title
/s/ R. Scott Dennis	Chairperson of the Board, President and Chief Executive Officer (principal executive officer)
R. Scott Dennis

/s/ R. Lee Phegley, Jr.	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)
R. Lee Phegley, Jr.

*	Director
Paul S. Michaels
*	Director
Beth A. Zayicek
*	Independent Director
James H. Forson
*	Independent Director
R. David Kelly
*	Independent Director
Paul E. Rowsey
*	Independent Director
Ray Nixon

*By:	/s/ R. Scott Dennis
R. Scott Dennis Attorney-in-fact